As filed with the United States Securities and Exchange Commission on March 31, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ANDINA ACQUISITION CORP. III

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Calle 113 # 7-45 Torre B

Oficina 1012

Bogotá, Colombia

Telephone: (646) 565-3861

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Julio A. Torres

Chief Executive Officer

Calle 113 # 7-45 Torre B

Oficina 1012

Bogotá, Colombia

(646) 565-3861

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff Esq. Wei Wang, Esq. Meredith Laitner, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300	Paul D. Broude, Esq. Megan A. Odroniec, Esq. John J. Wolfel, Esq. Garrett F. Bishop, Esq. Foley & Lardner LLP 111 Huntington Avenue Boston, Massachusetts 02199 (617) 342-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after (i) this registration statement is declared effective and (ii) upon completion of the applicable transactions described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, one Right and one Redeemable Warrant	427,542	$12.23	(6)	$5,228,839		$570
Common Stock(1)(2)(3)	4,417,096	$10.28	(7)	$41,012,615	(7)	$4,474
Redeemable Warrants(1)(2)(4)	11,195,000	$0.88	(8)	$9,475,363	(8)	$1,034
Rights(1)(2)(5)	11,195,000	$-		$-		$-	(9)
Shares of Common Stock underlying Rights(1)(2)(5)	1,119,500	$10.28	(7)	$11,508,460		$1,256
Total				$67,225,277		$7,334

(1)	Immediately prior to the completion of the Business Combination described herein, the registrant, a Cayman Islands exempted company, intends to effect a deregistration under Section 206 of the Cayman Islands Companies Act and a domestication under Section 388 of the Delaware General Corporation Law (the “Domestication”), pursuant to which the registrant’s jurisdiction of incorporation will be transferred by way of continuation from the Cayman Islands to the State of Delaware and the name of the registrant will be changed to “Stryve Foods, Inc.”
(2)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(3)	Represents the number of ordinary shares (including ordinary shares included in units) outstanding as of March 25, 2021, which, as a result of the Domestication, will automatically be converted by operation of law into shares of common stock of the registrant (the “Common Stock”).
(4)	Represents the number of redeemable warrants (“Redeemable Warrants”) outstanding as of March 25, 2021 (including redeemable warrants included in units), which, as a result of the Domestication, will become warrants to acquire the same number of shares of Common Stock at the same price and on the same terms.
(5)	Represents the number of rights to receive ordinary shares issued by the registrant outstanding as of March 25, 2021, which, as a result of the Domestication, will automatically by operation of law become rights to receive one tenth (1/10) of one share of Common Stock.
(6)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the units on The Nasdaq Capital Market on March 25, 2021 in accordance with Rule 457(f)(1).
(7)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the ordinary shares on The Nasdaq Capital Market on March 25, 2021 in accordance with Rule 457(f)(1). Excludes 427,542 shares included as part of the units being registered hereunder for the purpose of calculating the registration fee pursuant to 457(g).
(8)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the warrants on The Nasdaq Capital Market on March 25, 2021 in accordance with Rule 457(f)(1). Excludes 427,542 warrants included as part of the units being registered hereunder for the purpose of calculating the registration fee pursuant to 457(g).

(9)	No fee pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. Andina Acquisition Corp. III may not issue the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is declared effective. This proxy statement/prospectus does not constitute an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS— SUBJECT TO COMPLETION, DATED MARCH 31, 2021

To the Shareholders of Andina Acquisition Corp. III:

You are cordially invited to attend the extraordinary general meeting (the “Special Meeting”) of Andina Acquisition Corp. III (“Andina”), which will be held virtually at 10:00 a.m., Eastern Time, on , 2021, at                    . In light of ongoing developments related to the novel coronavirus, after careful consideration, Andina has determined that the Special Meeting will be a virtual meeting conducted via live webcast in order to facilitate shareholder attendance while safeguarding the health and safety of Andina’s shareholders, directors and management team. For the purposes of Andina’s Amended and Restated Memorandum and Articles of Association (the “Current Charter”), the physical place of the meeting will be 13621 Deering Bay Drive, Coral Gables, FL 33158. You or your proxyholder will be able to attend and vote at the Special Meeting by visiting                      and using a control number assigned by Continental Stock Transfer & Trust Company. To register and receive access to the virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus.

On January 28, 2021, Andina entered into a Business Combination Agreement (the “Business Combination Agreement”) with Andina Holdings LLC, a Delaware limited liability company (“Holdings”) and wholly-owned subsidiary of Andina, B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) as the representative for the shareholders of Andina (other than the Seller), Stryve Foods, LLC, a Texas limited liability company (“Stryve”), Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Seller. The transactions contemplated by the Business Combination Agreement are referred to herein as the “Business Combination.” You are being asked to vote on the Business Combination.

It is proposed that, upon the effectiveness of the Business Combination, Andina will change its name to “Stryve Foods, Inc.” and the combined company will be organized in an umbrella partnership–C corporation structure, in which substantially all of the assets of the combined company will be held by Holdings, and Andina’s only assets will be its equity interests in Holdings. “Stryve Foods, Inc.” and Andina, following the Business Combination, are both referred to herein as the “Company.”

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, (i) promptly after the execution and delivery of the Business Combination Agreement, the Seller and Stryve conducted a reorganization via merger pursuant to which the Seller became a holding company for Stryve, the former owners of Stryve became the owners of the Seller, and the former holders of convertible notes of Stryve became holders of convertible notes of the Seller, and pursuant to which Stryve retained all of its subsidiaries, business, assets and liabilities, and became a wholly-owned subsidiary of the Seller, (ii) prior to the Closing, Andina will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware, (iii) at the Closing, the Seller will contribute to Holdings all of the issued and outstanding equity interests of Stryve in exchange for newly issued non-voting Class B membership interests of Holdings and voting (but non-economic) Class V common stock of Andina, and (iv) Andina will contribute all of its cash and cash equivalents to Holdings, after payment of Andina shareholders that elect to have their Andina shares redeemed or converted in connection with the Closing and Andina’s expenses and other liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings.

Simultaneously with the execution of the Business Combination Agreement, Andina and Stryve entered into subscription agreements with investors (the “Closing PIPE Investors”) for an aggregate of Forty-Two Million Five Hundred Thousand U.S. Dollars ($42,500,000) for 4,250,000 shares of Class A common stock of Andina (the “Closing PIPE Shares”) at a price of $10.00 per share in a private placement in Andina (the “Closing PIPE Investment”) to be consummated simultaneously with the Closing of the Business Combination. Consummation of the Closing PIPE Investment is conditioned on the concurrent Closing of the Business Combination and customary closing conditions. Each Closing PIPE Investor has agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Andina’s trust account held for its Public Shareholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

In addition, simultaneously with the Business Combination Agreement, (i) Stryve issued to investors (the “Bridge Investors”) in a private placement Ten Million Six Hundred Thousand U.S. Dollars ($10,600,000) in unsecured promissory notes (the “Bridge Notes”) and (ii) Andina and Stryve entered into subscription agreements with the Bridge Investors (in the same form as with the Closing PIPE Investors), where the obligations of Stryve under such Bridge Notes will be used to offset and satisfy the obligations of the Bridge Investors under such subscription agreements at the Closing of the Business Combination, whereupon the Bridge Investors will be issued shares of Class A Common Stock (the “Bridge Shares”) at a twenty percent (20%) discount to the Closing PIPE Shares.

Andina’s units, ordinary shares, rights and warrants are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ANDAU”, “ANDA”, “ANDAR” and “ANDAW”, respectively. On March 25, 2021, the closing sale prices of Andina’s units, Ordinary Shares, rights and warrants were $12.23, $10.21, $0.68 and $0.87, respectively. At the Closing of the Business Combination, each unit of Andina will separate into its components, consisting of one share of Class A common stock, one warrant (each warrant entitling the holder thereof to purchase one share of Class A common stock) and one right to receive one-tenth (1/10) of one share of Class A common stock and the units will cease to exist as separate securities. Andina intends to apply for the listing of the Class A common stock and warrants on Nasdaq following the completion of the Business Combination under the symbols “SNAX” and “SNAXW,” respectively.

Only holders of record of ordinary shares of Andina, par value $0.0001 per share (the “Ordinary Shares”) at the close of business on               , 2021 (the “Record Date”) are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournments of the Special Meeting.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Special Meeting. Andina urges you to carefully read this entire document and the documents incorporated herein by reference. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 27 of this proxy statement/prospectus.

After careful consideration, Andina’s board of directors has approved the Business Combination Agreement and the transactions contemplated thereby and determined that each of the proposals to be presented at the Special Meeting is in the best interests of Andina and recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of Andina’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Andina and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “The Business Combination Proposal — Interests of Andina’s Directors and Officers and Others in the Business Combination” and “Beneficial Ownership of Securities” in the accompanying proxy statement/prospectus for a further discussion.

Your vote is very important. To ensure your representation at the Special Meeting, please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in this proxy statement/prospectus and on your proxy card. Please submit your proxy promptly whether or not you expect to participate in the meeting. Submitting a proxy now will NOT prevent you from being able to vote online during the virtual Special Meeting. If you hold your shares in “street name”, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.

On behalf of Andina’s board of directors, I would like to thank you for your support of Andina and look forward to a successful completion of the Business Combination.

Very truly yours,

Julio A. Torres Chief Executive Officer Andina Acquisition Corp. III

If you return your proxy card signed and without an indication of how you wish to vote, your shares will be voted in favor of each of the proposals.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (1) IF YOU HOLD ORDINARY SHARES THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING PUBLIC SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (2) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (3) DELIVER YOUR SHARE CERTIFICATES (IF ANY) AND OTHER REDEMPTION FORMS TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT/WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING — REDEMPTION RIGHTS” IN THE ACCOMPANYING PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated             , 2021 and is first being mailed to the shareholders of Andina on or about           , 2021.

ADDITIONAL INFORMATION

The accompanying document is the proxy statement/prospectus of Andina for the Special Meeting and the prospectus for the securities of Andina following the Domestication. This proxy statement/prospectus is available without charge to shareholders of Andina upon written or oral request. This document and other filings by Andina with the Securities and Exchange Commission may be obtained by either written or oral request to Andina’s Secretary at Andina Acquisition Corp. III, Calle 113 #7-45 Torre B, Oficina 1012, Bogotá, Colombia or by telephone at (646) 565-3861.

The Securities and Exchange Commission maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. You may obtain copies of the materials described above at the commission’s internet site at www.sec.gov.

In addition, if you have questions about the proposals or the accompanying proxy statement/prospectus, would like additional copies of the accompanying proxy statement/prospectus, or need to obtain proxy cards or other information related to the proxy solicitation, please contact Morrow Sodali LLC, the proxy solicitor for Andina, at (800) 662-5200 or (203) 658-9400. You will not be charged for any of the documents that you request.

See the section entitled “Where You Can Find More Information” of the accompanying proxy statement/prospectus for further information.

Information contained on the Stryve website, or any other website, is expressly not incorporated by reference into this proxy statement/prospectus.

To obtain timely delivery of the documents, you must request them no later than five business days before the date of the Special Meeting, or no later than              , 2021.

ANDINA ACQUISITION CORP. III

Calle 113 # 7-45 Torre B

Oficina 1012

Bogotá, Colombia

NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON , 2021

TO THE SHAREHOLDERS OF ANDINA ACQUISITION CORP. III:

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “Special Meeting”) of Andina Acquisition Corp. III, a Cayman Islands exempted company (“Andina”), will be held at 10:00 am, Eastern Time, on                 , 2021. In light of ongoing developments related to the novel coronavirus, after careful consideration, Andina has determined that the Special Meeting will be a virtual meeting conducted via live webcast in order to facilitate shareholder attendance while safeguarding the health and safety of Andina’s shareholders, directors and management team. For the purposes of Andina’s Amended and Restated Memorandum and Articles of Association (the “Current Charter”), the physical place of the meeting will be 13621 Deering Bay Drive, Coral Gables, FL 33158. You are cordially invited to attend the Special Meeting online by visiting                    and using a control number assigned by Continental Stock Transfer & Trust Company. The Special Meeting will be held for the purpose of considering and voting on the proposals described below and in the accompanying proxy statement. To register and receive access to the virtual meeting, registered shareholders and beneficial shareholders (those holding shares through a stock brokerage account or by a bank or other holder of record) will need to follow the instructions applicable to them provided in this proxy statement/prospectus. You will not be able to vote or submit questions through the listen-only format.

At the Special Meeting, you will be asked to consider and vote on the following proposals:

(1)	Proposal 1 – The Domestication Proposal - To consider and vote upon a proposal by special resolution to (a) change the domicile of Andina pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation (the “Domestication”); (b) in connection therewith to adopt upon the Domestication taking effect, the certificate of incorporation (the “Interim Charter”), in the form appended to the accompanying proxy statement/prospectus as Annex A, in place of Andina’s Current Charter currently registered with the Registrar of Companies of the Cayman Islands and which will remove or amend those provisions of Andina’s Current Charter that terminate or otherwise cease to be applicable as a result of the Domestication; and (c) file the Interim Charter with the Secretary of State of Delaware, under which Andina will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware. At the time of the Domestication, simultaneously with the adoption of the Interim Charter, the Andina Board intends to adopt Bylaws in the form appended as Annex G to this proxy statement/prospectus. The Domestication Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 1: The Domestication Proposal.”

(2)	Proposal 2 – The Business Combination Proposal - To consider and vote upon a proposal by ordinary resolution to approve the Business Combination Agreement dated effective as of January 28, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”) by and among Andina, Andina Holdings LLC, a Delaware limited liability company (“Holdings”) and a wholly-owned subsidiary of Andina, B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) as the representative for the shareholders of Andina (other than the Seller), Stryve Foods, LLC, a Texas limited liability company (“Stryve”), Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Seller, and the transactions contemplated by the Business Combination Agreement (collectively, the “Business Combination”). Pursuant to the Business Combination Agreement, as described in more detail in the accompanying proxy statement/prospectus, subject to the terms and conditions set forth therein, (i) promptly after the execution and delivery of the Business Combination Agreement, the Seller and Stryve conducted a reorganization via merger pursuant to which the Seller became a holding company for Stryve, the former owners of Stryve became the owners of the Seller, and the former holders of convertible notes of Stryve became holders of convertible notes of the Seller, and pursuant to which Stryve retained all of its subsidiaries, business, assets and liabilities, and became a wholly-owned subsidiary of the Seller, (ii) prior to the Closing, Andina will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware, (iii) at the Closing, the Seller will contribute to Holdings all of the issued and outstanding equity interests of Stryve in exchange for newly issued non-voting Class B membership interests of Holdings (the “Seller Consideration Units”) and voting (but non-economic) Class V Common Stock and (iv) Andina will contribute all of its cash and cash equivalents to Holdings, after payment of Andina shareholders that elect to have their Andina shares redeemed or converted in connection with the Closing and Andina’s expenses and other liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings. The Seller Consideration Units will provide the holder with economic rights, but not voting rights, with respect to Holdings and the Class V Common Stock of Andina will provide the holder with voting rights, but not economic rights, with respect to Andina (for more information, see the section in this proxy statement/prospectus entitled “Description of Securities - Capital Stock of the Company after the Business Combination”).

A copy of the Business Combination Agreement is appended to the accompanying proxy statement/prospectus as Annex B. The Business Combination Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 2: The Business Combination Proposal.”

(3)	Proposal 3 – The Charter Amendment Proposal –— To consider and vote on a proposal by special resolution to approve, in connection with the Business Combination, the replacement of the Interim Charter with the proposed first amended and restated certificate of incorporation (the “Proposed Charter”), in the form appended to the accompanying proxy statement/prospectus as Annex C, to be effective upon the consummation of the Business Combination. The Charter Amendment Proposal is conditioned on the approval of the Business Combination Proposal and the Domestication Proposal. Therefore, if either of the Business Combination Proposal or the Domestication Proposal is not approved, then the Charter Amendment Proposal will have no effect, even if approved by Andina shareholders. The Charter Amendment Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 3: The Charter Amendment Proposal.”

(4)	Proposals 4(A) – (F) — The Advisory Charter Proposals — To consider and vote, on an advisory and non-binding basis, on proposals by ordinary resolution to approve certain governance provisions in the Proposed Charter. These separate votes are not otherwise required by Delaware law, separate and apart from the Charter Amendment Proposal, but are required by Securities and Exchange Commission guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions. The Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Amendment Proposal). The Advisory Charter Proposals are described in more detail in the accompanying proxy statement/prospectus under the heading “Proposals 4(A) – (F): The Advisory Charter Proposals.”

(5)	Proposal 5 — The Nasdaq Proposal — To consider and vote on a proposal by ordinary resolution to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the issued and outstanding ordinary shares in the PIPE Investment (as defined in the accompanying proxy statement/prospectus), upon the completion of the Business Combination. The Nasdaq Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 5: The Nasdaq Proposal.”

(6)	Proposal 6 — The Incentive Plan Proposal — To consider and vote on a proposal by ordinary resolution to approve the Stryve Foods, Inc. 2021 Omnibus Incentive Plan, referred to as the “Incentive Plan,” a copy of which is appended to the accompanying proxy statement/prospectus as Annex D. The board of directors of Andina (the “Andina Board”) intends to adopt the Incentive Plan, subject to approval from the shareholders of Andina, effective upon the Closing, to be used by the Company on a go-forward basis from the Closing. The Incentive Plan Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 6: The Incentive Plan Proposal.”

(7)	Proposal 7 — The Director Appointment Proposal — To consider and vote upon a proposal by ordinary resolution to appoint seven (7) directors, effective upon the Closing, to serve staggered terms on the Company’s board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause. The Director Appointment Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 7: The Director Appointment Proposal.”

(8)	Proposal 8 — The Adjournment Proposal — To consider and vote upon a proposal by ordinary resolution to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Andina Board that more time is necessary or appropriate to approve one or more proposals at the Special Meeting. This proposal is referred to as the “Adjournment Proposal,” and, together with the Domestication Proposal, the Business Combination Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, the Nasdaq Proposal, the Incentive Plan Proposal and the Director Appointment Proposal, the “Proposals.” The Adjournment Proposal is described in more detail in the accompanying proxy statement/prospectus under the heading “Proposal 8: The Adjournment Proposal.”

The proposals being submitted for a vote at the Special Meeting are more fully described in the accompanying proxy statement/prospectus, which also includes, as Annex B, a copy of the Business Combination Agreement. Andina urges you to read carefully the accompanying proxy statement/prospectus in its entirety, including the annexes and accompanying financial statements.

After careful consideration, Andina’s board of directors has approved the Business Combination Agreement and the transactions contemplated thereby and determined that each of the proposals to be presented at the Special Meeting is in the best interests of Andina and recommends that you vote or give instruction to vote “FOR” each of the above proposals.

The existence of financial and personal interests of Andina’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Andina and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “The Business Combination Proposal — Interests of Andina’s Directors and Officers and Others in the Business Combination” and “Beneficial Ownership of Securities” in the accompanying proxy statement/prospectus for a further discussion.

The record date for the Special Meeting is              , 2021. Only holders of record of ordinary shares of Andina at the close of business on the record date are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournments of the Special Meeting.

Andina’s units, ordinary shares, rights and warrants are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbols “ANDAU”, “ANDA”, “ANDAR” and “ANDAW”, respectively. At the Closing of the Business Combination, each unit will separate into its components, consisting of one share of Class A common stock, one warrant (each warrant entitling the holder thereof to purchase one share of Class A common stock) and one right to receive one-tenth (1/10) of one share of common stock, and the units will cease to exist as separate securities. Upon the Closing, Andina intends to change its name from “Andina Acquisition Corp. III” to “Stryve Foods, Inc.” Andina intends to apply to list its Class A common stock and warrants on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively, upon the Closing.

Pursuant to Andina’s Current Charter, a Public Shareholder (as defined in the accompanying proxy statement/prospectus) may request that Andina redeem all or a portion of its Public Shares (as defined in the accompanying proxy statement/prospectus) for cash if the Business Combination is consummated. You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a)	hold Public Shares or hold Public Shares through units and you elect to separate your units into the underlying Public Shares, warrants and rights prior to exercising your redemption rights with respect to the Public Shares; and

(b)	prior to [ ], Eastern Time, on [ ], 2021 (two business days prior to the vote at the Special Meeting), (i) submit a written request to Continental Stock Transfer & Trust Company, Andina’s transfer agent, that Andina redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through The Depository Trust Company.

Holders of units must elect to separate the underlying shares, warrants and rights prior to exercising redemption rights with respect to the Public Shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying shares, warrants and rights, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public shareholders may elect to redeem all or a portion of their Public Shares regardless of whether they vote for or against the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Shareholder properly exercises its right to redeem its Public Shares and timely delivers its share certificates (if any) and other redemption forms to the transfer agent, Andina will redeem each Public Share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (the “Trust Account”) established in connection with Andina’s initial public offering, calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding Public Shares. As of March 25, 2021, this would have amounted to approximately $10.24 per Public Share. If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any request to redeem Public Shares, once made, may not be withdrawn once submitted to the Company unless the Andina Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). The holder can make such request by contacting the transfer agent, at the address or email address listed in the accompanying proxy statement/prospectus. Andina will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting — redemption rights” in the accompanying proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13 of the U.S. Securities Exchange Act of 1934, as amended), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Each of the Domestication Proposal, the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Director Appointment Proposal is interdependent on each other. The Advisory Charter Proposals are conditional upon the Charter Amendment Proposal; the Adjournment Proposal is not conditioned on the approval of any other proposal. If Andina’s shareholders do not approve each of the proposals submitted at the Special Meeting (collectively, the “Proposals”), other than the Advisory Charter Proposals, which are advisory in nature, the Business Combination may not be consummated.

Each of the Proposals other than the Domestication Proposal and the Charter Amendment Proposal must be approved by ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

Each of the Domestication Proposal and the Charter Amendment Proposal must be approved by special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the proposals. Andina urges you to read the accompanying proxy statement/prospectus carefully.

If you have any questions or need assistance voting your ordinary shares of Andina, please contact , Andina’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200, or banks and brokers can call collect at                 (203) 658-9400, or by emailing ANDA.info@morrowsodali.com. This notice of the Special Meeting and the proxy statement/prospectus are available at              .

By Order of the Board of Directors

Julio A. Torres
Chief Executive Officer

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ANNEXES

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FREQUENTLY USED TERMS

In this document:

“Adjournment Proposal” means the proposal by ordinary resolution to be considered at the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary to permit further solicitation and vote of proxies if it is determined by the Andina Board that more time is necessary or appropriate to approve one or more Proposals at the Special Meeting.

“Advisory Charter Proposals” means the six separate charter proposals (Advisory Charter Proposals 4(A)-(F)) by ordinary resolution to be considered at the Special Meeting to approve, on an advisory and non-binding basis, certain governance provisions in the Proposed Charter, which vote is not otherwise required by Delaware law, separate and apart from the Charter Amendment Proposal, but is required by Securities and Exchange Commission guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions.

“Amended Holdings Operating Agreement” means the Amended and Restated Operating Agreement of Holdings which will take effect simultaneously with the Business Combination, in the form attached to this proxy statement/prospectus as Annex H.

“Andina Board” means the board of directors of Andina.

“Andina common stock” means the shares of common stock, par value $0.0001 per share, of Andina following the Domestication, which shares will have the rights and preferences, and otherwise be subject to the terms and conditions set forth in, the Interim Charter.

“Andina Representative” means B. Luke Weil, in his capacity as the representative from and after the Closing for the shareholders of Andina (other than the Seller and its successor and assignees) pursuant to the Business Combination Agreement.

“Andina Securities” means the Units, the Ordinary Shares, the Rights and the Warrants (and after the Domestication, the Andina common stock and, after the Business Combination, the Class A Common Stock and the Class V Common Stock), collectively.

“Bridge Investors” means the investors in a private placement (the “Bridge PIPE Investment”) for an aggregate of Ten Million Six Hundred Thousand U.S. Dollars ($10,600,000) in consideration of unsecured promissory notes (the “Bridge Notes”) of Stryve funded by the Bridge Investors on the date of the Business Combination Agreement (including certain Stryve obligations under Pre-Bridge Notes that were exchanged for Bridge Notes) that have entered into subscription agreements with Andina pursuant to which the obligations of Stryve under the Bridge Notes will be used to offset and satisfy the Bridge Investors under such subscription agreements at the Closing and the Bridge Investors will be issued shares of Class A Common Stock (the “Bridge PIPE Shares”) at a twenty percent (20%) discount to the Closing PIPE Shares.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated effective as of January 28, 2021, by and among Andina, Andina Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of Andina, B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement as the representative for certain shareholders of Andina, Stryve Foods, LLC, a Texas limited liability company, Stryve Foods Holdings, LLC, a Texas limited liability company, and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Stryve Foods Holdings, LLC, as it may be amended and supplemented from time to time. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex B.

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“Business Combination Proposal” means the proposal by ordinary resolution to be considered at the Special Meeting to approve the Business Combination.

“Bylaws” means the bylaws of the Company to take effect upon the Domestication, in the form included as Annex G to this proxy statement/prospectus, as further described in the “Domestication Proposal” and the “Charter Amendment Proposal” sections of this proxy statement/prospectus.

“Cayman Islands Companies Act” refers to the Cayman Islands Companies Act (As Revised).

“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of Andina following the Business Combination, which shares will have full economic and voting rights, and otherwise be subject to the terms and conditions set forth in the Proposed Charter.

“Class V Common Stock” means the shares of Class V common stock, par value $0.0001 per share, of Andina following the consummation of the Business Combination, which shares will have one vote per share, but no economic rights, not be transferrable except in conjunction with the transfer of an equal number of Holdings Class B Units and otherwise be subject to the terms and conditions set forth in the Proposed Charter.

“Closing” means the closing of the Business Combination.

“Closing PIPE Investment” means the expected issuance and sale to investors (the “Closing PIPE Investors”) for an aggregate of Forty-Two Million Five Hundred Thousand U.S. Dollars ($42,500,000) of 4,250,000 shares of Class A Common Stock (the “Closing PIPE Shares”) at a price of $10.00 per share in a private placement in Andina pursuant to Subscription Agreements.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” refers to the combined company immediately following the Business Combination that shall be renamed “Stryve Foods, Inc.” upon the Closing.

“Company Board” means the board of directors of the Company subsequent to the completion of the Business Combination.

“Company Shares” means, collectively, all shares of the Class A common stock and Class V common stock of the Company.

“Current Charter” means Andina’s current Amended and Restated Memorandum and Articles of Association, as may hereafter be amended.

“DGCL” means the Delaware General Corporation Law, as amended.

“Director Appointment Proposal” means the proposal by ordinary resolution to appoint seven (7) directors, effective upon the Closing, to serve staggered terms on the Company’s Board until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, or until their respective successors have been duly elected and qualified or until their earlier death, resignation, retirement or removal for cause.

“Domestication” means the transfer by way of continuation of Andina out of the Cayman Islands, and into the State of Delaware as a Delaware corporation, with the Ordinary Shares of Andina becoming shares of common stock of Andina, as a Delaware corporation, under the applicable provisions of the Cayman Islands Companies Act and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of the Interim Charter (contained in Annex A) and the adoption by the Andina Board of the Bylaws (contained in Annex G) consistent with the DGCL and changing the name and registered office of Andina.

“Domestication Proposal” means the proposal by special resolution to be considered at the Special Meeting to approve the Domestication.

“DTC” means The Depository Trust Company.

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“DWAC” means The Depository Trust Company’s deposit/withdrawal at custodian system.

“Early Termination Event” means the events specified in the Tax Receivables Agreement, which generally includes a voluntary termination of the Tax Receivables Agreement by Andina, or a change in control of Andina

“Employment Agreements” mean the employment agreements required to be delivered at the Closing of the Business Combination.

“Escrow Agreement” means the agreement among the Seller Representative, the Andina Representative and the Escrow Agent, effective as of the Closing of the Business Combination.

“Escrow Agent” means Continental Stock Transfer & Trust Company, or if Continental Stock Transfer & Trust Company is unable or unwilling to serve, another escrow agent reasonably acceptable to the Seller Representative and the Andina Representative.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Agreement” means an agreement to be entered to prior to the Closing between Andina, Holdings and the Seller permitting, among other things, holders of Holdings Class B Units and Class V Common Stock to exchange a set of one Holdings Class B Unit and one share of Class V Common Stock for one share of Class A Common Stock in the form included as Annex E to this proxy statement/prospectus.

“GAAP” means U.S. generally accepted accounting principles.

“Holdings” means Andina Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of Andina.

“Holdings Class A Units” means the Class A Common Units of Holdings, which will have full economic and voting rights, and shall otherwise be subject to the terms and conditions set forth in the Amended Holdings Operating Agreement.

“Holdings Class B Units” means the Class B Common Units of Holdings, which will have full economic rights, but no voting rights to the fullest extent permitted by the DCGL, not be transferrable except in conjunction with the transfer of an equal number of shares of Class V Common Stock and shall otherwise be subject to the terms and conditions set forth in the Amended Holdings Operating Agreement.

“Holdings Units” means the Holdings Class A Units and the Holdings Class B Units, collectively.

“Incentive Plan” means the 2021 Omnibus Incentive Plan, a copy of which is attached as Annex D. For additional information, see “Proposal 6: The Incentive Plan Proposal” section of this proxy statement/prospectus.

“Incentive Plan Proposal” means the proposal by ordinary resolution to approve and adopt the Incentive Plan.

“initial shareholders” means all of Andina’s shareholders immediately prior to its IPO, including its officers and directors and the underwriters in its IPO to the extent they hold such shares.

“Insiders” means B. Luke Weil and each transferee of Insider Shares.

“Insider Escrow Agreement” means the Share Escrow Agreement, dated as of January 28, 2019, among Andina, the Insiders and the Transfer Agent, which was amended simultaneously with the execution of the Business Combination Agreement to acknowledge the replacement of the Insider Shares held in escrow thereunder with Andina common stock in the Domestication and, in order to match the lock-up period in the Lock-Up Agreement, to extend the lock-up period for their Insider Shares (including any that are transferred to other persons in support of the Transactions) effective as of the Closing so that the testing for the early release with respect to 50% of their Insider Shares will only begin twenty (20) trading days prior to the six (6) month anniversary of the Closing.

“Insider Escrow Account” means the escrow account in which Insider Shares are held in escrow in accordance with the terms of the Insider Escrow Agreement.

“Insider Forfeiture Agreement” means the letter agreement, dated as of January 28, 2021, between each of the Insiders, Andina and the Seller pursuant to which each Insider has agreed to, among other things, cancel certain Insider Shares, Private Rights and Private Warrants held by such Insider, effective as of the Closing, to amend the Insider Escrow Agreement pursuant to which Insider Shares are held in escrow and to extend the lock-up period for their Insider Shares.

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“Insider Letter Agreement” means the letter agreement between Andina and each of the Insiders which contains provisions relating to transfer restrictions of the Insider Shares, Private Warrants and Private Rights, indemnification of the Trust Account, waiver of redemption rights and participation in liquidation distributions from the Trust Account.

“Insider Registration Rights Agreement” means the Registration Rights Agreement, dated as of January 28, 2019, by and among Andina and the Insiders, as amended from time to time in accordance with its terms, and as shall be amended in connection with the Business Combination in accordance with the terms of the Business Combination Agreement.

“Insider Shares” means an aggregate of 2,700,000 Ordinary Shares which were originally issued to B. Luke Weil as “Insider Shares” (described in the IPO Prospectus) prior to the IPO.

“Interim Charter” means the certificate of incorporation attached to this proxy statement/prospectus as Annex A and to be adopted upon the Domestication taking effect.

“Intended Tax Treatment” means the intended tax treatment of the parties to the Business Combination Agreement that the Contribution qualify as tax-deferred exchanges described in Section 721 of the Code (as defined herein), Section 351 of the Code and/or otherwise.

“IPO” means Andina’s initial public offering of its units, Ordinary Shares, rights and warrants pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of Andina, dated as of January 28, 2019, and filed with the SEC on January 29, 2019 (File No. 333-228530).

“January 2021 Extension” means the extension of the date by which Andina had to complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses from January 31, 2021 to April 30, 2021 (or July 31, 2021, if Andina had executed a definitive agreement for such a business combination by April 30, 2021), as approved by the Andina shareholders at a special meeting held on January 27, 2021.

“July 2020 Extension” means the extension of the date by which Andina had to complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses from July 31, 2020 to October 31, 2020 (or December 31, 2020, if Andina had executed a definitive agreement for such a business combination by October 31, 2020), as approved by the Andina shareholders at a special meeting held on July 29, 2020.

“Lock-Up Agreement” means the agreement between the Seller, Andina and the Andina Representative entered into simultaneously with the Business Combination Agreement with respect to the Seller Consideration Units and shares of Class V Common Stock received by Seller in the Transactions, including the Escrow Securities, any additional securities issued by Andina after the Closing pursuant to the post-Closing consideration adjustments under the Business Combination Agreement and certain additional shares that may be issued after the Closing.

“Minimum Cash Condition” means the condition, which may be waived by Stryve, to Stryve’s obligations under the Business Combination Agreement that, upon the Closing, after giving effect to completion of the Business Combination and payment of redemptions, if any, Andina shall have cash or cash equivalents equal to at least $19,000,000, less certain proceeds received by Stryve from Bridge Notes (including as a result of satisfaction or offset).

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Proposal” means the proposal by ordinary resolution to be considered at the Special Meeting to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the issued and outstanding Ordinary Shares in the PIPE Investment, upon the completion of the Business Combination.

“Non-Compete Agreements” means the Non-Competition and Non-Solicitation Agreements between the Seller and certain significant members of the Seller entered into simultaneously with the Business Combination Agreement.

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“October 2020 Extension” means the extension of the date by which Andina had to complete a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses from October 31, 2020 to January 31, 2021 (or April 30, 2021, if Andina had executed a definitive agreement for such a business combination by January 31, 2021) approved by the Andina shareholders at a special meeting held on October 28, 2020.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Ordinary Shares” means the ordinary shares, par value $.0001 per share, of Andina prior to the Domestication.

“PFIC” means a passive foreign investment company.

“PIPE Investors” means the investors in the Bridge PIPE Investment and the Closing PIPE Investment.

“PIPE Investment” means the Bridge PIPE Investment and the Closing PIPE Investment.

“Pre-Bridge Notes” means the Convertible Promissory Notes issued by the Seller pursuant to the Convertible Note Purchase Agreements entered into after January 1, 2021 (including those entered into during the period between signing the Business Combination Agreement and the Business Combination).

“Private Rights” means the right included as part of each Private Unit, entitling the holder thereof to receive one-tenth (1/10) of an Ordinary Share upon consummation of Andina’s initial business combination.

“Private Securities” means, collectively, Private Units and their component Ordinary Shares, Private Rights and Private Warrants, together with all Ordinary Shares issuable pursuant to Private Rights and Ordinary Shares issuable upon exercise of Private Warrants (and, after Domestication, all of the Andina common stock, Andina warrants, Andina rights into which any of the foregoing shall be converted, or which may be issuable pursuant to or upon exercise of any of the foregoing).

“Private Units” means the units issued by Andina in a private placement to the Insiders at the time of the consummation of the IPO consisting of one (1) Ordinary Share, one (1) Private Right and one (1) Private Warrant.

“Private Warrants” means one whole warrant that was included in as part of each Private Unit, entitling the holder thereof to purchase one (1) Ordinary Share at a purchase price of $11.50 per share.

“Proposals” means all of the proposals presented to Andina shareholders at the Special Meeting.

“Proposed Charter” means the first amended and restated certificate of incorporation in the form included as Annex C to this proxy statement/prospectus, proposed to be in effective at and following the Closing of the Business Combination, as further described in the “Charter Amendment Proposal” section of this proxy statement/prospectus.

“Public Rights” means the right that was included as part of each Public Unit, entitling the holder thereof to receive one-tenth (1/10) of an Ordinary Share upon consummation of Andina’s initial merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

“Public Shareholder” means a holder of Public Shares as of the relevant date.

“Public Shares” means the Ordinary Shares sold in Andina’s initial public offering (including overallotment units acquired by Andina’s underwriters), whether they were purchased in the IPO or thereafter in the open market.

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“Public Securities” means, collectively, all of the Public Units, all of the Ordinary Shares, Public Warrants and Public Rights (while such securities are components of Public Units and as separate securities), together with all Ordinary Shares issuable pursuant to Public Rights and Ordinary Shares issuable upon exercise of Public Warrants (and, after Domestication, all of the Andina common stock, warrants and rights into which any of the foregoing may be converted, or which may be issuable pursuant to or upon exercise of any of the foregoing).

“Pubic Units” means all of the issued and outstanding Units which are not Private Units.

“Public Warrant” means one whole warrant that was included in as part of each Public Unit, entitling the holder thereof to purchase one (1) Ordinary Share at a purchase price of $11.50 per share.

“Public Warrant Holders” means the holders of the Public Warrants.

“Record Date” means [_______], 2021.

“Redemption” means a redemption of Public Shares for the Redemption Price.

“Redemption Date” means that date on which holders of Public Shares may be eligible to redeem their Public Shares for Redemption in accordance with the Current Charter.

“Redemption Price” means an amount equal to a pro rata portion of the aggregate amount then on deposit in the Trust Account calculated in accordance with the Current Charter as of the applicable Redemption Date.

“Registration Rights Agreement” means the Registration Rights Agreement between the Seller and Andina entered into simultaneously with the Business Combination Agreement.

“Reorganization” means the reorganization of the Seller and Stryve via a merger pursuant to the Texas Business Organizations Code, as amended, pursuant to the Business Combination Agreement.

“Rights” means Private Rights and Public Rights, collectively.

“Rights Agreement” means the Rights Agreement between Andina and Continental Stock Transfer & Trust Company, in its capacity as Right Agent.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” means Stryve Foods Holdings, LLC, a Texas limited liability company.

“Seller Consideration Units” means the non-voting Class B Membership Interests of Holdings issued to the Seller at the Closing pursuant to the Business Combination Agreement.

“Seller Representative” means R. Alex Hawkins, in the capacity as the representative from and after the Closing for the members of the Seller after giving effect to the Reorganization in accordance with the terms of the Business Combination Agreement.

“Special Meeting” means the extraordinary general meeting of Andina, to be held by virtual meeting at 10:00 a.m. Eastern Time on , 2021, and any adjournments thereof.

“Stryve” means Stryve Foods, LLC, a Texas limited liability company.

“Subscription Agreements” means the Subscription Agreements, entered into simultaneously with the Business Combination Agreement, between Andina and each of the PIPE Investors (including the Closing PIPE Investors and the Bridge PIPE Investors) for the PIPE Investment.

“Target Company” means each of Stryve and its direct and indirect subsidiaries.

“Tax Group” means Andina and its applicable consolidated unitary or combined subsidiaries.

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“Tax Receivables Agreement” means the Tax Receivables Agreement to be entered into between Andina and the Seller prior to the closing of the Business Combination in the form included as Annex F to this proxy statement/prospectus.

“TRA Holder” means a holder of a set of a Holdings Class B Unit and a share of Class V Common Stock.

“TRA Holder Representative” means the representative appointed by the Seller (or its successors or assigns) under the Tax Receivables Agreement.

“Transfer Agent” means Continental Stock Transfer & Trust Company.

“Trust” or “Trust Account” means the trust account established by Andina with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means the Investment Management Trust Agreement, dated as of January 28, 2019, as it may be amended, by and between Andina and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“Units” means units, each consisting of one ordinary share, one warrant and one right, issued by Andina pursuant to, and with the terms set forth in, the Current Charter.

“Up-C” means the umbrella partnership C-corporation structure into which the combination company after the Business Combination will be organized.

“U.S. Holder” means a beneficial owner of Ordinary Shares that is for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or (d) a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person

“Warrants” means Private Warrants and Public Warrants, collectively.

“Warrant Agent” means Continental Stock Transfer & Trust Company, in its capacity as warrant agent under the Warrant Agreement.

“Warrant Agreement” means the Warrant Agreement, dated as of January 28, 2019, between Andina and the Warrant Agent, which governs Andina’s outstanding Warrants.

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Share Calculations and Ownership Percentages

Unless otherwise specified (including in the sections entitled “Unaudited Pro Forma Condensed Combined Financial Information” and “Beneficial Ownership of Securities”), the share calculations and ownership percentages set forth in this proxy statement/prospectus with respect to the Company’s stockholders following the Business Combination are for illustrative purposes only and assume the following (certain capitalized terms below are defined elsewhere in this proxy statement/prospectus):

1.	No Public Shareholders exercise their redemption rights in connection with the Closing of the Business Combination, and the balance of the Trust Account as of the Closing is the same as its balance on March 25, 2021 of $13.54 million. Please see the section entitled “Special Meeting — redemption rights.”

2.	There are no transfers by Insiders of Ordinary Shares or Private Units held by Insiders on or prior to the Closing Date. The maximum number of possible forfeitures contemplated by the Insider Forfeiture Agreement have occurred as of the Closing.

3.	No holders of Andina Warrants exercise any of the outstanding Warrants.

4.	No holders of Andina Rights receive exchange their Rights for shares prior to the Domestication or the Business Combination. Following the Business Combination, all of the Rights that are not forfeited pursuant to the Insider Forfeiture Agreement will be rights to receive Company Class A Common Stock.

5.	All of the Ordinary Shares held in escrow pursuant to the terms of the Insider Escrow Agreement continue to be held in escrow.

6.	The Closing PIPE Investment is consummated in accordance with its terms and the Bridge PIPE Investment is consummated in accordance with its terms, with Andina issuing approximately 5.61 million shares of Class A Common Stock to the PIPE Investors. Please see the section entitled “Proposal 2: The Business Combination Proposal — Related Agreements — Subscription Agreements; Lock-up Agreements.”

7.	Assumes that there is no post-closing adjustment pursuant to the terms of the Business Combination Agreement. Please see the section entitled “Proposal 2: The Business Combination Proposal — The Business Combination Agreement — Business Combination Consideration.”

8.	Assumes that, other than the PIPE Investment, there are no other issuances of equity securities of Andina prior to or in connection with the Closing.

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TRADEMARKS

Trademarks and logos mentioned herein are the property of their respective owners.

MARKET AND INDUSTRY DATA

This proxy statement/prospectus includes industry position and industry data and forecasts that Andina and Stryve obtained or derived from internal company reports, independent third party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above. Although both Andina and Stryve believe that the information on which the companies have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and they have not independently verified any of the data from third-party sources nor have they ascertained the underlying economic assumptions relied upon therein. Andina’s and Stryve’s internal company reports have not been verified by any independent source. Statements as to industry position are based on market data currently available. While Andina and Stryve are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include, among other things, statements about the parties’ ability to close the Business Combination, the timing of the closing of the Business Combination, the anticipated benefits of the Business Combination, the financial conditions, results of operations, earnings outlook and prospects of Andina, Stryve and the post-combination Company and the period following the consummation of the Business Combination. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would,” “will,” “seek,” “target,” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on information available as of the date of this proxy statement/prospectus and on the current expectations, forecasts and assumptions of the management of Andina and Stryve, involve a number of judgments, risks and uncertainties and are inherently subject to changes in circumstances and their potential effects and speak only as of the date of such statements. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed, contemplated or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by Andina and the following:

●	expectations regarding (and Stryve’s ability to meet expectations regarding) Stryve’s strategies and future financial performance, including Stryve’s future business plans or objectives, anticipated demand and acceptance of its products, pricing, marketing plans, manufacturing, production and supply capabilities, operating expenses, market trends, revenues, liquidity, cash flows and uses of cash, capital expenditures, and Stryve’s ability to invest in growth initiatives;

●	Stryve has a history of losses and may be unable to achieve or sustain profitability;

●	Stryve may not be able to compete successfully in the highly competitive snacking and nutritional snacking industry;

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●	Stryve’s brand and reputation may be diminished due to real or perceived quality or health issues with its products, including meat, which could materially and adversely affect its business, financial condition and results of operations;

●	Most of Stryve’s products are manufactured in its single facility in Oklahoma and any damage to or disruption at this facility would materially and adversely affect its business, financial condition and results of operations;

●	The loss of Stryve’s USDA grant of approval from its Oklahoma facility would materially adversely impact its business, results of operations and financial condition;

●	the occurrence of any event, change or other circumstances that could delay the Business Combination or give rise to the termination of the Business Combination Agreement;

●	the outcome of any legal proceedings that may be instituted against Andina, Stryve and others following announcement of the Business Combination Agreement and the transactions contemplated therein;

●	the inability to complete the Business Combination due to the failure to obtain Andina shareholders’ approval or satisfy other conditions to closing under the Business Combination Agreement;

●	the risk that the proposed Business Combination disrupts current plans and operations of Stryve as a result of the announcement and consummation of the Business Combination;

●	the ability to recognize the anticipated benefits of the Business Combination;

●	unexpected costs related to the proposed Business Combination;

●	the amount of any redemptions by shareholders of Andina being greater than expected;

●	the management and board composition of the Company following the proposed Business Combination;

●	the ability to list the Company’s securities on Nasdaq;

●	limited liquidity and trading of the Company’s securities;

●	geopolitical risk and changes in applicable laws or regulations;

●	the possibility that Andina or Stryve or the Company may be adversely affected by other economic, business, and/or competitive factors;

●	the possibility that the COVID-19 pandemic, or another major disease or epidemic, disrupts Stryve’s business;

●	litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Stryve’s resources; and

●	risks that the consummation of the Business Combination is substantially delayed or does not occur, impacting the ability of Stryve to operate or implement its business plan.

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Should one or more of these risks or uncertainties materialize, or should any of the assumptions made by the management of Andina or Stryve prove incorrect, actual results may vary in material respects from those projected in or contemplated by these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Andina or Stryve or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. Except to the extent required by applicable law or regulation, neither Andina nor Stryve undertakes any obligation to update these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Special Meeting, including the proposal to approve the business combination. The following questions and answers do not include all the information that is important to Andina’s shareholders. Andina’s shareholders are urged to read carefully this entire proxy statement/prospectus, including the annexes and other documents referred to herein.

Q:	Why am I receiving this proxy statement/prospectus?

A:	You are receiving this proxy statement/prospectus in connection with the extraordinary general meeting of Andina. Andina is holding the Special Meeting to consider and vote upon the proposals described below. Your vote is important. You are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.

(1)	Proposal 1 – The Domestication Proposal – To consider and vote upon a proposal by special resolution to (a) change the domicile of Andina pursuant to a transfer by way of continuation of an exempted company out of the Cayman Islands and a domestication into the State of Delaware as a corporation (which is referred to herein as the “Domestication”); (b) in connection therewith to adopt, upon the Domestication taking effect, the Interim Charter, in the form appended to this proxy statement/prospectus as Annex A, in place of Andina’s Current Charter currently registered with the Registrar of Companies of the Cayman Islands and which will remove or amend those provisions of Andina’s Current Charter that terminate or otherwise cease to be applicable as a result of the Domestication; and (c) file the Interim Charter with the Secretary of State of Delaware, under which Andina will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware. At the time of the Domestication, simultaneously with the adoption of the Interim Charter, the Andina Board intends to adopt Bylaws in the form appended as Annex G to this proxy statement/prospectus.

A copy of the Interim Charter is appended to this proxy statement/prospectus as Annex A, and a copy of the Bylaws is appended to this proxy statement/prospectus as Annex G. The Domestication Proposal is described in more detail in this proxy statement/prospectus under the heading “Proposal 1: The Domestication Proposal.”

(2)	Proposal 2 – The Business Combination Proposal - To consider and vote upon a proposal by ordinary resolution to approve the Business Combination Agreement dated effective as of January 28, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”) by and among Andina, Andina Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Andina, B. Luke Weil, in the capacity from and after the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) as the representative for the shareholders of Andina (other than the Seller), Stryve Foods, LLC, a Texas limited liability company (“Stryve”), Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins, in the capacity from and after the Closing as the representative for the members of the Seller. Pursuant to the Business Combination Agreement, as described in more detail in the accompanying proxy statement/prospectus, subject to the terms and conditions set forth therein, (i) promptly after the execution and delivery of the Business Combination Agreement, the Seller and Stryve conducted a reorganization via merger pursuant to which the Seller became a holding company for Stryve, the former owners of Stryve became the owners of the Seller, and the former holders of convertible notes of Stryve became holders of convertible notes of the Seller, and pursuant to which Stryve retained all of its subsidiaries, business, assets and liabilities, and became a wholly-owned subsidiary of the Seller, (ii) prior to the Closing, Andina will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware, (iii) at the Closing, the Seller will contribute to Holdings all of the issued and outstanding equity interests of Stryve in exchange for newly issued non-voting Class B membership interests of Holdings (the “Seller Consideration Units”) and voting (but non-economic) Class V Common Stock and(iv) Andina will contribute all of its cash and cash equivalents to Holdings, after payment of Andina shareholders that elect to have their Andina shares redeemed in connection with the Closing and Andina’s expenses and other liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings (with all of the transactions contemplated by the Business Combination Agreement, the “Transactions”). The Seller Consideration Units will provide the holder with economic rights, but not voting rights, with respect to Holdings and the Class V Common Stock of Andina will provide the holder with voting rights, but not economic rights, with respect to Andina (for more information, see the section in this proxy statement/prospectus entitled “Capital Stock of the Company after the Business Combination”).

At the Closing, Andina will change its name to “Stryve Foods, Inc.” and the combined company will be organized in an Up–C corporation structure in which substantially all of the assets of the combined company will be held by Holdings, and Andina’s only assets will be its equity interests in Holdings.

A copy of the Business Combination Agreement is appended to this proxy statement/prospectus as Annex B. The Business Combination Proposal is described in more detail in this proxy statement/prospectus under the heading “Proposal 2: The Business Combination Proposal.”

(3)	Proposal 3 – The Charter Amendment Proposal –— To consider and vote on a proposal by special resolution to approve, in connection with the Business Combination, the replacement of the Interim Charter with the Proposed Charter, in the form appended to this proxy statement/prospectus as Annex C, to be effective upon the consummation of the Business Combination. The Charter Amendment Proposal is conditioned on the approval of the Business Combination Proposal and the Domestication Proposal. Therefore, if either of the Business Combination Proposal or the Domestication Proposal is not approved, then the Charter Amendment Proposal will have no effect, even if approved by Andina shareholders. A copy of the Proposed Charter is appended to this proxy statement/prospectus as Annex C. The Charter Amendment Proposal is described in more detail in this proxy statement/prospectus under the heading “Proposal 3: The Charter Amendment Proposal.”

(4)	Proposals 4(A) – (F) — The Advisory Charter Proposals — To consider and vote, on an advisory and non-binding basis, on proposals by ordinary resolution to approve certain governance provisions in the Proposed Charter. These separate votes are not otherwise required by Delaware law, are separate and apart from the Charter Amendment Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions. The Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Amendment Proposal). The Advisory Charter Proposals are described in more detail in this proxy statement/prospectus under the heading “Proposals 4(A) – (F): The Advisory Charter Proposals.”

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(5)	Proposal 5 — The Nasdaq Proposal — To consider and vote on a proposal by ordinary resolution to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the issued and outstanding Class A Common Stock in the PIPE Investment (as defined in the accompanying proxy statement/prospectus), upon the completion of the Business Combination. Andina refers to this as the “Nasdaq Proposal.” The Nasdaq Proposal is described in more detail in this proxy statement/prospectus under the heading “Proposal 5: The Nasdaq Proposal.”

(6)	Proposal 6 — The Incentive Plan Proposal — To consider and vote on a proposal by ordinary resolution to approve the Stryve Foods, Inc. 2021 Omnibus Incentive Plan, referred to as the “Incentive Plan,” a copy of which is appended to this proxy statement/prospectus as Annex D. The Andina Board intends to adopt the Incentive Plan, subject to approval from the shareholders of Andina, effective upon the Closing, to be used by the Company on a go-forward basis from the Closing. If approved, the Incentive Plan will become effective upon the Closing and will be used by the Company following the Closing. A copy of the Incentive Plan is appended to this proxy statement/prospectus as Annex D. The Incentive Plan Proposal is described in more detail in this proxy statement/prospectus under the heading “Proposal 6: The Incentive Plan Proposal.”

(7)	Proposal 7 — The Director Appointment Proposal — To consider and vote upon a proposal by ordinary resolution to appoint seven (7) directors, effective upon the Closing, to serve staggered terms on the Company’s board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause. Andina refers to this proposal as the “Director Appointment Proposal.” The Director Appointment Proposal is described in more detail in this proxy statement/prospectus under the heading “Proposal 7: The Director Appointment Proposal.”

(8)	Proposal 8 — The Adjournment Proposal — To consider and vote upon a proposal by ordinary resolution to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if it is determined by the Andina Board that more time is necessary or appropriate to approve one or more Proposals at the Special Meeting. The Adjournment Proposal is described in more detail in this proxy statement/prospectus under the heading “Proposal 8: The Adjournment Proposal.”

Each of the Domestication Proposal, the Business Combination Proposal, the Charter Amendment Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Director Appointment Proposal is interdependent on each other. The Advisory Charter Proposals are conditional upon the Charter Amendment Proposal; the Adjournment Proposal is not conditioned on the approval of any other proposal. If Andina’s shareholders do not approve each of the proposals presented to the shareholders at the Special Meeting (the “Proposals”), the Business Combination may not be consummated.

Each of the Proposals, other than the Domestication Proposal and the Charter Amendment Proposal must be approved by ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

Each of the Domestication Proposal and the Charter Amendment Proposal must be approved by special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

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Q:	Why is Andina proposing the Domestication?

A:

The Andina Board believes that it would be in the best interests of Andina to effect the Domestication to enable the Company to avoid certain taxes that would be imposed on the Company if the Company were to conduct an operating business in the United States as a foreign corporation following the Business Combination. In addition, the Andina Board believes Delaware provides a recognized body of corporate law that will facilitate corporate governance by the Company’s officers and directors. Delaware maintains a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging companies to incorporate there and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are regularly updated and revised to meet changing business needs. As a result, many corporations have initially chosen Delaware as their domicile or have subsequently reincorporated in Delaware in a manner similar to the procedures Andina is proposing. Due to Delaware’s longstanding policy of encouraging incorporation in that state and consequently its popularity as the state of incorporation, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the DGCL and establishing public policies with respect to Delaware corporations. It is anticipated that the DGCL will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to the Company’s corporate legal affairs.

The Domestication will not occur unless the Andina shareholders have approved the Domestication Proposal and the Business Combination Proposal, and upon the Business Combination Agreement being in full force and effect prior to the Domestication.

Q:	What is involved with the Domestication?

A:

The Domestication will require Andina to file certain documents in the Cayman Islands and the State of Delaware. At the effective time of the Domestication, Andina will cease to be an exempted company incorporated under the laws of the Cayman Islands and Andina will continue as a Delaware corporation. The Current Charter will be replaced by the Interim Charter and your rights as a shareholder will cease to be governed by the laws of the Cayman Islands and will be governed by Delaware law.

Q:	How will the Domestication affect my Andina securities?

A:

Pursuant to the Domestication and without further action on the part of Andina’s shareholders: (i) each outstanding Ordinary Share of Andina will convert to one outstanding share of Andina common stock, (ii) each Warrant will convert to a warrant to purchase the applicable number of shares of Andina common stock and (iii) each Right will convert to a right to receive the applicable number of shares of Andina common stock.

Q:	What changes are being made to Andina’s Current Charter in connection with the Domestication?

A:

In connection with the Domestication, Andina will be filing the Interim Charter with the Secretary of State of the State of Delaware prior to the Closing, which amends and removes the provisions of Andina’s Current Charter that terminate or otherwise become inapplicable because of the Domestication and otherwise provides Andina’s shareholders with the same or substantially the same rights as they have under the Current Charter. However, the Interim Charter will provide that Andina’s shareholders may act by written consent of the shareholders holding the requisite number of shares required to approve such action, which is not permitted under the Current Charter. The Proposed Charter, which will be effective as of the Closing, will provide for the following: (1) change the name of Andina to Stryve Foods, Inc., (2) remove or amend those provisions of the Interim Charter which terminate or otherwise cease to be applicable following the Closing, and (3) add new provisions which will be applicable following the Closing. Simultaneously with the adoption of the Interim Charter, the Andina Board intends to adopt the Bylaws. For a summary of the differences between the Current Charter and the Interim Charter and the Interim Charter and the Proposed Charter, see the sections entitled “Proposal 1: The Domestication Proposal” and “Proposal 3: The Charter Amendment Proposal.”

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Q:	What are the material U.S. federal income tax consequences of the Domestication to U.S. Holders of Ordinary Shares?

For a discussion of the material U.S. federal income tax consequences of the Domestication, see the discussion in the section entitled “Proposal 2: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Andina Shareholders.”

Q:	Why is Andina proposing the Business Combination?

A:

Andina was organized to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. Since Andina’s organization, the Andina Board has sought to identify suitable candidates in order to effect such a transaction. In its review of Stryve, the Andina Board considered a variety of factors weighing positively and negatively in connection with the Business Combination. After careful consideration, the Andina Board has determined that the Business Combination presents a highly attractive business combination opportunity and is in the best interests of Andina shareholders. The Andina Board believes that, based on its review and consideration, the Business Combination with Stryve presents an opportunity to increase shareholder value. However, there can be no assurance that the anticipated benefits of the Business Combination will be achieved. Shareholder approval of the Business Combination is required by the Business Combination Agreement and the Current Charter as well as to comply with Nasdaq Listing Rule 5635(d).

Q:	What will happen in the Business Combination?

A:

The Business Combination consists of a series of transactions pursuant to which (i) promptly after the execution and delivery of the Business Combination Agreement, the Seller and Stryve conducted a reorganization via merger pursuant to which the Seller became a holding company for Stryve, the former owners of Stryve became the owners of the Seller, and the former holders of convertible notes of Stryve became holders of convertible notes of the Seller, and pursuant to which Stryve retained all of its subsidiaries, business, assets and liabilities, and became a wholly-owned subsidiary of the Seller (the “Reorganization”), (ii) prior to the Closing, Andina will be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware, (iii) at the Closing, the Seller will contribute to Holdings all of the issued and outstanding equity interests of Stryve in exchange for newly issued non-voting Class B membership interests of Holdings (the “Seller Consideration Units”) and voting (but non-economic) Class V Common Stock (such contribution, the “Seller Contribution”); (iv) Andina will contribute all of its cash and cash equivalents to Holdings, after payment of Andina shareholders that elect to have their Andina shares redeemed or converted in connection with the Closing (the “Redemption”) and Andina’s expenses and other liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings (the “Andina Contribution” and together with the Seller Contribution, the “Contribution” and, collectively with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

Upon the completion of the Domestication and the Business Combination, (i) each issued and outstanding Ordinary Share will become a share of Class A Common Stock of the Company, (ii) each outstanding warrant to purchase Ordinary Shares will become a warrant to purchase an equal number of shares of Class A Common Stock of the Company, and (iii) each Right will become a right to receive one-tenth (1/10) of a share of Class A Common Stock.

At the Closing, Andina will change its name to “Stryve Foods, Inc.” and the combined company will be organized in an umbrella partnership-C (“Up-C”) structure, in which substantially all of the assets of the combined company will be held by Holdings, and Andina’s only assets will be its equity interests in Holdings.

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Q:	What form of, and how much, consideration will the Seller receive in return for the acquisition of Stryve by Andina?

A:

Subject to and upon the terms and conditions of the Business Combination Agreement, in exchange for the Seller Contribution, Holdings shall issue to the Seller a number of newly issued Holdings Class B Units (the “Seller Consideration Units”) equal in value to (i) One Hundred and Thirty Million U.S. Dollars ($130,000,000), minus (ii) the amount, if any, by which the target consolidated net working capital amount of $553,635.45 exceeds the consolidated net working capital of Stryve (but not less than zero), plus (iii) the amount, if any, by which the consolidated net working capital of Stryve exceeds the target consolidated net working capital amount of $553,635.45 (but not less than zero), minus (iv) the amount of indebtedness of Stryve at the Closing (excluding certain capitalized leases and any obligations under the Bridge Notes or other convertible debt of the Seller that is converted into equity in connection with the Closing), minus (v) the amount of any Stryve transaction expenses, with each Holdings Class B Unit valued for such purposes at a price of $10.00 per unit (the result of clauses (i) – (v), the “Seller Consideration”). A portion of the Seller Consideration Units will be deposited into the Escrow Account in accordance with the Business Combination Agreement. Additionally, Andina will issue to the Seller a number of newly issued shares of Class V Common Stock equal to the number of Seller Consideration Units. The Seller may thereafter distribute the Class V Common Stock and Seller Consideration Units to its members.

Subject to and upon the terms and conditions of the Business Combination Agreement, in exchange for the Andina Contribution, Holdings shall issue to Andina a number of newly issued Holdings Class A Units so that after giving effect to such issuance Andina will have a number of Holdings Class A Units equal to the number of issued and outstanding shares of Class A Common Stock as of the Closing (after giving effect to the issuance of any shares in any PIPE Investment (as defined below) and the redemption or conversion of shareholders in the Redemption).

The Seller Consideration Units (and related number of shares of Class V Common Stock) will be issued, with a portion to be held in escrow, based on an estimate of Stryve’s consolidated indebtedness, net working capital and transaction expenses as of the Closing and subject to a post-Closing true-up.

Q:	What is an “Up-C” Structure?

Our corporate structure following the Business Combination is commonly referred to as an “Up-C” structure, which is often used by partnerships and limited liability companies when they undertake an initial public offering either directly or through a business combination with a special purpose acquisition company, such as Andina. The Up-C structure will allow the Seller and its members to continue to realize tax benefits associated with owning interests in an entity that is treated as a partnership, or “pass through” entity, for U.S. federal income (and certain state and local) tax purposes following the Business Combination. One of these benefits is that, for U.S. federal income (and certain state and local) purposes, future taxable income of Holdings that is allocated to the Seller will be taxed on a flow-through basis and therefore for U.S. federal income (and certain state and local) purposes, Holdings generally will not be subject to corporate income taxes at the entity level (as it generally would be if it were treated as a corporation for such applicable tax purposes). See the section entitled “Proposal 2: The Business Combination Proposal” for more information.

Q:	What is the Exchange Agreement?

The Exchange Agreement is an agreement between Andina, Holdings and the Seller permitting, among other things, holders of Holdings Class B Units and Class V Common Stock to exchange a set of one Holdings Class B Unit and one share of Class V Common Stock for one share of Class A Common Stock.

For more information on the Exchange Agreement, please see Annex E to this proxy statement/prospectus and the section entitled “Proposal 2: The Business Combination Proposal — Related Agreements — Exchange Agreement.”

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Q:	What is the Tax Receivables Agreement?

In connection with the Business Combination, Andina will enter into the Tax Receivables Agreement with the Seller. Pursuant to the Tax Receivables Agreement, Andina will pay to the Seller 85% of the tax savings that Andina realizes as a result of the increases in tax basis related to any of the exchanges of Holdings Class B Units and Class V Common Stock for Class A Common Stock (or cash).

For more information on the Tax Receivables Agreement, please see Annex F to this proxy statement/prospectus and the section entitled “Proposal 2: The Business Combination Proposal — Related Agreements — Tax Receivables Agreement.”

Q:	Will Andina obtain new financing in connection with the Business Combination?

A:

Yes. Simultaneously with the execution of the Business Combination Agreement, Andina and Stryve entered into subscription agreements with certain investors (the “Closing PIPE Investors”) for an aggregate of Forty-Two Million Five Hundred Thousand U.S. Dollars ($42,500,000) for 4,250,000 shares of Class A Common Stock at a price of $10.00 per share in a private placement in Andina to be consummated simultaneously with the closing of the Transactions (the “Closing PIPE Investment”).

Further, Andina and Stryve entered into subscription agreements with the holders (the “Bridge Investors,” together with the Closing PIPE Investors, the “PIPE Investors”) of Ten Million Six Hundred Thousand U.S. Dollars ($10,600,000) in unsecured promissory notes of Stryve (the “Bridge Notes”) where the obligations of Stryve under the Bridge Notes will be used to offset and satisfy the obligations of the Bridge Investors and the Bridge Investors will be issued shares of Class A Common Stock (the “Bridge PIPE Shares” and, together with the Closing PIPE Shares, the “PIPE Shares”) at a twenty percent (20%) discount to the Closing PIPE Shares (the “Bridge PIPE Investment” and, together with the Closing PIPE Investment, the “PIPE Investment”).

Consummation of the PIPE Investment is conditioned on the concurrent Closing and other customary closing conditions. Each PIPE Investor agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in the Trust Account held for the Public Shareholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

Q:	Did the Andina Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

No. The Andina Board did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination. Andina’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Andina’s advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. Accordingly, the Public Shareholders will be relying solely on the judgment of the Andina Board in valuing Stryve’s business and assuming the risk that the Andina Board may not have properly valued such business.

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Q:	What equity stake will current Public Shareholders, the Insiders and the Seller hold in the Company immediately after the completion of the Business Combination?

Upon the completion of the Business Combination (assuming, among other things, that no Public Shareholders exercise redemption rights with respect to their Public Shares upon completion of the Business Combination and the other assumptions described under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages”), Public Shareholders will own approximately 11.3% of the outstanding shares of the Company, the Insiders will own approximately 8.3% of the outstanding shares of the Company, the Seller will own approximately 54.2% of the outstanding shares of the Company (on an as-exchanged basis) and approximately 26.2% of the outstanding shares of the Company will be held by the PIPE Investors.

If any of the Public Shareholders exercise their redemption rights, the percentage of the Company’s outstanding common stock held by the Public Shareholders will decrease and the percentages of the Company’s outstanding common stock held by the Insiders and the Seller will increase, in each case relative to the percentage held if none of the Public Shares are redeemed.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages.” Should one or more of the assumptions prove incorrect, actual beneficial ownership percentages may vary materially from those described in this proxy statement/prospectus as anticipated, believed, estimated, expected or intended.

Q:	What interests do Andina’s initial shareholders, Insiders, current officers, directors and advisors have in the Business Combination?

A:	In considering the recommendation of Andina’s Board to vote in favor of the Business Combination, Public Shareholders should be aware that, aside from their interests as shareholders, Andina’s initial shareholders, Insiders, directors and officers have interests in the Business Combination that are different from, or in addition to, those of Andina’s other shareholders generally. Andina’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to Andina’s shareholders that they approve the Business Combination. Public Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●	the fact that the Insiders paid an aggregate of $25,000 for the Insider Shares, and, following the forfeiture of certain Insider Shares pursuant to the terms of the Insider Forfeiture Agreement, the remaining Insider Shares will have a significantly higher value at the time of the Business Combination, if it is consummated, estimated at approximately $13.8 million based on the closing price of $10.21 per Public Share on Nasdaq on March 25, 2021;

●	the fact that the Private Units, including the component Ordinary Shares, Private Warrants and Private Rights, purchased by certain of the Insiders will be worthless if Andina does not consummate a business combination;

●	the fact that, in connection with the Business Combination, the Insiders have agreed, among other things, to forfeit up to a certain number of Andina Securities held by them pursuant to the terms of the Insider Forfeiture Agreement and to extend the lock-up provisions pursuant to the Insider Escrow Agreement

●	the fact that if the trust account is liquidated, including in the event Andina is unable to complete an initial business combination by July 31, 2021, B. Luke Weil has agreed that he will be personally liable to Andina if and to the extent any claims by a third-party for services rendered or contracted for or products sold to Andina, reduce the amount of funds in the trust account to below $10.00 per public share, except as to any claims by a vendor or prospective target business who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under Andina’s indemnity of the underwriters of its IPO against certain liabilities, including liabilities under the Securities Act;

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●	the fact that Andina’s initial shareholders, officers and directors have waived their right to redeem their Insider Shares, component shares included in Private Units and any other Ordinary Shares held by, or to receive distributions from the trust account with respect to such shares upon Andina’s liquidation if Andina is unable to consummate its initial business combination;

●	the fact that unless Andina consummates an initial business combination, its directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them in connection with the Business Combination (to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account);

●	the fact that a director of Andina (who did not participate in any Andina Board deliberations concerning the Business Combination) holds a promissory note issued by Stryve, in the principal amount of $75,000, which is convertible into units of Stryve Foods Holdings, LLC; and

●	the anticipated appointment of B. Luke Weil and Mauricio Orellana, two of Andina’s directors, as directors of the Company after the consummation of the Business Combination. As such, in the future they will receive any cash fees, stock options or stock awards that the Board determines to pay to such directors.

Please also see the sections “Certain Other Benefits in the Business Combination,” “Certain Relationships and Related Party Transactions” and “Beneficial Ownership of Securities” for more information on the interests and relationships of Andina’s initial shareholders, Insiders, Andina’s current officers and directors, Andina’s advisors and the Seller in the Business Combination.

Q:	What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:

After completion of the Business Combination, the funds in the Trust Account will be used to pay holders of the Public Shares who exercise redemption rights and, after paying the Redemptions, a portion will be used to pay transaction expenses incurred in connection with the Business Combination, including service fees in an aggregate estimated amount of $6,900,000, excluding expense reimbursements, payable to Cowen and Craig-Hallum, and for working capital and general corporate purposes of Andina and its subsidiaries. Such funds may also be used to reduce the indebtedness and certain other liabilities of Andina and its subsidiaries. As of March 25, 2021, there were investments and cash held in the Trust Account of approximately $13.54 million. These funds will not be released until the earlier of the completion of the Business Combination or the Redemption of the Public Shares if Andina is unable to complete a Business Combination by July 31, 2021 (except that interest earned on the amounts held in the Trust Account may be released earlier as necessary to pay for any taxes and up to $100,000 for working capital uses).

Q:	What happens if a substantial number of Andina’s Public Shareholders vote in favor of the Business Combination proposal and exercise their redemption rights?

A:

Andina’s Public Shareholders may vote in favor of the Business Combination and still exercise their redemption rights, provided that Andina, after payment of all such redemptions and the PIPE Investment, has at least $5,000,001 in net tangible assets upon the Closing. The Business Combination may be completed even though the funds available from the Trust Account and the number of Public Shareholders are substantially reduced as a result of redemptions by Public Shareholders.

It is a condition, which may be waived by Stryve, to Stryve’s obligations to close the Transactions, that Andina shall have cash or cash equivalents equal to at least $19,000,000, less certain proceeds received by Stryve from Bridge Notes (including as a result of satisfaction or offset). If the Business Combination is completed notwithstanding Redemptions, the Company will have fewer Public Shares and Public Shareholders, the trading market for the Company’s securities may be less liquid and the Company may not be able to meet the minimum listing standards for a national securities exchange. Furthermore, the funds available from the Trust Account for working capital purposes of the Company after the Business Combination may not be sufficient for its future operations and may not allow the Company to reduce the Company’s indebtedness and/or pursue its strategy for growth.

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Q:	What conditions must be satisfied to complete the Business Combination?

A:

Unless waived by the parties to the Business Combination Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement including, among other things, receipt of the approval of the shareholders of Andina; expiration of any applicable waiting period under any antitrust laws; receipt of requisite consents from governmental authorities to consummate the Transactions, and receipt of specified requisite consents from other third parties to consummate the Transactions; the absence of any law or order that would prohibit the consummation of the Transactions; upon the Closing, after giving effect to the completion of the Redemption and PIPE Investment, Andina having net tangible assets of at least $5,000,001; the members of the board of directors of the combined company shall have been appointed or appointed as of the Closing; and the effectiveness of the Registration Statement. In addition, unless waived by Andina, and subject to applicable law, the consummation of the Business Combination is subject to conditions which include, but are not limited to, there being no Material Adverse Effect (as that term is used in the Business Combination Agreement) on Stryve or the Seller. Further, unless waived by Stryve, and subject to applicable law, the consummation of the Business Combination is subject to conditions which include, but are not limited to, that upon the Closing, after giving effect to completion of the Business Combination and payment of the redemption, if any, Andina shall have cash or cash equivalents equal to at least $19,000,000, less certain proceeds received by Stryve from Bridge Notes (including as a result of satisfaction or offset). Unless waived, if any of these conditions are not satisfied, the Business Combination may not be consummated. For a further discussion of conditions to consummating the Business Combination, please see “Proposal 2: Business Combination Proposal.”

Q:	What happens if the Business Combination is not consummated?

A:

If it is not able to complete the Business Combination or another initial business combination by July 31, 2021, Andina will cease all operations except for the purpose of winding up and redeeming its Public Shares and liquidating the Trust Account, in which case Andina’s Public Shareholders may only receive the amount in the Trust Account as of the applicable Redemption Date (less any interest earned on the amounts held in the Trust Account released earlier to pay for any taxes and up to $100,000 for working capital uses), which would be only approximately $10.24 per share, based on the amount held in the Trust Account as of March 25, 2021, and Andina’s warrants and rights will expire worthless. In addition, certain services fees payable to Cowen and Craig-Hallum in an estimated amount of $6.9 million, excluding expense reimbursements, if any, would not be paid if no business combination is consummated.

Q:	When do you expect the Business Combination to be completed?

A:

It is currently anticipated that the Business Combination will be consummated as soon as practicable following the Special Meeting, which is set for ; however, (i) such meeting could be adjourned if the Adjournment Proposal is adopted by Andina’s shareholders at the Special Meeting and the Andina Shareholders elect to adjourn the Special Meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of Proposals has not been approved, and (ii) the Closing will not occur until all conditions set forth in the Business Combination Agreement are satisfied or waived. For a description of the conditions for the completion of the Business Combination, see “Proposal 2: The Business Combination Proposal — The Business Combination Agreement — Conditions to the Closing of the Business Combination.”

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Q:	What proposals are shareholders being asked to vote upon?

A:	●	Proposal 1: The Domestication Proposal
	●	Proposal 2: The Business Combination Proposal
	●	Proposal 3: The Charter Amendment Proposal
	●	Proposals 4(A)-(F): The Advisory Charter Proposals
	●	Proposal 5:The Nasdaq Proposal
	●	Proposal 6: The Incentive Plan Proposal
	●	Proposal 7: The Director Appointment Proposal
	●	Proposal 8: The Adjournment Proposal

If Andina’s Public Shareholders do not approve each of the Proposals, then the Business Combination may not be consummated.

In addition, as required by applicable SEC guidance to give shareholders the opportunity to present their views on important corporate governance provisions, Andina is requesting that its shareholders vote, on a non-binding advisory basis, upon the Advisory Charter Proposals to approve certain governance provisions contained in the Proposed Charter that materially affect shareholder rights, and will be adopted when the Proposed Charter replaces the Interim Charter, if the Charter Amendment Proposal is approved by the shareholders, after the Interim Charter replaces the Current Charter upon Domestication (if The Domestication Proposal is approved). See “Proposal 3: The Charter Amendment Proposal.” These separate votes are not otherwise required by Delaware law separate and apart from the Charter Amendment Proposal, but pursuant to SEC guidance, Andina is required to submit these provisions to its shareholders separately for approval. However, the shareholder votes regarding these proposals are advisory votes, and are not binding on Andina or the Andina Board (separate and apart from the approval of the Charter Amendment Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Amendment Proposal).

After careful consideration, the Andina Board has approved the Business Combination Agreement and the Transactions and determined that the Business Combination Proposal, the Domestication Proposal, the Charter Amendment Proposal, each of the Advisory Charter Proposals, the Nasdaq Proposal, the Incentive Plan Proposal, the Director Appointment Proposal and the Adjournment Proposal each is in the best interests of Andina and recommends that you vote “FOR” or give instruction to vote “FOR” each of these proposals.

THE VOTE OF SHAREHOLDERS IS IMPORTANT. SHAREHOLDERS ARE URGED TO SUBMIT THEIR PROXIES AS SOON AS POSSIBLE AFTER CAREFULLY REVIEWING THIS PROXY STATEMENT/PROSPECTUS.

Q:	What material negative factors did the Andina Board consider in connection with the Business Combination?

A:	Among the material negative factors that the Andina Board considered in its evaluation of the Business Combination were the risk that the Business Combination may not be fully achieved or may not be consummated; the risk of Stryve not achieving its financial projections and the risks that Stryve may not be able to grow its business by investing or acquiring other businesses. These factors are discussed in greater detail in the section entitled “Proposal 2: The Business Combination Proposal — Andina Board’s Reasons for the Approval of the Business Combination,” as well as in the section entitled “Risk Factors — Risks Relating to Andina and the Business Combination.”

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Q:	Do I have redemption rights?

A:	Pursuant to Andina’s Current Charter, Andina’s Public Shareholders may request that Andina redeem all or a portion of their Public Shares for cash if the Business Combination is consummated, subject to certain limitations, for cash equal to the applicable redemption price; provided, however, that Andina may not redeem such shares to the extent that such redemption would result in Andina having net tangible assets (as determined under the Exchange Act) of less than $5,000,001 upon the completion of the Business Combination.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a)	hold Public Shares or hold Public Shares through units and you elect to separate your units into the underlying Public Shares, warrants and rights prior to exercising your redemption rights with respect to the Public Shares; and

(b)	prior to [ ], Eastern Time, on , 2021 (two business days prior to the vote at the Special Meeting), (i) submit a written request to Continental Stock Transfer & Trust Company, Andina’s transfer agent, that Andina redeem your share certificates (if any) and other redemption forms and (ii) deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through The Depository Trust Company.

Holders of units must elect to separate the underlying Public Shares and public warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying Public Shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so.

Public Shareholders may seek to have their shares redeemed regardless of (i) whether or not they vote on any of the Proposals, (ii) if they vote, whether they vote for or against the Business Combination, and (iii) whether or not they were holders of Andina Ordinary Shares as of the Record Date or acquired their shares after the Record Date.

The redemptions will be effectuated in accordance with the Current Charter and Cayman Islands law. Any Public Shareholder who holds Ordinary Shares of Andina on or before , 2021 (two (2) business days before the Special Meeting) will have the right to demand that his, her or its shares be redeemed for a pro rata share of the aggregate amount then on deposit in the Trust Account, including any interest earned on the Trust Fund not previously released to Andina (net of taxes payable), calculated as of two business days prior to the completion of the Business Combination, provided that such Public Shareholders follow the procedures provided for exercising such redemption set forth in the Current Charter, as described below, by such date. However, the proceeds held in the Trust Account could be subject to claims that could take priority over those of Public Shareholders exercising redemption rights, regardless of whether such holders vote for or against the Business Combination Proposal and whether such holders are holders of Andina Ordinary Shares as of the Record Date. Therefore, the per-share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. A Public Shareholder will be entitled to receive cash for these shares only if the Business Combination is completed. Holders of warrants and rights will not have redemption rights.

Further, each Public Shareholder, together with any affiliate or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares. Accordingly, any shares held by a Public Shareholder or “group” in excess of such 15% cap will not be redeemed by Andina. Any Public Shareholder who holds less than 15% of the Public Shares may have all of the Public Shares held by him or her redeemed for cash.

If a Public Shareholder has tendered shares to be redeemed but the Business Combination is not completed, the Redemptions will be canceled and the tendered shares will be returned to the relevant Public Shareholders as appropriate.

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Q:	How do I exercise my redemption rights?

A:	Pursuant to Andina’s Current Charter, a Public Shareholder may request that Andina redeem all or a portion of its Public Shares for cash if the Business Combination is consummated, subject to certain limitations, for cash equal to the applicable Redemption Price; provided, however, that Andina may not redeem such shares to the extent that such redemption would result in Andina having net tangible assets (as determined under the Exchange Act) of less than $5,000,001 upon the completion of the Business Combination.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a)	hold Public Shares or hold Public Shares through units and you elect to separate your units into the underlying Public Shares, warrants and rights prior to exercising your redemption rights with respect to the Public Shares; and

(b)	prior to [ ], Eastern Time, on , 2021 (two business days prior to the vote at the Special Meeting), (i) submit a written request to Continental Stock Transfer & Trust Company, Andina’s transfer agent, that Andina redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through The Depository Trust Company.

Holders of units must elect to separate the underlying Public Shares, warrants and rights prior to exercising redemption rights with respect to the Public Shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying Public Shares, warrants and rights, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public shareholders may elect to redeem all or a portion of their Public Shares regardless of whether they vote for or against the Business Combination Proposal.

Any request for Redemption, once made by a Public Shareholder, may not be withdrawn once submitted to the Company unless the Andina Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). You may make such request by contacting Andina’s Transfer Agent at the phone number or address listed at the end of this section.

Any corrected or changed written demand of redemption rights must be received by Andina’s secretary two business days prior to the vote taken on the Business Combination at the Special Meeting. No demand for Redemption will be honored unless the holder’s share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the Transfer Agent at least two business days prior to the vote at the Special Meeting.

Public Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates and other redemption forms should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is Andina’s understanding that shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, Andina does not have any control over this process and it may take longer than two weeks. Public Shareholders who hold their shares in street name will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

If a Public Shareholder properly demands redemption as described above, then, if the Business Combination is completed, Andina will redeem the shares subject to the redemptions for cash. Such amount will be paid promptly after completion of the Business Combination. If you exercise your redemption rights, then you will be exchanging your Andina shares for cash and will no longer own these shares following the Business Combination.

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If you are a Public Shareholder and you exercise your redemption rights, it will not result in either the exercise or loss of any Andina warrants or rights. Your Andina warrants and rights will continue to be outstanding following a Redemption of your Public Shares and will become exercisable, in the case of warrants, or will become rights to receive Class A Common Stock, in the case of rights, in connection with the completion of the Business Combination. Holders of Private Units have waived redemption rights in connection with the Business Combination.

If you intend to seek redemption of your Public Shares, you will need to deliver your share certificates (if any) and other redemption forms (either physically or electronically) to Andina’s transfer agent prior to the meeting, as described in this proxy statement/prospectus. If you have questions regarding the certification of your position or delivery of your shares, please contact:

Continental Stock Transfer & Trust Company

One State Street, 30th Floor

New York, New York 10004

Attention: Mark Zimkind

E-mail: mzimkind@continentalstock.com

Q:	Will how I vote on the Business Combination proposal affect my ability to exercise redemption rights?

A:

No. If you have redemption rights, you may exercise your redemption rights irrespective of whether you vote your Ordinary Shares for or against the Business Combination Proposal or any other proposal described in this proxy statement/prospectus.

Q:	If I am a holder of units, can I exercise redemption rights with respect to my units?

A:

No. Holders of outstanding units must elect to separate the units into the underlying Public Shares, public rights and public warrants prior to exercising redemption rights with respect to the Public Shares. If you hold your units in an account at a brokerage firm or bank, you must notify your broker or bank that you elect to separate the units into the underlying Public Shares, public rights and public warrants, or if you hold units registered in your own name, you must contact the transfer agent directly and instruct them to do so. If you fail to cause your Public Shares to be separated and delivered to the transfer agent by [  ], Eastern Time, on                           , 2021, you will not be able to exercise your redemption rights with respect to your Public Shares.

Q:	What are the material U.S. federal income tax consequences to U.S. Holders that exercise their redemption rights?

For a discussion of the material U.S. federal income tax consequences to U.S. Holders that exercise their redemption rights, see the discussion in the section entitled “Proposal 2: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences to Redemption – Tax Consequences to U.S. Holders that Elect to Have Their Ordinary Shares Converted for Cash.”

Q:	Do I have appraisal rights in connection with the proposed Business Combination?

A:	Shareholders of Andina do not have appraisal rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.
Q:	What do I need to do now?

A:

Andina urges you to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as an Andina shareholder. Public Shareholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

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Q:	How do I vote?

A:

The Special Meeting will be held via live webcast at 10:00 a.m., Eastern Time, on                  , 2021 . For the purposes of Andina’s Amended and Restated Memorandum and Articles of Association, the physical place of the meeting will be 13621 Deering Bay Drive, Coral Gables, FL 33158. The Special Meeting can be accessed by visiting                        , where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Special Meeting by means of remote communication.

If you are a holder of record of Andina Ordinary Shares on the record date, you may vote at the Special Meeting or by submitting a proxy for the Special Meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote, obtain a proxy from your broker, bank or nominee.

Any proxy may be revoked by the person giving it at any time before the polls close at the Special Meeting. A proxy may be revoked by filing with Andina’s Secretary (Andina Acquisition Corp. III, Calle 113 #7-45 Torre B, Oficina 1012, Bogotá, Colombia) either (i) a written notice of revocation bearing a date later than the date of such proxy, (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Special Meeting and voting online.

Simply attending the Special Meeting will not constitute revocation of your proxy. If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instructions of your broker or other nominee to revoke a previously given proxy.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:

No. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, this proxy statement/prospectus may have been forwarded to you by your brokerage firm, bank or other nominee, or its agent.

As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not provide voting instructions to your broker on a particular proposal on which your broker does not have discretionary authority to vote, your shares will not be voted on that proposal.

This is called a “broker non-vote.” Abstentions and broker-non votes will be counted in connection with the determination of whether a valid quorum is established but will have no effect on any of the Proposals.

For the proposals in this proxy statement/prospectus, your broker will not have the discretionary authority to vote your shares. Accordingly, your bank, broker, or other nominee can vote your shares at the Special Meeting only if you provide instructions on how to vote. You should instruct your broker to vote your shares as soon as possible in accordance with directions you provide.

Q:	When and where will the Special Meeting be held?

A:

The Special Meeting will be held via live webcast at 10:00 am, Eastern Time, on                 , 2021 , unless the Special Meeting is adjourned.

For the purposes of Andina’s Amended and Restated Memorandum and Articles of Association, the physical place of the meeting will be 13621 Deering Bay Drive, Coral Gables, FL 33158.

The Special Meeting can be accessed by visiting, where you will be able to listen to the Special Meeting live and vote during the Special Meeting. Please note that you will only be able to access the Special Meeting by means of remote communication.

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Q:	How do I register and attend the virtual Special Meeting?

A:

As a registered shareholder, you received a Proxy Card from Continental Stock Transfer. The form contains instructions on how to attend the virtual annual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer at the phone number or e-mail address below. Continental Stock Transfer support contact information is as follows: 917-262-2373, or email [            ]@continentalstock.com.

You can pre-register to attend the virtual meeting starting [                ], 2021 at 9:00am est. Enter the URL address into your browser http;//www.cstproxy.com/[                           ], enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the meeting you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the meeting.

Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you plan to vote at the meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental will issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. We can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 [                 ], outside the U,S, and Canada +1 [               ] (standard rates apply) when prompted enter the pin number [                ]#. This is listen- only, you will not be able to vote or enter questions during the meeting.

Q:	Who is entitled to vote at the Special Meeting?

A:

Andina has fixed , 2021 as the Record Date. If you were a Public Shareholder at the close of business on the Record Date, you are entitled to vote on matters that come before the Special Meeting. However, a Public Shareholder may only vote his or her shares if he or she is present in person (which would include presence at the virtual Special Meeting) or is represented by proxy at the Special Meeting.

Q:	How many votes do I have?

A:

Public Shareholders are entitled to one vote at the Special Meeting for each ordinary share held of record as of the Record Date. As of the close of business on the Record Date, there were outstanding 4,417,096 Ordinary Shares.

Q:	What constitutes a quorum?

A:

The holders of a majority of the issued and outstanding Ordinary Shares of Andina being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy (which would include presence at the virtual Special Meeting) shall constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn in accordance with the terms of the Current Charter.

As of the Record Date for the Special Meeting, 2,208,549 Ordinary Shares would be required to achieve a quorum.

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Q:	What vote is required to approve each proposal at the Special Meeting?

A:	The following votes are required for each proposal at the Special Meeting:

●	Domestication Proposal: The Domestication Proposal must be approved by a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Business Combination Proposal: The Business Combination Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Charter Amendment Proposal: The Charter Amendment Proposal must be approved by a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Advisory Charter Proposals: The Advisory Charter Proposals, each of which is a non-binding advisory vote, must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Nasdaq Proposal: The Nasdaq Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Incentive Plan Proposal: The Incentive Plan Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Director Appointment Proposal: The election of the director nominees pursuant to the Director Appointment Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Adjournment Proposal: The Adjournment Proposal, if presented, must be approved by ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

Q:	What are the recommendations of the Board?

A:

The Andina Board believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of Andina and recommends that Andina’s shareholders vote “FOR” the Domestication Proposal, “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” each of the separate Advisory Charter Proposals, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” each of the director nominees set forth in the Director Appointment Proposal, and, if presented at the Special Meeting, “FOR” the Adjournment Proposal.

The existence of financial and personal interests of Andina’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of the Company and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. These conflicts of interest include, among other things, that if Andina does not consummate an initial business combination by July 31, 2021, Andina may be forced to liquidate and the 2,700,000 Insider Shares and 395,000 Private Units owned by Andina’s initial shareholders, including its officers and directors, would be worthless. See the sections entitled “Proposal 2: The Business Combination Proposal — Interests of Andina’s Directors and Officers and Others in the Business Combination” and “Beneficial Ownership of Securities” for more information.

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Q:	How do Andina’s initial shareholders intend to vote their shares?

A:	All of Andina’s initial shareholders have previously agreed to vote all of their Public Shares in favor of a business combination proposed to them for approval, including the Business Combination.
Q:	May Andina’s initial shareholders purchase Public Shares or warrants prior to the Special Meeting?

A:

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Andina or Andina’s securities, Andina’s initial shareholders, Stryve and/or their respective affiliates may purchase shares and/or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Andina Ordinary Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the proposals presented to shareholders for approval at the Special Meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of the Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on outstanding Andina Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Andina will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Q:	What happens if I sell my Ordinary Shares before the Special Meeting?

A:

The Record Date for the Special Meeting is earlier than the date of the Special Meeting and earlier than the date that the Business Combination is expected to be completed. If you transfer your Ordinary Shares after the applicable record date, but before the Special Meeting, unless you grant a proxy to the transferee, you will retain your right to vote at the Special Meeting with respect to such shares, but the transferee, and not you, will have the ability to redeem such shares (if time permits).

Q:	How has the announcement of the Business Combination affected the trading price of Andina’s Ordinary Shares, warrants, rights and units?

A:

On January 27, 2021, the last trading date before the public announcement of the Business Combination, Andina’s Ordinary Shares, warrants, rights and units closed at $11.06, $0.691, $0.6199 and $10.53, respectively.

On March 25, 2021, the closing sale prices of Andina’s units, Ordinary Shares, rights and warrants were $12.23, $10.21, $0.68 and $0.87, respectively.

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Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. Shareholders may send a later-dated, signed proxy card to Andina’s Secretary at the address set forth below so that it is received by Andina’s secretary prior to the vote at the Special Meeting (which is scheduled to take place      , 2021) or attend the Special Meeting in person (which would include presence at the virtual Special Meeting) and vote. Shareholders also may revoke their proxy by sending a notice of revocation to Andina’s Chief Executive Officer, which must be received by Andina’s Secretary prior to the vote at the Special Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

Q:	What happens if I fail to take any action with respect to the Special Meeting?

A:

If you fail to take any action with respect to the Special Meeting and the Business Combination is approved by shareholders and consummated, you will become a shareholder and/or warrant holder of the Company. If you fail to take any action with respect to the Special Meeting and the Business Combination is not approved, you will remain a shareholder and/or warrant holder of Andina. However, if you fail to take any action with respect to the Special Meeting, you will nonetheless be able to elect to redeem your Public Shares in connection with the Business Combination, provided you follow the instructions in this proxy statement/prospectus for redeeming your shares.

Q:	What should I do with my share certificates, warrant certificates and/or unit certificates?

A:

Pursuant to the Current Charter, a Public Shareholder may request that Andina redeem all or a portion of such Public Shareholder’s Public Shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a) hold Public Shares or hold Public Shares through units and you elect to separate your units into the underlying Public Shares, warrants and rights prior to exercising your redemption rights with respect to the Public Shares; and

(b) prior to [  ], Eastern Time, on                  , 2021 (two business days prior to the vote at the Special Meeting) (i) submit a written request to the Transfer Agent that the Company redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the Transfer Agent, physically or electronically through DTC.

As noted above, holders of units must elect to separate the underlying Public Shares, public warrants and public rights prior to exercising redemption rights with respect to the Public Shares. Holders may instruct their broker to do so, or if a holder holds units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so. Public Shareholders may elect to redeem all or a portion of such Public Shareholder’s Public Shares even if they vote for the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Shareholder properly exercises its right to redeem its Public Shares and timely delivers its share certificates (if any) and other redemption forms to the transfer agent, Andina will redeem each ordinary share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds (net of required tax payments), divided by the number of then-outstanding Public Shares, divided by the number of then outstanding Public Shares.

If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any request to redeem Public Shares, once made, may not be withdrawn once submitted to Andina unless the Andina Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus. Andina will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting — redemption rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

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Andina warrant holders and rights holders should not submit certificates, if any, relating to their warrants or rights. Public shareholders who do not elect to have their Public Shares redeemed for the pro rata share of the Trust Account should not submit the certificates relating to their Public Shares.

Upon effectiveness of the Business Combination, subject to the treatment of certain private units pursuant to the Insider Forfeiture Agreement and the Insider Escrow Agreement, holders of Andina Ordinary Shares, warrants and rights will receive Class A Common Stock, warrants and rights to receive Class A Common Stock of the Company without needing to take any action and accordingly such holders should not submit the certificates, if any, relating to their Ordinary Shares, warrants or rights. Each holder of a right will receive one-tenth (1/10) of one share of Class A Common Stock. In addition, before the Closing, each outstanding unit of Andina (each of which consists of one Ordinary Share, one right to receive one-tenth (1/10) of one Ordinary Share and one warrant to purchase Ordinary Share) will be separated into its components of shares, rights and warrants.

Q:	What should I do if I receive more than one set of voting materials?

A:

Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your Ordinary Shares.

Q:	Who can help answer my questions?

A:

If you have questions about the Business Combination or if you need additional copies of the proxy statement/prospectus or the enclosed proxy card you should contact:

Morrow Sodali LLC

470 West Avenue

Stamford, CT 06902

Tel: (800) 662-5200

Banks and brokers call (203) 658-9400

Email: ANDA.info@morrowsodali.com

You also may obtain additional information about Andina from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of Public Shares and you intend to seek redemption of your shares, you will need to deliver your share certificates (if any) and other redemption forms (either physically or electronically) to the Transfer Agent at the address below prior to [  ] a.m., Eastern Time, on          , 2021 (two business days prior to the vote at the Special Meeting). If you have questions regarding the certification of your position or delivery of your share certificates (if any) and other redemption forms, please contact:

Mark Zimkind

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

E-mail: mzimkind@continentalstock.com

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the proposals to be submitted for a vote at the Special Meeting, whether or not you plan to attend such meeting, including the Business Combination Proposal, you should read this entire document carefully, including the Business Combination Agreement, attached as Annex B to this proxy statement/prospectus. The Business Combination Agreement is the legal document that governs the Business Combination and the other transactions that will be undertaken in connection therewith. The Business Combination Agreement is also described in detail in this proxy statement/prospectus in the section entitled “The Business Combination Agreement.” This proxy statement/prospectus also includes forward-looking statements that involve risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements.”

Parties to the Business Combination

Andina

Andina is a blank check company incorporated as a Cayman Islands exempted company on July 29, 2016, for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Andina’s units, Ordinary Shares, rights and warrants are currently listed on Nasdaq under the symbols “ANDAU,” “ANDA,” “ANDAR” and “ANDAW,” respectively. Andina’s units, each consisting of one ordinary share, one warrant and one right, will automatically separate into their component securities upon consummation of the Business Combination and, as a result, will no longer exist as a separate security. Upon the closing of the Business Combination, each holder of a right will receive one-tenth (1/10) of one share of Class A Common Stock of the Company. Upon the Closing, Andina intends to change its name from “Andina Acquisition Corp. III” to “Stryve Foods, Inc.” Andina intends to apply to continue the listing of its Class A common stock and warrants on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively, upon the Closing.

Andina’s principal executive offices are located at Calle 113 # 7-45 Torre B, Oficina 1012, Bogotá, Colombia and its phone number is (646) 565-3861.

Holdings

Andina Holdings LLC (“Holdings”) is a Delaware limited liability company and wholly owned subsidiary of Andina.

Andina Representative

B. Luke Weil (the “Andina Representative”) is serving as the Andina Representative under the Business Combination Agreement, and in such capacity will represent the interests of Andina’s shareholders after the Closing (other than the Seller) with respect to certain matters under the Business Combination Agreement.

Stryve

Stryve Foods, LLC is a Texas limited liability company (“Stryve”) formed on January 13, 2017.

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

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Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Biltong is a process for preserving meat through air drying that originated centuries ago in South Africa. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paelo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve’s principal executive offices are located at 5801 Tennyson Parkway, Suite 275, Plano, Texas 75024 and its phone number is (972) 987-5130.

Seller

Stryve Foods Holdings, LLC (“Seller”) is a Texas limited liability company which currently acts as a holding company and sole member of Stryve.

Seller Representative

R. Alex Hawkins (the “Seller Representative”) is serving as the representative from and after the Closing for the members of the Seller after giving effect to the Reorganization in accordance with the terms of the Business Combination Agreement.

Proposals to be Submitted at the Special Meeting

Proposal 1: The Domestication Proposal

Andina and Stryve and the other parties thereto have agreed to the Business Combination under the terms of the Business Combination Agreement. If the Business Combination Proposal (described below) is approved and the Business Combination is to be consummated, prior and as a condition to the Closing, Andina will (a) be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware (which is referred to herein as the “Domestication”); (b) in connection therewith, adopt upon the Domestication taking effect, the Interim Charter, in the form appended to this proxy statement/prospectus as Annex A, in place of Andina’s Current Charter which will remove or amend those provisions of Andina’s Current Charter that terminate or otherwise cease to be applicable as a result of the Domestication; and (c) file the Interim Charter with the Secretary of State of Delaware. At the time of the Domestication, simultaneously with the adoption of the Interim Charter, the Andina Board intends to adopt Bylaws in the form appended as Annex G to this proxy statement/prospectus. Upon effectiveness of the Domestication, all of Andina’s outstanding securities will convert to outstanding securities of the continuing corporation.

After consideration of the factors identified and discussed in the section entitled “Proposal 1: The Domestication Proposal—Reasons for the Domestication,” the Andina Board has decided that it would be in the best interests of Andina to effect the Domestication in connection with the Business Combination.

The Domestication Proposal is conditioned upon the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Domestication Proposal will have no effect, even if approved by Andina’s shareholders. The Domestication Proposal is to be submitted for consideration and vote by the Public Shareholders by special resolution.

For additional information, see “Proposal 1: The Domestication Proposal” section of this proxy statement/prospectus.

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Proposal 2: The Business Combination Proposal

This section describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement and the related agreements. Andina’s shareholders and other interested parties are urged to read such agreement in its entirety because it is the primary legal document that governs the Business Combination.

Business Combination Agreement

Pursuant to the Business Combination Agreement, as described in more detail in the below, (i) promptly after the execution and delivery of the Business Combination Agreement, the Seller and Stryve conducted a reorganization via a merger pursuant to which the Seller became a holding company for Stryve, the former owners of Stryve became the owners of the Seller, and the former holders of convertible notes of Stryve became holders of convertible notes of the Seller, and pursuant to which Stryve retained all of its subsidiaries, business, assets and liabilities, and became a wholly-owned subsidiary of the Seller, (ii) prior to the Closing, Andina will consummate the Domestication, (iii) at the Closing, the Seller will contribute to Holdings all of the issued and outstanding equity interests of Stryve in exchange for newly issued non-voting Class B membership interests of Holdings and voting (but non-economic) Class V Common Stock; (iv) Andina will contribute all of its cash and cash equivalents to Holdings, after payment of Andina shareholders that elect to have their Andina shares redeemed or converted in connection with the Closing and Andina’s expenses and other liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings (the “Seller Consideration Units”). The Seller Consideration Units will provide the holder with economic rights, but not voting rights, with respect to Holdings and the Class V Common Stock of Andina will provide the holder with voting rights, but not economic rights, with respect to Andina (for more information, see the section in this proxy statement/prospectus entitled “Capital Stock of the Company after the Business Combination”).

At the Closing, Andina will change its name to “Stryve Foods, Inc.” and the combined company will be organized in an Up-C structure, in which substantially all of the assets of the combined company will be held by Holdings, and Andina’s only assets will be its equity interests in Holdings.

Existing Organizational Structure

The diagrams below depict simplified versions of the current organizational structures of Andina and Stryve, respectively.

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Organizational Structure Following the Business Combination

Following the Closing, the combined company will be organized in an Up-C structure, in which substantially all of the assets of the combined company will be held by Holdings, and Andina’s only assets will be its equity interests in Holdings. The diagram below depicts a simplified version of Andina’s organizational structure immediately following the completion of the Business Combination.

Seller
PIPE Investors
Private Unitholders
Public Shareholders
Class A Common Stock
Class A Common Stock
Class A Common Stock
Class V Stock
Class B Units
Purchaser
Class A Units
Holdings
100%
The Company

Seller Consideration

Subject to and upon the terms and conditions of the Business Combination Agreement, in exchange for the Seller Contribution, Holdings shall issue to the Seller a number of newly issued Holdings Class B Units, also referred to as Seller Consideration Units, equal in value to (the “Seller Consideration”): (i) One Hundred and Thirty Million U.S. Dollars ($130,000,000), minus (ii) the amount, if any, by which the target consolidated net working capital amount of $553,635.45 exceeds the consolidated net working capital of Stryve (but not less than zero), plus (iii) the amount, if any, by which the consolidated net working capital of Stryve exceeds the target consolidated net working capital amount of $553,635.45 (but not less than zero), minus (iv) the amount of indebtedness of Stryve at the Closing (excluding certain capitalized leases and any obligations under the Bridge Notes or other convertible debt of the Seller that is converted into equity in connection with the Closing), minus (v) the amount of Stryve’s transaction expenses, with each Holdings Class B Unit valued for such purposes at a price of $10.00 per unit. Additionally, Andina will issue to the Seller a number of newly issued shares of Class V Common Stock equal to the number of Seller Consideration Units The Seller may thereafter distribute the Class V Common Stock and Seller Consideration Units to its members.

Subject to and upon the terms and conditions of the Business Combination Agreement, in exchange for the Andina Contribution, Holdings shall issue to Andina a number of newly issued Holdings Class A Units so that after giving effect to such issuance Andina will have a number of Holdings Class A Units equal to the number of issued and outstanding shares of Class A Common Stock as of the Closing (after giving effect to the issuance of any shares in any PIPE Investment and the redemption or conversion of shareholders in the Redemption).

The Seller Consideration Units (and related number of shares of Class V Common Stock) will be issued based on an estimate of Stryve’s consolidated indebtedness, net working capital and transaction expenses as of the Closing and subject to a post-Closing true-up.

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The Escrow Units

At the Closing, one percent (1%) of the Seller Consideration Units otherwise issuable by Holdings at the Closing and an equal number of shares of Class V Common Stock otherwise issuable at the Closing (the “Escrow Units”) to the Seller will be deposited into a segregated escrow account with Continental Stock Transfer & Trust Company (or such other escrow agent reasonably acceptable to Andina Representative and Seller Representative), as escrow agent, and held in escrow together with any dividends, distributions or other income on the Escrow Units (the “Escrow Property”) in accordance with an escrow agreement to be entered into in connection with the Transactions (the “Escrow Agreement”). The Escrow Property will be held in the escrow account after the Closing until the parties have reviewed and agreed upon the Closing working capital of Stryve and will be used to serve as the sole source of payment for any purchase price adjustment in favor of Andina. The Seller will have the right to vote the Escrow Units while they are held in escrow.

Representations and Warranties

The Business Combination Agreement contains a number of representations and warranties by each of Andina, Stryve and the Seller. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement.

Closing Conditions

The Closing is subject to the satisfaction of certain closing conditions, including that there not have been a material adverse effect on the business of Stryve and that after giving effect to completion of the Business Combination and payment of the redemption, if any, Andina shall have cash or cash equivalents equal to at least $19,000,000, less certain proceeds received by Stryve from Bridge Notes (including as a result of satisfaction or offset of obligations owed by Stryve under Pre-Bridge Notes that were exchanged for Bridge Notes).

Additional Information

For additional information, including information about certain material U.S. Federal Income Tax Consequences to U.S. Holders of Public Shares and other agreements relating to the Business Combination, see “Proposal 2: The Business Combination Proposal” section of this proxy statement/prospectus.

Proposal 3: The Charter Amendment Proposal

In connection with the Business Combination, Andina is asking its shareholders to approve a proposal to replace the Interim Charter with the Proposed Charter, to be effective upon the consummation of the Business Combination. The Proposed Charter (i) includes supermajority voting standards in connection with the removal of a director, the amendment of the director removal provisions and the Bylaw amendment provisions of the Proposed Charter, and stockholder amendments to the Bylaws; (ii) removes the right of the stockholders to call a special stockholder meeting; (iii) removes the right of the stockholders to take action by written consent; (iv) removes certain blank check provisions that will not be necessary upon consummation of the Business Combination; and (v) increases the number of shares of stock the Company is authorized to issue.

The Charter Amendment Proposal is set forth in the section entitled “Proposal 3: The Charter Amendment Proposal” of this proxy statement/prospectus.

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The Proposed Charter differs in material respects from the Interim Charter and Andina urges shareholders to carefully consult the information set out in the section entitled “Proposal 3: The Charter Amendment Proposal” and the full text of the Proposed Charter, attached hereto as Annex C.

The Charter Amendment Proposal is conditioned on the approval of the Business Combination Proposal and the Domestication Proposal. Therefore, if either of the Business Combination Proposal or the Domestication Proposal is not approved, the Charter Amendment Proposal will have no effect, even if approved by Andina’s shareholders. The Charter Amendment Proposal is not conditioned on the separate approval of the Advisory Charter Proposals. The Charter Amendment Proposal is to be submitted for consideration and vote by the Public Shareholders by special resolution.

Proposals 4(A)-(F): The Advisory Charter Proposals

Andina’s shareholders are also being asked to approve and adopt, on a non-binding advisory basis, the Advisory Charter Proposals, which relate to certain corporate governance provisions in the Proposed Charter that will be adopted when the Proposed Charter replaces the Interim Charter, if the Charter Amendment Proposal is approved. These separate votes are not otherwise required by Delaware law, separate and apart from the Charter Amendment Proposal, but are required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions. The Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Amendment Proposal).

The Advisory Charter Proposals relate to: (i) the addition of a supermajority voting standard in connection with the removal of a director; (ii) the removal of the right of the stockholders to call a special stockholder meeting and the removal of the right of the stockholders to take action by written consent; (iii) the addition of supermajority voting standards in connection with the amendment of the director removal provisions and the Bylaw amendment provisions of the Proposed Charter and stockholder amendments to the Bylaws; (iv) the change of the Company’s name to “Stryve Foods, Inc.”; (v) the removal of certain blank check provisions that will not be necessary upon consummation of the Business Combination; and (v) the increase in the number of shares of, and changes to the classes of, stock the Company is authorized to issue.

For additional information, see “Proposals 4(A)-(F): The Advisory Charter Proposals” section of this proxy statement/prospectus.

Proposal 5: The Nasdaq Proposal

Assuming the Business Combination Proposal and the Charter Amendment Proposal are approved, Andina’s shareholders are also being asked to consider and vote on a proposal by ordinary resolution to approve, for the purposes of complying with Nasdaq Listing Rule 5635(d) the issuance of more than 20% of the issued and outstanding Class A Ordinary Shares in the PIPE Investment (as defined in this proxy statement/prospectus), upon the completion of the Business Combination. Andina refers to this as the “Nasdaq Proposal.” The Nasdaq Proposal is described in more detail in this proxy statement/prospectus under the heading “Nasdaq Proposal.” The Nasdaq Proposal is to be submitted for consideration and vote by the Public Shareholders by ordinary resolution.

For additional information, see “Proposal 5: The Nasdaq Proposal” section of this proxy statement/prospectus.

Proposal 6: The Incentive Plan Proposal

Assuming the Business Combination Proposal, the Charter Amendment Proposal and the Nasdaq Proposal are approved, Andina’s shareholders are also being asked to approve the Incentive Plan Proposal.

Andina expects that, prior to the consummation of the Business Combination, its Board will approve and adopt the Incentive Plan. Andina shareholders should carefully read the entire Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex D, before voting on this proposal. The Nasdaq Proposal is to be submitted for consideration and vote by the Public Shareholders by ordinary resolution.

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For additional information, see “Proposal 6: The Incentive Plan Proposal” section of this proxy statement/prospectus.

Proposal 7: The Director Appointment Proposal

Effective from the consummation of the Domestication and Business Combination, the Company’s Board will consist of seven (7) directors and will be a classified Board with three classes of directors, with each initial Class I director having a term that expires at the Company’s annual meeting of stockholders in 2022, each initial Class II director having a term that expires at the Company’s annual meeting of stockholders in 2023 and each initial Class III director having a term that expires at the Company’s annual meeting of stockholders in 2024, or when such directors’ successors have been duly elected and qualified, or upon such directors’ earlier death, resignation, retirement or removal for cause. Andina is proposing that its shareholders approve the election of the seven director nominees to serve on the Company Board following the Closing of the Business Combination. The Director Appointment Proposal is being submitted for consideration and vote by the Public Shareholders by ordinary resolution.

For additional information, see “Proposal 7: The Director Appointment Proposal” section of this proxy statement/prospectus.

Proposal 8: The Adjournment Proposal

The Adjournment Proposal allows the Andina Board to submit a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any of the Proposals, the Advisory Charter Proposals or the Director Appointment Proposal. If the Adjournment Proposal is presented to the Public Shareholders, it will be submitted to consideration and vote by ordinary resolution.

For additional information, see “Proposal 8: The Adjournment Proposal” section of this proxy statement/prospectus.

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Date and Time of Special Meeting

The Special Meeting will be held via live webcast at 10:00 a.m., Eastern Time, on             , 2021, at , to consider and vote upon the proposals to be submitted to the Special Meeting, including if necessary, the Adjournment Proposal. For the purposes of Andina’s Amended and Restated Memorandum and Articles of Association, the physical place of the meeting will be 13621 Deering Bay Drive, Coral Gables, FL 33158.

The Special Meeting can be accessed by visiting                , where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Special Meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the Special Meeting. If you do not have a control number, please contact the Continental Stock Transfer Company, the transfer agent.

Registering for the Special Meeting

As a registered shareholder, you received a Proxy Card from Continental Stock Transfer. The form contains instructions on how to attend the virtual annual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer at the phone number or e-mail address below. Continental Stock Transfer support contact information is as follows: 917-262-2373, or email [                     ]@continentalstock.com.

You can pre-register to attend the virtual meeting starting [            ], 2021 at 9:00am est. Enter the URL address into your browser http;//www.cstproxy.com/[                                  ], enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the meeting you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the meeting.

Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you plan to vote at the meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental will issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. We can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 [                ], outside the U,S, and Canada +1 [               ] (standard rates apply) when prompted enter the pin number [               ]#. This is listen- only, you will not be able to vote or enter questions during the meeting.

Voting Power; Record Date

Public Shareholders will be entitled to vote or direct votes to be cast at the Special Meeting if they owned Andina Ordinary Shares at the close of business on [__] , 2021, which is the record date for the Special Meeting (the “Record Date”). Public Shareholders will have one vote for each ordinary share of Andina owned at the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. Andina’s warrants do not have voting rights. On the Record Date, there were 4,417,096 Andina Ordinary Shares outstanding, of which 1,322,096 were not held by Insiders.

Quorum and Vote of Shareholders

A quorum of Andina’s shareholders is necessary to hold a valid meeting. The holders of a majority of the issued and outstanding Ordinary Shares, being individuals present in person or by proxy, or if a corporation or other non-natural person by its duly authorized representative or proxy (which would include presence at the virtual Special Meeting), shall constitute a quorum. In the absence of a quorum, the Chairperson of the Special Meeting has the power to adjourn the Special Meeting. As of the Record Date for the Special Meeting, 2,208,549 Ordinary Shares would be required to achieve a quorum.

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The Insiders at the time of the IPO entered into a letter agreement to vote their Insider Shares, as well as any Public Shares purchased during or after the IPO, in favor of the Business Combination Proposal. As of the Record Date, the Insiders own approximately 70% of Andina’s total outstanding Ordinary Shares.

The following votes are required for each proposal at the Special Meeting:

●	Domestication Proposal: The Domestication Proposal must be approved by a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Business Combination Proposal: The Business Combination Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Charter Amendment Proposal: The Charter Amendment Proposal must be approved by a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Advisory Charter Proposals: The Advisory Charter Proposals, each of which is a non-binding advisory vote, must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Nasdaq Proposal: The Nasdaq Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Incentive Plan Proposal: The Incentive Plan Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

●	Director Appointment Proposal: The election of the director nominees pursuant to the Director Appointment Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting

●	Adjournment Proposal: The Adjournment Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

With respect to each proposal except The Director Appointment Proposal in this proxy statement/prospectus, you may vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to the director nominees described in The Director Appointment Proposal, you may vote “ FOR ALL” or “WITHHOLD ALL” or may withhold your vote with respect to particular nominee(s) named by you.

If a shareholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the Special Meeting in person, then the shareholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting.

Abstentions and broker-non votes will be counted in connection with the determination of whether a valid quorum is established but will have no effect on any of the Proposals.

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Redemption Rights

Pursuant to the Current Charter, a Public Shareholder may request that Andina redeem all or a portion of such Public Shareholder’s Public Shares for cash if the Business Combination is consummated. You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a)	hold Public Shares or hold Public Shares through units and you elect to separate your units into the underlying Public Shares, warrants and rights prior to exercising your redemption rights with respect to the Public Shares; and

(b)	prior to [ ], Eastern Time, on [______], 2021 (two business days prior to the vote at the Special Meeting), (i) submit a written request to Continental Stock Transfer & Trust Company, Andina’s transfer agent (the “Transfer Agent”), that Andina redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through The Depository Trust Company (“DTC”).

As noted above, holders of units must elect to separate the underlying Public Shares, public warrants and public rights prior to exercising redemption rights with respect to the Public Shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying Public Shares, public warrants and public rights, or if a holder holds units registered in its own name, the holder must contact the Transfer Agent directly and instruct it to do so.

Public Shareholders may elect to redeem all or a portion of their Public Shares regardless whether they vote for or against the Business Combination Proposal. If the Business Combination is not consummated, the Public Shares will not be redeemed for cash. If a Public Shareholder properly exercises its right to redeem its Public Shares and timely delivers its share certificates (if any) and other redemption forms to the Transfer Agent, Andina will redeem each such public share for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds held in the Trust Account (net of taxes payable), divided by the number of then-outstanding Public Shares. As of March 25, 2021, this would have amounted to approximately $10.24 per Public Share.

If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any request to redeem Public Shares, once made, may not be withdrawn once submitted to Andina unless the Andina Board determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part). The holder can make such request by contacting the Transfer Agent, at the address or email address listed in this proxy statement/prospectus. Andina will be required to honor such request only if made prior to the deadline for exercising redemption requests. See “Special Meeting — redemption rights” for a detailed description of the procedures to be followed if you wish to redeem your Public Shares for cash.

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 20% limit would not be redeemed for cash.

In order for Public Shareholders to exercise their redemption rights in respect of the Business Combination Proposal, Public Shareholders must properly exercise their right to redeem the Public Shares they hold no later than the close of the vote on the Business Combination Proposal and deliver their share certificates (if any) and other redemption forms (either physically or electronically) to the transfer agent prior to [____] , Eastern Time, on [___] , 2021 (two business days prior to the vote at the Special Meeting). Immediately following the consummation of the Business Combination, Andina will satisfy the exercise of redemption rights by redeeming the Public Shares issued to the Public Shareholders that validly exercised their redemption rights.

Holders of Andina’s private units, warrants and rights will not have redemption rights with respect to any of those securities (including any Ordinary Shares underlying warrants included in private rights upon separation of those units into shares and warrants).

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Appraisal Rights

Shareholders of Andina do not have appraisal rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.

Proxy Solicitation

Proxies may be solicited by mail, telephone or in person. Andina has engaged Morrow Sodali LLC to assist in the solicitation of proxies.

If a shareholder grants a proxy, it may still vote its shares in person (which would include presence at the virtual special meeting) if it revokes its proxy before the Special Meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “Special Meeting — Revoking Your Proxy.”

Interests of Andina’s initial shareholders, Insiders, Officers and Directors in the Business Combination

In considering the recommendation of Andina’s Board to vote in favor of the Business Combination, Public Shareholders should be aware that, aside from their interests as shareholders, Andina’s initial shareholders, Insiders, directors and officers have interests in the Business Combination that are different from, or in addition to, those of Andina’s other shareholders generally. Andina’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to Andina’s shareholders that they approve the Business Combination. Public Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●	the fact that the Insiders paid an aggregate of $25,000 for the Insider Shares, and the Insider Shares will have a significantly higher value at the time of the Business Combination, if it is consummated, estimated at approximately $13.8 million based on the closing price of $10.21 per public share on Nasdaq on March 25, 2021;

●	the fact that the Private Units, including their component Ordinary Shares, Private Warrants and Private Rights, purchased by certain of the Insiders will be worthless if Andina does not consummate a business combination;

●	the fact that the Insider Shares are subject to the terms of the Insider Escrow Agreement, which includes lock-up provisions that have been extended pursuant to an amendment to the Insider Escrow Agreement entered into at the time of the Business Combination Agreement;

●	the fact that the Insiders have agreed to forfeit up to a certain number of Andina Securities held by them pursuant to the terms of the Insider Forfeiture Agreement;

●	the fact that if the trust account is liquidated, including in the event Andina is unable to complete an initial business combination by July 31, 2021, B. Luke Weil has agreed that he will be personally liable to Andina if and to the extent any claims by a third party for services rendered or contracted for or products sold to Andina, reduce the amount of funds in the trust account to below $10.00 per public share, except as to any claims by a vendor or prospective target business who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under Andina’s indemnity of the underwriters of its IPO against certain liabilities, including liabilities under the Securities Act;

●	the fact that Andina’s initial shareholders, officers and directors have waived their right to redeem their Insider Shares, component shares included in Private Units, and any other Ordinary Shares held by them, or to receive distributions from the Trust Account with respect to such shares upon Andina’s liquidation if Andina is unable to consummate its initial business combination;

●	the fact that unless Andina consummates an initial business combination, its directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them in connection with the Business Combination (to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account);

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●	the fact that a director of Andina (who did not participate in any Andina Board deliberations concerning the Business Combination) holds a promissory note issued by Stryve, in the principal amount of $75,000, which is convertible into units of Stryve Foods Holdings, LLC; and

●	the anticipated appointment of B. Luke Weil and Mauricio Orellana, two of Andina’s directors, as directors of the Company after the consummation of the Business Combination. As such, in the future they will receive any cash fees, stock options or stock awards that the Board determines to pay to such directors.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Andina or its securities, Andina’s initial shareholders, Stryve and/or their respective affiliates may purchase Public Shares from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such securities purchases and other transactions would be to increase the likelihood that the proposals presented to shareholders for approval at the Special Meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of the business combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on outstanding Andina Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Andina will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

The existence of financial and personal interests of Andina’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of the Company and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals. See the sections entitled “Risk Factors”, “The Business Combination Proposal — Interests of Andina’s Directors and Officers and Others in the Business Combination and “Beneficial Ownership of Securities” for more information and other risks.

Certain Other Benefits in the Business Combination

In addition to the interests of Andina’s initial shareholders, Insiders, directors and officers in the Business Combination, Andina shareholders should be aware that Cowen and Company, LLC (“Cowen”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”), the underwriters for Andina’s IPO, have financial interests that are different from, or in addition to, the interests of Andina shareholders.

●	Andina engaged Cowen and Craig-Hallum as advisors during its process of identifying and evaluating possible business combinations, in consideration of which Andina will pay Cowen and Craig-Hallum aggregate cash fees, upon the consummation of a business combination, equal to 3% of total gross proceeds raised in the IPO; provided, that Andina, Cowen and Craig-Hallum have agreed that, with regard to the Business Combination, the aggregate cash fees payable to Cowen and Craig-Hallum will be an amount equal to 1.5% of the total gross proceeds raised in the IPO. Accordingly, Cowen and Craig-Hallum have an interest in Andina completing the Business Combination because, if the Business Combination, or any other business combination, is not consummated by July 31, 2021, and Andina is therefore required to be liquidated, they will not receive these cash fees.

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●	Related to the business combination with Stryve, Andina entered into agreements with Cowen and Craig-Hallum to be financial advisors and placement agents to the transaction, in consideration of which they will receive an aggregate success fee of 2% of the transaction value, a fee of 6% of the gross proceeds raised as agents and a capital markets advisory fee. Accordingly, Cowen and Craig-Hallum have an interest in the Company completing the Business Combination because if the Business Combination, or any other initial business combination, is not consummated by July 31, 2021, and Andina is therefore required to be liquidated, they will not receive these cash fees.

●	Under the terms of each of the engagements with Cowen and Craig-Hallum, Andina agreed to reimburse Cowen and Craig-Hallum, respectively, for their reasonable out-of-pocket expenses, including the fees and disbursements of its outside attorneys, and to indemnify each of Cowen and Craig-Hallum and certain related parties against liabilities, including liabilities under federal securities laws, in each case, in connection with, as a result of, or relating to their respective engagements. Accordingly, Cowen and Craig-Hallum have an interest in the Company completing the Business Combination because if the Business Combination, or any other initial business combination, is not consummated by July 31, 2021, and Andina is therefore required to be liquidated, they will not be reimbursed for the relevant amounts.

●	In addition, Cowen Investments II LLC, an affiliate of Cowen, holds 409,967 Insider Shares and 92,157 Private Units, and Craig-Hallum holds 175,700 Insider Shares and 39,496 Private Units. If Andina consummates the Business Combination, the shares included in the Private Units, and the shares that may be issuable pursuant to the private rights and private warrants included in the Private Units, will have a significantly higher value at the time of the Business Combination. However, if Andina does not consummate the Business Combination, or no other business combination is consummated by July 31, 2021, and Andina is therefore required to be liquidated, these securities may be worthless and, further Cowen and Craig-Hallum has waived any right to participation in any trust liquidation.

Recommendation of the Board

The Board believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of Andina’s shareholders and recommends that Andina’s shareholders vote “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” each separate Advisory Charter Proposals, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” each of the director nominees set forth in the Director Appointment Proposal and, if presented at the Special Meeting, “FOR” the Adjournment Proposal.

Conditions to the Closing of the Business Combination

For a discussion of the conditions to the closing of the Business Combination, please see “Proposal 2: The Business Combination Proposal.”

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination. Where actual amounts are not known or knowable, the figures below represent Andina’s good faith estimate of such amounts.

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($ in millions)

Sources	No Redemption(4)	Max Redemption(5)
Cash Held in Trust Account(1)	$13.5	$0.0
Private Placement Equity Financing(2)	53.1	53.1
Seller’s equity(3)	117.1	117.1

Total Sources	$183.7	$170.2

(1)	Represents the expected amount of the cash held in the Trust Account prior to the Closing (and prior to any redemption by Andina public shareholders), excluding any interest earned on such funds since January 27, 2021.
(2)	Represents proceeds from Closing PIPE Investment and Bridge PIPE Investment.
(3)

Assuming Indebtedness per the Unaudited Proforma Balance Sheet as December 31, 2020, excluding Stryve transaction expenses, assuming no post-Closing working capital adjustment under the terms of the Business Combination Agreement.

(5)	Assumes that all holders of Public Shares exercise their redemption rights (representing the maximum amount of public shares that can be redeemed to satisfy the Minimum Cash Condition).

Uses	No Redemption(4)	Max Redemption(5)
Transaction expenses(1)	$8.8	$8.8
Closing Cash Contribution to Holdings(2)	57.8	44.3
Seller’s equity(3)	117.1	117.1

Total Uses	$183.7	$170.2

(1)	Represents total estimated fees and expenses incurred by Andina for payment at the Closing, excluding expense reimbursements.
(2)	Includes cash provided from Trust Account, the Closing PIPE Investment, and Bridge PIPE Investment.
(3)	Assuming Indebtedness per the Unaudited Proforma Balance Sheet as December 31, 2020, excluding Stryve transaction expenses, assuming no post-Closing working capital adjustment under the terms of the Business Combination Agreement.
(4)	Assumes that no holders of Public Shares exercise their redemption rights.
(5)	Assumes that all holders of Public Shares exercise their redemption rights (representing the maximum amount of public shares that can be redeemed to satisfy the Minimum Cash Condition).

United States Federal Income Tax Consequences

For a discussion summarizing the United States federal income tax considerations of an exercise of redemption rights, please see “Proposal 2: The Business Combination Proposal – Material U.S. Federal Income Tax Consequences to Redemption – Tax Consequences to U.S. Holders That Elect to Have Their Ordinary Shares Converted for Cash.”

Anticipated Accounting Treatment

For a discussion summarizing the anticipated accounting treatment of the Business Combination, please see “Anticipated Accounting Treatment.”

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional regulatory requirement or approval, except for (i) filings with Cayman Islands and Delaware necessary to effectuate the Domestication, and (ii) filings required with the SEC pursuant to the reporting requirements applicable to Andina, and the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, including the requirement to file the registration statement of which this proxy statement/prospectus forms a part and to disseminate this proxy statement/prospectus to Andina’s shareholders.

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Risk Factors

You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 27. Such risks include, but are not limited to, the following risks with respect to the Company subsequent to the Business Combination:

Risks Related to Stryve’s Business, Brand, Products and Industry

●	Stryve has a history of losses and may be unable to achieve or sustain profitability.

●	Pandemics, epidemics or disease outbreaks, such as the novel coronavirus (“COVID-19”), may disrupt Stryve’s business, including, among other things, consumption and trade patterns, supply chain, and production processes, each of which could materially and adversely affect its business, financial condition and results of operations.

●	Stryve may not be able to compete successfully in the highly competitive snacking and nutritional snacking industry.

●	Stryve may face direct competition in the future from well-capitalized competitors.

●	Stryve’s brand and reputation may be diminished due to real or perceived quality or health issues with its products, including meat, which could materially and adversely affect its business, financial condition and results of operations.

●	If Stryve fails to implement its growth strategies successfully, timely, or at all, its ability to increase revenue and achieve profitability could be materially and adversely affected.

●	If Stryve fails to effectively manage its manufacturing and production capacity, its business and operating results and brand reputation could be harmed.

●	Most of Stryve’s products are manufactured in its single facility in Oklahoma and any damage to or disruption at this facility would materially and adversely affect its business, financial condition and results of operations.

●	Beef, raw material and packaging costs can be volatile and may rise significantly, which may negatively impact the ability of Stryve to achieve profitability.

●	Stryve relies on a limited number of third-party suppliers, and may not be able to obtain beef and other raw materials on a timely basis or in sufficient quantities to produce its products or meet the demand for its products.

●	Stryve relies on sales to a limited number of retailers and losing one or more such retailers could materially and adversely affect its business, financial condition and results of operations.

●	Consolidation of customers or the loss of a significant customer could negatively impact Stryve’s sales and ability to achieve profitability.

●	Stryve’s growth may be limited if it is unable to add additional shelf or retail space for its products.

●	Changes in retail distribution arrangements may result in the temporary loss of retail shelf space and disrupt sales of food products which could materially and adversely affect Stryve’s business, financial condition and results of operations.

●	Slotting fees and customer charges or charge-backs for promotion allowances, cooperative advertising, and product or packaging damages, as well as undelivered or unsold food products may disrupt Stryve’s customer relationships and could materially and adversely affect its business, financial condition and results of operations.

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●	Stryve offers a limited number of products and any change in consumer demand for air dried meat products or meat products in general could materially and adversely affect its business, financial condition and results of operations.

●	Stryve may not successfully increase production capacity at its manufacturing facility or its facility may not operate in accordance with its expectations.

●	Failure by transportation providers to deliver Stryve’s products on time, or at all, could result in lost sales.

●	If Stryve fails to cost-effectively acquire new customers or retain its existing customers or its consumers, or if it fails to derive revenue from its existing customers consistent with its historical performance, its business could be materially and adversely affected.

●	If Stryve fails to manage its growth effectively, its business could be materially adversely affected.

●	Stryve may not have or be able to generate sufficient cash to meet its debt service obligations.

●	Stryve may need additional capital and it may not be available on acceptable terms or at all.

●	Certain of Stryve’s obligations have been guaranteed by its founders and management, and Stryve may not have the capital or assets available to replace or supplement those guarantees if necessary.

●	Litigation or legal proceedings could expose Stryve to significant liabilities and have a negative impact on its reputation or business.

●	Stryve intends to grow through acquisitions or joint ventures and it may not successfully integrate, operate or realize the anticipated benefits of such business combinations.

●	If Stryve is unable to implement appropriate systems, procedures and controls, it may not be able to successfully offer its products and grow its business and account for transactions in an appropriate and timely manner.

●	Stryve relies upon Amazon, Shopify and other vendors to host and operate portions of its e-commerce business and platforms and any disruption of or interference with its use of these services would adversely affect its business, results of operations and financial condition.

●	Stryve relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm its ability to operate its business.

●	A cybersecurity incident or other technology disruptions could negatively impact business, financial condition, results of operations and relationships with customers.

●	Disruptions in the U.S. or worldwide economy may materially and adversely affect Stryve’s business, results of operations and financial condition.

Regulatory Risks

●	The loss of Stryve’s USDA grant of inspection from its facility would materially adversely impact its business, results of operations and financial condition.

●	Stryve is subject to extensive government regulations and a failure to comply with such regulations could materially and adversely affect its business, financial condition and results of operations.

●	Stryve will be subject to international regulations that could materially and adversely affect its business, financial condition and results of operations.

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●	Changes in the legal and regulatory environment could limit Stryve’s business activities, increase its operating costs, reduce demand for its products or result in litigation.

●	Legal claims, government investigations or other regulatory enforcement actions could subject Stryve to civil and criminal penalties.

●	Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect Stryve’s business by exposing it to lawsuits, product recalls or regulatory enforcement actions, increasing its operating costs and reducing demand for its product offerings.

Risks Related to Intellectual Property

●	Stryve may not be able to adequately protect its intellectual property and other proprietary rights that are material to its business.

Risks Related to Stryve Being a Public Company

●	Stryve has not been managed as a public company and its current resources may not be sufficient to fulfill its public company obligations.

●	Stryve will incur significantly increased costs as a result of operating as a public company, and its management will be required to devote substantial time to compliance efforts.

●	If Stryve does not maintain effective internal control over financial reporting, it could fail to report its financial results accurately.

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SELECTED HISTORICAL FINANCIAL INFORMATION OF ANDINA

The following table sets forth selected historical financial information of Andina for the periods and as of the dates indicated. The selected historical financial information of Andina as of and for the years ended December 31, 2020 and 2019 was derived from the audited historical financial statements of Andina included elsewhere in this proxy statement/prospectus. Such financial information should be read in conjunction with the audited financial statements and related notes included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Andina” and Andina’s financial statements and the related notes appearing elsewhere in this proxy statement/prospectus.

	Year Ended December 31,
	2020	2019
Statement of Operations Data:
Operating costs	$1,279,291	$386,675
Reimbursement of due diligence expenses	(139,430)	—
Loss from operations	(1,139,861)	(386,675)

Other income:
Interest income	$556,030	$2,136,694
Unrealized gain on marketable securities held in Trust Account	$142	$12,428
Other income	$556,172	$2,149,122

Net (loss) income	$(583,689)	$1,762,447

Weighted average shares outstanding, basic and diluted (1)	$3,592,787	3,446,449

Cash Flow Data:

Net cash used in operating activities	$(254,332)	$(399,103)
Net cash provided by (used in) investing activities	$97,159,791	$(108,000,000)
Net cash (used in) provided by financing activities	$(97,059,791)	$108,751,627

Balance Sheet Data:

Current Assets
Cash	$198,192	$352,254
Prepaid expenses	—	$8,076
Total Current Assets	$198,192	$360,600
Cash and marketable securities held in Trust Account	$13,545,503	$110,149,122
Ordinary shares subject to possible redemption	$7,860,513	$105,503,991
Total Shareholders’ Equity	$5,000,006	$5,000,008

(1)	Excludes an aggregate of 767,392 and 10,344,550 shares subject to possible redemption at December 31, 2020 and 2019, respectively.
(2)	Net loss per ordinary share – basic and diluted excludes income attributable to ordinary shares subject to possible redemption of $39,544 and $2,058,429 for the years ended December 31, 2020 and 2019, respectively (see Note 2 to Notes to Financial Statements of Andina).

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SELECTED HISTORICAL FINANCIAL INFORMATION OF STRYVE

The following table shows selected historical consolidated financial information of Stryve for the periods and as of the dates indicated. The selected historical consolidated financial information of Stryve as of and for the years ended December 31, 2020 and 2019 was derived from the audited historical consolidated financial statements of Stryve included elsewhere in this proxy statement/prospectus. The following selected historical consolidated financial information should be read together with the consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Stryve” and “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

The selected historical consolidated financial information in this section is not intended to replace Stryve’s consolidated financial statements and the related notes. Stryve’s historical results are not necessarily indicative of Stryve’s future results. As explained elsewhere in this proxy statement/prospectus, the financial information contained in this section relates to Stryve, prior to and without giving pro-forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results of the Company going forward.

	For the Year Ended December 31,
	2020	2019
Statement of Operations Data:
Sales, net	$17,002,052	$10,769,623
Cost of Goods Sold	11,097,868	13,309,087
Gross Margin (Loss)	5,904,184	(2,539,464)
Operating Expenses
Selling expenses	10,763,951	9,232,921
Operations expense	2,309,201	1,954,866
Salaries and wages	5,799,460	6,818,337
Depreciation and amortization expense	1,290,128	1,089,744
Loss on disposal of fixed assets	13,512	461,895
Total Operating Expenses	20,176,252	19,557,763
Operating Loss	$(14,272,068)	$(22,097,227)
Net Loss	$(17,546,771)	$(23,432,618)

	As of December 31,
	2020	2019
Balance Sheet Data:
Cash	$591,634	$57,053
Inventory, net	3,373,033	1,763,880
Total assets	26,237,131	19,444,978
Total liabilities	35,573,998	25,259,546
Total member’s deficit	(9,336,867)	(5,814,478)

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION AND OTHER DATA

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Stryve and Andina, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 combines the historical balance sheet of Stryve and the historical balance sheet of Andina on a pro forma basis as if the Business Combination and the Domestication had been consummated on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combine the historical statements of operations of Stryve and historical statements of operations of Andina for such periods on a pro forma basis as if the Business Combination and the Domestication had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of Stryve as of and for the year ended December 31, 2020 and the related notes, found elsewhere in this proxy statement/prospectus;

●	the historical audited financial statements of Andina as of and for the year ended December 31, 2020 and the related notes, found elsewhere in this proxy statement/prospectus;

●	other information relating to Stryve and Andina contained in this proxy statement/prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Pursuant to the Current Charter, Andina is providing the Public Shareholders with the opportunity to have their Public Shares redeemed at the Closing of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of a business combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding Public Shares, subject to the limitations described in this proxy statement/prospectus.

Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Stryve is treated as the acquirer and Andina is treated as the acquired company for financial statement reporting purposes. Stryve has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Presentation of two scenarios: (i) a “minimum” scenario, in which none of the outstanding Public Shares are redeemed and (ii) a “maximum” scenario, in which all of the outstanding Public Share are redeemed. The “maximum” scenario is presented as a redemption of all of the outstanding Public Shares because, while Andina will only proceed with the Business Combination if it has satisfied the Minimum Cash Condition and if, following any redemptions and taking into account the proceeds from the PIPE Investment, it will have net tangible assets of at least $5,000,001, taking into account the amount currently held in the Trust Account, and taking into account Andina’s estimated expenses as described in this proxy statement/prospectus, assuming the Closing PIPE Investment and the Bridge PIPE Investment are consummated, Andina expects to be able to consummate the Business Combination even if all of its outstanding Public Shares are redeemed.

●

Immediately following the Business Combination, under the “minimum” scenario, assuming no redemptions of ordinary shares by existing Andina Public Shareholders, the Seller is expected to own about 54.2% of the post-business combination company (as per the pro forma financial statements presented in the proxy statement/prospectus). Under the “maximum” scenario, assuming that all of the Public Shares are redeemed, the Seller is expected to own 57.8% of the post-business combination company (as per the pro forma financial statements presented in the proxy statement/prospectus). At the Closing of the Business Combination, the Seller will receive Class B Units of Holdings and shares of Class V Common Stock. Under the “minimum” or the “maximum” redemption scenarios, the Seller will own the majority of the outstanding shares of Class A Common Stock, on an as-exchanged basis and the owner of the majority of the voting share of the Company following the Business Combination is determined to be Stryve’s members.

●

The Seller Consideration Units expected to be issued in the acquisition of Stryve will be issued to the Seller. As noted above, if there are no redemptions of Ordinary Shares by Public Shareholders, the Seller is expected to be issued approximately 54.2% of the combined company’s outstanding shares of Class A Common Stock, on an as exchanged basis, which would constitute a majority interest.

●

Subsequent to the Business Combination, the Company Board is expected to be comprised of 7 members, of which Andina is expected initially appoint two members, and Stryve is expected to initially appoint 5 members.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Andina’s Public Shares:

●	Assuming No Redemptions: This “minimum scenario” presentation assumes that none of the 1,322,096 Public Shares outstanding as of the Record Date are redeemed by Andina shareholders.

●

Assuming Maximum Redemptions: This “maximum scenario” presentation assumes that all of Andina’s Public Shareholders redeem their 1,322,096 Public Shares outstanding as of the Record Date for an aggregate redemption payment of approximately $13.54 million in the Trust Account outstanding as of the Record Date. Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13 of the U.S. Securities Exchange Act of 1934, as amended), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

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STRYVE FOODS, LLC AND SUBSIDIARIES

Pro Forma Consolidated Balance Sheet (Unaudited)

As of December 31, 2020

(In thousands)

				Stryve Foods, LLC Combined Pro Forma			Stryve Foods, LLC Combined Pro Forma
	Stryve (Historical) (US GAAP)	Andina Acquisition Corp. III (Historical)	Combined	Pro Forma Adjustments		Assuming No Redemptions	Pro Forma Adjustments		Assuming Maximum Redemptions
ASSETS
CURRENT ASSETS
Cash	$592	$198	$790	$10,600	3	$56,346	$10,600	3	42,800
				42,500	4		42,500	4
				(10,300)	5		(10,300)	5
				7,163	8		7,163	8
				(7,163)	8		(7,163)	8
				(790)	8		(790)	8
				13,546	10				-
Accounts Receivable, Net	679	-	679			679			679
Inventory, net	3,373	-	3,373			3,373			3,373
Prepaid media spend	249	-	249			249			249
Prepaid expenses and other current assets	529	-	529			529			529
Total current assets	5,422	198	5,620	55,556		61,176	42,010		47,630

Property and equipment, net	6,845	-	6,845	(1,525)	8	5,320	(1,525)	8	5,320
Cash and marketable securities held in Trust Account	-	13,546	13,546	(13,546)	10	-	(13,546)	11	-
Goodwill	8,450	-	8,450			8,450			8,450
Intangible asset	4,963	-	4,963			4,963			4,963
Prepaid media spend, net of current portion	499	-	499			499			499
Other assets	59	-	59			59			59
TOTAL ASSETS	$26,237	$13,744	$39,981	$40,485		$80,466	$26,940		$66,920

LIABILITIES AND MEMBERS EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts Payable	3,839	883	4,723			4,723			4,723
Accrued expenses	1,710	-	1,710	(976)	6	734	(976)	6	734
				275	3		275	3
				(275)	3		(275)	3
Line of Credit	3,500	-	3,500			3,500			3,500
Current portion of long-term debt	22,650	-	22,650	10,600	3	8,403	10,600	3	8,403
				(10,600)	3		(10,600)	3
				(5,414)	6		(5,414)	6
				(1,670)	7		(1,670)	7
				(7,163)	8		(7,163)	8
Total current liabilities	31,700	883	32,583	(15,223)		17,360	(15,223)		17,360

Long-term debt, net of current portion	3,874	-	3,874	(2,840)	6	1,034	(2,840)	6	1,034
Ordinary Shares subject to possible redemption		7,861	7,861	(7,861)	9	-	(7,861)	9	-
TOTAL LIABILITIES	35,574	8,744	44,318	(25,924)		18,394	(25,924)		18,394

EQUITY (DEFICIT)			,	10,600	3		10,600	3
				42,500	4		42,500	4
				(10,300)	5		(10,300)	5
				9,230	6		9,230	6
				1,670	7		1,670	7
				(790)	8		(790)	8
				5,638	8		5,638	8
							(13,546)	11
				7,861	9		7,861	9
				(275)	3		(275)	3
				275	3		275	3
Ordinary Shares, $0.001 par value; 100,000,000 shares authorized		0	0	(0)	12	-	(0)		(0)
Class A Common Stock (including Seller Class A Common Stock on as-exchanged basis)	-	-	-		12	21,332		12	20,010
Additional Paid in Capital	(9,337)	3,850	(5,487)		12	40,740		12	28,517
Retained Earnings (Accumulated Deficit)	-	1,150	1,150	0	12		0	12
TOTAL EQUITY (DEFICIT)	$(9,337)	$5,000	$(4,337)	$66,409		$62,072	$52,864		$48,527

TOTAL LIABILITIES AND EQUITY (DEFICIT)	$26,237	$13,744	$39,981	$40,485		$80,466	$26,940		$66,920

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STRYVE FOODS, LLC AND SUBSIDIARIES

Pro Forma Consolidated Statement of Operations (Unaudited)

For the Fiscal Year Ended December 31, 2020

(In thousands; except per share data)

				Stryve Foods, LLC Combined Pro Forma			Stryve Foods, LLC Combined Pro Forma
	Stryve (Historical) (US GAAP)	Andina Acquisition Corp. III (Historical)	Combined	Pro Forma Adjustments		Assuming No Redemptions	Pro Forma Adjustments		Assuming Maximum Redemptions
Net sales	$17,002	$-	$17,002			$17,002			$17,002
Cost of sales	11,098	-	11,098			11,098			11,098
Gross profit	5,904	-	5,904	-		5,904	-		5,904
Operating expenses:
Selling and marketing expense	8,786	-	8,786			8,786			8,786
General and administrative expense	1,978	-	1,978			1,978			1,978
Operations expense	2,309	1,140	3,449	(808)	1	2,641	(808)	1	2,641
				790	8	790	790	8	790
Salaries and wages	5,799	-	5,799			5,799			5,799
Depreciation and amortization	1,290	-	1,290			1,290			1,290
(Gain)/Loss on disposal of fixed assets	14	-	14			14			14
Operating income	(14,272)	(1,140)	(15,412)	18		(15,394)	18		(15,394)
Other income (expense):
Other	27	-	27			27			27
Interest income (expense)	(3,302)	556	(2,746)	(556)	2	(3,302)	(556)	2	(3,302)
Other income (expense)	(3,275)	556	(2,719)	(556)		(3,275)	(556)		(3,275)
Net (loss) income before provision for income taxes	(17,547)	(584)	(18,131)	(538)		(18,669)	(538)		(18,669)
Provision (benefit) for income taxes	-	-	-	-		-	-		-
Net (loss) income	$(17,547)	$(584)	$(18,131)	$(538)		$(18,669)	$(538)		$(18,669)

Weighted average shares outstanding, basic (1)		3,592,787
Pro forma weighted average shares of Class A Common Stock and Class A Common Stock issuable to the Seller on an as-exchanged basis (3)(4)						21,332,465			20,010,369

Basic net loss per ordinary share (2)(3)		$(0.17)
Pro forma basic net loss per share – Class A Common Stock and Class A Common Stock issuable to the Seller on an as-exchanged basis(3)(4)						$(0.88)			$(0.93)

(1) Excludes an aggregate of 767,392 Ordinary Shares that were subject to possible redemption at December 31, 2020.

(2) Net loss per Ordinary Share – basic excludes income attributable to Ordinary Shares subject to possible redemption of $39,544 for the year ended December 31, 2020.

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(3) The table above sets forth certain per share data of the Company on a stand-alone basis and unaudited pro forma condensed combined per share data for the year ended December 31, 2020, after giving effect to the Business Combination,

You should read the information in the table above in conjunction with the Selected Historical Financial Information of Andina and the Selected Historical Financial Information of Stryve and related notes that are included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined net loss per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the period presented, nor net loss per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company would have been had the companies been combined during the periods presented.

(4) Table assumes that all of the Class B Units included in the Seller Consideration Units and all of the shares of Class V Common Stock issued to the Seller at the Closing have been exchanged for shares of Class A Common Stock in accordance with the term and conditions of the Exchange Agreement.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Presentation

The business combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Andina is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of Stryve issuing stock for the net assets of Andina, accompanied by a recapitalization. The net assets of Andina are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 gives pro forma effect to the business combination as if it had been consummated on December 31, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 gives pro forma effect to the business combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	Stryve’s audited balance sheet as of December 31, 2020 and the related notes, found elsewhere in this proxy statement/prospectus; and

●	Andina’s audited balance sheet as of December 31, 2020 and the related notes, found elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

●	Stryve’s audited statement of operations for the year ended December 31, 2020 and the related notes, found elsewhere in this proxy statement/prospectus; and

●	Andina’s audited statement of operations for the year ended December 31, 2020 and the related notes, found elsewhere in this proxy statement/prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Stryve and Andina included elsewhere in this proxy statement/prospectus.

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2.	Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

Stryve and Andina have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared using the pro-forma assumptions below:

1.	Remove $808 thousand in M&A expenses from Andina’s December 31, 2020 Statement of Operations.
2.	Remove $556 thousand of interest income from Andina’s December 31, 2020 Statement of Operations.
3.	Investment of $10,600 thousand in Bridge Notes and associated accrued interest of $275 thousand as well as the impact of their combined subsequent conversion into equity.
4.	Show the impact of $42,500 thousand in proceeds from the Closing PIPE Investment in shares of common stock.
5.	Reflect the impact of $10,300 thousand in estimated transaction fees, for both Andina and Stryve, required to close the proposed transaction.
6.	Remove existing convertible debt ($8,254 thousand) and accrued interest ($976 thousand) balances as of December 31, 2020 from Stryve’s Balance Sheet, as these securities are not a part of the proposed transaction. This existing convertible debt will stay at Stryve Holdings and convert into the equity of Stryve Holdings upon the Closing of the sale of Stryve Foods, LLC to Purchaser.
7.	On March 5, 2021, Stryve received notice from the Small Business Administration that the full balance plus any accrued and unpaid interest related to its PPP loan was fully forgiven effective as of January 27th, 2021. Remove the forgiven PPP Loan of $1,670 thousand from Stryve’s Balance Sheet.
8.	Included in the Business Combination Agreement, Stryve is subject to an affirmative covenant which requires the Company to use its commercially reasonable efforts to consummate a sale of its facility to a third-party and to secure a long term lease on terms generally favorable to the Company during the Interim Period between signing and Closing. Shortly after signing the BCA, the Company came to terms with a third-party buyer for the facility and land and entered into an exclusive letter of intent to complete the transaction as indicated by the BCA. Adjustment 8 shows the subsequent impact of Stryve executing a sale and lease back transaction of its Madill, OK production facility. Sale of facility generates $7,163 thousand in estimated net cash proceeds after fees relates to the sale of the facility. Land and Building assets, of approximately $1,525 thousands, are removed from Stryve’s Balance Sheet at their cost and accumulated depreciation values. Stryve books a Gain on Sale of Assets of approximately $5,638 thousands to their Statement of Operations. Additionally, reflects the impact of using the estimated net cash proceeds generated by the sale and lease back transaction of $7,163 thousand to pay down existing third party debt on Stryve’s Balance Sheet as stipulated in the BCA. Finally, show the impact of entering into a long-term lease of the land and building at the Madill, OK production facility, with estimated annual rent expense of $790 thousand.
9.	Eliminate Ordinary Shares Subject to redemption from Andina’s Balance Sheet at December 31, 2020. Balance at December 31, 2020 of $7,861 thousand.
10.	Shows the impact of no redemptions occurring from Andina’s trust account and the trust account balance of $13,546 thousand moving from Marketable Securities to Cash.
11.	Shows the impact of 100% redemptions occurring form Andina’s trust account reducing the Marketable Securities account by the full trust balance of $13,546 thousand and reducing Members Equity by the same amount.
12.	For Pro Forma purposes, Members’ Capital is reclassified to Common Stock and paid in capital based on the number of shares outstanding at the date of closing.

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3. Summary of pro forma shares issued and outstanding immediately after the Business Combination

The following table presents selected pro forma information after giving effect to the Business Combination and other events contemplated by the Business Combination Agreement, presented under two scenarios:

  ● Assuming No Redemptions: As further described above, this presentation of a “minimum” redemption scenario assumes that none of the Public Shareholders exercise redemption rights with respect to their Public Shares.

  ● Assuming Maximum Redemptions: As further described above, this presentation of a “maximum” redemption scenario assumes that all of the Public Shareholders exercise redemption rights with respect to their Public Shares.

The following summarizes the pro forma shares issued and outstanding immediately after the Business Combination:

		Company Shares Post-Business Combination(6)
	Andina Shares	Assuming No Redemptions			Assuming Maximum Redemptions
	Pre-Business Combination	Adjustments	Pro Forma		Adjustments	Pro Forma

Andina Ordinary Shares	4,417,096	(1,350,000)		(1)	(1,350,000)		(1)
		1,099,750		(2)	1,099,750		(2)
		5,609,398		(3)	5,609,398		(3)
					(1,322,096)		(4)
Pro Forma Basic - Class A Common Stock			9,776,244			8,454,148

Pro Forma Basic – Seller Class A Common Stock (as exchanged)			11,556,221	(5)		11,556,221	(5)

Pro forma Basic – Class A Common Stock and Seller Class A Common Stock (as exchanged)			21,332,465			20,010,369

(1) Maximum number possible of Insider Shares forfeitures contemplated by the Insider Forfeiture Agreement as of the Closing.

(2) Class A Common Stock issued to Public Right holders and Private Right holders at Closing, taking into account forfeiture of Private Rights pursuant to the Insider Forfeiture Agreement.

(3) Closing PIPE Investment is consummated in accordance with its terms and the Bridge PIPE Investment is consummated in accordance with its terms, with Andina issuing 5.61 million Class A Common Stock to the PIPE Investors.

(4) Maximum number of Public Shareholders that can exercise their redemption rights in connection with the Closing of the Business Combination.

(5) Estimated number of Class A Common issuable to to the Seller upon exchange of Seller Consideration Units and shares of Class V Common Stock for shares of Class A Common Stock, subject to the terms and conditions of the Exchange Agreement and other applicable agreements related to the Business Combination.

(6) The information in the table above does not include shares underlying the Public Warrants or Private Warrants. Please also see other assumptions set forth under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages.”

COMPARATIVE AND UNAUDITED PRO FORMA
PER SHARE FINANCIAL INFORMATION

The following table sets forth the per share data of the Company on a stand-alone basis and the unaudited pro forma condensed combined per share data for the year ended December 31, 2020 after giving effect to the Business Combination, (1) assuming no Public Shareholders redeem their Ordinary Shares in connection with the Business Combination; and (2) assuming that Public Shareholders redeem all of the 1,322,096 Ordinary Shares outstanding as of the Record Date in connection with the Business Combination.

You should read the information in the following table in conjunction with the Selected Historical Financial Information included elsewhere in this proxy statement/prospectus, and the Historical Financial Statements of Andina and Stryve and related notes that are included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined net loss per share information below does not purport to represent the net loss per share which would have occurred had the companies been combined during the period presented, nor net loss per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of the Company would have been had the companies been combined during the periods presented.

STRYVE FOODS, LLC AND SUBSIDIARIES

Comparative Share Information

For the Fiscal Year Ended December 31, 2020

(In thousands, except share data)

			Stryve Foods, LLC Combined Pro Forma	Stryve Foods, LLC Combined Pro Forma
	Stryve (Historical) (US GAAP)	Andina Acquisition Corp. III (Historical)	Assuming No Redemptions	Assuming Maximum Redemptions
Net loss	$(17,547)	$(584)	$(18,669)	$(18,669)
Stockholders’ equity as of December 31, 2020	$(9,337)	$5,000	$62,071	$48,526
Weighted average shares outstanding, basic (1)		3,593
Pro forma Weighted average shares outstanding of Class A Common Stock (as exchanged)			21,332,765	20,010,369

Basic net loss per Ordinary Share (2)		$(0.17)
Pro forma Basic loss per share – Class A Common Stock (as exchanged)			$(0.88)	$(0.93)

Pro forma Book value per share – Class A Common Stock (as exchanged)			$2.91	$2.43

(1)	Excludes an aggregate of 767,392 Ordinary Shares that were subject to possible redemption at December 31, 2020.
(2)	Net loss per Ordinary Share – basic excludes income attributable to Ordinary Shares that were subject to possible redemption of $39,544 for the year ended December 31, 2020.

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TICKER SYMBOLS AND DIVIDEND INFORMATION

Andina

Units, Ordinary Shares, Rights and Warrants

Andina’s units, Ordinary Shares, Pro forma Basic loss per share – Class A Common Stock (as exchanged) “ANDA,” “ANDAR” and “ANDAW,” respectively. Andina units commenced public trading on January 29, 2019, and Andina Ordinary Shares, rights, and warrants commenced separate public trading on March 6, 2019. Andina’s units, each consisting of one Ordinary Share, one warrant and one right, will automatically separate into their component securities upon consummation of the Business Combination and, as a result, will cease to exist as a separate security. Upon the closing of the Business Combination, each holder of a right will receive one-tenth (1/10) of one share of Class A common stock of the Company. Upon the Closing, Andina intends to change its name from “Andina Acquisition Corp. III” to “Stryve Foods, Inc.” Andina intends to apply to continue the listing of its Class A common stock and warrants on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively, upon the Closing.

Holders

As of the close of business on the Record Date, there were outstanding 4,417,096 Andina Ordinary Shares. As of March 25, 2021, there were 14 holders of record of Units, 19 holders of record of Ordinary Shares, two holders of record of Rights, and one holder of record of Warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, Ordinary Shares, rights and warrants are held of record by banks, brokers and other financial institutions.

Dividend Policy

Andina has not paid any cash dividends on its Ordinary Shares to date and does not intend to pay any cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of the Company Board at such time.

Stryve

There is no public market for shares of Stryve’s equity securities.

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RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information in this proxy statement/prospectus, including the financial information, before deciding how to vote or instruct your vote to be cast to approve the Proposals described in this proxy statement/prospectus.

The value of your investment following the completion of the Business Combination will be subject to significant risks affecting, among other things, the Company’s business, financial condition and results of operations. If any of the events described below occur, the Company’s post-Business Combination business and financial results could be adversely affected in material respects. This could result in a decline, which may be significant, in the trading price of the Company’s securities and you therefore may lose all or part of your investment. The risk factors described below are not necessarily exhaustive and you are encouraged to perform your own investigation with respect to the businesses of Andina and Stryve.

Throughout this section, references to the “Company” refer to the Company and its consolidated subsidiaries as the context so requires.

Risks Related to Domestication and the Business Combination

Public Shareholders will experience dilution as a consequence of the Business Combination. Having a minority share position may reduce the influence that Andina’s current shareholders have on the management of the post-combination company.

It is anticipated that, upon completion of the Business Combination, the Public Shareholders will own approximately 11.3% of the outstanding Class A common stock, the Private Unit holders will own approximately 1.9% of the outstanding Class A common stock, and Andina’s officers and directors and their affiliates will own approximately 5.8% of the outstanding Class A common stock. This ownership interest assumes that no Public Shareholder elects to redeem its shares and that approximately 5.61 million shares of Class A common stock are issued in the PIPE Investment and conversion of the Bridge Notes, and does not take into account warrants that will remain outstanding following the Business Combination or any issuances of equity under the Incentive Plan, which is intended to be entered into in connection with the consummation of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Andina’s existing shareholders in the post-combination company will be different.

To the extent that any of the warrants or rights are exercised for shares of Class A common stock, or any shares of Class A common stock are issued under the Incentive Plan, current shareholders of Andina may experience substantial dilution. Such dilution could, among other things, limit the ability of Andina’s current shareholders to influence management of the post-combination company through the election of directors following the Business Combination.

The Business Combination is subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all.

Unless waived by the parties to the Business Combination Agreement, and subject to applicable law, the consummation of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement. For more information about conditions to the consummation of the Business Combination, see the section entitled “Proposal No. 1: The Business Combination Proposal — Conditions to the Closing of the Business Combination.”

The ability of Public Shareholders to exercise redemption rights with respect to Public Shares may prevent Andina from completing the Business Combination or maximizing its capital structure.

Andina does not know how many Public Shareholders will ultimately exercise their redemption rights in connection with the Business Combination. As such, the Business Combination is structured based on Andina’s expectations (and those of other parties to the Business Combination Agreement) as to the amount of funds available in the Trust Account after giving effect to any redemptions of Public Shares.

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It is a condition to Stryve’s obligation to close the Business Combination, which may be waived by Stryve, that Andina have cash and cash equivalents, including funds remaining in the Trust Account and the proceeds of any PIPE Investment, after giving effect to the payment of Andina’s unpaid expenses and liabilities, of an amount equal to at least $19,000,000, less certain proceeds received by Stryve from Bridge Notes (including as a result of satisfaction or offset of obligations owed by Stryve under Pre-Bridge Notes that were exchanged for Bridge Notes). As a result of the redemptions in connection with the Extension Meetings, there is currently only approximately $13.54 million held in the Trust Account. If too many Public Shareholders elect to redeem their shares or Stryve does not waive the condition described in the preceding sentence as a condition to the Closing and a sufficient number of PIPE Investors default upon obligations pursuant to the PIPE Subscription Agreements, the proceeds from the PIPE Investment alone may be insufficient to complete the Business Combination and additional third-party financing may not be available to Andina. For information regarding the parameters of the minimum cash condition described in this paragraph, please see the sections of this proxy statement/prospectus entitled “Proposal 2: The Business Combination Proposal – The Business Combination Agreement - Covenants of the Parties” and “Proposal 2: The Business Combination Proposal –The Business Combination Agreements – Closing Conditions.”

If the Business Combination does not meet expectations of investors or securities analysts, the market price of Andina’s securities may decline.

If the Business Combination does not meet the expectations of investors or securities analysts, the market price of Andina’s securities prior to the closing of the Business Combination may decline. The market values of Andina’s securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement/prospectus, or the date on which Andina’s shareholders vote on the Business Combination. Because the number of shares to be issued pursuant to the Business Combination Agreement will not be adjusted to reflect any changes in the market price of Andina’s common stock, the market value of common stock issued in the Business Combination may be higher or lower than the values of these shares on earlier dates.

In addition, following the Business Combination, fluctuations in the price of Andina’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for the stock of Stryve. Accordingly, the valuation ascribed to Stryve in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for Andina’s securities develops and continues, the trading price of Andina’s securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Andina’s control. Any of the factors listed below could have a material adverse effect on your investment in Andina’s securities and Andina’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Andina’s securities may not recover and may experience a further decline.

Factors affecting the trading price of Andina’s securities may include:

●	actual or anticipated fluctuations in Andina’s quarterly financial results or the quarterly financial results of companies perceived to be similar to Andina;

●	changes in the market’s expectations about Andina’s operating results;

●	success of competitors;

●	Andina’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning Andina or the industries in which Andina operate in general;

●	operating and stock price performance of other companies that investors deem comparable to Andina;

●	Andina’s ability to market new and enhanced products on a timely basis, including the continued appeal and reputations of Andina’s celebrity endorsers;

●	changes in laws and regulations affecting Andina’s business;

●	commencement of, or involvement in, litigation involving Andina;

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●	changes in Andina’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of Andina’s Class A Common Stock available for public sale;

●	any major change in Andina’s Board or management;

●	sales of substantial amounts of Andina’s Class A Common Stock by Andina’s directors, executive officers or significant shareholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, pandemics, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of Andina’s securities irrespective of Andina’s operating performance. The stock market in general, and Nasdaq, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of Andina’s securities, may not be predictable. A loss of investor confidence in the market for the stock of other companies that investors perceive to be similar to Andina could depress Andina’s stock price regardless of Andina’s business, prospects, financial conditions, or results of operations. A decline in the market price of Andina’s securities also could adversely affect Andina’s ability to issue additional securities and Andina’s ability to obtain additional financing in the future.

Andina’s initial shareholders, directors, officers, advisors and their affiliates may elect to purchase Ordinary Shares or public warrants or public rights from Public Shareholders, which may influence a vote on the Business Combination and reduce the public “float” of Class A Common Stock.

Andina’s initial shareholders, directors, officers, advisors or their affiliates may purchase shares, public warrants or public rights in privately negotiated transactions or in the open market either before or following the completion of the Business Combination, although they are under no obligation to do so. There is no limit on the number of shares Andina’s initial shareholders, directors, officers, advisors, or their affiliates may purchase in such transactions, subject to compliance with applicable law and the rules of Nasdaq. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or public warrants in such transactions.

In the event that Andina’s initial shareholders, directors, executive officers, advisors, or their affiliates purchase shares in privately negotiated transactions from Public Shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares could be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy a closing condition in the Business Combination Agreement that requires Andina to have a certain amount of cash at the closing, where it appears that such requirement would otherwise not be met. In addition, the purpose of any such purchases of public warrants could be to reduce the number of public warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with the Business Combination. Any such purchases of Andina’s securities may result in the completion of the Business Combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of Andina’s common stock and the number of beneficial holders of Andina’s securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing, or trading of Andina’s securities on a national securities exchange.

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Subsequent to the consummation of the Business Combination, Andina may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on Andina’s financial condition, results of operations and stock price, which could cause Public Shareholders to some or all of your investment.

Although Andina has conducted due diligence on Stryve, Andina cannot assure Public Shareholders that this diligence revealed all material issues that may be present in Stryve’s businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Andina’s or Stryve’s control will not later arise. As a result, Andina may be forced to later write-down or write-off assets, restructure Andina’s operations, or incur impairment or other charges that could result in losses. Even if the due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Andina’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Andina’s liquidity, the fact that Andina reports charges of this nature could contribute to negative market perceptions about Andina or Andina’s securities. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Andina’s officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation relating to the Business Combination contained an actionable material misstatement or material omission.

The historical financial results of Stryve and unaudited pro forma financial information included elsewhere in this proxy statement/prospectus may not be indicative of what Stryve’s actual financial position or results of operations would have been if it were a public company.

The historical financial results of Stryve included in this proxy statement/prospectus do not reflect the financial condition, results of operations or cash flows it would have achieved as a public company during the periods presented or those Andina will achieve in the future. Andina’s financial condition and future results of operations could be materially different from amounts reflected in Stryve’s historical financial statements included elsewhere in this proxy statement/prospectus, so it may be difficult for investors to compare Andina’s future results to historical results or to evaluate its relative performance or trends in its business.

Similarly, the unaudited pro forma condensed combined financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what Andina’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. The unaudited pro forma financial information has been prepared based on a number of assumptions including, but not limited to, Stryve being treated as the “acquired” company for financial reporting purposes in the Business Combination, the total debt obligations and the cash and cash equivalents of Stryve on the date the Business Combination closes and the number of Andina’s public shares that are redeemed in connection with the Business Combination. Accordingly, such pro forma financial information may not be indicative of Andina’s future operating or financial performance and Andina’s actual financial condition and results of operations may vary materially from the pro forma results of operations and balance sheet contained elsewhere in this proxy statement/prospectus, including as a result of such assumptions not being accurate. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

Financial projections with respect to Stryve may not prove to be reflective of actual financial results.

In connection with the Business Combination, the Andina Board considered, among other things, internal financial forecasts prepared by, or at the direction of, the management of Stryve, the key elements of which are set forth in the section entitled “Proposal No. 1: The Business Combination Proposal — The Board’s Reasons for Approving the Business Combination.” Stryve does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results and does not plan to disclose projections in the future. None of these projections or forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. These projections and forecasts are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. These projections and forecasts are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of Stryve and none of which will be updated for events after the date hereof. There can be no assurance that Andina’s financial condition, including Andina’s cash flows or results of operations, will be consistent with those set forth in such projections and forecasts, which could have an adverse impact on the market price of the Public Shares or Andina’s business, financial condition and results of operations following the closing.

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Upon consummation of the Business Combination, Andina’s only significant asset will be Andina’s ownership interest in Holdings and such ownership may not be sufficient to pay dividends or make distributions or loans to enable Andina to pay any dividends on its outstanding shares or to satisfy Andina’s other financial obligations, including any payments required to be made by Andina under the Tax Receivables Agreement.

Upon consummation of the Business Combination, Andina will be a holding company and will have no material assets other than Andina’s ownership of Holdings Class A Units. Andina is not expected to have independent means of generating revenue or cash flow, and Andina’s ability to pay Andina’s taxes, operating expenses (including expenses as a publicly traded company) and pay any dividends in the future will be dependent upon the financial results and cash flows of Stryve.

The financial condition and operating requirements of Stryve may limit Andina’s ability to obtain cash from Holdings. There can be no assurance that Stryve will generate sufficient cash flow to enable Holdings to distribute funds to Andina or that applicable state law and contractual restrictions, including negative covenants under debt instruments will permit such distributions. If Holdings does not distribute sufficient funds to Andina to pay Andina’s taxes or other liabilities, Andina may default on contractual obligations or have to borrow additional funds. In the event that Andina is required to borrow additional funds, it could adversely affect Andina’s liquidity and subject Andina to additional restrictions imposed by lenders.

After the Closing, Stryve will be treated as a disregarded entity for U.S. federal income tax purposes and will be wholly-owned by Holdings, which will be taxed as a partnership U.S. federal income tax purposes. As such, both Holdings and Stryve will not be subject to any entity-level U.S. federal income tax. Instead, taxable income and taxable loss of Holdings and Stryve will be allocated by Holdings, for U.S. federal income tax purposes, to the holders of Holdings Units. Under the terms of the Amended Holdings Operating Agreement, Holdings is obligated to make pro rata tax distributions to holders of Holdings Units calculated at certain assumed rates. In addition to tax expenses, Andina will also incur expenses related to Andina’s operations, including payment obligations under the Tax Receivables Agreement, which could be significant and some of which will be reimbursed by Stryve (excluding payment obligations under the Tax Receivables Agreement). For so long as Andina is Managing Member (as defined in the Amended Holdings Operating Agreement) of Holdings, Andina intends to cause Holdings to make ordinary distributions and tax distributions to the holders of Holdings Units on a pro rata basis in amounts sufficient to enable Andina to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivables Agreement and dividends, if any, declared by Andina. However, Holdings’ ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of Holdings, Stryve and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in Stryve’s and/or Holdings’ debt agreements, or any applicable law, or that would have the effect of rendering Stryve and/or Holdings insolvent. To the extent Andina is unable to make payments under the Tax Receivables Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivables Agreement and therefore accelerate payments under the Tax Receivables Agreement, which could be substantial.

Andina anticipates that the distributions received from Holdings may, in certain periods, exceed Andina’s actual tax liabilities and obligations to make payments under the Tax Receivables Agreement. The Board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on Andina’s Class A Common Stock. Andina will have no obligation to distribute such cash (or other available cash other than any declared dividend) to Andina’s shareholders.

The Tax Receivables Agreement will require Andina to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivables Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

At the Closing of the Business Combination, Andina, Holdings and Seller will enter into the Tax Receivables Agreement. Pursuant to the Tax Receivables Agreement, Andina will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group realizes, or is deemed to realize, as a result of certain Tax Attributes, which include:

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●	tax basis adjustments resulting from taxable exchanges of Holdings Class B Units and Class V Common Stock (including any such adjustments resulting from certain payments made by us under the Tax Receivables Agreement) acquired by Andina from a TRA Holder pursuant to the terms of the Amended Holdings Operating Agreement; and

●	tax deductions in respect of portions of certain payments made under the Tax Receivables Agreement

(each of the foregoing, collectively, the “Tax Attributes”).

Payments under the Tax Receivables Agreement generally will be based on the tax reporting positions that Andina determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that Andina may take, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse Andina for any excess payments that may previously have been made pursuant to the Tax Receivables Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by Andina to the applicable TRA Holders under the Tax Receivables Agreement, after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that Andina might otherwise be required to make under the terms of the Tax Receivables Agreement. As a result, there might not be future cash payments against which such excess can be applied, and Andina could be required to make payments under the Tax Receivables Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

Moreover, the Tax Receivables Agreement will provide that, in certain early termination events, Andina will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivables Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all Holdings Class B Units and Class V Common Stock that had not yet been exchanged for Class A Common Stock are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

Payments under the Tax Receivables Agreement will be Andina’s obligations and not obligations of Holdings. Any actual increase in Andina’s allocable share of Holdings and its relevant subsidiaries’ tax basis in relevant assets, as well as the amount and timing of any payments under the Tax Receivables Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A Common Stock at the time of an exchange of Seller Consideration Units by a TRA Holder pursuant to the terms of the Amended Holdings Operating Agreement and the amount and timing of the recognition of the Tax Group’s income for applicable tax purposes. While many of the factors that will determine the amount of payments that Andina will be required to make under the Tax Receivables Agreement are outside of Andina’s control, Andina expect that the aggregate payments Andina will be required to make under the Tax Receivables Agreement could be substantial and, if those payments substantially exceed the tax benefit Andina realize in a given year or in the aggregate, could have an adverse effect on Andina’s financial condition, which may be material.

Any payments made by us under the Tax Receivables Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to the Company. To the extent that Andina are unable to make timely payments under the Tax Receivables Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivables Agreement and therefore accelerate payments due under the Tax Receivables Agreement. Furthermore, Andina’s future obligation to make payments under the Tax Receivables Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the Tax Attributes that may be deemed realized under the Tax Receivables Agreement. See also the section entitled “Proposal No. 2: The Business Combination Proposal — Related Agreements — Tax Receivables Agreement.” Increases in income tax rates, changes in income tax laws or disagreements with tax authorities can adversely affect Andina’s, Stryve’s or its subsidiaries’ business, financial condition or results of operations.

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Some of Andina’s officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Stryve is appropriate for Andina’s initial business combination.

Andina’s officers and directors have waived their right to redeem their Insider Shares, their Ordinary Shares included as components of their Private Units and any other Ordinary Shares held by them, or to receive distributions from the Trust Account with respect to their Insider Shares or Private Units upon Andina’s liquidation if Andina is unable to consummate Andina’s initial business combination. Accordingly, these securities will be worthless if Andina does not consummate Andina’s initial business combination. Any warrants or rights held by officers and directors will also be worthless if Andina does not consummate an initial business combination. Andina’s officers and directors have agreed to vote the Ordinary Shares owned by them in favor of the Business Combination.

Andina’s Insiders, officers and directors hold a significant number of Andina’s Public Shares and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.

When considering the Andina Board’s recommendation that Public Shareholders vote in favor of the Business Combination Proposal, Public Shareholders should be aware that directors and executive officers of Andina have interests in the Business Combination that may be different from, or in addition to, the interests of Public Shareholders generally. As of the Record Date, Andina’s officers and directors and their affiliates own approximately 50.4% of Andina’s issued and outstanding ordinary shares and have agreed to vote all of their Andina ordinary shares for the Business Combination. The Insiders, collectively representing approximately 70.1% of Andina’s issued and outstanding ordinary shares, have agreed to vote all of their Andina ordinary shares for the Business Combination. Accordingly, the Insiders and Andina’s officers and directors may exert a substantial influence on actions requiring a shareholder vote, including the proposals being considered at the Special Meeting. If all of the Insiders attend the Special Meeting and cast all of their votes “FOR” all of the Proposals, the Insiders can approve the Business Combination without the vote of other shareholders.

If the Insiders, or Andina’s directors and officers (or affiliates thereof), purchase additional Public Shares in the aftermarket or in privately negotiated transactions, this would increase their control of Andina. None of the Insiders or Andina’s directors or officers has any current intention to purchase any securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of Andina’s Public Shares. All of Andina’s Insiders, officers and directors have agreed to vote their Public Shares in favor of the Business Combination, which will increase the likelihood that Andina will receive the requisite shareholder approval.

Andina’s Insiders and Andina’s officers and directors have agreed to vote any Ordinary Shares owned by them in favor of any proposed business combination and to not redeem any Ordinary Shares in connection with a shareholder vote to approve a proposed initial business combination. The purchasers of the Private Units have also agreed to vote their Ordinary Shares in favor of any proposed business combination.

For more information, see the risk factor entitled “— Risks Related to the Domestication and Business Combination — Some of Andina’s officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Stryve is appropriate for Andina’s initial business combination.”

Because Andina does not have a specified maximum redemption threshold, Andina may complete a business combination with which a substantial majority of Andina’s Public Shareholders do not agree.

Andina’s Organizational Documents do not contain a specified maximum redemption threshold, except that in no event can the repurchase in connection with the redemption result in Andina having net tangible assets of less than $5,000,001 immediately prior to the Closing. Additionally, the Insiders, collectively representing approximately 70.1% of Andina’s issued and outstanding ordinary shares, have agreed to vote all of their Andina ordinary shares for the Business Combination. As a result, Andina may be able to consummate the Business Combination even if a substantial majority of the Public Shareholders do not agree with the transaction and have redeemed their shares. In the event the aggregate cash consideration Andina would be required to pay for all Ordinary Shares that are validly submitted for Redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed Business Combination exceed the aggregate amount of cash available to Andina, Andina will not consummate the Business Combination or redeem any shares, all shares of common stock submitted for redemption will be returned to the holders thereof and Andina will be required to liquidate.

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The Insider Letter Agreement may be amended without shareholder approval.

The Insider Letter Agreement contains provisions relating to transfer restrictions of Andina’s Insider Shares and Private Securities, indemnification of the Trust Account and waiver of redemption rights and participation in liquidation distributions from the Trust Account. The Insider Letter Agreement may be amended by the parties thereto, without shareholder approval. While Andina does not expect the Andina Board to approve any amendment to this agreement prior to the Business Combination, it may be possible that the Andina Board, in exercising its business judgment and subject to its fiduciary duties and any restrictions under the Business Combination Agreement, chooses to approve one or more amendments to such agreement. Any such amendment may have an adverse effect on the value of an investment in Andina’s securities or the likelihood that there will not be Public Share redemptions that could affect the ability to consummate the Business Combination.

Nasdaq may delist Andina’s securities from trading on its exchange which could limit investors’ ability to make transactions in Andina’s securities and subject Andina to additional trading restrictions.

Andina’s securities are currently listed on the Nasdaq. There can be no assurances that Andina’s securities will continue to be listed on Nasdaq in the future prior to an initial business combination.

If Nasdaq delists Andina’s securities from trading on its exchange, Andina could face significant material adverse consequences, including:

●	a limited availability of market quotations for Andina’s securities;

●	reduced liquidity with respect to Andina’s securities;

●	a determination that Andina’s Ordinary Shares are “penny stock” which will require brokers trading in Andina’s Ordinary Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Andina’s Ordinary Shares;

●	a limited amount of news and analyst coverage for Andina’s company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because Andina’s Ordinary Shares, rights and warrants are listed on Nasdaq, Andina Securities are covered securities. If Andina is no longer listed on Nasdaq, Andina’s securities would not be covered securities and Andina would be subject to regulation in each state in which its securities are offered.

Upon completion of the Domestication, and, subsequently, the Business Combination, the rights of holders of shares of Andina common stock and the Company’s Class A Common Stock, respectively, arising under the DGCL will differ from and may be less favorable to the rights of holders of Ordinary Shares arising under the Cayman Islands Companies Act.

Upon completion of the Domestication, the rights of holders of Andina common stock will arise under the DGCL. Further, upon consummation of the Business Combination, the rights of holders of the Company’s Class A Common Stock will arise under the DGCL. The DGCL contains provisions that differ in some respects from those in the Cayman Islands Companies Act, and, therefore, some rights of holders of Andina common stock and the Company’s Class A Common Stock, respectively, could differ from the rights that holders of Andina Ordinary Shares currently possess. For instance, while class actions are generally not available to shareholders under Cayman Islands law, such actions are generally available under Delaware law. This change could increase the likelihood that Andina, after Domestication, and the Company, after the Business Combination, becomes involved in costly litigation, which could have a material adverse effect on the Company.

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For a more detailed description of the rights of holders of Andina common stock under the DGCL and how they may differ from the rights of holders of Andina Ordinary Shares under the Cayman Islands Companies Act, please see the section entitled “Proposal 1: The Domestication Proposal — Comparison of Shareholder Rights under the Applicable Corporate Law Before and After the Domestication.”

Delaware Law and the Proposed Charter will contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Proposed Charter and the Bylaws that will be in effect upon completion of the Business Combination differ from the Current Charter. Among other differences, the Proposed Charter and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Company Board, and therefore depress the trading price of the Company’s Class A Common Stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Andina Board or taking other corporate actions, including effecting changes in management. Among other things, the Proposed Charter and the Bylaws include provisions regarding:

●	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Company Board;

●	the ability of the Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the limitation of the liability of, and the indemnification of, the Company’s directors and officers;

●	the right of the Company Board to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Company Board;

●	the requirement that directors may only be removed from the Company Board for cause;

●	the requirement that a special meeting of stockholders may be called only by the Company Board, the chairman of the Company Board or the Company’s chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	controlling the procedures for the conduct and scheduling of the Company Board and stockholder meetings;

●	the requirement for the affirmative vote of holders of 66 2/3% of the voting power of the outstanding voting capital stock of the Company, voting together as a single class to amend, alter, change or repeal certain provisions in the Proposed Charter and the Bylaws, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

●	the ability of the Company Board to amend the Bylaws, which may allow the Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt;

●	advance notice procedures with which stockholders must comply to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company;

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●	the ability of the Company Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	the limitation of the liability of, and the indemnification of, the Company’s directors and officers;

●	the right of the Company Board to elect a director to fill a vacancy created by the expansion of the Company Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Company Board;

●	the requirement that directors may only be removed from the Company Board for cause;

●	the requirement that a special meeting of stockholders may be called only by the Company Board, the chairman of the Company Board or the Company’s chief executive officer, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	controlling the procedures for the conduct and scheduling of the Company Board and stockholder meetings;

●	the requirement for the affirmative vote of holders of 66 2/3%; of the voting power of the outstanding voting capital stock of the Company, voting together as a single class to amend, alter, change or repeal certain provisions in the Certificate of Incorporation and the Bylaws, respectively, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may inhibit the ability of an acquirer to effect such amendments to facilitate an unsolicited takeover attempt;

●	the ability of the Company Board to amend the Bylaws, which may allow the Company Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt; and

●	advance notice procedures with which stockholders must comply to nominate candidates to the Company Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Company Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Company Board or management.

In addition, as a Delaware corporation, the Company will generally be subject to provisions of Delaware law, including the DGCL. Although the Company will elect not to be governed by Section 203 of the DGCL, certain provisions of the Proposed Charter will, in a manner substantially similar to Section 203 of the DGCL, prohibit certain Company stockholders (other than those stockholders who are party to a stockholders’ agreement with the Company) who hold 15% or more of the Company’s outstanding capital stock from engaging in certain business combination transactions with the Company for a specified period of time unless certain conditions are met. See the section entitled “Description of Securities — Capital Stock of the Company after the Business Combination — Anti-Takeover Effects of the Proposed Charter, the Bylaws and Certain Provisions of Delaware Law — Business Combination.”

Any provision of the Proposed Charter, the Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of the Company’s capital stock and could also affect the price that some investors are willing to pay for the Company’s common stock.

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The form of the Proposed Charter is attached as Annex C to this proxy statement/prospectus and Andina urges you to read it.

Provisions in the Bylaws and Delaware law may have the effect of discouraging lawsuits against the directors and officers of the Company.

Following the Domestication and Business Combination, the Bylaws will require that, unless the board of directors of the Company consents in writing to the selection of an alternative forum, that (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee to the Company or its stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the Proposed Charter or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware, except any claim (a) as to which the Court of Chancery of the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (c) for which the Court of Chancery does not have subject matter jurisdiction, or (d) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware shall have concurrent jurisdiction. If an action is brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although Andina believes this provision will benefit the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company’s stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

Notwithstanding the foregoing, the Bylaws will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Although Andina believes this provision will benefit the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Andina may be subject to securities litigation, which is expensive and could divert management attention.

Following the Business Combination, the per share price of the Class A Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on Andina’s business, financial condition, and results of operations. Any adverse determination in litigation could also subject the Company to significant liabilities.

Risks Related to Andina

Public Shareholders have limited rights or interests in funds in the Trust Account. For Public Shareholders to liquidate their investment, therefore, they may be forced to sell Public Securities, potentially at a loss.

Public Shareholders will be entitled to receive funds from the Trust Account either (a) because they hold Public Shares or (b) they hold Public Shares through units and have elected to separate such units into the underlying Public Shares, warrants and rights prior to exercising redemption rights with respect to the Public Shares, only upon (i) such Public Shareholder’s exercise of redemption rights in connection with Andina’s initial business combination (which will be the Business Combination, should it occur) and then only in connection with those Public Shares that such Public Shareholder properly elected to redeem or (ii) the redemption of Public Shares if Andina is unable to complete an initial business combination by July 31, 2021, subject to applicable law and as further described herein. In addition, if Andina is unable to complete an initial business combination by July 31, 2021, compliance with applicable law and the Existing Charter may result in a delay in winding up Andina and may require Andina submit a plan of dissolution to its then-existing shareholders for approval prior to the distribution of the proceeds held in Andina’s Trust Account. In that case, Public Shareholders may be forced to wait beyond July 31, 2021, before they receive funds from the Trust Account. In no other circumstances will a Public Shareholder have any right or interest of any kind in the Trust Account. Accordingly, to liquidate your investment, Public Shareholders may be forced to sell their Public Shares, potentially at a loss.

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Andina has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. If Andina is unable to consummate a business combination, including the Business Combination, its Public Shareholders may be forced to wait after July 31, 2021 before receiving distributions from the Trust Account.

Andina is a development stage blank check company, and it has no operating history and is subject to a mandatory liquidation and subsequent dissolution requirement. Andina has until July 31, 2021 to complete a business combination. Andina has no obligation to return funds to investors prior to such date unless (i) it consummates a business combination prior thereto or (ii) it seeks to amend its Current Charter prior to consummation of a business combination, and only then in cases where investors have sought to convert or sell their shares to Andina. Only after the expiration of this full time period will public security holders be entitled to distributions from the Trust Account if Andina is unable to complete a business combination. Accordingly, investors’ funds may be unavailable to them until after such date and to liquidate their investment, public security holders may be forced to sell their Public Shares, Rights or Warrants, potentially at a loss. In addition if Andina fails to complete an initial business combination by July 31, 2021, there will be no redemption rights or liquidating distributions with respect to the Rights and Warrants, which will expire worthless, unless Andina amends its Current Charter to extend its life and certain other agreements it has entered into.

Andina’s independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about its ability to continue as a “going concern.”

As of December 31, 2020, Andina had $13.54 million in cash held in trust and a working capital deficit of $684,984. Further, Andina has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans, including the Business Combination. Andina cannot assure you that its plans to raise capital or to consummate an initial business combination, including the Business Combination, will be successful. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements contained elsewhere in this proxy statement/prospectus do not include any adjustments that might result from its inability to consummate the Business Combination or its inability to continue as a going concern.

If a Public Shareholder or a “group” of Public Shareholders are deemed to hold in excess of 15% of Andina’s Public Shares, that Public Shareholder or Public Shareholders will lose the ability to redeem all such shares in excess of 15% of Andina’s Public Shares, absent Andina’s consent.

A holder of Public Shares, together with any affiliate of such shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Public Shares, which is referred to as the “Excess Shares.” Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such Excess Shares would not be redeemed for cash, without Andina’s prior consent. However, such Public Shareholder may vote all their shares (including Excess Shares) for or against the Business Combination. A Public Shareholder’s inability to redeem the Excess Shares will reduce such Public Shareholder’s influence over Andina’s ability to complete the Business Combination and such Public Shareholder could suffer a material loss on such Public Shareholder’s investment in Andina if the Public Shareholder sells Excess Shares in open market transactions. Additionally, a Public Shareholder will not receive Redemption distributions with respect to the Excess Shares if Andina completes the Business Combination. As a result, Public Shareholder will continue to hold that number of Public Shares exceeding 15% and, in order to dispose of such shares, would be required to sell such shares in open market transactions, potentially at a loss.

Holders of Public Shares may be held liable for claims by third parties against Andina to the extent of distributions received by them upon Redemption of their shares.

B. Luke Weil (“Weil”) has agreed that, if Andina liquidates the Trust Account prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Andina for services rendered or contracted for or products sold to Andina in excess of the net proceeds of Andina’s initial public offering not held in the Trust Account, and will not seek repayment for such expenses, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, there can be no assurances that he will be able to satisfy those obligations if he is required to do so.

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If Andina is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Andina which is not dismissed, any distributions received by Public Shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Andina’s Public Shareholders. Furthermore, because Andina intends to distribute the proceeds held in the Trust Account to Andina’s Public Shareholders promptly after expiration of the time Andina has to complete an initial business combination, this may be viewed or interpreted as giving preference to Andina’s Public Shareholders over any potential creditors with respect to access to or distributions from Andina’s assets. Furthermore, the Andina Board may be viewed as having breached its fiduciary duties to Andina or Andina’s creditors and/or having acted in bad faith, thereby exposing itself and Andina to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors. There is no assurance that claims will not be brought against Andina for these reasons.

Although Andina seeks to have all vendors, service providers (other than its independent auditors), prospective target businesses or other entities with which it does business execute agreements with Andina waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Andina’s Public Shareholders, as well as distributions to Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Public Shareholders or claims challenging the enforceability of the waiver.

Redemptions in connection with the previous extensions make it more difficult for Andina to complete a Business Combination.

Upon completion of Andina’s IPO and a contemporaneous private placement, Andina placed $108,000,000 in the Trust Account. In connection with the July 2020 Extension, the October 2020 Extension and the January 2021 Extension (collectively, the “Extension Meetings”), Andina paid a total of $44,063,656, $52,996,135 and $3,073, respectively, to public shareholders who exercised their redemption rights. As a result, as of March 25, 2021, Andina has approximately $13.54 million in the Trust Account. The reduction in the funds in the Trust Account makes it more difficult for Andina to complete a Business Combination since it reduces the funds available upon completion of the Business Combination to provide working capital for the combined business following the Business Combination. The prior redemptions also reduce the public float (relative to the Nasdaq $15.0 million market value of the public float requirement) until the consummation, if any, of the PIPE Investment in connection with the Business Combination and reduce the number of stockholders that Andina has (relative to the minimum number of round lot stockholders required by Nasdaq). Andina cannot give assurance that it will be able to satisfy either the Nasdaq public float requirement or the Nasdaq minimum number of round lot shareholders currently or as of a particular date. It is possible that, in order to meet the Nasdaq listing requirements, Andina may have to raise additional funding, either through a private placement or a backstop arrangement, with no assurance that Andina will be able to obtain the necessary funding on reasonable terms, if any.

If third parties bring claims against Andina, the proceeds held in the Trust Account could be reduced and the Redemption Price received by Public Shareholders may be less than $10.00 per share.

Andina’s placing of funds in the Trust Account may not protect those funds from third-party claims against Andina. Although Andina seeks to have all vendors, service providers (other than its independent registered public accounting firm), prospective target businesses or other entities with which it does business execute agreements with Andina waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of Andina’s Public Shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Andina’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Andina’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Andina than any alternative.

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Examples of possible instances where Andina may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Andina and will not seek recourse against the Trust Account for any reason. Upon Redemption of Andina’s Public Shares, if Andina is unable to complete its initial business combination within the prescribed time frame, or upon the exercise of a Redemption Right in connection with the Business Combination, Andina will be required to provide for payment of claims of creditors that were not waived that may be brought against Andina within the ten years following Redemption. Accordingly, the Redemption Price received by Public Shareholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors. In such event, Andina may not be able to complete an initial business combination, and you would receive such lesser amount per share in connection with any Redemption of your Public Shares.

Weil has agreed that, if Andina liquidates the Trust Account prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Andina for services rendered or contracted for or products sold to Andina in excess of the net proceeds of Andina’s initial public offering not held in the Trust Account, and will not seek repayment for such expenses, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement.

However, there can be no assurances that he will be able to satisfy those obligations if he is required to do so. Accordingly, the actual per-share distribution could be less than $10.00 due to claims of creditors.

Additionally, if Andina is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against Andina which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Andina’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Andina’s shareholders. To the extent any bankruptcy claims deplete the Trust Account, there can be no assurances that Andina will be able to return to Andina’s Public Shareholders at least $10.00.

Other than Weil, none of Andina’s officers or directors will indemnify Andina for claims by third parties, including, without limitation, claims by vendors and prospective businesses.

Andina’s directors may decide not to enforce the indemnification obligations of Weil under the Insider Letter Agreement, resulting in a reduction in the amount of funds in the Trust Account available for distribution to Andina’s Public Shareholders.

Weil has agreed that, if Andina liquidates the Trust Account prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Andina for services rendered or contracted for or products sold to Andina in excess of the net proceeds of Andina’s initial public offering not held in the Trust Account, and will not seek repayment for such expenses, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement.

In the event that Weil asserts that he is unable to satisfy its obligations or that he has no indemnification obligations related to a particular claim, Andina’s independent directors would determine whether to take legal action against Weil to enforce his indemnification obligations. While Andina currently expects that its independent directors would take legal action on behalf of Andina against Weil to enforce his indemnification obligations to Andina, it is possible that Andina’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If Andina’s independent directors choose not to enforce these indemnification obligations, there may be less funds in the Trust Account available for distribution to Andina’s Public Shareholders.

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If, after Andina distributes the proceeds in the Trust Account to its Public Shareholders, Andina files a bankruptcy petition or an involuntary bankruptcy petition is filed against Andina that is not dismissed, a bankruptcy court may seek to recover such proceeds and the members of the Andina Board may be viewed as having breached their fiduciary duties to Andina’s creditors, thereby exposing the members of the Andina Board and Andina to claims of punitive damages.

If, after Andina distributes the proceeds in the Trust Account to its Public Shareholders, Andina files a bankruptcy petition or an involuntary bankruptcy petition is filed against Andina that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Andina’s shareholders. In addition, the Andina Board may be viewed as having breached its fiduciary duty to Andina’s creditors and/or having acted in bad faith, thereby exposing itself and Andina to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect the business, investments and results of operations of Andina.

Andina is subject to laws and regulations enacted by national, regional and local governments. In particular, Andina is required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the business, investments and results of operations of Andina. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on Andina’s business and results of operations.

Andina’s outstanding rights and warrants may have an adverse effect on the market price of Ordinary Shares or may create dilution for Public Shareholders.

Andina has issued rights and warrants that will result in the issuance of additional Ordinary Shares. Such securities, when converted or exercised, will increase the number of issued and outstanding Ordinary Shares. The sale, or even the possibility of sale, of the shares underlying the rights and warrants could have an adverse effect on the market price for Andina’s securities. If and to the extent these rights and warrants are converted or exercised, Andina’s Public Securityholders may experience dilution to their holdings.

Andina’s management’s ability to require holders of Andina’s redeemable warrants to exercise such redeemable warrants on a cashless basis will cause holders to receive fewer Ordinary Shares upon their exercise of the redeemable warrants than they would have received had they been able to exercise their redeemable warrants for cash.

If Andina calls Andina’s warrants for redemption after the redemption criteria described elsewhere in this report have been satisfied, Andina’s management will have the option to require any holder that wishes to exercise his warrants (including any warrants held by Andina’s initial shareholders or their permitted transferees) to do so on a “cashless basis.” If Andina’s management chooses to require holders to exercise their warrants on a cashless basis, the number of Ordinary Shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrants for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in Andina’s company.

The terms of Andina’s warrants may be amended in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding warrants.

Andina’s warrants were issued in registered form pursuant to a warrant agreement (the “Warrant Agreement”) between Continental Stock Transfer & Trust Company, as warrant agent, and Andina. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The Warrant Agreement requires the approval by the holders of a majority of the then outstanding warrants (including the private warrants) in order to make any change that adversely affects the interests of the registered holders. Accordingly, the terms of the warrants may be amended in a manner adverse to a holder if holders of at least a majority of the then outstanding warrants approve of such amendment. Andina or the Company may amend the terms of the warrants with the consent of at least a majority of the then outstanding warrants to effect any change thereto, including to increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Andina or the Company purchasable upon exercise of a warrant.

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Even if Andina consummates the Business Combination, the Andina Warrants may not be in the money at the time they become exercisable, and they may expire worthless.

The exercise price for the outstanding warrants is $11.50 per Ordinary Share. There can be no assurance that the warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless.

The terms of Andina’s Rights may amended in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding rights.

Andina’s Rights are issued in registered form under a Rights Agreement between Continental Stock Transfer & Trust Company, as rights agent, and Andina. The Rights Agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The Rights Agreement requires the approval by the holders of at least a majority of the then outstanding rights (including the private rights) in order to make any change that adversely affects the interests of the registered holders.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for Andina to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that Andina evaluate and report on its system of internal controls. Following the initial business combination, if the Company is deemed to be a large accelerated filer or an accelerated filer, it will be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Further, for as long as the Company remains an emerging growth company, it will not be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Following the Business Combination, the Company will be required to assure that it is in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The need to develop the internal control system to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete the Business Combination as well as impose obligations of the Company following the Business Combination.

Risks Relating to Andina’s Organization and Structure

Andina is an emerging growth company within the meaning of the Securities Act and Andina has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

Andina (and the Company following the Business Combination) is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and has taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Andina’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on certain executive compensation matters. As a result, Andina’s shareholders may not have access to certain information they may deem important. Andina (and the Company following the Business Combination) may remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of Andina’s initial public offering, (b) in which Andina (or the Company following the Business Combination) total annual gross revenue of at least $1.07 billion, or (c) in which Andina (or the Company following the Business Combination) is deemed to be a large accelerated filer, which means the market value of the issued and outstanding Ordinary Shares of Andina (or shares of common stock of the Company following the Business Combination) that are held by non-affiliates exceeds $700 million as of the prior June 30 (or such other date as may be applicable to the Company following the Business Combination) and (2) the date on which Andina (or the Company following the Business Combination) has issued more than $1.0 billion in non-convertible debt during the prior three year period, meaning that the occurrence of one or more of the aforementioned events or circumstances could cause Andina’s (or the Company’s following the Business Combination) loss of that status prior to the fifth anniversary of the date of Andina’s IPO. Andina cannot predict whether investors will find its (or the Company’s) securities less attractive because Andina (or the Company) rely on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of Andina’s (the Company’s) securities may be lower than they otherwise would be, there may be a less active trading market for Andina’s (the Company’s) securities and the trading prices of the securities may be more volatile.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. Andina has elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, Andina (or the Company following the Business Combination), as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard, unless early adoption is permitted by the standard. This may make comparison of Andina’s and the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

If Andina were deemed an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), following the Closing, applicable restrictions could make it impractical for Andina to continue Andina’s business as contemplated and could have a material adverse effect on Andina’s business.

An issuer will generally be deemed to be an “investment company” for purposes of the Investment Company Act if:

●	it is an “orthodox” investment company because it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; or

●	it is an inadvertent investment company because, absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

Andina believe that it is engaged primarily in the business of providing asset management services and not primarily in the business of investing, reinvesting or trading in securities. Andina hold ourselves out as an asset management firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. Accordingly, Andina does not believe that Andina or Stryve is an “orthodox” investment company as described in the first bullet point above. Furthermore, Andina will treat Stryve as a majority-owned subsidiary for purposes of the Investment Company Act. Therefore, Andina believes that less than 40% of Andina’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis following the Closing will comprise assets that could be considered investment securities. Accordingly, Andina do not believe that Andina or Stryve will be an inadvertent investment company by virtue of the 40% inadvertent investment company test as described in the second bullet point above. In addition, Andina believe Andina will not be an investment company under section 3(b)(1) of the Investment Company Act because Andina will be primarily engaged in a non-investment company business.

The Investment Company Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the Investment Company Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options, and impose certain governance requirements. Following the Closing, Andina intend to continue to conduct Andina’s operations so that Andina will not be deemed to be an investment company under the Investment Company Act. However, if anything were to happen that would cause us to be deemed to be an investment company under the Investment Company Act, requirements imposed by the Investment Company Act, including limitations on Andina’s capital structure, ability to transact business with affiliates (including Stryve) and ability to compensate key employees, could make it impractical for us to continue Andina’s business as currently conducted, impair the agreements and arrangements between and among Stryve, us or Andina’s senior management team, or any combination thereof and materially and adversely affect Andina’s business, financial condition and results of operations.

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In connection with the Special Meeting, Public Shares may need to comply with specific requirements for redemption of their Public Shares that may make it more difficult for Public Shareholders to exercise their conversion rights prior to the deadline for exercising their rights.

In connection with any shareholder meeting called to approve a proposed initial business combination, each Public Shareholder will have the right, regardless of whether it is voting for or against such proposed business combination, to demand that Andina convert its Public Shares into a share of the Trust Account. Such conversion will be effectuated under Cayman Islands law as a redemption of the Ordinary Shares, with the redemption price to be paid being the applicable pro rata portion of the monies held in the Trust Account. Andina may require Public Shareholders who wish to convert their Public Shares in connection with a proposed business combination to either tender their certificates (if any) and redemption forms to the Transfer Agent or to deliver their share certificates (if any) and other redemption forms to the Transfer Agent electronically using DTC’s DWAC System. In order to obtain a physical share certificate, a Public Shareholder’s broker and/or clearing broker, DTC and the Transfer Agent will need to act to facilitate this request. It is Andina’s understanding that Public Shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because Andina does not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical share certificate. It is also Andina’s understanding that it takes a short time to deliver shares through the DWAC System. However, this too may not be the case. Accordingly, if it takes longer than Andina anticipates for Public Shareholders to deliver their share certificates (if any) and other redemption forms, Public Shareholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their Public Shares.

Investors may not have sufficient time to comply with the delivery requirements for conversion.

Pursuant to Andina’s Current Charter, Andina is required to give a minimum of only 10 days’ notice for an extraordinary general meeting. As a result, if Andina requires Public Shareholders who wish to convert their Public Shares into the right to receive a pro rata portion of the funds in the Trust Account to comply with specific delivery requirements for conversion, holders may not have sufficient time to receive the notice and deliver their share certificates (if any) and other redemption forms for conversion. Accordingly, investors may not be able to exercise their conversion rights and may be forced to retain Andina’s securities when they otherwise would not want to.

If Andina requires Public Shareholders who wish to convert their Public Shares to comply with the delivery requirements for conversion, such converting shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.

If Andina requires Public Shareholders who wish to convert their Public Shares to comply with specific delivery requirements for conversion described above and such proposed business combination is not consummated, Andina will promptly return such certificates to the tendering Public Shareholders. Accordingly, investors who attempted to convert their shares in such a circumstance will be unable to sell their securities after the failed acquisition until Andina has returned their securities to them. The market price for Andina’s shares may decline during this time and Andina’s Public Shareholders may not be able to sell their securities when they wish to, even while other shareholders that did not seek conversion may be able to sell their securities.

Because Andina is incorporated under the laws of the Cayman Islands and Andina’s executive offices are located in Colombia, Public Shareholders may face difficulties in protecting their interests, and their ability to protect their rights through the U.S. Federal courts may be limited.

Because Andina is currently incorporated under the laws of the Cayman Islands, Public Shareholders may face difficulties in protecting their interests and their ability to protect their rights through the U.S. federal courts may be limited prior to the Domestication. Andina is currently an exempted company under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon Andina’s directors or officers, or enforce judgments obtained in the United States courts against Andina’s directors or officers.

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Until the Domestication is effected, Andina’s corporate affairs are governed by the Current Charter, the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of Andina Securityholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of its directors to Andina under the laws of the Cayman Islands are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of Andina’s Securityholders and the fiduciary responsibilities of its directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

Andina has been advised by its Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against Andina judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Andina predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Public Shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Andina Board or controlling shareholders than they would as public stockholders of a United States company.

Conflicts of interest may arise between the Company’s management and holders of shares of Class A Common Stock and/or the Company.

Because members of the Company’s senior management team will hold most or all of their economic interest in the Company through ownership of Class B Units of Holdings (and corresponding shares of Class A Common Stock), they may have interests that will not align with, or conflict with, those of the holders of Class A Common Stock or with the Company. For example, members of the Company’s senior management team may have different tax positions from those of the Company and/or holders of Class A Common Stock, which could influence their decisions regarding whether and when to enter into certain transactions or dispose of assets, whether and when to incur new or refinance existing indebtedness, and whether and when the Company should terminate the Tax Receivables Agreement and accelerate the obligations thereunder. In addition, the structuring of future transactions and investments may take into consideration tax considerations applicable to holders of the Class B Units of Holdings even where no similar benefit would accrue to the Company and the holders of the Class A Common Stock.

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Risks Relating to Tax

There is a risk that a U.S. Holder may recognize taxable gain with respect to its Ordinary Shares at the effective time of the Domestication.

The Andina Board believes the Domestication should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. If the Domestication should fail to qualify as a reorganization under Section 368(a) of the Code, a U.S. Holder of Ordinary Shares generally would recognize a gain or loss with respect to its Ordinary Shares in an amount equal to the difference, if any, between the fair market value of the corresponding common stock of the Delaware corporation received in the Domestication and the U.S. Holder’s adjusted tax basis in its Ordinary Shares surrendered.

As discussed more fully under the section entitled “Proposal 2: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Andina Shareholders” below, it is intended that the Domestication will constitute a tax-free reorganization within the meaning of Section 368(a)(l)(F) of the Code. Assuming that the Domestication so qualifies, U.S. Holders (as defined in such section) of Ordinary Shares will be subject to Section 367(b) of the Code and, as a result:

●	A U.S. Holder of Ordinary Shares whose Ordinary Shares have a fair market value of less than $50,000 on the date of the Domestication will not recognize any gain or loss and will not be required to include any part of Andina’s earnings in income;

●	A U.S. Holder of Ordinary Shares whose Ordinary Shares have a fair market value of $50,000 or more, but who on the date of the Domestication owns (actually and constructively) less than 10% of the total combined voting power and value of all classes of Ordinary Shares will generally recognize gain (but not loss) on the exchange of Ordinary Shares for shares in the Company (a Delaware corporation) pursuant to the Domestication. As an alternative to recognizing gain, such U.S. Holders may file an election to include in income as a dividend the “all earnings and profits amounts,” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to its Ordinary Shares, provided certain other requirements are satisfied. Andina does not expect to have significant cumulative earnings and profits, if any, on the date of the Domestication; and

●	A U.S. Holder of Ordinary Shares whose Ordinary Shares have a fair market value of $50,000 or more, and who on the date of the Domestication owns (actually and constructively) 10% or more of the total combined voting power or value of all classes of Ordinary Shares will generally be required to include in income as a dividend the “all earnings and profits amount,” (as defined in Treasury Regulation Section 1.367(b)-2(d))) attributable to its Ordinary Shares, provided certain other requirements are satisfied. Andina does not expect to have significant cumulative earnings and profits, if any, on the date of the Domestication.

Furthermore, even if the Domestication qualifies as a reorganization under Section 368(a) of the Code, a U.S. Holder of Ordinary Shares may still recognize gain (but not loss) upon the exchange of its Ordinary Shares for Andina common stock pursuant to the Domestication under the “passive foreign investment company,” or PFIC, rules of the Code equal to the excess, if any, of the fair market value of the common stock of the Delaware corporation received in the Domestication and the U.S. Holder’s adjusted tax basis in the corresponding Ordinary Shares surrendered in exchange therefor. The tax on any such gain so recognized would be imposed at the rate applicable to ordinary income and an interest charge would apply. In such event, the U.S. Holder’s aggregate tax basis in Andina common stock received in connection with the Domestication should be the same as the aggregate tax basis of Ordinary Shares surrendered in the transaction, increased by any amount included in the income of such U.S. Holder under the PFIC rules. For a more complete discussion of the potential application of the PFIC rules to U.S. Holders as a result of the Domestication, see the discussion in the section entitled “Proposal 2: The Business Combination Proposal — Material U.S. Federal Income Tax Consequences of the Domestication to Andina Shareholders — U.S. Holders — Effect of PFIC Rules on the Domestication.”

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Andina could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions.

Andina could also be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions and changes in tax law could reduce Andina’s after-tax income and adversely affect Andina’s business and financial condition. For example, the U.S. federal tax legislation commonly referred to as the Tax Cuts and Jobs Act (the “Tax Act”), enacted in December 2017, resulted in fundamental changes to the U.S. Internal Revenue Code of 1986 (the “Code”), as amended, including, among many other things, a reduction to the federal corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. Subsequent legislation, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted on March 27, 2020, relaxed certain of the limitations imposed by the Tax Act for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the Tax Act and the CARES Act for future years is difficult to quantify, but these changes could materially affect us, Stryve, or its subsidiaries. In addition, other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest, or effect other changes that could have a material adverse effect on Andina’s financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, Andina’s effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex and often open to interpretation. In the future, the tax authorities could challenge Andina’s interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to Andina’s income tax provision that could increase Andina’s effective tax rate. Changes to tax laws may also adversely affect Andina’s ability to attract and retain key personnel.

Risks Related to Stryve

Risks Related to Stryve’s Business, Brand, Products and Industry

Stryve has a history of losses and may be unable to achieve or sustain profitability.

Stryve has experienced net losses since its inception. In the years ended December 31, 2020 and 2019, Stryve incurred net losses of $17.5 million and $23.4 million, respectively. Stryve anticipates that its operating expenses and capital expenditures may likely increase in the foreseeable future as it continues to invest to increase its customer base and supplier network, expand its product offerings and brands, expand marketing channels, invest in distribution and manufacturing facilities, hire additional employees and enhance technology and production capabilities. The expansion efforts may prove more expensive than anticipated, and Stryve may not succeed in increasing its revenues and margins sufficiently to offset the anticipated higher expenses. In addition, many of Stryve’s expenses, including the costs associated with its existing and any future manufacturing facilities, are fixed. Accordingly, Stryve may not be able to achieve or sustain profitability and it may incur significant losses for the foreseeable future.

Pandemics, epidemics or disease outbreaks, such as the novel coronavirus (“COVID-19”), may disrupt Stryve’s business, including, among other things, consumption and trade patterns, supply chain, and production processes, each of which could materially and adversely affect its business, financial condition and results of operations.

The actual or perceived effects of a disease outbreak, epidemic, pandemic or similar widespread public health concern, such as COVID-19, could materially and adversely affect its business, financial condition and results of operations. The COVID-19 outbreak situation remains dynamic and subject to rapid and material change, including but not limited to changes that may materially affect the operations of Stryve’s customers and supply chain partners.

Pandemics, epidemics or disease outbreaks may affect demand for Stryve’s products because quarantines or other government restrictions on movement may cause erratic consumer purchase behavior. Governmental or societal impositions of restrictions on public gatherings, especially if prolonged, may have adverse effects on in-person traffic to retail stores. Even the perceived risk of infection or health risk may adversely affect traffic to Stryve’s store-based retail consumers and, in turn, its business, financial condition and results of operations, particularly if any self-imposed or government-imposed restrictions are in place for significant time.

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The spread of pandemics, epidemics or disease outbreaks such as COVID-19 may also disrupt Stryve’s third-party business partners’ ability to meet their obligations, which may negatively affect its operations. These third parties include those who supply Stryve’s ingredients, packaging, and other necessary operating materials, distributors, and logistics and transportation services providers. Because of the COVID-19 outbreak, transport restrictions related to quarantines or travel bans have been put in place and supply may become constrained, each of which may cause price increases or shortages of certain ingredients and raw materials used in Stryve’s products and/or it may experience disruptions to its operations. Further, Stryve’s ability to manufacture its products may be impaired by any material disruption to its manufacturing facility in Oklahoma because of COVID-19 or similar outbreaks. If a significant percentage of Stryve’s workforce cannot work, including because of illness, travel or government restrictions in connection with pandemics or disease outbreaks, its operations may be negatively affected.

Stryve’s results of operations depend on, among other things, its ability to maintain and increase sales volume with existing customers, to attract new consumers and to provide products that appeal to consumers at prices they are willing and able to pay. Stryve’s ability to implement its advertising, display and promotion activities designed to maintain and increase its sales volumes on a timely basis, including the ability to do in-person retail product demonstrations designed to attract new customers, have been and may continue to be negatively affected because of modifications to retailer shelf reset timing or retailer pullback on in-store display and promotional activities during the COVID-19 outbreak or similar situations. Stryve may be unable to grow direct sales to consumers through its e-commerce channel or other digital marketing efforts. Retailers may also alter their normal inventory receiving and product restocking practices during pandemics, epidemics or disease outbreaks such as COVID-19, which may negatively affect Stryve’s business.

Stryve’s operations during 2020 were affected by changes in consumer shopping and consumption behavior due to COVID-19. Stryve’s retail sales decreased during the second and third quarters of 2020 as a result of decrease of in-person shopping trips. These effects on consumer demand and shopping behavior as a result of the COVID-19 outbreak may occur in the future.

Stryve’s efforts to manage and mitigate these factors may be unsuccessful, and the effectiveness of these efforts depends on factors beyond its control, including the duration and severity of any pandemic, epidemic or disease outbreak, and third party actions taken to contain its spread and mitigate public health effects.

Stryve may not be able to compete successfully in the highly competitive snacking and nutritional snacking industry.

Stryve’s competitors include companies selling beef jerky and other meat snacks, as well as companies in the nutritional snack industry in general, including those selling meal replacement bars and other healthy snacks. The snacking industry is large and intensely competitive. Competitive factors include product quality, taste, brand awareness among consumers, nutritional content, simpler and less processed ingredients, innovation of “on-trend” snacks, variety of snacks offered, grocery aisle placement, access to retailer shelf space, price, advertising and promotion, product packaging and package design. Stryve competes in this market against numerous multinational, regional and local companies principally based on product taste and quality, brand recognition and loyalty, nutritional content, marketing, advertising and price. Views towards nutritional snacking, and other nutritional approaches, are cyclical, with constantly changing consumer perceptions. If consumers do not perceive that a meat-based, low-carb, low-sugar and protein-rich eating approach is healthy or effective, Stryve’s business could be adversely affected.

Stryve may face direct competition in the future from well-capitalized competitors.

Many of Stryve’s competitors have resources substantially greater than Stryve and sell brands that are more widely recognized than its brands and may offer generic or private-label products at more competitive prices than its brands. Stryve’s current and potential competitors may offer products similar to its products, a wider range of products than it offers, may offer such products at more competitive prices than Stryve or may decide to build a biltong facility and start competing directly with Stryve’s biltong products. Local or regional markets often have significant additional competitors, many of whom offer products similar to Stryve’s and may have unique ties to regional or national retail chains. Other label, generic or store-branded products may be a less expensive option for consumers than Stryve products, making it more difficult to sell Stryve branded products. Any increased or new competition from existing meat snacking companies, including an expansion of their products to biltong products, or new products or entrants from other nutritious snack companies, could cause reductions in Stryve’s sales, require it to reduce prices, or both, which could materially and adversely affect its business, financial condition and results of operations.

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Stryve’s brand and reputation may be diminished due to real or perceived quality or health issues with its products, including meat, which could materially and adversely affect its business, financial condition and results of operations.

Real or perceived quality or food safety concerns or failures to comply with applicable food regulations and requirements, whether or not based on fact and whether or not involving Stryve (such as incidents involving meat-based products in general), could cause negative publicity and reduced confidence in Stryve, its brand or products, or meat-based products in general, which could in turn harm its reputation and sales, and could materially and adversely affect its business, financial condition and results of operations. Although Stryve believes it has rigorous food safety and quality control processes, there can be no assurance that its products will always comply with the standards set for its products.

Stryve has no control over its products once purchased by consumers. Consumers may improperly store Stryve’s products, which may adversely affect their quality and safety. If consumers do not perceive Stryve’s products to be safe or of high quality, then the value of its brand would be diminished. The growing use of social and digital media by consumers and third parties increases the speed and extent that information or misinformation and opinions can be shared. Negative publicity about Stryve, its brands or products, on social or digital or other media could seriously damage its brands and reputation, which could materially and adversely affect its business, financial condition and results of operations.

If Stryve fails to implement its growth strategies successfully, timely, or at all, its ability to increase revenue and achieve profitability could be materially and adversely affected.

Stryve’s success depends in large part on its ability to implement its growth strategies effectively. Stryve expects to continue its focus on nutritious meat snack products and intends to add additional brands and other products to its portfolio. Stryve’s ability to expand successfully depends on, among other things, its ability to identify, and successfully cater to, new demographics and consumer trends, develop new products, identify and acquire additional product lines and businesses, secure shelf space in grocery stores, wholesale clubs and other retailers, increase its direct e-commerce sales, increase consumer awareness of its brands, enter into distribution and other strategic arrangements with third-party retailers and other potential distributors of its products, and compete with numerous other companies and products.

Consumers are constantly seeking new products and strategies to achieve their healthy eating goals. Stryve’s success depends heavily on its ability to anticipate changes in consumer preferences, the technical capability of its innovation staff in developing and testing product prototypes, including complying with applicable governmental regulations, and the success of its management and sales and marketing teams in marketing its new and existing products, including familiarizing consumers in the United States with biltong. Failure to develop and market new products that appeal to consumers may lead to a decrease in Stryve’s sales and impact its ability to achieve profitability. Additionally, the development and introduction of new products requires substantial research, development and marketing expenditures, which Stryve may be unable to recoup if the new products do not gain widespread market acceptance.

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Stryve may not be able to successfully implement its growth strategies, expand its brands, develop brand loyalty or continue to maintain growth in sales at its current rate, or at all. If Stryve fails to implement its growth strategies or if it invests resources in growth strategies that prove unsuccessful, its sales and ability to achieve profitability may be negatively affected, which would materially and adversely affect its business, financial condition and results of operations.

If Stryve fails to effectively manage its manufacturing and production capacity, its business and operating results and brand reputation could be harmed.

If Stryve does not have sufficient capacity to meet its customers’ demands and to satisfy increased demand, it will need to expand its operations, supply and manufacturing capabilities. Stryve may not be able to effectively scale production processes and effectively manage its supply chain requirements. Stryve may not be able to accurately forecast demand for its products, since its forecasts are based on multiple assumptions. Any failure to accurately forecast demand for its product may affect Stryve’s ability to obtain adequate manufacturing capacity (whether its own manufacturing capacity or co-manufacturing capacity) in order to meet the demand for its products, which could harm its brand and business, and in some cases may result in discounts, credits or other payments to customers or distributors if it is unable to fulfill orders placed by them in a timely manner or at all.

If Stryve overestimates demand for its products, it may have significantly underutilized assets and may experience reduced margins. If Stryve does not accurately align its manufacturing capabilities with demand, its business, financial condition and results of operations could be materially and adversely affected.

Most of Stryve’s products are manufactured in its single facility in Oklahoma and any damage to or disruption at this facility would materially and adversely affect its business, financial condition and results of operations.

Stryve manufactures a significant majority its products at a single facility in Oklahoma. A natural disaster, tornado, fire, power interruption, pandemic, work stoppage (due to a COVID-19 outbreak or otherwise), regulatory or food safety issue or other problem at this facility would significantly disrupt Stryve’s ability to manufacture and deliver its products and operate its business. Stryve’s manufacturing facility and equipment is costly and may require substantial time to replace or repair if necessary. During such time, Stryve may not be able to find suitable co-manufacturers to replace the output from Stryve’s facility on a timely basis or at a reasonable cost, if at all. Stryve may also experience plant shutdowns or periods of reduced production because of regulatory issues, equipment failure or delays in raw material deliveries. Any such disruption or unanticipated event may cause significant interruptions or delays in Stryve’s business. While Stryve has property and business interruption insurance for its manufacturing facility, such insurance may not be sufficient to cover all of Stryve’s potential losses, and may not continue to be available on acceptable terms, or at all. Any disruption in the operation of Stryve’s manufacturing facility, or damage to a material amount of its equipment or inventory, would materially and adversely affect its business, financial condition and results of operations.

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Beef, raw material and packaging costs can be volatile and may rise significantly, which may negatively impact the ability of Stryve to achieve profitability.

Stryve purchases large quantities of raw materials to make its products, including beef. Historically, beef prices have fluctuated in response to a number of factors, including changes in the United States government farm support programs, changes in international agricultural and trading policies, weather, animal disease and other conditions. In addition, Stryve purchases and uses significant quantities of cardboard, film and plastic to package its products. Costs of raw materials, ingredients and packaging are volatile and can fluctuate due to conditions that are difficult to predict, including global competition for resources, weather conditions, consumer demand and changes in governmental trade and agricultural programs. Volatility in the prices of beef, raw materials and other supplies Stryve purchases could increase its cost of sales and reduce its ability to achieve profitability. Moreover, it may not be able to implement price increases for its products to cover any increased costs and any price increases it does implement may result in lower sales volumes. If Stryve is not successful in managing its beef, raw material and packaging costs, if it is unable to increase prices to cover increased costs or if such price increases reduce sales volumes, then such increases in costs will adversely affect its business, results of operations and financial condition.

Stryve relies on a limited number of third-party suppliers, and may not be able to obtain beef and other raw materials on a timely basis or in sufficient quantities to produce its products or meet the demand for its products.

Stryve relies on a limited number of vendors and key brokers to supply it with beef and other raw materials, and its financial performance depends in large part on its ability to purchase beef and other raw materials in sufficient quantities at competitive prices. Stryve is not assured of continued supply or pricing of beef or other raw materials. Stryve typically does not have any formal contracts or agreements in place with any meat providers and purchases meat as demand requires in order to produce its products. Any of Stryve’s suppliers could discontinue or seek to alter their relationship with Stryve. If Stryve’s suppliers experience problems with their businesses, finances, labor relations, ability to import raw materials, costs, production, insurance and reputation, as well as natural disasters, fires or other catastrophic occurrences, it could impair Stryve’s ability to obtain sufficient raw materials.

Given the minimally processed nature of biltong production, the quality of the beef used in Stryve’s products is important. Currently, the availability of grass-fed beef in the United States can be scarce at times, and may require Stryve to seek such beef internationally. Any interruption in the supply of high quality beef due to supply, disease or other unforeseen circumstances would negatively impact Stryve’s business. If Stryve needs to replace an existing beef supplier or another supplier of raw materials, there can be no assurance that supplies will be available when required on acceptable terms, or at all, or that a new supplier would allocate sufficient capacity to Stryve in order to meet its requirements, fill orders in a timely manner or meet Stryve’s quality standards. Any disruption in the supply of beef or other raw materials from its suppliers could materially and adversely affect its business, financial condition and results of operations.

Stryve relies on sales to a limited number of retailers and losing one or more such retailers could materially and adversely affect its business, financial condition and results of operations.

A significant portion of Stryve’s sales are generated from a limited number of retailers. These retailers, or other large customers, may take actions that affect Stryve for reasons it cannot anticipate or control, such as their financial condition, changes in their business strategy or operations, the perceived quality of Stryve’s products and the availability of competing products. There can be no assurance Stryve’s customers will continue to purchase its products in the same quantities or on the same terms as in the past.

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Stryve’s customers rarely provide it with firm, long- or short-term volume purchase commitments. As a result, Stryve could have periods with limited orders for its products while still incurring costs related to workforce maintenance, marketing, manufacturing and general corporate expenses. Stryve may not find new customers to supplement its revenue in periods when it experiences reduced purchase orders, or recover fixed costs incurred during those periods, which could materially and adversely affect Stryve’s business, financial condition and results of operations.

Consolidation of customers or the loss of a significant customer could negatively impact Stryve’s sales and ability to achieve profitability.

Supermarkets in North America and elsewhere continue to consolidate. This consolidation has produced larger, more sophisticated organizations with increased negotiating and buying power that are able to resist price increases, as well as operate with lower inventories, decrease the number of brands that they carry, and increase their emphasis on private label products, all of which could negatively impact Stryve’s business. The consolidation of retail customers also increases the risk that a significant adverse impact on their business could have a corresponding material adverse impact on Stryve’s business.

The loss of any large customer, the reduction of purchasing levels or the cancellation of any business from a large customer for an extended length of time could negatively impact Stryve’s sales and ability to achieve profitability. Furthermore, as retailers consolidate, they may reduce the number of branded products they offer in order to accommodate private label products and generate more competitive terms from branded suppliers. Consequently, Stryve’s financial results may fluctuate significantly from period to period based on the actions of one or more significant retailers. A retailer may take actions that affect Stryve for reasons that cannot be anticipated or controlled, such as their financial condition, changes in their business strategy or operations, the introduction of competing products or the perceived quality of Stryve’s products. Despite operating in different channels, Stryve’s retailers sometimes compete for the same consumers. Because of actual or perceived conflicts resulting from this competition, retailers may take actions that could negatively affect Stryve’s business, financial condition and results of operations.

Stryve’s growth may be limited if it is unable to add additional shelf or retail space for its products.

Stryve’s results will depend on its ability to drive revenue growth, in part, by expanding the distribution channels for its products. However, Stryve’s ability to do so may be limited by an inability to secure additional shelf or retail space for its products. Shelf and retail space for nutritional snacks is limited and subject to competitive and other pressures, and there can be no assurance that retail operators will provide sufficient shelf space nor that online retailers will provide Stryve online access to their platform to enable Stryve to meet its growth objectives.

Changes in retail distribution arrangements may result in the temporary loss of retail shelf space and disrupt sales of food products which could materially and adversely affect Stryve’s business, financial condition and results of operations.

From time to time, retailers may change distribution centers that supply some of their retail stores. If a new distribution center or partner has not previously distributed Stryve’s products in that region, it may take time for a retailer’s distribution center or partner to begin distributing new products in its region. Even if a retailer approves a new distribution method in a region, Stryve’s sales may decline while the transition in distribution method takes place. If Stryve does not get approval to have its products offered in a new distribution region or if getting this approval takes longer than anticipated, Stryve’s business, financial condition and results of operations may be materially and adversely affected.

Additionally, Stryve relies on the performance of distribution partners to ensure the timely and accurate distribution of its products to certain retail customers. Should one of these distributions partners fail to timely and accurately distribute Stryve’s products, it may result in limited products available for purchase, poor supplier reviews, and potentially loss of retail shelf space which would could materially and adversely affect Stryve’s business, financial condition and results of operations.

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Slotting fees and customer charges or charge-backs for promotion allowances, cooperative advertising, and product or packaging damages, as well as undelivered or unsold food products may disrupt Stryve’s customer relationships and could materially and adversely affect its business, financial condition and results of operations.

Retailers may charge slotting fees for access to shelf space and often enter into promotional and advertising arrangements with manufacturers that result in the sharing of promotional and advertising costs among the retail customer, distributor or manufacturer. As the retail industry has consolidated and become more competitive, retailers have sought greater participation by manufacturers in cooperative promotional and advertising arrangements and may seek to pass on unanticipated increases in promotional and advertising costs to distributors and manufacturers. If Stryve is charged significant and unanticipated promotional allowances or advertising charges directly or indirectly by retail customers, or if Stryve, its third-party distributors, retailers or its other direct or indirect customers take substantial charge-backs or return material amounts of its products, its operating results and liquidity could be harmed, perhaps substantially. Moreover, unresolved disagreements with retail customers concerning invoiced costs to carry its products could significantly disrupt or cause the termination of customer relationships. If Stryve fails to effectively manage costs and charges concerning promotional allowances, advertising charges, charge-backs or returns, such failures could materially and adversely affect Stryve’s business, financial condition and results of operations.

Stryve offers a limited number of products and any change in consumer demand for biltong products or meat products in general could materially and adversely affect its business, financial condition and results of operations.

Dried meat snack products have been the focal point of Stryve’s sales, product development and marketing efforts and Stryve believes that such products will continue to constitute the primary portion of its sales and cash flow for the foreseeable future. Any change in consumer perceptions or negative developments associated with the consumption, safety, health or benefits of the human consumption of meat, including but not limited to biltong and beef jerky products, could cause a decrease in demand for biltong or meat products in general, which would negatively impact Stryve’s business and operations. Stryve may also be unable to convince healthy snackers to try its meat snack products. In addition, Stryve cannot be certain that it will be able to expand to new product offerings, as the food industry in general involves evolving consumer preferences and new and changing nutritional and health-related concerns. If Stryve is unable to identify and react appropriately to changes in consumer trends, demands and preferences, it may experience reduced demand and price reduction for its products, which could materially and adversely affect its business, financial condition and results of operations.

Stryve may not successfully increase production capacity at its manufacturing facility or its facility may not operate in accordance with its expectations.

During 2019, Stryve commenced manufacturing operations in its newly-constructed facility in Oklahoma, and believes it can scale operations at such facility with limited additional investment in capital equipment or improvements to the facility. Additionally, Stryve may on occasion experience unanticipated increases in orders of its products from retailers that it may not yet have the manufacturing capacity to fulfill on a timely basis. If Stryve cannot timely fill orders for its products, its reputation with these retailers may be harmed, which could materially and adversely affect its business, financial condition and results of operations. Any substantial delay in Stryve’s plan to increase the production capacity of the facility may hinder Stryve’s ability to fill anticipated orders, grow its business or achieve profitability.

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Failure by transportation providers to deliver Stryve’s products on time, or at all, could result in lost sales.

Stryve relies upon third-party transportation providers for its product shipments. The utilization of delivery services for shipments is subject to risks, including increases in fuel prices, employee strikes and inclement weather, which may impact the ability of providers to provide delivery services that adequately meet shipping needs. Stryve could face logistical difficulties that could adversely affect deliveries or could incur costs and expend resources in connection with a change or providers. Any significant delays in product shipments could materially and adversely affect its business, financial condition and results of operations.

If Stryve fails to cost-effectively acquire new customers or retain its existing customers or its consumers, or if it fails to derive revenue from its existing customers consistent with its historical performance, its business could be materially and adversely affected.

Stryve’s success, and its ability to increase revenue and achieve profitably, depends in part on its ability to cost-effectively acquire new customers, to retain existing customers, and to keep existing consumers engaged so that they continue to purchase Stryve’s products. If Stryve is unable to cost-effectively acquire new customers, retain existing customers or keep existing consumers engaged, its business, financial condition and results of operations would be materially adversely affected. If consumers do not perceive Stryve’s product offerings to be healthy, of sufficient value and quality, or if it fails to offer new and relevant product offerings, it may not be able to attract or retain customers or engage existing consumers so that they continue to purchase products.

If Stryve fails to manage its growth effectively, its business could be materially adversely affected.

Stryve has grown rapidly since inception and anticipates further growth. This growth has placed significant demands on its management, financial, operational, technological, and other resources. The anticipated growth of Stryve’s business and product offerings will place additional significant demands on management and operations teams and require significant additional resources, which may not be available on a timely basis or at an acceptable cost, or at all. If Stryve does not effectively manage its growth, it may not be able to execute on its business plan, respond to competitive pressures, take advantage of market opportunities, satisfy customer requirements, or maintain high-quality product offerings, any of which could materially and adversely affect its business, financial condition and results of operations.

Stryve may not have or be able to generate sufficient cash to meet its debt service obligations.

Stryve’s ability to meet its debt service obligations or to refinance its debt, depends on the timing of the closing of the Business Combination and its future operating and financial performance, which will be affected by Stryve’s ability to successfully implement its business strategy as well as general macroeconomic, financial, competitive, regulatory and other factors beyond its control. If the Business Combination does not close before Stryve’s debt service obligations come due, if Stryve cannot generate sufficient cash to meet its debt service requirements or if Stryve is unable to refinance its debt, Stryve may, among other things, need to delay planned capital expenditures or investments or sell material assets to meet those obligations.

If Stryve is not able to refinance any or all of its debt, obtain additional financing or sell assets, including engaging in sale-leaseback transactions, on commercially reasonable terms or at all, it may not be able to satisfy its debt obligations. In that event, borrowings under other debt agreements or instruments that contain cross-default or cross-acceleration provisions with respect to other indebtedness may become payable on demand and Stryve may not have sufficient funds to repay all of its debts.

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Stryve may face difficulties as it expands its operations into countries in which it has no prior operating experience.

Stryve may expand into countries other than the United States, such as less developed countries which may have less political, social or economic stability and less developed infrastructure and legal systems. In addition, it may be difficult for Stryve to understand and accurately predict taste preferences and purchasing habits of consumers in new geographic markets. It would be costly to establish, develop and maintain international operations and develop and promote Stryve’s brands in international markets. If Stryve expands its business into new countries, it may encounter regulatory, legal, personnel, technological and other difficulties that increase its expenses and/or delay its ability to operate profitably in such countries, which may have a material adverse effect on its business and brand.

Stryve may need additional capital and it may not be available on acceptable terms or at all.

Stryve may need to access additional capital to grow or finance its operations or acquisitions of other products or businesses. However, financing may not be available to Stryve on acceptable terms, or at all. Stryve’s ability to obtain additional financing will be subject to several factors, including market conditions, its operating performance and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unattractive, if available. If Stryve cannot generate sufficient funds from operations or raise additional capital on a timely basis when needed, its growth or operations could be impeded.

Certain of Stryve’s obligations have been guaranteed by its founders and management, and Stryve may not have the capital or assets available to replace or supplement those guarantees if necessary.

Stryve’s founders and members of its current management team have guaranteed certain of Stryve’s current debt obligations and obligations to lessors of its facilities. If these guarantees cease to be available, or the lenders or lessors, as applicable, require supplemental guarantees, Stryve may become obligated to replace or supplement such guarantees. If Stryve is unable to replace or supplement such guarantees, it may need to repay these obligations or obtain replacement financing, and there is no assurance that such financing will be available to Stryve on acceptable terms, or at all, which could materially and adversely affect its business, financial condition and results of operations.

Litigation or legal proceedings could expose Stryve to significant liabilities and have a negative impact on its reputation or business.

From time to time, Stryve may be party to various claims and litigation proceedings. Stryve evaluates these claims and litigation proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, it may establish reserves, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from its assessments and estimates.

Lawsuits may divert Stryve’s management’s attention, and Stryve may incur significant expenses in defending any lawsuits. The results of litigation and other legal proceedings are inherently uncertain, and adverse judgments or settlements in any legal dispute may result in monetary damages, penalties or injunctive relief, which could have a material adverse effect on Stryve’s financial position, cash flows or results of operations. Any claims or litigation, even if fully indemnified or insured, could damage Stryve’s reputation and make it more difficult to compete effectively or to obtain adequate insurance. Furthermore, while Stryve maintains insurance for certain potential liabilities, such insurance does not cover all types of potential liabilities and is subject to various exclusions, as well as limits on amounts recoverable.

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Failure to retain Stryve’s senior management may adversely affect its business, financial condition and results of operations.

Stryve’s success is substantially dependent on the continued service of certain members of its senior management, including its Co-Chief Executive Officers, Jaxie Alt and Joe Oblas, and its Chief Operating Officer, Alex Hawkins. These executives have been primarily responsible for determining the strategic direction of Stryve’s business and for executing its growth strategy and are integral to its brand, culture and the reputation it enjoys with suppliers, distributors, customers and consumers. The loss of the services of any of these executives could have a material adverse effect on Stryve’s business, financial condition and results of operations, as it may not be able to find suitable individuals to replace them on a timely basis, if at all.

Stryve intends to grow through acquisitions or joint ventures and it may not successfully integrate, operate or realize the anticipated benefits of such business combinations.

Stryve intends to pursue acquisitions or joint ventures involving products that complement its existing products, as well as brands in new categories and new geographies, to expand its business to include other nutritional snacks and potentially other food products. Stryve may not be able to successfully identify suitable acquisition candidates, negotiate acquisitions of identified candidates on favorable terms, or integrate acquisitions it may complete.

Acquisitions involve numerous risks and uncertainties, including intense competition for suitable acquisition targets, which could increase target prices and/or materially and adversely affect Stryve’s ability to consummate transactions on favorable terms. These risks include the potential unavailability of financial resources necessary to consummate acquisitions, the risk that Stryve overpays for an acquisition, the potential inability to identify all of the risks and liabilities inherent in a target company or assets notwithstanding diligence efforts, the diversion of management’s attention from the day-to-day operations of the business and additional strain on existing personnel, increased leverage resulting from any debt financing that may be required to complete an acquisition, and the need to obtain regulatory or other governmental approvals that may be necessary to complete acquisitions.

Any acquisitions may pose risks associated with entry into new geographic markets, distribution channels, lines of business or product categories, where Stryve may not have significant prior experience. Potential acquisitions may entail significant transaction costs and require significant management time and distraction from its core business, even where it cannot consummate or decides not to pursue a particular transaction.

Integration of acquired entities can involve significant difficulties. These include failure to achieve financial or operating objectives regarding an acquisition, systems, operational and managerial controls and procedures, the need to modify systems or to add management resources, difficulties in the integration and retention of consumers or personnel and the integration and effective deployment of operations or technologies, amortization of acquired assets (which would reduce future reported earnings), possible adverse short-term effects on cash flows or operating results, integrating personnel with diverse backgrounds and organizational cultures, coordinating sales and marketing functions and retaining key personnel of an acquired business. Failure to manage these risks could have an adverse effect on Stryve’s business.

If Stryve is unable to implement appropriate systems, procedures and controls, it may not be able to successfully offer its products and grow its business and account for transactions in an appropriate and timely manner.

Stryve’s ability to successfully offer its products, grow its business and account for transactions and its inventories in an appropriate and timely manner requires an effective planning and management process and certain other automated management and accounting systems. Stryve currently does not have an integrated enterprise resource planning system and certain other automated management, inventory management, material resource planning and accounting systems. Stryve’s systems will require modifications and improvements to respond to changes in its business. Failure to implement in a timely manner appropriate internal systems, procedures and controls could adversely affect its business, financial condition and results of operations.

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Stryve relies upon Amazon, Shopify and other vendors to host and operate portions of its e-commerce business and platforms and any disruption of or interference with its use of these services would adversely affect its business, results of operations and financial condition.

Stryve outsources the hosting and operation of some of its e-commerce business and platforms to infrastructures like Amazon, Shopify and other vendors. Customers of Stryve’s products need to be able to access these platforms and websites to shop, review our product offerings and prices and purchase its products. Some of its vendors run their own platform that Stryve accesses, and it is, therefore, vulnerable to service interruptions. Stryve has experienced and expect that in the future it may experience interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. Capacity constraints could be due to a number of potential causes including technical failures, natural disasters, fraud or security attacks.

If Stryve’s customers are unable to purchase its products within a reasonable amount of time or at all, then Stryve’s business, results of operations and financial condition could be adversely affected. In some instances, Stryve may not be able to identify the cause or causes of these performance problems within a period of time acceptable to its customers. Any of the above circumstances or events may possibly move customers to stop purchasing Stryve’s products, impair its ability to increase revenue from existing customers, impair its ability to grow its customer base and otherwise harm its business, results of operations and financial condition.

Stryve relies on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may harm its ability to operate its business.

Stryve is dependent on various information technology systems, including, but not limited to, networks, applications and outsourced services in connection with the operation of its business. A failure of information technology systems to perform as anticipated could disrupt Stryve’s business and result in transaction errors, processing inefficiencies and loss of sales, causing the business to suffer. In addition, Stryve’s information technology systems may be vulnerable to damage or interruption from circumstances beyond its control, including fire, natural disasters, systems failures, viruses and security breaches. Any such damage or interruption could materially and adversely affect its business, financial condition and results of operations.

A cybersecurity incident or other technology disruptions could negatively impact business, financial condition, results of operations and relationships with customers.

Stryve uses computers in substantially all aspects of its business operations, including direct sales through its e-commerce website. It also uses mobile devices, social networking and other online activities to connect with employees, suppliers, distributors, customers and consumers. Such uses give rise to cybersecurity risks, including security breaches, espionage, system disruption, theft and inadvertent release of information. Stryve’s business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including customers’ and suppliers’ information, private information about employees and financial and strategic information about it and its business partners. As Stryve pursues a strategy to grow through acquisitions and to pursue new initiatives that improve its operations and cost structure, it will also be expanding its reliance on information technologies, resulting in a larger technological presence and corresponding exposure to cybersecurity risk. If Stryve fails to assess and identify cybersecurity risks associated with acquisitions and new initiatives, it may become increasingly vulnerable to such risks. While Stryve has implemented measures intended to prevent security breaches and cyber incidents, its preventative measures and incident response efforts may not be effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with information technology systems or the technology systems of third parties on which it relies, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers, potential liability and competitive disadvantage all of which could materially and adversely affect its business, financial condition and results of operations.

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Disruptions in the U.S. or worldwide economy may materially and adversely affect Stryve’s business, results of operations and financial condition.

Adverse and uncertain economic conditions, such as those caused by the COVID-19 pandemic, may impact distributor, retailer and consumer demand for Stryve’s products. In addition, Stryve’s ability to manage normal commercial relationships with its suppliers, distributors, retailers, consumers and creditors may suffer. Consumers may shift purchases to lower-priced or other perceived value offerings during economic downturns. Distributors and retailers may become more conservative in response to these conditions and seek to reduce their inventories. Stryve’s results of operations depend upon, among other things, its ability to maintain and increase sales volume with existing distributors and retailer customers, its ability to attract new consumers, the financial condition of its consumers, and its ability to provide products that appeal to consumers at attractive prices. Prolonged unfavorable economic conditions may have an adverse effect on Stryve’s sales and ability to achieve profitability, which could materially and adversely affect its business, financial condition and results of operations.

Regulatory Risks

The removal of USDA inspectors from Stryve’s facility would materially adversely impact its business, results of operations and financial condition.

Stryve has been granted a full grant of inspection with respect to its manufacturing facility in Oklahoma which allows Stryve to manufacture and produce its products. Stryve’s operations at its Oklahoma facility require inspections conducted under the supervision of a USDA inspector and requires Stryve to meet certain regulatory requirements including but not limited to having a written Hazard Analysis Critical Control Points (HACCP) plan, sanitation Standard Operating Procedures (SOPs) and other regulatory requirements. If Stryve were to lose such grant of inspection, Stryve would be unable to operate its manufacturing facility in Oklahoma and the production of Stryve’s products would cease immediately due to the prohibition of production under the Federal Meat Inspection Act of processing and distributing meat without federal inspection. Given the difficulty in procuring USDA inspection approval of biltong production, it is unlikely that Stryve could procure alternative production of its biltong products in a timely fashion. As a result, the loss of its grant of inspection would have an adverse effect on Stryve’s sales and ability to achieve profitability, which could materially and adversely affect its business, financial condition and results of operations.

Stryve is subject to extensive government regulations and a failure to comply with such regulations could materially and adversely affect its business, financial condition and results of operations.

Stryve’s operations are subject to extensive regulation by the United States Department of Agriculture (USDA), the Food and Drug Administration (FDA), the Federal Trade Commission (FTC) and by other federal, state, and local authorities regarding the processing, packaging, storage, transportation, distribution, and labeling of products that are manufactured, produced and processed by it. Specifically, Stryve is subject to the requirements of the Federal Food, Drug, and Cosmetic Act and regulations promulgated thereunder by the FDA and the Federal Meat Inspection Act and regulations promulgated thereunder by the USDA. This comprehensive regulatory program governs, among other things, the manufacturing, composition and ingredients, packaging, labeling and safety of food and food ingredients. Under this program, the FDA requires that facilities that manufacture food products comply with a range of requirements, including hazard analysis and preventative controls regulations, current good manufacturing practices, or GMPs, and supplier verification requirements. Stryve’s processing facilities are subject to periodic inspection by federal, state and local authorities and if Stryve cannot manufacture products that conform to the strict regulatory requirements of the FDA, USDA or others, it may be subject to adverse inspectional findings or enforcement actions, which could materially impact its ability to market its products or could result in a recall of a product that has already been distributed. The USDA has also issued strict regulations concerning the control of listeria monocytogenes in ready-to-eat meat and poultry products and contamination by food borne pathogens such as E. coli and salmonella and implemented a system of regulation known as the HACCP program. The HACCP program requires all meat processing plants to develop and implement sanitary operating procedures and other program requirements. OSHA oversees safety compliance and establishes certain employer responsibilities to help “assure safe and healthful working conditions” and keep the workplace free of recognized hazards or practices likely to cause death or serious injury.

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If a regulatory authority determines that Stryve has not complied with the applicable regulatory requirements, it could materially and adversely affect its business, financial condition and results of operations.

Stryve will be subject to international regulations that could materially and adversely affect its business, financial condition and results of operations.

Stryve will be subject to extensive regulations internationally where it manufactures, distributes and/or sells its products. Currently, Stryve sells its products into Canada and Mexico and may expand to additional countries. Stryve’s products are subject to numerous food safety and other laws and regulations relating to the sourcing, manufacturing, storing, labeling, marketing, advertising and distribution of these products. If Stryve fails to comply with applicable laws and regulations in other jurisdictions, it could be subject to civil remedies or penalties, such as fines, injunctions, recalls or seizures, warning letters, restrictions on the marketing or manufacturing of the products, or refusals to permit the import or export of products, as well as potential criminal sanctions. In addition, enforcement of existing laws and regulations, changes in legal requirements and/or evolving interpretations of existing regulatory requirements may result in increased compliance costs and create other obligations, financial or otherwise, that could materially and adversely affect its business, financial condition and results of operations.

Changes in the legal and regulatory environment could limit Stryve’s business activities, increase its operating costs, reduce demand for its products or result in litigation.

Elements of Stryve’s business, including the production, storage, distribution, sale, display, advertising, marketing, labeling, health and safety practices, transportation and use of many of Stryve’s products, are subject to various laws and regulations administered by federal, state and local governmental agencies in the United States, and the laws and regulations administered by government entities and agencies outside the United States in markets in which Stryve’s products or components thereof, such as packaging, may be made, manufactured or sold. These laws, regulations and interpretations thereof may change, sometimes dramatically, because of a variety of factors, including political, economic or social events. Such factors may include changes in:

●	food and drug laws (including FDA and USDA regulations) including those relating to manufacturing of ready to eat meat products;

●	laws related to product labeling;

●	advertising and marketing laws and practices;

●	laws and programs restricting the sale and advertising of certain products;

●	laws and programs aimed at reducing, restricting or eliminating ingredients present in certain products;

●	laws and programs aimed at discouraging the consumption of products or ingredients or altering the package or portion size of certain products;

●	state consumer protection and disclosure laws;

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●	taxation requirements, including the imposition or proposed imposition of new or increased taxes or other limitations on the sale of certain products; competition laws;

●	anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the UK Bribery Act of 2010 (the “Bribery Act”);

●	economic sanctions and anti-boycott laws, including laws administered by the U.S. Department of Treasury, Office of Foreign Assets Control (“OFAC”) and the European Union (“EU”);

●	laws relating to export, re-export, transfer, tariffs and import controls, including the Export Administration Regulations, the EU Dual Use Regulation and the customs and import laws administered by the U.S. Customs and Border Protection;

●	employment laws;

●	privacy laws; and

●	farming and environmental laws.

New laws, regulations or governmental policies and their related interpretations, or changes in any of the foregoing, including taxes, tariffs or other limitations on the sale of Stryve’s products, ingredients in its products or commodities used in the production of its products, may alter the environment in which it does business and, therefore, may affect its operating results or increase its costs or liabilities.

Legal claims, government investigations or other regulatory enforcement actions could subject Stryve to civil and criminal penalties.

Stryve operates in a highly regulated environment with constantly evolving legal and regulatory frameworks. Consequently, Stryve is subject to heightened risk of legal claims, government investigations or other regulatory enforcement actions. Although Stryve has implemented policies and procedures designed to ensure compliance with existing laws and regulations, there can be no assurance that its employees, temporary workers, contractors or agents will not violate its policies and procedures. Moreover, a failure to maintain effective control processes could lead to violations, unintentional or otherwise, of laws and regulations. Legal claims, government investigations or regulatory enforcement actions arising out of Stryve’s failure or alleged failure to comply with applicable laws and regulations could subject us to civil and criminal penalties that could materially and adversely affect Stryve’s product sales, reputation, financial condition and operating results; including a cessation of operations at Stryve’s manufacturing facility. In addition, the costs and other effects of defending potential and pending litigation and administrative actions may be difficult to determine and could materially and adversely affect its business, financial condition and results of operations.

Food safety and food-borne illness incidents or advertising or product mislabeling may materially adversely affect Stryve’s business by exposing it to lawsuits, product recalls or regulatory enforcement actions, increasing its operating costs and reducing demand for its product offerings.

Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, food-borne illnesses or other food safety incidents caused by products Stryve sells, or involving its suppliers, could result in the discontinuance of sales of these products or its relationships with such suppliers, or otherwise result in increased operating costs, regulatory enforcement actions or harm to its reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose Stryve to product liability, negligence or other lawsuits, including consumer class action lawsuits. Any claims brought against Stryve may exceed or be outside the scope of its insurance policy coverage or limits. Any judgment against Stryve that is more than its policy limits or not covered by its policies or not subject to insurance would have to be paid from cash reserves, which would reduce is capital resources.

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The occurrence of food-borne illnesses or other food safety incidents could also adversely affect the price and availability of affected ingredients, resulting in higher costs, disruptions in supply and a reduction in sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by Stryve’s actions, could compel Stryve, its suppliers, distributors or customers, depending on the circumstances, to conduct a recall in accordance with FDA and/or USDA regulations, and comparable state laws. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on the ability to attract new customers due to negative consumer experiences or because of an adverse impact on Stryve’s brand and reputation. The costs of a recall could exceed or be outside the scope of Stryve’s insurance policy coverage or limits.

In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and Stryve, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into consumer products as well as product substitution. Recently issued FDA regulations will require companies like Stryve to analyze, prepare and implement mitigation strategies specifically to address tampering designed to inflict widespread public health harm. If Stryve does not adequately address the possibility, or any actual instance, of product tampering, it could face possible seizure or recall of its products and the imposition of civil or criminal sanctions, which could materially and adversely affect its business, financial condition and results of operations.

Risks Related to Intellectual Property

Stryve may not be able to adequately protect its intellectual property and other proprietary rights that are material to its business.

Stryve’s ability to compete effectively depends in part upon protection of its rights in trademarks, trade dress, trade secrets and other intellectual property and other proprietary rights. Stryve’s use of contractual provisions, confidentiality procedures and agreements, and trademark, unfair competition, trade secret and other laws to protect its intellectual property and other proprietary rights may be inadequate. Stryve may not be able to preclude third parties from using its intellectual property rights with respect to its products, its processes with respect to the air-dying of its meat products in a manner satisfactory to the USDA and other regulators, and may not be able to leverage its branding beyond its current product offerings. In addition, Stryve’s trademark or other intellectual property applications may not always be granted. Third parties may oppose Stryve’s intellectual property applications, or otherwise challenge its use of its trademarks or other intellectual property. Third parties may infringe, misappropriate, or otherwise violate Stryve’s intellectual property, and changes in applicable laws could serve to lessen or remove the current legal protections available for its intellectual property. Any legal action that Stryve’ may bring to protect its brand and other intellectual property could be unsuccessful and expensive and could divert management’s attention from other business concerns. Any litigation or claims brought against Stryve, for trademark infringement or related matters, even without merit, could result in substantial costs and diversion of its resources. A successful claim of trademark, copyright or other intellectual property infringement, misappropriation, or other violation against Stryve could prevent it from providing its products or services, or could require it, if it is unable to license such third-party intellectual property on reasonable terms, to redesign or rebrand its products or product packaging. Any of the foregoing results could materially and adversely affect its business, financial condition and results of operations.

Risks Related to Stryve Being a Public Company

Stryve has not been managed as a public company and its current resources may not be sufficient to fulfill its public company obligations.

Following the completion of the Business Combination, Stryve will be subject to various regulatory requirements, including those of the SEC and Nasdaq. These requirements include record keeping, financial reporting and corporate governance rules and regulations. Stryve does not currently have the resources typically needed to operate a publicly-traded company. Stryve’s internal infrastructure may not be adequate to support its increased reporting obligations, and it may be unable to hire, train or retain necessary staff and may be reliant on engaging outside consultants or professionals to overcome its lack of experience or employees. The post-combination business could be adversely affected if Stryve’s internal infrastructure is inadequate, if it is unable to engage outside consultants or if it is otherwise unable to fulfill its public company obligations.

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Stryve will incur significantly increased costs as a result of operating as a public company, and its management will be required to devote substantial time to compliance efforts.

Stryve will incur significant legal, accounting, insurance and other expenses as a result of being a public company. The Dodd-Frank Act and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, as well as related rules implemented by the SEC, impose substantial burdens related to corporate governance practices of public companies. Stryve expects that compliance with these and other similar laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act, will substantially increase its expenses, including Stryve’s legal and accounting costs, and make some activities more time-consuming and costly. Stryve also expects these laws, rules and regulations to make it more expensive for to obtain director and officer liability insurance, and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage, which may make it more difficult to attract and retain qualified persons to serve on its board of directors or as officers. A substantial increase in Stryve’s legal, accounting, insurance and certain other expenses in the future will negatively impact its results of operations and financial condition.

If Stryve does not maintain effective internal control over financial reporting, it could fail to report our financial results accurately.

Effective internal control over financial reporting is necessary for Stryve to provide reliable financial reports. Stryve may discover areas of its internal control over financial reporting that need improvement. Stryve has not historically documented its internal controls, and if in the future Stryve identifies a control deficiency that rises to the level of a material weakness in its internal controls over financial reporting, this material weakness may adversely affect its ability to record, process, summarize and report financial information timely and accurately and, as a result, its financial statements may contain material misstatements or omissions. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. If Stryve fails to properly and efficiently maintain an effective internal control over financial reporting, it could fail to report its financial results accurately.

SPECIAL MEETING OF THE SHAREHOLDERS

General

Andina is furnishing this proxy statement/prospectus to its shareholders as part of the solicitation of proxies by Andina’s Board for use at the Special Meeting to be held on , 2021, and at any adjournments thereof. This proxy statement/prospectus is first being furnished to Andina’s shareholders on or about , 2021 in connection with the vote on the proposals described in this proxy statement/prospectus. This proxy statement/prospectus provides Andina’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.

Date and Time of Special Meeting

The Special Meeting will be held via live webcast at 10:00 a.m., Eastern Time, on , 2021, at , to consider and vote upon the proposals to be submitted to the Special Meeting, including if necessary, the Adjournment Proposal. For the purposes of Andina’s Amended and Restated Memorandum and Articles of Association, the physical place of the meeting will be 13621 Deering Bay Drive, Coral Gables, FL 33158.

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The Special Meeting can be accessed by visiting , where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the Special Meeting by means of remote communication. Please have your control number, which can be found on your proxy card, to join the Special Meeting. If you do not have a control number, please contact the Continental Stock Transfer Company, the transfer agent.

Registering for the Special Meeting

As a registered shareholder, you received a Proxy Card from Continental Stock Transfer. The form contains instructions on how to attend the virtual annual meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact Continental Stock Transfer at the phone number or e-mail address below. Continental Stock Transfer support contact information is as follows: 917-262-2373, or email proxy@continentalstock.com.

You can pre-register to attend the virtual meeting starting [            ], 2021 at 9:00am est. Enter the URL address into your browser http;//www.cstproxy.com/[                        ], enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the meeting you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the meeting.

Beneficial investors, who own their investments through a bank or broker, will need to contact Continental Stock Transfer to receive a control number. If you plan to vote at the meeting you will need to have a legal proxy from your bank or broker or if you would like to join and not vote Continental will issue you a guest control number with proof of ownership. Either way you must contact Continental for specific instructions on how to receive the control number. We can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.

If you do not have internet capabilities, you can listen only to the meeting by dialing +1 [         ], outside the U,S, and Canada +1 [                      ] (standard rates apply) when prompted enter the pin number [     ]#. This is listen- only, you will not be able to vote or enter questions during the meeting.

Purpose of the Special Meeting

At the Special Meeting, Andina is asking holders of its Ordinary Shares:

●	To consider and vote upon the Domestication Proposal. The form of the proposed Interim Charter to become effective upon the Domestication is attached to this proxy statement/prospectus as Annex A and the form of the Bylaws to become effective upon the Domestication is attached to this proxy statement/prospectus as Annex G;
●	To consider and vote upon the Business Combination Proposal. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex B.
●	To consider and vote upon the Charter Amendment Proposal. The form of Proposed Charter to become effective upon consummation of the Business Combination is attached to this proxy statement/prospectus as Annex C.
●	To consider and vote upon the Advisory Charter Proposals.
●	To consider and vote upon the Nasdaq Proposal.
●	To consider and vote upon the Director Appointment Proposal.
●	To consider and vote upon the Incentive Plan Proposal. A copy of the Incentive Plan to be used by the Company from and after the Business Combination is attached to this proxy statement/prospectus as Annex D.
●	To consider and vote upon the Adjournment Proposal, if presented at the Special Meeting.

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Recommendation of the Andina Board with Respect to the Proposals

The Board believes that the Business Combination Proposal and the other proposals to be presented at the Special Meeting are in the best interest of Andina’s shareholders and recommends that Andina’s shareholders vote “FOR” the Domestication Proposal, “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” each of the separate Advisory Charter Proposals, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” each of the director nominees set forth in the Director Appointment Proposal, and, if presented at the Special Meeting, “FOR” the Adjournment Proposal.

Record Date; Who is Entitled to Vote

Andina has fixed the close of business on , 2021, as the Record Date for determining the shareholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on , 2021, there were Ordinary Shares outstanding and entitled to vote. Each ordinary share is entitled to one vote per share.

Quorum

The holders of a majority of the issued and outstanding Ordinary Shares of Andina being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy (which would include presence at the virtual Special Meeting) shall constitute a quorum

Abstentions and Broker Non-Votes

With respect to each proposal except The Director Appointment Proposal in this proxy statement/prospectus, you may vote “FOR,” “AGAINST” or “ABSTAIN.” With respect to the director nominees described in The Director Appointment Proposal, you may vote “FOR ALL” or “ WITHHOLD ALL” or may withhold your vote with respect to particular nominee(s) named by you.

If a shareholder fails to return a proxy card or fails to instruct a broker or other nominee how to vote, and does not attend the Special Meeting in person, then the shareholder’s shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting. If a valid quorum is established, any such failure to vote or to provide voting instructions will have no effect on the outcome of any other proposal in this proxy statement/prospectus.

Abstentions and broker-non votes will be counted in connection with the determination of whether a valid quorum is established but will have no effect on any of the Proposals.

Vote Required for Approval

The following votes are required for each proposal at the Special Meeting:

●	Proposal 1: Domestication Proposal: The Domestication Proposal must be approved by a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.
●	Proposal 2: Business Combination Proposal: The Business Combination Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.
●	Proposal 3: Charter Amendment Proposal: The Charter Amendment Proposal must be approved by a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.
●	Proposals 4(A)-(F): Advisory Charter Proposals: The Advisory Charter Proposals, each of which is a non-binding advisory vote, must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

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●	Proposal 5: Nasdaq Proposal: The Nasdaq Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.
●	Proposal 6: Incentive Plan Proposal: The Incentive Plan Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.
●	Proposal 7: Director Appointment Proposal: The election of the director nominees pursuant to the Director Appointment Proposal must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.
●	Proposal 8: Adjournment Proposal: The Adjournment Proposal, if presented, must be approved by an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

Each of the Proposals, other than the Advisory Charter Proposals and the Adjournment Proposal, is interdependent upon each other Proposal. The adoption of each Proposal other than the Advisory Charter Proposals (which are conditioned on the approval of the Charter Amendment Proposals) and the Adjournment Proposal (which is not conditioned on any other Proposal) is conditioned on the approval of all of the Proposals. If Andina’s shareholders do not approve each of the Proposals, the Business Combination may not be consummated.

Voting Your Shares

Each Ordinary Share that you own in your name entitles you to one vote. Your proxy card shows the number of Ordinary Shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your Ordinary Shares at the Special Meeting.

●	You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Andina’s Board “FOR” the Domestication Proposal, “FOR” the Business Combination Proposal, “FOR” the Charter Amendment Proposal, “FOR” each of the separate Advisory Charter Proposals, “FOR” the Nasdaq Proposal, “FOR” the Incentive Plan Proposal, “FOR” each of the director nominees set forth in the Director Appointment Proposal and, if presented at the Special Meeting, “FOR” the Adjournment Proposal. Votes received after a matter has been voted upon at the Special Meeting will not be counted.
●	You Can Attend the Special Meeting and Vote Online. Andina will be hosting the Special Meeting via live webcast. If you attend the Special Meeting, you may submit your vote at the Special Meeting online at , in which case any votes that you previously submitted will be superseded by the vote that you cast at the Special Meeting. See “— Registering for the Special Meeting” above for further details on how to attend the Special Meeting.

Revoking Your Proxy

Shareholders may send a later-dated, signed proxy card to Andina’s Secretary at the address set forth below so that it is received by Andina’s Secretary prior to the vote at the Special Meeting (which is scheduled to take place , 2021) or attend the Special Meeting virtually and vote. Shareholders also may revoke their proxy by sending a notice of revocation to Andina’s Chief Executive Officer, which must be received by Andina’s Secretary prior to the vote at the Special Meeting. However, if your shares are held in “street name” by your broker, bank or another nominee, you must contact your broker, bank or other nominee to change your vote.

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Who Can Answer Your Questions About Voting Your Shares

If you are a shareholder and have any questions about how to vote or direct a vote in respect of your Ordinary Shares, you may call Morrow Sodali LLC, the proxy solicitor for Andina, at (800) 662-5200, or (203) 658-9400 (for banks and brokers).

Vote of Andina’s initial shareholders, Directors and Officers

All of Andina’s initial shareholders have previously agreed to vote all of their Public Shares in favor of the Business Combination and have waived any redemption rights in connection with the Business Combination.

Redemption rights

Public Shareholders may seek to redeem the Public Shares that they hold, regardless of whether they vote for the proposed Business Combination, against the proposed Business Combination, or do not vote in relation to the proposed Business Combination.

Any Public Shareholder may request redemption of their Public Shares for a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the funds and not previously released to Andina to pay Andina’s taxes, divided by the number of then-outstanding Public Shares, provided, however that such Public Shareholder must follow the procedures outlined in this proxy statement/prospectus (including, with respect to Public Shares that are part of Units, that the Units must first be separated into component Public Shares, warrants and rights as described in this proxy statement/prospectus), in order to receive cash for any Public Shares such Public Shareholder intends to redeem. As of, 2021, this would have amounted to approximately $          per public share.

If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own such shares. Any request to redeem Public Shares, once made, may not be withdrawn once submitted to Andina unless the Andina Board determines (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part).

Furthermore, if a holder of a Public Share delivers its share certificates (if any) and other redemption forms in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that Andina instruct the transfer agent to return the certificate (physically or electronically). The Public Shareholder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement/prospectus. Andina will be required to honor such request only if made prior to the deadline for exercising redemption requests.

Notwithstanding the foregoing, a holder of Public Shares, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13 of the Exchange Act), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the Public Shares, then any such shares in excess of that 15% limit would not be redeemed for cash.

Andina’s initial shareholders will not have redemption rights with respect to any Public Shares owned by them, directly or indirectly.

You will be entitled to receive cash for any Public Shares to be redeemed only if you:

(a) hold Public Shares or hold Public Shares through units and you elect to separate your units into the underlying Public Shares and public warrants prior to exercising your redemption rights with respect to the Public Shares; and

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(b) prior to , Eastern Time, on , 2021 (two business days prior to the vote at the Special Meeting) (i) submit a written request to the transfer agent that Andina redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through DTC.

Holders of units must elect to separate the underlying Public Shares and public warrants prior to exercising redemption rights with respect to the Public Shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying Public Shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct them to do so. Public Shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash.

Any request to redeem Public Shares, once made, may not be withdrawn once submitted to Andina unless the Andina Board determines (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). Furthermore, if a holder of a Public Share delivers its share certificates (if any) and other redemption forms in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may request that Andina instruct the transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement/prospectus. Andina will be required to honor such request only if made prior to the deadline for exercising redemption requests.

If the Business Combination is not approved or completed for any reason, then the Public Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, Andina will promptly return any shares previously delivered by Public Shareholders.

The closing price of shares of Public Shares on was $ . Prior to exercising redemption rights, shareholders should verify the market price of Public Shares, as they may receive higher proceeds from the sale of their shares of Public Shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Andina cannot assure Public Shareholders that they will be able to sell their Public Shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Andina’s securities when Andina’s shareholders wish to sell their shares.

If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed Public Shares for cash and will no longer own those Public Shares. Public Shareholders will be entitled to receive cash for their Public Shares only if they:

(a) hold Public Shares or hold Public Shares through units and have elected to separate their units into the underlying Public Shares, warrants and rights prior to exercising your redemption rights with respect to the Public Shares; and

(b) prior to , Eastern Time, on , 2021 (two business days prior to the vote at the Special Meeting) (i) submitted a written request to the transfer agent that Andina redeem the holder’s Public Shares for cash and (ii) delivered the holder’s share certificates (if any) and other redemption forms to the transfer agent, physically or electronically through DTC.

Appraisal Rights

Shareholders of Andina do not have appraisal rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.

Proxy Solicitation Costs

Andina is soliciting proxies on behalf of Andina’s Board. This solicitation is being made by mail but also may be made by telephone or in person. Andina and Andina’s directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Andina will bear the cost of the solicitation.

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Andina has hired Morrow Sodali LLC to assist in the proxy solicitation process. Andina will pay that firm a fee of $7,500 plus out-of-pocket expenses. Such fee will be paid with funds available at the Closing.

Andina will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Andina will reimburse them for their reasonable expenses.

Potential Purchases of Public Shares and/or Warrants

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Andina or Andina’s Securities, Andina’s initial shareholders, Insiders directors or officers or the Seller and/or their respective affiliates may purchase units, ordinary shares, rights or warrants from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood that the Proposals are approved at the Special Meeting or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of the Business Combination that may not otherwise have been possible. As of the date of this proxy statement/prospectus, none of Andina’s initial shareholders, Insiders, directors or officers has any plans to make any such purchases. Andina will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Proposals. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

Entering into any such incentive arrangements may have a depressive effect on outstanding Andina Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

The existence of financial and personal interests of Andina’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of Andina and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the Proposals. See the sections entitled “Risk Factors”, “Proposal 2: The Business Combination Proposal — Interests of Andina’s Directors and Officers and Others in the Business Combination” and “Beneficial Ownership of Securities” for more information and other risks.

PROPOSAL 1: THE DOMESTICATION PROPOSAL

Summary of the Proposal

General

Andina is proposing to change its corporate structure and domicile from an exempted company incorporated under the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware. This change will be implemented as a legal continuation of Andina under the applicable laws of the Cayman Islands and the State of Delaware as described under “— Manner of Effecting the Domestication and the Legal Effect of the Domestication.”

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The Domestication will be effected by the filing of a Certificate of Corporate Domestication and the Interim Charter with the Delaware Secretary of State and the filing of an application to de-register Andina with the Registrar of Companies of the Cayman Islands. In connection with the Domestication, all outstanding Ordinary Shares will convert into outstanding shares of common stock of Andina, as the continuing Delaware corporation. The Interim Charter, which amends and removes the provisions of Andina’s Current Charter that terminate or otherwise become inapplicable because of the Domestication and otherwise provides Andina’s shareholders with the same or substantially the same rights as they have under the Current Charter, will be filed with the Secretary of State of the State of Delaware. Simultaneously with adoption of the Interim Charter, the Andina Board intends to also adopt the Bylaws. The Domestication will become effective prior to the Closing of the Business Combination. The Interim Charter, which will become effective upon the Domestication until the Closing of the Business Combination, and the Bylaws, which will also become effective upon the Domestication and remain in effect until and after the Closing, are attached to this proxy statement/prospectus as Annex A and Annex G, respectively. All shareholders are encouraged to read each of the proposed Interim Charter and the Bylaws in their entirety for a more complete description of their terms.

Comparison of Shareholder Rights under the Applicable Organizational Documents Before and After the Domestication

When the Domestication is completed, certain rights of shareholders will be governed by the Interim Charter and the Bylaws rather than the Current Charter (which will cease to be effective) and certain rights of shareholders and the scope of the powers of the Andina Board and management will be altered as a result.

Shareholders should consider the following summary comparison of the Interim Charter, on the one hand, and the Current Charter, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the Current Charter and the proposed Interim Charter of Andina. You should read the form of the Interim Charter and the Bylaws attached to this proxy statement/prospectus as Annex A and Annex G, respectively, carefully and in their entirety.

Delaware Interim Charter	Cayman Islands Current Charter

Corporate Purpose

The purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.	The objects for which Andina is established are unrestricted and Andina shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Capital Stock

The total number of shares of all classes of capital stock which Andina shall have authority to issue is 101,000,000 shares, of which 100,000,000 shares shall be common stock, par value $0.0001 per share, and 1,000,000 shares shall be preferred stock, par value $0.0001 per share.	Andina’s authorized share capital consists of 101,000,000 shares, consisting of 100,000,000 Ordinary Shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share.

Preferred Stock. The Andina Board is expressly authorized to provide out of the unissued shares of the preferred stock for one or more series of preferred stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Andina Board providing for the issuance of such series and included in a certificate of designation filed pursuant to the DGCL, and the Andina Board is expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Rights and Options. Andina has the authority to create and issue rights, warrants and options or convertible securities entitling the holders thereof to subscribe for, purchase or receive shares of any class or series of Andina’s capital stock or other securities, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Andina Board. The Andina Board is expressly authorized to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Preferred Shares. The directors of Andina may allot, issue, grant options over or otherwise dispose of preferred shares (including fractions of a preferred share) with or without preferred, deferred or other rights or restrictions, whether in regard to dividend or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Cayman Islands Companies Act and the Current Charter) vary such rights.

Rights not varied by the issue of pari passu: The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares (as defined in the Current Charter) of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

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Common Stock. The Andina Board is expressly authorized to provide for the issuance of shares of common stock from time to time. Except as may otherwise be provided in the Interim Charter (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of preferred stock), each holder of common stock will be entitled to one vote for each share of common stock held of record by such holder on each matter properly submitted to the stockholders on which the holders of the common stock are entitled to vote.	Ordinary Shares. The directors of Andina may allot, issue, grant options over or otherwise dispose of Ordinary Shares (including fractions of an Ordinary Share) with or without preferred, deferred or other rights or restrictions, whether in regard to dividends or other distribution, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Cayman Islands Companies Act and the Current Charter) vary such rights.

Delaware Interim Charter	Cayman Islands Current Charter
Directors; Classes

The number of directors will be as set forth in the Bylaws.

The Andina Board will be divided into three classes designated as Class A, Class B and Class C. The Class A directors shall stand elected for a term expiring at Andina’s first annual stockholder meeting following the time of effectiveness of the Interim Charter (“Effective Time”), the Class B directors shall stand elected for a term expiring at Andina’s second annual stockholder meeting following the Effective Time and the Class C directors shall stand elected for a term expiring at Andina’s third annual stockholder meeting following the Effective Time. At each annual meeting of the stockholders of Andina following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third annual stockholder meeting following their election, subject to their earlier death, resignation or removal.

The directors of Andina are divided into three classes: Class A, Class B and Class C. The Class A Directors shall stand elected for a term expiring at Andina’s first annual general meeting, the Class B Directors shall stand elected for a term expiring at Andina’s second annual general meeting and the Class C Directors shall stand elected for a term expiring at Andina’s third annual general meeting. Commencing at the first annual general meeting, and at each annual general meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election.

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Board Vacancies; Removal

Newly created directorships resulting from an increase in the number of directors and any vacancies on the Andina Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. Any or all of the directors may be removed from office with or without cause by the affirmative vote of holders of a majority of the then-outstanding shares of capital stock of Andina entitled to vote generally in the election of directors, voting together as a single class.	Except as the Cayman Islands Companies Act or other applicable law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, additional directors and any vacancies in the Andina Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Current Charter), or by the sole remaining director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

Delaware Interim Charter	Cayman Islands Current Charter

Stockholder/Shareholder Voting

Subject to the rights of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, special meetings of stockholders of Andina may be called only by the chairman of the Andina Board, chief executive officer of Andina, or the Andina Board pursuant to a resolution adopted by a majority of the Andina Board, and the stockholders of record, owning not less than 10% of the entire capital stock of Andina issued and outstanding and entitled to vote.

Stockholders must comply with certain advance notice procedures to nominate candidates to the Andina Board or to propose matters to be acted upon at a stockholders’ meeting, as provided in the Bylaws.

Any action required or permitted to be taken by the stockholders of Andina may be effected by written consent of the stockholders holding the requisite number of shares required to approve such action.

Votes of shareholders shall be decided on a poll. The directors, the chief executive officer or the chairman of the board of directors may call general meetings, and they shall on a request of shareholders holding not less than 10% in par value of the issued shares forthwith proceed to convene an extraordinary general meeting of Andina. Any shareholder action effected by means of written consent must be unanimous.

Amendments to the Governing Documents

The Andina Board and the stockholders have the power to adopt, amend, alter or repeal the Bylaws.

Andina may amend any provision in the Interim Charter in the manner prescribed by the DGCL, except that amendments to Article IX of the Interim Charter (“Business Combination”) may be approved only by (x) a resolution approved at a duly convened and constituted meeting of the stockholders of Andina by the affirmative vote of at least two-thirds of the shares entitled to vote thereon which were present at the meeting and were voted, or (y) a resolution consented to in writing by holders of all of the votes of all the shares entitled to vote thereon.

The Current Charter may only be amended by a special resolution under the Cayman Islands Companies Act, being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

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Delaware Interim Charter	Cayman Islands Current Charter

Authority of the Directors

The directors are empowered to exercise all such powers and do all such acts and things as may be exercised or done by Andina, subject to the provisions of the DGCL, the Interim Charter and the Bylaws or any other bylaws adopted by the stockholders.	The business shall be managed by the directors who may exercise all the powers of the company.

Liability of Directors

A director of Andina shall not be liable to Andina or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. Any amendment, modification or repeal of this provision shall not adversely affect any right or protection of a director of Andina in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.	The Cayman Islands Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The Current Charter provides for indemnification of officers and directors, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

Delaware Interim Charter	Cayman Islands Current Charter

Indemnification of Directors, Officers, Employees and Others

To the fullest extent permitted by applicable law, Andina shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of Andina or, while a director or officer of Andina, is or was serving at the request of Andina as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, against all liability and loss suffered and expenses reasonably incurred by such indemnitee in connection with such proceeding, provided, however, that, except in certain circumstances, Andina shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Andina Board. Indemnitees shall also have the right to be paid by Andina the expenses (including attorney’s fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses, subject to the requirements concerning the repayment of certain expenses set forth in the Interim Charter.	See “Liability of Directors” above.

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Exclusive Forum

Subject to certain exceptions, unless Andina consents in writing to the selection of an alternative forum, to the fullest extent permitted by applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Andina, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Andina to Andina or Andina’s shareholders, (iii) any action asserting a claim against Andina, its directors, officers or employees arising pursuant to any provision of the DGCL or the Interim Charter or the Bylaws, or (iv) any action asserting a claim against Andina, its directors, officers or employees governed by the internal affairs doctrine. Unless Andina consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.	No Similar Provision.

Delaware Interim Charter	Cayman Islands Current Charter

Business Opportunities

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to Andina or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of the Interim Charter or in the future, and Andina renounces any expectancy that any of the directors or officers of Andina will offer any such corporate opportunity of which he or she may become aware to Andina, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of Andina with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of Andina and (i) such opportunity is one Andina is legally and contractually permitted to undertake and would otherwise be reasonable for Andina to pursue and (ii) the director or officer is permitted to refer that opportunity to Andina without violating any legal obligation.	No Similar Provision.

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Transactions with Certain Stockholders/Shareholders

Andina is subject to the provisions Section 203 of the DGCL, which generally prohibits “interested stockholders” (stockholders holding 15% or more of the outstanding stock) from engaging in business combinations with Andina for a period of time unless certain conditions are met.	No Similar Provision.

You should note that not only will the Interim Charter preserve the existing rights of the Andina Ordinary Shares, but also that the existing provisions of the Current Charter (including Article 48 of the Current Charter and those other provisions which cannot be amended prior to the Closing or made subject to certain restrictions or amendment) will be replicated or substantively replicated in the Interim Charter.

Comparison of Shareholder Rights under Applicable Corporate Law Before and After the Domestication

When the Domestication is completed, the rights of the shareholders will be governed by Delaware law, including the DGCL, rather than by the laws of the Cayman Islands, including the Cayman Islands Companies Act. Certain differences exist between the DGCL and the Cayman Islands Companies Act that will alter certain of the rights of shareholders and affect the powers of the Andina Board and management following the Domestication.

Shareholders should consider the following summary comparison of the Cayman Islands Companies Act, on the one hand, and the DGCL, on the other. This comparison is not intended to be complete and is qualified in its entirety by reference to the DGCL and the Cayman Islands Companies Act.

The owners of a Delaware corporation’s shares are referred to as “stockholders.” For purposes of language consistency, in certain sections of this proxy statement/prospectus, Andina may continue to refer to the share owners of Andina as “shareholders.”

Provision	Delaware	Cayman Islands

Applicable legislation	General Corporation Law of the State of Delaware	The Cayman Islands Companies Act (As Revised)

General Vote Required for Combinations with Interested Stockholders / Shareholders	Generally a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless the corporation opts out of the applicable statutory provision.	No Similar Provision.

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Provision	Delaware	Cayman Islands

Appraisal Rights	Generally a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger. Stockholders of a publicly traded corporation do, however, generally have appraisal rights in connection with a merger if they are required by the terms of a merger agreement to accept for their shares anything except: (a) shares or depository receipts of the corporation surviving or resulting from such merger; (b) shares of stock or depository receipts that will be either listed on a national securities exchange or held of record by more than 2,000 holders; (c) cash in lieu of fractional shares or fractional depository receipts described in (a) and (b) above; or (d) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in (a), (b) and (c) above.	Shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Requirements for Stockholder / Shareholder Approval	Stockholder approval of mergers, a sale of all or substantially all the assets of the corporation, or dissolution require a majority of the outstanding shares entitled to vote thereon; most other stockholder approvals require a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter, provided a quorum is present.	Subject to the articles of association, matters which require shareholder approval, whether under Cayman Islands statute or the company’s articles of association, are determined (subject to quorum requirements) by simple majority of the shares present and voting at a general meeting. Where the proposed action requires approval by “Special Resolution” (such as the amendment of the company’s constitutional documents) the approval of not less than two-thirds of the shares present and voting at a general meeting is required.

Requirement for Quorum	Quorum is a majority of shares entitled to vote at the meeting unless otherwise set in the organizational documents, but cannot be less than one-third of the shares entitled to vote at the meeting.	The holders of a majority of the issued and outstanding ordinary shares of the company being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy (which would include presence at the virtual Special Meeting) shall constitute a quorum.

Stockholder / Shareholder Consent to Action Without Meeting	Unless otherwise provided in the certificate of incorporation, stockholders may act by written consent.	Shareholder action by written resolutions (whether unanimous or otherwise) may be permitted by the articles of association. The articles of association may provide that shareholders may not act by written resolutions.

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Provision	Delaware	Cayman Islands

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Stockholder / Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements.	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company only in certain limited circumstances.

Removal of Directors	Any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors, except as follows: (1) unless the certificate of incorporation otherwise provides, in the case of a corporation with a classified board, stockholders may effect such removal only for cause; or (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board.	A company’s memorandum and articles of association may provide that a director may be removed for any or no reason and that, in addition to shareholders, boards may be granted the power to remove a director.

Number of Directors	The number of directors is fixed by, or in the manner provided in, the bylaws, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation. The bylaws may provide that the board may increase the size of the board and fill any vacancies.	Subject to the memorandum and articles of association, the board may increase the size of the board and fill any vacancies.

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Provision	Delaware	Cayman Islands

Classified or Staggered Boards	Classified boards are permitted.	Classified boards are permitted.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.	A director owes a fiduciary duty to exercise loyalty, honesty and good faith to the company as a whole.
In addition to fiduciary duties, directors owe a duty of care, diligence and skill.

Such duties are owed to the company but may be owed directly to creditors or shareholders in certain limited circumstances.

Indemnification of Directors and Officers	A corporation shall have the power to indemnify any person who was or is a party to any proceeding because such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. If the action was brought by or on behalf of the corporation, no indemnification is made when a person is adjudged liable to the corporation unless a court determines such person is fairly and reasonably entitled to indemnity for expenses the court deems proper.	A Cayman Islands exempted company generally may indemnify its directors or officers, except with regard to fraud or willful default.

Limited Liability of Directors	Permits the limiting or eliminating of the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful stock repurchases or dividends, or improper personal benefit.	Liability of directors may be limited, except with regard to their own fraud or willful default.

Reasons for the Domestication

The Andina Board believes that it would be in the best interests of Andina to effect the Domestication immediately prior to the completion of the Business Combination. The primary reason for the Domestication is to enable the Company to avoid certain taxes that would be imposed on the Company if the Company were to conduct an operating business in the United States as a foreign corporation following the Business Combination.

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In addition, because Andina will operate within the United States following the Business Combination, it was the view of the Andina Board that Andina should also be structured as a corporation organized in the United States. The Andina Board believes Delaware provides a recognized body of corporate law that will facilitate corporate governance by the Company’s officers and directors. Delaware maintains a favorable legal and regulatory environment in which to operate. For many years, Delaware has followed a policy of encouraging companies to incorporate there and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws that are regularly updated and revised to meet changing business needs. As a result, many corporations have initially chosen Delaware as their domicile or have subsequently reincorporated in Delaware in a manner similar to the procedures Andina is proposing. Due to Delaware’s longstanding policy of encouraging incorporation in that state and consequently its popularity as the state of incorporation, the Delaware courts have developed a considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing the DGCL and establishing public policies with respect to Delaware corporations. It is anticipated that the DGCL will continue to be interpreted and explained in a number of significant court decisions that may provide greater predictability with respect to the Company’s corporate legal affairs.

Regulatory Approvals; Third Party Consents

Andina is not required to make any filings or to obtain any approvals or clearances from any antitrust regulatory authorities in the United States or other countries in order to complete the Domestication. Andina must comply with applicable United States federal and state securities laws in connection with the Domestication, including the filing with Nasdaq of a press release disclosing the Domestication, among other things.

The Domestication will not breach any covenants or agreements binding upon Andina and will not be subject to any additional federal or state regulatory requirements, except compliance with the laws of the Cayman Islands and Delaware necessary to effect the Domestication.

Certificate of Incorporation and Bylaws

Commencing with the effective time of the Domestication under the applicable law, the Interim Charter and the Bylaws will govern the rights of Andina’s shareholders. A chart comparing your rights as a holder of Ordinary Shares of Andina as a Cayman Islands exempted company with your rights as a holder of Andina common stock as a Delaware corporation can be found above in “—Comparison of Shareholder Rights under Applicable Corporate Law Before and After the Domestication.”

Tax Consequences to Holders of Ordinary Shares Who Receive Andina common stock as a Result of the Domestication

If the Proposals described in this proxy statement/prospectus are approved, then holders of Ordinary Shares who do not elect to exercise their redemption rights will receive Andina common stock as a result of the Domestication. For a discussion of the material U.S. federal income tax consequences of the Domestication, see the section entitled “—Material U.S. Federal Income Tax Consequences of the Domestication to Andina Shareholders” included in the Business Combination Proposal.

Manner of Effecting the Domestication and the Legal Effect of the Domestication

Delaware Law

Pursuant to Section 388 of the DGCL, a non-United States entity may become domesticated as a Delaware corporation by filing with the Delaware Secretary of State a Certificate of Corporate Domestication and a Certificate of Incorporation, certifying to the matters set forth in Section 388 of the DGCL. The domestication must be approved in the manner provided for by the instrument or other writing governing the internal affairs of the non-United States entity and the conduct of its business or by applicable non-Delaware law, as appropriate, and the Certificate of Incorporation must be approved by the same authorization required to approve the domestication.

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When a non-United States entity has become domesticated as a Delaware corporation, for all purposes of Delaware law, the corporation will be deemed to be the same entity as the domesticating non-United States entity and the domestication will constitute a continuation of the existence of the domesticating non-United States entity in the form of a Delaware corporation. When any domestication will have become effective, for all purposes of Delaware law, all of the rights, privileges and powers of the non-United States entity that has been domesticated and all property, real, personal and mixed, and all debts due to such non-United States entity, as well as all other things and causes of action belonging to such non-United States entity, will remain vested in the corporation to which such non-United States entity has been domesticated (and also in the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication) and will be the property of such corporation (and also of the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication), and the title to any real property vested by deed or otherwise in such non-United States entity shall not revert or be in any way impaired by reason of the domestication; but all rights of creditors and all liens upon any property of such non-United States entity will be preserved unimpaired, and all debts, liabilities and duties of the non-United States entity that has been domesticated will remain attached to the corporation to which such non-United States entity has been domesticated (and also to the non-United States entity, if and for so long as the non-United States entity continues its existence in the foreign jurisdiction in which it was existing immediately prior to the domestication) and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as such corporation. The rights, privileges, powers and interests in property of the non-United States entity, as well as the debts, liabilities and duties of the non-United States entity, will not be deemed, as a consequence of the domestication, to have been transferred to the corporation to which such non-United States entity has domesticated for any purpose of the laws of the State of Delaware.

Cayman Islands Law

If the Domestication Proposal is approved, Andina will also apply to de-register as a Cayman Islands exempted company pursuant to Section 206 of the Cayman Islands Companies Act. Upon the deregistration, Andina will no longer be subject to the provisions of the Cayman Islands Companies Act. Except as provided in the Cayman Islands Companies Act, the deregistration will not affect the rights, powers, authorities, functions and liabilities or obligations of Andina or any other person.

Accounting Treatment of the Domestication

The Domestication is being proposed solely for the purpose of changing the legal domicile of Andina. There will be no accounting effect or change in the carrying amount of the assets and liabilities of Andina as a result of the Domestication. The business, capitalization, assets and liabilities and financial statements of Andina immediately following the Domestication will be the same as those immediately prior to the Domestication.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that Andina Acquisition Corp. III be de-registered in the Cayman Islands pursuant to Article 46 of the Amended and Restated Articles of Association of Andina Acquisition Corp. III and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Andina Acquisition Corp. III in the State of Delaware as a corporation, governed by the Interim Charter and Bylaws attached as Annex A and Annex G, respectively, to the proxy statement/prospectus in respect of the meeting, at which time the Amended and Restated Memorandum and Articles of Association will be replaced by that Interim Charter and Bylaws of the continued company as referenced in the proxy statement/prospectus in respect of the meeting.”

Required Vote with Respect to the Domestication Proposal

The approval of the Domestication Proposal will require a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

The Domestication Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Domestication Proposal will have no effect, even if approved by Andina’s shareholders.

Recommendation of the Andina Board with Respect to the Domestication Proposal

THE ANDINA BOARD RECOMMENDS THAT SHAREHOLDERS

VOTE “FOR” THE DOMESTICATION PROPOSAL.

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PROPOSAL 2: THE BUSINESS COMBINATION PROPOSAL

Andina is asking its shareholders to approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination. Shareholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex B to this proxy statement/prospectus and is incorporated into this proxy statement/prospectus by reference. Please see the subsection entitled “The Business Combination Agreement” below, for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read the Business Combination Agreement in its entirety before voting on this proposal.

The Business Combination Agreement

This section describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement and the related agreements. Andina’s shareholders and other interested parties are urged to read such agreement in its entirety because it is the primary legal document that governs the Business Combination. Unless otherwise defined herein, the capitalized terms used in this section “Proposal 2: The Business Combination Proposal — The Business Combination Agreement” are defined in the Business Combination Agreement.

The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates, including, in some cases, as of the Closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Andina does not believe that the disclosure schedules contain information that is material to an investment decision.

General Description of the Business Combination Agreement

On January 28, 2021, Andina entered into the Business Combination Agreement with Holdings (a wholly-owned subsidiary of Andina), B. Luke Weil, in the capacity from and after the Closing as the Andina Representative, Stryve, the Seller, and R. Alex Hawkins, in the capacity from and after the Closing as the Seller Representative.

Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, (i) promptly after the execution and delivery of the Business Combination Agreement, the Seller and Stryve conducted a reorganization via a merger pursuant to which the Seller became a holding company for Stryve, the former owners of Stryve became the owners of the Seller, and the former holders of convertible notes of Stryve became holders of convertible notes of the Seller, and pursuant to which Stryve retained all of its subsidiaries, business, assets and liabilities, and became a wholly-owned subsidiary of the Seller (the “Reorganization”), (ii) prior to the Closing, Andina be transferred by way of continuation out of the Cayman Islands and domesticated as a corporation in the State of Delaware, (iii) at the Closing, the Seller will contribute to Holdings all of the issued and outstanding equity interests of Stryve in exchange for newly issued non-voting Seller Consideration Units and voting (but non-economic) Class V Common Stock, and (iv) Andina will contribute all of its cash and cash equivalents to Holdings, after payment of Andina shareholders that elect to have their Andina shares redeemed or converted in connection with the Closing (the “Redemption”) and Andina’s expenses and other liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings. The Seller Consideration Units will provide the holder with economic rights, but not voting rights, with respect to Holdings and the Class V Common Stock of Andina will provide the holder with voting rights, but not economic rights, with respect to Andina. See the section in this proxy statement/prospectus entitled “Capital Stock of the Company after the Business Combination.”

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At the Closing, Andina will change its name to “Stryve Foods, Inc.”

Existing Organizational Structure

The diagrams below depict simplified versions of the current organizational structures of Andina and Stryve, respectively.

Organizational Structure Following the Business Combination

Following the Closing, the combined company will be organized in an Up-C structure, in which substantially all of the assets of the combined company will be held by Holdings, and Andina’s only assets will be its equity interests in Holdings. The diagram below depicts a simplified version of Andina’s organizational structure immediately following the completion of the Business Combination.

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Seller Consideration

Subject to and upon the terms and conditions of the Business Combination Agreement, in exchange for the Seller Contribution, Holdings shall issue to the Seller a number of newly issued Holdings Class B Units, also referred to as Seller Consideration Units, equal in value to (the “Seller Consideration”): (i) One Hundred and Thirty Million U.S. Dollars ($130,000,000), minus (ii) the amount, if any, by which the target consolidated net working capital amount of $553,635.45 exceeds the consolidated net working capital of Stryve (but not less than zero), plus (iii) the amount, if any, by which the consolidated net working capital of Stryve exceeds the target consolidated net working capital amount of $553,635.45 (but not less than zero), minus (iv) the amount of indebtedness of Stryve at the Closing (excluding certain capitalized leases and any obligations under the Bridge Notes or other convertible debt of the Seller that is converted into equity in connection with the Closing), minus (v) the amount of Stryve’s transaction expenses, with each Holdings Class B Unit valued for such purposes at a price of $10.00 per unit. Additionally, Andina will issue to the Seller a number of shares of newly issued shares of Class V Common Stock equal to the number of Seller Consideration Units. The Seller may thereafter distribute the Class V Common Stock and Seller Consideration Units to its members.

Subject to and upon the terms and conditions of the Business Combination Agreement, in exchange for the Andina Contribution, Holdings shall issue to Andina a number of newly issued Holdings Class A Units so that after giving effect to such issuance Andina will have a number of Holdings Class A Units equal to the number of issued and outstanding shares of Class A Common Stock as of the Closing (after giving effect to the issuance of any shares in any PIPE Investment and the redemption or conversion of shareholders in the Redemption).

The Seller Consideration Units (and related number of shares of Class V Common Stock) will be issued based on an estimate of Stryve’s consolidated indebtedness, net working capital and transaction expenses as of the Closing and subject to a post-Closing true-up.

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The Escrow Units

At the Closing, one percent (1%) of the Seller Consideration Units otherwise issuable by Holdings at the Closing and an equal number of shares of Class V Common Stock otherwise issuable at the Closing (the “Escrow Units”) to the Seller will be deposited into a segregated escrow account with Continental Stock Transfer & Trust Company (or such other escrow agent reasonably acceptable to the Andina Representative and Seller Representative), as escrow agent, and held in escrow together with any dividends, distributions or other income on the Escrow Units (the “Escrow Property”) in accordance with an escrow agreement to be entered into in connection with the Transactions (the “Escrow Agreement”). The Escrow Property will be held in the escrow account after the Closing until the parties have reviewed and agreed upon the Closing working capital of Stryve and will be used to serve as the sole source of payment for any purchase price adjustment in favor of Andina. The Seller will have the right to vote the Escrow Units while they are held in escrow.

Representations and Warranties

Under the Business Combination Agreement, each of Andina, Stryve and the Seller make customary representations and warranties.

The representations and warranties of Stryve relate to, among other things, with respect to Stryve:

●	due organization, good standing, and that it has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

●	authorization and validity of the Business Combination Agreement and power and authority to enter into the Business Combination Agreement and to complete the transactions contemplated thereby;

●	capitalization, and in pertinent part, (i) the authorized amount of its equity interest and the amount issued and outstanding, (ii) the record owners of its equity interest and such record owners own such equity free and clear of any liens other than imposed by its organizational documents, applicable securities laws or as otherwise disclosed, (iii) all outstanding equity interests have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Texas Business Organizations Code, any other applicable law, its organizational documents or any contract to which Stryve is a party or by which it or its securities are bound, (iv) except as described in certain disclosure schedules to the Business Combination Agreement, there are no convertible securities, preemptive rights, rights of first refusal, rights of first offer, (v) except as described in certain disclosure schedules to the Business Combination Agreement, there are no outstanding or authorized equity appreciation, phantom equity or similar rights, (vi) except as set forth in its organizational documents, there are no outstanding contractual obligations to repurchase, redeem or otherwise acquire any equity interests or securities, nor has it granted any registration rights to any person with respect to its equity securities, (vii) all of its securities have been granted, offered, sold and issued in compliance with all applicable securities laws, (viii) as a result of the consummation of the transactions, none of its equity interests are issuable and no rights in connection with any interests, warrants, rights, options or other securities accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise); (ix) except as disclosed in its financials, since January 1, 2020, it has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any of its equity interests, and its board of directors has not authorized any of the foregoing;

●	subsidiaries, and more specifically, each subsidiary’s jurisdiction of organization and capitalization;

●	except as described in certain disclosure schedules to the Business Combination Agreement, no conflict and no additional governmental approvals or filings or third-party consents required;

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●	financial statements, indebtedness and the absence of undisclosed liabilities, and in pertinent part, (i) its financials (A) accurately reflect the books and records of Stryve and its subsidiaries as of the times and for the periods referred to therein, (B) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved, (C) sole with respect to the audited financials comply with applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (D) fairly present the consolidated financial position of Stryve and its subsidiaries as of the respective dates thereof and the consolidated results of the operations and cash flows of Stryve and its subsidiaries for the periods indicated; (ii) all of the financial books and records of Stryve and its subsidiaries are complete and accurate and have been maintained in the ordinary course consistent with past practice and in accordance with applicable laws; (iii) except as described in certain disclosure schedules to the Business Combination Agreement, Stryve and its subsidiaries do not have any indebtedness; (iv) except as described in certain disclosure schedules to the Business Combination Agreement, neither Stryve nor any of its subsidiaries is subject to any liabilities or obligations required to be reflected on a balance sheet prepared in accordance with GAAP; and (v) financial projections with respect to it and its subsidiaries that were delivered by it or on its behalf to Andina or certain representatives of Andina were prepared in good faith using assumptions that Stryve believes to be reasonable;

●	the absence of a certain changes or events since December 31, 2020, and in pertinent part, each of Stryve and its subsidiaries, since December 31, 2020, has (i) conducted its business only in the ordinary course of business consistent with past practice, (ii) not been subject to a material adverse effect, and (iii) not taken any action or committed or agreed to take any action that would be prohibited by the Business Combination Agreement if such action were taken on or after the date of the Business Combination Agreement without the consent of Andina;

●	Stryve’s compliance with laws;

●	permits, and in pertinent part, that each of Stryve and its subsidiaries (and its employees who are legally required to be licensed by a governmental authority in order to perform his or her duties with respect to his or her employment with any of Stryve and its subsidiaries) holds all permits necessary to lawfully conduct its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties and all such permits are in full force and effect, and no suspension or cancellation of any of such permits is pending or, to Stryve’s knowledge, threatened, and none of Stryve and its subsidiaries is in violation of the terms of any such permit, and none of Stryve and its subsidiaries has received any written or, to Stryve’s knowledge, oral notice of any actions relating to the revocation or modification of any such permit;

●	litigation, and in pertinent part, except as described in certain disclosure schedules to the Business Combination Agreement, (i) there is no material (a) action of any nature currently pending or, to Stryve’s knowledge, threatened (and no such action has been brought or, to Stryve’s knowledge, threatened in the past five (5) years), or (b) order now pending or outstanding or that was rendered by a governmental authority in the past five (5) years, in either case of (a) or (b) by or against any of Stryve or its subsidiaries, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of Stryve or its subsidiaries must be related to Stryve or its subsidiaries business, equity securities or assets), its business, equity securities or assets, (ii) the items listed on such disclosure schedules, if finally determined adversely to Stryve or its subsidiaries, will not have, either individually or in the aggregate, a material adverse effect upon any of Stryve or its subsidiaries, and (iii) in the past five (5) years, none of the current or former officers, senior management or directors of any of Stryve or its subsidiaries have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud;

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●	material contracts, and in pertinent part, (i) any contracts that (a) contain covenants that limit the ability of any of Stryve or its subsidiaries (I) to compete in any line of business or with any person or in any geographic area or to sell, or provide any service or product or solicit any person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (II) to purchase or acquire an interest in any other person, (b) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture, (c) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices, (d) evidences indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any of Stryve or its subsidiaries having an outstanding principal amount in excess of $300,000, (e) involves the acquisition or disposition, directly or indirectly (by Business Combination or otherwise), of assets with an aggregate value in excess of $500,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any of Stryve or its subsidiaries or another person, (f) relates to any Business Combination, consolidation or other business combination with any other person or the acquisition or disposition of any other entity or its business or material assets or the sale of any of Stryve or its subsidiaries, its business or material assets, (g) by its terms, individually or with all related contracts, calls for aggregate payments or receipts by of Stryve and its subsidiaries under such contract or contracts of at least $500,000 per year or $1,000,000 in the aggregate, (h) is with any top customer or supplier, (i) obligates any of Stryve or its subsidiaries to provide continuing indemnification or a guarantee of obligations of a third party after the date of the Business Combination Agreement in excess of $200,000, (j) is between any of Stryve or its subsidiaries and any directors, officers or employees of Stryve or its subsidiaries (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any related person, (k) obligates Stryve or its subsidiaries to make any capital commitment or expenditure in excess of $200,000 (including pursuant to any joint venture), (l) relates to a material settlement entered into within three (3) years prior to the date of Business Combination Agreement under which any of Stryve or its subsidiaries has outstanding obligations other than customary confidentiality obligations, (m) provides another person (other than another of Stryve or its subsidiaries or any manager, director or officer of any of Stryve or its subsidiaries) with a power of attorney, (n) relates to the development, ownership, licensing or use of any intellectual property by, to or from any of Stryve or its subsidiaries, other than off-the-shelf software, and (o) that will be required to be filed with this proxy statement/prospectus under applicable SEC requirements or would otherwise be required to be filed by Stryve as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if Stryve was the registrant, and (ii) all of the foregoing material contracts are valid, binding, and enforceable in all respects, the consummation of the Business Combination Agreement will not effect such material contracts, none of Stryve or its subsidiaries is in breach or default of any such material contracts, to the knowledge of Stryve no other party is in breach or default of any such material contracts, none of Stryve or its subsidiaries has received written notice, or to the knowledge of Stryve, oral notice to terminate such contract, and none of Stryve or its subsidiaries has waiver any material rights under any such contract;

●	intellectual property, and in pertinent part, (i) each of Stryve and its subsidiaries owns, free and clear of all liens (other than permitted liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all intellectual property currently used, licensed or held for use by such target company, and previously used or licensed by such target company; (ii) each of Stryve and its subsidiaries has a valid and enforceable license to use all intellectual property that is the subject of intellectual property licenses held by Stryve and its subsidiaries applicable to Stryve and its subsidiaries; (iii) intellectual property licenses held by Stryve and its subsidiaries include all of the licenses, sublicenses and other agreements or permissions necessary to operate Stryve and its subsidiaries as presently conducted; (iv) none of Stryve and its subsidiaries is party to any contract that requires Stryve or its subsidiaries to assign to any person all of its rights in any intellectual property developed by Stryve or its subsidiaries under such contract; and (v) no action is pending or, to Stryve’s knowledge, threatened against Stryve or its subsidiaries that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any registered patents, trademarks, copyrights or internet assets currently owned, licensed, used or held for use by Stryve or its subsidiaries, nor, to the knowledge of Stryve, is there any reasonable basis for any such action;

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●	taxes and tax returns;

●	real property;

●	personal property;

●	title to and condition of the assets;

●	employee matters, and in pertinent part, (i) none of Stryve or its subsidiaries is a party to any collective bargaining agreement or other contract covering any group of employees, labor organization or other representative of any of the employees of any of Stryve or its subsidiaries, and Stryve has no knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees; (ii) there has not occurred or, to the knowledge of Stryve, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees; (iii) no current officer or employee of Stryve or its subsidiaries has provided any of Stryve or its subsidiaries written notice of his or her plan to terminate his or her employment with any of Stryve or its subsidiaries; (iv) each of Stryve or its subsidiaries (A) is and has been for in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the knowledge of Stryve, oral notice that there is any pending action involving unfair labor practices against any of Stryve or its subsidiaries, (B) is not liable for past due arrears of wages or penalty for failure to comply with any of the foregoing, and (C) is not liable for payments to any governmental authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants; and (v) there are no actions pending or, to the knowledge of Stryve, threatened against Stryve or its subsidiaries brought by or on behalf of any applicant for employment, any current or former employee, any person alleging to be a current or former employee, or any governmental authority, relating to any such law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship;

●	benefits plans, and in pertinent part, (i) with respect to each Stryve benefit plan, all contributions that are due have been made, or to the extent not yet due, are properly accrued in accordance with GAAP on the company financials; (ii) each company benefit plan is and has been operated at all times in compliance with all applicable laws, including ERISA and the Code; (iii) with respect to each Stryve benefit plan: (A) such Stryve benefit plan has been administered and maintained in in accordance with its terms, the Code and ERISA; (B) no action is pending, or to Stryve’s knowledge, threatened; (C) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred; and (D) all contributions and premiums due through the closing date under the Business Combination Agreement have been made as required under ERISA or have been fully accrued on the company financials; (iv) no company benefit plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and none of Stryve or its subsidiaries has any outstanding liability under Title IV of ERISA and no condition presently exists that is expected to cause such liability to be incurred; and (v) the consummation of the transactions contemplated by the Business Combination Agreement and the ancillary documents will not: (A) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (B) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (C) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code;

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●	environmental matters;

●	transactions with related parties;

●	insurance;

●	books and records;

●	top customers and suppliers;

●	certain business practices;

●	product warranty and liability, and in pertinent part, (i) products manufactured, sold or delivered by Stryve or its subsidiaries in conducting is business has in all material respects been in conformity with all express and implied warranties and all applicable laws, (ii) to Stryve’s knowledge, none of Stryve or its subsidiaries has any material liability for replacement or repair of any such products, damages in connection therewith, or any other customer or product obligations not reserved against the financials, (iii) to Stryve’s knowledge, none of Stryve or its subsidiaries has any material liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, assembles, repaired, maintained, delivered, sold or installed, or services rendered, by or on behalf of Struve or its subsidiaries, (iv) none of Stryve of its subsidiaries has committed any act or omission which would reasonably be expected to result in, and no occurrence which would reasonably be expected to give rise to or form the basis of, any material product liability or material liability for breach of warranty on the part of Stryve or its subsidiaries with respect to products designed, manufactured, assembled, repaired, maintained, delivered, sold or installed or services rendered by or on behalf of Stryve or its subsidiaries;

●	food law compliance;

●	none of Stryve or its subsidiaries is an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended;

●	except as described in certain disclosure schedules to the Business Combination Agreement, none of Stryve or its subsidiaries has incurred or will incur any liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Business Combination Agreement;

●	independent investigation, and in pertinent part, Stryve conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of Andina; and

●	none of the information supplied or to be supplied by Stryve expressly for inclusion in any filing made with any governmental authority or stock exchange with respect to the transactions contemplated by the Business Combination Agreement, this proxy statement/prospectus or in the mailings or other distributions to Andina’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by the Business Combination Agreement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

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The representations and warranties of the Seller relate to, among other things, with respect to the Seller:

●	due organization, good standing, and that it has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

●	authorization and validity of the Business Combination Agreement, and power and authority of Andina to enter into the Business Combination Agreement and to complete the transactions contemplated thereby;

●	capitalization, and in pertinent part, (i) it owns all of the issued and outstanding membership interests and other equity securities of Stryve and (ii) there are no proxies, voting rights, shareholders’ agreements or other agreements or understandings with respect to the voting or transfer of Stryve membership interests;

●	no conflict and no additional governmental approvals or filings or third-party consents required;

●	no action pending or, to the Knowledge of the Seller, threatened against or involving the Seller before or by any governmental authority, which would reasonably be expected o materially and adversely affect the Seller to consummate the transactions;

●	investment representations, and in pertinent part, the Seller (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act, and (ii) is acquiring the Seller Consideration Units and the Class V Common Stock for itself for investment purposes only.

●	No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Andina, Stryve or any of their respective affiliates in connection with the transactions contemplated by the Business Combination Agreement; and

●	independent investigation, and in pertinent part, the Seller conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Andina and Holdings.

The representations and warranties of Andina relate to, among other things, with respect to Andina:

●	due organization, good standing, and that it has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted;

●	authorization and validity of the Business Combination Agreement, and power and authority of Andina to enter into the Business Combination Agreement and to complete the transactions contemplated thereby;

●	no conflict and no additional governmental approvals or filings or third-party consents required;

●	capitalization, and in pertinent part, (i) it is authorized to issue 100,000,000 Ordinary Shares and 1,000,000 preferred shares, (ii) the issued and outstanding shares are set forth in certain disclosure schedules to the Business Combination Agreement, (iii) all outstanding Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Islands Companies Act, its organizational documents or any contract to which it is a party, (iv) except as set forth in certain disclosure schedules, there are no (a) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (b) bonds, debentures, notes or other indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (c) subscriptions or other rights, agreements, arrangements, contracts or commitments of any character (other than the Business Combination Agreement and the ancillary documents), (I) relating to the issued or unissued shares of Andina or (II) obligating Andina or Holdings to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (III) obligating Andina or Holdings to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares, (vi) other than the Redemption (as defined in the Business Combination Agreement) or as expressly set forth in the Business Combination Agreement, there are no outstanding obligations of Andina or Holdings to repurchase, redeem or otherwise acquire any shares of Andina or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any person, (vii) except as set forth in certain disclosure schedules, there are no shareholders agreements, voting trusts or other agreements or understandings to which Andina or Holdings is a party with respect to the voting of any shares of Andina or Holdings, (viii) all Indebtedness (as defined in the Business Combination Agreement) of Andina and Holdings is disclosed on certain disclosure schedules, (ix) no Indebtedness (as defined in the Business Combination Agreement) of Andina or Holdings contains any restriction upon (a) the prepayment of any of such indebtedness, (b) the incurrence of Indebtedness by Andina or Holdings or (c) the ability of Andina or Holdings to grant any lien on its properties or assets, and (x) since the date of Andina’s formation, and except as contemplated by the Business Combination Agreement, Andina has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Andina’s board of directors has not authorized any of the foregoing;

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●	SEC filings and Andina financials, and in pertinent part, (i) since Andina’s initial public offering, it has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by Andina with the SEC under the Securities Act of 1933, as amended, and/or the Exchange Act of 1934, as amended, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of the Business Combination Agreement, (ii) Andina’s financials fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Andina at the respective dates of and for the periods referred to in such financial statements, all in accordance with (a) GAAP methodologies applied on a consistent basis throughout the periods involved and (b) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable), (iii) except as and to the extent reflected or reserved against in Andina’s financials, Andina has not incurred any liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in Andina’s financials, other than liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the most recent date of Andina’s financials in the ordinary course of business, (iv) since its formation, Holdings has not engaged in any business activities other than as contemplated by the Business Combination Agreement , does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and no assets or Liabilities except those incurred with the Business Combination Agreement and the transactions.

●	absence of certain changes, and in pertinent part, Andina has (i) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in Andina’s initial public offering prospectus (including the investigation of Stryve and its subsidiaries and the negotiation and execution of the Business Combination Agreement) and related activities, (ii) since December 31, 2019, not been subject to a material adverse effect on Andina.

●	compliance with laws;

●	actions; orders and permits, and in pertinent part, (i) there is no pending or, to the knowledge of Andina, threatened material action to which Andina is subject which would reasonably be expected to have a material adverse effect on Andina, (ii) there is no material action that Andina has pending against any other person, (iii) Andina is not subject to any material orders of any governmental authority, nor are any such orders pending, (iv) Andina holds all material permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such consent or for such consent to be in full force and effect would not reasonably be expected to have a material adverse effect on Andina;

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●	taxes and tax returns;

●	Andina does not have any paid employees or maintain, sponsor, contribute to or otherwise have any liability under any benefit plans;

●	Andina does not own, license or otherwise have any right, title or interest in any material intellectual property and does not own or lease any material real or personal property;

●	material contracts, and in pertinent part, (i) except as set forth on certain disclosure schedules, other than the Business Combination Agreement and the ancillary documents, there are no contracts to which Andina is a party or by which any of its properties or assets may be bound, subject or affected, which (a) creates or imposes a liability greater than $200,000, (b) may not be cancelled by Andina on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (c) prohibits, prevents, restricts or impairs in any material respect any business practice of Andina as its business is currently conducted, any acquisition of material property by Andina, or restricts in any material respect the ability of Andina to engage in business as currently conducted by it or compete with any other person (each, a “Andina Material Contract”), (ii) all Andina Material Contracts have been made available to Stryve other than those that are exhibits to Andina’s SEC reports, (iii) with respect to each Andina Material Contract (a) the Andina Material Contract was entered into at arms’ length and in the ordinary course of business, (b) the Andina Material Contract is legal, valid, binding and enforceable in all material respects against Andina and, to the Knowledge of Andina, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by certain exceptions to enforceability), (c) Andina is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by Andina, or permit termination or acceleration by the other party, under such Andina Material Contract, and (d) to the knowledge of Andina, no other party to Andina Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration or acceleration by Andina under any Andina Material Contract;

●	transactions with affiliates;

●	Holdings activities, and in pertinent part, Holdings has not engaged in any business activities other than as contemplated by the Business Combination Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any person and has no assets or liabilities except those incurred in connection with the Business Combination Agreement and the ancillary documents to which it is a party, and is not a party to or bound by any contract;

●	Andina is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended;

●	No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Andina, Stryve or any of their respective affiliates in connection with the transactions contemplated by the Business Combination Agreement except as set forth on the disclosure schedules;

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●	All Seller Consideration Units to be issued and delivered to the Seller by Holdings, and the Class V Common Stock to be issued and delivered to the Seller by Andina shall be full paid and non-assessable, free and clear of all liens, other than restrictions arising from applicable laws, applicable lock-up agreement, the organization documents to Holdings and Andina and any liens incurred by the Seller, and the issuance and transfer of such Seller Consideration units and Class V Common Stock pursuant to the Business Combination Agreement will not be subject to or give rise to any preemptive rights or rights of first refusal;

●	certain business practices;

●	insurance;

●	Andina Trust Account, and in pertinent part the business day immediately preceding the date of the Business Combination Agreement, the Andina Trust Account has a specified balance and such monies are invested solely in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company pursuant to the Trust Agreement, which is valid and in full force and effect and enforceable in accordance with its terms (subject to certain exceptions to enforceability) and has not been amended or modified;

●	independent investigation, and in pertinent part, Andina conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of Stryve and its subsidiaries; and

●	none of the information supplied or to be supplied by Andina expressly for inclusion in any filing made with any governmental authority or stock exchange with respect to the transactions contemplated by the Business Combination Agreement, this Registration Statement or in the mailings or other distributions to Andina’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by the Business Combination Agreement, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

The representations and warranties set forth in the Business Combination Agreement are made by and to Stryve and Andina as of specific dates. The statements embodied in those representations and warranties were made for purposes of the Business Combination Agreement between the parties and certain of the representations are subject to important and specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement agreed to by the parties in connection with negotiating the terms of the Business Combination Agreement, may or may not be accurate as of the date they were made, and do not purport to be accurate as of the date of this proxy statement/prospectus. In particular, in your review of the representations and warranties contained in the Business Combination Agreement, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Business Combination Agreement and were negotiated for the purpose of allocating contractual risk among the parties to the Business Combination Agreement rather than to establish matters as facts. The representations and warranties may also be subject to a standard of materiality or material adverse effect different from those generally applicable to investors and reports and documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, may have changed since the date of the Business Combination Agreement, and subsequent developments or new information qualifying a representation or warranty may have been included in or incorporated by reference into this proxy statement/prospectus. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone or relied upon as characterizations of the actual state of facts or condition of Andina and Stryve or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement/prospectus.

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Material Adverse Effect

Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Business Combination Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, results of operations, or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. Andina believes the representations and warranties made by Andina and Stryve are customary for transactions similar to the Business Combination.

Indemnification and Survival

The representations and warranties of the parties terminate as of and do not survive the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties shall not survive the Closing, except those covenants and agreements to be performed after the Closing which covenants and agreements shall survive until fully performed.

Covenants of the Parties

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of financial statements by Stryve; (4) Andina’s public filings; (5) no insider trading; (6) notifications of certain breaches, consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) further assurances; (9) public announcements; and (10) confidentiality. Each party also agreed during the Interim Period not to solicit or enter into any inquiry, proposal or offer, or any indication of interest in making an offer or proposal for an alternative competing transactions, to notify the others as promptly as practicable in writing of the receipt of any inquiries, proposals or offers, requests for information or requests relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such inquiries, proposals, offers or requests for information. There are also certain customary post-Closing covenants regarding (1) tax matters; (2) maintenance of books and records; (3) indemnification of directors and officers; and (4) use of Trust Account proceeds.

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of Andina (the “Post-Closing Board”) will consist of seven individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Two of the members of the Post-Closing Board will be individuals (both of which shall be an independent director) designated by Andina prior to the Closing and five of the members of the Post-Closing Board (at least two of whom shall be independent directors) will be designated by Stryve prior to the Closing. The parties also agreed to take all action necessary, so that the individuals serving as chief executive officers and chief financial officer, respectively, of Andina immediately after Closing will be the same individuals as that of Stryve immediately prior to the Closing.

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In General

Each party agreed in the Business Combination Agreement to use its commercially reasonable efforts to effect the Closing. The Business Combination Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, including covenants relating to the conduct of the parties’ respective businesses, provision of information, notification of certain matters, and obligations with respect to governmental consents. The Business Combination Agreement also contains covenants that will continue after the Closing, including obligations to maintain books and records, obligations with respect to tax matters, publicity, and employee matters.

Registration Statement on Form S-4; Special Meeting; Approval of the Andina Shareholders

The Business Combination Agreement and the consummation of the transactions contemplated thereby requires the approval of Andina’s shareholders. Andina agreed, as promptly as practicable after the date of the Business Combination Agreement, to prepare, with reasonable assistance from Stryve, and file with the SEC, a registration statement on Form S-4 (as such filing is amended or supplemented, and including the proxy statement/prospectus contained therein, the “Registration Statement”) and to solicit Andina’s shareholders to approve the proposals set forth in the proxy statement/prospectus to be presented to them.

Andina has agreed, with the assistance of Stryve, to use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective as promptly as reasonably practicable following the date of the Business Combination Agreement.

Directors and Officers of Andina

The Parties also agreed to take all necessary action so that the Andina Board following the Closing will consist of the seven individuals (a majority of whom will be independent directors in accordance with Nasdaq requirements). Two (2) nominees, B. Luke Weil and Mauricio Orellana, were nominated by Andina and five (5) persons, Kevin Vivian, Robert Ramsey, Joe Olbas, Jaxie Alt and Ted Casey, were nominated by Stryve. The parties also agreed to take all necessary actions so that the individuals serving as certain executive officers of Andina immediately after the Closing will be the same individuals (in the same offices) as those of Stryve immediately prior to the Closing (unless, at its sole discretion, Andina desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

For more information about the Andina Board and officers following the completion of the Business Combination, please refer to the section entitled “Management of the Company Following the Business Combination.”

No Solicitation of Acquisition Proposals

During the Interim Period, each of the parties to the Business Combination Agreement agree that they will not, without prior written consent of Stryve and Andina, take any of the following actions:

●	solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal;

●	furnish any non-public information regarding such party or its affiliates or their respective businesses, operations, to any person or group (other than a party to the Business Combination Agreement or their respective representatives) in connection with or in response to an Acquisition Proposal;

●	engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal;

●	approve, endorse or recommend in writing, or publicly propose to approve, endorse or recommend, any Acquisition Proposal;

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●	negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal; or

●	release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

Under the Business Combination Agreement, an “Acquisition Proposal” means any inquiry, proposal or offer, or indication of interest in making an offer or proposal, from any person or group at any time relating to an alternative business transaction, meaning, with respect to Stryve and its affiliates, a transaction (other than the Business Combination) involving a sale of all or any material part of the Stryve’s business or assets, or a material portion of the business or assets of Stryve or its subsidiaries, or any of the shares or other equity interests of profits of Stryve or its subsidiaries, and with respect to Andina and its Affiliates, a transaction concerning any business combination other than the Business Combination.

Each of Stryve and Andina further agreed to notify the other parties as promptly as practical (and in any event within 48 hours), and keep the other parties updated as to the status of, of any bona fide inquiries, proposals or offers or requests for information or discussions regarding an Acquisition Proposal or that could be expected to result in an acquisition proposal or any request for confidential information of such party. Each of Stryve and Andina also agreed to immediately terminate any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and to, and direct its representatives to, cease and terminate any such solicitations, discussions or negotiations.

Conduct of Stryve and Andina Pending Closing

Under the Business Combination Agreement, during the Interim Period, Stryve has agreed, except as expressly contemplated by other provisions of the Business Combination Agreement, or as set forth in disclosure schedules, required by applicable law, or unless Andina otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), to, and to cause each of its subsidiaries to, conduct its business in the ordinary course and in material compliance with law and to in all material respects use commercially reasonable efforts necessary or appropriate to maintain its business and organization, including refraining from doing any of the following (subject to certain exceptions contained in the Business Combination Agreement and the disclosure schedules thereto), unless consented to by Andina (which consent will not be unreasonably withheld, conditioned or delayed):

●	amend, waive or otherwise change, in any respect, its organizational documents, except as required by applicable law;

●	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities, except in compliance with any contract (including any warrant, option, or profits interest award) outstanding as of the date hereof which has been disclosed in writing to Andina;

●	split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

●	excluding the Bridge Notes, allow the aggregate Indebtedness of Stryve and its subsidiaries to exceed an amount equal to the sum of $1,000,000 plus the aggregate amount of indebtedness of the Stryve and its subsidiaries as of December 31, 2020, less the amount of the proceeds of any sales-leasebacks that are used to pay-off and reduce the outstanding indebtedness for borrowed money owed by the Stryve and its subsidiaries;

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●	increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Stryve benefit plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Stryve benefit plans or in the ordinary course of business consistent with past practice;

●	make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended tax return or claim for refund, or make any material change in its accounting or tax policies or procedures, in each case except as required by applicable law or in compliance with GAAP;

●	transfer or license to any person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Stryve registered intellectual property, Stryve licensed intellectual property or other Stryve intellectual property (excluding non-exclusive licenses of Stryve intellectual property to Stryve or its subsidiaries’ customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any trade secrets;

●	terminate or assign any Stryve material contract or enter into any contract (other than a purchase order in the ordinary course of business) that would be a Stryve material contract, in any case outside of the ordinary course of business consistent with past practice;

●	establish any subsidiary or enter into any new line of business;

●	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

●	revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Stryve’s outside auditors;

●	waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to the Business Combination Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by Stryve, its subsidiaries or its Affiliates) not in excess of $500,000 (individually or in the aggregate);

●	close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

●	acquire, including by Business Combination, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice, except pursuant to any contract in existence as of the date hereof which has been disclosed in writing to Andina;

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●	make capital expenditures in excess of $500,000 (individually for any project (or set of related projects) or $1,000,000 in the aggregate);

●	adopt a plan of complete or partial liquidation, dissolution, Business Combination, consolidation, restructuring or other reorganization;

●	voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $1,000,000 in the aggregate other than pursuant to the terms of a Stryve material contract or Stryve benefit plan, in any case, outside of the ordinary course of business, taking into account the anticipated growth in Stryve’s and its subsidiaries’ businesses;

●	sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

●	enter into any written agreement, understanding or arrangement with respect to the voting of equity securities of Stryve;

●	take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Business Combination Agreement;

●	materially alter any, or adopt any new, policy or procedure concerning the acceleration of trade receivables or delay of payment of trade payables or other liabilities outside the ordinary course;

●	enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any related person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

●	authorize or agree to do any of the foregoing actions.

Additionally, under the Business Combination Agreement, during the Interim Period, Andina has agreed, except as expressly contemplated by other provisions of the Business Combination Agreement, required by applicable law, or unless Stryve otherwise consents in writing (such consent not to be unreasonably withheld, delayed or conditioned), to, and to cause each of its subsidiaries to, conduct its business in the ordinary course and in material compliance with law and to use commercially reasonable efforts to maintain its business and organization and existing relationships intact, including refraining from doing any of the following (subject to certain exceptions contained in the Business Combination Agreement and the disclosure schedules thereto), unless consented to by Stryve (which consent will not be unreasonably withheld, conditioned or delayed):

●	amend, waive or otherwise change, in any respect, its organizational documents except as required by applicable law;

●	authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

●	split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

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●	incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $200,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that Andina shall not be prevented from borrowing funds necessary to finance its ordinary course administrative costs and expenses and expenses incurred in connection with the consummation of the contribution and the other transactions contemplated by the Business Combination Agreement (including any PIPE Investment and the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $1,000,000);

●	make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes, file any amended tax return or claim for refund, or make any material change in its accounting or tax policies or procedures, in each case except as required by applicable law or in compliance with GAAP;

●	amend, waive or otherwise change the trust agreement in any manner adverse to Andina;

●	terminate, waive or assign any material right under any Andina material contract;

●	fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

●	establish any subsidiary or enter into any new line of business;

●	fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

●	revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting Andina’s outside auditors;

●	waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to the Business Combination Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Andina or its subsidiary) not in excess of $200,000 (individually or in the aggregate);

●	acquire, including by Business Combination, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

●	make capital expenditures in excess of $200,000 individually for any project (or set of related projects) or $500,000 in the aggregate (excluding for the avoidance of doubt, incurring any expenses);

●	adopt a plan of complete or partial liquidation, dissolution, Business Combination, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Contribution);

●	voluntarily incur any liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $1,000,000 in the aggregate (excluding the incurrence of any expenses) other than pursuant to the terms of a contract in existence as of the date of the Business Combination Agreement or entered into in the ordinary course of business;

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●	sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

●	enter into any agreement, understanding or arrangement with respect to the voting of Andina securities;

●	take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Business Combination Agreement; or

●	authorize or agree to do any of the foregoing actions.

Additional Covenants and Agreements

The parties have agreed to additional covenants under the Business Combination Agreement and in connection with the Business Combination, including, among others:

●	Each of Stryve and Andina will allow the other party reasonable access to their own assets, employees, books and records, and other reasonably requested information and books, subject to certain confidentiality restrictions;

●	During the Interim Period, within thirty calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year, Stryve will deliver to Andina an unaudited consolidated income statement and an unaudited consolidated balance sheet of Stryve and its subsidiaries for the period from December 31, 2020 through the end of such calendar month, quarterly period or fiscal year;

●	During the Interim Period, notification of any event that would reasonably be expected to cause the closing conditions to be unfulfilled or materially delayed;

●	Stryve and Andina will make all necessary filings or applications under the Antitrust Laws;

●	Andina will cause the Trust Account to be disbursed after the Closing;

●	Stryve will not trade in any securities of Andina in violation of applicable law;

●	During the Interim Period, Stryve and the Seller will use their commercially reasonable efforts to cause Stryve and its subsidiaries to enter into one or more sales-leaseback arrangements with respect to their material properties and all proceeds shall be used to payoff and reduce any outstanding indebtedness of Stryve and its subsidiaries;

●	Stryve and the Seller shall consummate the Reorganization as promptly as practicable after the date of the Business Combination Agreement;

●	During the Interim Period, Andina will keep current and timely file all of its public filings with the SEC and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the Andina Public Units, the Andina Ordinary Shares and the Andina Public Warrants (each as defined in the Business Combination Agreement) on Nasdaq;

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●	Andina and Stryve will use their reasonable best efforts to satisfy the conditions of the PIPE Investors’ closing obligations contained in the subscription agreements and Bridge Notes for the PIPE Investments, and consummate the transactions contemplated therein;

●	During the Interim Period, Stryve and the Seller will use their commercially reasonable efforts to enter into one or more sales-leaseback arrangements (each, a “Sales-Leaseback”) with respect to certain of their and their subsidiaries’ material real properties. Stryve and the Seller will use the net cash proceeds of any such Sales-Leaseback to pay-off and reduce the outstanding Indebtedness for borrowed money owed to third parties;

●	Stryve and the Seller agreed to consummate the Reorganization as promptly as practicable after the date of the Business Combination Agreement, but in any event by February 5, 2021; and

●	Stryve also agreed to enter into new employment agreements (the “Employment Agreements”) with certain senior executives as promptly as practicable after the date of the Business Combination Agreement, but in any event prior to the effectiveness of the Registration Statement.

Closing Conditions

The obligations of the parties to complete the Closing are subject to various conditions, including the following mutual conditions of the parties unless waived:

●	receipt of the Andina shareholder Approval;

●	expiration of any applicable waiting period under any antitrust laws;

●	receipt of requisite consents from governmental authorities to consummate the transactions, and receipt of specified requisite consents from other third parties to consummate the transactions;

●	the absence of any law or order that would prohibit the consummation of the transactions contemplated by the Business Combination Agreement;

●	upon the Closing, after giving effect to the completion of the Redemption, Andina having net tangible assets of at least $5,000,001;

●	the members of the Post-Closing Board shall have been elected or appointed as of the Closing; and

●	the effectiveness of this registration statement.

Notwithstanding the foregoing, certain closing conditions may not be waived due to the parties’ charter or organizational documents, applicable law, or otherwise. The following closing conditions may not be waived: (i) receipt of the Andina shareholder Approval; (ii) expiration of any applicable waiting period under any antitrust laws; (iii) receipt of requisite consents from governmental authorities to consummate the transactions; (iv) the absence of any law or order that would prohibit the consummation of the Business Combination or other transactions contemplated by the Business Combination Agreement; (v) upon the Closing, after giving effect to the completion of the Redemption, Andina having net tangible assets of at least $5,000,001; and (vi) the effectiveness of this registration statement.

Unless waived by Andina, the obligations of Andina and Holdings to consummate the Contribution and the other transactions contemplated by the Business Combination Agreement are subject to the satisfaction of the following additional conditions, in addition to customary certificates and other closing deliverables:

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●	the representations and warranties of Stryve and the Seller being true and correct as of the date of the Business Combination Agreement and as of the Closing (except to the extent that such failure to be true and correct does not constitute a Material Adverse Effect);

●	Stryve and the Seller having performed in all material respects its obligations and complied in all material respects with all of their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to Stryve and its subsidiaries, taken as a whole, or the Seller since the date of the Business Combination Agreement which is continuing and uncured;

●	the Lock-Up Agreement, the Non-Competition Agreements, the Registration Rights Agreement shall be in full force and effect as of the Closing;

●	Andina having received a copy of the Employment Agreements, duly executed by Stryve and each employee thereto and which shall be in full force and effect as of the Closing;

●	Andina having received a copy of the Amended Holdings Operating Agreement, duly executed by the Seller;

●	Andina having received a copy of the Tax Receivables Agreement, duly executed by the Seller;

●	Andina having received a duly executed opinion from Stryve’s counsel with respect to the Reorganization’s compliance with the Texas Business Organizations Code; and

●	Andina having received evidence reasonably acceptable to Andina that the contracts involving Stryve and its subsidiaries and/or the Seller or other related persons have been terminated.

Unless waived by Stryve, the obligations of Stryve and the Seller to consummate the Business Combination are subject to the satisfaction of the following additional conditions, in addition to customary certificates and other closing deliverables:

●	the representations and warranties of Andina being true and correct as of the date of the Business Combination Agreement and as of the Closing (except to the extent that such failure to be true and correct does not constitute a Material Adverse Effect);

●	Andina having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior to the date of the Closing;

●	absence of any Material Adverse Effect with respect to Andina since the date of the Business Combination Agreement which is continuing and uncured;

●	Andina having cash and cash equivalents, including funds remaining in the Trust Account and the proceeds of any PIPE Investment, after giving effect to the payment of Andina’s unpaid Expenses and Liabilities , of an amount equal to (i) $19,000,000 less (ii) gross proceeds received by Stryve from the Bridge Notes (including as a result of satisfaction or offset);

●	consummation of the conversion;

●	the Registration Rights Agreement shall be in full force and effect;

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●	the Insider Forfeiture Agreements shall be in full force and effect and the Insiders shall have made the transfers or forfeitures of their Andina Securities required thereunder effective as of the Closing;

●	Stryve having received a copy of the Amended Holdings Operating Agreement, duly executed by Andina and Holdings;

●	Stryve having received a copy of the Exchange Agreement, duly executed by Andina and Holdings;

●	Stryve having received a copy of the Tax Receivables Agreement, duly executed by Andina; and

●	Stryve having received a copy of the Amendment to Insider Registration Rights Agreement, duly executed by Andina and the Insiders.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual written consent of Andina and Stryve;

●	by either Andina or Stryve if any of the conditions to Closing have not been satisfied or waived by July 31, 2021;

●	by either Andina or Stryve if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement, and such order or other action has become final and non-appealable;

●	by either Andina or Stryve in the event of the other party’s uncured breach (subject to certain materiality qualifiers);

●	by Andina if there has been an event that has had a Material Adverse Effect on Stryve and the Seller and its subsidiaries taken as a whole that is continuing and uncured;

●	by Stryve if there has been an event that has had a Material Adverse Effect on Andina that is continuing and uncured;

●	by either Andina or Stryve if the Special Meeting is held and the approval of the shareholders of Andina is not received; or

●	by written notice by Andina if Stryve and the Seller have not consummated the Reorganization on or prior to February 5, 2021 (but such termination right expired upon the consummation of the Reorganization).

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, trust fund waiver, no recourse, termination and general provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to termination. The Business Combination Agreement does not provide for any termination fees.

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Trust Account Waiver

Stryve and the Seller have agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Andina’s Trust Account held for its Public Shareholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

Andina Representative and Seller Representative

B. Luke Weil is serving as the Andina Representative under the Business Combination Agreement, and in such capacity will represent the interests of Andina’s shareholders after the Closing (other than the Seller) with respect to certain matters under the Business Combination Agreement. R. Alex Hawkins is serving as the Seller Representative under the Business Combination Agreement, and in such capacity will represent the interests of the members of the Seller after the Closing with respect to certain matters under the Business Combination Agreement.

Governing Law

The Business Combination Agreement is governed by Delaware law and the parties are subject to exclusive jurisdiction of federal and state courts located in the State of Delaware (and any appellate courts thereof).

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof or include all of the additional agreements entered into or to be entered into pursuant to the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Andina’s shareholders and other interested parties are urged to read such Related Agreements in their entirety.

Lock-Up Agreement

Simultaneously with the execution of the Business Combination Agreement, the Seller entered into a Lock-Up Agreement with Andina and the Andina Representative (the “Lock-Up Agreement”) with respect to the Seller Consideration Units and shares of Class V Common Stock received by Seller in the Transactions, including the Escrow Securities any additional securities issued by Andina after the Closing pursuant to the post-Closing consideration adjustments under the Business Combination Agreement and any Exchange Shares issued after the Closing (collectively, the “Restricted Securities”). The Lock-Up Agreement, which will be effective at the Closing, provides that the Seller will not during the period commencing from the Closing and ending on the earlier of (i) with respect to fifty percent (50%) of each type of Restricted Securities (x) the one (1) year anniversary of the date of the Closing, (y) the date on which the closing price of Class A Common Stock equals or exceeds $12.50 per share for any twenty (20) trading days within any thirty (30) trading day period commencing twenty (20) trading days prior to the six (6) month anniversary of the Closing, and (z) the date after the Closing on which Andina consummates a liquidation, Business Combination, share exchange or other similar transaction with an unaffiliated third party that results in all of Andina’s shareholders having the right to exchange their equity holdings in Andina for cash, securities or other property (a “Subsequent Transaction”), and (ii) respect to the remaining fifty percent (50%) of each type of Restricted Securities (x) the one (1) year anniversary of the date of the Closing and (y) the date after the Closing on which Andina consummates a Subsequent Transaction: (a) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any restricted securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the restricted securities, or (c) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (a), (b) or (c) above is to be settled by delivery of restricted securities or other securities, in cash or otherwise. The Seller also agreed that the Escrow Securities will continue to be subject to such transfer restrictions until they are released from the escrow account. However, the Seller will be allowed to transfer any of the Restricted Securities (other than the Escrow Securities while they are held in the escrow account) (I) by gift, will or intestate succession, (II) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union, or (III) to any immediate family member, any trust for immediate family members, any entity or trust for bona fide estate or tax planning purposes, if Seller is a trust, to the trustor or beneficiary of such trust or the estate of a beneficiary of such trust, if Seller is an entity, as a distribution to limited partners, shareholders, members of, or owners or of similar equity interests in Holder, or to any affiliate of the Seller, provided in each such case that the transferee thereof agrees to be bound by the restrictions set forth in the Lock-Up Agreement.

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Registration Rights Agreement

Simultaneously with the execution of the Business Combination Agreement, the Seller entered into a Registration Rights Agreement with Andina (the “Registration Rights Agreement”), which will become effective at the Closing. Under the Registration Rights Agreement, the Seller will hold registration rights that obligate Andina to register for resale under the Securities Act all or any portion of any Exchange Shares issued after the Closing and, solely with respect to a distribution by the Seller to its members, the Seller Consideration Units and shares of Class V Common Stock received by Seller in the Transactions, including the Escrow Securities any additional securities issued by Andina after the Closing pursuant to the post-Closing consideration adjustments under the Business Combination Agreement (collectively, the “Registrable Securities”). Seller (or transferees) holding at least 15% of the Registrable Securities then issued and outstanding will be entitled to make a written demand for registration under the Securities Act of all or part of their Registrable Securities. Subject to certain exceptions, if any time after the Closing, Andina proposes to file a registration statement under the Securities Act with respect to its securities, Andina will be required to give notice tot Seller as to the proposed filing and offer the Seller an opportunity to register the sale of such number of Registrable Securities as requested by the Seller in writing. In addition, subject to certain exceptions, the Seller will be entitled to request in writing that Andina register the resale of any or all of such Registrable Securities on Form S-3 and any similar short-form registration that may be available at such time. Andina also agreed to file within the later of (i) 60 days after the filing of Andina’s 8-K for the Closing and (ii) the date that the registration statement for the PIPE Investors has been declared effective by the SEC, a resale registration statement for the resale of the Registrable Securities and to use its commercially reasonable efforts to cause such registration statement to be declared effective as soon as possible thereafter.

Under the Registration Rights Agreement, Andina agreed to indemnify the Seller and certain persons or entities related to the Seller such as its officers, directors, employees, agents and representatives against any losses or damages resulting from any untrue statement or omission of a material fact in any registration statement or prospectus pursuant to which they sell Registrable Securities, unless such liability arose from their misstatement or omission, and the Seller agreed to indemnify Andina and certain persons or entities related to Andina such as its officers and directors and underwriters against all losses caused by the Seller’ misstatements or omissions in those documents.

Non-Competition Agreements

Simultaneously with the execution of the Business Combination Agreement, the Seller and certain members of the Seller (each, a “Subject Party”) each entered into non-competition and non-solicitation agreements (each, a “Non-Competition Agreement”), to become effective at the Closing, for the benefit of Andina, Stryve and each of their respective affiliates, pursuant to which such Subject Party agreed not to compete with Andina, Stryve and their respective affiliates during the two (2) year period following the Closing in the United States or in any other markets in which Andina, Stryve or their affiliates are engaged. Each Subject Party also agreed that during such two (2) year restricted period to not solicit employees or customers of such entities. The Non-Competition Agreements also contain customary confidentiality and non-disparagement provisions.

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Insider Forfeiture Agreement

Simultaneously with the execution of the Business Combination Agreement, B. Luke Weil and certain other Andina shareholders (collectively with B. Luke Weil, the “Insiders”), who received any of the 2,700,000 Andina Ordinary Shares issued to B. Luke Weil as “Insider Shares” prior to Andina’s initial public offering (the “Insider Shares”) each entered into a letter agreement with Andina and the Seller (the “Insider Forfeiture Agreement”), pursuant to which such Insider agreed to cancel, effective as of the Closing, (a) a number of Insider Shares equal to (i) fifty percent (50%) of the Insider Shares held by such Insider as of the date of the Business Combination Agreement, minus (ii) the number of Insider Shares, if any, approved by the Seller in writing for transfer and actually transferred by such Insider to other persons or entities in support of the Transactions, and (b) a number of the warrants and rights purchased by such Insider in the private placement conducted by Andina in connection with its initial public offering equal (collectively, the “Private Warrants and Rights”) to (i) fifty percent (50%) of the Private Warrants and Rights held by such Insider as of the date of the Business Combination Agreement, minus (ii) the number of Private Warrants and Rights, if any, approved by the Seller in writing for transfer and actually transferred by such Insider to other persons or entities in support of the Transactions. Each Insider also agreed to enter into the Share Escrow Amendment, as described below.

Share Escrow Amendment

Simultaneously with the execution of the Business Combination Agreement, Andina, the Insiders and Continental Stock Transfer & Trust Company, as escrow agent, entered into an amendment (the “Share Escrow Amendment”) to the Share Escrow Agreement, dated as of January 28, 2019, by and among Andina, the Insiders and Continental Stock Transfer & Trust Company, as escrow agent thereunder, to acknowledge the replacement of their Andina Ordinary Shares held in escrow thereunder with Andina common stock in the Domestication and, in order to match the lock-up period in the Lock-Up Agreement, to extend the lock-up period for their Insider Shares (including any that are transferred to other persons in support of the Transactions) effective as of the Closing so that the testing for the early release with respect to 50% of their Insider Shares will only begin twenty (20) trading days prior to the six (6) month anniversary of the Closing.

PIPE Investment

Simultaneously with the execution of the Business Combination Agreement, Andina and Stryve entered into subscription agreements (each, a “Subscription Agreement”) with certain investors (the “Closing PIPE Investors”) for an aggregate of Forty-Two Million Five Hundred Thousand U.S. Dollars ($42,500,000) for 4,250,000 shares of Class A Common Stock (the “Closing PIPE Shares”) at a price of $10.00 per share in a private placement in Andina to be consummated simultaneously with the closing of the Transactions (the “Closing PIPE Investment”). The consummation of the transactions contemplated by the Subscription Agreement is conditioned on the concurrent Closing and other customary closing conditions. Each Closing PIPE Investor agreed in the Subscription Agreement (and in the PIPE Registration Rights Agreement as well) that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Andina’s Trust Account held for its Public Shareholders, and agreed not to, and waived any right to, make any claim against the Trust Account (including any distributions therefrom).

In addition, simultaneously with the execution of the Business Combination Agreement, (i) Stryve entered into note purchase agreements with certain investors (the “Bridge Investors” and, together with the Closing PIPE Investors, the “PIPE Investors”) in a private placement for an aggregate of Ten Million Six Hundred Thousand U.S. Dollars ($10,600,000) in unsecured promissory notes of Stryve (the “Bridge Notes”) to be funded by the Bridge Investors and issued upon execution (including certain Company obligations under certain promissory notes issued by Stryve prior to the execution of the Business Combination Agreement (“Pre-Bridge Notes”) that were exchanged for Bridge Notes), and (ii) Andina and Stryve entered into Subscription Agreements with the Bridge Investors (in the same form as with the Closing PIPE Investors), where the obligations of Stryve under such Bridge Notes will be used to offset and satisfy the obligations of the Bridge Investors under such Subscription Agreements at the Closing, whereupon the Bridge Investors (including holders of Pre-Bridge Notes that were exchanged for Bridge Notes) will be issued shares of Class A Common Stock (the “Bridge PIPE Shares” and, together with the Closing PIPE Shares, the “PIPE Shares”) at a twenty percent (20%) discount to the Closing PIPE Shares (the “Bridge PIPE Investment” and, together with the Closing PIPE Investment, the “PIPE Investment”).

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PIPE Registration Rights Agreement

Simultaneously with the execution and delivery of the Subscription Agreements, Andina entered into a Registration Rights Agreement (the “PIPE Registration Rights Agreement”) with the PIPE Investors pursuant to which Andina agreed to file with the SEC on or prior to the 10th business day after the date on which Andina files the definitive Registration Statement/prospectus for the Special Meeting a registration statement for the resale of the PIPE Shares to be issued to the PIPE Investors (the “Shelf Registration Statement”), and to cause such Shelf Registration Statement to become effective the 60th day following the Closing (or, in the event the SEC notifies Andina that it will review the Shelf Registration Statement, the 120th day following the Closing), subject to liquidated damages of 1% of the subscription price paid by each PIPE Investor per month if it does not timely file such Shelf Registration Statement, meet such registration effectiveness requirement or fails to keep such Shelf Registration Statement effective. The PIPE Registration Rights Agreement prohibits other persons from using piggy-back registration rights with respect to the Shelf Registration Statement and prohibits Andina from filing other registration statements (subject to certain exceptions) until the Shelf Registration Statement is effective.

Under the PIPE Registration Rights Agreement, Andina agreed to indemnify the PIPE Investors and certain persons or entities related to the PIPE Investors against any losses or damages resulting from any untrue statement or omission of a material fact in the Shelf Registration Statement, unless such liability arose from their misstatement or omission, and each PIPE Investor agreed to severally indemnify Andina and certain persons or entities related to Andina against all losses caused by such PIPE Investor’s misstatements or omissions in those documents.

Tax Receivables Agreement

At the Closing of the Business Combination, Andina, Holdings, Seller and the TRA Holder Representative will enter into the Tax Receivables Agreement, a form of which is contained in Annex F to this proxy statement/prospectus. Pursuant to the Tax Receivables Agreement, Andina will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Tax Group(i.e., Andina’s and applicable consolidated, unitary, or combined subsidiaries) realizes, or is deemed to realize, as a result of certain tax attributes, which include:

●	tax basis adjustments resulting from taxable exchanges of Seller Consideration Units and Class V Common Stock (including any such adjustments resulting from certain payments made by Andina under the Tax Receivables Agreement) acquired by us from a TRA Holder pursuant to the terms of the Amended Holdings Operating Agreement; and

●	tax deductions in respect of portions of certain payments made under the Tax Receivables Agreement.

Under the Tax Receivables Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions including without limitation: (i) the carryback of tax items arising from other tax attributes are ignored and will not impact a prior year’s “with and without” calculation, (ii) state and local tax savings are calculated using an assumed tax rate, (iii) the determination of any incremental basis adjustment in respect of payments under the Tax Receivables Agreement is made on an iterative basis continuing until any incremental basis adjustment is immaterial, (iv) as described below in the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse Andina for any excess payments that may previously have been made, rather any such excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by Andina under the Tax Receivables Agreement to applicable TRA Holders after the determination of such excess, and (v) upon the occurrence of certain Early Termination Events several assumptions are used in determining the “with and without” calculation as described below.

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Payments under the Tax Receivables Agreement generally will be based on the tax reporting positions that Andina determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of a position taken with respect to Tax Attributes or the utilization thereof, as well as other tax positions that Andina takes, and a court may sustain such a challenge. In the event that any Tax Attributes initially claimed or utilized by the Tax Group are disallowed, the TRA Holders will not be required to reimburse Andina for any excess payments that may previously have been made pursuant to the Tax Receivables Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by Andina under the Tax Receivables Agreement after the determination of such excess. However, a challenge to any Tax Attributes initially claimed or utilized by the Tax Group may not arise for a number of years following the initial time of such payment and, even if challenged earlier, such excess cash payment may be greater than the amount of future cash payments that Andina might otherwise be required to make under the terms of the Tax Receivables Agreement and, as a result, there might not be future cash payments against which such excess can be applied. As a result, in certain circumstances Andina could be required to make payments under the Tax Receivables Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes, which could materially impair the financial condition of Andina and the Tax Group.

The Tax Receivables Agreement will provide that, in the event of certain Early Termination Events, Andina will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivables Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all TRA Holders that had not yet exchanged units for Class A Common Stock are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

As a result of the foregoing, in some circumstances (i) Andina could be required to make payments under the Tax Receivables Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that Andina may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur). In these situations, Andina’s obligations under the Tax Receivables Agreement could have a material and adverse impact on Andina’s liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that Andina will be able to finance its obligations under the Tax Receivables Agreement in a manner that does not adversely affect its working capital and growth requirements.

Andina will be required to notify and keep the TRA Holder Representative reasonably informed regarding tax audits or other proceedings the outcome of which is reasonably expected to reduce or defer payments to any TRA Holder under the Tax Receivables Agreement and the TRA Holder Representative and any affected TRA Holder has the right to discuss with Andina, and provide input and comment to Andina regarding, any portion of any such tax audit or proceeding. Andina will not be permitted to settle or fail to contest any issue pertaining to income taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under the Tax Receivables Agreement without the consent of the TRA Holder Representative (which is not to be unreasonably withheld or delayed).

Under the Tax Receivables Agreement, Andina will be required to provide the TRA Holder Representative with a schedule showing the calculation of payments that are due under the Tax Receivables Agreement with respect to each taxable year. This calculation will be based upon the advice of our tax advisors and an advisory firm. Payments under the Tax Receivables Agreement will generally be required to be made to the TRA Holders a short period of time after this schedule becomes final pursuant to the procedures set forth in the Tax Receivables Agreement, although interest on such payments will begin to accrue at from the due date (without extensions) of the U.S. federal income tax return of Andina. Any late payments that may be made under the Tax Receivables Agreement will continue to accrue interest (generally at a default rate) until such payments are made

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Amended Holdings Operating Agreement

In connection with the Closing, the operating agreement of Holdings will be amended and restated in its entirety to become the Amended Holdings Operating Agreement. Key terms of the Amended Holdings Operating Agreement are as set forth below.

Units

The membership interests in Holdings will be represented by Class A Common Units and Class B Common Units. Both classes of Units will be entitled to share in the profits and losses of Holdings and to receive distributions, on a pro rata basis, as and if declared by the managing member of Holdings. Class A Common Units, all of which will be held by the Company, will have voting rights, and Class B Common Units will not have any voting rights. The managing member is authorized to cause Holdings to authorize, create and issue additional Units or new classes of equity securities of Holdings solely to the extent that such new Units or other classes of equity securities are substantially identical to a class of equity securities of the Company. If at any time after Closing the Company issues new shares of Class A Common Stock, Holdings will generally be required to issue a corresponding number of new Class A Common Units to the Company.

Management

The Company, as the managing member of Holdings, will have the sole right to manage and control the Company except where the vote of the members is required by law or the Amended Holdings Operating Agreement. If any vote of members is required by law or the Amended Holdings Operating Agreement, the Company, as the sole member having Class A Common Units, will be the sole person entitled to vote on such matters. The business, property and affairs of Holdings will be managed solely by the managing member, and the managing member cannot be removed or replaced except by the vote of the Class A Common Units.

Distributions

The Company, as managing member of Holdings may, in its sole discretion, authorize distributions to the members Holdings. All such distributions will be made pro rata in accordance with each member’s Units of Holdings (with Class A Common Units and Class B Common Units participating pari passu in all distributions), except in certain cases relating to (i) the Company or its subsidiaries redeeming, repurchasing or otherwise acquiring its equity securities and (ii) indemnification of Holdings members and their representatives.

The Amended Operating Agreement will provide for cash distributions, which we refer to as “tax distributions,” to the holders of Units in an amount sufficient to cause the Company to receive a distribution equal to all of the Company’s federal, state, local and non-U.S. tax liabilities during the taxable period to which the tax distribution relates.

Upon the liquidation or winding up of Holdings, all net proceeds thereof will be distributed one hundred percent (100%) to the holders of Units (with Class A Common Units and Class B Common Units treated pari passu), pro rata based on their proportional ownership.

Transfer Restrictions

The Amended Operating Agreement will contain restrictions on transfers of units and will require the prior consent of the managing member (which, in most cases, may be granted or withheld in the managing member’s sole discretion) for such transfers, except, in each case, for (i) certain transfers to permitted transferees under certain conditions and (ii) exchanges of Units for Class A Common Stock pursuant to the Exchange Agreement as described below.

Amendments

The managing member may amend the Amended Holdings Operating Agreement, provided that certain amendments that may increase a member’s liability or prejudice a class of members of Holdings (or members vis-à-vis their class of membership) or otherwise modify certain key terms require the approval of certain of the members of Holdings in addition to the manager member.

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The Amended Holdings Operating Agreement is incorporated by reference as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Exchange Agreement

In connection with the Closing, Andina, Holdings and Seller will enter into the Exchange Agreement, permitting Seller and holders of Holdings Class B Units and Class V Common Stock (together with Seller, the “Holders”) to exchange their Holdings Class B Units and Class V Common Stock for shares of Class A Common Stock.

The exchange ratio shall be one Holdings Class B Unit and one share of Class V Common Stock for one share of Class A Common Stock. The exchange ratio may be equitably adjusted for any subdivision or combination of the Class B Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock, or for any subdivision or combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Class B Units. Concurrently with such issuance, any exchanged Class B Units shall automatically convert into Class A Units held by Andina, and shares of Class V Common Stock shall automatically be deemed cancelled.

A Holder shall not be entitled to effect an exchange to the extent that Andina determines such exchange would violate applicable law (including securities laws) or not be permitted under Andina’s organizational documents or other agreements, including the Amended Holdings Operating Agreement, Registration Rights Agreement and the Lock-Up Agreement. Andina may also limit the rights of Holders to exchange their Holdings Class B Units under the Exchange Agreement if Andina determines in good faith that such restrictions are necessary so that Holdings will not be treated as a “publicly traded partnership” under applicable tax laws and regulations, and may impose necessary restrictions on exchange to avoid such treatment.

Each of Holdings, Andina, and an exchanging Holder shall bear its own expenses incurred in connection with any exchange, except that Holdings shall bear any transfer taxes, stamp taxes and similar duties (unless the Holder has requested that the shares of Class A Common Stock be issued in the name of another person).

The form of Exchange Agreement is attached to this proxy statement/prospectus as Annex E and is incorporated by reference as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.

Interests of Andina’s Directors and Officers and Others in the Business Combination

In considering the recommendation of Andina’s Board to vote in favor of the Business Combination, Public Shareholders should be aware that, aside from their interests as shareholders, Andina’s initial shareholders, Insiders, directors and officers have interests in the Business Combination that are different from, or in addition to, those of Andina’s other shareholders generally. Andina’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to Andina’s shareholders that they approve the Business Combination. Public Shareholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things:

●	the fact that the Insiders paid an aggregate of $25,000 for the Insider Shares, and the Insider Shares will have a significantly higher value at the time of the Business Combination, if it is consummated, estimated at approximately $13.8 million based on the closing price of $10.21 per public share on Nasdaq on March 25, 2021;

●	the fact that the Private Units, including their component Ordinary Shares, Private Warrants and Private Rights, purchased by certain of the Insiders will be worthless if Andina does not consummate a business combination;

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●	the fact that the Insider Shares are subject to the terms of the Insider Escrow Agreement, which includes lock-up provisions that have been extended pursuant to an amendment to the Insider Escrow Agreement entered into at the time of the Business Combination Agreement;

●	the fact that the Insiders have agreed to forfeit up to a certain number of Andina Securities held by them pursuant to the terms of the Insider Forfeiture Agreement;

●	the fact that if the trust account is liquidated, including in the event Andina is unable to complete an initial business combination by July 31, 2021, B. Luke Weil has agreed that he will be personally liable to Andina if and to the extent any claims by a third-party for services rendered or contracted for or products sold to Andina, reduce the amount of funds in the trust account to below $10.00 per public share, except as to any claims by a vendor or prospective target business who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under Andina’s indemnity of the underwriters of its IPO against certain liabilities, including liabilities under the Securities Act;

●	the fact that Andina’s initial shareholders, officers and directors have waived their right to redeem their Insider Shares, component shares included in Private Units, and any other Ordinary Shares held by, or to receive distributions from the trust account with respect to such shares upon Andina’s liquidation if Andina is unable to consummate its initial business combination;

●	the fact that unless Andina consummates an initial business combination, its directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them in connection with the Business Combination (to the extent that such expenses exceed the amount of available proceeds not deposited in the Trust Account);

●	the fact that a director of Andina (who did not participate in any Andina Board deliberations concerning the Business Combination), holds a promissory note issued by Stryve, in a principal amount of $75,000, which is convertible into units of Stryve Foods Holdings, LLC;

●	the anticipated appointment of B. Luke Weil and Mauricio Orellana, two of Andina’s directors, as directors of the Company after the consummation of the Business Combination. As such, in the future they will receive any cash fees, stock options or stock awards that the Board determines to pay to such directors.

At any time prior to the Special Meeting, during a period when they are not then aware of any material nonpublic information regarding Andina or its securities, Andina’s initial shareholders, Stryve and/or their respective affiliates may purchase Public Shares from investors, or they may enter into transactions with such investors and others to provide them with incentives to acquire Public Shares or vote their shares in favor of the Business Combination Proposal. The purpose of such securities purchases and other transactions would be to increase the likelihood that the proposals presented to shareholders for approval at the Special Meeting are approved or to provide additional equity financing. Any such share purchases and other transactions may thereby increase the likelihood of obtaining shareholder approval of the Business Combination. This may result in the completion of Andina’s Business Combination that may not otherwise have been possible. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options.

Entering into any such incentive arrangements may have a depressive effect on outstanding Andina Ordinary Shares. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares he owns, either prior to or immediately after the Special Meeting.

If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the proposals to be presented at the Special Meeting and would likely increase the chances that such proposals would be approved. As of the date of this proxy statement/prospectus, there have been no such discussions and no agreements to such effect have been entered into with any such investor or holder. Andina will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the proposals to be voted on at the Special Meeting. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

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The existence of financial and personal interests of Andina’s directors and officers may result in conflicts of interest, including a conflict between what may be in the best interests of the Company and its shareholders and what may be best for a director’s personal interests when determining to recommend that shareholders vote for the proposals.

Exchange Listing

Andina’s units (each consisting of one ordinary share, one right and one redeemable warrant), Ordinary Shares, rights (each to receive one-tenth of one ordinary share) and warrants (each to purchase one ordinary share) are currently traded on Nasdaq under the symbols “ANDAU”, “ANDA,” “ANDAR,” and “ANDAW,” respectively. At the closing of the Business Combination, Andina’s units will separate into their component shares so that the units will no longer trade separately. Andina intends to apply to continue the listing of its Class A common stock and warrants on Nasdaq under the symbols “SNAX” and “SNAXW,” respectively, upon the Closing.

Background of the Business Combination

Andina is a blank check company incorporated on July 29, 2016 as a Cayman Islands exempted company to serve as a vehicle to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination with one or more target businesses. Promptly following Andina’s initial public offering on January 31, 2019, Andina concentrated its efforts on identifying a prospective target business in the Americas. Andina sought out potential target businesses through the networks of relationships of Andina’s management and its board of directors and with professional service providers (lawyers, accountants, consultants, finders and investment bankers). Andina also responded to inquiries from investment bankers or other similar professionals who represented companies engaged in a sale or financing process.

During the search process Andina had discussions with more than 60 potential targets in a wide range of industries including media, financial services, fintech, retail, CBD, consumer products, and agribusiness. Most of these companies were in Colombia, Peru, Brazil and the United States. For those targets that expressed significant interest, Andina’s team interviewed management, evaluated its experience and motivation, assessed its financial condition and potential growth of the business. Andina then presented a preliminary proposal to those targets that seemed suitable for a business combination with Andina. If the potential target was interested in pursuing a proposal, an initial non-binding indication of interest was issued and negotiated. 13 letters of intent were drafted and negotiated, of which six were signed. During the exclusivity period negotiated with each of those potential targets, Andina did confirmatory business due diligence and worked closely with advisors, including Cowen and Craig-Hallum, to make a final decision about each of these potential targets. Below is a summary of key events for the opportunities in which Andina dedicated significant time and resources compared to the other opportunities reviewed.

Description of negotiation process with candidates other than Stryve

Company 1: On March 18, 2019, Mr. Orellana, Andina’s CFO, met in Sao Paulo, Brazil, with the controlling shareholder of Company 1, a leading retailer in Brazil. On April 25, 2019, Mr. Orellana visited Company 1’s headquarters in Sao Paulo, Brazil and met its top management. Andina worked with Cowen’s consumer bankers to prepare a proposal for Company 1. On May 9, 2019, Company 1’s CEO, a board member and a representative of the largest shareholder of Company 1 met at Cowen’s offices in New York with Andina and Cowen’s consumer banking team. On May 24, 2019, Andina submitted a proposal for a business combination with Company 1. The parties negotiated terms during the months of June and July 2019. In August 2019, after feedback from a group of selected potential investors, Company 1 determined to terminate further discussions.

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Company 2: In February 2019, Mr. Torres, Andina’s CEO, met in Colombia, with the CEO and controlling shareholder of Company 2, a well-known and rapidly growing Colombian consumer finance company. In March 2019, Mr. Torres met with Company 2’s management team at its headquarters. On June 13, 2019, Andina’s team met with Company 2’s management team to present details of a potential business combination. A letter of intent was drafted and sent on September 20, 2019, then negotiated, and executed on October 3, 2019. Colombian counsel was engaged to conduct a detailed legal and regulatory due diligence of Company 2. During the due diligence process, Andina’s team met with the local counsel on October 21, 2019 and November 21, 2019. Due diligence continued during the months of November and December of 2019. PCAOB audits of Company 2 started in January 2020 and Andina instructed counsel to draft a business combination agreement. During January 2020, Company 2 diverted its attention to a new international bond that was successfully issued early in February 2020. On March 6, 2020, Andina’s US counsel produced the first draft of the Business Combination Agreement to be sent to Company 2. Equity market conditions deteriorated significantly in the first week of March 2020, and on March 10, 2020, Company 2’s CEO communicated with Mr. Torres, canceling the proposed business combination as business conditions applicable to Company 2 had materially deteriorated due to the COVID-19 crisis in Colombia.

Company 3: On March 15, 2019, Mr. Orellana had an introductory call with the President of Company 3. Company 3 is a producer of components to recycle tires for commercial vehicles in Latin America. On April 25, 2019, Mr. Orellana met in Brazil, with the President of Company 3 to discuss its business plan, including the acquisition of a competitor with operations internationally. Conversations were put on hold until August 14, 2019 when Company 3 concluded a restructuring of all its bank facilities, improving its financial position to implement its growth plan. On September 30, 2019, a proposal was sent to Company 3’s financial adviser. On October 25, 2019, Mr. Orellana met in Brazil with certain of the shareholders of Company 3. A draft letter of intent was sent to Company 3 on October 29, 2019. Company 3 negotiated the letter of intent and executed it in January 2020. Due to COVID-19 related restrictions, legal due diligence was completed by the end of April 2020. Brazil’s economy and currency were significantly affected by measures taken to control the impact of COVID-19. On June 5, 2020, Andina proposed an adjustment to the economic terms of the letter of intent, which was not accepted by the shareholders, and further negotiations were suspended.

Company 4: On March 5, 2020, Luke Weil, Andina’s Chairman, was introduced to the founder and CEO of Company 4, a specialty pharmaceutical company with a patent to improve the delivery of existing drugs in certain therapeutic areas. Andina discussed the opportunity with Cowen’s healthcare team, who knew about the company. After signing a non-disclosure agreement on April 22, 2020, teams of Company 4, Andina, and Cowen had several calls to gain a better understanding of the company and its capital needs. On May 6, 2020, Mr. Weil presented a proposal and sent a letter of intent to the founder of Company 4. After negotiations with management and shareholders of Company 4, a letter of intent was executed on June 5, 2020. By the end of June 2020, the due diligence process was put on hold due to a court decision that could delay the approval of one of the key patents of Company 4. Conversations with Company 4 were subsequently cancelled when Andina announced the execution of a letter of intent with EMMAC.

EMMAC: On June 18, 2020, Mr. Weil had a call with Lorne Abony, Founder of EMMAC Life Sciences Group (“EMMAC”) to discuss the possibility of a business combination with EMMAC. EMMAC is Europe’s largest independent medicinal cannabis company. During the months of June and July 2020, the teams of EMMAC, Stifel, Nicolaus & Company, Incorporated, as adviser to EMMAC, Andina, and Cowen negotiated a letter of intent that was announced on July 22, 2020. After the announcement, Andina stopped conversations with other potential targets. Cowen was engaged to be the financial and capital market advisor to Andina in this transaction. During the months of August and September 2020, business and legal due diligence was completed. The parties proceeded to negotiate a merger agreement and related documents, until EMMAC and Andina mutually terminated negotiations, and announced such termination on November 4, 2020.

Description of negotiation process with Stryve

Stryve was first brought to Luke Weil’s attention in July 2020, through Roman Raju, a board member and shareholder of Andina. At that time, Andina was well advanced with two other opportunities with signed letters of intent, and on July 22, 2020, Andina announced a letter of intent with EMMAC and stopped conversations with other potential targets, including Stryve.

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On November 4, 2020, after announcing the termination of negotiations with EMMAC, Mr. Weil called Mr. Raju to get an update on Stryve. Mr. Raju put the Andina team in contact with Joe Oblas and Alex Hawkins, Co-CEO and COO of Stryve, respectively.

On November 10, 2020, Stryve and Andina signed a non-disclosure agreement.

On November 11, 2020, Luke Weil, Mauricio Orellana, and Marjorie Hernandez had an introductory call with Joe Oblas, Co-CEO of Stryve. Mr. Oblas described Stryve’s business, competitive position, management track record, its growth plan and its current capital needs. Mr. Oblas expressed his interest in having a permanent solution for its capital requirements, not only to cover current needs, but also to provide Stryve with the capacity to implement its mission as a platform in the healthy snacking space.

After reviewing Stryve’s financial model and basic information, Andina contacted Cowen and Craig-Hallum to have their initial view of a potential business combination with Stryve. Cowen and Craig Hallum representatives provided assistance to evaluate the potential for a successful placement, on the basis of other similar companies in the Consumer Packaged Goods space that had recently gone public.

On November 17, 2020, Mr. Weil and Mr. Orellana had a call with Cowen’s representative about the significant interest that investors have shown in companies offering alternative healthy foods, like Stryve in the meat-snacks category. Two examples mentioned were the successful initial public offerings of Vital Farms and Laid Superfoods in August and September 2020, respectively. Additional calls took place during this period, with Cowen and Craig-Hallum representatives to discuss the opportunity of a deal with Stryve and Andina and gave views on valuation in line with the emerging consensus.

On November 19, 2020, Mr. Oblas from Stryve, had a call with a representative of Cowen, and Mr. Weil and Mr. Orellana from Andina, to introduce Stryve to Cowen and answer follow-up questions about the business, the sector dynamics and competition.

On November 20, 2020, Mr. Oblas introduced board member, Jake Capps from Meaningful Partners, the largest institutional investor in Stryve, to Mr. Weil, Mr. Orellana and a representative of Cowen. This was an opportunity to discuss a potential transaction with a shareholder and member of the Board of Managers of Stryve. At Mr. Oblas’ suggestion, Luke Weil and Jake Capps spoke one on one on the same day. Mr. Weil and Mr. Capps subsequently began to outline the framework for a potential transaction between the parties.

On November 23, 2020, Mr. Oblas had a call with representatives of Craig-Hallum’s investment banking group representatives of Cowen and Andina. During this call the group discussed the size of a private placement for Andina expected at the closing of the business combination with Stryve, and the need to raise a convertible bridge loan to finance Stryve’s operations through the closing of the business combination.

On November 27, 2020, a letter of intent with a presentation describing a potential business combination was sent to Mr. Oblas, Mr. Capps and Ted Casey, chairman of Stryve and reviewed by Alex Hawkins with advice from Foley. The letter of intent was negotiated by the parties during the subsequent week and executed on December 8, 2020.

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A due diligence request was sent to Stryve on December 11, 2020, and confirmatory due diligence started with the support of Cowen, Craig-Hallum and Ellenoff Grossman & Schole LLP (“EGS”), Andina’s U.S. legal counsel. Access to the data room started on December 17, 2020, and information continued to be uploaded and reviewed during the due diligence process.

During December 2020 and January 2021, Mr. Weil communicated through a series of calls with David Schulhof, Roman Raju, Mathew Kibble and Walter Schenker, members of Andina’s Board of Directors, updating them on the status of the deal.

On December 15, 2020, Stryve’s legal counsel, Foley & Lardner LLP (“Foley”), EGS, Mr. Orellana, and Mr. Hawkins started reviewing the legal structure of the business combination and organized legal due diligence.

Due diligence calls were performed between December 17, 2020, and January 11, 2021, including among others, all Stryve key management members, Stryve Board members, some clients of Stryve, former auditors, and legal counsel. Calls to review in detail the assumptions underlying the financial model were held on December 8, 11, 15 and 17, 2020 with Mr. Hawkins.

Representatives of Andina visited Stryve’s offices in Plano, Texas and its manufacturing facility in Madill, Oklahoma on January 5, 2021 meeting with Mr. Hawkins to conduct financial diligence and to discuss certain key terms of the transaction.

On December 30, 2020, EGS distributed the first draft of the Business Combination Agreement to Foley. Numerous discussions among the parties and their legal counsel followed, with EGS and Foley exchanging numerous drafts and issues lists from January 6, 2021 through January 27, 2021. Mr. Hawkins played a central role in negotiating the transaction on behalf of Stryve and its Board.

The parties negotiated in parallel all of the material ancillary agreements to the Business Combination Agreement, including the Lock-up Agreement, Registration Rights Agreement, Insider Forfeiture Agreement and Non-Competition Agreements (collectively, the “Related Agreements”), between January 12, 2021 and January 27, 2021.

On January 15, 2021, Mr. Oblas, Mr. Hawkins, and Co-CEO, Jaxie Alt, had a call with the equity sales force of Craig-Hallum to prepare the road show for the PIPE. The road show started on January 19, 2021, and ended on January 26, 2021. More than 70 investors were approached, of which more than 40 had teleconference meetings with Stryve management, and 19 of those accounts decided to commit capital to the PIPE.

An initial draft of the PIPE Subscription Agreement, the PIPE Registration Rights Agreement and the Bridge Note (collectively, the “Financing Documents”), were sent on January 18, 2021. Over the next week, Andina, Stryve, EGS, Foley, Cowen and Craig-Hallum negotiated with investors with respect to comments received on the Financing Documents. The Financing Documents were finalized with comments from investors on January 26, 2021.

On January 22, 2021, Andina’s Board members, except Roman Raju and Matt Kibble, met telephonically. Andina’s management, together with Matthew Gray, Esq. from EGS, provided Board members with an update on the business combination with Stryve, a description of key provisions of the Business Combination Agreement, and the most relevant Related Documents. At this meeting, the Board approved the formation of Andina Holdings LLC, a Delaware limited liability company and subsidiary of Andina, in anticipation of entering into the Business Combination Agreement in the near future. During this meeting, the Board agreed to hold a subsequent Board meeting on January 27, 2021.

On the evening of January 27, 2021, all Andina Board members joined a call with the exception of Mr. Raju. Andina’s management team presented again the proposed transaction with Stryve and its merits, including a description of the successful results of the PIPE process. Mr. Gray from EGS provided an update on the material changes to the Business Combination Agreement and Related Documents that were previously discussed. After answering questions from Board members, the members of Andina’s Board that were present unanimously approved the Business Combination Agreement, the Related Documents, and the PIPE investment. The Board directed that the Business Combination Agreement and the other proposals described in this proxy statement/prospectus be submitted to Andina’s shareholders for approval and adoption, and recommended that Andina’s shareholders approve and adopt the Business Combination Agreement and such other proposals.

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The parties exchanged signatures to the Business Combination Agreement, the Related Documents and the Financing Documents shortly after midnight on January 28, 2021.

On the morning of January 28, 2021, Andina and Stryve issued a press release and filed a Current Report on Form 8-K with the SEC announcing the execution of the Business Combination Agreement. On February 3, 2021, Andina filed a Current Report on Form 8-K with the SEC describing the material provisions of the Business Combination Agreement.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination and to take actions and exercise their respective rights under the Business Combination Agreement to facilitate the completion of the Business Combination.

Andina Board’s Reasons for Approval of the Business Combination

On January 28, 2021, the parties executed the Business Combination Agreement. In reaching its decision with respect to the Business Combination, Andina’s Board reviewed information prepared by Andina’s management together with its legal and financial advisors.

Andina, with assistance from Craig-Hallum and Cowen, conducted a business due diligence review of Stryve that included an overview of company operations, consumer trends in the food and snack sector, management strength, a review of Stryve’s recent performance and projected financial results, and a valuation analysis based on publicly listed companies to support Andina’s Board in its assessment of a fair valuation of Stryve.

Andina’s Board considered many factors in the evaluation of its approval of the Business Combination, but it did not attempt to quantify or otherwise assign relative value to each factor. Some of the factors considered by Andina’s Board are the following:

●	Stryve’s business model to offer alternative healthy snacks is in line with current consumer trends and has significant growth potential. The snack market in the United States is growing at a faster pace than other food & beverages categories and is expected to reach more than $100 billion in revenues by 2022 (2019 April, “State of Snack Industry”, IRI; and Statista web page as of January 2021). According to a survey of consumers in the United States completed by IRI, a data analytics research firm focused in the CPG, retail & media sector, in 2019 and 2020 (2019 April, “State of Snack Industry”, IRI; and 2020 April, “How America Eats. Snacking lifestyles are here to stay”, IRI ) (i) 47% of consumers reported that they eat three or more snacks a day, compared to only 20% in 2010, and (ii) 44% of younger consumers now eat a snack instead of a meal at home or work. Consumers are also changing their preferences and looking for healthier snack options: (i) seven out 10 consumers find “better-for-you” snack options appealing (“Better for You Snacking Trends - Smucker Away From Home-Smucker Away From Home”, The J.M. Smucker Co,www.smuckerawayfromhome.com/trends/Better-For-You-Snacks, Accessed January 2021); (ii) 47% of consumers want a snack with low sugar content (2019 April, “State of Snack Industry”, IRI; and 2020 April, “How America Eats. Snacking lifestyles are here to stay”, IRI); and (iii) 40% of consumers answered that “unprocessed” and “natural” are important attributes to select a snack (2019 April, “State of Snack Industry”, IRI; and 2020 April, “How America Eats. Snacking lifestyles are here to stay”, IRI). Stryve’s business plan is to offer new healthier snack alternatives to consumers, and it currently produces and sells a healthier dried meat snack, with only natural ingredients, no carb and sugar, and higher protein content per gram. The market size of the U.S. dried meat snack category was estimated at $3.5 billion in 2019 and expected to grow to approximately $5 billion by 2022 (“U.S. sales of meat snacks 2019 & 2022”, Statista, www.statista.com/statistics/1080134/us-dollar-sales-of-meat-snacks, Accessed January 2021).

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●	Stryve has an experienced management team with all the necessary experience and skills to implement its business plan. Stryve’s Co-CEO, Jaxie Alt, spent more than 17 years at Dr. Pepper Snapple Group where she served as Chief Marketing Officer. Joe Oblas, Co-Founder and Co-CEO, who complements Ms. Alt’s experience with a more entrepreneurial background, founded and successfully exited ProSupps, a sports nutrition brand, as well as co-founded Juice Stop, a smoothie company. Stryve’s COO and interim CFO, Alex Hawkins, has extensive experience as an operationally focused principal at Rosewood Private Investments, a private equity firm. Bruce Boettner, Chief Sales Officer of Stryve, served as VP of Sales at Humm Kombucha and previously spent more than 14 years at Kashi, where he served as sales lead manager. Stryve’s Chief Manufacturing Officer, Warren Pala, is one of the pioneers of Biltong production in the United States;

●	Stryve’s vertically integrated operations will allow it to capture significant margin expansion as its production volume grows. Stryve’s current facility can accommodate up to $100 million of production with minimal capital expenditure required, and headcount per production line can produce at higher throughputs. Efficiency gains from increased production volume will reduce the cost per unit increasing gross margins. Also, controlling its production allows Stryve to manage its mix of products, and large units can also increase output per production shift;

●	Valuation of the Business Combination is at an attractive level when comparing valuation metrics with the group of publicly traded companies selected for the comparable company analysis. Andina’s management primarily relied upon a comparable company analysis to assess the value that public markets would likely assign to Stryve following a business combination with Andina. See section below “- Satisfaction of 80% Test” and “- Certain Projected Financial Information”. Stryve’s enterprise valuation was agreed at $130 million. Considering Andina’s capitalization, with no redemption (Andina common shares at closing estimated at 4.17 million, assuming no-redemptions), the total amount of net cash invested and the expected debt of Stryve at closing (total cash invested of $66.6 million (assuming no-redemptions), expenses of about $9 million and expected debt of $13 million), the enterprise valuation of the Business Combination is expected to be approximately $170 million, which is equivalent to an estimated 3.7x 2021 forecasted net revenues and 1.8x 2022 forecasted net revenues. These enterprise valuation multiples associated with the Business Combination compare very favorably with the mean and median enterprise valuation multiples for the set of comparable companies, equating to a discount of 70% to 58% for 2021, respectively, and a more significant discount for 2022. Stryve’s growth rate for the period of 2019 through 2022 is expected to be faster than any of the comparable companies, with an expected gross margin for 2021 in the top of the range of its comparable set, and by the end of 2021, adjusted EBITDA margin of Stryve is expected to be in line with the average of comparable companies; and

●	There was significant interest from investors during the private placement process before signing the Business Combination Agreement. During the fundraising process of the PIPE, the placement agents received significantly more commitments than initially expected. Of the 40 investors that had a meeting with Stryve’s management, close to 50% were interested in participating in the PIPE. The total amount raised in the PIPE was twice as much as the initial target.

Management and Board members also discussed a variety of uncertainties and risks factors concerning the Business Combination, including, but not limited to, the following:

●	The risk that the Business Combination may not be fully achieved, or may not be achieved within the expected time frame, or that the closing might not occur despite Andina’s best efforts, and the significant fees and expenses associated with the Business Combination, including the risk of forcing Andina to liquidate and the rights and warrants in Andina to expire without value;

●	The requirement for Stryve becoming a public company, including compliance with the SEC’s requirements regarding internal controls over financial reporting, may divert management’s attention, and the increases in legal, accounting and compliance expenses that will result from the Business Combination and Stryve being as a public company thereafter;

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●	The risk of not achieving Stryve’s financial projections, due to such factors as economic uncertainty, potential impacts of COVID-19, and intense competition in the snack market, could adversely affect its business, financial condition, results of operations and prospects; and

●	Stryve plans to potentially grow by investing or acquiring other businesses, and those investments may not yield a return, those acquired businesses may not be successfully integrated into Stryve’s operations, and Stryve may not manage the growth associated with such acquisitions.

The potential benefits expected to be achieved by Andina and its shareholders resulting from the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, the Board determined that the Business Combination was advisable, fair to, and in the best interests of, Andina and its shareholders.

Certain Projected Financial Information

In connection with Andina’s due diligence of Stryve, Stryve’s management provided Andina with Stryve’s historical financial performance and an internally prepared forecast for the next three years (the “Projections”). The Projections were disclosed to Andina for use as a component in its overall evaluation of Stryve and should not be viewed as public guidance. Furthermore, the Projections do not take into account any circumstances or events occurring after the date on which the Projections were reviewed by Andina’s management in December 2020.

The Projections were not prepared with a view to public disclosure or in compliance with GAAP, the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, the Projections and other historical financial information included herein have not been updated to reflect actual results that have been set forth in Stryve’s audited financial statements included elsewhere in this proxy statement/prospectus. Neither Andina, Stryve, nor any of their respective affiliates intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even if any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.

The Projections have not been audited. Neither the independent registered public accounting firms of Stryve or Andina nor any other independent accountants have compiled, examined or performed any procedures with respect to the Projections contained in this proxy statement/prospectus, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the independent accounting firms of Andina and Stryve assume no responsibility for, and disclaim any association with, the Projections.

Stryve believes that the assumptions used to derive the Projections were prepared on a reasonable basis, reflected the best currently available estimates and judgments of Stryve and presented, to the best of its knowledge and belief, the expected course of action and the expected future financial performance of Stryve. The Projections are subjective in many respects. As a result, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than estimated. Since the Projections cover multiple years, that information by its nature becomes less predictive with each successive year. Stryve has not warranted the accuracy, reliability, appropriateness or completeness of the Projections to anyone, including Andina. Neither Stryve’s management nor its representatives has made or makes any representations to any person regarding the ultimate performance of Stryve relative to the Projections. The Projections are not fact nor a guarantee of actual future performance. The future financial results of Stryve may differ materially from those expressed in the Projections due to factors beyond Stryve’s ability to control or predict.

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The Projections are not included in this proxy statement/prospectus in order to induce any shareholders to vote in favor of any of the proposals at the Special Meeting.

Certain of the measures included in the Projections are non-GAAP financial measures, including Adjusted EBITDA. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Stryve are not reported by all of their competitors and may not be comparable to similarly titled amounts used by other companies.

Andina encourages you to review the financial statements of Stryve included in this proxy statement/prospectus, as well as the financial information in the sections entitled “Selected Historical Financial Information of Stryve” and “Unaudited Pro Forma Condensed Consolidated Combined Financial Information” in this proxy statement/prospectus and to not rely on any single financial measure.

In preparing the model associated with the Projections, Stryve’s management relied on a number of factors, including its executive team’s significant experience. While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions with respect to future industry performance as well as assumptions including those with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond Stryve’s control, such as the risks and uncertainties contained in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.”

The key elements of the Projections provided to Andina are summarized below:

[US $ millions]	2018A	2019A	2020E	2021F	2022F	Mid-Term target

Gross Revenue	7	13	18	51	103	161
Gross Profit	0	2	4	21	47	74
Gross Margin	1%	16%	25%	41%	46%	46%
Adjusted EBITDA	(9)	(13)	(11)	(2)	15	32

(1)	Stryve defines Adjusted EBITDA as net income excluding depreciation and amortization, interest expense and income, income tax expense and other supplemental adjustments.

Satisfaction of 80% Test

It is a requirement under Andina’s Current Charter and Nasdaq rules that Andina complete one or more business combinations having an aggregate fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. As of the date of the execution of the Business Combination Agreement, the balance of the funds in the trust were approximately $13.54 million, and 80% thereof represents $10.8 million. Stryve enterprise valuation was negotiated at $130 million, and the expected enterprise valuation of the Business Combination was estimated at approximately $170 million. Therefore, Andina’s Board determined that this requirement was met.

In addition to all of the factors described in the section “Andina’s Board’s Reasons for the Approval of the Business Combination,” Andina’s Board primarily relied upon a comparable company analysis to assess the value that the public market would likely assign to Stryve following a business combination with Andina. The relative valuation analysis was based on publicly traded companies in the food & beverage sector, which offer alternative better-for-you products in their respective categories. The companies for this analysis were selected with the assistance of Cowen and Craig-Hallum.

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The enterprise values, multiples and growth rates for the selected comparable companies are summarized in the table below:

	EV / Revenue				Gross Margin	EBITDA Margin	2019A - 2022E Growth
	2021E		2022E		2021E	2021E	Revenue
Beyond Meat, Inc.	19.6	x	13.0	x	34%	9%	47%
Freshpet, Inc.	14.2	x	11.1	x	46%	16%	30%
Celsius Holdings, Inc.	29.0	x	22.5	x	43%	10%	43%
The Simply Good Foods Company	3.6	x	3.4	x	41%	19%	22%
Tattooed Chef, Inc.	7.5	x	5.5	x	21%	5%	47%
Vital Farms, Inc.	4.3	x	3.3	x	32%	5%	31%
Laird Superfood, Inc.	8.7	x	5.9	x	31%	NM	68%

Min	3.6	x	3.3	x	21%	5%	22%
Mean	12.4	x	9.2	x	35%	11%	41%
Median	8.7	x	5.9	x	34%	9%	43%
Max	29.0	x	22.5	x	46%	19%	68%

The set of comparable companies traded at valuations equivalent to 3.6x up to 29.0x 2021 net revenues, with a median and mean of 8.7x and 12.4x, respectively. As described in the section, “Andina’s Board’s Reasons for the Approval of the Business Combination,” the enterprise valuation of the Business Combination is expected to be approximately $170 million, which is equivalent to an estimated 3.7x 2021 forecasted net revenues, a significant discount to the valuation metric of the set of comparable companies.

Based on the foregoing and the qualitative factors such as management strength and depth, competitive position, vertically integrated operations as well as quantitative factors such as Stryve’s recent growth rate and its potential for future growth in revenues and profits, Andina’s Board determined that the consideration being paid in the Business Combination, which amount was negotiated at arms-length, is fair to and in the best interests of Andina and its shareholders. In light of the financial background and experience of the members of Andina’s management team and Board, including the support provided by its financial advisors, Andina’s Board believes that the members of its management team and Board are qualified to determine whether the Business Combination meets the 80% test. Andina’s Board did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% test has been met.

Redemption rights

In connection with any shareholder meeting called to approve a proposed initial business combination, each Public Shareholder will have the right, regardless of whether he is voting for or against such proposed business combination, to demand that Andina convert his Public Share into a pro rata share of the Trust Account upon consummation of the business combination.

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Andina may also require Public Shareholders wishing to exercise redemption rights, whether they are a record holder or hold their shares in “street name,” to either tender the certificates they are seeking to redeem to Andina’s transfer agent or to deliver the share certificates (if any) and other redemption forms they are seeking to convert to the transfer agent electronically using DTC’s DWAC System, at the holder’s option, at any time at or prior to the vote on the business combination. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $45 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. The foregoing is different from the procedures used by traditional blank check companies. In order to perfect redemption rights in connection with their business combinations, many traditional blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for it to deliver its certificate to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the business combination during which it could monitor the price of the company’s stock in the market. If the price rose above the redemption price, it could sell its shares in the open market before actually delivering his certificates (if any) and other redemption forms to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the shareholder meeting, would become an “option” right surviving past the consummation of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the closing of the shareholder meeting ensures that a holder’s election to redeem is irrevocable once the business combination is completed.

Pursuant to its Current Charter, Andina is required to give a minimum of only ten days’ notice for each general meeting. As a result, if Andina requires Public Shareholders who wish to redeem their Ordinary Shares into the right to receive a pro rata portion of the funds in the Trust Account to comply with the foregoing delivery requirements, holders may not have sufficient time to receive the notice and deliver their certificates (if any) and other redemption forms for redemption. Accordingly, investors may not be able to exercise their redemption rights and may be forced to retain Andina’s securities when they otherwise would not want to.

If Andina requires Public Shareholders who wish to redeem their Ordinary Shares to comply with specific delivery requirements for redemption described above and such proposed business combination is not consummated, Andina will promptly return such certificates to the tendering Public Shareholders.

Please see the risk factors titled “In connection with any shareholder meeting called to approve a proposed initial business combination, Andina may require shareholders who wish to convert their Public Shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights” and “If Andina require Public Shareholders who wish to redeem their Public Share to comply with the delivery requirements for redemption, such redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.”

Once the shares are redeemed by the beneficial holder, and effectively redeemed by Andina under Cayman Islands law, the transfer agent will then update Andina’s Register of Shareholders to reflect all redemptions.

Material U.S. Federal Income Tax Consequences of the Domestication to Andina Shareholders

The following discussion sets forth the material U.S. federal income tax consequences of the Domestication to the U.S. Holders (as defined below) of Ordinary Shares; it assumes consummation of the Business Combination following Domestication. It does not address U.S. federal income tax consequences of the Domestication or Business Combination on other Andina Securities. The following discussion also summarizes (i) the U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of Ordinary Shares that elect to have their Ordinary Shares redeemed for cash if the Business Combination is completed and (ii) the U.S. federal income tax consequences for Non-U.S. Holders of owning and disposing of Andina common stock after the Domestication. For purpose of the following discussion relating to U.S. federal income tax consequences of the Domestication to the U.S. Holders of Ordinary Shares, the term “Company” refers to the Delaware corporation into which Andina will be transferred by way of continuation in the Domestication and the combined company immediately following the Business Combination. The following discussion is the opinion of Ellenoff Grossman & Schole LLP. The information set forth in this section is based on the Code, its legislative history, final, temporary and proposed treasury regulations promulgated thereunder (“Treasury Regulations”), published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

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For purposes of this summary, a “U.S. Holder” means a beneficial owner of Ordinary Shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

A “Non-U.S. Holder” means a beneficial owner of Ordinary Shares that, for U.S. federal income tax purposes, is not a U.S. Holder or a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that hold Ordinary Shares as capital assets within the meaning of Section 1221 of the Code. This discussion does not address the alternative minimum tax, the Medicare tax on net investment income, or the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	persons that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	certain expatriates or former long-term residents of the United States;

●	persons that acquired Ordinary Shares pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation;

●	persons that hold Ordinary Shares as part of a straddle, constructive sale, hedging, redemption or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	controlled foreign corporations;

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●	passive foreign investment companies;

●	partnerships (or other entities classified as partnership for U.S. federal income tax purposes) or partners in such partnerships or entities classified for U.S. federal income tax purposes as a “disregarded entity”;

●	persons required to accelerate the recognition of any item of gross income with respect to Andina Shares as a result of such income being recognized on an applicable financial statement;

●	persons who actually or constructively own 5 percent or more of Ordinary Shares by vote or value (except as specifically provided below); or

●	the Sponsor or its affiliates.

This discussion does not address any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Ordinary Shares. Additionally, this discussion does not address the tax treatment of partnerships or other pass-through entities or entities classified for U.S. federal income tax purposes as a “disregarded entity” or persons who hold Ordinary Shares through such entities. If a partnership (or other entity classified as a partnership or treated as a disregarded entity for U.S. federal income tax purposes) is the beneficial owner of Ordinary Shares, the U.S. federal income tax treatment of a partner in the partnership or owner of the disregarded entity will generally depend on the status of the partner or owner and the activities of the partnership or disregarded entity. This discussion also assumes that any distribution made (or deemed made) on Ordinary Shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of Ordinary Shares is made in U.S. dollars. Additionally, this discussion does not address the tax treatment of the Warrants in the Domestication. Holders of Warrants should consult with their own tax advisors regarding the particular tax consequences to them of holding, exercising or disposing of the Warrants.

THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF Or SHARES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. ANDINA URGES BENEFICIAL OWNERS OF ORDINARY SHARES WHO CHOOSE TO EXERCISE THEIR CONVERSION RIGHTS OR WHO CHOOSE TO PARTICIPATE IN THE DOMESTICATION TO CONSULT THEIR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE DOMESTICATION AND OWNING AND DISPOSING OF ORDINARY SHARES AS A RESULT OF ITS PARTICULAR CIRCUMSTANCES, INCLUDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Holders

Tax Consequences of the Domestication to U.S. Holders of Ordinary Shares

The Domestication should qualify as a reorganization within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. However, due to the absence of guidance bearing directly on how the provisions of Section 368(a) of the Code apply in the case of a statutory conversion of a corporation with no active business and only investment-type assets such as Andina, this result is not entirely free from doubt. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position.

If the Domestication qualifies as a reorganization within the meaning of Section 368(a), except as otherwise provided below in the section entitled “— PFIC Considerations,” and “—Effects of Section 367 to U.S. Holders of Ordinary Shares,” a U.S. Holder of Ordinary Shares would not recognize gain or loss upon the exchange of its Ordinary Shares solely for Andina common stock pursuant to the Domestication. A U.S. Holder’s aggregate tax basis in the Andina common stock received in connection with the Domestication will generally be the same as its aggregate tax basis in the Ordinary Shares surrendered in the transaction. In addition, the holding period of Andina common stock received in the Domestication generally should include the holding period of Ordinary Shares surrendered in the Domestication.

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If the Domestication should fail to qualify as a reorganization under Section 368(a), a U.S. Holder of Ordinary Shares generally would recognize gain or loss with respect to its Ordinary Shares in an amount equal to the difference, if any, between the fair market value of the corresponding Andina common stock received in the Domestication and the U.S. Holder’s adjusted tax basis in its Ordinary Shares surrendered. The U.S. Holder’s basis in Andina common stock would be equal to the fair market value of that stock on the date of the Domestication and such U.S. Holder’s holding period for Andina common stock would begin on the day following the date of the Domestication.

PFIC Considerations

Even if the Domestication qualifies as a reorganization within the meaning of Section 368(a) of the Code, the Domestication may still be a taxable event to U.S. Holders of Ordinary Shares under the PFIC provisions of the Code, to the extent that Section 1291(f) of the Code applies, as described below.

Effect of PFIC Rules on the Domestication

Even if the Domestication qualifies as a reorganization for U.S. federal income tax purposes under Section 368(a) of the Code, Section 1291(f) of the Code requires that, to the extent provided in regulations, a U.S. person that disposes of stock of a PFIC must recognize gain notwithstanding any other provision of the Code. No final Treasury regulations are in effect under Section 1291(f). Proposed Treasury Regulations under Section 1291(f) were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their present form, those regulations would require taxable gain recognition by a U.S. Holder with respect to its exchange of Ordinary Shares for Andina common stock in the Domestication if Andina were classified as a PFIC at any time during such U.S. Holder’s holding period in the Ordinary Shares. Any such gain would be treated as an “excess distribution” made in the year of the Domestication and subject to the special tax and interest charge rules discussed below under “Definition and General Taxation of a PFIC.” The proposed Treasury Regulations under Section 1291(f) should not apply to an Electing Shareholder (as defined below) with respect to its Ordinary Shares for which a timely QEF election, QEF election with a purging election, or MTM election is made, as each such election is described below.

Definition and General Taxation of a PFIC

A non-U.S. corporation will be a PFIC if either (a) at least seventy-five percent (75%) of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it owns or is considered to own at least twenty-five percent (25%) of the shares by value, is passive income (the “gross income test”) or (b) at least fifty percent (50%) of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it owns or is considered to own at least twenty-five percent (25%) of the shares by value, are held for the production of, or produce, passive income (the “asset test”). Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. The determination of whether a foreign corporation is a PFIC is made annually.

Pursuant to a “start-up exception”, a corporation will not be a PFIC for the first taxable year the corporation has gross income if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. Taking into account all relevant facts and circumstances, however, there is a material risk that Andina will not be eligible for the “start-up exception.”

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If Andina is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of Ordinary Shares and the U.S. Holder did not make either (a) a timely “qualified election fund” (QEF) election for Andina’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, (b) a QEF election along with a “purging election,” or (c) a “mark-to-market” (MTM) election, all of which are discussed further below, such U.S. Holder generally will be subject to special rules with respect to any gain recognized by the U.S. Holder on the sale or other disposition of its Ordinary Shares and any “excess distribution” made to the U.S. Holder. Excess distributions are generally any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the Ordinary Shares.

Under these rules, the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares. The amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Andina’s first taxable year in which it qualified as a PFIC, will be taxed as ordinary income. The amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder. The interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if Andina is determined to be a PFIC, a U.S. Holder may avoid the tax consequences described above with respect to its Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), or an MTM election, all as described below.

Impact of PFIC Rules on Certain U.S. Holders

The impact of the PFIC rules on a U.S. Holder of Ordinary Shares will depend on whether the U.S. Holder has made a timely and effective election to treat Andina as a QEF, under Section 1295 of the Code, for Andina’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, the U.S. Holder made a QEF election along with a “purging election,” or if the U.S. Holder made an MTM election, all as discussed below. A U.S. Holder of a PFIC that made either a timely and effective QEF election, a QEF election along with a purging election, or an MTM election is hereinafter referred to as an “Electing Shareholder.”

A U.S. Holder’s ability to make a QEF election with respect to its Ordinary Shares is contingent upon, among other things, the provision by Andina of certain information that would enable the U.S. Holder to make and maintain a QEF election. Andina will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there can be no assurance that Andina will timely provide such information that is required to make and maintain the QEF election.

As indicated above, if a U.S. Holder of Ordinary Shares has not made a timely and effective QEF election with respect to Andina’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of Andina’s tax year in which Andina qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the Ordinary Shares for purposes of the PFIC rules.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable shares, the U.S. Holder may make an MTM election with respect to such shares for such taxable year. If the U.S. Holder makes a valid MTM election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) Ordinary Shares and for which Andina is determined to be a PFIC, such holder will not be subject to the PFIC rules described above in respect to its Ordinary Shares. Instead, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in its Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Ordinary Shares over the fair market value of its Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Ordinary Shares will be adjusted to reflect any such income or loss amounts and any further gain recognized on a sale or other taxable disposition of the Ordinary Shares will be treated as ordinary income. The MTM election is available only for shares that are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisers regarding the availability and tax consequences of an MTM election in respect to Ordinary Shares under their particular circumstances.

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The rules dealing with PFICs and with the timely QEF election, the QEF election with a purging election, and the MTM election are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of Ordinary Shares should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Effects of Section 367 to U.S. Holders of Ordinary Shares

Section 367 of the Code applies to certain non-recognition transactions involving foreign corporations, including a domestication of a foreign corporation in a reorganization within the meaning of Section 368(a) of the Code. Section 367 of the Code imposes income tax on certain United States persons in connection with transactions that would otherwise be tax-free. Section 367(b) of the Code will generally apply to U.S. Holders of Ordinary Shares on the date of the Domestication.

A.	U.S. Holders Whose Ordinary Shares Have a Fair Market Value of $50,000 or More and Who Own More Than 10 Percent of the Voting Power or Value of Andina

A U.S. Holder who, on the date of the Domestication beneficially owns (directly, indirectly or constructively) 10% or more of the total combined voting power or value of Andina (a “10% U.S. Shareholder”) must include in income as a dividend the “all earnings and profits amount” (as defined in Treasury Regulation Section 1.367(b)-2(d)) attributable to the Ordinary Shares it directly owns. A U.S. Holder’s ownership of Warrants will be taken into account in determining whether such U.S. Holder owns 10% or more of the total combined voting power or value of Andina. Complex attribution rules apply in determining whether a U.S. Holder owns 10% or more of the total combined voting power or value of Andina and all U.S. Holders are urged to consult their tax advisors with respect to these attribution rules.

A 10% U.S. Shareholder’s “all earnings and profits amount” with respect to its Ordinary Shares is the net positive earnings and profits of Andina attributable to its shares (as determined under Treasury Regulation Section 1.367(b)-2) but without regard to any gain that would be realized on a sale or exchange of such shares.

B. U.S. Holders Whose Ordinary Shares Have a Fair Market Value of $50,000 or More But Who Own Less Than 10 Percent of the Voting Power and Value of Andina

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly or constructively) Ordinary Shares with a fair market value of $50,000 or more but owns less than 10% of the total combined voting power and value of Andina will recognize gain (but not loss) with respect to the Domestication unless such U.S. Holder elects to recognize the “all earnings and profits” amount attributable to such holder as described below.

Unless such a U.S. Holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to Andina common stock received in the Domestication in an amount equal to the excess of the fair market value of Andina common stock received over the U.S. Holder’s adjusted tax basis in the Ordinary Shares deemed surrendered in the Domestication.

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As an alternative to recognizing any gain as described in the preceding paragraph, such a U.S. Holder may elect to include in income as a deemed dividend the “all earnings and profits amount” attributable to its Ordinary Shares under Section 367(b) of the Code. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

(i)	a statement that the Domestication is a Section 367(b) exchange;

(ii)	a complete description of the Domestication;

(iii)	a description of any stock, securities or other consideration transferred or received in the Domestication;

(iv)	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes;

(v)	a statement that the U.S. Holder is making the election and that includes (A) a copy of the information that the U.S. Holder received from Andina establishing and substantiating the “all earnings and profits amount” with respect to the U.S. Holder’s Ordinary Shares, and (B) a representation that the U.S. Holder has notified Andina that the U.S. Holder is making the election; and

(vi)	certain other information required to be furnished with the U.S. Holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations thereunder.

In addition, the election must be attached by an electing U.S. Holder to such holder’s timely filed U.S. federal income tax return for the taxable year in which the Domestication occurs, and the U.S. Holder must send notice of making the election to Andina no later than the date such tax return is filed. In connection with this election, Andina may in its discretion provide each U.S. Holder eligible to make such an election with information regarding Andina’s earnings and profits upon request.

U.S. HOLDERS ARE STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE CONSEQUENCES OF MAKING AN ELECTION AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO AN ELECTION.

C. U.S. Holders that Own Ordinary Shares with a Fair Market Value of Less Than $50,000

A U.S. Holder who, on the date of the Domestication, beneficially owns (directly, indirectly, or constructively) Ordinary Shares with a fair market value less than $50,000 should not be required to recognize any gain or loss under Section 367 of the Code in connection with the Domestication and generally should not be required to include any part of the “all earnings and profits amount” in income.

All U.S. Holders of Ordinary Shares are urged to consult their tax advisors with respect to the effect of Section 367 of the Code to their particular circumstances.

Material U.S. Federal Income Tax Consequences to Redemption

Tax Consequences to U.S. Holders That Elect to Have Their Ordinary Shares Converted for Cash

This section makes references to holders of Ordinary Shares that elect to have their Ordinary Shares “converted” for cash. For purposes of this discussion, “conversion” refers to the process of requesting that a holder’s Ordinary Shares be redeemed for cash in accordance with the terms of the Current Charter and with applicable Cayman Islands law.

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This section is addressed to U.S. Holders of Ordinary Shares that elect to have their Ordinary Shares redeemed for cash and is subject in its entirety to the discussion of the “passive foreign investment company” or “PFIC” rules as discussed above under the section entitled “— Tax Consequences of the Domestication to U.S. Holders of Andina Shares — U.S. Holders — PFIC Considerations.” For purposes of this discussion, a “Converting U.S. Holder” is a U.S. Holder that so converts its Ordinary Shares into cash.

Except as discussed in the following paragraph and as discussed in the PFIC rules above, a Converting U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount of cash received on the conversion and such shareholder’s adjusted basis in the Ordinary Shares exchanged if the conversion completely terminates the Converting U.S. Holder’s interest in Andina (taking into account certain constructive ownership rules). A U.S. Holder’s adjusted tax basis in its Ordinary Shares will generally be equal to the cost of such Ordinary Shares. A U.S. Holder who purchased Ordinary Shares in the IPO generally will have a tax basis in the Ordinary Shares that were part of the units equal to the portion of the purchase price of such units allocated to the Ordinary Shares (such allocation based on the relative fair market value of the Ordinary Shares and the Warrants at the time). This gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. It is possible that because of the conversion rights associated with the Ordinary Shares, the holding period of such shares may not be considered to begin until the date of such conversion (and thus it is possible that long-term capital gain or loss treatment may not apply). The deductibility of capital losses is subject to limitations. Shareholders who hold different blocks of Ordinary Shares (generally, shares of Andina purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon conversion that does not completely terminate the Converting U.S. Holder’s interest will still give rise to capital gain or loss, if the conversion is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the conversion is substantially disproportionate or not essentially equivalent to a dividend with respect to a Converting U.S. Holder, that Converting U.S. Holder is deemed to own not only shares actually owned, but also, in some cases, shares such holder may acquire pursuant to options (including shares that may be acquired pursuant to the Warrants) and shares owned by certain family members, certain estates and trusts of which the Converting U.S. Holder is a beneficiary and certain corporations and partnerships.

Generally, the conversion will be “substantially disproportionate” with respect to the Converting U.S. Holder if (i) the Converting U.S. Holder’s percentage ownership of the outstanding voting shares (including all classes that carry voting rights) of Andina is reduced immediately after the conversion to less than 80% of the Converting U.S. Holder’s percentage interest (including constructive ownership) in such shares immediately before the conversion; (ii) the Converting U.S. Holder’s percentage ownership of the outstanding Ordinary Shares (both voting and nonvoting) immediately after the conversion is reduced to less than 80% of such percentage ownership (including constructive ownership) immediately before the conversion; and (iii) the Converting U.S. Holder owns (including constructive ownership), immediately after the conversion, less than 50% of the total combined voting power of all classes of shares of Andina entitled to vote. Whether the conversion will be considered “not essentially equivalent to a dividend” with respect to a Converting U.S. Shareholder will depend upon the particular circumstances of that U.S. Holder. At a minimum, however, the conversion must result in a meaningful reduction in the Converting U.S. Holder’s actual or constructive percentage ownership of Andina. If the shareholder’s relative interest in the corporation is minimal and the shareholder does not have meaningful control over the corporation, and taking into account the effect of Redemptions by other shareholder’s, its percentage ownership (including constructive ownership) is reduced as a result of the Redemption, such U.S. Holder should generally be regarded as having a meaningful reduction in its interest. For example, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences to it of any Redemption of its Ordinary Shares.

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If none of the tests described above applies and subject to the PFIC rules discussed above, the consideration paid to the Converting U.S. Holder will be treated as dividend income for U.S. federal income tax purposes to the extent of Andina’s current or accumulated earnings and profits. Any distribution in excess of earnings and profits will reduce the Converting U.S. Holder’s basis in the Ordinary Shares (but not below zero) and any remaining excess will be treated as gain realized on the sale or other disposition of the Ordinary Shares. U.S. Holders of Ordinary Shares considering exercising their conversion rights should consult their own tax advisors as to whether the conversion will be treated as a sale or as a distribution under the Code.

Non-U.S. Holders

Tax Consequences for Non-U.S. Holders of Owning and Disposing of Andina common stock

Distributions on Andina common stock

Distributions of cash or property to a Non-U.S. Holder in respect of Andina common stock received in the Domestication will constitute dividends for U.S. federal income tax purposes to the extent paid from Andina’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds Andina’s current and accumulated earnings and profits, the excess will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s adjusted tax basis in Andina common stock. Any remaining excess will be treated as capital gain and will be treated as described below under “— Gain on Disposition of Andina common stock.”

Dividends paid to a Non-U.S. Holder of Andina common stock generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment of the Non-U.S. Holder) are not subject to such withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of Andina common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete the applicable IRS Form W-8 and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if Andina common stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals.

A Non-U.S. Holder of Andina common stock eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim or refund with the IRS. Non-U.S. Holders are urged to consult their own tax advisors regarding their entitlement to the benefits under any applicable income tax treaty.

Gain on Disposition of Andina common stock

Subject to the discussion of backup withholding below, any gain realized by a Non-U.S. Holder on the taxable disposition of Andina common stock generally will not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. Holder);

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●	the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

●	The Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such securities disposed of, and, generally, in the case where shares of Andina common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or indirectly, more than 5% of such Shares, as applicable, at any time during the shorter of the five year period ending on the date of disposition or the Non-U.S. Holder’s holding period for the Shares disposed of. There can be no assurance that shares of Andina common stock will be treated as regularly traded on an established securities market for this purpose.

An individual Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

The Company does not believe it is and does not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes. However, the determination as to whether the Company is or will become a “United States real property holding corporation” will not be made until a future tax year, and there can be no assurance that the Company will not become such a corporation in the future.

Tax Consequences to Non-U.S. Holders That Elect to Have Their Ordinary Shares Converted for Cash

This section is addressed to Non-U.S. Holders of Ordinary Shares that elect to have their Ordinary Shares converted for cash . For purposes of this section of this proxy statement/prospectus, “conversion” of shares for cash means the process of exercising a holder’s right to redeem its shares for cash as further described in this proxy statement/prospectus. For purposes of this discussion, a “Converting Non-U.S. Holder” is a Non-U.S. Holder that so converts its Ordinary Shares.

Except as otherwise discussed in this section, a Converting Non-U.S. Holder who elects to have its Ordinary Shares converted for cash will generally be treated in the same manner as a Converting U.S. Holder for U.S. federal income tax purposes. See the discussion above under “— U.S. Holders — Tax Consequences to U.S. Holders That Elect to Have Their Ordinary Shares Converted for Cash.”

A Converting Non-U.S. Holder will not be subject to U.S. federal income tax on any gain recognized as a result of the exchange unless:

●	such Converting Non-U.S. Holder is an individual who is present in the United States for 183 days or more during the taxable year in which the Redemption takes place and certain other conditions are met; or

●	such Converting Non-U.S. Holder is engaged in a trade or business within the United States and any gain recognized in the exchange is treated as effectively connected with such trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a United States permanent establishment of such Non-U.S. Holder), in which case the Converting Non-U.S. Holder will generally be subject to the same treatment as a Converting U.S. Holder with respect to the exchange, and a Converting Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty).

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With respect to any Redemption of Ordinary Shares for cash that is treated as a distribution rather than a sale, any amount treated as dividend income to a Converting Non-U.S. Holder will generally be subject to U.S. withholding tax at a rate of 30%, unless the Converting Non-U.S. Holder is entitled to a reduced rate of withholding under an applicable income tax treaty. However, dividends received by a Converting Non-U.S. Holder that are effectively connected with such holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, such dividends are attributable to a United States permanent establishment of the Converting Non-U.S. Holder), will be taxed as discussed above under “— U.S. Holders — Tax Consequences to U.S. Holders That Elect to Have Their Ordinary Shares Converted for Cash.” In addition, dividends received by a Converting Non-U.S. Holder that is classified as a corporation for U.S. federal income tax purposes that are effectively connected with the holder’s conduct of a U.S. trade or business may also be subject to an additional branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty.

Converting Non-U.S. Holders of Ordinary Shares considering exercising their redemption rights should consult their own tax advisors as to whether the Redemption of their shares will be treated as a sale or as a distribution under the Code.

This section makes references to holders of Ordinary Shares that elect to have their Ordinary Shares “converted” for cash as described in the section entitled “Special Meeting – redemption rights.” For purposes of this discussion, “conversion” refers to the process of requesting that a holder’s Ordinary Shares be redeemed for cash in accordance with the terms of the Current Charter and with applicable Cayman Islands law.

Information Reporting and Backup Withholding

Andina must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

A Non-U.S. Holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of Andina common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a Non-U.S. Holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

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Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including Andina common stock) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of Andina common stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Andina common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their ownership of Andina common stock.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a business combination under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification 805, Business Combinations, or ASC 805. Under ASC 805, Stryve has been determined to be the accounting acquirer. Under ASC 805, the acquiring entity (Stryve) in a business combination recognizes 100 percent of the acquired assets and assumed liabilities, regardless of the percentage owned, at their estimated fair values as the date of acquisition. Any excess of the purchase price over the fair value of net assets and other identifiable intangible assets acquired is recorded as goodwill. To the extent the fair value of net assets acquired, including other identifiable assets, exceeds the purchase price, a bargain purchase gain is recognized. Assets acquired and liabilities assumed from contingencies must also be recognized at fair value, if the fair value can be determined during the measurement period. Results of operations of an acquired business are included in the statement of income (loss) from the date of acquisition. Acquisition-related costs, including conversion and restructuring charges, are expensed as incurred.

Regulatory Matters

The Business Combination and the transactions contemplated by the Business Combination Agreement are not subject to any additional federal or state regulatory requirement or approval, (i) except for filings with the Cayman Islands and Delaware necessary to effectuate the Domestication, and (ii) the Business Combination and filings required of solicitation materials pursuant to Rule 14a-12 of the Exchange Act.

Appraisal Rights

Shareholders of Andina do not have appraisal rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that Andina’s entry into the Business Combination Agreement, the consummation of the transactions contemplated by the Business Combination Agreement, including the issuance of the consideration thereunder, and the performance by Andina of its obligations thereunder thereby be ratified, approved, adopted and confirmed in all respects.”

Vote Required for Approval with Respect to the Business Combination Proposal

The approval of the Business Combination Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

If any of the Domestication Proposal, the Business Combination Proposal, the Charter Amendment Proposal, the Incentive Plan Proposal or the Director Appointment Proposal fails to receive the required shareholder approval, the Business Combination will not be completed.

Recommendation of Andina Board with Respect to the Business Combination Proposal

THE ANDINA BOARD RECOMMENDS THAT THE ANDINA
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS
COMBINATION PROPOSAL.

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PROPOSAL 3: THE CHARTER AMENDMENT PROPOSAL

Overview

In connection with the Business Combination, Andina is asking Andina’s shareholders to consider and vote upon and to approve a proposal to replace the Interim Charter with the First Amended and Restated Certificate of Incorporation (the “Proposed Charter”), substantially in the form attached to this proxy statement/prospectus as Annex C, to be effective upon the consummation of the Business Combination (the “Charter Amendment Proposal”). The Charter Amendment Proposal is conditioned on the approval of the Business Combination Proposal and the Domestication Proposal. Therefore, if either of the Business Combination Proposal or the Domestication Proposal is not approved, then the Charter Amendment Proposal will have no effect, even if approved by Andina’s shareholders. The Charter Amendment Proposal is not conditioned on the separate approval of the Advisory Charter Proposals.

Proposed First Amended and Restated Certificate of Incorporation of the Company

The following table sets forth a summary of the principal changes proposed to be made between the Interim Charter and the Proposed Charter. This summary is qualified by reference to the complete text of the proposed Interim Charter, a copy of which is attached to this proxy statement/prospectus as Annex A, the complete text of the Proposed Charter, a copy of which is attached to this proxy statement/prospectus as Annex C, and the complete text of the Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex G. All stockholders are encouraged to read each of the proposed Interim Charter, the Proposed Charter, and the Bylaws in their entirety for a more complete description of their terms.

Provision	Interim Charter	Proposed Charter

Removal of Directors

Subject to Section 5.05 of the Interim Charter, any or all of the directors may be removed from office with or without cause by the affirmative vote of holders of a majority of the then-outstanding shares of capital stock of Andina entitled to vote generally in the election of directors, voting together as a single class.

See Article V, Section 5.04 of the Interim Charter.

The Proposed Charter will provide that, subject to Section 5.5 of the Proposed Charter, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least sixty-six and two thirds (66 2/3) percent of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

See Article V, Section 5.4 of the Proposed Charter.

Stockholder Actions

The annual meeting of stockholders of Andina shall be held at such date and time as shall be designated from time to time by the Andina Board. Subject to the rights of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, special meetings of stockholders of Andina may be called only by the chairman of the Andina Board chief executive officer of Andina, or the Andina Board pursuant to a resolution adopted by a majority of the Andina Board, and the stockholders of record, owning not less than 10% of the entire capital stock of Andina issued and outstanding and entitled to vote. Any action required or permitted to be taken by the stockholders of Andina may be effected by written consent of the stockholders holding the requisite number of shares required to approve such action.

See Article VII of the Interim Charter.

The Proposed Charter will provide that subject to the rights, if any, of the holders of any outstanding series of the preferred stock, and to the requirements of applicable law, special meetings of stockholders of the Company may be called only by the Chairman of the Board, Chief Executive Officer of the Company, or the Company Board pursuant to a resolution adopted by a majority of the Company Board, and the stockholders will not be entitled to call a special meeting. Except as may be otherwise provided for or fixed pursuant to the Proposed Charter relating to the rights of the holders of any outstanding series of preferred stock, any action required or permitted to be taken by the stockholders of the Company must be effected by a duly called annual or special meeting of such stockholders.

See Article VII of the Proposed Charter.

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Charter Amendments

The Interim Charter provides that an amendment of such Interim Charter generally requires (1) the approval of the board of directors, (2) the approval of the holders of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of any class entitled to vote thereon as a class, if any. Generally, the DGCL standard used for amendment to Andina’s Interim Charter described above will apply. However, an amendment to Article IX of the Interim Charter relating to a “business combination” cannot be made without the affirmative vote of at least two-thirds of the votes of the shares entitled to vote thereon which were present at the meeting and were voted, or a resolution consented to in writing by holders of all of the votes of all of the shares entitled to vote thereon.

See Article XI of the Interim Charter.

The Proposed Charter provides that an amendment generally requires (1) the approval of the Company Board, (2) the approval of the holders of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (3) the approval of the holders of a majority of the outstanding stock of any class entitled to vote thereon as a class, if any. Generally, the DGCL standard used for amendment to the Proposed Charter described above will apply. However, an amendment to certain provisions of the Proposed Charter relating to director removal and to Bylaw amendments cannot be made without the affirmative vote of holders of at least sixty-six and two thirds (66 2⁄3) percent of the voting power of the then outstanding shares of capital stock entitled to vote on such amendment and stockholder amendments to the Bylaws cannot be made without the affirmative vote of holders of at least sixty-six and two thirds (66 2⁄3) percent of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

See Article X of the Proposed Charter.

Name of the Company	Andina Acquisition Corp. III See Article I, Section 1.01 of the Interim Charter.	Stryve Foods, Inc. See Article I of the Proposed Charter.

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Provisions Specific to a Blank Check Company and Variation of Rights of Shares Prior to a Business Combination

Andina’s Interim Charter contains provisions in Article IX in connection with the mechanics and logistics relating to a Business Combination, and such provisions cannot be amended without a resolution approved at a duly convened and constituted meeting of the stockholders of Andina by the affirmative vote of at least two-thirds of the votes of the shares entitled to vote thereon which were present at the meeting and were voted, or a resolution consented to in writing by holders of all of the votes of all the shares entitled to vote thereon.

Andina’s Interim Charter also contains provisions in Article IV, Section 4.05 designed to provide certain rights and protections to Andina’s common stock holders. Where all or any of the rights of a class of shares are varied by a division into different classes of shares, and where such variation is considered by the Andina Board to have a material adverse effect upon such rights, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.

See Article IX and Article IV, Section 4.05 of the Interim Charter.

The Proposed Charter does not include blank check company provisions or other provisions applicable prior to a Business Combination, such as Article IX of the Interim Charter, because, upon consummation of the Business Combination, Andina will cease to be a blank check company.

No corresponding provisions in the Proposed Charter.

Common Stock; Preferred Stock	Andina’s Interim Charter authorizes 101,000,000 shares consisting of (i) 100,000,000 shares of common stock and (ii) 1,000,000 shares of preferred stock. See Article IV of the Interim Charter.

The Proposed Charter will provide for, upon completion of the Business Combination, an increase of the authorized capital stock from 101,000,000 shares, consisting of (i) 100,000,000 shares of common stock and (ii) 1,000,000 shares of preferred to stock, to 610,000,000 shares, consisting of (1) 600,000,000 shares of common stock including (y) 400,000,000 shares of Class A Common Stock and (z) 200,000,000 shares of Class V Common Stock and (2) 10,000,000 shares of preferred stock.

See Article IV of the Proposed Charter.

Bylaws of the Combined Company

In addition, below is a summary of the Bylaws. This summary is qualified by reference to the complete text of the Bylaws, a copy of which is attached to this proxy statement/prospectus as Annex G. All stockholders are encouraged to read the Bylaws in its entirety for a more complete description of its terms.

Pursuant to the Bylaws, the combined company shall maintain a registered office inside the State of Delaware. All meetings of stockholders for the election of directors and other proper business brought before the meeting shall be held at such place, if any, as may be designated from time to time by the Company Board.

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Except as otherwise provided by applicable law, the Proposed Charter or the Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Company representing a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting.

At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Any election of directors by stockholders shall be determined by a plurality of the votes properly cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Proposed Charter, the Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter. No business may be transacted at an annual meeting of stockholders, other than business that is either specified in the notice of meeting given by or at the direction of the Company Board, otherwise properly brought before the annual meeting by or at the direction of the Company Board or otherwise properly brought before the annual meeting by any stockholder of the Company who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice and who complies with the notice procedures.

The business and affairs of the Company shall be managed by or under the direction of the Company Board, which may exercise all such powers of the Company except as otherwise provided by law, by the Proposed Charter or by the Bylaws. Directors need not be stockholders or residents of the State of Delaware. Subject to the Proposed Charter, the number of directors shall be fixed exclusively by resolution of the Company Board.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Company, except as may be otherwise provided by the terms of one or more series of preferred stock with respect to the rights of holders of one or more series of preferred stock to elect directors. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Company (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

Unless otherwise restricted by the Proposed Charter or the Bylaws, the Company Board shall have the authority to fix the compensation of directors, including for service on a committee of the Company Board, and may be paid either a fixed sum for attendance at each meeting of the Company Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Company Board.

The Company Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Company Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Company Board. A majority of the Company Board shall constitute a quorum for the transaction of business at any meeting of the Company Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Company Board, except as may be otherwise specifically provided by applicable law, the Proposed Charter or the Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

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The Company Board may, by resolution of the Company Board, designate one or more committees, each committee to consist of one or more of the directors of the Company. Each committee shall keep regular minutes of its meetings and report the same to the Company Board. Any committee established shall have and may exercise all of the powers and authority of the Company Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers that may require it. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. Unless the Company Board otherwise provides and except as provided in the Bylaws, each committee designated by the Company Board may make, alter, amend and repeal rules for the conduct of its business.

The officers of the Company elected by the Company Board shall be a Chief Executive Officer (or up to two Co-Chief Executive Officers), a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Company Board, a Chief Operating Officer, Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as the Company Board from time to time may determine. The Chairman of the Company Board shall preside when present at all meetings of the stockholders and the Company Board. The Chairman of the Company Board shall have general supervision and control of the acquisition activities of the Company subject to the ultimate authority of the Company Board, and shall be responsible for the execution of the policies of the Company Board with respect to such matters. The elected officers of the Company shall be appointed by the Company Board and shall hold office until their successors are duly elected and qualified by the Company Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Company Board.

Subject to applicable law and the Proposed Charter, the shares of the Company may be certificated or uncertificated, subject to the sole discretion of the Company Board and the requirements of the DGCL. Subject to applicable law and the Proposed Charter, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Company Board.

To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Company shall indemnify and hold harmless such persons, and advance such expenses, on such terms as set forth in the Proposed Charter. The rights to indemnification and advancement of expenses conferred on any indemnitee by the Proposed Charter shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under applicable law, the Proposed Charter, the Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise. The Company may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Company would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as a special resolution, that the Interim Charter, attached as Annex A to the proxy statement/prospectus in respect of the meeting, be amended and restated and replaced in its entirety by the Proposed Charter, in the form appended to the accompanying proxy statement/prospectus as Annex C, to be effective upon the consummation of the Business Combination.”

Vote Required

The approval of the Charter Amendment Proposal will require a special resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of at least two-thirds of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

Recommendation of the Board

THE BOARD RECOMMENDS THAT ANDINA’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT PROPOSAL.

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PROPOSALS 4(A) – (F): THE ADVISORY CHARTER PROPOSALS

Overview

As required by SEC guidance requiring that stockholders have the opportunity to present their views on important corporate governance provisions, Andina is requesting that Andina’s shareholders vote upon, on a non-binding advisory basis, proposals to approve certain governance provisions in the Proposed Charter, which are separately being presented. These separate votes are not otherwise required by Delaware law separate and apart from the Charter Amendment Proposal. Accordingly, the stockholder votes regarding the Advisory Charter Proposals are advisory votes, and are not binding on Andina or Andina’s Board (separate and apart from the approval of the Charter Amendment Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Amendment Proposal). Accordingly, regardless of the outcome of the non-binding advisory vote on the Advisory Charter Proposals, Andina intends that the Proposed Charter will take effect upon the Closing (assuming approval of the Charter Amendment Proposal).

Advisory Charter Proposal A

Andina’s shareholders are being asked to approve and adopt provisions to be included in the Proposed Charter requiring the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to remove a director for cause. This proposal is referred to as “Advisory Charter Proposal A.”

Advisory Charter Proposal B

Andina’s shareholders are being asked to approve and adopt provisions to be included in the Proposed Charter providing that (i) stockholder special meetings may only be called by the Chairman of the Board, the Chief Executive Officer of the Company or the Company Board pursuant to a resolution adopted by a majority of the Company Board and (ii) stockholders may only act at annual and special meetings and not by written consent. This proposal is referred to as “Advisory Charter Proposal B.”

Advisory Charter Proposal C

Andina’s shareholders are being asked to approve and adopt provisions to be included in the Proposed Charter providing that (i) the amendment of certain provisions related to director removal and to Bylaw amendments requires the affirmative vote of the holders of at least sixty-six and two thirds (66 2⁄3) percent of the voting power of the then outstanding shares of capital stock of the Company entitled to vote on such amendment and (ii) an amendment of the Bylaws by the stockholders requires the affirmative vote of the holders of at least sixty-six and two thirds (66 2⁄3) percent of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. This proposal is referred to as “Advisory Charter Proposal C.”

Advisory Charter Proposal D

Andina’s shareholders are being asked to approve and adopt provisions to be included in the Proposed Charter changing the post-Business Combination company’s corporate name from “Andina Acquisition Corp. III” to “Stryve Foods, Inc.” This proposal is referred to as “Advisory Charter Proposal D.”

Advisory Charter Proposal E

Andina’s shareholders are being asked to approve and adopt provisions to be included in the Proposed Charter to remove certain provisions related to Andina’s status as a blank check company that will no longer apply upon consummation of the Business Combination. This proposal is referred to as “Advisory Charter Proposal E.”

Advisory Charter Proposal F

Andina’s shareholders are being asked to approve and adopt provisions to be included in the Proposed Charter increasing the total number of authorized shares of all classes of stock to 610,000,000 shares, each with a par value of $.0001 per share, consisting of (i) 400,000,000 shares of Class A Common Stock, (ii) 200,000,000 shares of Class V Common Stock, and (iii) 10,000,000 shares of preferred stock. This proposal is referred to as “Advisory Charter Proposal F.”

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Reasons for the Approvals of the Advisory Charter Proposals

Director Removal

The Interim Charter and the Proposed Charter both provide for a classified board of directors, such that only a specified portion of the directors is to be elected each year. Under the DGCL, unless the certificate of incorporation otherwise provides, directors on a classified board may be removed only for cause. Andina’s Board believes that such a standard in addition to a supermajority vote requirement will, in conjunction with the classified nature of the Company Board (i) increase board continuity and the likelihood that experienced board members with familiarity of the Company’s business operations would serve on the board at any given time and (ii) make it more difficult for a potential acquiror or other person, group or entity to gain control of the Company Board.

Calling of Stockholder Meetings; Stockholder Action by Written Consent

The Andina Board believes that special meetings of stockholders should be called by the Company Board or certain officers to make it more difficult for a potential acquirer or other person, group or entity to gain control of the Company Board. The Andina Board further believes that each decision of the stockholders should be made by all stockholders and only after thoughtful consideration of complete information. Information will be provided to stockholders through a proxy statement, and the period between delivery of the proxy statement and the stockholder meeting provides time for consideration of stockholder proposals. The Andina Board believes that all stockholders, not just stockholders executing a written consent, should have the opportunity to participate in the decision-making process. This allows minority stockholders to take whatever action they deem appropriate to protect their interests, including seeking to persuade majority stockholders to follow a different course, or selling their shares.

Charter Amendments

Requiring (i) the affirmative vote of holders of at least 66 2/3% of the voting power of the Company’s then outstanding shares of capital stock entitled to vote on such amendment to amend certain provisions of the Proposed Charter relating to director removal and to Bylaw amendments and (ii) the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, for stockholders to amend the Bylaws is intended to protect key provisions of the Proposed Charter and Bylaws from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Corporate Name

Andina’s Board believes that changing the post-business combination corporate name from “Andina Acquisition Corp. III” to “Stryve Foods, Inc.” is desirable to reflect the Business Combination and to clearly identify the Company as the publicly traded entity.

Blank Check Company

Andina’s Board has determined it is in the best interest of the Company to eliminate provisions, including the specific provisions highlighted as being removed in the Charter Amendment Proposal, specific to Andina’s status as a blank check company. This elimination is desirable because these provisions will serve no purpose following consummation of the Business Combination.

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Authorized Capital Stock

Andina’s Board believes that it is important for the Company to have available for issuance a number of authorized shares of Class A Common Stock, Class V Common Stock, and preferred stock sufficient to facilitate the transactions contemplated by the Business Combination (including Andina’s “Up-C” structure), to support the Company’s growth and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions).

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, on an advisory and non-binding basis, to approve each of the following proposals (Advisory Charter Proposals A-F):

Advisory Charter Proposal A

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, requiring the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all the then outstanding shares of stock of the Company entitled to vote generally in the election  of directors, voting together as a single class, to remove a director for cause (This proposal is referred to as “Advisory Charter Proposal A”);

Advisory Charter Proposal B

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, providing that (i) stockholder special meetings may only be called by the Chairman of the Board, Chief Executive Officer or the Board and (ii) stockholders may only act at annual and special meetings and not by written consent (This proposal is referred to as “Advisory Charter Proposal B”);

Advisory Charter Proposal C

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, providing that (i) the amendment of certain provisions related to director removal and to Bylaw amendments requires the affirmative vote of the holders of at least sixty-six and two thirds (66 2∕3) percent of the voting power of the then outstanding shares of capital stock of the Company entitled to vote on such amendment and (ii) an amendment of the Bylaws by the stockholders requires the affirmative vote of the holders of at least sixty-six and two thirds (66 2∕3) percent of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class (This proposal is referred to as “Advisory Charter Proposal C”);

Advisory Charter Proposal D

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, changing the post-Business Combination company’s corporate name from “Andina Acquisition Corp. III” to “Stryve Foods, Inc.” (This proposal is referred to as “Advisory Charter Proposal D”);

Advisory Charter Proposal E

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, to remove certain provisions related to Andina’s status as a blank check company that will no longer apply upon consummation of the Business Combination (This proposal is referred to as “Advisory Charter Proposal E”); and

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Advisory Charter Proposal F

To approve and adopt provisions in the Proposed Charter, which will amend and replace the Interim Charter if the Charter Amendment Proposal is approved, increasing the total number of authorized shares of all classes of stock to 610,000,000 shares, each with a par value of $.0001 per share, consisting of (i) 400,000,000 shares of Class A Common Stock, (ii) 200,000,000 shares of Class V Common Stock, and (iii) 10,000,000 shares of preferred stock (This proposal is referred to as “Advisory Charter Proposal F”).”

Vote Required for Approval

The approval of the Advisory Charter Proposals will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

As discussed above, the Advisory Charter Proposals are advisory votes and therefore are not binding on Andina or Andina’s Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Charter Amendment Proposal). Accordingly, regardless of the outcome of the non-binding advisory votes on the Advisory Charter Proposals, the Company intends that the Proposed Charter will take effect upon consummation of the Business Combination (assuming approval of the Charter Amendment Proposal).

Recommendation of the Board

THE BOARD RECOMMENDS THAT ANDINA’S SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE ADVISORY CHARTER PROPOSALS.

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PROPOSAL 5: THE NASDAQ PROPOSAL

Background and Overview

Simultaneously with the execution of the Business Combination Agreement, Andina and Stryve entered into subscription agreements with the Closing PIPE Investors for an aggregate of $42,500,000 for 4,250,000 shares of the Company’s Class A Common Stock at a price of $10.00 per share in a private placement to be consummated simultaneously with the closing of the Business Combination. In addition, simultaneously with the execution of the Business Combination Agreement, (i) Stryve entered into note purchase agreements with the Bridge Investors in a private placement for an aggregate of $10,600,000 in Bridge Notes funded by the Bridge Investors and issued upon execution (including certain Pre-Bridge Notes that were exchanged for Bridge Notes), and (ii) Andina and Stryve entered into subscription agreements with the Bridge Investors (in the same form as with the Closing PIPE Investors), where the obligations of Stryve under such Bridge Notes will be used to offset and satisfy the obligations of the Bridge Investors under such subscription agreements at the Closing, whereupon the Bridge Investors (including holders of Pre-Bridge Notes that were exchanged for Bridge Notes) will be issued shares of the Company’s Class A Common Stock at a twenty percent (20%) discount to the Closing PIPE Shares.

The consummation of the PIPE Investment is conditioned on the concurrent Closing of the transactions contemplated by the Business Combination Agreement and other customary closing conditions. In connection with the PIPE Investment, Andina intends to (1) issue 4,250,000 shares of Class A Common Stock to Closing PIPE Investors and (2) issue approximately 1.36 million shares of Class A Common Stock to the Bridge Investors in connection with the conversion of the Bridge Notes.

Why Andina Needs Shareholder Approval

Andina is seeking shareholder approval of the issuances of securities above in order to comply with Nasdaq Listing Rule 5635 (d). Under Nasdaq Listing Rule 5635(d), shareholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of common stock (or securities convertible into or exercisable for common stock) at a price that is less than the lower of the Nasdaq official closing price of the common stock and the average official closing price of the common stock for the five trading days (in either case immediately preceding the signing of the binding agreement) if the number of shares of common stock to be issued is or may be equal to 20% or more of the common stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Shareholders

Currently, Andina has 4,417,096 Ordinary Shares issued and outstanding. If the Nasdaq Proposal is approved, the Company will issue an aggregate of 5,609,398 shares of Class A Common Stock to the PIPE Investors, representing approximately 26.2% of the total voting power of the Company, at a price less than the greater of the book value or market value of the shares. As of January 27, 2021, the date prior to the signing of the subscription agreements, Andina’s Ordinary Shares had a closing price of $11.06 and an average closing price of $11.39 for the past five trading days. The issuance of the PIPE Shares at a discount would result in significant dilution to Andina’s shareholders, and would afford Andina’s shareholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company than Andina’s shareholders currently hold in Andina.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that for the purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of more than 20% of the issued and outstanding Ordinary Shares in the PIPE Investment (as defined in the proxy statement/prospectus in respect of the meeting) be approved and adopted in all respects.”

Vote Required

The approval of the Nasdaq Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

The consummation of the Nasdaq Proposal is conditioned upon the approval of each of the other Proposals (other than the Advisory Proposals and the Adjournment Proposal).

Recommendation of the Board

THE ANDINA BOARD RECOMMENDS THAT ANDINA SHAREHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

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PROPOSAL 6: THE INCENTIVE PLAN PROPOSAL

General

The shareholders of Andina are being asked to approve the Stryve Foods, Inc. 2021 Omnibus Incentive Plan, (the “Incentive Plan”). The Andina Board intends to adopt the Incentive Plan, subject to approval from the shareholders of Andina. If approved, the Incentive Plan will become effective upon the Closing and will be used by the Company following the Closing.

Where the interests of Stryve (before the Closing) and the interests of the Company (following the Closing) are the same with respect to the Incentive Plan, the term “the Company” will be used.

The Andina Board believes that the Company must offer a competitive equity incentive program if it is to be successful in attracting and retaining the best possible candidates for positions of substantial responsibility within the Company. The Andina Board expects that the Incentive Plan will be an important factor in attracting, retaining and rewarding high caliber employees who are essential to the Company’s success and in providing incentive to these individuals to promote the success of the Company.

Approval of the Incentive Plan by Andina’s shareholders is required, among other things, in order to: (i) comply with NASDAQ rules requiring stockholder approval of equity compensation plans and (ii) allow the grant to eligible employees of options that qualify as “incentive stock options” (or ISOs) under Section 422 of the Code.

If the Incentive Plan is approved by the holders of Andina shares, then the Incentive Plan will become effective as of the date of the closing of the Business Combination. In the event that the holders of Andina shares do not approve this proposal, the Incentive Plan will not become effective. Approval of the Incentive Plan by the holders of Andina shares will allow the Company to grant stock options, restricted stock unit awards and other awards at levels determined appropriate by its board of directors and/or compensation committee following the closing of the Business Combination. The Incentive Plan will also allow the Company to use a broad array of equity incentives and performance cash incentives in order to secure and retain the services of its employees, directors and consultants, and to provide long-term incentives that align the interests of its employees, directors and consultants with the interests of its stockholders following the closing of the Business Combination.

Summary of Incentive Plan

The following is a summary of the principal features of the Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the Incentive Plan and it is qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is attached to this proxy statement/prospectus as Annex D.

In connection with the Business Combination, the Company’s board of directors has adopted the Incentive Plan, and it is expected to be submitted to a vote of the Company’s stockholders. The following is a summary of certain terms and conditions of the Incentive Plan. This summary is qualified in its entirety by reference to the Incentive Plan attached as an exhibit to the registration statement of which this consent solicitation statement/prospectus forms a part. You are encouraged to read the full Incentive Plan.

Administration

The Incentive Plan will be administered by the Company’s board of directors or its compensation committee, or any other committee or subcommittee or one or more of its officers to whom authority has been delegated (collectively, the “Administrator”). The Administrator will have the authority to interpret the Incentive Plan and award agreements entered into with respect to the Incentive Plan; to make, change and rescind rules and regulations relating to the Incentive Plan; to make changes to, or reconcile any inconsistency in, the Incentive Plan or any award agreement covering an award; and to take any other actions needed to administer the Incentive Plan.

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Eligibility

The Administrator may designate any of the following as a participant under the Incentive Plan: any officer or employee, or individuals engaged to become an officer or employee, of the Company or its affiliates; and consultants of the Company or its affiliates, and its directors, including its non-employee directors.

Types of Awards

The Incentive Plan permits the Administrator to grant stock options, stock appreciation rights (“SARs”), performance shares, performance units, shares of Class A Common Stock, restricted stock, restricted stock units (“RSUs”), cash incentive awards, dividend equivalent units, or any other type of award permitted under the Incentive Plan. If the Incentive Plan is approved, then the Administrator may grant any type of award to any participant it selects, but only employees of the Company or its subsidiaries may receive grants of incentive stock options within the meaning of Section 422 of the Internal Revenue Code. Awards may be granted alone or in addition to, in tandem with, or (subject to the repricing prohibition described below) in substitution for any other award (or any other award granted under another plan of the Company or any affiliate, including the plan of an acquired entity).

Shares Reserved Under the Incentive Plan

The Incentive Plan provides that an aggregate number of shares of Class A Common Stock that is expected to equal 12.5% of the total Class A Common Stock outstanding at the Closing of the Business Combination, after giving effect to the transactions that are contemplated by the Business Combination, are reserved for issuance under the Incentive Plan, all of which may be issued pursuant to the exercise of incentive stock options. The number of shares reserved for issuance under the Incentive Plan will be reduced on the date of the grant of any award by the maximum number of shares, if any, with respect to which such award is granted. However, an award that may be settled solely in cash will not deplete the Incentive Plan’s share reserve at the time the award is granted. If (a) an award expires, is canceled, or terminates without issuance of shares or is settled in cash, (b) the Administrator determines that the shares granted under an award will not be issuable because the conditions for issuance will not be satisfied, (c) shares are forfeited under an award, (d) shares are issued under any award and the Company reacquires them pursuant to its reserved rights upon the issuance of the shares, (e) shares are tendered or withheld in payment of the exercise price of an option or as a result of the net settlement of outstanding stock appreciation rights or (f) shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then those shares are added back to the reserve and may again be used for new awards under the Incentive Plan. However, shares added back to the reserve pursuant to clauses (d), (e) or (f) in the preceding sentence may not be issued pursuant to incentive stock options.

Options

The Administrator may grant stock options and determine all terms and conditions of each stock option, which include the number of stock options granted, whether a stock option is to be an incentive stock option or non-qualified stock option, and the grant date for the stock option. However, the exercise price per share of common stock may never be less than the fair market value of a share of common stock on the date of grant and the expiration date may not be later than 10 years after the date of grant. Stock options will be exercisable and vest at such times and be subject to such restrictions and conditions as are determined by the Administrator, including with respect to the manner of payment of the exercise price of such stock options.

Stock Appreciation Rights

The Administrator may grant SARs, which represent the right of a participant to receive cash in an amount, or class A common stock with a fair market value, equal to the appreciation of the fair market value of a share of class A common stock during a specified period of time. The Incentive Plan provides that the Administrator will determine all terms and conditions of each SAR, including, among other things: (a) whether the SAR is granted independently of a stock option or relates to a stock option, (b) the grant price, which may never be less than the fair market value of the Company class A common stock as determined on the date of grant, (c) a term that must be no later than 10 years after the date of grant, and (d) whether the SAR will settle in cash, common stock or a combination of the two.

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Performance and Stock Awards

The Administrator may grant awards of shares of Class A Common Stock, restricted stock, RSUs, performance shares or performance units. Restricted stock means shares of Class A Common Stock that are subject to a risk of forfeiture or restrictions on transfer, which may lapse upon the achievement or partial achievement of performance goals (as described below) or upon the completion of a period of service. An RSU grants the participant the right to receive cash or shares of Class A Common Stock the value of which is equal to the fair market value of one share of class A common stock, to the extent performance goals are achieved or upon the completion of a period of service. Performance shares give the participant the right to receive shares of Class A Common Stock to the extent performance goals are achieved. Performance units give the participant the right to receive cash or shares of Class A Common Stock valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of Class A Common Stock, to the extent performance goals are achieved.

The Administrator will determine all terms and conditions of the awards including (a) whether performance goals must be achieved for the participant to realize any portion of the benefit provided under the award, (b) the length of the vesting or performance period and, if different, the date that payment of the benefit will be made, (c) with respect to performance units, whether to measure the value of each unit in relation to a designated dollar value or the fair market value of one or more shares of Class A Common Stock, and (d) with respect to performance shares, performance units, and RSUs, whether the awards will settle in cash, in shares of Class A Common Stock (including restricted stock), or in a combination of the two.

Cash Incentive Awards

The Administrator may grant cash incentive awards. An incentive award is the right to receive a cash payment to the extent one or more performance goals are achieved. The Administrator will determine all terms and conditions of a cash incentive award, including, but not limited to, the performance goals (described below), the performance period, the potential amount payable, and the timing of payment. While the Incentive Plan permits cash incentive awards to be granted under the Incentive Plan, the Company may also make cash incentive awards outside of the Incentive Plan.

Performance Goals

For purposes of the Incentive Plan, the Administrator may establish objective or subjective performance goals which may apply to any performance award. Such performance goals may include, but are not limited to, one or more of the following measures with respect to the Company or any one or more of its subsidiaries, affiliates, or other business units: net sales; cost of sales; gross income; gross revenue; revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and exception items; income from continuing operations; net income; earnings per share; diluted earnings per share; total stockholder return; fair market value of a share of class A common stock; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on stockholder equity; return on invested capital; return on average total capital employed; return on net capital employed; return on assets; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; succession planning; manufacturing return on assets; manufacturing margin; and customer satisfaction. Performance goals may also relate to a participant’s individual performance. The Administrator reserves the right to adjust any performance goals or modify the manner of measuring or evaluating a performance goal.

Dividend Equivalent Units

The Administrator may grant dividend equivalent units. A dividend equivalent unit gives the participant the right to receive a payment, in cash or shares of Class A Common Stock, equal to the cash dividends or other distributions that the Company pays with respect to a share of Class A Common Stock. The Administrator determines all terms and conditions of a dividend equivalent unit award, except that dividend equivalent units may not be granted in connection with a stock option or SAR, and dividend equivalent unit awards granted in connection with another award cannot provide for payment until the date such award vests or is earned, as applicable.

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Other Stock-Based Awards

The Administrator may grant to any participant shares of unrestricted stock as a replacement for other compensation to which such participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right or as a bonus.

Transferability

Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless the Administrator allows a participant to (a) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death, (b) transfer an award to a former spouse as required by a domestic relations order incident to a divorce, or (c) transfer an award without receiving any consideration.

Adjustments

If (a) the Company is involved in a Business Combination or other transaction in which shares of Class A Common Stock are changed or exchanged; (b) the Company subdivides or combines shares of Class A Common Stock or declare a dividend payable in shares of Class A Common Stock, other securities, or other property (other than stock purchase rights issued pursuant to a stockholder rights agreement); (c) the Company effects a cash dividend that exceeds 10% of the fair market value of a share of class A common stock or any other dividend or distribution in the form of cash or a repurchase of shares of Class A Common Stock that the Company’s board of directors determines is special or extraordinary, or that is in connection with a recapitalization or reorganization; or (d) any other event occurs that in the Administrator’s judgment requires an adjustment to prevent dilution or enlargement of the benefits intended to be made available under the Incentive Plan, then the Administrator will, in a manner it deems equitable, adjust any or all of (1) the number and type of shares subject to the Incentive Plan and which may, after the event, be made the subject of awards; (2) the number and type of shares of stock subject to outstanding awards; (3) the grant, purchase, or exercise price with respect to any award; and (4) the performance goals of an award. In any such case, the Administrator may also provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award, subject to the terms of the Incentive Plan.

The Administrator may, in connection with any Business Combination, consolidation, acquisition of property or stock, or reorganization, authorize the issuance or assumption of awards upon terms and conditions deemed appropriate without affecting the number of shares of stock otherwise reserved or available under the Incentive Plan.

Change of Control

Upon a change of control (as defined in the Incentive Plan), the successor or surviving corporation may agree to assume some or all outstanding awards or replace them with the same type of award with similar terms and conditions, without the consent of any participant, subject to the following requirements:

●	Each award that is assumed must be appropriately adjusted, immediately after such change of control, to apply to the number and class of securities that would have been issuable to a participant upon the consummation of such change of control had the award been exercised, vested, or earned immediately prior to such change of control, and other appropriate adjustment to the terms and conditions of the award may be made.

●	If the securities to which the awards relate after the change of control are not listed and traded on a national securities exchange, then (a) each participant must be provided the option to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value of the securities that would have otherwise been issued, and (b) no reduction may be taken to reflect a discount for lack of marketability, minority, or any similar consideration, for purposes of determining the fair value of such securities.

●	If a participant is terminated from employment without cause, or due to death or disability, or the participant resigns employment for good reason (as defined in any award or other agreement between the participant and the Company or an affiliate) within two years following the change of control, then upon such termination, all of the participant’s awards in effect on the date of such termination will vest in full or be deemed earned in full.

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If the purchaser, successor, or surviving entity does not assume the awards or issue replacement awards, then immediately prior to the change of control date, unless the Administrator otherwise determines:

●	Each stock option or SAR then held by a participant will become immediately and fully vested, and all stock options and SARs will be cancelled on the change of control date in exchange for a cash payment equal to the excess of the change of control price of the shares of common stock over the purchase or grant price of such shares under the award.

●	Unvested restricted stock and RSUs (that are not performance awards) will vest in full.

●	All performance shares, performance units and cash incentive awards for which the performance period has expired will be paid based on actual performance, and all such awards for which the performance period has not expired will be cancelled in exchange for a cash payment equal to the amount that would have been due under such awards, valued assuming achievement of target performance goals at the time of the change of control, prorated based on the number of full months elapsed in the performance period.

●	All unvested dividend equivalent units will vest (to the same extent as the award granted in tandem with such units) and be paid.

●	All other unvested awards will vest and any amounts payable will be paid in cash.

Term of Plan

Unless earlier terminated by the Company’s board of directors, the Incentive Plan will terminate on, and no further awards may be granted, after the 10th anniversary of its effective date.

Termination and Amendment of Plan

The Company’s board of directors or the Administrator may amend, alter, suspend, discontinue or terminate the Incentive Plan at any time, subject to the following limitations:

●	The board of directors must approve any amendment to the Incentive Plan if it is determined such approval is required by prior action of the board of directors, applicable corporate law, or any other applicable law;

●	Stockholders must approve any amendment to the Incentive Plan, which may include an amendment to materially increase the number of shares reserved under the Incentive Plan, if it is determined that such approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of any principal securities exchange or market on which the shares are then traded, or any other applicable law; and

●	Stockholders must approve any amendment to the Incentive Plan that would diminish the protections afforded by the participant award limits on repricing and backdating prohibitions.

Amendment, Modification, Cancellation and Disgorgement of Awards

Subject to the requirements of the Incentive Plan, the Administrator may modify or amend any award or waive any restrictions or conditions applicable to any award or the exercise of the award, or amend, modify, or cancel any terms and conditions applicable to any award, in each case, by mutual agreement of the Administrator and the participant or any other person that may have an interest in the award, so long as any such action does not increase the number of shares of stock issuable under the Incentive Plan.

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The Company does not need to obtain participant (or other interested party) consent for any such action (a) that is permitted pursuant to the adjustment provisions of the Incentive Plan; (b) to the extent it deems the action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Class A Common Stock is then traded; (c) to the extent it deems the action is necessary to preserve favorable accounting or tax treatment of any award for the Company; or (d) to the extent it determines that such action does not materially and adversely affect the value of an award or that such action is in the best interest of the affected participant or any other person as may then have an interest in the award.

The Administrator can cause a participant to forfeit any award, and require the participant to disgorge any gains attributable to the award, if the participant engages in any action constituting, as determined by the Administrator in its discretion, cause for termination, or a breach of a material company policy, any award agreement or any other agreement between the participant and the Company or one of its affiliates concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

Any awards granted under the Incentive Plan, and any shares of stock issued or cash paid under an award, will be subject to any recoupment or clawback policy that the Company adopts, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to the Company.

Repricing and Backdating Prohibited

Except for the adjustments provided for in the Incentive Plan, neither the Administrator nor any other person may amend the terms of outstanding stock options or SARs to reduce their exercise or grant price, cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise or grant price that is less than the exercise or grant price of the awards being cancelled, or cancel outstanding stock options or SARs with an exercise or grant price above the current fair market value of a share in exchange for cash or other securities. In addition, the Administrator may not grant a stock option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Certain U.S. Federal Income Tax Consequences

The following summarizes certain U.S. federal income tax consequences relating to the Incentive Plan under current tax law.

Stock Options

The grant of a stock option will create no income tax consequences to the Company or the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of the class A common stock at such time over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Upon the participant’s subsequent disposition of the shares of class A common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the class A common stock on the exercise date. In general, a participant will recognize no income or gain as a result of exercise of an incentive stock option (except that the alternative minimum tax may apply). Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of the class A common stock acquired pursuant to the exercise of an incentive stock option and the Company will not be allowed a deduction. If the participant fails to hold the shares Class A Common Stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition, or (b) the excess of the fair market value of the shares of Class A Common Stock on the exercise date over the exercise price. The Company will generally be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the participant. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

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Stock Appreciation Rights

The grant of a stock appreciation right will create no income tax consequences for the participant or the Company. Upon exercise of a stock appreciation right, the participant will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Class A Common Stock or other property received, except that if the participant receives an option or shares of restricted stock upon exercise of a stock appreciation right, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant.

Restricted Stock

Generally, a participant will not recognize income and the Company will not be entitled to a deduction at the time an award of restricted stock is made, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time (less the amount, if any, the participant paid for such restricted stock). The Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the class A common stock on the date the restrictions lapse. Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and the Company will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described above. A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then the Company will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by the Company. Any subsequent taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will only be entitled to deduct the amount paid, if any, for the stock. In addition, the Company would then be required to include as ordinary income the amount of any deduction the Company originally claimed with respect to such shares.

Performance Shares

The grant of performance shares will create no income tax consequences for the Company or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. The Company will generally be entitled to a deduction in the same amount and at the same time as income is recognized by the participant. Upon the participant’s subsequent disposition of the shares, the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the participant received the shares.

Performance Units and Restricted Stock Units

The grant of a performance unit or restricted stock unit will create no income tax consequences to the Company or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance or vesting period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and the Company will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis, i.e., the fair market value of the shares on the date the employee received the shares.

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Incentive Awards and Dividend Equivalent Units

A participant who is paid an incentive award or a dividend equivalent unit will recognize ordinary income equal to the amount of cash paid, and the Company will be entitled to a corresponding deduction in the same amount and at the same time.

Withholding

In the event the Company is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a participant as a result of the grant, vesting, payment or settlement of an award or disposition of any shares of Class A Common Stock acquired under an award, the Company may satisfy such obligation by deducting amounts or by requiring the participant to pay the withholding taxes to the Company as provided, and subject to the limits set forth, in the Incentive Plan.

Additional Taxes Under Section 409A

If an award under the Incentive Plan is considered deferred compensation and such award is neither exempt from nor compliant with the requirements of Code Section 409A, then the participant will be subject to an additional 20% income tax on the value of the award when it is no longer subject to a substantial risk of forfeiture, as well as interest on the income taxes that were owed from the date of vesting to the date such taxes are paid.

No Guarantee of Tax Treatment

Notwithstanding any provision of the Incentive Plan, the Company does not guarantee that (a) any award intended to be exempt from Code Section 409A is so exempt, (b) any award intended to comply with Code Section 409A or Section 422 does so comply, or (c) any award will otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any of its affiliates be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any award.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code is expected to limit the Company’s tax deduction for compensation, including compensation arising from awards under the Incentive Plan, paid to covered employees (as defined under Code Section 162(m)) to $1 million per person per year.

No Gross-Up for Excise Taxes

The Incentive Plan does not provide a gross-up to participants if excise taxes are imposed on any payments or benefits because of the golden parachute excise tax provisions of Code Section 4999. Instead, the Incentive Plan provides that, except as may be set forth in a written agreement by and between the Company and a participant, any affected participant’s payments or benefits will be either cut back, to a level below the level that would trigger the imposition of the excise taxes or paid in full and subjected to the excise taxes, whichever results in the better after-tax result to the participant.

New Plan Benefits

Because future awards under the Incentive Plan will be granted in the discretion of the Administrator, the type, number, recipients, and other terms of such awards cannot be determined at this time.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the Stryve Foods, Inc. Incentive Plan, a copy of which is appended to the proxy statement/prospectus in respect of the meeting as Annex D be approved and adopted in all respects.”

Vote Required for Approval With Respect to the Incentive Plan Proposal

The approval of the Incentive Plan Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

Recommendation of the Andina Board with Respect to the Incentive Plan Proposal

THE ANDINA BOARD RECOMMENDS THAT THE ANDINA SHAREHOLDERS VOTE “FOR” THE Incentive Plan PROPOSAL.

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PROPOSAL 7: THE DIRECTOR APPOINTMENT PROPOSAL

Upon the closing of the Business Combination, the Company Board will consist of seven (7) directors. The election of the seven (7) director nominees identified below is contingent upon the Closing of the Business Combination.

Nominees

The Company’s board of directors will be divided into three classes, with only one class of directors being elected in each year. Two (2) nominees, B. Luke Weil and Mauricio Orellana, were nominated by Andina and five (5) nominees, Joe Oblas, Jaxie Alt, Ted Casey, Kevin Vivian and Robert “Bo” D. Ramsey III, were nominated by Stryve. If all of the director nominees are elected, Kevin Vivian and Robert Ramsey will be Class I directors serving until the annual meeting of stockholders to be held in 2022, B. Luke Weil and Mauricio Orellana will be Class II directors serving until the annual meeting to be held in 2023 and Joe Olbas, Jaxie Alt and Ted Casey will be Class III directors serving until the annual meeting to be held in 2024 and, in each case, until their successors are elected and qualified or until their earlier death, resignation, retirement or removal for cause.

For more information on the experience of each of these director nominees, see the section entitled “The Company’s Management After the Business Combination” in this proxy statement/prospectus.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the seven (7) persons listed below be appointed as directors of the Company, effective upon the Closing of the Business Combination, to serve staggered terms on the Company’s board of directors until the 2022, 2023 and 2024 annual meetings of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause:

Name	Position

Joe Oblas	Class III Director
Jaxie Alt	Class III Director
Ted Casey	Class III Director, Chairman of the Board
Kevin Vivian	Class I Director
B. Luke Weil	Class II Director
Mauricio Orellana	Class II Director
Robert “Bo” D. Ramsey III	Class I Director

Vote Required

The approval of the Director Appointment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

Following consummation of the Business Combination, the appointment of directors of the Company will be governed by its charter documents and the laws of the State of Delaware.

Recommendation of the Board

THE ANDINA BOARD RECOMMENDS THAT ANDINA SHAREHOLDERS VOTE “FOR” THE DIRECTOR APPOINTMENT PROPOSAL AND THE APPOINTMENT OF EACH OF THE NOMINEES NAMED THEREIN.

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PROPOSAL 8: THE ADJOURNMENT PROPOSAL

In the event there are not sufficient votes for, or otherwise in connection with, the adoption of the Business Combination Proposal, the Domestication Proposal, the Charter Amendment Proposal, the Advisory Charter Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Director Appointment Proposal, the Andina Board may adjourn the Special Meeting to a later date, or dates, if necessary, to permit further solicitation of proxies. In no event will Andina seek adjournment which would result in soliciting of proxies, having a shareholder vote, or otherwise consummating a business combination after July 31, 2021.

Consequences if the Adjournment Proposal is not Approved

If the Adjournment Proposal is presented at the Special Meeting and is not approved by the shareholders of Andina, Andina’s Board may not be able to adjourn the Special Meeting to a later date in the event, based on the tabulated votes, that there are not sufficient votes at the time of the Special Meeting to approve the Business Combination Proposal, the Domestication Proposal, the Charter Amendment Proposal, the Advisory Charter Proposal, the Nasdaq Proposal, the Incentive Plan Proposal and the Director Appointment Proposal. In such event, the Business Combination may not be completed.

Resolution to be Voted Upon

The full text of the resolution to be passed is as follows:

“RESOLVED, as an ordinary resolution, that the adjournment of the meeting to a later date or dates, if necessary, be determined by the chairman of the meeting to permit further solicitation and vote of proxies if it is determined by the Board that more time is necessary or appropriate to approve one or more proposals at the meeting be adopted and approved in all respects.”

Vote Required

The approval of the Adjournment Proposal will require an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the Ordinary Shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.

Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board

THE ANDINA BOARD RECOMMENDS THAT ANDINA SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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INFORMATION ABOUT ANDINA

Introduction

Andina is a blank check company incorporated on July 29, 2016 as a Cayman Islands exempted company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more target businesses. Andina has generated no operating revenues to date and will not generate operating revenues until consummating an initial business combination. Public Shareholders have voted to extend Andina’s deadline to complete an initial business combination on three separate occasions. The current deadline to complete an initial business combination is July 31, 2021.

Significant Activities Since Inception

On January 31, 2019, Andina consummated its IPO of 10,800,000 Units, which included a partial exercise by the underwriters of their over-allotment option in the amount of 800,000 Units, at $10.00 per Unit, generating gross proceeds of $108,000,000.

In connection with Andina’s organization, a total of 2,875,000 Ordinary Shares were sold to Andina’s initial shareholders for an aggregate purchase price of $25,000. The 2,875,000 shares included an aggregate of up to 375,000 Ordinary Shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that Andina’s initial shareholders would own 20% of the issued and outstanding shares after the IPO. As a result of the underwriters’ election to partially exercise their over-allotment option to purchase an additional 800,000 Units, 175,000 shares were forfeited, resulting in an aggregate of 2,700,000 shares issued and outstanding following the IPO.

Simultaneously with the closing of the IPO, the Company consummated the sale of 395,000 Private Units at a price of $10.00 per Private Unit in a private placement to certain shareholders, or their affiliates and the underwriters, generating gross proceeds of $3,950,000.

Following the closing of the IPO on January 31, 2019, an amount of $108,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the IPO and the sale of the Private Units was placed in the Trust Account, until the earlier of: (i) the consummation of a business combination or (ii) the redemption of any Public Shares properly submitted in connection with a shareholder vote to amend the Current Charter to modify the substance or timing of Andina’s obligation to redeem 100% of the Public Shares if the Company does not complete its initial business combination within the required time period or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of the Public Shares if the Company is unable to complete an initial business combination within the required time period, subject to applicable law.

After the payment of underwriting discounts and commissions and approximately $500,000 in expenses relating to the IPO, approximately $750,000 of the net proceeds of the IPO and private placement was not deposited into the Trust Account and was retained by Andina for working capital purposes. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of December 31, 2020, there was approximately $13.54 million in investments and cash held in the Trust Account and $ 198,192 of cash held outside the Trust Account available for working capital purposes.

Extension of Time to Complete a Business Combination

Andina initially had until July 31, 2020 to complete a business combination. On July 29, 2020, Andina held a special meeting pursuant to which the Public Shareholders approved extending the date by which Andina had to complete a business combination (the “July 2020 Extension”) from July 31, 2020 to October 31, 2020 (or December 31, 2020 if Andina had executed a definitive agreement for a business combination by October 31, 2020). In connection with the approval of the extension, shareholders elected to redeem an aggregate of 4,303,096 Ordinary Shares. As a result, an aggregate of $44,063,656 (or approximately $10.24 per share) was released from the Trust Account to pay such shareholders and 9,591,904 Ordinary Shares were issued and outstanding at September 30, 2020.

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On October 28, 2020, Andina held a special meeting pursuant to which Andina’s shareholders approved extending the date by which Andina had to complete a business combination (the “October 2020 Extension”) from October 31, 2020 to January 31, 2021 (or April 30, 2021 if Andina had executed a definitive agreement for a business combination by January 31, 2021). In connection with the approval of the extension, shareholders elected to redeem an aggregate of 5,174,508 Ordinary Shares. As a result, an aggregate of $52,996,135 (or approximately $10.24 per share) was released from the Trust Account to pay such shareholders and 4,417,396 Ordinary Shares were issued and outstanding at December 31, 2020.

On January 27, 2021, Andina held a special meeting pursuant to which Andina’s shareholders approved extending the date by which Andina had to complete a business combination from January 31, 2021 to April 30, 2021 (or July 31, 2021 if Andina had executed a definitive agreement for a business combination (the “January 2021 Extension”) by April 30, 2021). In connection with the approval of the extension, shareholders elected to redeem an aggregate of 300 Ordinary Shares. As a result, an aggregate of $3,073 (or approximately $10.24 per share) was released from the Trust Account to pay such shareholders and 4,417,096 Ordinary Shares are now issued and outstanding.

Fair Market Value of Target Business

Pursuant to Nasdaq listing rules, the target business or businesses that Andina acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account at the time of the execution of a definitive agreement for Andina’s initial business combination, although Andina may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. The fair market value of the target will be determined by the Andina Board based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). Andina will not be required to obtain an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions, as to the fair market value if the Andina Board independently determines that the target business complies with the 80% threshold. The Public Shareholders will be relying on the business judgment of the Andina Board, which will have significant discretion in choosing the standard used to establish the fair market value of the target or targets, and different methods of valuation may vary greatly in outcome from one another. As discussed in the Section entitled “Proposal 2: The Business Combination Proposal – Satisfaction of 80% Test,” the Andina Board determined that this test was met in connection with the Business Combination.

If Nasdaq delists Andina’s securities from trading on its exchange, Andina would not be required to satisfy the fair market value requirement described above and could complete a business combination with a target business having a fair market value substantially below 80% of the balance in the Trust Account.

Shareholder Approval of the Business Combination

Andina is seeking Public Shareholder approval of the Business Combination at the Special Meeting and, in connection with such meeting, Public Shareholders may redeem their Ordinary Shares for cash in accordance with the procedures described in this proxy statement/prospectus. Such redemption rights will be effected under the Current Charter and the laws of the Cayman Islands. Andina’s Insiders and its directors and officers have agreed in the Insider Letter Agreement (i) to vote the Insider Shares and any other Ordinary Shares owned by the Insiders, or Andina’s directors and officers, in favor of the Business Combination; and (ii) to not redeem any Ordinary Shares in connection with a shareholder vote to approve a proposed initial business combination, including the Business Combination. The purchasers of the Private Units have also agreed to vote their Ordinary Shares in favor of any proposed business combination. Insiders own approximately 70.1%) of Andina’s total outstanding Ordinary Shares , meaning that, assuming that all Insiders are present at the Special Meeting and vote their shares, the Insiders can approve the Business Combination )

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Andina will complete the Business Combination (or any other proposed initial business combination, if the Business Combination is not completed) only if Andina has net tangible assets of at least $5,000,001 upon such consummation and, solely if Andina obtains approval from a majority of the issued and outstanding Ordinary Shares. Andina chose the net tangible asset threshold of $5,000,001 to ensure that it would avoid being subject to Rule 419 promulgated under the Securities Act. Further, it is a condition to Closing, which Stryve may waive, that Andina have cash and cash equivalents, including funds remaining in the Trust Account and the proceeds of any PIPE Investment, after giving effect to the payment of Andina’s unpaid expenses and liabilities, of an amount equal to (i) $19,000,000 less (ii) gross proceeds received by Stryve from the Bridge Notes (including as a result of satisfaction or offset). For more information related to this condition, please refer to the section entitled “Risk Factors — Risks Related to Andina” for more information. If the condition above is (1) not waived by Stryve; (2) Andina is unable to satisfy such condition, including with funds from the PIPE Investment, and (3) Andina is not able to secure additional third-party financing in order to meet the condition, Andina may not be able to consummate the Business Combination with Stryve and it may not be able to locate another suitable target prior to July 31, 2021, if at all. Public Shareholders may therefore have to wait until after July 31, 2021 in order to be able to receive a pro rata share of the Trust Account.

Redemption Rights

In connection with the Special Meeting, Public Shareholders (but not Andina’s Insiders) may seek to exercise redemption rights with respect to their Public Shares, regardless of whether they vote for or against the Business Combination, for the Redemption Price. Notwithstanding the foregoing, Andina’s Insiders have agreed, pursuant to the Insider Letter with us, not to exercise their rights to redeem any Public Shares held by them for the Redemption Price Account. Redemption rights of Public Shareholders, if properly exercised in the manner described in this proxy statement/prospectus will be effected under the Current Charter and Cayman Islands law. At the Special Meeting, Public Shareholders have the ability to vote against the Business Combination and not seek redemption of their Public Shares.

Andina’s Insiders, directors and officers will not have redemption rights with respect to any Ordinary Shares owned by them, directly or indirectly, whether acquired prior to the IPO or purchased by them in the IPO or in the aftermarket. Additionally, the purchasers of the Private Units will not have redemption rights with respect to any Ordinary Shares owned by them.

Pursuant to Andina’s Current Charter, a Public Shareholder may request that Andina redeem all or a portion of its Public Shares for cash if the Business Combination is consummated, subject to certain limitations, for cash equal to the applicable Redemption Price; provided, however, that Andina may not redeem such shares to the extent that such redemption would result in Andina having net tangible assets (as determined under the Exchange Act) of less than $5,000,001 upon the completion of the Business Combination.

A Public Shareholder will be entitled to receive cash for any Public Shares to be redeemed only if such Public Shareholder:

(a)	holds Public Shares or holds Public Shares through units and elects to separate such units into the underlying Public Shares, warrants and rights prior to exercising redemption rights with respect to the Public Shares; and
(b)	prior to [ ], Eastern Time on [____], 2021 (two business days prior to the vote at the Special Meeting), (i) submit a written request to Continental Stock Transfer & Trust Company, Andina’s Transfer Agent, that Andina redeem your Public Shares for cash and (ii) deliver your share certificates (if any) and other redemption forms to the Transfer Agent, physically or electronically through The Depository Trust Company.

Holders of units must elect to separate the underlying Public Shares, warrants and rights prior to exercising redemption rights with respect to the Public Shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying Public Shares, warrants and rights, or if a holder holds units registered in its own name, the holder must contact the transfer agent directly and instruct it to do so. Public shareholders may elect to redeem all or a portion of their Public Shares regardless of whether they vote for or against the Business Combination Proposal.

Any request for Redemption, once made by a Public Shareholder, may be not be withdrawn once submitted to Andina unless the Andina Board determines (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). You may make such request by contacting Andina’s Transfer Agent.

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Any corrected or changed written demand of redemption rights must be received by Andina’s Secretary two business days prior to the vote taken on the Business Combination at the Special Meeting. No demand for Redemption will be honored unless the holder’s share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the Transfer Agent at least two business days prior to the vote at the Special Meeting.

Public Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates and other redemption forms should allot sufficient time to obtain physical certificates from the Transfer Agent and time to effect delivery. It is Andina’s understanding that Public Shareholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, Andina does not have any control over this process and it may take longer than two weeks. Public Shareholders who hold their shares in street name will have to coordinate with their banks, brokers or other nominees to have the shares certificated or delivered electronically. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The Transfer Agent will typically charge a nominal fee to the tendering broker and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not completed, this may result in an additional cost to shareholders for the return of their shares.

If a Public Shareholder properly demands redemption as described above, then, if the Business Combination is completed, Andina will redeem the shares subject to the redemptions for cash. Such amount will be paid promptly after completion of the Business Combination. If you exercise your redemption rights, then you will be exchanging your Andina shares for cash and will no longer own these shares following the Business Combination.

If you are a Public Shareholder and you exercise your redemption rights, it will not result in either the exercise or loss of any Andina warrants or rights. Your Andina warrants and rights will continue to be outstanding following a Redemption of your Public Shares and will become exercisable, in the case of warrants, or will become rights to receive Class A Common Stock, in the case of rights, in connection with the completion of the Business Combination. Holders of Private Units have waived redemption rights in connection with the Business Combination.

If the initial business combination is not approved or completed for any reason, then Public Shareholders who elected to exercise their redemption rights would not be entitled to exercise their rights to redeem their Ordinary Shares for the applicable pro rata share of the Trust Account. In such case, Andina will promptly return any share certificates (if any) and other redemption forms delivered by Public Shareholders.

Limitation on Redemption Rights

In connection with the Business Combination a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking conversion of its shares with respect to more than an aggregate of 15% of the shares sold in the IPO. Andina believes the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to convert their shares as a means to force us or Andina’s management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a Public Shareholder holding more than an aggregate of 15% of the shares sold in the IPO could threaten to exercise its conversion rights against an initial business combination if such holder’s shares are not purchased by us or Andina’s management at a premium to the then-current market price or on other undesirable terms. By limiting Andina’s shareholders’ ability to convert no more than 15% of the shares sold in the IPO, Andina believes that it will limit the ability of a small group of shareholders to unreasonably attempt to block Andina’s ability to complete Andina’s initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that Andina has a minimum net worth or a certain amount of cash. However, we would not be restricting Andina’s shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in the IPO) for or against Andina’s initial business combination.

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Redemption of Public Shares if No Business Combination

If Andina does not complete a business combination by July 31, 2021, Andina will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the funds held in the Trust Account not previously released to us to pay Andina’s tax obligations and less up to $100,000 of interest we may use for Andina’s working capital obligations, including any necessary liquidation or dissolution expenses, divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Andina’s remaining shareholders and Andina’s board of directors, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to Andina’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Prior to such redemption of Public Shares, Andina would be required to assess all claims that may be potentially brought against us by Andina’s creditors for amounts they are actually owed and make provision for such amounts, as creditors take priority over the Public Shareholders with respect to amounts that are owed to them. There can be no assurances that Andina will properly assess all claims that may be potentially brought against us. As such, Andina’s shareholders could potentially be liable for any claims of creditors to the extent of distributions received by them as an unlawful payment in the event we enter an insolvent liquidation. Furthermore, while we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with Andina’s search for a target business) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the Trust Account or that a court would conclude that such agreements are legally enforceable.

Each of Andina’s initial shareholders and the purchasers of the private units have agreed to waive its rights to participate in any liquidation of Andina’s Trust Account with respect to the insider shares, private shares and private warrants. There will be no distribution from the Trust Account with respect to Andina’s rights or warrants which will expire worthless.

If we are unable to complete an initial business combination and expend all of the net proceeds of Andina’s IPO, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the initial per-share distribution from the Trust Account would be approximately $10.24 (based on the Trust Account balance as of March 25, 2021).

The proceeds deposited in the Trust Account could, however, become subject to the claims of Andina’s creditors which would be prior to the claims of the Public Shareholders. Although Andina will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against Andina’s assets, including the funds held in the Trust Account. If any third party refused to execute an agreement waiving such claims to the monies held in the Trust Account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of the Public Shareholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, Andina’s management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason.

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B. Luke Weil has agreed that, if we liquidate the Trust Account prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of the IPO not held in the Trust Account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, there can be no assurances that he will be able to satisfy those obligations if he is required to do so. Accordingly, the actual per-share distribution could be less than $10.24 (based on the Trust Account balance as of December 31, 2020) due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Andina’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Public Shareholders. To the extent any bankruptcy claims deplete the Trust Account, there can be no assurances that we will be able to return to the Public Shareholders at least $10.24 (based on the Trust Account balance as of March 25, 2021).

Employees

Andina has three executive officers. These individuals are not obligated to devote any specific number of hours to Andina matters and devote only as much time as they deem necessary to Andina’s affairs. Andina does not intend to have any full-time employees prior to the completion of a business combination.

Legal Proceedings

To the knowledge of Andina’s management, there is no litigation currently pending or contemplated against Andina, any of Andina’s officers or directors in their capacity as such or against any of Andina’s property.

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DIRECTORS, OFFICER, EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE OF ANDINA PRIOR TO THE BUSINESS COMBINATION

Directors and Executive Officers

Andina’s current directors and executive officers are as follows:

Name	Age	Position
Julio A. Torres	54	Chief Executive Officer and Director
Mauricio Orellana	55	Chief Operating Officer and Director
Marjorie Hernandez	40	Treasurer
B. Luke Weil	41	Executive Chairman
Matthew S. N. Kibble	42	Director
David Schulhof	49	Director
Walter M. Schenker	73	Director
Roman Raju	41	Director

Julio A. Torres has served as Andina’s Chief Executive Officer since August 2018 and as a member of the Andina Board since November 2018. Since 2013, he has been a managing partner at Multiple Equilibria Capital, a financial advisory firm covering Latin and Central America. From October 2015 to March 2018, Mr. Torres served as CEO of Andina Acquisition Corp. II (“Andina II”) on the deal that resulted in the merger with Lazydays. Between 2012 and 2013, Mr. Torres served as the co-CEO and board member of Andina Acquisition Corp. I (“Andina I”). Since the merger with Tecnoglass he has continued as a board member of the merged entity. Prior to that he was managing director of Nexus Capital Partners, a private equity firm focused in the infrastructure sector in the Andean region. From 2006 to 2008, Mr. Torres served with the Colombian Ministry of Finance as director general of public credit and the treasury. He has also worked in other well recognized institutions in the financial sector such as JP Morgan Chase and is currently a board member of several companies in the region including Tuscany Oilfield Holdings, Fiduprevisora, and Serfinansa. Mr. Torres graduated from the Universidad de los Andes and received an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a master in public administration from the J.F. Kennedy School of Government at Harvard University. Andina believes that Mr. Torres is well-qualified to serve as a member of the Andina Board due to his contacts and prior experience with Andina I and Andina II.

Mauricio Orellana has served as Andina’s Chief Operating Officer since September 2016 and a member of the Andina Board since November 2018. Since 2013, Mr. Orellana has served as a financial consultant to companies in Latin America in the media, infrastructure and services sectors. From August 2015 to March 2018, Mr. Orellana served as Chief Financial Officer and a member of the board of directors of Andina II. From 2005 to 2013, Mr. Orellana was a Managing Director at Stephens Inc., a private investment banking firm. From 2000 to 2005, Mr. Orellana was a Vice President and Managing Director at Cori Capital Partners, L.P., a financial services firm. Prior to this, he served as Investment Officer for Emerging Markets Partnership and Inter-American Investment Corporation, each private investment firms. Mr. Orellana received a degree in electrical engineering from the Universidad Central de Venezuela and an M.B.A. from the Instituto de Education Superior de Administracion. Andina believes that Mr. Orellana is well-qualified to serve as a member of the Andina Board due to his contacts and prior experience with Andina II.

Marjorie Hernandez has served as Andina’s Treasurer since September 2016. Ms. Hernandez served as Secretary of Andina II from August 2015 and as Treasurer from October 2015, in each case until March 2018. She was also an initial investor and advisor to Andina I. From 2008 to 2015, Ms. Hernandez served as senior currency strategist for Latin America at HSBC Securities (USA). From 2005 to 2008, she was the lead macro-economic and political analyst for HSBC, covering the Andean region. Previously, she was a public policy associate at the Council of the Americas, a forum dedicated to the contemporary political, social, and economic issues in Latin America. Ms. Hernandez received a B.A. from Columbia University.

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B. Luke Weil has served as Andina’s Executive Chairman since July 2020. In October 2014, he founded the Long Island Marine Purification Initiative, a non-profit foundation established to improve the water quality on Long Island, New York, and has served as its Chairman since such time. In November 2012, he also co-founded Rios Nete, a medical clinic in the upper Amazon region of Peru. Mr. Weil served as Chief Executive Officer of Andina II from its inception in July 2015 until August 2015, served as a member of its Board of Directors from its inception until its business combination with Lazy Days’ R.V. Center, Inc. (including as Non-Executive Chairman of the Board from February 2016 until the business combination) and has served as a director of the newly formed public company, Lazydays Holdings, Inc., since the business combination. From 2008 to 2013, Mr. Weil was Vice President, International Business Development — Latin America for Scientific Games Corporation, a supplier of technology-based products, systems and services to gaming markets worldwide. From January 2013 until its merger in December 2013, Mr. Weil served as Chief Executive Officer of Andina 1 and previously served as a member of its board from September 2011 until March 2012. From January 2004 to January 2006, Mr. Weil served as an associate of Business Strategies & Insight, a public affairs and business consulting firm. From June 2002 to December 2004, Mr. Weil served as an analyst at Bear Stearns. Mr. Weil received a B.A. from Brown University and an M.B.A. from Columbia Business School. Andina believes that Mr. Weil is well-qualified to serve as a member of the Andina Board due to his contacts and prior experience with Andina I and Andina II.

Matthew S. N. Kibble has served as a member of the Andina Board since November 2018. In November 2013, Mr. Kibble founded Australy International LLC, a boutique investment bank, and has served as a Partner since. He also is the founder and Managing Partner of Kibble Holdings, a private investment vehicle. Since July 2013, he has also served as Principal and an advisor to Cap-Meridian Ventures, a venture capital firm. From October 2010 to July 2013, Mr. Kibble was the Founder and Chief Operating Officer of Everlight Capital, LLC, a boutique investment bank. From June 2009 to June 2010, Mr. Kibble served as Executive Director of The Westrock Group, Inc., a broker-dealer and asset management firm. From November 2005 to May 2009, Mr. Kibble was with JPMorgan Securities Inc. where he worked in the institutional equities and derivatives section. Prior to this, Mr. Kibble was an analyst at JPMorgan Chase and GMCG, LLC. Mr. Kibble is currently a director of Kibble Pet, Sargon Capital and Selong Selo Developments, all private companies. Mr. Kibble served as a member of the Board of Directors of Andina II from August 2015 until its business combination with Lazy Days’ R.V. Center, Inc. Mr. Kibble received a Bachelor of Science and a Bachelor of Commerce from the University of Queensland in Australia. Andina believes that Mr. Kibble is well-qualified to serve as a member of the Andina Board due to his contacts and prior experience with Andina II.

David Schulhof has served as a member of the Andina Board since November 2018. Mr. Schulhof has served as President of Music at AGC Studios since January 2018 and is the co-founder and President of IM Global Music which he founded in December 2014. From March 2012 to November 2014, he was a Managing Director at G2 Investment Group, an offshoot of New York private equity firm Guggenheim Partners, focusing on the firm’s media investments. Prior to G2, he was the Co-Founder and Chief Executive Officer of Evergreen Copyrights from January 2005 through December 2010, which pursued a global acquisition strategy. Mr. Schulhof and his partners built Evergreen into one of the leading independent music publishing companies worldwide and in 2010 sold Evergreen to KKR/BMG Rights Management. Before launching Evergreen, from 1997 to 2004, he was Vice President of Motion Picture Music at Miramax and Dimension Films. Prior to joining Miramax, he was a lawyer at the law offices of Pryor Cashman Sherman and Flynn, representing film, music and TV clients. He began his career at Interscope Records. Mr. Schulhof served as Director of MI Acquisitions Inc., a blank check company that successfully completed a business combination with Priority Holdings LLC. Mr. Schulhof received a B.A. from Georgetown University and a J.D. from the NYU School of Law. Andina believes that Mr. Schulhof is well-qualified to serve as a member of the Andina Board due to his prior experience including with MI Acquisitions Inc.

Walter M. Schenker has served as a member of the Andina Board since April 2019. Mr. Schenker has been a principal at MAZ Capital Advisors LLC, the general partner of MAZ Partners LP, a hedge fund, since June 2010. From 1999 to 2010, Mr. Schenker was a principal at Titan Capital Management, LLC, a registered investment adviser and hedge fund. Prior to this, he was affiliated with several hedge funds and brokerage firms, including Steinhardt Partners, Bear Stearns, Gabelli & Company, Inc., Lehman Brothers and Drexel Burnham Lambert. Mr. Schenker is currently on the board of directors and a member of the audit committee of TechPrecision Corp., a manufacturer of precision, large-scale fabricated and machined metal components and systems. He previously served on the board of directors and as chairman of the compensation committee and member of the audit committee of Sevcon, Inc., a NASDAQ-listed global supplier of control and power solutions for zero-emission, electric and hybrid vehicles, from 2013 until that company’s acquisition in September 2017. Mr. Schenker holds a B.S. from Cornell University and an M.B.A. in Finance from Columbia University. Andina believes that Mr. Schenker is well-qualified to serve as a member of the Andina Board due to his contacts and prior experience in the financial industry.

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Roman Raju has served as a member of the Andina Board since July 2020. Dr. Raju is a practicing physician specializing in Neuroradiology. Since July 2018, Dr. Raju has been a partner of Radiology Partners Inc. From 2013 until June 2018, Dr. Raju was a physician practicing with West Houston Radiology Associates, LLP, which was acquired by Radiology Partners in 2018. Dr. Raju completed an Internal Medicine internship at University of Texas at Southwestern, a Diagnostic and Interventional Radiology residency at SUNY Downstate/ Kings County, and a Neuroradiology fellowship at Duke University. Dr. Raju holds a B.S. in Neuroscience from Tulane University, a M.D. from Columbia University College of Physicians and Surgeons, and a M.B.A from Columbia Business School. Dr. Raju is well-qualified to serve as a member of the Andina Board due to his experience in investment.

The Andina Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of David Schulhof, Walter M. Schenker and Roman Raju will expire as of the 2023 annual meeting of Andina’s shareholders. The term of office of the second class of directors, consisting of Mauricio Orellana and Matthew S. N. Kibble, will expire at the second annual meeting of Andina’s shareholders. The term of office of the third class of directors, consisting of B. Luke Weil and Julio Torres, will expire at the third annual meeting of Andina’s shareholders.

Director Independence

The Andina Board has determined that each of Roman Raju, Matthew S. N. Kibble, David Schulhof and Walter M. Schenker is an “independent director” under the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. The Andina Board will review and approve all affiliated transactions with any interested director abstaining from such review and approval.

Audit Committee

Our audit committee consists of Messrs. Kibble, Schulhof and Schenker, each of whom is an independent director under Nasdaq’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	meeting with the independent auditor prior to the audit to review the scope, planning and staffing of the audit;

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	reviewing and discussing with management and the independent auditor Andina’s quarterly financial statements prior to the filing of its Quarterly Reports on Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

The audit committee is composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq’s listing standards. In addition, Andina must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Mr. Kibble qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

The nominating committee consists of Messrs. Weil, Kibble and Schulhof, each of whom is an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on the Andina Board. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The Nominating Committee will consider a number of qualifications relating to management and leadership experience, background, and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

There have been no material changes to the procedures by which security holders may recommend nominees to the Andina Board.

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Compensation Committee

The compensation committee consists of Messrs. Weil, Kibble, and Schulhof, each of whom is an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in the Compensation Committee Charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating, and recommending changes, if appropriate, to the remuneration for directors.

Code of Ethics

Andina has adopted a code of ethics that applies to all of Andina’s executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of Andina’s business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION OF ANDINA

The following discussion and analysis of Andina’s financial condition and results of operations should be read in conjunction with Andina’s audited financial statements and the notes related thereto included elsewhere in this proxy statement/prospectus.

Overview

Andina is a blank check company formed on July 29, 2016 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Andina intends to effectuate its initial business combination using cash from the proceeds of the IPO and the sale of the Private Units, Andina’s capital stock, debt or a combination of cash, stock and debt.

Andina expects to continue to incur significant costs in the pursuit of our acquisition plans. Andina cannot assure Public Shareholders that the Andina Board’s plans to complete a business combination will be successful.

Recent Developments

On July 29, 2020, Andina held a special meeting pursuant to which the Public Shareholders approved extending the date by which Andina must complete a business combination from July 31, 2020 to October 31, 2020 (or December 31, 2020 if Andina had executed a definitive agreement for a business combination by October 31, 2020). In connection with the approval of the extension, shareholders elected to redeem an aggregate of 4,303,096 Ordinary Shares. As a result, an aggregate of $44,063,656 (or approximately $10.24 per share) was released from the Trust Account to pay such shareholders

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On October 28, 2020, Andina held a special meeting pursuant to which the Public Shareholders approved extending the date by which Andina has to complete a business combination from October 31, 2020 to January 31, 2021 (or April 30, 2021 if Andina had executed a definitive agreement for a business combination by January 31, 2021). In connection with the approval of the extension, Public Shareholders elected to redeem an aggregate of 5,174,508 Ordinary Shares. As a result, an aggregate of $52,996,135 (or approximately $10.24 per share) was released from the Trust Account to pay such shareholders and 4,417,396 Ordinary Shares were issued and outstanding at December 31, 2020.

On November 4, 2020, Andina announced the mutual termination of negotiations with EMMAC Life Sciences Limited regarding the proposed business combination between the parties.

On January 5, 2021, Andina received a written notice (the “Notice”) from the Listing Qualifications Department of Nasdaq indicating that Andina was not in compliance with Listing Rule 5620(a), due to Andina’s failure to hold an annual meeting of shareholders within twelve months of the end of Andina’s fiscal year end. The notice was only a notification of deficiency, not of imminent delisting. Andina held the 2020 general annual meeting on January 27, 2021. On February 2, 2021, Andina received a letter from Nasdaq indicating it had regained compliance with Listing Rule 5620(a).

On January 27, 2021, Andina held a general annual meeting pursuant to which the Public Shareholders approved extending the date by which Andina had to complete a business combination from January 31, 2021 to April 30, 2021 (or July 31, 2021 if Andina had executed a definitive agreement for a business combination by April 30, 2021) (such date or later date, as applicable, the “Extended Date”). In connection with the approval of the extension, the Public Shareholders elected to redeem an aggregate of 300 Ordinary Shares. As a result, an aggregate of $3,073 (or approximately $10.24 per share) was released from our Trust Account to pay such shareholders and 4,417,096 Ordinary Shares are issued and outstanding as of the Record Date.

On January 28, 2021, Andina entered into the Business Combination Agreement, pursuant to which, subject to the terms and conditions set forth therein, (i) Andina will re-domesticate as a Delaware corporation, (ii) Stryve conducted a Reorganization pursuant to which Seller became a holding company for Stryve, the former owners of Stryve became the owners of Seller, and Stryve retained all of its business, assets and liabilities, and became a wholly-owned subsidiary of Seller, (iii) Seller will contribute to Holdings, the equity interests of Stryve, in exchange for Holdings Class B Units and Class V Common Stock, and (iv) Andina will contribute all of our cash and cash equivalents to Holdings, after payment of our shareholders that elect to have their shares redeemed or converted in connection with the consummation of the Business Combination, in exchange for Holdings Class A Units , all upon the terms and subject to the conditions set forth in the Business Combination Agreement.

Results of Operations

Andina has neither engaged in any operations nor generated any revenues to date. Andina’s only activities through December 31, 2020 were organizational activities and those necessary to prepare for the IPO, described below, and, after the IPO, identifying a target company for a business combination. Andina does not expect to generate any operating revenues until after the completion of our business combination. Andina generates non-operating income in the form of interest income on marketable securities held in the Trust Account. Andina is incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

For the year ended December 31, 2020, Andina had a net loss of $583,689, which consists operating costs of $1,279,291, offset by interest income on marketable securities held in the Trust Account of $556,030 and an unrealized gain on marketable securities held in the Trust Account of $142. In addition, Andina received a $139,430 reimbursement of due diligence expenses that Andina incurred in connection with evaluating a potential business combination that did not materialize.

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For the year ended December 31, 2019, Andina had net income of $1,762,447, which consists of interest income on marketable securities held in the Trust Account of $2,136,694 and an unrealized gain on marketable securities held in the Trust Account of $12,428, offset by operating costs of $386,675.

Liquidity and Capital Resources

On January 31, 2019, Andina consummated the IPO of 10,800,000 Units, which included a partial exercise by the underwriters of their over-allotment option in the amount of 800,000 Units, at a price of $10.00 per Unit, generating gross proceeds of $108,000,000. Simultaneously with the closing of the IPO, Andina consummated the sale of 395,000 Private Units to certain initial shareholders and the underwriters at a price of $10.00 per Unit, generating gross proceeds of $3,950,000.

Following the IPO and the sale of the Private Units, a total of $108,000,000 was placed in the Trust Account. Andina incurred $3,204,451 in IPO related costs, including $2,700,000 of underwriting fees and $504,451 of other costs.

As of December 31, 2020, Andina had cash and marketable securities held in the Trust Account of $13,545,503 (including approximately $322,000 of interest income and unrealized gains) consisting of U.S. Treasury Bills with a maturity of 180 days or less. Interest income on the balance in the Trust Account may be used by Andina to pay taxes. On April 9, 2020, pursuant to the prospectus relating to the IPO and the terms and conditions of the Investment Management Trust Agreement, dated January 28, 2019, by and between the Company and Continental Stock Transfer and Trust Company, the Company withdrew $100,000 of interest income on the funds in the Trust Account to support Andina’s working capital obligations.

For the year ended December 31, 2020, cash used in operating activities was $254,332. Net loss of $583,689 was impacted by interest earned on marketable securities held in the Trust Account of $556,030, an unrealized gain on marketable securities held in the Trust Account of $142 and changes in operating assets and liabilities, which provided $885,529 of cash for operating activities.

For the year ended December 31, 2019, cash used in operating activities was $399,103. Net income of $1,762,447 was offset by interest earned on marketable securities held in the Trust Account of $2,136,694, an unrealized gain on marketable securities held in the Trust Account of $12,428 and changes in operating assets and liabilities, which used $4,352 of cash for operating activities.

Andina intends to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable) to complete our initial business combination. Andina may withdraw interest from the Trust Account to pay franchise and income taxes. To the extent that Andina’s equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Following the IPO, Andina entered into a letter agreement with a member of the Andina Board that provides for a success fee to be paid to such director upon consummation of a business combination with a target business introduced to us by such director in an amount equal to 0.6% of the total consideration paid by us in the transaction, subject to certain minimum and maximum amounts set forth in the agreement. The terms of this letter agreement do not apply to the Business Combination.

In addition, Andina entered into several letter agreements with unaffiliated third parties that provide for a success fee to be paid to each such third party upon consummation of a business combination with a target business introduced to Andina by such third party in amounts ranging from 0.75% to 1% of the total consideration paid by Andina in the transaction, subject to certain minimum and maximum amounts set forth in the various agreements. None of these letter agreements apply to the Business Combination.

Related to the business combination with Stryve, Andina entered into engagement letters with Cowen and Craig-Hallum, to be financial advisors and placement agent to the transaction, with an aggregate success fee of 2% of the transaction value, 6% fee of gross proceeds raised as agents and a capital markets advisory fee.

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As of December 31, 2020, Andina had cash of $198,192 held outside of the Trust Account. Andina intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

Andina may need to raise additional capital through loans or additional investments from the Insiders, an affiliate of the Insiders, or our officers or directors. Andina’s officers, directors and the Insiders, or their affiliates, may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet Andina’s working capital needs. Accordingly, Andina may not be able to obtain additional financing. If Andina is unable to raise additional capital, Andina may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. Andina cannot provide any assurance that new financing will be available to Andina on commercially acceptable terms, if at all. These conditions raise substantial doubt about Andina’s ability to continue as a going concern through the Extended Date, which is the date Andina are required cease all operations except for the purpose of winding up if Andina have not completed a business combination.

Off-Balance Sheet Financing Arrangements

Andina has no obligations, assets or liabilities, which would be considered off-balance sheet arrangements as of December 31, 2020. Andina does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. Andina has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

Andina does not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than as described below.

Andina entered into an agreement to pay the joint book-running managers in our IPO as advisors in connection with a business combination to assist us in holding meetings with its shareholders to discuss the potential business combination and the target business’ attributes, introduce us to potential investors that are interested in purchasing our securities in connection with a business combination, assist us in obtaining shareholder approval for the business combination and assist us with its press releases and public filings in connection with the business combination. Andina will pay the joint book-running managers aggregate cash fees for such services upon the consummation of a business combination in an amount equal to $3,240,000 (exclusive of any applicable finders’ fees which might become payable). If a proposed business combination is not consummated for any reason during the 18-month period from the closing of the IPO (as such period may be extended), no fee will be due or payable to the advisors.

Andina entered into a letter agreement with a member of the Andina Board that provides for a success fee to be paid to such director upon consummation of a business combination with a target business introduced to us by such director in an amount equal to 0.6% of the total consideration paid by us in the transaction, subject to certain minimum and maximum amounts set forth in the agreement. This letter agreement does not apply to the Business Combination.

In addition, Andina entered into several letter agreements with unaffiliated third parties that provide for a success fee to be paid to each such third party upon consummation of a business combination with a target business introduced to us by such third party in amounts ranging from 0.75% to 1.0% of the total consideration paid by us in the transaction, subject to certain minimum and maximum amounts set forth in the various agreements. None of these letter agreements apply to the Business Combination.

Related to the business combination with Stryve, Andina entered into engagement letters with Cowen and Craig-Hallum, to be financial advisors and placement agent to the transaction, with an aggregate success fee of 2% of the transaction value and 6% fee of gross proceeds raised as agents.

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Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. Andina have identified the following critical accounting policies:

Ordinary Shares Subject to Redemption

Andina accounts for the Ordinary Shares subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary Shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Ordinary Shares (including Ordinary Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Andina’s control) are classified as temporary equity. At all other times, Ordinary Shares are classified as shareholders’ equity. The Ordinary Shares feature certain redemption rights that are considered to be outside of Andina’s control and subject to occurrence of uncertain future events. Accordingly, Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of Andina’s balance sheets.

Net Loss Per Ordinary Share

Andina applies the two-class method in calculating earnings per share. Ordinary Shares subject to possible redemption, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per Ordinary Share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Andina’s net income is adjusted for the portion of income that is attributable to Ordinary Shares subject to redemption, as these shares only participate in the earnings of the Trust Account and not Andina’s income or losses.

Recent Accounting Standards

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on Andina’s financial statements.

INFORMATION ABOUT STRYVE

Overview

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari®, Braaitime®, and Vacadillos® brand names. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paelo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

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Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its e-commerce websites which officially launched in 2020, as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the nutritional snacking category and increase demand for Stryve’s products. Stryve has shown strong sales growth since its inception in 2017. Net revenues increased from $10.8 million in 2019 to $17 million in 2020. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. As a result, Stryve has reported net losses since its inception, with net losses of $17.5 million and $23.4 million in 2020 and 2019, respectively. While Stryve expects to begin operating profitably during 2021, it intends to continue to invest in product innovation and acquisition, improving its supply chain, increasing its manufacturing capacity, and expanding its marketing and sales initiatives to continue its growth.

Stryve’s Strengths

Aligned with consumer trends. Stryve believes that a number consumer trends in the U.S. will continue to drive the growth of the nutritional snacking category and increase the demand for Stryve’s products. These trends include:

●	greater consumer focus on health and wellness;
●	nutrition guidance which recommends increased consumption of smaller, more frequent meals throughout the day;
●	preference for convenient, “better-for-you” snacks;
●	desire to reduce carbohydrate and sugar consumption; and
●	preference for snacks and other foods without additives or preservatives.

Stryve’s products are aligned with these trends, offering high protein content with limited ingredients, and contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. Stryve believes it products appeal to consumers interested in an active lifestyle who are seeking protein rich, low-carbohydrate snacking options, many of whom do not currently purchase meat snacks. Utilizing an MRI-Simmons 2018 Consumer Segmentation Study, Stryve believes that of the 183 million healthy snack seekers in the United States, only 25% had purchased a meat snack in the prior 12 months. Stryve believes that with increased marketing and consumer education, Stryve’s meat products will appeal to healthy snack seekers.

Scalable platform with an attractive market opportunity. Stryve has grown its revenues since inception through product and brand development, as well as acquisitions of complementary products. According to Statista, the U.S. healthy snacking market in 2022 is estimated to be approximately $110 billion. Stryve believes that it can leverage its relationships with its retail customers and distributors to launch new products, brands and brand extensions, increase consumer recognition, and continue to expand its healthy snacking platform.

Manufacturing capacity to support growth. By manufacturing its products, Stryve believes it can maintain pricing advantages against its competitors, achieve margins that support marketing spend, streamline innovation and new product development, and capitalize on potential private label opportunities. Stryve believes that its recently-constructed, state-of-the-art manufacturing facility can support revenues of up to $100 million with limited additional capital expenditures and is the only facility of scale with a full grant of inspection from the USDA to produce air-dried, never-cooked, shelf-stable meat snack products.

Experienced management team. Stryve has built an experienced team of industry veterans with collectively over 50 years of experience across multiple branded consumer product, food and nutrition categories. Stryve’s co-founder and Co-CEO, Joe Oblas, founded ProSupps USA, a sports nutrition brand, and co-founded Juice Stop, a smoothie company. Stryve’s co-founder and Chairman of the Board of Directors of Stryve, Ted Casey, was the founder and CEO of Dymatize Nutrition, a nutrition supplement company. Jaxie Alt, Stryve’s Co-CEO and Chief Marketing Officer, previously served as the Co-CMO of Dr Pepper Snapple Group with responsibility for growing a portfolio of brands in competitive categories. Alex Hawkins, Stryve’s Chief Operating Officer, has experience acquiring, growing, and exiting businesses as a Principal at Rosewood Private Investments, a private equity firm. Scott McCombs, Stryve’s CFO has significant experience leading finance and accounting functions of a variety of businesses most notably the years spent at 7-Eleven. Bruce Boettner, Stryve’s Chief Revenue Officer, previously served as the head of sales at Kashi, Evolution Fresh, and Humm Kombucha.

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Data-driven direct-to-consumer business. Stryve has developed a substantial direct-to-consumer businesses for its brands using an in-house web fulfillment operation. By utilizing a data-driven approach to digital marketing, Stryve believes that it can more accurately target its ideal consumers.

Stryve’s Strategy

Focus on growing e-commerce. Stryve officially launched its Stryve.com direct-to-consumer business in the second quarter of 2020, and has sold its products directly to consumers through Amazon since 2018. Stryve has prioritized e-commerce as a key channel for growth, including international growth. Stryve’s uses focused targeted digital media to acquire, engage and retain consumers, including newsletters and discounts for initial and repeat consumer orders. E-commerce sales provide Stryve with higher margins, prompt payment, and the ability to test new product innovations. Total e-commerce sales grew from approximately $1.7 million in 2019 to approximately $6.2 million in 2020.

Pursue growth in retail stores, private label opportunities and international distribution. Stryve has a strong presence at leading retailers, including Wal-Mart, Aldi, CVS, 7-Eleven and others. Stryve is working to expand its retail customer base store penetration across the food, multi-outlet and convenience segments, as well as expanding the number of products available for sale at retail locations by adding additional product flavors. Stryve is also working to grow its private label business with retail customers, which can support Stryve’s efforts to place its branded products in those customers’ locations. In addition, Stryve may seek to develop relationships with international partners to expand its product sales outside the U.S. beyond its current limited distribution in Canada and Mexico.

Leverage manufacturing capacity and existing platform to expand and strengthen product offerings. Stryve believes that its recently-constructed manufacturing facility is the largest air-drying meat facility operating in the U.S., and one of only a limited number of such facilities approved by the USDA. The limited number of other USDA-approved facilities currently provides a barrier to entry for potential competitors to enter the air-dried meat snack category. Stryve plans to strengthen and expand its existing product offerings with new and innovative flavors and formats, simple ingredients, and packaging alternatives, to complement its current products and take advantage of its manufacturing capabilities. In addition, Stryve will continue to enhance, strengthen and expand its existing product offerings with new and innovative flavors and forms, simple ingredients and packaging alternatives.

Continue to introduce healthy snackers to meat snacks. Stryve’s target consumers are healthy snack seekers, including consumers seeking to stay fit or diet, as well as runners, cyclists, and on-the-go families, many of whom are non-participants to the meat snack category. Stryve believes it can use social media as a cost-effective way to educate, attract and retain these consumers, utilizing targeted digital marketing, directed advertising and promotions, and informational videos. Through these efforts, Stryve is working to create a loyal group of healthy snack seeker consumers.

Stryve’s Brands and Products

Stryve’s flagship product is air-dried beef, which is marketed and sold under the Stryve®, Kalahari®, Braaitime® and Vacadillos® brand names. Stryve currently produces two forms of air-dried meat: biltong and carne seca which were both developed hundreds of years ago in South Africa and Latin America, respectively. Stryve’s biltong generally consists of high-quality beef that is primarily sourced, purchased, seasoned, dried and packaged in the United States. Stryve’s air-dried process ensures that its beef always retains full flavor and tenderness. Stryve’s products are not injected with any sugar-laden marinades or preservatives and are never cooked or dehydrated over high heat like beef jerky products. All of Stryve’s products are manufactured in the United States at its manufacturing facility in Madill, Oklahoma, with the exception of the use of a U.S. co-manufacturer who manufactured Kalahari products prior to Stryve’s acquisition of Kalahari in December 2020. Beginning in January 2021, Stryve began manufacturing of legacy Kalahari products to its Madill, Oklahoma facility.

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Stryve also produces meat sticks, chili bites and, with the acquisition of Kalahari, meat crisps. In 2020, Stryve launched its carne seca products, which is Latin America’s version of air-dried meat, under the Vacadillos® brand name. Stryve expects these flavorful products to appeal to the roughly 60 million Hispanics in the U.S.

Stryve® Branded Products

The Stryve® brand is Stryve’s top-selling flagship biltong brand.

Stryve® Whole Biltong Slabs. Biltong slabs are whole slabs of lean beef that consumers can slice to their desired thickness, and are perfect for sharing as a part of a charcuterie board. Stryve® original biltong slabs are available in an eight ounce package, and each one- ounce serving contains 16 grams of protein, zero grams of sugar and zero grams of carbohydrates.

Stryve® Sliced Biltong. Biltong slabs are sliced and packaged for an on-the-go healthy snack. Stryve® sliced biltong won the 2020 ChefsBest Award for Excellence, which is awarded to brands that surpass quality standards established by chefs. Stryve® sliced biltong is available in regular and grass-fed beef options in a variety of different flavors, including original, hickory, cajun, peppered, spicy peri peri, teriyaki, zesty garlic and mesquite bbq. Each one-ounce serving of Stryve® sliced biltong contains 16 grams of protein, zero grams of sugar and zero grams of carbohydrates.

Stryve® Biltong Sticks. Biltong sticks are biltong turned into sticks to provide consumers with the “snap” similar to commercial beef jerky, but without the junk. Stryve® biltong sticks are available in regular, mini and bite size options in a variety of different flavor options, including original, spicy peri peri, hatch green chile and mesquite bbq. A regular size one-ounce Stryve® biltong stick and each one-ounce serving of Stryve® biltong mini stick and bites contain 14 grams of protein, zero grams of sugar and zero grams of carbohydrates.

Kalahari ® Products

Kalahari® is a brand that Stryve acquired in December 2020.

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Kalahari Biltong®. Kalahari Biltong® is available in original, spicy peri peri, garlic and chili lime flavors. Each two- ounce bag of Kalahari Biltong® contains160 calories, 32 grams of protein, and zero grams of sugar.

Kalahari Crisps®. Kalahari Crisps® are crunchy, air dried beef chips that are crafted from slow-roasted thin slices of beef. Kalahari Crisps® are available in original, rosemary citrus, and southwest verde flavors. Each one- ounce bag of Kalahari Crisps® contains 100 calories, 20 grams of protein, and zero grams of sugar.

Vacadillos® Products

Stryve recently created and launched its Vacadillos® carne seca products that are targeted at Hispanic consumers. Carne seca is a Latin American version of air-dried beef.

Vacadillos® Carne Seca. Vacadillos® Carne Seca is steak that is sliced, seasoned with various spices and flavors, including chiles and lime, air-dried, and sliced into lean strips. In Latin cultures, it is eaten as a snack and used in cooking. Vacadillos® Carne Seca is available in both chile lime and habanero flavors. Each two-ounce serving of Vacadillos® Carne Seca contains 15 grams of protein, and zero grams of sugar.

Braaitime® Products

Braaitime® is a biltong brand acquired by Stryve and originally created by Warren Pala, Stryve’s Chief Manufacturing Officer, when he came to the United States from South Africa. Braaitime® products are available exclusively online.

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Braaitime® Biltong Slabs. Braaitime® biltong slabs are available with lean meat or with fat and are available in original, peri peri and garlic flavors. A one-ounce serving of Braaitime® lean biltong slabs contains 80 calories, 15 grams of protein, zero grams of sugar, and 1 gram of carbohydrates.

Braaitime® Sliced Biltong. Braaitime® biltong slabs are sliced and packaged for an on-the-go healthy snack. Braaitime® sliced biltong is available in original, peri peri, cajun, garlic and parsley, and BBQ flavors. A one-ounce serving of Braaitime® sliced biltong contains 80 calories, 15 grams of protein, zero grams of sugar, and 1 gram of carbohydrates.

Braaitime® Droëwors. Braaitime® droëwors are meat sticks made with the same beef as the biltong, except that droëwors are sliced and rolled into 4-inch sticks prior to drying. Braaitime® droëwors are available in traditional, peri peri and hatch green chile flavors. A one-ounce serving of Braaitime® droëwors contains 100 calories, 14 grams of protein, zero grams of sugar, and 1 gram of carbohydrates.

Marketing, Advertising and Consumer Outreach

Stryve’s marketing strategy is focused on building brand awareness, driving product trials, and supporting repeat purchases using a disciplined approach to marketing spend. Stryve utilizes a combination of paid and earned media, intelligent e-mail and text campaigns, and shopper marketing programs to reach consumers.

Target Demographics

Stryve’s target consumers are “healthy snack seekers,” many of whom eat meat, but are not current participants in the meat snacks industry. Utilizing an MRI-Simmons 2018 Consumer Segmentation Study, Stryve estimates that of the 183 million healthy snack seekers in the United States, only 25% purchased a meat snack in the prior 12 months. Stryve believes that through their differentiated and innovative air dried meat products and marketing efforts they will be able to bring healthy snack seekers to Stryve’s products. Stryve has segmented healthy snack seekers group into five different sub-groups; fit and focused, disciplined and dieters, runners, cyclists, and the largest category, families in motion. Stryve believes that these groups have above average household income, read nutritional labels and are seeking healthy snacks for themselves and their families. Stryve believes there is significant opportunity to expand its marketing, education and product sales to healthy snack seekers who are not necessarily looking for a biltong meat snack, but are looking for health snacks that are high in protein with minimal sugar, protein rich, low in carbohydrates, are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives, are Keto and Paelo diet-friendly and are all natural.

Building Brand Awareness and Driving Product Trials

Stryve seeks to expand its consumer base and grow its business by educating consumers about its product benefits and taste in order to encourage product trials and support repeat purchases resulting in customer loyalty and value. Stryve uses a variety of marketing and advertising strategies to connect with consumers, including paid digital media, paid influencers, organic social media efforts and, following the COVID-19 pandemic restrictions, in-person product displays and sampling.

Stryve dedicates a substantial portion of its marketing and advertising spending to digital marketing channels. Stryve’s website, www.stryve.com, and each of its brand’s websites, contain information about biltong and how it is made, and nutritional information regarding the benefits of Stryve’s products. Stryve utilizes a data-driven approach in its e-commerce strategy, with specific consumer segmentation and messaging tailored for different audiences.

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Stryve extensively uses social media and online platforms including Google, Instagram, Facebook, Twitter and LinkedIn. These platforms allow Stryve to directly reach desirable target audiences, offering product discounts and promotions, and educating consumers about the health benefits of its products. In addition, Stryve uses social media influencers and celebrities to amplify Stryve’s online marketing.

Stryve also maintains a blog on its website in order to educate consumers about its products, product recipes and health benefits. Consumers can sign up for newsletter emails on its website for access to information about its products and recipes. Stryve also seeks to build repeat purchases by using targeted discounts and promotions as well as information on product innovation through intelligent email flows, text messages and subscribe and save offerings.

Manufacturing

Substantially all of Stryve’s products are manufactured in the United States at its manufacturing facility in Madill, Oklahoma. Stryve believes its manufacturing facility can be scaled with limited additional capital expenditures to supply approximately $200 million in product sales. Stryve believes that manufacturing its products supports higher margins and speed to market, and facilitates its ability to take advantage of private label opportunities.

Suppliers.  Stryve relies on a limited number of vendors to supply it with beef and other raw materials. Stryve does not have any formal contracts or agreements in place with any meat providers, and generally secures meat two months in advance of production in order to meet delivery requirements for its products. Stryve purchases the majority of its beef through beef brokers from suppliers located in the United States. Given the minimally processed nature of biltong production, the quality of the beef used in Stryve’s products is important. Currently, Stryve believes it can replace its current suppliers of beef without significant impact to its business. Currently, the availability of grass-fed beef in the United States can be scarce at times, and may require Stryve to seek such beef internationally to produce its grass-fed products. However, any disruption in the supply of beef could materially and adversely affect its business, financial condition and results of operations.

The other principal ingredients used to manufacture Stryve products include vinegar, flavoring and spices, packaging, and lamb casings. These ingredients are generally readily available in the market from many suppliers, Stryve believes that it can within a reasonable period of time make satisfactory alternative arrangements in the event of an interruption of supply.

Production Process.  Stryve believes that its manufacturing facility is the largest USDA approved air-dried meat manufacturing facility in the United States and that its extensive food safety procedures are proprietary. The manufacturing process for Stryve’s biltong products generally consists of spraying beef with vinegar, cutting it into slabs, mixing the slabs with spices, air-drying the meat, slicing and packaging finished products as follows:

Food Safety and Quality.  Stryve dedicates substantial resources to ensure that consumers receive safe, high quality food products, including, but not limited to, third-party testing programs. Stryve’s manufacturing facility has a SQF Level II Food Safety Certification by the Safe Quality Food Institute. Stryve’s facility is inspected daily by the USDA and other regulators such as state and local inspectors and is required to follow rigorous food safety guidelines. Stryve believes that the combination of USDA requirements for approving air-drying meat facilities and USDA restrictions on importing air-dried or uncooked meats into the United States, creates a barrier to entry for companies seeking to compete with Stryve’s products.

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Quality Control. Stryve developed quality protocols and procedures with its products and unique manufacturing processes in mind. Stryve performs testing on every lot of production intended to ensure that its products match Stryve’s standards, including by conducting sampling at various times throughout the production process.

Storage & fulfillment. Stryve leases a portion of a distribution center in Farmers Branch, Texas, where it stores some finished product and conducts its direct-to-consumer web fulfillment operations. Stryve leases approximately 5,000 square feet of floor space within the Farmers Branch, Texas distribution center. Stryve fulfills the majority of its orders other than direct-to-consumer sales from its manufacturing facility in Madill, Oklahoma, using commercial freight carriers. Stryve fulfills certain orders by key customers through a retail consolidator. Stryve also partners with Amazon to fulfill its direct-to-consumer sales through the Amazon platform.

Distribution

Stryve distributes its products through a number of channels:

Retailers. Stryve distributes, either directly or through a distributor, its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets. Sales to Stryve’s largest retailers, Aldi, Inc. and Walmart Inc. represented 26.0% and 12.8%, respectively, (approximately 63% of sales to Aldi being private label and approximately 37% of sales being branded product sales) of its sales during the year ended December 31, 2020. No other customer represented more than 10% of Stryve’s sales in 2020.

Direct-to-Consumer E-Commerce. Stryve launched its stryve.com direct-to-consumer business in the second quarter of 2020, and has sold its products on Amazon since 2018. Stryve has prioritized e-commerce as a key channel for growth. Stryve utilizes a data-driven approach to grow the e-commerce space with specific customer segmentation and messaging tailored for each audience. Stryve sells products directly to consumers through its websites, including Stryve.com, Eatbiltong.com, Vacadillos.com and Braaitime.com.

Private Label. Stryve also manufactures and sells its products under private labels for certain retailers, including Aldi, Inc.

International. Stryve currently distributes its products to a limited extent in Canada and Mexico through distribution partners. International sales represent an area for potential expansion

Product Innovation

Stryve seeks to capitalize on the capacity of its manufacturing facility by expanding its product line to include additional dried meat snack products and flavors and form varieties, and expanding into additional meat snack products. Stryve’s innovation strategy is based on its ongoing research into consumers’ healthy lifestyle, nutritional needs and preferences.

Intellectual Property

Stryve owns domestic and international trademarks and other proprietary rights that are important to its business. Depending upon the jurisdiction, trademarks are valid as long as they are used in the regular course of trade and/or their registrations are properly maintained. Stryve believes the protection of its trademarks, domain names, trade dress and trade secrets are important to its success. Stryve protects its intellectual property rights by relying on a combination of trademark, trade dress and trade secret laws. Stryve also owns all of the recipes and specifications to its products.

Competition

Stryve competes in both retail and e-commerce channels with companies which make beef jerky and meat snacking products, as well companies as in the healthy snacking industry which sell meal replacement bars and other healthy snacks.

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The snack industry is large and intensely competitive. In the meat snack market, Stryve’s competitors include Jack Links, Slim Jim, Tillamook, Country Archer, Chef’s Cut, Perky Jerky, Krave, The New Primal and others. In addition, the healthy snacking industry is fragmented and highly competitive, and includes makers of protein bars, protein shakes and other specialty healthy snacks. Competitive factors include product quality, taste, brand awareness among consumers, nutritional content, simpler and less processed ingredients, innovation, variety of snacks offered, grocery aisle placement, access to retailer shelf space, price, advertising and promotion, product packaging and package design.

Stryve’s current and potential competitors may offer products similar to its products, and a wider range of products than it offers, and may offer such products at more competitive prices than Stryve. Many of Stryve’s competitors have resources substantially greater than it has and sells brands that are more widely recognized than Stryve’s brands.

Regulation and Compliance

Stryve, along with its brokers, distributors, ingredients and packaging suppliers, is subject to laws and regulations in the United States promulgated by federal, state and local government authorities. In the United States, the federal agencies governing the manufacture, distribution and advertising of products including, among others, the U.S. Federal Trade Commission (“FTC”), the U.S. Food and Drug Administration (“FDA”), the United States Department of Agriculture (“USDA”), the U.S. Environmental Protection Agency and the Occupational Safety and Health Administration and similar state and local agencies. Under various statutes, these agencies, among other things, prescribe the requirements and establish the standards for quality and safety and regulate marketing and advertising to consumers. Certain of these agencies, in certain circumstances, must not only approve products, but also review the manufacturing processes and facilities used to produce these products before they can be marketed in the United States.

Stryve is subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws, including various laws and regulations relating to environmental protection and worker health and safety matters.

Food-Related Regulations

As a manufacturer and distributor of food products, Stryve is subject to a number of food-related regulations, including the Federal Food, Drug, and Cosmetic Act and regulations promulgated thereunder by the FDA and the Federal Meat Inspection Act and regulations promulgated thereunder by the USDA. This comprehensive regulatory framework governs the manufacture (including composition and ingredients), labeling, packaging and safety of food in the United States. The FDA:

●	regulates manufacturing practices for foods through its current good manufacturing practices regulations;

●	specifies the standards of identity for certain foods, including many of the products Stryve sells; and

●	prescribes the format and content of certain information required to appear on food product labels

Stryve is subject to the Food Safety Modernization Act of 2011, which, among other things, mandates that the FDA adopt preventative controls to be implemented by food facilities in order to minimize or prevent hazards to food safety. Stryve is also subject to numerous other federal, state and local regulations involving such matters as the licensing and registration of manufacturing facilities, enforcement by government health agencies of standards for its products, inspection of its facilities and regulation of its trade practices in connection with the sale of food products.

Stryve’s products are also subject to inspection prior to distribution, primarily by the USDA and the FDA. Stryve also participates in the USDA’s Hazard Analysis and Critical Control Points (“HACCP”) program or FDA’s Hazard Analysis and Risk-Based Prevention Controls (“HARPC”) program as applicable and are subject to the Sanitation Standard Operating Procedures and the Public Health Security and Bioterrorism Preparedness and Response Act of 2002.

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Environmental Regulations

Stryve is subject to various state and federal environmental laws, regulations and directives, including the Food Quality Protection Act of 1996, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended.

Labeling Regulations

Stryve is subject to various labeling requirements with respect to its products at the federal, state and local levels. At the federal level, the USDA pre approves any labels that Stryve intends to use, additionally the FDA has authority to review product labeling, and the FTC may review labeling and advertising materials, including online and television advertisements, to determine if advertising materials are misleading. Stryve is also subject to various state and local consumer protection laws.

Employees

As of February 28, 2021, Stryve employed approximately 114 employees, with 35 employees in corporate positions and 79 employed in manufacturing and warehousing. None of Stryve’s employees are subject to a collective bargaining agreement and Stryve believes its overall relations with its workforce is good.

Health and Safety: Stryve maintains a safety culture grounded on the premise of eliminating workplace incidents, risks and hazards. Stryve has created and implemented processes to help eliminate safety events by reducing their frequency and severity, and regularly reviews and monitors its performance. In response to the global novel coronavirus pandemic (“COVID-19” or “pandemic”), Stryve has implemented and continues to implement rigorous safety measures, increased sanitation, contract tracing, and contingency plans in all its facilities to ensure continuity of production and supply while maintaining its employees’ safety.

Talent and Development: Stryve’s management is focused on attracting the best talent, recognizing and rewarding their performance, while continually developing, engaging and retaining them. Stryve focuses on creating a strong team atmosphere that shares the company’s mission, vision and business goals while promoting a positive, engaging company culture. Stryve’s culture is built on five core values: passion, quality, innovation, teamwork, having fun and giving back. The Stryve talent and development philosophy promotes the understanding that everyone has a role to play in driving business results and that everyone is a leader regardless of title or position.

Property

Stryve owns its manufacturing facility in Madill, Oklahoma that it opened in 2019. The 52,000 square foot facility sits on approximately 18 acres of land, allowing for possible, future expansion. Stryve’s corporate headquarters are located in Plano, Texas. Stryve leases the property for this corporate office, which occupies approximately 6,600 square feet. In addition, Stryve leases a distribution facility in Farmers Branch, Texas, which occupies approximately 5,000 square feet, and an administrative facility in Cambridge, Massachusetts, which occupies approximately 1,900 square feet.

International

Currently, Stryve’s operations are solely in the United States. However, it sells a limited number of products internationally in Canada and Mexico that are shipped from its distribution facility in Texas.

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STRYVE’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Stryve’s financial condition and results of operations should be read in conjunction with Stryve’s consolidated financial statements and related notes that appear elsewhere in this proxy statement/prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect Stryve’s plans, estimates and beliefs. Stryve’s actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere particularly in the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” elsewhere in this proxy statement/prospectus. References in this section to the “Company,” “Stryve” “our,” “us” or “we” refer to Stryve Foods, LLC.

Overview

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products that Stryve believes can disrupt traditional snacking categories. Stryve’s mission is “to help Americans snack better and live happier, better lives.” Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks. Stryve offers all-natural, delicious snacks which it believes are nutritious and offer consumers a convenient healthy snacking option for their on-the-go lives.

Stryve’s current product portfolio consists primarily of air-dried meat snack products marketed under the Stryve®, Kalahari® Braaitime® and Vacadillos® brand names. Biltong is a process for preserving meat through air drying that originated centuries ago in South Africa. Unlike beef jerky, Stryve’s all-natural air-dried meat snack products are made of beef and spices, are never cooked, contain zero grams of sugar, and are free of monosodium glutamate (MSG), gluten, nitrates, nitrites, and preservatives. As a result, Stryve’s products are Keto and Paelo diet friendly. Further, based on protein density and sugar content, Stryve believes that its air-dried meat snack products are some of the healthiest shelf-stable snacks available today.

Stryve distributes its products in major retail channels, primarily in North America, including grocery, club stores and other retail outlets, as well as directly to consumers through its e-commerce websites which officially launched in 2020, as well as direct to consumer through the Amazon platform.

Stryve believes increased consumer focus in the U.S. on health and wellness will continue to drive growth of the healthy snacking category and increase demand for Stryve’s products. Stryve has shown strong sales growth since its inception in 2017. Net revenues increased from $10.8 million in 2019 to $17.0 million in 2020. Stryve has made substantial investments since its inception in product development, establishing its manufacturing facility, and building its marketing, sales and operations infrastructure to grow its business. As a result, Stryve has reported net losses since its inception, with net losses of $23.4 million and $17.6 million in 2019 and 2020, respectively. Stryve intends to continue to invest in product innovation, improving its supply chain, enhancing its manufacturing capabilities, and expanding its marketing and sales initiatives to drive continued growth. Additionally, moving forward management anticipates additional expenses not experienced in 2019 or 2020 related to internal controls, regulatory compliance, and other expenses relating to its go-forward operations as a public company.

COVID-19

The COVID-19 pandemic presented certain challenges and opportunities for the Company in 2020. The unpredictable nature of the COVID-19 pandemic, with the uncertainty around vaccination, economic recovery, and customer demand within retailer distribution centers affected some retail partners’ willingness to reset distribution and bring on new products. As distribution resets are an important way for Stryve to secure new retail distribution for its products, this dynamic delayed Stryve’s entry into many retail locations. Additionally, COVID-19 created certain operational complexities that Stryve’s management sought to overcome by seeking to optimize its supply chain, and implementing safety measures including social distancing, mask requirements, and increased sanitation at its facilities. Largely, Stryve was successful at avoiding a disruption to its supply chain and operations through these measures and was able to maintain continuity of supply for its customers. Further, the Company positioned itself well with its robust DTC e-commerce strategy to drive continued growth despite the delays in retail distribution. Management anticipates that while there is still risk that certain retailers’ distribution rests may be affected by the pandemic that many of them will be conducting resets in 2021 as scheduled.

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Results of Operations –Year Ended December 31, 2020 Compared to Year Ended December 31, 2019

The following table sets forth selected items in our consolidated financial data in dollar amounts and as a percentage of net sales for the year ended December 31, 2020 compared to the year ended December 31, 2019.

STRYVE FOODS, LLC AND SUBSIDIARIES

Comparison of Results of Components of Net Income

	52 Week Period Ended		52 Week Period Ended
	December 31, 2020		December 31, 2019
	(audited)		(audited)
(In thousands)		% of sales		% of sales
Net sales	$17,002	100.0%	$10,770	100.0%
Cost of goods sold	$11,098	65.3%	$13,309	123.6%
Gross profit	$5,904	34.7%	$(2,539)	-23.6%

Operating Expenses
Selling and marketing expense	$8,786	51.7%	$6,712	62.3%
General and administrative expense	1,978	11.6%	2,521	23.4%
Operations expense	2,309	13.6%	1,955	18.2%
Salaries and wages	5,799	34.1%	6,818	63.3%
Depreciation and amortization expense	1,290	7.6%	1,090	10.1%
Loss on disposal of fixed assets	14	0.1%	462	4.3%
Total operating expenses	20,176	118.7%	19,558	181.6%
Income from operations	(14,272)	-83.9%	(22,097)	-205.2%

Other income (expense):
Interest expense	(3,302)	-19.4%	(1,335)	-12.4%
Other income (expense) before income taxes	27	0.2%	-	0.0%
Other income (expense) before income taxes	(3,275)	-19.3%	(1,335)	-12.4%
Taxes	-	0.0%	-	0.0%
Net income	$(17,547)	-103.2%	$(23,433)	-217.6%

Net sales. Net sales increased by $6.2 million from $10.8 million in 2019 to $17.0 million in 2020. The primary drivers of the increase in net sales are the launch of a direct-to-consumer (“DTC”) e-commerce sales platform and increased sales of Stryve’s products to wholesale and private label accounts (which were on-boarded throughout 2019). Stryve drove significant growth through its targeted DTC e-commerce initiative, which generated $7.1 million in net sales in 2020 compared to $1.7 million in 2019. In particular, management launched its Stryve.com DTC strategy in April 2020 generating $3.3 million in 2020, relative to only $0.02 million in 2019. Sales of private label products increased to $3.3 million in 2020 compared to $1.9 million in 2019. The following table shows the net sales of the Company disaggregated by channel for the years ended December 31, 2019 and 2020.

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STRYVE FOODS, LLC AND SUBSIDIARIES
Net Sales by Channel

	Year Ended		Year Ended
	December 31, 2020		December 31, 2019
(In thousands)		% of sales		% of sales
e-Commerce	$7,147	42.0%	$1,610	14.9%
Wholesale	$6,598	38.8%	$7,229	67.1%
Private Label	$3,257	19.2%	$1,931	17.9%
Net Sales	$17,002	100.0%	$10,770	100.0%

Cost of Goods Sold. Cost of goods sold decreased by $2.2 million from $13.3 million in 2019 to $11.1 million in 2020 which was driven in large part by three primary factors:

●	During 2019, the Company transitioned and consolidated all production operations to its newly built Madill, Oklahoma production facility. As part of this process, the Company was required to undergo an extensive food safety validation process with the USDA, which among other things resulted in significant product testing fees and destroyed product costs that did not recur in 2020.

●	Throughout 2020 Stryve utilized a continuous improvement philosophy and made several process enhancements that helped to provide improved manufacturing yields and minimize waste.

●	Consistently through 2019 and 2020 Stryve looked for ways to incorporate greater automation throughout its manufacturing facility. As a result, the Company’s direct labor costs improved year-over-year by $0.6 million despite significantly increased production volume.

Gross Profit. Gross profit increased $8.4 million from $(2.5) million 2019 to $5.9 million in 2020. As a percent of net sales, gross profit for 2020 was 34.7% which represents a significant improvement from (23.6%) in 2019. Three primary factors contribute to this improvement in profitability:

●	As described above, overall Cost of Goods Sold decreased year-over-year by $2.2 million from 2019 to 2020 despite increased sales of $6.2 million over the same time period.

●	Stryve’s early investment in its production facility and automation provide it with significant excess capacity relative to its production volume in either 2019 or 2020. As a result, the Company was able to absorb the increasing sales of $6.2 million from 2019 to 2020 without having to materially increase its costs related to overhead and labor.

●	Stryve’s mix of business shifted from 2019 to 2020 with 2020 experiencing a greater emphasis on DTC e-commerce sales. Selling directly to consumers provides a more attractive margin profile versus selling through wholesale distribution.

Operating Expenses.

●	Selling, and marketing expenses. Selling and marketing expenses increased by $2.1 million from $6.7 million in 2019 to $8.8 million in 2020. From 2019 to 2020, the Company shifted the focus of its marketing spend away from in-person sampling events in favor of its DTC digital marketing efforts. Additionally, Stryve worked closely with sales brokers and marketing consultants in an effort to drive incremental distribution for its products which served to increase expense by $0.5 million from 2019 to 2020. Further, as Stryve increased its DTC sales on its own websites as well as through third-party sites, it incurred incremental platform fees in the amount of $0.3 million from 2019 to 2020.

●	Operations expenses. Operations expenses increased by $0.4 million from 2019 to 2020. While expenses related to supplies, maintenance, and equipment decreased from 2019 to 2020 by $0.3 million, the ramp of Stryve’s DTC web fulfillment operation contributed primarily to the increase in packaging expense and freight-out expense by an aggregate $0.8 million from 2019 to 2020.

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●	General and administrative expenses, General and administrative expenses decreased $0.5 million from 2019 to 2020. This decrease in large part is driven by a reduction in professional service, consulting, and legal expenses which were $1.3 million in 2019 compared to $0.5 million in 2020. Separately, the Company’s bad debt reserve was increased by $0.6 million in 2020.

●	Salaries and wages. Salaries and wages decreased $1.0 million from 2019 to 2020 falling from $6.8 million to $5.8 million. This decline in salaries and wages is largely attributable to the reduction in the Company’s nationwide field marketing staff in early 2020. For most of 2019, the field marketing program was the Company’s primary marketing initiative which was effective at driving consumer trial through in-store sampling events. However, Stryve’s management made the strategic decision in late 2019 to begin transitioning away from the labor-intensive field marketing program in favor of a more scalable data-driven digital marketing approach.

●	Loss on disposal of fixed assets. Loss on disposal of fixed assets decreased by $0.5 million from 2019 to 2020 which was primarily attributable to the closure and consolidation of the operations of the Braaitime and Biltong USA manufacturing operations that occurred in 2019. These manufacturing operations were consolidated into Stryve’s current manufacturing facility in Madill, Oklahoma. Through the winddown of the legacy manufacturing operations, certain capitalized assets were disposed.

●	Depreciation and amortization. Depreciation and amortization increased $0.2 million from 2019 to 2020 and is primarily attributable to the timing of capital expenditures and dispositions of assets.

Operating Loss. Operating loss improved by $7.8 million from ($22.1) million in 2019 to ($14.3) million in 2020 and is primarily attributable to the Company’s increase in gross profit of $8.4 million over the same timeframe.

Interest Expense. Interest expense increased by $1.9 million from $(1.4) million in 2019 to $(3.3) million in 2020. The company raised additional debt capital to support the continued growth of the business and to support operations throughout 2019 and 2020.

Net Loss. Net loss improved $5.9 million from $(23.4) million in 2019 to $(17.5) million in 2020. This improvement was driven primarily by improved gross profit of $8.4 million year-over-year while increasing Operating Expenses by only $0.6 million. This improvement was in part offset by an increased cost of capital, including $2.0 million more in interest expense over the same period.

Non-GAAP Financial Measures

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in operating results, and provide additional insight on how the management team evaluates the business. Our management team uses EBITDA to make operating and strategic decisions, evaluate performance and comply with indebtedness related reporting requirements. Below are details on this non-GAAP measure and the non-GAAP adjustments that the management team makes in the definition of EBITDA. We believe this non-GAAP measure should be considered along with net income (loss), the most closely related GAAP financial measure. Reconciliations between adjusted EBITDA and net income are below, and discussion regarding underlying GAAP results throughout this Management’s Discussion and Analysis of Financial Condition and Results of Operations. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA. Stryve defines EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Stryve believes that the inclusion of these supplementary adjustments in presenting EBITDA are appropriate to provide additional information to investors and reflects more accurately operating results of the on-going operations. EBITDA may not be comparable to other similarly titled captions of other companies due to differences in calculation.

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The table below provides a reconciliation of EBITDA to its most directly comparable GAAP measure, which is net income (loss), for the years December 31, 2020 and 2019.

STRYVE FOODS, LLC AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(In thousands, except share data)

	52 Week Period Ended	52 Week Period Ended
	12/31/2020	12/31/2019
Net income (loss)	$(17,547)	$(23,433)
Interest expense	3,302	1,335
Income tax expense (benefit)	-	-
Depreciation and amortization	1,290	1,090
EBITDA	$(12,955)	$(21,007)

EBITDA. Increased by $8.05 million from 2019 to 2020. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Liquidity and Capital Resources

Overview. Stryve has historically funded its operations with cash flow from operations, equity capital raises, and note payable agreements from shareholders, in addition to bank loans. Stryve’s principal uses of cash have been debt service, capital expenditures and working capital, and funding operations. For the years ended December 31, 2020 and 2019, the Company has incurred net operating losses of $14.3 million and $21.4 million, respectively, and used cash in its operations of $16.9 million and $20.6 million, respectively. As of December 31, 2020, the Company had a working capital deficit of $26.3 million.

The Company’s continuation of operations is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis. The Company has $42.5 million of subscription agreements in the Closing PIPE Investment that is committed to be funded upon the consummation of the transactions contemplated by the Business Combination Agreement. Additionally, the Company issued Bridge Notes which will convert into PIPE proceed upon the closing of the Business Combination Agreement in the amount of $10.6 million for additional working capital. Although there can be no assurances, the Company believes that $42.5 million in the Closing PIPE Investment, cash from Andina’s trust account in connection with the Business Combination Agreement, along with a continued reduction in expenses, will be sufficient to fund the Company’s cash requirements for at least twelve months subsequent to the date of Closing of the transactions contemplated by the Business Combination Agreement.

The accompanying consolidated financial statements have prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The recurring losses, working capital deficiency and the dependency of closing the aforementioned transactions are factors that raise substantial doubt about the Company’s ability to continue as a going concern for the twelve-month period from the date the financial statements included herein were made available.

Cash Flows. The following tables show summary cash flows information for the years ended December 31, 2020 and 2019.

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STRYVE FOODS, LLC AND SUBSIDIARIES
Comparison of Summary Cash Flow Information

	52 Week Period Ended	52 Week Period Ended
(In thousands)	December 31, 2020	December 31, 2019
Net cash provided by operating activities	$(15,786)	$(20,568)
Net cash provided by (used in) investing activities	(2,502)	$(1,325)
Net cash (used in) provided by financing activities	18,823	$21,538
Net increase (decrease) in cash and cash equivalents	$535	$(354)

Net Cash provided by Operating Activities. Net cash used in operating activities improved $4.8 million from $(15.8) million in 2019 to $(20.6) million in 2020. This improvement is primarily attributable to the $5.0 million increase in net loss paired with a modest increase in working capital over the period.

Net Cash provided by (used in) Investing Activities Net cash used in investing activities increased to $2.5 million in 2020 from $1.3 million in 2019 representing a $1.2 million increase year over year. Notwithstanding ordinary course capital expenditures in support of the Company’s manufacturing facility, the increase is primarily attributable to the acquisition of the Kalahari assets which was completed in December of 2020.

Net Cash provided by (used in) Financing Activities Net cash provided by operating activities generated $2.7 million less cash for the Company in 2020 relative to 2019. In 2019 the Company generated cash from financing activities of $21.5 million from a combination of a Series 2 Preferred equity raise, the issuance of convertible notes, short-term borrowings, and repayment of debt. In 2020, the Company generated cash from financing activities of $18.0 million from a combination of a Series 3 Preferred equity raise, the issuance of additional convertible notes, additional short-term borrowings, and repayment of debt.

Debt and credit facilities. The information below represents an overview of the Company’s debt and credit facilities. Following the Closing of the transactions contemplated by the Business Combination Agreement, the Company expects to refinance all of its debt and debt facilities which are described in Note 9 to Stryve’s financial statements included herein

The Company’s outstanding indebtedness as of December 31, 2020 and 2019 is as follows:

	2020	2019
Long term debt	5,677,505	$4,736,622
Short term debt	7,745,843	3,001,366
Related party notes payable	3,001,366	3,662,067
Convertible notes, net of subscriptions to members of the company (Note 10)	8,254,390	5,414,390
Payroll protection loan	1,669,552	-
Other notes payable	212,066	407,893
Line of credit (Note 8)	3,500,000	3,500,000
Total notes payable	30,060,722	20,722,338
Less: current portion	(22,649,995)	(2,558,122)
Less: line of credit	(3,500,000)	(3,500,000)
Notes payable, net of current portion	3,910,727	14,664,216
Deferred financing fees	(36,492)	-
Total notes payable, net	$3,874,235	$14,664,216

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Future minimum principal payments on the notes payable are as follows for the years ending December 31:

2021	$22,649,995
2022	6,106,549
2023	2,744,905
2024	161,093
2025	11,688
$31,674,230

Certain Factors Affecting Our Performance

Stryve’s management believes that the Company’s future performance will depend on many factors, including the following:

Ability to Expand Distribution in both Online and Traditional Retail Channels. Stryve is currently growing its consumer base through both paid and organic means both online as well as by expanding its presence in a variety of physical retail distribution channels. Online consumer acquisitions typically occur through the Company’s portfolio of DTC e-commerce websites and Amazon.com. The Company’s online consumer acquisition program includes paid and unpaid social media, search, and display media. Stryve’s products are also sold through a growing number of traditional retail channels where the Company has an opportunity to acquire new consumers. Traditional retail channels include grocery chains, natural food outlets, club stores, convenience stores, and drug stores, all either direct or through distribution partners.

Ability to Acquire and Retain Consumers at a Reasonable Cost. Stryve’s management believes an ability to consistently acquire and retain consumers at a reasonable cost relative to projected life-time value will be a key factor affecting future performance. To accomplish this goal, Stryve intends to strategically allocate advertising spend between online and offline channels favoring digital media, as well as emphasizing more targeted and measurable “direct response” digital marketing spend with advertising focused on increasing consumer awareness and driving trial.

Ability to Drive Repeat Usage of Our Products. Stryve accrues substantial economic value from repeat consumers who consistently purchase its products either online or in traditional retail. The pace of Stryve’s growth rate will be affected by the repeat usage dynamics of existing and newly acquired customers. The Company utilizes a number of methods to drive repeat behavior including intelligent e-mail and text campaigns, targeted digital media, and subscribe and save incentives.

Ability to Expand Gross Margins. Stryve’s overall profitability will be impacted by its ability to expand gross margins through effective sourcing of raw materials, managing production yields, controlling labor and shipping costs, as well as spreading other production-related costs over greater manufacturing volumes.

Ability to Expand Operating Margins. The Company’s ability to expand operating margins will be impacted by its ability to effectively manage its fixed and variable operating expenses as net sales increase.

Ability to Manage Supply Chain and Expand Production In-line with Demand. Stryve’s ability to grow and meet future demand will be affected by its ability to effectively plan for and source inventory from a variety of suppliers located inside and outside the United States. Additionally, efficiently scaling production capacity ahead of growth in net sales will be critical to the Company’s meet future demand without disruption.

Ability to Optimize Key Components of Working Capital. Stryve’s ability to reduce cash burn in the near-term and eventually generate positive cash flow will be partially impacted by the Company’s ability to effectively manage the key components of working capital which have a direct impact on the cash conversion cycle.

Seasonality. Because Stryve is so early in its lifecycle of growth, it is difficult to discern the exact magnitude of seasonality affecting its business. Any evidence of seasonality is not clearly discernable from the Company’s historical growth. However, understanding potential trends in seasonality will be key in Stryve’s management of its expenses, liquidity, and working capital.

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Key Financial Definitions

Net sales. Net sales consists primarily of product sales to Stryve’s customers less cost of promotional activities, slotting fees and other sales credits and adjustments, including product returns.

Cost of goods sold. Cost of goods sold consists primarily of the costs Stryve pays for raw materials (including beef protein and spices), packaging, production labor, and overhead at Stryve’s wholly owned manufacturing facility. Additionally, cost of goods sold contains certain food safety and quality assurance expenses including pathogen testing as well as other expenses related to the production of Stryve’s products. A small portion of Stryve’s cost of goods sold are derived from goods purchased from 3rd party suppliers and are largely related to non-food items (e.g., apparel).

Gross profit. Gross profit is net sales less cost of goods sold.

Operating expenses. Operating expenses consist primarily of selling and marketing expenses, general and administrative expenses, operations expenses, depreciation and amortization and other expenses. The following is a brief description of the components of Stryve’s operating expenses:

Selling and marketing. Selling and marketing expenses are comprised of advertising and marketing costs, broker commissions, sales consultants, and e-commerce platform fees.

Operations expense. Operations expense is principally freight and postage associated with shipping, handling, and fulfillment of products from Stryve’s locations to the customer, as well as expenses associated with Stryve’s warehouse and fulfillment teams.

General and administrative. General and administrative expenses are comprised of expenses associated with corporate and administrative functions that support Stryve’s business, including fees for employee salaries, professional services, insurance and other general corporate expenses. We expect our general and administrative fees to increase as we incur additional legal, accounting, insurance and other expenses associated with being a public company.

Salaries and wages. Salaries and wages is mostly comprised of compensation and benefits, payroll taxes, payroll processing fees, independent contractor fees, and severances, in all cases related to non-production employees.

Depreciation and amortization. Depreciation and amortization costs consist of costs associated with the depreciation of fixed assets and capitalized leasehold improvements and amortization of intangible assets.

Loss (gain) on disposal of fixed assets. Loss (gain) on disposal of fixed assets represents the net loss or gain associated with the Company’s sale or disposition of fixed assets.

Income from operations. Operating income (loss) reflects gross profit less operating expenses.

Other income (expense). Other income (expense) consists of interest expense, and gains or losses on foreign currency transactions.

Income tax expense (benefit). Income tax expense (benefit) includes current and deferred federal tax expenses, as well as state and local income taxes. See “— Critical Accounting Policies — Income taxes.”

Net income (loss). Net income (loss) consists of income from operations less income tax expense plus income tax (benefit).

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Off-Balance Sheet Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of December 31, 2020. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

The following table summarizes Stryve’s expected material contractual payment obligations as of December 31, 2020.

STRYVE FOODS, LLC AND SUBSIDIARIES
Summary of Expected Material Contractual Payment Obligations
As of December 31, 2020

	Payments due by period
(In thousands)	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Capital Leases	$150	$24	68	$58	$-
Operating Leases	1,139	205	530	404	-
Short Term Debt		5,500	5,500	-	-
Long Term Debt	28,133	10,896	14,378	2,859	-
Related Party Debt	-				-
Total*	$29,423	$16,625	$20,477	$3,322	$-

* Excludes obligations related to proposed sale-leaseback of the Company’s Oklahoma facility.

Quantitative and Qualitative Disclosures of Market Risks

Stryve’s future income, cash flows and fair values relevant to financial instruments are dependent upon prevalent market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates.

Concentration of credit risk. The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash, accounts receivable, and accounts payable. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company maintains cash balances in bank accounts that may, at times, exceed Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal. As of December 31, 2020, the Company had cash balances in excess of FDIC coverage of approximately $310,000.

As of and for the year ending December 31, 2020, customer and vendor concentrations in excess of 10% consolidated sales, purchases accounts receivable, and accounts payable are as follows:

	Sales	Purchases	Accounts Receivable	Accounts Payable
Customer A	26%		24%
Customer B	13%
Customer C			40%
Vendor A				12%
Vendor B				11%
Vendor C		17%

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Interest rate risk. Stryve is subject to interest rate risk in connection with borrowing based on a variable interest rate. Derivative financial instruments, such as interest rate swap agreements and interest rate cap agreements, are not currently but may be used for the purpose of managing fluctuating interest rate exposures that exist from Stryve’s variable rate debt obligations that are expected to remain outstanding. Interest rate changes do not affect the market value of such debt, but could impact the amount of Stryve’s interest payments, and accordingly, Stryve’s future earnings and cash flows, assuming other factors are held constant. Additionally, changes in prevailing market interest rates may affect Stryve’s ability to refinance existing debt or secure new debt financing.

Foreign currency risk. Stryve is exposed to changes in currency rates as a result of its revenue generated in currencies other than U.S. dollar. Revenue and profit generated by international operations will increase or decrease compared to prior periods as a result of changes in foreign currency exchange rates. However, the operations that are impacted by foreign currency risk are less than 5% of Stryve’s net income (loss) for the 52-week period ended December 31, 2020 and therefore, the risk of this is insignificant.

Raw material risk. Stryve’s profitability depends, among other things, on its ability to anticipate and react to raw material costs, primarily beef. The price of beef and other raw materials are subject to many factors beyond Stryve’s control, including general economic conditions, inflation, cost of feed, demand, natural disasters, weather and other factors. Changes in the prices of beef and other raw materials could have a material impact on Stryve’s results of operations and financial conditions.

Inflation risk. While inflation may impact Stryve’s revenue and cost of services and products, Stryve believes the effects of inflation, if any, on its results of operations and financial condition have not been significant. However, there can be no assurance that its results of operations and financial condition will not be materially impacted by inflation in the future.

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Critical Accounting Estimates

Our management’s discussion and analysis of financial condition and results of operations is based on our consolidated financial statements which have been prepared in accordance with U.S. GAAP. In preparing our financial statements, we make estimates, assumptions, and judgments that can have a significant impact on our reported revenue, results of operations, and comprehensive net income or loss, as well as on the value of certain assets and liabilities on our balance sheet during, and as of, the reporting periods. These estimates, assumptions, and judgments are necessary and are made based on our historical experience, market trends and on other assumptions and factors that we believe to be reasonable under the circumstances because future events and their effects on our results of operations and value of our assets cannot be determined with certainty. These estimates may change as new events occur or additional information is obtained. We may periodically be faced with uncertainties, the outcomes of which are not within our control and may not be known for a prolonged period of time. Because the use of estimates is inherent in the financial reporting process, actual results could differ from those estimates or assumptions.

The critical accounting estimates, assumptions, and judgments that we believe have the most significant impact on our consolidated financial statements are described below.

Accounts Receivable and Allowance for Doubtful Accounts, Returns, and Deductions. Accounts receivable are customer obligations due under normal trade terms. The Company records accounts receivable at their net realizable value, which requires management to estimate the collectability of the Company’s receivables. Judgment is required in assessing the realization of these receivables, including the credit worthiness of each counterparty and the related aging of past due balances. Management provides for an allowance for doubtful accounts and returns equal to the estimated uncollectable amounts, in addition to a general provision based on historical experience. Management provides for the customer deduction allowance based upon a general provision of 8% of sales in addition to known deductions. The estimates are based on collection experience and a review of current status of trade accounts. As of December 31, 2020 and 2019, the allowance for doubtful accounts and returns and deductions totaled $807,853 and 688,046, respectively. Total bad debt expense for the years ending December 31, 2020 and 2019 was $744,863 and $168,464, respectively.

Revenue Recognition. The Company manufactures and markets a broad range of protein snack products through multiple distribution channels. The products are offered through branded and private label items. The Company accounts for revenue from contracts with customers, which comprises substantially all of its revenue, through the following steps:

1)	Identification of the contract with a customer

2)	Identification of the performance obligations in the contract

3)	Determination of the transaction price

4)	Allocation of the transaction price to the performance obligations in the contract

5)	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company’s revenue derived from the sale of branded and private label products is considered variable consideration that is based on a fixed per item charge applied to a variable quantity of product. Generally, this variable consideration is recognized at the point in time when the customer obtains control of the product, which may occur upon either shipment or delivery of the product. The Company also maintains consignment arrangements whereby revenue is recognized upon sale of the product to the end customer. The payment terms of the Company’s contracts are generally net thirty to thirty-five days, although early pay discounts are offered to customers.

The Company regularly experiences customer deductions from amounts invoiced due to product returns, product shortages and delivery nonperformance penalty fees. This variable consideration is estimated using the expected value approach based on the Company’s historical experience, and it is recognized as a reduction to the transaction price in the same period that the related product sale is recognized. In years prior to 2020, customer deduction amounts were insignificant and recognized when incurred.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products to customers. Revenue is recognized when the Company satisfies its performance obligations under the contract by transferring the promised product to its customer.

The Company’s contracts generally do not include any material significant financing components.

The Company has elected the following practical expedients provided for in Topic 606, Revenue from Contracts with Customers.

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1)	The Company is excluding from its transaction price all sales and similar taxes collected from its customers.

2)	The Company has elected to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.

3)	The Company has elected to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations.

4)	The portfolio approach has been elected by the Company as it expects any effects would not be materially different in application at the portfolio level compared with the application at an individual contract level.

5)	The Company has elected not to disclose information about its remaining performance obligations for any contract that has an original expected duration of one year or less.

Neither the type of good sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

Inventory. Inventories consist of raw materials, work in process, and finished goods, and stated at lower of cost or net realizable value determined using the standard cost method. The Company reviews the value of items in inventory and provides write-downs and write-offs of inventory based for obsolete, damaged, or expired inventory. Write-down and write-offs are included in cost of goods sold. Infrequent and significant write offs are included separately from cost of goods sold in loss on damaged inventory.

Goodwill. Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in the acquisition of Biltong USA Inc., and Braaitime LLC in 2018. Goodwill is accounted for in accordance with ASC 350, “Intangibles – Goodwill and Other”. Goodwill is reviewed and tested for impairment on a reporting unit level annually.

In January 2017, the FASB issued ASU 2017-03, “Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, effective for periods beginning after December 15, 2019, with an election to adopt early. The ASU requires only a one-step qualitative impairment test, whereby a goodwill impairment loss will be measured as the excess of a reporting unit’s carrying amount over its fair value. It eliminates Step 2 of the current two-step goodwill impairment test, under which a goodwill impairment loss is measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. A significant amount of judgment is required in estimating fair value and performing goodwill impairment tests. For the years ended December 31, 2020 and 2019, there was no impairment of goodwill.

Intangible Assets. On December 11, 2020, the Company’s wholly owned subsidiary, Kalahari Snacks, LLC, entered into an asset purchase agreement with Kalahari Brands, Inc. consisting principally of its brands and marks, to acquire certain assets and liabilities of Kalahari Brands for a purchase price of $5,867,344, comprised as follows:

The brand name is accounted for in accordance with ASC 350, “Intangibles – Goodwill and Other”, and amortized on a straight-line basis over 20 years and reviewed annually for impairment. As of December 31, 2020, there was no impairment of the intangible asset.

Income Taxes. The Company is a Texas limited liability company and accordingly is not a taxpaying entity for federal income tax purposes. The Company’s annual tax income or loss is allocated to individual members for reporting on their own individual federal tax returns. The Company is subject to certain state and local taxes, such amount was not material for the years ending December 31, 2020 and 2019, respectively.

The provision for income taxes is calculated under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. The realization of deferred tax assets depended upon the existence of sufficient taxable income, of appropriate character, within the carryback or carryforward periods under the tax law in the applicable tax jurisdiction. Valuation allowances are determined, based on available information, whether it was more likely than not that deferred tax assets would not be realized. Significant judgment is required in determining whether valuation allowances should be established, as well as the amount of such allowances.

The Company accounts for uncertain tax positions in accordance with ASC 740-10, Income Taxes. ASC 740-10, Income Taxes, provides several clarifications related to uncertain tax positions. Most notably, a “more likely-than-not” standard for initial recognition of tax positions, a presumption of audit detection and a measurement of recognized tax benefits based on the largest amount that has a greater than 50 percent likelihood of realization. ASC 740-10, Income Taxes, applies a two-step process to determine the amount of tax benefit to be recognized in the consolidated financial statements. First, the Company must determine whether any amount of tax benefit may be recognized. Second, the Company determines how much of the tax benefit should be recognized for tax positions that qualify for recognition. No additional liabilities have been recognized. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

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MANAGEMENT OF THE COMPANY FOLLOWING THE BUSINESS COMBINATION

Executive Officers and Directors of the Company After the Business Combination

Upon the consummation of the Business Combination, the business and affairs of the Company will be managed by or under the direction of the Company’s Board. The Company’s Board will initially consist of seven members, divided into three classes of staggered three-year terms. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. The following table sets forth certain information, as of the date of this proxy statement/prospectus, concerning the persons who are expected to serve as officers and directors of the Company following the completion of the Business Combination:

Name	Age	Position
Executive Officers
Joe Oblas	48	Co-Chief Executive Officer and Director
Jaxie Alt	48	Co-Chief Executive Officer, Chief Marketing Officer and Director
R. Alex Hawkins	35	Chief Operating Officer
Scott McCombs	46	Chief Financial Officer
Non-Employee Directors
Ted Casey	51	Chairman of the Board
Kevin Vivian	62	Director
B. Luke Weil	41	Director
Mauricio Orellana	55	Director
Robert “Bo” D. Ramsey III	40	Director

Executive Officers

Joe Oblas. Upon the consummation of the Business Combination, Joe Oblas will serve as co-Chief Executive Officer and a Director of the Company. Mr. Oblas is Stryve’s co-founder and has served as its co-Chief Executive Officer and Director since November 2017. Prior to founding Stryve, Mr. Oblas was the co-founder, Chief Operating Officer and Director of ProSupps USA, a successful sports nutrition brand, from November 2007 until December 2016. Prior to that time, he also co-founded Juice Stop, a smoothie company. Andina believes he is qualified to serve on the Company’s Board because he co-founded Stryve as well as due to his expertise and years of success developing successful nutritional brands.

Jaxie Alt. Upon the consummation of the Business Combination, Jaxie Alt will serve as Co-Chief Executive Officer and Chief Marketing Officer and a Director of the Company. Before the Business Combination, Ms. Alt has served as Co-Chief Executive Officer of Stryve since January 2020 and Chief Marketing Officer of Stryve since March 2019. From October 2018 through March 2019, Ms. Alt served as the founding member of Meaningful Partners and founder and CEO of Altitude Growth Advisors. Prior to such time, she worked in various positions at Dr Pepper Snapple Group since January 2001, serving at its Exec Vice President and Chief People Officer from July 2017 to July 2018 and its co-Chief Marketing Officer and Senior Vice President from January 2014 through July 2017. Ms. Alt holds a BA in Communication Studies from the University of California Los Angeles and an MBA with a marketing specialization from the University of Texas. Andina believes she is qualified to serve on the Company’s Board due to her years of experience in the food and beverage industry.

R. Alex Hawkins. Upon the consummation of the Business Combination, Alex Hawkins will serve as Chief Operating Officer of the Company. Before the Business Combination, Mr. Hawkins has served as Stryve’s Chief Operating Officer since October 2019 and its Interim Chief Financial Officer from October 2020 until February 2021. Prior to such time, Mr. Hawkins served as a Principal at Rosewood Private Investments, the private equity division of Rosewood Corporation, from 2012 through 2019. Mr. Hawkins worked in J.P. Morgan’s Private Bank from 2010 through 2012 and before then worked for APQC from 2008 to 2010. Mr. Hawkins holds a BBA in Finance with a minor in Economics and specialization in International Business from Texas A&M University and is a CFA Charterholder.

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Scott McCombs. Upon the consummation of the Business Combination, Scott McCombs will serve as Chief Financial Officer of the Company. Before the Business Combination, Mr. McCombs has served as Chief Financial Officer of Stryve since February 2021. Most recently Mr. McCombs served as the Senior Vice President, Americas Finance and Business Operations at CBRE Group, Inc., an American commercial real estate services and investment firm, from 2015 through 2020. Prior to CBRE Group, Mr. McCombs served as Senior Finance Executive, Merchandise/Stores Finance at Fresh & Easy Grocery Stores from 2013 through 2015. Prior to Fresh & Easy Grocery Stores, Mr. McCombs served as Vice President of Merchandise & Division Finance, Merchandising Operations, Pricing and Consumer Research at 7-Eleven, Inc. Mr. McCombs holds a BSBA in Finance from the Boston University.

Non-Employee Directors

Ted Casey. Upon the consummation of the Business Combination, Ted Casey will serve as the Chairman of the Company’s Board. Mr. Casey was a co-founder of Stryve and has served as its Chairman of its Board since its inception. Mr. Casey founded and served as the CEO of Dymatize from 1993 to 2014 until its sale to Post Holdings in 2014. Mr. Casey has served as the CEO and Founder of DryBev Inc., a manufacturer of branded and private label nutritional supplements, since July 2011. He also serves as a member of the Board of Directors of Emerge Clinical Solutions LLC, a cloud based SaaS software for medical provider networks since May 2017, and Dynamic Pharmaceuticals Inc., a private label pharmaceutical manufacturing company since October 2005. Mr. Casey holds a BA from Tulane University. Andina believes Mr. Casey is qualified to serve on the Company’s Board due to in-depth experience as a founder of Stryve and his prior experience founding and working with other vertically-integrated nutrition companies.

Kevin Vivian. Upon the consummation of the Business Combination, Kevin Vivian will serve as a member of the Company’s Board. Mr. Vivian has served as a director of Stryve since April 2018. Prior to such time, Mr. Vivian worked for 32 years for Pepsi Co., retiring in May 2018 after serving as its Senior Vice President of National Sales since January 2012 and the Division Vice President for Frito Lay from January 2002 through January 2012. Mr. Vivian has a BBA from Western Michigan. Andina believes Mr. Vivian is qualified to serve on the Company’s Board due to his years of experience as an executive in the consumer snacking industry.

Robert “Bo” D. Ramsey III. Upon the consummation of the Business Combination, Mr. Ramsey will serve as a member of the Company’s Board. Mr. Ramsey has served as a director of Stryve since April 2019. Mr. Ramsey has served as the Chief Investment Officer for Oxford Financial Group, Ltd. since February 2021. Prior to joining Oxford, he served as Co-Chief Investment Officer at Pendyne Capital, LLC from February 2020 through February 2021, where he managed alternative investment portfolios, after having worked there since October 2017. Prior to his time at Pendyne Capital, Bo was Deputy Chief Investment Officer at Indiana Public Retirement System from July 2016 through October 2017 after having worked there since April 2012. Mr. Ramsey received his Bachelor of Science and his MBA from Indiana University Kelley School of Business. He received his J.D. from Indiana University McKinney School of Law, where he graduated cum laude. He is a Chartered Financial Analyst and a Chartered Alternative Investment Analyst. Mr. Ramsey is a Board Member and Investment Committee Member of the Indianapolis Symphony Orchestra Foundation, an Advisory Board Member of Pacenote Capital, LLC and a Board Member of Top Echelon Software. Andina believes Mr. Ramsey is qualified to serve on the Company’s Board due to his extensive experience as an investment manager.

Please see “Directors, Officer, Executive Compensation and Corporate Governance of Andina Prior to the Business Combination” for the biographies of Messrs. Weil and Orellana.

Composition of the Board of Directors

The Company’s business affairs will be managed under the direction of the Board. Subject to the terms of the Proposed Charter and Bylaws, the number of directors will be fixed by the Company’s Board. The Company’s Board will initially consist of seven members, divided into three classes of staggered three-year terms. At each annual meeting of its stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:

●	the Class I directors, whose terms will expire in 2022, will be Kevin Vivian and Robert Ramsey;

●	the Class II directors, whose terms will expire in 2023, will be B. Luke Weil and Mauricio Orellana; and

●	the Class III directors, whose terms will expire in 2024, will be Joe Olbas, Jaxie Alt and Ted Casey.

When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Company’s Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Company’s Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

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Director Independence

The Board will initially consist of seven members, five of whom will qualify as independent within the meaning of the independent director guidelines of Nasdaq. Joe Oblas and Jaxie Alt will not be considered independent.

In connection with the Business Combination, the Company’s Class A common stock will be listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 of the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

The Andina Board has undertaken a review of the independence of each director and considered whether each director has a material relationship that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, Andina anticipates that Ted Casey, Kevin Vivian, Robert Ramsey, B. Luke Weil and Mauricio Orellana will be considered “independent directors” as defined under the listing requirements and rules of Nasdaq and the applicable rules of the Exchange Act.

Committees of the Company Board

The Company Board will have an audit committee, compensation committee and nominating and corporate governance committee. All of the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. The responsibilities of each of the committees of the Company’s Board is described below. Members will serve on these committees until their resignation or until as otherwise determined by the Board.

Audit Committee

The Company’s audit committee will be responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing the Company’s independent registered public accounting firm;

●	discussing with the Company’s independent registered public accounting firm their independence from management;

●	reviewing, with the Company’s independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the quarterly and annual financial statements that Andina file with the SEC;

●	overseeing the Company’s financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing the Company’s policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

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Upon the completion of the Business Combination, the Company’s audit committee will consist of Mauricio Orellana, Robert Ramsey Jr. and Theodore Casey, with Mauricio Orellana serving as chair. The parties have affirmatively determined that each expected member of the audit committee qualifies as independent under Nasdaq rules applicable to board members generally and under Nasdaq rules and Exchange Act Rule 10A-3 specific to audit committee members. All expected members of the Company’s audit committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, the parties also believe that Mr. Ramsey will qualify as the “audit committee financial expert,” as that term is defined in Item 401(h) of Regulation S-K. The Board will adopt a written charter for the audit committee, which will be available on the Company’s corporate website at www.stryve.com upon the completion of the Business Combination. The information on any of the Company’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Compensation Committee

The Company’s compensation committee will be responsible for, among other things:

●	reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving the compensation of the Company’s co-Chief Executive Officers, and the co-Chief Executive Officers may not be present during voting or deliberations on his or her compensation;

●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to the Board regarding the compensation of the Company’s other executive officers;

●	reviewing and approving or making recommendations to the Board regarding the Company’s incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for the Company’s executive officers;

●	making recommendations to the Board regarding the compensation of the Company’s directors; and

●	retaining and overseeing any compensation consultants.

Upon the completion of the Business Combination, the Company’s compensation committee will consist of Theodore Casey, Kevin Vivian and Luke Weil, with Theodore Casey serving as chair. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The Board will adopt a written charter for the compensation committee, which will be available on the Company’s corporate website at www.stryve.com upon the completion of the Business Combination. The information on any of the Company’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee will be responsible for, among other things:

●	identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;

●	overseeing succession planning for the Company’s co-Chief Executive Officers and other executive officers;

●	periodically reviewing the Company Board’s leadership structure and recommending any proposed changes to the Board;

●	overseeing an annual evaluation of the effectiveness of the Board and its committees; and

●	developing and recommending to the Board a set of corporate governance guidelines.

Upon completion of the Business Combination, the Company’s nominating and corporate governance committee will consist of Theodore Casey. Robert Ramsey Jr. and Luke Weil, with Theodore Casey serving as chair. The parties have affirmatively determined that each member qualifies as independent under Nasdaq rules. The Board will adopt a written charter for the nominating and corporate governance committee, which will be available on the Company’s corporate website at www.stryve.com upon the completion of the Business Combination. The information on any of the Company’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

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Code of Ethics

The Company will have a code of ethics that applies to all of its executive officers, directors and employees, including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics will be available on the Company’s corporate website at www.stryve.com upon the completion of the Business Combination. The Company intends to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K. The information on any of the Company’s websites is deemed not to be incorporated in this proxy statement/prospectus or to be part of this proxy statement/prospectus.

Risk Oversight

The Board is responsible for overseeing the Company’s risk management process. The Board focuses on the Company’s general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. The Company’s audit committee is also responsible for discussing the Company’s policies with respect to risk assessment and risk management. The Board believes its administration of its risk oversight function has not negatively affected the Company Board’s leadership structure.

Compensation Committee Interlocks and Insider Participation

None of the Company’s executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on the Board or compensation committee.

Combined Company Non-Employee Director Compensation Policy

The Board will adopt a director compensation policy for its non-employee directors to be in effect after the completion of the Business Combination. It is anticipated that such policy will include an annual cash retainer for all non-employee directors, in addition to equity grants determined by the compensation committee and reimbursement for reasonable expenses incurred in connection with attending board and committee meetings.

EXECUTIVE COMPENSATION

Andina Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Andina may pay consulting, finder or success fees to Andina’s officers, directors, shareholders or their affiliates for assisting Andina in consummating an initial business combination. They will also receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on Andina’s behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations, as well as traveling to and from the offices, plants, or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by Andina.

After the Business Combination, members of our management team who remain with the Company may be paid consulting, management, or other fees from the Company. For a discussion of our executive compensation arrangements after the Closing, please see the section entitled “The Company Management After the Business Combination.”

Since its formation, Andina has not granted any stock options or stock appreciation rights or any other awards under long-term incentive plans to any of Andina’s executive officers or directors.

Stryve Executive Officer Compensation

This section discusses the material components of the executive compensation program for Stryve’s executive officers who are named in the “Summary Compensation Table” below. In fiscal year 2020, Stryve’s “named executive officers” and their positions were as follows:

●	Joe Oblas, co-Chief Executive Officer;
●	Jaxie Alt, co-Chief Executive Officer and Chief Marketing Officer;
●	Alex Hawkins, Chief Operating Officer; and
●	Billie Winkle, Former Chief Financial Officer.

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Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Joe Oblas	2020	145,000		-	-	16,173	161,173
Co-Chief Executive Officer	2019	120,000		-	-	16,173	136,173

Jaxie Alt	2020	225,000		-	-	428	225,428
Co-Chief Executive Officer and Chief Marketing Officer	2019	147,759	(3)	-	-	3,563	148,187

Alex Hawkins	2020	190,000		95,000	-	5,138	290,138
Chief Operating Officer and Interim Chief Financial Officer	2019	41,022	(4)	48,741	-	-	89,763

Billie Winkle	2020	142,519	(5)	-	-	5,138	147,657
Former Chief Financial Officer	2019	53,958	(6)	-	-	509	54,467

(1) No value was attributed to the grants of the Class B Units awarded to the executives as a result of the distribution threshold required in order to participate in profits.

(2) Includes health insurance premiums paid by Stryve on behalf of each executive.

(3) Represents base salary earned from her date of hire (March 18, 2019) through December 31, 2019.

(4) Represents base salary earned from his date of hire (October 14, 2019) through December 31, 2019.

(5) Represents base salary earned through her date of resignation (November 30, 2020).

(6) Represents base salary earned from her date of hire (September 10, 2019) through December 31, 2019.

Narrative Disclosure to Summary Compensation Table

Base Salaries

The named executive officers receive their respective base salaries to compensate them for services rendered to Stryve. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

The 2020 base salaries for Joe Oblas, Jaxie Alt, Alex Hawkins and Billie Winkle were $145,000, $225,000, $190,000 and $175,000, respectively. The base salary for Joe Oblas was increased from $120,000 in 2019 to $145,000 in 2020 to better reflect his role and tenure within the organization. The base salaries for Jaxie Alt, Alex Hawkins and Billie Winkle did not change between 2019 and 2020. Billie Winkle resigned from her role as Chief Financial Officer of Stryve on November 30, 2020.

Cash Bonus

Alex Hawkins will be paid a bonus of $95,000 for his performance during 2020 as required pursuant to his employment agreement, described below. During 2019, Alex Hawkins earned a bonus of approximately $41,000 as required pursuant to his employment agreement, described below, and was also paid a signing bonus of approximately $6,841.

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Equity Compensation

Certain named executive officers have been awarded and currently hold Stryve Class B Units. Stryve’s Class B Units generally vest over a term of three years, with a portion of the Units vesting on a sale of the company, change of control or other similar transaction, subject to the employee’s continued service with Stryve on the vesting date. The Class B Units are considered “profits interests” under the Code and a Class B Unit holder would only receive a distribution (or dividend) on such units when Stryve’s profits exceed a stated threshold number. Stryve has the ability to repurchase the units upon any cessation of employment and all of the Class B Units generally accelerate vesting upon a sale of the company, change of control or other similar transaction.

During October 2019, Mr. Hawkins was awarded 6,500 restricted Class B Units of Stryve, with a threshold for distributions at approximately $50 million, subject to vesting 22.22% on each of October 14, 2020, 2021 and 2022 and 33.33% upon event of a sale, change of control or similar transaction, subject to accelerated vesting in the event of sale, change of control or similar transaction and a repurchase right by Stryve upon a cessation of employment.

During March 2019, Ms. Alt was awarded 6,000 restricted Class B Units of Stryve, with a threshold for distributions at approximately $50 million, subject to vesting 22.22% on each of March 17, 2020, 2021 and 2022 and 33.33% upon event of a sale, change of control or similar transaction, subject to accelerated vesting in the event of sale, change of control or similar transaction and a repurchase right by Stryve upon a cessation of employment. On July 15, 2020, Jaxie Alt was issued an additional 250 Class B Units in connection with her promotion to co-CEO and assuming additional responsibilities within the business. The additional 250 Class B Units have a threshold for distributions at approximately $50 million, subject to vesting 22.22% on each of March 17, 2020, 2021 and 2022 and 33.33% upon event of a sale, change of control or similar transaction, subject to accelerated vesting in the event of sale, change of control or similar transaction and a repurchase right by Stryve upon a cessation of employment.

On July 22, 2020, Billie Winkle was issued 1,000 Class B Units due to strong performance as Stryve’s Chief Financial Officer. These Class B Units were subject to 22.22% vesting on each of September 10, 2020, 2021 and 2022 and 33.33% upon event of a sale, change of control or similar transaction, and included a repurchase right by Stryve upon a cessation of employment. On November 30, 2020, Billie Winkle resigned from her role as Chief Financial Officer of Stryve. At that point in time, Billie Winkle retained the 222 of her Class B Units which had vested while the remaining 778 of her Class B Units were repurchased by Stryve.

On January 16, 2020, Joe Oblas was issued 1,551 Class B Units in conjunction with the funding of Stryve’s $2.0 million term loan facility with Montgomery Capital Partners III, LP. for which he provided a personal guarantee. These Class B Units had a threshold for distributions at approximately $50 million. During July 2020, Stryve entered into a unit forfeiture and cancellation agreement with Mr. Oblas pursuant to which he agreed to forfeit all of his Class B Units in exchange for the issuance of a promissory note in the principal amount of $400,000, the proceeds of which were used to purchase an equal amount in principal of convertible promissory notes from Stryve in July 2020, which convertible notes accrue interest at 6.0% per annum and are convertible into equity of Stryve. See “Related Party Transaction” herein for additional information.

In connection with the Business Combination, all unvested Class B Units held by Stryve’s named executive officers will vest. It is expected that, following the distribution of all Class B Units of Holdings (and corresponding shares of Class V common Stock) to Stryve’s members, each Class B Unit will receive Class B Units (and corresponding shares of Class V Common Stock) as a distribution on such units to the extent such distribution exceeds the applicable threshold levels.

Other Elements of Compensation

401(k) Plan

Stryve currently maintains a 401(k) retirement savings plan for its employees, including named executive officers, who satisfy certain eligibility requirements. Named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan which has a discretionary match feature (which Stryve has not yet provided). Stryve believes that providing a vehicle for tax-deferred retirement savings through Andina’s 401(k) plan adds to the overall desirability of its executive compensation package and further incentivizes Stryve’s employees, including named executive officers, in accordance with its compensation policies.

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Employee Benefits and Perquisites

Health/Welfare Plans. All of Stryve’s full-time employees, including named executive officers, are eligible to participate in Stryve’s health and welfare plans, including:

●	medical, dental and vision benefits;

●	medical and dependent care flexible spending accounts;

●	short-term and long-term disability insurance; and

●	life insurance.

Stryve believes the perquisites described above are necessary and appropriate to provide a competitive compensation package to its named executive officers.

No Tax Gross-Ups

Stryve has no obligations to make gross-up payments to cover named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by it.

Stryve provides benefits to its named executive officers on the same basis as provided to all of its employees, including health, dental and vision insurance; life insurance; accidental death and dismemberment insurance; critical illness insurance; short-and long-term disability insurance; a health savings account; a wellness incentive; and a tax-qualified Section 401(k) plan with a discretionary match feature (but for which no match has yet been provided). Stryve does not maintain any executive-specific benefit or perquisite programs.

Outstanding Equity Awards at 2020 Year End

The following table sets forth information about outstanding equity awards held on December 31, 2020 by Stryve’s named executive officers:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Un-exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joe Oblas	-	-	-	-	-		-	-	-

Jaxie Alt	-	-	-	-	4,861	(2)	-	-	-

Alex Hawkins	-	-	-	-	5,056	(3)	-	-	-

Billie Winkle	-	-	-	-	-		-	-	-

(1)	No value was attributed to the grants of the Class B Units awarded to the executives as a result of the distribution threshold required in order to participate in profits.
(2)	Jaxie Alt has been awarded an aggregate of 6,500 restricted Class B Units of Stryve. 250 Units have a threshold for distributions at approximately $45 million and are not subject to vesting; 6,250 Units have a threshold for distributions at approximately $50 million and are subject to vesting 22.22% on each of March 17, 2020, 2021 and 2022 and 33.33% upon event of a sale, change of control or similar transaction. All Units are subject to accelerated vesting in the event of sale, change of control or similar transaction and repurchase right by Stryve upon a cessation of employment.
(3)	Alex Hawkins has been awarded an aggregate of 6,500 restricted Class B Units of Stryve with a threshold for distributions at approximately $50 million, subject to vesting 22.22% on each of October 14, 2020, 2021 and 2022 and 33.33% upon event of a sale, change of control or similar transaction, subject to accelerated vesting in the event of sale, change of control or similar transaction and a repurchase right by Stryve upon a cessation of employment.

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Agreements with Stryve’s Named Executive Officers and Potential Payments Upon Termination or Change of Control

As a part of the Business Combination, Stryve is entering into new executive employee agreements that will be effective upon the Closing of the Business Combination. Details of the current arrangements are outlined below, which will be replaced with the new agreements described “Agreements with the Company’s Named Executive Officers Following the Business Combination”.

Executive Employment Agreement with Alex Hawkins. On October 14, 2019, Stryve entered into an executive employment agreement with Alex Hawkins to serve as its Chief Operating Officer. The employment agreement provides for an initial base salary of $190,000, subject to increase to $210,000 when Stryve achieves profitability (as defined in the employment agreement). The employment agreement provided for Mr. Hawkins to receive a bonus in 2019 of approximately $42,000 and thereafter he shall receive a guaranteed bonus of 50% of his base salary with an opportunity to increase such bonus by an additional 50% of base salary depending on Stryve’s performance. In addition, Mr. Hawkins received 6,500 restricted Class B Units of Stryve, which are akin to a profits interest with a threshold for distributions at approximately $50 million, subject to vesting 22.22% on each of October 14, 2020, 2021 and 2022 and 33.33% upon event of a sale, change of control or similar transaction, subject to accelerated vesting in the event of sale, change of control or similar transaction and a repurchase right by Stryve upon a cessation of employment. If Mr. Hawkins is terminated by Stryve without Cause (as defined in the employment agreement) or by executive due to Good Reason (as defined in the employment agreement), he will receive 12 months of base salary paid in equal installments over one year upon the execution of a general release. His employment agreement also contains a one-year non-compete following termination.

Executive Employment Agreement with Jaxie Alt. On November 18, 2020, Stryve entered into an executive employment agreement with Jaxie Alt to serve as its Co-Chief Executive Officer. The employment agreement provides for an initial base salary of $225,000. The employment agreement provides for Ms. Alt to receive a bonus of 50% of base-salary to the extent Stryve’s EBITDA is at least $1.0 million. If Ms. Alt is terminated by Stryve without Cause (as defined in the employment agreement) or by executive due to Good Reason (as defined in the employment agreement), she will receive 12 months of base salary paid in equal installments over one year upon the execution of a general release. Her employment agreement also contains a one-year non-compete following termination.

Agreements with the Company’s Named Executive Officers Following the Business Combination

In connection with the Business Combination, Stryve entered into new employment agreements with certain of the Company’s named executive officers. These employment agreements will be effective as of the Business Combination and, at the closing of the Business Combination, will be assumed by the Company. The material terms of the employment agreements are as follows:

Mr. Oblas

Stryve entered into a new employment agreement with Mr. Oblas during March 2021 to be effective immediately following the closing of the Business Combination which sets forth the terms and conditions of his service as Co-Chief Executive Officer. The employment agreement has an initial two year term and automatically renews thereafter for successive one year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. Oblas’s new employment agreement, he is entitled to receive an annual base salary of at least $250,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock. Mr. Oblas is eligible for employee benefits and reimbursement of business expenses.

Under the terms of Mr. Oblas’s new employment agreement, he is subject to certain restrictive covenants, including an indefinite confidentiality covenant, a one-year non-compete covenant, and a one-year non-solicit of customers, supplier, employees, contractors, officers and directors covenant.

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Ms. Alt

Stryve entered into a new employment agreement with Ms. Alt during March 2021 to be effective immediately following the closing of the Business Combination which sets forth the terms and conditions of her service as Co-Chief Executive Officer. The employment agreement has an initial two year term and automatically renews thereafter for successive one year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Ms. Alt’s new employment agreement, she is entitled to receive an annual base salary of at least $250,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock. Ms. Alt is eligible for employee benefits and reimbursement of business expenses.

Under the terms of Ms. Alt’s new employment agreement, she is subject to certain restrictive covenants, including an indefinite confidentiality covenant, a one-year non-compete covenant, and a one-year non-solicit of customers, supplier, employees, contractors, officers and directors covenant.

Mr. Hawkins

Stryve entered into a new employment agreement with Mr. Hawkins during March 2021 to be effective immediately following the closing of the Business Combination which sets forth the terms and conditions of his service as Chief Operating Officer. The employment agreement has an initial two year term and automatically renews thereafter for successive one year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. Hawkins’s new employment agreement, he is entitled to receive an annual base salary of at least $225,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock. Mr. Hawkins is eligible for employee benefits and reimbursement of business expenses.

Under the terms of Mr. Hawkins’s new employment agreement, he is subject to certain restrictive covenants, including an indefinite confidentiality covenant, a one-year non-compete covenant, and a one-year non-solicit of customers, supplier, employees, contractors, officers and directors covenant.

Mr. McCombs

Stryve entered into a new employment agreement with Mr. McCombs during March 2021 to be effective immediately following the closing of the Business Combination which sets forth the terms and conditions of his service as Chief Financial Officer. The employment agreement has an initial two year term and automatically renews thereafter for successive one year periods unless either party gives written notice to the other at least ninety (90) days prior to the end of the applicable term.

Under the terms of Mr. McCombs’s new employment agreement, he is entitled to receive an annual base salary of at least $225,000 and an annual cash performance-based bonus with a target of 100% of base salary based on the achievement of certain performance objectives as determined by the Company Board. Up to 25% of the bonus actually earned may be paid in restricted shares of the Company’s Class A Common Stock. Mr. McCombs is eligible for employee benefits and reimbursement of business expenses.

Under the terms of Mr. McComb’s new employment agreement, he is subject to certain restrictive covenants, including an indefinite confidentiality covenant, a one-year non-compete covenant, and a one-year non-solicit of customers, supplier, employees, contractors, officers and directors covenant.

Severance Compensation

Pursuant to the terms of the new employment agreements for Mr. Oblas, Ms. Alt, Mr. Hawkins and Mr. McCombs, in the event of a termination of the executive’s employment by the Company without “Cause” (as defined in the agreements), by the executive for “Good Reason,” (as defined in the agreements), by a non-renewal by the Company, or by the executive’s death or disability, the executive is entitled to receive the following payments and benefits (conditioned upon the executive’s execution of a release in favor of the Company), an amount equal to 12 months of the executive’s base salary, paid out over a 12-month period pursuant to the Company’s normal payroll schedule.

In the event of any termination of employment, Mr. Oblas, Ms. Alt, Mr. Hawkins and Mr. McCombs are entitled to a lump sum equal to any earned but unpaid base salary and vested and accrued employee benefits, if any, to which the executive is entitled under employee benefit plans.

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Equity Grants

Under the terms of their new employment agreements, Mr. Oblas, Ms. Alt, Mr. Hawkins and Mr. McCombs are entitled, subject to approval by the Company Board, to a grant of restricted shares of Class A shares of common stock in the Company following the Closing in the amount of 200,000, 200,000, 100,000 and 40,000 shares, respectively. Such awards are subject to time-based vesting subject to the executive’s continued employment on the applicable vesting date, with the awards vesting quarterly over a four-year period. In addition, each executive is eligible, subject to approval by the Company Board, to receive annual grants of 25,000 restricted shares of Class A common stock, subject to vesting over a three year period. Notwithstanding any of the foregoing, all the restricted shares shall automatically accelerate upon a change in control of the Company or a sale of all or substantially all of its assets, subject to the executive’s continued employment on the date of the change in control.

Director Compensation

In 2020, no director received cash, equity or other non-equity compensation for service on Stryve’s board of directors. Stryve currently has no formal arrangements under which directors receive compensation for their service on Stryve’s board of directors or its committees. Stryve’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors. Mr. Joe Oblas does not receive additional compensation for his service as a director. Following the Business Combination, the Company expects to design and implement a non-employee director compensation program consisting on an annual cash retainer, committee retainers and equity awards subject to time-based vesting, subject to the discretion of the Company’s Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Andina Related Party Transactions

In July and August 2016, Andina issued an aggregate of 2,875,000 Ordinary Shares to B. Luke Weil for $25,000 in cash, at a purchase price of approximately $0.009 share. Mr. Weil thereafter subsequently transferred certain Insider Shares to other initial shareholders, including the underwriters in Andina’s IPO, at the same price originally paid for such shares. Simultaneously with the IPO, the underwriters partially exercised their over-allotment option for 800,000 of the total possible 1,500,000 additional Units. Because the underwriters’ exercised the over-allotment option in part, Andina’s initial shareholders forfeited an aggregate of 175,000 Insider Shares.

In January 2019, certain of Andina’s initial shareholders, including the underwriters in Andina’s IPO, purchased an aggregate of 395,000 Private Units at $10.00 per unit (for a total purchase price of $3,950,000) in a private placement closed simultaneously with the closing of Andina’s IPO. The Private Units are identical to the Units sold in Andina’s IPO, except that the warrants underlying the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial shareholders or their permitted transferees. The purchasers of the Private Units have agreed (A) to vote the Ordinary Shares underlying the Private Units in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to Andina’s amended and restated memorandum and articles of association with respect to Andina’s pre-business combination activities prior to the consummation of such a business combination unless Andina provides Public Shareholders with the opportunity to convert their Public Shares in connection with any such vote, (C) not to convert any Ordinary Shares underlying the Private Units for cash from the Trust Account in connection with a shareholder vote to approve a proposed initial business combination or a vote to amend the provisions of Andina’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, and (D) that the Ordinary Shares underlying the Private Units shall not participate in any liquidating distribution from the Trust Account upon winding up if a business combination is not consummated. The purchasers of Private Units have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to certain permitted transferees) until the completion of Andina’s initial business combination.

Prior to the consummation of Andina’s IPO, B. Luke Weil, the Chairman of Andina’s Board, loaned Andina an aggregate of $34,259, which were used for a portion of the expenses of Andina’s IPO. The loans were fully repaid upon the closing of Andina’s IPO.

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Andina has entered into the Insider Letter Agreement with each Insider pursuant to which, among other things, Andina’s Chairman, B. Luke Weil, has agreed that, if Andina liquidates the Trust Account prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by Andina for services rendered or contracted for or products sold to Andina in excess of the net proceeds of Andina’s IPO not held in the Trust Account, and will not seek repayment for such expenses, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the Trust Account and only if such parties have not executed a waiver agreement. However, there can be no assurances that he will be able to satisfy those obligations if he is required to do so. The Insider Letter Agreement also includes provisions relating to transfer restrictions of the Insider Shares and Private Warrants, indemnification of the Trust Account, waiver of redemption rights and participation in liquidation distributions from the Trust Account.

On January 28, 2021, Andina entered into the Insider Forfeiture Agreement with each Insider pursuant to which the Insiders have agreed to pursuant to which each Insider has agreed to, among other things, cancel certain Insider Shares, Private Rights and Private Warrants held by such Insider, effective as of the Closing, to amend the Insider Escrow Agreement pursuant to which Insider Shares are held in escrow and to extend the lock-up period for their Insider Shares.

On January 28, 2019, Andina entered into a Share Escrow Agreement (the “Insider Escrow Agreement”) with the Insiders and the Transfer Agent, as escrow agent. Simultaneously with the execution of the Business Combination Agreement, Andina, the Insiders and the Transfer Agent entered into an amendment to the Insider Escrow Agreement acknowledging the replacement of their Andina Ordinary Shares held in escrow thereunder with Andina common stock in the Domestication and, in order to match the lock-up period in the Lock-Up Agreement, to extend the lock-up period for their Insider Shares (including any that are transferred to other persons in support of the Transactions) effective as of the Closing so that the testing for the early release with respect to 50% of their Insider Shares will only begin twenty (20) trading days prior to the six (6) month anniversary of the Closing.

On January 28, 2019, Andina entered into a registration rights agreement (the “Insider Registration Rights Agreement”) with each of the Insiders. Pursuant to the Business Combination Agreement, as a condition to the Business Combination, Insiders holding at least 66-2/3% of Andina’s outstanding “registrable securities” shall have entered into an amendment to the Insider Registration Rights Agreement to make the Insider Registration Rights Agreement consistent with the terms of the registration rights agreement between Andina and the Seller in connection with the Business Combination.

Andina entered into a letter agreement with a member of Andina’s Board that provides for a success fee to be paid to such director upon consummation of a Business Combination with a target business introduced to Andina by such director in an amount equal to 0.6% of the total consideration paid by Andina in the transaction, subject to certain minimum and maximum amounts set forth in the agreement. This letter agreement does not apply to the Business Combination.

Andina has engaged each of the joint book-running managers for Andina’s IPO to assist Andina in connection with Andina’s initial business combination. Andina will pay each of them a cash fee for such services upon the consummation of Andina’s initial business combination in an aggregate amount equal to 3% of the total gross proceeds raised in Andina’s IPO.

In addition, Cowen Investments II LLC (“Cowen Investments”), an affiliate of Cowen, holds 409,967 Insider Shares and 92,157 Private Units, and Craig-Hallum holds 175,700 Insider Shares and 39,496 Private Units. These securities will be worthless if Andina does not consummate an initial business combination. These financial interests may result in the joint book-running managers having a conflict of interest when providing the services to Andina in connection with an initial business combination.

Related to the business combination with Stryve, Andina entered into engagement letters with Cowen and Craig-Hallum, to be financial advisors and placement agent to the transaction, with an aggregate success fee of 2% of the transaction value, 6% fee of gross proceeds raised as agents and a capital markets advisory fee.

In addition, Andina entered into several letter agreements with unaffiliated third parties that provide for a success fee to be paid to each such third party upon consummation of a business combination with a target business introduced to us by such third party in amounts ranging from 0.75% to 1.0% of the total consideration paid by us in the business combination, subject to certain minimum and maximum amounts set forth in the various agreements. None of these letter agreements applies to the Business Combination.

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Stryve Related Party Transactions

Unit Forfeiture and Cancellation Agreements. During July 2020, Stryve entered into a unit forfeiture and cancellation agreement with each of Gabe Carimi, Joe Oblas and Ted Casey. The agreements provided for each of Messrs. Carimi, Oblas and Casey to forfeit all of their respective Stryve Class B Units in exchange for the issuance of a promissory note to each individual. The promissory notes issued to each of Gabe Carimi and Joe Oblas were in the principal amount of $400,000 and the promissory note issued to Ted Casey was in the principal amount of $700,000. The promissory notes are balloon promissory notes that accrue interest at 3.0% per annum with all interest and principal due on the maturity date of July 28, 2024. In addition, Alex Hawkins entered into a promissory note with Stryve on January 1, 2020 to borrow $150,000 in principal on the same terms as the notes issued to Messrs. Carimi, Oblas and Casey. Each of Messrs. Carimi, Oblas, Casey and Hawkins used the proceeds from the promissory notes with Stryve to purchase an equal amount in principal of convertible promissory notes from Stryve, which convertible notes accrue interest at 6.0% per annum and are convertible into equity of Stryve.

Series 3 Preferred Units. Mr. Casey previously purchased $675,000 of Series 3 Preferred Units from Stryve in August 2020 for a discounted purchase price of $600,000. The Series 3 Preferred Units will participate in any distribution of Class B Units of Holdings and shares of Class V Common Stock, made by Stryve to its members. In addition, on December 31, 2020, Stryve entered into a note cancellation and exchange agreement with each of Gabe Carimi and Joe Oblas. The agreements provided for each of Messrs. Carimi and Oblas to convert all of the principal and accrued interest from outstanding cash advances made by each individual from time to time to Stryve for working capital into Series 3 Preferred Units of Stryve. The outstanding principal for each of the shareholder loans for Messrs. Carimi and Oblas was $1,450,000 ($1,704,964 with accrued interest) and $422,068 ($551,143 with accrued interest), respectively.

Convertible Promissory Notes. In addition the convertible notes described above under “Unit Forfeiture and Cancellation Agreements,” Stryve issued the following convertible promissory notes with related parties:

●	Greg Bohlen, a director of Stryve, purchased a $500,000 convertible promissory note on November 14, 2019, which convertible notes accrues interest at 6.0% per annum and is convertible into equity of Stryve.

●	Ted Casey, a director of Stryve, purchased a $500,000 convertible promissory note on August 19, 2019, which convertible note accrues interest at 6.0% per annum and is convertible into equity of Stryve, purchased two $250,000 convertible promissory notes on October 30, 2019 through trusts, which convertible notes accrues interest at 6.0% per annum and are convertible into equity of Stryve and purchased a $100,000 convertible promissory note on May 1, 2020, which convertible note accrues interest at 6.0% per annum and is convertible into equity of Stryve.

Upon closing of the Business Combination all principal and accrued interest under each of the convertible promissory notes will be converted into newly issued Series 3 Preferred Unit of Stryve Holdings, which Series 3 Preferred Units will participate in any distribution of Class B Units of Holdings and shares of Class V Common Stock, made by Stryve to its members, under the terms of Stryve’s seventh amended and restated operating agreement.

January 2020 Promissory Note. Stryve and Lee Dunlap, one of Stryve’s current directors, entered into an unsecured promissory note in January 2020 whereby Stryve borrowed $250,000 at an interest rate of 16% per year with accrued interest payable monthly and the principal payable on the date of maturing (January 14, 2023).

Guaranties. Except as noted below, Messrs. Carimi, Casey and Oblas each have executed unconditional personal guarantees with respect to all principal, interest and other fees and costs under several of Stryve’s loan facilities as detailed below:

●	$10.98 million of borrowings with Origin Bank (the “Origin Bank Borrowings”);
●	$4.5 million bridge loan with Van Maren Financial;
●	$2.5 million bridge loan with Montgomery Capital Advisors; and
●	$2.7 million side-car bridge loan with individuals of Montgomery Capital Advisors.

Mr. Casey did not personally guaranty certain obligations under the Origin Bank Borrowings related to Braaitime and Biltong USA acquisitions.

Management Agreement. On June 1, 2018, Stryve entered into a Management Agreement with Meaningful Partners, LLC (“MP”). Jacob Capps, a director of Stryve, is a founding member of MP. The Management Agreement provides for MP to provide Stryve with financial related services for $10,000 per month. Stryve owes MP approximately $153,438 under the Management Agreement as of December 31, 2020, with the amount expected to be paid upon the closing of the Business Combination (at which point the Management Agreement with automatically terminate).

Employment Arrangements. Stryve has entered into employment agreements with its executive officers. See “Stryve’s Executive Compensation—Agreements with Stryve’s Named Executive Officers and Potential Payments Upon Termination or Change of Control.”

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Related Person Transactions Policy Following the Business Combination

Effective upon the consummation of the Business Combination, the Company Board will adopt a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “related person transaction” is a transaction, arrangement or relationship in which the Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

●	any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of the Company’s directors;

●	any person who is known by the Company to be the beneficial owner of more than 5% of the Company’s voting shares;

●	any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Company’s voting shares, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Company’s voting shares; and

●	any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

The Company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Company’s audit committee charter, the audit committee will have the responsibility to review related party transactions.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding the beneficial ownership of (i) Andina as of March 25, 2021 (pre-Business Combination) and (ii) the Company immediately following the completion of the Business Combination (post-Business Combination), assuming that no Ordinary Shares are redeemed, and alternatively that 1,322,096 Ordinary Shares are redeemed, by:

●	each person known by Andina to be the beneficial owner of more than 5% of the Ordinary Shares on March 25, 2021 (pre-Business Combination) or the beneficial owner of more than 5% of the shares of the Company’s common stock upon completion of the Business Combination;

●	each of Andina’s officers and directors;

●	each person who will become an officer or is nominated to become a director of the Company upon completion of the Business Combination; and

●	all officers and directors of the Company as a group after completion of the Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the Ordinary Shares pre-Business Combination is based on 4,417,096 Ordinary Shares issued and outstanding as of March 25, 2021.

The expected beneficial ownership of shares of the Company’s common stock immediately following completion of the Business Combination has been determined based on the following assumptions: (i) there will be an aggregate of 4,417,096 Ordinary Shares of Andina issued and outstanding immediately prior to the completion of the Business Combination, which shares will have been converted into shares of Class A Common Stock of the Company upon completion of the Business Combination (except with respect to those Insider Shares that will be forfeited at the Closing in accordance with the terms of the Insider Forfeiture Agreement; see the section entitled “Proposal 2: The Business Combination Proposal — Insider Forfeiture Agreement”), (ii) approximately 11,556,221 shares of Class V Common Stock will have been issued upon the completion of the Business Combination, (iii) the date of conversion for outstanding convertible notes of Stryve is July 31, 2021, and (iv) each of the other assumptions set forth under the section entitled “Frequently Used Terms — Share Calculations and Ownership Percentages”, except (A) in the case of the columns shown under “Assuming Redemption of 100% shares,” the information presented assumed that Public Shareholders have exercised their redemption rights for 1,322,096 Ordinary Shares, which represents the maximum number of Ordinary Shares that can be redeemed while satisfying applicable closing conditions under the Business Combination Agreement (under the assumptions set forth in the section titled “Frequently Used Terms — Share Calculations and Ownership Percentages”) and (B) for the avoidance of doubt, the beneficial ownership table includes those Insiders Shares not forfeited in accordance with the terms of the Insider Forfeiture Agreement.

The beneficial ownership information below excludes the shares underlying the Public Warrants and the Private Rights and the shares of Class A Common stock expected to be issued or reserved under the Incentive Plan.

Unless otherwise indicated, Andina believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

The information in the table below for pre-Business Combination Ordinary Shares does not include shares underlying the Private Warrants held or to be held by Andina’s officers, directors or the Insiders because these securities are not exercisable within 60 days of this proxy statement/prospectus and are contingent upon the occurrence of the Closing.

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	Andina Shares Pre-Business Combination		Company Shares Post-Business Combination(2)(3)
	Ordinary Shares		Assuming No Redemption			Assuming Redemption of 100% Shares
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Voting Control	Shares of Class A Common Stock	Post- Business Combination Holdings Class B/V Units(2)	% of Total Voting Power(3)	Shares of Class A Common Stock	Post- Business Combination Holdings Class B/V Units(2)	% of Total Voting Power(3)

All pre-Business Combination directors and officers as a group (eight individuals)
Julio A. Torres(1)	179,564	4.1%	96,657	-	*	96,657	-	*
Mauricio Orellana(1)	160,603	3.6%	85,802	-	*	85,802	-	*
Marjorie Hernandez(1)	142,620	3.2%	76,810	-	*	76,810	-	*
B. Luke Weil(1)(4)	1,606,297	36.4%	883,398	-	4.1%	883,398	-	4.4%
Matthew S. N. Kibble(1)	5,000	*	2,500	-	*	2,500	-	*
David Schulhof(1)	50,249	1.1%	27,875	-	*	27,875	-	*
Walter M. Schenker(1)(5)	34,450	*	22,725	-	*	22,725	-	*
Roman Raju(1)	48,577	1.1%	39,613	10,653	*	39,613	10,653	*
All pre-Business Combination directors and officers as a group (eight individuals)	2,227,360	50.4%	1,235,379	10,653	5.8%	1,235,379	10,653	6.2%

Director Nominees and Named Executive Officers of the Company Post-Business Combination(8):
Joe Oblas	-	*	-	602,638	2.8%	-	602,638	3.0%
Jaxie Alt	-	*	-	120,863	*	-	120,863	*
R. Alex Hawkins	-	*	-	121,955	*	-	121,955	*
Scott McCombs	-	*	-	-	*	-	-	*
Ted Casey	-	*	229,951	1,483,395	8.0%	229,951	1,483,395	8.6%
Kevin Vivian	-	*	-	87,188	*	-	87,188	*
B. Luke Weil	-	*	883,398	-	4.1%	883,398	-	4.4%
Mauricio Orellana	-	*	85,802	-	*	85,802	-	*
Robert “Bo” D. Ramsey III	-	*	-	-	*	-	-	*
All post-Business Combination Director Nominees and Executive Officers as a Group (nine persons):	-	*	1,199,151	2,416,039	16.9%	1,199,151	2,416,039	18.1%

Greater than Five Percent Holders:
Stryve Foods Holdings, LLC(9)	-	*	-	11,556,221	54.2%	-	11,556,221	57.8%
Cowen Investments II(6)	502,124	11.4%	301,749	-	1.4%	301,749	-	1.5%
Glazer Capital, LLC(7)	381,434	8.6%	381,434	-	1.8%	381,434	-	1.9%
Ted Casey(10)	-	*	229,951	1,483,395	8.0%	229,951	1,483,395	8.6%
Meaningful Protein, LLC(11)	-	*	-	1,467,238	6.9%	-	1,467,238	7.3%

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* less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is Calle 113 # 7-45 Torre B, Oficina 1012, Bogotá, Colombia.
(2)	Upon the completion of the Business Combination, holders of Class A Common Stock will be entitled to one vote for each share of Class A Common Stock held by them. Seller will own Holdings Class B Units and shares of Class V Common Stock. Subject to the terms of the Exchange Agreement, a set of one Holdings Class B Unit and one share of Class V Common Stock is exchangeable for one share of Class A Common Stock after the expiration of the lock-up period set forth in the Lock-Up Agreement applicable to such securities.
(3)	Represents percentage of voting power of the holders of Class A Common Stock and Class V Common Stock of the Company voting together as a single class. See the section entitled “Description of Securities — Capital Stock of the Company after the Business Combination — Class V Common Stock.”
(4)	Includes 598,957 Ordinary Shares held by LWEH3 LLC, a limited liability company controlled by Mr. Weil. Includes 150,000 Insider Shares held by Andina Equity LLC, a limited liability company controlled by Mr. Weil.
(5)	Includes 34,450 Ordinary Shares held by MAZ Partners L.P., a limited partnership controlled by Mr. Schenker.
(6)

Cowen Investments II LLC, an affiliate of Cowen, holds 409,967 Insider Shares and 92,157 Private Units. As the sole member of Cowen Investments II LLC, RCG LV Pearl LLC may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As the sole member of RCG LV Pearl LLC, Cowen Inc. may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. As Chief Executive Officer of Cowen Inc., Mr. Solomon may be deemed to beneficially own the securities owned directly by Cowen Investments II LLC. Cowen Investments II LLC is an affiliate of Cowen and Company, LLC, a registered broker-dealer (and FINRA member). The business addresses of the entities and persons in this footnote (6) are 599 Lexington Avenue, New York, NY 10022.

(7)

According to a Schedule 13G filed with the SEC on February 16, 2021 by Glazer Capital, LLC and Paul J. Glazer (the “Glazer Reporting Persons”), the address for each of the Glazer Reporting Persons is 250 West 55th Street, Suite 30A, New York, New York 10019. The Glazer Reporting Persons share voting and dispositive power with respect to all of these shares.

(8)	Unless otherwise noted, the principal business address of all the individuals listed under “Director Nominees and Named Executive Officers of the Company Post-Business Combination” in the table above is 5801 Tennyson Pkwy Suite 275, Plano, TX 75024.
(9)	Upon completion of the Business Combination, Stryve Foods Holdings, LLC will own Class B Units and shares of Class V Common Stock. Subject to the terms of the Exchange Agreement, a set of one Holdings Class B Unit and one share of Class V Common Stock is exchangeable for one share of Class A Common Stock after the expiration of the lock-up period set forth in the Lock-Up Agreement applicable to such securities. The business address of Stryve Foods Holdings, LLC is 5801 Tennyson Parkway, Suite 275, Plano, Texas 75024. Includes 2,950,633 shares of Class V Common Stock held by Ted Casey and Meaningful Protein, LLC, who are members of Stryve Foods Holdings, LLC
(10)

The 1,483,395 shares of Class V Common Stock are beneficially owned by Ted Casey as a member of Stryve Foods Holdings, LLC. Unless and until Stryve Foods Holdings, LLC is liquidated, Mr. Casey does not directly own shares of Class V Common Stock. Mr. Casey’s address is 5801 Tennyson Pkwy Suite 275, Plano, TX 75024.

(11)	The 1,467,238 shares of Class V Common Stock are beneficially owned by Meaningful Protein, LLC as a member of Stryve Foods Holdings, LLC. Unless and until Stryve Foods Holdings, LLC is liquidated, Meaningful Protein, LLC does not directly own shares of Class V Common Stock. The address of the principal place of business of Meaningful Protein, LLC is 2041 Rosecrans Ave, Suite 359, El Segundo, CA 90245.

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DESCRIPTION OF SECURITIES

Description of Andina Securities Prior to the Domestication and the Business Combination

General

Andina is currently authorized to issue 100,000,000 Ordinary Shares, par value $0.0001, and 1,000,000 preferred shares, par value $0.0001. As of the Record Date, 4,417,096 Ordinary Shares are outstanding and no preferred shares are outstanding.

Ordinary Shares

Andina shareholders are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve Andina’s initial business combination, all of Andina’s initial shareholders, as well as all of its Insiders, officers and directors, have agreed to vote their respective Ordinary Shares owned by them in favor of the proposed business combination.

Andina will proceed with the Business Combination only if it has net tangible assets of at least $5,000,001 upon consummation of such business combination and a majority of the Ordinary Shares voted are voted in favor of the Business Combination. At least ten days’ notice must be given for each general meeting (although Andina will provide whatever minimum number of days are required under federal securities laws). Shareholders may vote at meetings in person or by proxy in accordance with the procedures set forth in this proxy statement/prospectus.

Andina’s Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to its Current Charter, if Andina does not consummate a business combination by July 31, 2021, or such later date if extended, Andina will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest earned on the funds held in the Trust Account not previously released to Andina to pay its tax obligations and less up to $100,000 of interest Andina may use for its working capital obligations, including any necessary liquidation or dissolution expenses, divided by the number of then outstanding Public Shares, which redemption will completely extinguish the Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Andina’s remaining shareholders and the Andina Board, liquidate and dissolve, subject (in the case of (ii) and (iii) above) to Andina’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

The Public Shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Ordinary Shares, except that Public Shareholders have the right to have their Public Shares redeemed for cash in an amount equal to their pro rata share of the Trust Account if the business combination is completed. Public Shareholders who redeem their Public Shares for their portion of the Trust Account still have the right to exercise the Public Warrants that they received as part of the Units.

Preferred Shares

Andina’s Current Charter authorizes the issuance of 1,000,000 preferred shares with such designation, rights and preferences as may be determined from time to time by the Andina Board. Accordingly, the Andina Board is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of Ordinary Shares. However, the underwriting agreement with Cowen prohibits Andina, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the Trust Account, or which votes as a class with the Ordinary Shares on a business combination. Andina may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of Andina. Although Andina does not currently intend to issue any preferred shares, there can be no assurance that Andina will not do so in the future.

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Rights

Each holder of a Right will receive one-tenth (1/10) of a share upon consummation of Andina’s initial business combination (meaning, in the case of the Business Combination, that each holder of a Right will receive one-tenth (1/10) of a share of Class A Common Stock, in accordance with the terms of the Business Combination Agreement and as further described in this proxy statement/prospectus), even if the holder of such Right redeemed all Ordinary Shares held by him, her or it in connection with the initial business combination or an amendment to Andina’s Current Charter with respect to its pre-business combination activities. No additional consideration will be required to be paid by a holder of Rights in order to receive his, her or its additional shares upon consummation of an initial business combination as the consideration related thereto has been included in the unit purchase price paid for by investors in the IPO. The shares issuable upon exchange of the Rights will be freely tradable (except to the extent held by affiliates of Andina’s) since the issuance of the shares underlying the Rights will either be registered under an effective registration statement on Form S-4 or be exempt from registration pursuant to an applicable exemption such as the exemption provided by Section 3(a) (9).

The number of shares of Class A Common Stock that the holders of Rights are entitled to receive upon consummation of the Business Combination shall be equitably adjusted to reflect appropriately the effect of any share split, reverse share split, share dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Ordinary Shares underlying the Rights occurring prior to the consummation of a business combination.

The Rights were issued in registered form under a the Rights Agreement, which provides that the terms of the Rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding Rights (including the private rights) in order to make any change that adversely affects the interests of the registered holders.

If Andina is unable to complete an initial business combination within the required time period and liquidates the funds held in the Trust Account, holders of Rights will not receive any of such funds with respect to their Rights, nor will they receive any distribution from Andina’s assets held outside of the Trust Account with respect to such Rights, and the Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Rights upon consummation of an initial business combination. Additionally, in no event will Andina be required to net cash settle the Rights. Because Andina will only issue a whole number of shares, a holder of Rights will not receive any fractional shares to the extent the number of Rights held upon consummation of Andina’s initial business combination is not divisible by ten.

Redeemable Warrants

Each redeemable warrant entitles the registered holder to purchase one ordinary share at a price of $11.50, subject to adjustment as discussed below, at any time commencing on the later of the completion of an initial business combination and 12 months from the date of the prospectus for the IPO. However, except as set forth below, no warrants will be exercisable for cash unless Andina has an effective and current registration statement covering the Ordinary Shares issuable upon exercise of the warrants and a current prospectus relating to such Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the Ordinary Shares issuable upon exercise of the warrants is not effective within 90 days from the consummation of Andina’s IPO, warrant holders may, until such time as there is an effective registration statement and during any period when Andina shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis. The warrants will expire five years from the consummation of Andina’s initial business combination at 5:00 p.m., New York City time.

Andina may call the warrants for redemption (excluding the private warrants), in whole and not in part, at a price of $.01 per warrant:

●	at any time while the warrants are exercisable,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and

●	if, and only if, there is a current registration statement in effect with respect to the Ordinary Shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

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The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for Andina’s warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of Andina’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If Andina calls the warrants for redemption as described above, its management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Ordinary Shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. For this purpose, “fair market value” shall mean the volume weighted average price of the Ordinary Shares for the 20 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether Andina will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of Andina Ordinary Shares at the time the warrants are called for redemption, Andina’s cash needs at such time and concerns regarding dilutive share issuances.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Andina. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of Ordinary Shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or Andina’s recapitalization, reorganization, merger or consolidation. In addition, if (x) Andina issues additional Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of its initial business combination at an issue price or effective issue price of less than $8.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by Andina’s board of directors, and in the case of any such issuance to Andina’s initial shareholders or their affiliates, without taking into account any insider shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of Andina’s initial business combination on the date of the consummation of Andina’s initial business combination (net of redemptions), and (z) the Market Value (as defined below)is below $8.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which Andina issues the additional Ordinary Shares or equity-linked securities. For this purpose, “Market Value” is defined as the volume weighted average trading price of Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which the Andina consummates the Business Combination.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to Andina, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Ordinary Shares and any voting rights until they exercise their warrants and receive Ordinary Shares. After the issuance of Ordinary Shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Except as described above, no warrants will be exercisable and Andina will not be obligated to issue Ordinary Shares unless at the time a holder seeks to exercise such warrant, a prospectus relating to the Ordinary Shares issuable upon exercise of the warrants is current and the Ordinary Shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, Andina has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the Ordinary Shares issuable upon exercise of the warrants until the expiration of the warrants. However, Andina cannot assure you that it will be able to do so and, if Andina does not maintain a current prospectus relating to the Ordinary Shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and Andina will not be required to settle any such warrant exercise. If the prospectus relating to the Ordinary Shares issuable upon the exercise of the warrants is not current or if the Ordinary Shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, Andina will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

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Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder (and his, her or its affiliates) would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder (and his, her or its affiliates) would beneficially own in excess of 9.8% of the Ordinary Shares outstanding. Notwithstanding the foregoing, any person who acquires a warrant with the purpose or effect of changing or influencing the control of Andina, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition will be deemed to be the beneficial owner of the underlying Ordinary Shares and not be able to take advantage of this provision.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share (as a result of a subsequent share dividend payable in Ordinary Shares, or by a split up of the Ordinary Shares or other similar event), Andina will, upon exercise, round up or down to the nearest whole number the number of Ordinary Shares to be issued to the warrant holder.

Contractual Arrangements with respect to the Certain Warrants

Andina has agreed that so long as the Private Warrants are still held by Andina’s initial shareholders or their affiliates, Andina will not redeem such warrants and will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the Ordinary Shares issuable upon exercise of such warrants is not effective). However, once any of the Private Warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Additionally, Cowen has agreed that it will not be permitted to exercise any warrants underlying the purchase option issued to it and/or its designees upon consummation of the IPO after the five year anniversary of the effective date of the registration statement for Andina’s IPO. Furthermore, because the Private Warrants were issued in a private transaction, the holders and their transferees will be allowed to exercise such warrants for cash even if a registration statement covering the Ordinary Shares issuable upon exercise of such warrants is not effective and receive unregistered Ordinary Shares.

Dividends

Andina has not paid any cash dividends on its Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon Andina’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of Andina’s then board of directors. It is the present intention of Andina’s board of directors to retain all earnings, if any, for use in its business operations and, accordingly, Andina’s board does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent, Rights Agent and Warrant Agent

The transfer agent for Andina’s Ordinary Shares, rights agent for Andina’s rights and warrant agent for Andina’s warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Listing of Andina’s Securities

Andina’s units, and the Ordinary Shares, rights and warrants are listed on Nasdaq under the symbols “ANDAU,” “ANDA,” “ANDAR” and “ANDAW,” respectively. At the closing of the Business Combination, the units will separate into their component securities of the Company’s Class A common stock, rights, and warrants so that the units will no longer trade separately under “ANDAU.” There can be no assurance that Andina securities will continue to be listed on Nasdaq following the Business Combination as the Company might not meet certain continued listing standards.

Comparison of the Rights of Holders of Ordinary Shares and Class A Common Stock

Certain Differences in Corporate Law

Companies incorporated in the Cayman Islands are governed by the Cayman Islands Companies Act. The Cayman Islands Companies Act differs from laws applicable to U.S. corporations and their shareholders. A description of the differences between the laws of the Cayman Islands and Delaware law are set forth in the section entitled “Proposal 1: The Domestication Proposal — Comparison of Shareholder Rights under Applicable Corporate Law Before and After the Domestication.”

Memorandum and Articles of Association

Andina’s Current Charter contains provisions designed to provide certain rights and protections to its shareholders prior to the completion of a Business Combination. The following are the material rights and protections contained in the Current Charter:

●	the right of Public Shareholders to exercise redemption rights and redeem or have repurchased their shares in lieu of participating in a proposed business combination;

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●	a prohibition against completing a business combination unless Andina has net tangible assets of at least $5,000,001 upon completion of such business combination;

●	a requirement that directors, the chief executive officer or the chairman of the board of directors may call general meetings on their own accord and are required to call a general meeting if holders of not less than 10% in par value of the issued shares request such a meeting;

●	a prohibition, prior to a business combination, against Andina issuing (i) any Ordinary Shares or (ii) any other securities which participate in or are otherwise entitled in any manner to any of the proceeds in the Trust Account or which vote as a class with the Public Shares on a business combination;

●	a requirement that Andina’s management take all actions necessary to liquidate the Trust Account in the event Andina does not complete a business combination by July 31, 2021; and

●	a limitation on shareholders’ rights to receive a portion of the Trust Account.

Cayman Islands law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of a special resolution, being the approval of the holders of a majority of at least two-thirds of the Ordinary Shares as of the applicable record date that are present and vote at a general meeting. A company’s memorandum and articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although Andina could amend any of the provisions relating to its structure and business plan which are contained in its Current Charter, Andina views all of these provisions as binding obligations to its shareholders and neither Andina, nor its officers or directors, will take any action to amend or waive any of these provisions prior to the completion of an initial business combination.

Capital Stock of the Company after the Business Combination

The following summary sets forth the material terms of the Company’s securities following the completion of the Business Combination. The following summary of the material terms of the Company’s securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the Proposed Charter and Bylaws are attached as Annex C and Annex G, respectively, to this proxy statement/prospectus. You are encouraged to read the applicable provisions of DGCL, the Proposed Charter and Bylaws in their entirety for a complete description of the rights and preferences of the Company’s securities following the Business Combination.

Authorized and Outstanding Stock

The Proposed Charter authorizes the issuance of 610,000,000 shares, of which 400,000,000 shares will be shares of Class A Common Stock, par value $0.0001 per share, 200,000,000 shares will be shares of Class V Common Stock, par value $0.0001 per share, and 10,000,000 shares will be shares of preferred stock, par value $0.0001 per share.

After giving effect to the Business Combination and based on the number of Ordinary Shares, rights and warrants issued and outstanding as of the record date, the Company will have issued and outstanding approximately                   shares of Class A Common Stock (assuming no redemptions),        shares of Class V Common Stock and                   Warrants.

Common Stock

Voting. Pursuant to Proposed Charter, holders of Class A Common Stock and Class V Common Stock will vote together as a single class on all matters submitted to the stockholders for their vote or approval, except as required by applicable law. Holders of Class A Common Stock and Class V Common Stock are entitled to one vote per share on all matters submitted to the stockholders for their vote or approval. Directors will be elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Dividends. The holders of Class A Common Stock are entitled to receive dividends, as and if declared by the Company’s Board out of legally available funds. The holders of Class V Common Stock will not have any right to receive dividends.

Liquidation Rights. Upon the Company’s liquidation or dissolution, the holders of all classes of common stock are entitled to their respective par value, and the holders of Class A Common Stock will then be entitled to share ratably in those of the Company’s assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of Class V Common Stock will not have any right to receive a distribution upon a liquidation or dissolution of the Company.

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Conversion, Transferability and Exchange. Subject to the terms of the Amended Holdings Operating Agreement and the Exchange Agreements, the members of Holdings (other than the Company) may from time to time exchange shares of Class V Common Stock (together with an equal number of Class B Common Units) for an equal number of shares of Class A Common Stock pursuant to the Exchange Agreements. The Company may not issue Class V Common Stock such that after the issuance the holder of such stock does not hold an identical number of Class B Common Units. The Class A Common Stock has no conversion or exchange rights.

Other Provisions. None of the Class A Common Stock or Class V Common Stock has any pre-emptive or other subscription rights.

Preferred Stock

The Company is authorized to issue up to 10,000,000 shares will be shares of preferred stock, par value $0.0001 per share. The Company’s Board will be authorized, subject to limitations prescribed by DGCL and the Proposed Charter, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers (including the voting power), designations, preferences and rights of the shares. The Company’s Board also will be authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the voting and other rights of the holders of Class A Common Stock and Class V Common Stock, which could have a negative impact on the market price of the Class A Common Stock. The Company has no current plan to issue any shares of preferred stock.

Warrants

Upon completion of the Business Combination, all of the warrants to purchase Andina Ordinary Shares will pursuant to their terms be automatically adjusted to represent the right to purchase an equal number of shares of the Company’s Class A Common Stock on the same terms and conditions as the original warrants. See the section titled “Description of Securities — Description of Andina Capital Stock Prior to the Domestication and Business Combination —  Warrants” and “Description of Securities — Description of Andina Capital Stock Prior to the Domestication and Business Combination —  Contractual Arrangements with respect to the Certain Warrants” for terms and conditions of the warrants.

Exclusive Forum

The Proposed Charter provides that, to the fullest extent permitted by law, and unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the Proposed Charter or the Bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. There is uncertainty as to whether a court would enforce such a provision relating to causes of action arising under the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The clauses described above will not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

Anti-Takeover Effects of Provisions of the Proposed Charter and Bylaws

The provisions of the Proposed Charter and Bylaws and of the DGCL summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares of Class A Common Stock.

The Proposed Charter and Bylaws will contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s Board and that may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by the Company’s Board.

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These provisions include:

Action by Written Consent; Special Meetings of Stockholders. The Proposed Charter provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The Proposed Charter and Bylaws also provide that, subject to any special rights of the holders of any series of preferred stock and except as otherwise required by applicable law, special meetings of the stockholders can only be called by the Chairman of the Board, the Company’s Chief Executive Officer or by the Company’s Board. Except as described above, stockholders are not permitted to call a special meeting or to require the Company’s Board to call a special meeting.

Advance Notice Procedures. The Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, and for stockholder nominations of persons for election to the Board to be brought before an annual or special meeting of stockholders. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business or nomination before the meeting. Although the Bylaws will not give the Company’s Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, as applicable, the Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Authorized but Unissued Shares. The Company’s authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval, subject to rules of the securities exchange on which the Class A Common Stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, in connection with the redemption or exchange of Holding’s Common Units and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of the Company’s common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations. The Company is subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in the following prescribed manner:

●	prior to the time of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

●	on or subsequent to the time of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, owned 15% or more of a corporation’s outstanding voting securities.

Such provisions may encourage companies interested in acquiring the Company to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. However, such provisions also could discourage attempts that might result in a premium over the market price for the shares held by stockholders. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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Staggered Board of Directors. The Proposed Charter provides that the Company’s Board will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the Company’s Board only by successfully engaging in a proxy contest at two or more annual meetings.

Limitations on Liability and Indemnification of Officers and Directors

The Bylaws will limit the liability of the Company’s directors and officers to the fullest extent permitted by the DGCL and provides that the Company will provide them with customary indemnification and advancement and prepayment of expenses. The Company expects to enter into customary indemnification agreements with each of its executive officers and directors that provide them, in general, with customary indemnification in connection with their service to the Company or on its behalf.

Transfer Agent and Registrar

The transfer agent will be Continental Stock Transfer & Trust Company.

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Registration Rights Agreements

On January 28, 2019, Andina entered into a registration rights agreement (the “Insider Registration Rights Agreement” with the Insiders pursuant to which the holders of Insider Shares, Private Units (and all underlying Andina Securities) and any certain other Andina Securities, if issued, in payment of working capital loans made to Andina, are entitled to certain registration rights with respect to Andina Securities. Pursuant to the Insider Registration Rights Agreement, the holders of a majority of these securities are entitled to make up to two demands that Andina registers such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these Ordinary Shares are to be released from escrow pursuant to the terms of the Insider Escrow Agreement. The holders of a majority of the Private Units or the securities, if any, issued in payment of working capital loans made to Andina, can elect to exercise these registration rights at any time after Andina consummates a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to Andina’s consummation of a business combination. Andina will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding anything to the contrary, under FINRA Rule 5110, Cowen and Craig-Hallum and/or their designees may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on the effective date of the IPO Prospectus, and Cowen and Craig-Hallum and/or their designees may participate in a “piggy-back” registration only during the seven-year period beginning on the effective date of IPO Prospectus.

In connection with the Business Combination, other parties are being granted registration rights with respect to Andina Securities pursuant to the Registration Rights Agreement and the PIPE Registration Rights Agreement, as further described in the following sections of this proxy Statement/prospectus: “Proposal 2: The Business Combination Proposal — Related Agreements — The Registration Rights Agreement,” and “Proposal 2: The Business Combination Proposal — Related Agreements — PIPE Registration Rights Agreement.”

Listing of Class A Common Stock and Warrants

Andina intends to apply for the listing of the Company’s Class A common stock and warrants on Nasdaq following the completion of the Business Combination under the symbols “SNAX” and “SNAXW,” respectively.

Dividends

Andina has not paid any cash dividends on Ordinary Shares to date and does not intend to pay cash dividends prior to the completion of a business combination. Following the Business Combination, the payment of cash dividends will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of the Company Board.

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APPRAISAL RIGHTS

Public Shareholders do not have appraisal rights in connection with the Business Combination or the Domestication under the Cayman Islands Companies Act or under the DGCL.

HOUSEHOLDING INFORMATION

Unless Andina has received contrary instructions, Andina may send a single copy of this proxy statement/prospectus to any household at which two or more stockholders reside if Andina believes the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce Andina’s expenses. However, if stockholders prefer to receive multiple sets of Andina’s disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of Andina’s disclosure documents, the stockholders should follow these instructions:

If the ordinary shares are registered in the name of the shareholder, the shareholder should contact Andina’s offices at Andina Acquisition Corp. III, 250 West 57th Street, Suite 415, New York, NY 10107. If a bank, broker or other nominee holds the shares, the shareholder should contact the bank, broker or other nominee directly.

TRANSFER AGENT AND REGISTRAR

The transfer agent for Andina’s Securities is the Continental Stock Transfer & Trust Company.

SUBMISSION OF PROPOSALS

The Andina Board is aware of no other matter that may be brought before the extraordinary general meeting.

FUTURE PROPOSALS

For any proposal to be considered for inclusion in Andina’s proxy statement and form of proxy for submission to the stockholders at the Company’s 2022 annual meeting of stockholders, assuming consummation of the Business Combination, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and the Bylaws. Since the 2022 annual meeting would be the Company’s first annual meeting of stockholders, such proposals must be received by Company at its offices at 5801 Tennyson Parkway, Suite 275, Plano, Texas 75024, a reasonable time before the Company begins to print and mail the 2022 annual meeting proxy materials in order to be considered for inclusion in the Company’s proxy materials for the 2022 annual meeting.

In addition, if the Business Combination is consummated, the Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. To be timely, a stockholder’s notice must be delivered to the Company at 5801 Tennyson Parkway, Suite 275, Plano, Texas 75024, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. The Company’s Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures

WHERE YOU CAN FIND MORE INFORMATION

Andina files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Andina at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

As of the date of this proxy statement/prospectus, Andina has filed a registration statement on Form S-4 to register with the SEC securities that Andina will issue in connection with the transactions contemplated by the Business Combination Agreement. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Andina, as well as a proxy statement of Andina for the Special Meeting.

212

Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement/prospectus.

All information contained in this document relating to Andina has been supplied by Andina, and all such information relating to Stryve has been supplied by Stryve. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the Business Combination, you should contact Andina via phone or in writing (at least five (5) business days prior to the Special Meeting):

Julio Torres, Chief Executive Officer

Calle 113 # 7-45 Torre B

Oficina 1012

Bogotá, Colombia

LEGAL MATTERS

Ellenoff Grossman & Schole LLP, New York, New York, has passed upon the validity of the securities offered in this proxy statement/prospectus.

EXPERTS

The consolidated financial statements of Stryve Foods, LLC and subsidiaries as of and for the years ended December 31, 2020 and 2019, included in this proxy statement/prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Andina as of and for the years ended December 31, 2020 and 2019, included in this proxy statement/prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

213

INDEX TO FINANCIAL STATEMENTS

ANDINA ACQUISITION CORP. III

STRYVE FOODS, LLC

214

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
Andina Acquisition Corp. III

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Andina Acquisition Corp. III (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that the Company plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2016.

New York, NY

February 18, 2021

F-1

To the Shareholders and Board of Directors of

Andina Acquisition Corp. III

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Andina Acquisition Corp. III (the “Company”) as of December 31, 2020 and 2019, the related statements of operations, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2020 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. Andina are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2016.

New York, NY

February 18, 2021

F-2

ANDINA ACQUISITION CORP. III

BALANCE SHEETS

	December 31,
	2020	2019

ASSETS
Current Assets
Cash	$198,192	$352,254
Prepaid expenses	—	8,076
Total Current Assets	198,192	360,600

Cash and marketable securities held in Trust Account	13,545,503	110,149,122
Total Assets	$13,743,695	$110,509,722

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities – Accounts payable and accrued expenses	$883,176	$5,723

Commitments

Ordinary shares subject to possible redemption, 767,392 and 10,344,550 shares at redemption value at December 31, 2020 and 2019, respectively	7,860,513	105,503,991

Shareholders’ Equity
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 3,650,004 and 3,550,450 shares issued and outstanding (excluding 767,392 and 10,344,550 shares subject to possible redemption) at December 31, 2020 and 2019, respectively	365	355
Additional paid-in capital	3,849,880	3,266,203
Retained earnings	1,149,761	1,733,450
Total Shareholders’ Equity	5,000,006	5,000,008

Total Liabilities and Shareholders’ Equity	$13,743,695	$110,509,722

The accompanying notes are an integral part of the financial statements.

F-3

ANDINA ACQUISITION CORP. III

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2020	2019

Operating costs	$1,279,291	$386,675
Reimbursement of due diligence expenses	(139,430)	—
Loss from operations	(1,139,861)	(386,675)

Other income:
Interest income	556,030	2,136,694
Unrealized gain on marketable securities held in Trust Account	142	12,428
Other income	556,172	2,149,122

Net (loss) income	$(583,689)	$1,762,447

Weighted average shares outstanding, basic and diluted (1)	3,592,787	3,446,449

Basic and diluted net loss per ordinary share (2)	$(0.17)	$(0.09)

(1)	Excludes an aggregate of 767,392 and 10,344,550 shares subject to possible redemption at December 31, 2020 and 2019, respectively.
(2)	Net loss per ordinary share – basic and diluted excludes income attributable to Ordinary Shares subject to possible redemption of $39,544 and $2,058,429 for the years ended December 31, 2020 and 2019, respectively (see Note 2).

The accompanying notes are an integral part of the financial statements.

F-4

ANDINA ACQUISITION CORP. III

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

	Ordinary Shares		Additional Paid-in	(Accumulated Deficit) Retained	Total Shareholders’ (Deficit)
	Shares	Amount	Capital	Earnings	Equity
Balance – January 1, 2019	2,875,000	$287	$24,713	$(28,977)	$(3,997)

Sale of 10,800,000 Units, net of underwriting discounts	10,800,000	1,080	104,794,469	—	104,795,549

Sale of 395,000 Private Units	395,000	40	3,949,960	—	3,950,000

Forfeiture of Founder Shares	(175,000)	(17)	17	—	—

Ordinary shares subject to possible redemption	(10,344,550)	(1,035)	(105,502,956)	—	(105,503,991)

Net income (loss)	—	—	—	1,762,447	1,762,447

Balance – December 31, 2019	3,550,450	355	3,266,203	1,733,450	5,000,008

Change in value of Ordinary Shares subject to possible redemption	99,554	10	583,677	—	583,687

Net income (loss)	—	—	—	(583,689)	(583,689)

Balance – December 31, 2020	3,650,004	$365	$3,849,880	$1,149,761	$5,000,006

The accompanying notes are an integral part of the financial statements.

F-5

ANDINA ACQUISITION CORP. III

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(583,689)	$1,762,447
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(556,030)	(2,136,694)
Unrealized gain on marketable securities held in Trust Account	(142)	(12,428)
Changes in operating assets and liabilities:
Prepaid expenses	8,076	(8,076)
Accounts payable and accrued expenses	877,453	(4,352)
Net cash used in operating activities	(254,332)	(399,103)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(108,000,000)
Cash withdrawn from Trust Account for redemption of Ordinary Shares	97,059,791	—
Cash withdrawn from Trust Account for working capital purposes	100,000	—
Net cash provided by (used in) investing activities	97,159,791	(108,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	105,300,000
Proceeds from sale of Private Units	—	3,950,000
Advance from related party	—	9,041
Repayment of advances from related party	—	(81,280)
Repayment of promissory note – related party	—	(34,259)
Payment of offering costs	—	(391,875)
Redemption of Ordinary Shares	(97,059,791)	—
Net cash (used in) provided by financing activities	(97,059,791)	108,751,627

Net Change in Cash	(154,332)	352,524
Cash – Beginning	352,524	—
Cash – Ending	$198,192	$352,524

Non-Cash Investing and Financing Activities:
Initial classification of Ordinary Shares subject to possible redemption	$—	$103,741,340
Change in value of Ordinary Shares subject to possible redemption	$(583,687)	$1,762,651

The accompanying notes are an integral part of the financial statements.

F-6

ANDINA ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 1. ORGANIZATION AND PLAN OF BUSINESS OPERATIONS

Andina Acquisition Corp. III (the “Company”) was incorporated in the Cayman Islands on July 29, 2016 as a blank check company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (a “Business Combination”). The Company’s efforts to identify a prospective target business are not limited to a particular industry or geographic region, although the Company initially intended to focus on target businesses in the Americas.

All activity through December 31, 2020 relates to the Company’s formation, its initial public offering (the “Initial Public Offering”), which is described below, and since the closing of the Initial Public Offering, activities in connection with the announced and subsequently terminated proposed acquisition of EMMAC Life Sciences Limited, (“EMMAC”) (which activities ceased in November 2020) and activities in connection with the proposed acquisition of Stryve Foods LLC (“Stryve”), as discussed in Note 9.

In August 2020, the Company received a $139,430 reimbursement for expenses that it incurred in connection with the due diligence of evaluating a potential Business Combination that did not materialize.

Initial Public Offering

The registration statement for the Initial Public Offering (the “IPO”) was declared effective on January 24, 2019 pursuant to Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”). On January 31, 2019, the Company consummated the Initial Public Offering of 10,800,000 units (the “Units” and, with respect to the Ordinary Shares included in the Units offered, the “Public Shares”), which included a partial exercise by the underwriters of their over-allotment option in the amount of 800,000 Units, at $10.00 per Unit, generating gross proceeds of $108,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 395,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement (the “Private Placement”) to certain shareholders, or their affiliates (collectively, the “initial shareholders”) and the underwriters, generating gross proceeds of $3,950,000, which is described in Note 4.

Transaction costs amounted to $3,204,451, consisting of $2,700,000 of underwriting fees and $504,451 of offering costs.

Following the closing of the Initial Public Offering on January 31, 2019, an amount of $108,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”), which has been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account to its shareholders, as described below. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. One of the Company’s directors has agreed to be personally liable if the Company liquidates the Trust Account prior to the consummation of a Business Combination to ensure that the proceeds held in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company. However, such director may not be able to satisfy those obligations should they arise. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations and up to $100,000 may be released to pay for the Company’s working capital obligations, including any necessary liquidation or dissolution expenses.

In order to meet its working capital needs following the consummation of the Initial Public Offering, the Company’s initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of the Company’s initial Business Combination, without interest, or, at the lender’s discretion. Up to $500,000 of the notes may be converted upon consummation of the Company’s initial Business Combination into additional Private Units at a price of $10.00 per unit. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, but no proceeds from the Trust Account would be used for such repayment.

F-7

ANDINA ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Initial Business Combination

Pursuant to the Nasdaq Capital Markets listing rules, the Company’s initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the Trust Account at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by the Company’s board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). The target business or businesses that the Company acquires may have a collective fair market value substantially in excess of 80% of the Trust Account balance. In order to consummate such a Business Combination, the Company may issue a significant amount of its debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on the Company’s ability to incur debt or issue securities in order to consummate a Business Combination. Since the Company has no specific Business Combination under consideration, the Company has not entered into any arrangement to issue debt or equity securities. If the net proceeds of Initial Public Offering prove to be insufficient, either because of the size of the Business Combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert a significant number of shares from shareholders into cash, the Company will be required to seek additional financing in order to complete its initial Business Combination. In addition, if the Company consummates a Business Combination, it may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of the Company’s officers, directors or shareholders is required to provide any financing to the Company in connection with or after a Business Combination.

In connection with any proposed initial Business Combination, the Company will either (1) seek shareholder approval of such initial Business Combination at a meeting called for such purpose at which Public Shareholders may seek to convert their Public Shares, regardless of whether they vote for or against the proposed Business Combination, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable) or (2) provide Public Shareholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable), in each case subject to the limitations described herein. Notwithstanding the foregoing, the initial shareholders have agreed, pursuant to written letter agreements with the Company, not to convert any Public Shares held by them into their pro rata share of the aggregate amount then on deposit in the Trust Account. If the Company determines to engage in a tender offer, such tender offer will be structured so that each Public Shareholder may tender any or all of his, her or its Public Shares rather than some pro rata portion of his, her or its shares. The decision as to whether the Company will seek shareholder approval of a proposed Business Combination or will allow shareholders to sell their Public Shares to it in a tender offer will be made by the Company based on a variety of factors such as the timing of the transaction, whether the terms of the transaction would otherwise require it to seek shareholder approval or whether the Company is deemed to be a foreign private issuer (which would require us to conduct a tender offer rather than seeking shareholder approval under the U.S. Securities and Exchange Commission (the “SEC”) rules). If the Company engages in a tender offer in connection with an initial Business Combination, the Company will file tender offer documents with the SEC, which will contain substantially the same financial and other information about the initial Business Combination as is required under the SEC’s proxy rules. The Company will consummate an initial Business Combination only if it has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, solely if it seeks shareholder approval, a majority of the issued and outstanding Ordinary Shares voted are voted in favor of the Business Combination. The $5,000,001 net tangible asset value would be determined once a target business is located and the Company can assess all of the assets and liabilities of the combined company.

The initial shareholders have agreed (i) to vote their insider shares, Private Shares (as defined in Note 4) and any Public Shares purchased in or after the Initial Public Offering in favor of any proposed Business Combination and (ii) not to convert any shares (including the insider shares) in connection with a shareholder vote to approve or sell their shares to the Company in any tender offer in connection with, a proposed initial Business Combination.

Failure to Consummate a Business Combination

The Company initially had until July 31, 2020 to complete a Business Combination. On July 29, 2020, the Company held a special meeting pursuant to which the Company’s shareholders approved extending the date by which the Company had to complete a Business Combination from July 31, 2020 to October 31, 2020 (or December 31, 2020 if the Company had executed a definitive agreement for a Business Combination by October 31, 2020). In connection with the approval of the extension, shareholders elected to redeem an aggregate of 4,303,096 Ordinary Shares. As a result, an aggregate of $44,063,656 (or approximately $10.24 per share) was released from the Company’s Trust Account to pay such shareholders and 9,591,904 Ordinary Shares were issued and outstanding at September 30, 2020.

On October 28, 2020, the Company held a special meeting pursuant to which the Company’s shareholders approved extending the date by which the Company had to complete a Business Combination from October 31, 2020 to January 31, 2021 (or April 30, 2021 if the Company has executed a definitive agreement for a Business Combination by January 31, 2021). In connection with the approval of the extension, shareholders elected to redeem an aggregate of 5,174,508 Ordinary Shares. As a result, an aggregate of $52,996,135 (or approximately $10.24 per share) was released from the Company’s Trust Account to pay such shareholders and 4,417,396 Ordinary Shares were issued and outstanding at December 31, 2020.

F-8

ANDINA ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

On January 27, 2021, the Company held a special meeting pursuant to which the Company’s shareholders approved extending the date by which the Company had to complete a Business Combination from January 31, 2021 to April 30, 2021 (or July 31, 2021 if the Company has executed a definitive agreement for a Business Combination by April 30, 2021) (such date or later date, as applicable, the “Extended Date”). In connection with the approval of the extension, shareholders elected to redeem an aggregate of 300 Ordinary Shares. As a result, an aggregate of $3,073 (or approximately $10.24 per share) was released from the Company’s Trust Account to pay such shareholders and 4,417,096 Ordinary Shares are now issued and outstanding.

Pursuant to the terms of the Company’s amended and restated memorandum and articles of association, failure to consummate a Business Combination by the Extended Date will trigger the automatic winding up, dissolution and liquidation of the Company. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under Cayman Islands Cayman Islands Companies Act. Accordingly, no vote would be required from shareholders to commence such a voluntary winding up, dissolution and liquidation. The holders of the insider shares will not participate in any liquidation distribution from the Trust Account with respect to their insider shares.

Liquidity and Going Concern

As of December 31, 2020, the Company had $198,192 in its operating bank accounts, $13,545,503 in marketable securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its Public Shares in connection therewith and working capital deficit of $684,984. As of December 31, 2020, approximately $322,000 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations, if any. On April 9, 2020, pursuant to the prospectus relating to the IPO and the terms and conditions of the Investment Management Trust Agreement, dated January 28, 2019, by and between the Company and Continental Stock Transfer and Trust Company, the Company withdrew $100,000 of interest income on the funds held in the trust account to support the Company’s working capital obligations.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating target businesses, performing due diligence on prospective target businesses, traveling to and from the offices, plants or similar location of prospective target businesses or their representatives or owners, reviewing corporate documents and material agreements of prospective target businesses and structuring, negotiating and completing a Business Combination.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, an affiliate of the Sponsor, or its officers or directors. The Company’s officers, directors and Sponsor, or their affiliates, may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through the Extended Date, which is the date the Company is required cease all operations except for the purpose of winding up if it has not completed a Business Combination. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

F-9

ANDINA ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.

Cash and Marketable Securities Held in Trust Account

At December 31, 2020, the assets held in the Trust Account were substantially held in money market funds, which primarily invest in U.S. Treasury Bills. At December 31, 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills.

Ordinary Shares Subject to Possible Redemption

The Company accounts for its Ordinary Shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Ordinary Shares (including Ordinary Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Ordinary Shares are classified as shareholders’ equity. The Company’s Ordinary Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

Net Loss per Ordinary Share

Net loss per ordinary share is computed by dividing net loss by the weighted average number of Ordinary Shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Ordinary shares subject to possible redemption at December 31, 2020 and 2019, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per ordinary share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and the Private Placement to purchase 11,195,000 Ordinary Shares, and (2) rights sold in the Initial Public Offering and the Private Placement that convert into 1,119,500 Ordinary Shares, in the calculation of diluted loss per share, since the exercise of the warrants and the conversion of the rights into Ordinary Shares are contingent upon the occurrence of future events. As a result, diluted net loss per ordinary share is the same as basic net loss per ordinary share for the periods presented.

Reconciliation of Net Loss per Ordinary Share

The Company’s net (loss) income is adjusted for the portion of income that is attributable to Ordinary Shares subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per ordinary share is calculated as follows:

	Year Ended December 31,
	2020	2019
Net (loss) income	$(583,689)	$1,762,447
Less: Income attributable to Ordinary Shares subject to possible redemption	(39,544)	(2,058,429)
Adjusted net loss	$(623,233)	$(295,982)

Weighted average shares outstanding, basic and diluted	3,592,787	3,446,449

Basic and diluted net loss per ordinary share	$(0.17)	$(0.09)

Income Taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

F-10

ANDINA ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2020 and 2019, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position over the next twelve months.

The Company may be subject to potential examination by foreign taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company is considered an exempted Cayman Islands company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision is zero for all periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution, which, at times may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying financial statements, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 10,800,000 Units at a purchase price of $10.00 per Unit, which included a partial exercise by the underwriters of their over-allotment option in the amount of 800,000 Units at $10.00 per Unit. Each Unit consists of one ordinary share of the Company, one right (the “Public Right”) and one redeemable warrant (the “Public Warrant”). Each Public Right entitles the holder to receive one-tenth (1/10) of an ordinary share upon consummation of a Business Combination. Each Public Warrant entitles the holder to purchase one ordinary share at an exercise price of $11.50 per share (see Note 7).

If the Company is unable to complete an initial Business Combination by the Extended Date and the Company redeems the public shares for the funds held in the Trust Account, holders of the rights and warrants will not receive any of such funds for their rights and warrants and the rights and warrants will expire worthless.

NOTE 4. PRIVATE UNITS

Simultaneously with the closing of the Initial Public Offering, certain of the initial shareholders, including the underwriters in the Initial Public Offering (and their respective designees), purchased an aggregate of 395,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $3,950,000. Each Private Unit consists of one ordinary share (“Private Share”), one right (the “Private Right”) and one redeemable warrant (each, a “Private Warrant”). The proceeds from the Private Units have been added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination by the Extended Date, the proceeds from the sale of the Private Units will be used to fund the redemption of the public shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.

The Private Units are identical to the Units sold in the Initial Public Offering except that the Private Warrants are non-redeemable and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees. Additionally, the purchasers of the Private Units have agreed (A) to vote the Private Shares in favor of any proposed Business Combination, (B) not to propose, or vote in favor of, an amendment to the Company’s amended and restated memorandum and articles of association with respect to its pre-Business Combination activities prior to the consummation of such a Business Combination unless the Company provides Public Shareholders with the opportunity to convert their Public Shares in connection with any such vote, (C) not to convert any Private Shares into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a proposed initial Business Combination or a vote to amend the provisions of the Company’s amended and restated memorandum and articles of association relating to shareholders’ rights or pre-Business Combination activity and (D) that the Private Shares shall not participate in any liquidating distribution from the Trust Account upon winding up if a Business Combination is not consummated. The purchasers of the Private Units have also agreed not to transfer, assign or sell any of the Private Units or underlying securities (except to permitted transferees) until the completion of an initial Business Combination.

F-11

ANDINA ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 5. RELATED PARTY TRANSACTIONS

Promissory Note – Related Party

On November 7, 2016, the Company issued a promissory note to a director of the Company, pursuant to which the Company borrowed an aggregate of $34,259. The promissory note was payable without interest on the earlier of (i) July 1, 2019, (ii) the date on which the Company consummated the Initial Public Offering or (iii) the date on which the Company determined to not proceed with such Initial Public Offering. The promissory note was repaid upon the consummation of the Initial Public Offering on January 31, 2019.

Advance from Related Party

A director of the Company advanced the Company an aggregate of $81,280 to cover expenses related to the Initial Public Offering. The advances were non-interest bearing and due on demand. The advances were repaid upon the consummation of the Initial Public Offering.

NOTE 6. COMMITMENTS

Business Combination Marketing Agreement

The Company engaged the joint book-running managers in the Initial Public Offering as advisors in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss the potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing the Company’s securities in connection with a Business Combination, assist the Company in obtaining shareholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with the Business Combination. The Company will pay the joint book-running managers aggregate cash fees for such services upon the consummation of a Business Combination in an amount equal to $3,240,000 (exclusive of any applicable finders’ fees which might become payable). If a proposed Business Combination is not consummated for any reason during the 18-month period from the closing of the Initial Public Offering (as such period may be extended), no fee will be due or payable to the advisors.

Fee Arrangements

Following the Initial Public Offering, the Company entered into a letter agreement with a member of the Company’s board of directors that provides for a success fee to be paid to such director upon consummation of a Business Combination with a target business introduced to the Company by such director in an amount equal to 0.6% of the total consideration paid by the Company in the transaction, subject to certain minimum and maximum amounts set forth in the agreement.

In addition, the Company entered into several letter agreements with unaffiliated third parties that provide for a success fee to be paid to each such third party upon consummation of a Business Combination with a target business introduced to the Company by such third party in amounts ranging from 0.75% to 1.0% of the total consideration paid by the Company in the transaction, subject to certain minimum and maximum amounts set forth in the various agreements.

Related to the business combination with Stryve, Andina entered into engagement letters with Cowen and Craig-Hallum, to be financial advisor and placement agents to the transaction, with an aggregate success fee of 2% of the transaction value and 6% fee of gross proceeds raised as agents.

Registration Rights

Pursuant to a registration rights agreement entered into on January 28, 2019, the holders of the insider shares, as well as the holders of the Private Units (and underlying securities) and any securities issued in payment of working capital loans made to the Company, are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. Notwithstanding anything to the contrary, the underwriters (and their designees) may only make a demand registration (i) on one occasion and (ii) during the five-year period beginning on January 28, 2019. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these Ordinary Shares are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of working capital loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. Notwithstanding anything to the contrary, the underwriters (and their designees) may participate in a “piggy-back” registration only during the seven-year period beginning January 28, 2019. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

F-12

ANDINA ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

NOTE 7. SHAREHOLDERS’ EQUITY

Preferred Shares

The Company is authorized to issue 1,000,000 preferred shares with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020 and 2019, no preferred shares were issued or outstanding.

Ordinary Shares

The Company is authorized to issue 100,000,000 Ordinary Shares with a par value of $0.0001 per share. As of December 31, 2020 and 2019, there were 3,650,004 and 3,550,450 Ordinary Shares issued and outstanding, excluding 767,392 and 10,344,550 Ordinary Shares subject to possible redemption, respectively.

In connection with the organization of the Company, a total of 2,875,000 Ordinary Shares were sold to the initial shareholders for an aggregate purchase price of $25,000. The 2,875,000 shares included an aggregate of up to 375,000 shares subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part so that the Company’s initial shareholders would own 20% of the issued and outstanding shares after the Initial Public Offering. As a result of the underwriters’ election to partially exercise their over-allotment option to purchase an additional 800,000 Units, 200,000 shares are no longer subject to forfeiture and 175,000 shares were forfeited, resulting in an aggregate of 2,700,000 shares issued and outstanding at the Initial Public Offering date.

The initial shareholders have agreed not to transfer, assign or sell any of the insider shares (except to certain permitted transferees) until (1) with respect to 50% of the insider shares, the earlier of one year after the date of the consummation of an initial Business Combination and the date on which the closing price of the Company’s Ordinary Shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after an initial Business Combination and (2) with respect to the remaining 50% of the insider shares, one year after the date of the consummation of an initial Business Combination, or earlier, in either case, if, subsequent to an initial Business Combination, the Company consummates a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property.

Rights

Each holder of a right will receive one-tenth (1/10) of one ordinary share upon consummation of a Business Combination, even if a holder of such right converted all Ordinary Shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Initial Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Ordinary Shares will receive in the transaction on an as-converted into Ordinary Shares basis and each holder of rights will be required to affirmatively covert its rights in order to receive 1/10 of an ordinary share underlying each right (without paying additional consideration). The Ordinary Shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

If the Company is unable to complete a Business Combination by the Extended Date and the Company liquidates the funds held in the Trust Account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.

Warrants

The Public Warrants will become exercisable on the later of the completion of an initial Business Combination or January 28, 2020. However, except as set forth below, no Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants and a current prospectus relating to such Ordinary Shares. Notwithstanding the foregoing, if a registration statement covering the Ordinary Shares issuable upon exercise of the Public Warrants is not effective within 90 days from the consummation of an initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The warrants will expire five years from the consummation of an initial Business Combination.

F-13

ANDINA ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The Company may call the Public Warrants for redemption (excluding the Private Warrants), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable,
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,
●	if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders, and
●	if, and only if, there is a current registration statement in effect with respect to the Ordinary Shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the Ordinary Shares issuable upon the exercise of the Private Warrants will not be transferable, assignable or salable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of Ordinary Shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. In addition, if  (x) the Company issues additional Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $8.50 per ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to Company affiliates, without taking into account any insider shares held by such affiliates prior to such issuance) (where “insider shares” refers to the 2,875,000 Ordinary Shares held by the Company’s Initial Shareholders prior to the Company’s Initial Public Offering), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the Company’s initial Business Combination on the date of the consummation of its initial Business Combination (net of redemptions) and (z) the volume weighted average trading price of the Company’s Ordinary Shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $8.50 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issues the additional Ordinary Shares or equity-linked securities. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the required time period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such warrants. Accordingly, the warrants may expire worthless.

NOTE 8. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:	Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:	Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on the Company’s assessment of the assumptions that market participants would use in pricing the asset or liability.

F-14

ANDINA ACQUISITION CORP. III

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2020

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2020 and 2019 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	December 31, 2020	December 31, 2019
Assets:
Marketable securities held in Trust Account	1	$13,545,503	$110,149,122

NOTE 9. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 5, 2021, the Company received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company is not in compliance with Listing Rule 5620(a) and 5810(c)(2)(G), due to the Company’s failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year end. The Notice is only a notification of deficiency, not of imminent delisting, and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market. The Company held their 2020 general annual meeting on January 27, 2021 and intends to submit a plan of compliance with Nasdaq. On February 2, 2021, the Company received a letter from Nasdaq indicating it had regained compliance.

On January 27, 2021, the Company held a special meeting pursuant to which the Company’s shareholders approved extending the date by which the Company had to complete a Business Combination from January 31, 2021 to April 30, 2021 (or July 31, 2021 if the Company has executed a definitive agreement for a Business Combination by April 30, 2021) (such date or later date, as applicable, the “Extended Date”). In connection with the approval of the extension, shareholders elected to redeem an aggregate of 300 Ordinary Shares. As a result, an aggregate of $3,073 (or approximately $10.24 per share) was released from the Company’s Trust Account to pay such shareholders and 4,417,096 Ordinary Shares are now issued and outstanding.

On January 28, 2021, the Company entered into a definitive business combination agreement (the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions set forth therein (the “Merger”), (i) the Company will re-domesticate as a Delaware corporation, (ii) Stryve, will conduct a reorganization pursuant to which Stryve Foods Holdings LLC (“Stryve Food”) will become a holding company for Stryve, the former owners of Stryve will become the owners of Stryve Food, and Stryve will retain all of its business, assets and liabilities, and become a wholly owned subsidiary of Stryve Food, (iii) Stryve Food will contribute to Andina Holdings LLC, a subsidiary of Andina (“Andina Holdings”), the equity interests of Stryve, in exchange for newly issued non-voting membership interests of Andina Holdings and voting (but non-economic) common stock of the Company, and (iv) the Company will contribute all of its cash and cash equivalents to Andina Holdings, after payment of the Company shareholders that elect to have their Company shares redeemed or converted in connection with the consummation of the Merger, in exchange for newly issued voting membership interests of Andina Holdings, all upon the terms and subject to the conditions set forth in the Business Combination Agreement.

Subject to and upon the terms and conditions of the Business Combination Agreement, Stryve Food will contribute to Andina Holdings all of the issued and outstanding equity interests of Stryve (the “Seller Contribution”) and Andina Holdings shall issue to Stryve Food a number of newly issued Andina Holdings Class B Units (the “Seller Consideration Units”) equal in value to (the “Seller Consideration”) (i) One Hundred and Thirty Million U.S. Dollars ($130,000,000), minus (ii) the amount, if any, by which the target consolidated net working capital amount of $553,635 exceeds the consolidated net working capital of Stryve (but not less than zero), plus (iii) the amount, if any, by which the consolidated net working capital of Stryve exceeds the target consolidated net working capital amount of $553,635 (but not less than zero), minus (iv) the amount of indebtedness of Stryve at the closing (excluding certain capitalized leases and any obligations under the Bridge Notes or other convertible debt of Stryve Food that is converted into equity in connection with the closing), minus (v) the amount of any Stryve transaction expenses, with each Andina Holdings Class B Unit valued for such purposes at a price of $10.00 per Unit. Additionally, the Company will issue to Stryve Food a number of shares of newly issued shares of the Company’s Class V Common Stock equal to the number of Seller Consideration Units.

The Business Combination Agreement contains customary representations, warranties and covenants by the parties thereto and the closing is subject to certain conditions as further described in the Business Combination Agreement.

F-15

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Stryve Foods, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Stryve Foods, LLC (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, members’ deficit and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

New York, NY

March 31, 2021

F-16

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2020 AND 2019

	2020	2019
ASSETS
CURRENT ASSETS
Cash	$591,634	$57,053
Accounts receivable, net	679,061	1,079,166
Inventory, net	3,373,033	1,763,880
Prepaid media spend	249,000	-
Prepaid expenses and other current assets	529,230	959,310
Total current assets	5,421,958	3,859,409

Property and equipment, net	6,845,132	7,135,569
Goodwill	8,450,000	8,450,000
Intangible asset	4,962,834	-
Prepaid media spend, net of current portion	498,662	-
Other assets	58,545	-
TOTAL ASSETS	$26,237,131	$19,444,978

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$3,839,384	$3,109,460
Accrued expenses	1,710,384	1,427,658
Line of credit	3,500,000	3,500,000
Current portion of long-term debt	22,649,995	2,558,122
Total current liabilities	31,699,763	10,595,240

Long-term debt, net of current portion	3,874,235	14,664,216
TOTAL LIABILITIES	35,573,998	25,259,456

COMMITMENTS AND CONTINGENCIES

MEMBERS’ DEFICIT	(9,336,867)	(5,814,478)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$26,237,131	$19,444,978

F-17

CONSOLIDATED STATEMENTS OF OPERATIONS FOR
THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
SALES, net	$17,002,052	$10,769,623

COST OF GOODS SOLD	11,097,868	13,309,087

GROSS MARGIN (Loss)	5,904,184	(2,539,464)

OPERATING EXPENSES
Selling expenses	10,763,951	9,232,921
Operations expense	2,309,201	1,954,866
Salaries and wages	5,799,460	6,818,337
Depreciation and amortization expense	1,290,128	1,089,744
Loss on disposal of fixed assets	13,512	461,895
Total operating expenses	20,176,252	19,557,763

OPERATING LOSS	(14,272,068)	(22,097,227)

OTHER (EXPENSES) INCOME
Interest expense	(3,301,818)	(1,335,391)
Other income	27,115	-
Total other expense	(3,274,703)	(1,335,391)

NET LOSS	$(17,546,771)	$(23,432,618)

F-18

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2020 and 2019

	Class A Contribution	Series 1 Preferred Contributions	Series 2 Preferred Contributions	Series 3 Preferred Contributions	Accumulated Deficit	Total Members’ Deficit
BALANCE, JANUARY 1, 2019	$2,260,000	$10,000,000	$3,477,300	$-	$(11,141,860)	$4,595,440
Member contributions	-	-	13,022,700	-	-	13,022,700
Net loss	-	-	-	-	(23,432,618)	(23,432,618)
BALANCE, DECEMBER 31, 2019	$2,260,000	$10,000,000	$16,500,000	$-	$(34,574,478)	$(5,814,478)
Member contributions	-	-	-	8,738,754	-	8,738,754
Equity conversions				5,285,628		5,285,628
Net loss	-	-	-	-	(17,546,771)	(17,546,771)
BALANCE, DECEMBER 31, 2020	$2,260,000	$10,000,000	$16,500,000	$14,024,382	$(52,121,249)	$(9,336,867)

F-19

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(17,546,771)	$(23,432,618)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,290,128	1,089,744
Loss on disposal of fixed assets	13,512	461,895
Amortization of debt issuance costs	205,018	-
Interest income on members loan receivable	(23,745)	-
Bad debt expense	744,863	168,464
Changes in operating assets and liabilities:
Accounts receivable	4,095	(86,742)
Inventory	(1,252,481)	188,651
Vendor deposits	-	37,554
Prepaid media spend	(747,662)	-
Prepaid expenses and other current assets	364,883	(698,872)
Other assets	(34,800)	-
Accounts payable	(152,514)	1,773,165
Accrued liabilities	1,349,215	(69,167)
Net cash used in operating activities	(15,786,259)	(20,567,926)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for asset acquisition	(1,511,900)	-
Cash paid for purchase of equipment	(1,046,723)	(1,324,560)
Cash received for sale of equipment	56,192	-
Net cash used in investing activities	(2,502,431)	(1,324,560)

CASH FLOWS FROM FINANCING ACTIVITIES
Member contributions	8,738,754	13,022,700
Net borrowings on line of credit	-	3,020,000
Borrowings on long-term debt	2,761,427	138,028
Repayments on long-term debt	(1,354,651)	(1,325,675)
Borrowings on related party debt	200,000	1,240,000
Repayments on related party debt	(415,000)	(3,096,755)
Borrowings on short term debt	4,509,449	3,461,027
Repayments on short term debt	(126,260)	(335,527)
Issuance of convertible debt	2,840,000	5,414,390
Borrowings on paycheck protection program loan	1,669,552	-
Net cash provided by financing activities	18,823,271	21,538,188
Net change in cash and cash equivalents	534,581	(354,298)
Cash and cash equivalents at beginning of year	57,053	411,351
Cash and cash equivalents at end of year	$591,634	$57,053

SUPPLEMENTAL INFORMATION:
Cash paid for interest	$2,785,659	$2,811,292

NON-CASH FINANCING ACTIVITIES:
Members’ subscription for convertible note	$1,650,000	$-
Assets acquired in Kalahari transaction (Note 3)	$5,867,344	$-
Liabilities assumed in Kalahari transaction (Note 3)	$(882,438)	$-
Short term debt converted to related party debt	$3,001,366	$-
Accrued interest converted to Series 3 Preferred units	$1,088,561	$-
Long term debt converted to related party debt	$550,000	$-
Related party debt converted to Series 3 Preferred units	$3,997,067	$-
Short term debt converted to Series 3 Preferred units	$200,000	$-

F-20

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Stryve Foods, LLC, (“Stryve” or the “Company”), is a Texas limited liability company formed on January 13, 2017, with an indefinite life, and is headquartered in Plano, Texas, with manufacturing operations in Madill, Oklahoma. Stryve has three wholly owned subsidiaries, Biltong USA Inc., Braaitime LLC and Kalahari Snacks, LLC.

Stryve is an emerging healthy snacking company which manufactures, markets and sells highly differentiated healthy snacking products. Stryve offers convenient snacks that are lower in sugar and carbohydrates and higher in protein than other snacks.

2.	GOING CONCERN AND MANAGEMENT’S PLAN

The accompanying consolidated financial statements have prepared on a going concern basis, which contemplates the realization of assets and liabilities in the normal course of business. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern. For the years ended December 31, 2020 and 2019, the Company has recognized operating losses of $14,272,068 and $22,097,227, respectively, and used cash in its operations of $15,786,259 and $20,567,926. As of December 31, 2020, the Company had a working capital deficit of $26,277,805. These factors raise substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the date these financial statements are made available.

The Company’s continuation of operations is dependent on its ability to generate sufficient cash flow to meet its obligations on a timely basis. For the years ended December 31, 2020 and 2019, the Company’s cash needs have primarily been funded through equity capital raises, and note payable agreements from members, in addition to bank loans. The Company has $42,500,000 of subscription agreements for Common Stock fully committed to be funded upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Business Combination Agreement”) dated January 28, 2021 between the Company and Andina Acquisition Corp. III (“Andina”) and Andina Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Andina (“Holdings”). The subscription agreements are anticipated to be funded in the second quarter of fiscal year 2021, pending completion of the closing conditions included in the Business Combination Agreement. Additionally, the Company issued a third round of bridge convertible notes on January 28, 2021 for $10,600,000 to obtain additional working capital, with the knowledge that the transactions contemplated by the Business Combination Agreement constituted a triggering event for conversion for such notes. Although there can be no assurances that the aforementioned business combination will be consummated, the Company believes that $42,500,000 of subscriptions and cash from Andina’s trust account in connection with the Business Combination Agreement, along with a continued reduction in expenses, will be sufficient to fund the Company’s cash requirements for at least twelve months subsequent to the date these financial statements were made available.

3.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The financial statements include the consolidated accounts of Stryve and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in consolidation.

F-21

Use of Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires Management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Accounting estimates and assumptions discussed herein are those that management considers to be the most critical to an understanding of the consolidated financial statements because they inherently involve significant judgements and uncertainties. Estimates are used for, but not limited to revenue recognition, allowance for doubtful accounts and customer allowances, useful lives for depreciation and amortization, standard costs of inventory, provisions for inventory obsolesce, and impairments of goodwill and long-lived assets. All of these estimates reflect management’s judgment about current economic and market conditions and their effects based on information available as of the date of these consolidated financial statements. If such conditions persist longer or deteriorate further than expected, it is reasonably possible that the judgements and estimates could change, which may result in future impairments of assets among other effects.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term securities with an original maturity date of three months or less when purchased to be cash equivalents. As of and for the years ended December 31, 2020 and 2019, there were no cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts, Returns, and Deductions

Accounts receivable are customer obligations due under normal trade terms. The Company records accounts receivable at their net realizable value, which requires management to estimate the collectability of the Company’s receivables. Judgment is required in assessing the realization of these receivables, including the credit worthiness of each counterparty and the related aging of past due balances. Management provides for an allowance for doubtful accounts equal to the estimated uncollectable amounts, in addition to a general provision based on historical experience. Management provides for the customer accommodations based upon a general provision of 8% of sales in addition to known deductions. As of December 31, 2020 and 2019, the allowance for doubtful accounts and accommodations totaled $807,853 and $688,046, respectively. Total bad debt expense for the years ended December 31, 2020 and 2019 was $744,863 and $168,464, respectively.

Concentration of Credit Risk

The balance sheet items that potentially subject the Company to concentrations of credit risk are primarily cash and accounts receivable. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral. The Company maintains cash balances in bank accounts that may, at times, exceed Federal Deposit Insurance Corporation (“FDIC”) limits of $250,000 per institution. The Company incurred no losses from such accounts and management considers the risk of loss to be minimal. As of December 31, 2020, the Company had cash balances in excess of FDIC coverage of approximately $310,000.

As of and for the year ending December 31, 2020, customer and vendor concentrations in excess of 10% consolidated sales, purchases, accounts receivable, and accounts payable are as follows:

	Sales	Purchases	Accounts Receivable	Accounts Payable
Customer A	26%		24%
Customer B	13%
Customer C			40%
Vendor A				12%
Vendor B				11%
Vendor C		17%

For the year ending December 31, 2019, customer and vendor concentrations in excess of 10% consolidated sales and purchases are as follows:

	Sales	Purchases
Customer A	12%
Customer B	21%
Customer C	13%
Vendor C		40%
Vendor D		11%
Vendor E		11%

Revenue Recognition Policy

The Company manufactures and markets a broad range of protein snack products through multiple distribution channels. The products are offered through branded and private label items. The Company accounts for revenue from contracts with customers, which comprises substantially all of its revenue, through the following steps:

1)	Identification of the contract with a customer
2)	Identification of the performance obligations in the contract
3)	Determination of the transaction price
4)	Allocation of the transaction price to the performance obligations in the contract
5)	Recognition of revenue when, or as, the Company satisfies a performance obligation

The Company’s revenue derived from the sale of branded and private label products is considered variable consideration that is based on a fixed per item charge applied to a variable quantity of product. Generally, this variable consideration is recognized at the point in time when the customer obtains control of the product, which may occur upon either shipment or delivery of the product. The Company also maintains consignment arrangements whereby revenue is recognized upon sale of the product to the end customer. The payment terms of the Company’s contracts are generally net thirty to thirty-five days, although early pay discounts are offered to customers.

The Company regularly experiences customer deductions from amounts invoiced due to product returns, product shortages and delivery nonperformance penalty fees. This variable consideration is estimated using the expected value approach based on the Company’s historical experience, and it is recognized as a reduction to the transaction price in the same period that the related product sale is recognized. In years prior to 2020, customer deduction amounts were insignificant and recognized when incurred.

Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring products to customers. Revenue is recognized when the Company satisfies its performance obligations under the contract by transferring the promised product to its customer.

The Company’s contracts generally do not include any material significant financing components.

F-22

Performance Obligations

The Company has elected the following practical expedients provided for in Topic 606, Revenue from Contracts with Customers.

1)	The Company is excluding from its transaction price all sales and similar taxes collected from its customers.
2)	The Company has elected to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset that the entity otherwise would have recognized is one year or less.
3)	The Company has elected to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities instead of assessing such activities as performance obligations.
4)	The portfolio approach has been elected by the Company as it expects any effects would not be materially different in application at the portfolio level compared with the application at an individual contract level.
5)	The Company has elected not to disclose information about its remaining performance obligations for any contract that has an original expected duration of one year or less.

Neither the type of good sold nor the location of sale significantly impacts the nature, amount, timing, or uncertainty of revenue and cash flows.

Disaggregation of Net Sales

The following table shows the net sales of the Company disaggregated by channel for the years ended December 31, 2020 and 2019 (in thousands).

	2020	2019
E-commerce	$7,147	$1,610
Wholesale	$6,598	$7,229
Private Label	$3,257	$1,931
Net Sales	$17,002	$10,770

Inventory

Inventories consist of raw materials, work in process, and finished goods, and stated at lower of cost or net realizable value determined using the standard cost method. The Company reviews the value of items in inventory and provides write-downs and write-offs of inventory based for obsolete, damaged, or expired inventory. Write-down and write-offs are included in cost of goods sold. Infrequent and significant write offs are included separately from cost of goods sold in loss on damaged inventory.

Prepaid Media Spend

During the year ended December 31, 2020, the Company sold products to an independent full-service corporate trade company in exchange for future services. The Company has the right to utilize this asset as a credit against future media buying that this trade company performs for the Company. The Company can utilize the credit at any time over five years, but estimates they will use a third of the current credit within the next year, totaling approximately $249,000.

Property and Equipment

Property and equipment is stated at cost, net of accumulated depreciation. Depreciation for financial reporting purposes commence when the assets are placed in service on a straight-line basis over the estimated useful lives of the assets or terms of the leases. Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss (if any) are reflected in consolidated statements operations.

Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term or estimated useful life of the assets.

F-23

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification (“ASC”) 360-10, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews the carrying value of long-lived assets whenever events or changes in circumstances indicate that the historical cost-carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the carrying value of its assets, on a going concern basis, by estimating the undiscounted future net cash flows expected to result from the asset over its expected useful life, including eventual disposition. If the future undiscounted net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset’s carrying value and fair value. The Company determined there was no impairment of long-lived assets as of December 31, 2020 and 2019.

Deferred Financing Fees

The Company incurred deferred financing fees while obtaining debt detailed in Notes 9. These fees are being amortized over the term of the related debt using the effective interest method. Amortization of the deferred financing fees for the years ended December 31, 2020 and 2019 was $205,018 and $0, respectively, and is included in interest expense in the consolidated statements of operations. As of December 31, 2020 and 2019, net deferred financing fees was $36,492 and $0, respectively, and is presented as a reduction of the corresponding liability.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net assets acquired in the acquisition of Biltong USA Inc., and Braaitime LLC in 2018. Goodwill is accounted for in accordance with ASC 350, “Intangibles – Goodwill and Other”. Goodwill is reviewed and tested for impairment on a reporting unit level annually.

In January 2017, the FASB issued ASU 2017-03, “Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment”, effective for periods beginning after December 15, 2019, with an election to adopt early. The ASU requires only a one-step qualitative impairment test, whereby a goodwill impairment loss will be measured as the excess of a reporting unit’s carrying amount over its fair value. It eliminates Step 2 of the current two-step goodwill impairment test, under which a goodwill impairment loss is measured by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. A significant amount of judgment is required in estimating fair value and performing goodwill impairment tests. For the years ended December 31, 2020 and 2019, there was no impairment of goodwill.

F-24

Intangible Assets

On December 11, 2020, the Company’s wholly-owned subsidiary, Kalahari Snacks, LLC, entered into an asset purchase agreement with Kalahari Brands, Inc. consisting principally of its brands and marks, to acquire certain assets and liabilities of Kalahari Brands for a purchase price of $5,867,344, comprised as follows:

Purchase consideration:
Cash	$1,511,900
Seller note payable	3,245,843
Assumption of liabilities	882,438
Relief of liabilities	227,163
Total purchase consideration	$5,867,344
Assets:
Accounts receivable	$348,853
Inventory	$356,672
Other assets	$176,313
Property, plant, and equipment	$22,672
Intangible asset (brand name)	$4,962,834
Total assets acquired	5,867,344
Assumption of liabilities	(882,438)
Net assets aquired	$4,984,906

The brand name is accounted for in accordance with ASC 350, “Intangibles – Goodwill and Other”, and amortized on a straight-line basis over 20 years and reviewed annually for impairment. As of December 31, 2020, there was no impairment of the intangible asset.

Advertising Costs

In accordance with ASC 720-35, Advertising Costs, advertising and marketing costs are charged to operations in the period incurred. Advertising and marketing expenses were $6,123,049 and $5,642,392 for the years ended December 31, 2020 and 2019, respectively, and are included in selling expenses in the accompanying statements of operations.

Income Taxes

The Company is a Texas limited liability company and accordingly is not a taxpaying entity for federal income tax purposes. The Company’s annual tax income or loss is allocated to individual members for reporting on their own individual federal tax returns. The Company is subject to certain state and local taxes, such amount was not material for the years ended December 31, 2020 and 2019, respectively.

The provision for income taxes is calculated under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. The realization of deferred tax assets depended upon the existence of sufficient taxable income, of appropriate character, within the carryback or carryforward periods under the tax law in the applicable tax jurisdiction. Valuation allowances are determined, based on available information, whether it was more likely than not that deferred tax assets would not be realized. Significant judgment is required in determining whether valuation allowances should be established, as well as the amount of such allowances.

F-25

Income Taxes, continued

The Company accounts for uncertain tax positions in accordance with ASC 740-10, Income Taxes. ASC 740-10, Income Taxes, provides several clarifications related to uncertain tax positions. Most notably, a “more likely-than-not” standard for initial recognition of tax positions, a presumption of audit detection and a measurement of recognized tax benefits based on the largest amount that has a greater than 50 percent likelihood of realization. ASC 740-10, Income Taxes, applies a two-step process to determine the amount of tax benefit to be recognized in the consolidated financial statements. First, the Company must determine whether any amount of tax benefit may be recognized. Second, the Company determines how much of the tax benefit should be recognized for tax positions that qualify for recognition. No additional liabilities have been recognized. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions

Recent Accounting Pronouncements

ASU 2016-02, Leases. In 2016, the Financial Accounting Standards Board (“FASB”) issued new guidance related to accounting for leases. The new guidance requires the recognition of right of use (“ROU”) assets and lease liabilities for those leases classified as operating leases under previous guidance. In 2018, the FASB also approved an amendment that would permit the option to adopt the new standard prospectively as of the effective date, without adjusting comparative periods presented. On August 15, 2019, the FASB proposed a one-year delay and the effective date was deferred until fiscal years beginning after December 15, 2020. The Company is evaluating the effect of adopting ASU 2016-02.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The standard includes multiple key provisions, including removal of certain exceptions to ASC 740, Income Taxes, and simplification in several other areas such as accounting for a franchise tax that is partially based on income. ASU 2019-12 is effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of adopting this standard but does not expect the adoption of this guidance to have a material impact on its consolidated financial statements.

In October 2020, the FASB issued ASU No. 2020-10 “Codification Improvements.” The new accounting rules improve the consistency of the Codification by including all disclosure guidance in the appropriate Disclosure Section (Section 50) that had only been included in the Other Presentation Matters Section (Section 45) of the Codification. Additionally, the new rules also clarify guidance across various topics including defined benefit plans, foreign currency transactions, and interest expense. The standard is effective for the Company in the first quarter of 2021. The Company does not expect the adoption of the new accounting rules to have a material impact on its consolidated financial statements.

Fair Value of Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable, a line of credit, related party notes payable, and vehicle notes payable. The carrying amounts of cash, accounts receivable, and accounts payable approximate their respective fair values because of the short-term maturities or expected settlement date of these instruments. The line of credit and vehicle notes payable have fixed interest rates the Company believes reflect current market rates for notes of this nature. The Company believes the current carrying value of long-term debt approximates its fair value because the terms are comparable to similar lending arrangements in the marketplace.

F-26

4	INVENTORY

Inventory consists of the following as of December 31:

	2020	2019

Raw materials	$1,068,259	$344,315
Work in process	190,610	492,082
Finished goods	2,114,164	927,483
Total inventory	$3,373,033	$1,763,880

During the year ended December 31, 2020 and 2019, the allowance for unsalable inventory which is included in cost of goods sold was $444,485 and $698,224, respectively.

5	PROPERTY AND EQUIPMENT

Property and equipment consists of the following as of December 31:

	Useful Lives	2020	2019

Plant and equipment	3-5 years	$4,933,875	$4,046,634
Furniture and fixtures	3-5 years	35,421	37,551
Vehicles	5 years	394,681	502,312
Leasehold improvements	Shorter of lease term or economic life	1,922,332	1,926,484
Plates and dies	3-5 years	178,820	49,001
Website	3 years	111,002	111,002
Land	Indefinite	242,333	180,720
Building	20 years	1,399,200	1,399,200
		9,217,664	8,252,904
Less: accumulated depreciation		(2,372,532)	(1,117,335)
Property and equipment, net		$6,845,132	$7,135,569

Depreciation expense was $1,290,128 and $1,089,744 for the years ended December 31, 2020 and 2019, respectively.

F-27

6	INTANGIBLE ASSET

Intangible asset consists of the Kalahari brand name, totaling $4,962,834 as of December 31, 2020. The intangible asset is being amortized over its estimated useful life of 20 years. Amortization expense for the year ended December 31, 2020 was not material. Estimated amortization expense are as follows for the years ending December 31:

2021	$248,142
2022	248,142
2023	248,142
2024	248,142
2025	248,142
Thereafter	3,722,126
Total	$4,962,834

7	ACCRUED LIABILITIES

Accrued liabilities consists of the following as of December 31:

	2020	2019

Interest payable	976,032	527,239
Insurance liability	15,813	59,346
Payroll liabilities	296,036	11,517
Broker and commission payables	68,093	70,430
Marketing and advertising payables	6,250	257,286
Credit card payables	201,116	145,077
Capital raise payables	94,978	139,932
Professional fees payables	-	56,870
Other	52,066	159,961
	$1,710,384	$1,427,658

8	LINE OF CREDIT

On November 29, 2018, the Company amended its existing line of credit agreement (the “Line of Credit”) to extend the maturity date to November 28, 2019, and increase the fixed interest rate to 6%. On May 29, 2019, the Line of Credit was amended to extend the maturity date to June 5, 2021 and increase the maximum limit to $3,500,000, with an interest rate of 5.25%. Effective June 23, 2020, as a result of Security Agreement 3, outlined in Note 9, the maturity date was amended to December 31, 2020. The balance on the Line of Credit was $3,500,000 as of December 31, 2020 and 2019. The Line of Credit is secured by all assets of the Company and is guaranteed by a member of the Company. The Line of Credit is subject to certain covenants, including requirements for debt service coverage ratio, tangible net worth ratio, and liquidity requirements, as outlined in the agreement. As of December 31, 2020, the Company was not in compliance with all debt covenants. Effective January 26, 2021, the maturity date was amended to June 30, 2021 and covenant requirements were waived for the quarter ended December 31, 2020.

F-28

9	DEBT

A breakout of the classifications of debt held as of and for the years ending December 31, 2020 and 2019 are as follows :

	2020	2019
Long term debt	5,677,505	$4,736,622
Short term debt	7,745,843	3,001,366
Related party notes payable	3,001,366	3,662,067
Convertible notes, net of subscriptions to members of the company (Note 10)	8,254,390	5,414,390
Payroll protection loan	1,669,552	-
Other notes payable	212,066	407,893
Line of credit (Note 8)	3,500,000	3,500,000
Total notes payable	30,060,722	20,722,338
Less: current portion	(22,649,995)	(2,558,122)
Less: line of credit	(3,500,000)	(3,500,000)
Notes payable, net of current portion	3,910,727	14,664,216
Deferred financing fees	(36,492)	-
Total notes payable, net	$3,874,235	$14,664,216

Long Term Debt

Origin Bank

As of December 31, 2020, the Company was not in compliance with all debt covenants. Effective January 26, 2021, the maturity date on all notes outstanding with Origin bank were amended to June 30, 2021 under similar terms, and any covenant requirements were waived for the quarter ended December 31, 2020.

Unless otherwise stated, collateralized loans are secured by the net book value of the assets of the Company, totaling $27,887,131 and $19,444,978 as of December 31, 2020 and 2019, respectively.

On January 24, 2018, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement”) for the principal amount of $1,000,000. The Security Agreement calls for monthly principal and interest payments of $30,820, commencing on March 5, 2018 and reaching maturity on February 4, 2021. The Security Agreement bears interest at a variable rate that is 1% above the Lender Prime Rate on the last day of the month. Effective June 23, 2020, as a result of Security Agreement 3, the maturity date was amended to December 31, 2020. As of December 31, 2020 and 2019, the interest rate applied to the loan balance was 6.5%, and the principal amount due on the Security Agreement was $156,866 and $417,956., respectively. The Security Agreement is secured by assets of the Company and subject to certain covenants, including requirements for debt service coverage ratio, tangible net worth ratio, and liquidity requirements, as outlined in the agreement.

On February 9, 2018, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement 2”) for the principal amount of $1,000,000. The Security Agreement 2 calls for monthly principal and interest payments of $30,212, commencing on March 5, 2018 and reaching maturity on February 4, 2021. The Security Agreement 2 bears interest at a variable rate that is 1% above the Lender Prime Rate on the last day of the month. Effective June 23, 2020, as a result of Security Agreement 3, the maturity date was amended to December 31, 2020. As of December 31, 2020 and 2019, the interest rate applied to the loan balance was 6.5%, and the principal amount due on the Security Agreement 2 was $156,510 and $417,004, respectively. The Security Agreement 2 is secured by the assets of the Company and subject to certain covenants, including requirements for debt service coverage ratio, tangible net worth ratio, and liquidity requirements, as outlined in the agreement.

F-29

Long Term Debt, continued

Origin Bank, continued

On June 29, 2018, the Company entered into a promissory note agreement with Origin Bank (“Mortgage”) for the principal amount of $1,240,000. The Mortgage calls for monthly principal and interest payments of $8,417, with a balloon payment of all outstanding principal and interest due on the maturity date, June 5, 2023. Effective June 23, 2020, as a result of Security Agreement 3, the maturity date was amended to December 31, 2020. The Mortgage bears fixed interest rate of 5.25% per annum. As of December 31, 2020 and 2019, the principal amount due on the Mortgage was $1,160,547 and $1,187,308, respectively. The Mortgage is secured by the assets of the Company.

On August 17, 2018, the Company entered into a promissory note agreement with Origin Bank (“CapEx”) with a limit on borrowings of $2,240,000. The CapEx calls for interest only payments until March 5, 2019, at an interest rate of 5.25% per annum on all outstanding amounts. On March 5, 2019, the Company begins monthly principal and interest payments of $42,615, with all outstanding principal and interest due on the maturity date, March 5, 2024. Effective June 23, 2020, as a result of Security Agreement 3, the maturity date was amended to December 31, 2020. As of December 31, 2020 and 2019, the principal amount due on the CapEx was $1,521,874 and $1,941,508, respectively. The CapEx is secured by the assets of the Company.

Other

On February 20, 2018, the Company entered into a note payable agreement as a result of the acquisition of Braaitime LLC, with the seller for the principal amount of $1,000,000 (“Seller Note”). The Seller Note is payable in quarterly installments of $50,000 commencing on July 1, 2018, with a final balloon payment of all outstanding principal and interest to be made on April 1, 2021. The Seller Note bears an annual interest rate equal to the lesser of (a) the lowest Applicable Federal Rate as such term is defined in Section 1274(d) of the Internal Revenue Code of 1986, as amended, as of the date of this Note, or (b) the Maximum Legal Rate. Effective December 31, 2020, all principle and accrued interest thereon was converted to Series 3 Preferred shares, at fair value, as a part of the Exchange agreement in the Related Party Notes Payable. As of December 31, 2020 and 2019, the interest rate applied to the loan was 8% and the principal amount due on the Seller Note was $0 and $700,000, respectively.

On December 3, 2018, the Company entered into a business loan agreement with First United Bank and Trust Co. (“Loan Agreement”), for a principal balance of $89,001. The Loan Agreement calls for monthly principal and interest payments of $1,664, at an interest rate of 4.49 per annum, and matures on December 15, 2023. The principal amount due on the Loan Agreement was $55,893 and $72,846 as of December 31, 2020 and 2019, respectively. The Loan Agreement is secured by the vehicles acquired with the loan having a carrying value which approximates the outstanding loan balance.

On January 14, 2020, the Company entered into a promissory note agreement with an individual investor, (“Promissory Note”) for a principal balance of $250,000, with interest only payments at a rate of 16% per annum from January 31, 2020 through June 30, 2020. On July 31, 2020, monthly installments of principal payments of $4,167 plus accrued interest were required with a balloon payment of all unpaid principal and interest on January 14, 2023. As of December 31, 2020, the principal amount remaining on the Promissory Note was $237,500.

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Other, continued

On January 16, 2020, the Company entered into a loan and security agreement (“Lender Agreement”) with Montgomery Capital Partners III, LP, (the “Lender”) for a principal balance up to $2,000,000, with interest only payments at a rate of 16% per annum from January 31, 2020 through June 30, 2020. On July 31, 2020, monthly installments of principal payments of $4,167 plus accrued interest are required with a balloon payment of all unpaid principal and interest on January 16, 2023. Funds borrowed under the Lender Agreement can only be used to finance the Company’s working capital and to pay fees and expenses required or otherwise arising in connection with the negotiation, execution and consummation of the Lender Agreement and other security documents. The Lender Agreement is secured by the assets of the Company, a lien on the real property at 1006 E main Street, Madill, Oklahoma 73446, subject to the Permitted Liens, having a net book value of approximately $1,524,933, and guaranteed by certain members of the Company. Effective September 4, 2020, the Lender Agreement was amended to allow for an increase in principal up to $2,500,000. As of December 31, 2020, the principal amount remaining on the Lender Agreement was $2,388,315.

The Lender received a warrant to purchase Class A Units equivalent to 3% of the outstanding equity of the Company. The Company also retained a call provision to call the warrant at any time between issuance and maturity at specific call prices detailed in the Lender Agreement. This call provision possessed by the Company expires upon maturity of the Lender Agreement. Upon expiration of this call provision, the Lender can exercise their warrant for $1. No discount was recorded related to this warrant as it is not exercisable until maturity and if and only if the Company has not exercised its call provisions. In accordance with the guidance in ASU 2016-06 contingent put and call options in debt instruments, the Company did not account for bifurcation of the call option since it was considered clearly and closely related to the debt host.

Short Term Debt

On July 15, 2019, the Company entered into note payable agreements (“VM Agreement”) with Van Maren Financial (USA), Inc. for the principal amount of $2,000,000 bearing interest at 36% per annum, with all principal and accrued interest thereon due and payable at maturity, January 15, 2020. Effective December 15, 2019, the VM Agreement was amended to increase the principal to $3,250,000. The VM Agreement is a secured by lien on the real property at 1006 E main Street, Madill, Oklahoma 73446, subject to the Permitted Liens, having a net book value of approximately $1,524,933. During September 2020, the Company reached an agreement with Van Maren Financial (USA), Inc. whereby 66.67% of the interest owed from that point forward could be accrued and ultimately paid (at the Company’s option) in the form of Series 3 Preferred Shares of the Company. On December 31, 2020, issued 2,280.32 Series 3 Preferred Shares to account for this arrangement. There was no gain or loss as a result of this arrangement since the value given up approximated the value received. The principal balance of the VM Agreement totaling $3,001,366 (as of December 31, 2020) is included in principal outstanding on Member Notes Payable below.

The VM Agreement was paid in full on February 2, 2021. On March 25, 2021, the Company entered into a new loan agreement with Van Maren Financial (USA) Inc. (the “Replacement VM Agreement”) with a limit on borrowings of $4,500,000 at an interest rate of 1% per month (12% per annum). The Replacement VM Agreement requires a payment of 2% of all advances made under the Replacement VM Agreement, and a $5,000 monthly administrative fee while any funds remain outstanding thereunder. The Replacement VM Agreement is due and payable in full on September 30, 2021. Any repayment of the Replacement VM Agreement must be accompanied by a 1.5% repayment fee of the amount repaid. On March 25, 2021, $2,500,000 was drawn under the VM Loan. The Replacement VM Agreement is secured by the assets of the Company and guaranteed by certain members of the Company.

On April 6, 2020, the Company entered into a secondary loan and security agreement (“Lender Agreement 2”) with Montgomery Capital Partners III, LP, with a schedule of lenders, for a principal balance of $2,700,000, at an interest rate equal to 14% compounded daily. Principal and accrued interest thereon are due and payable on the maturity date of October 6, 2020. Effective October 11, 2020, an individual lender elected to convert the principal and outstanding accrued interest into Series 3 Preferred shares totaling $214,540. The Lender Agreement 2 is secured by certain assets of the Company, a lien on the real property at 1006 E main Street, Madill, Oklahoma 73446, subject to the Permitted Liens, having a net book value of approximately $1,524,933, and guaranteed by certain members of the Company. As of December 31, 2020, the principal amount remaining on the Lender Agreement 2 was $2,500,000. Effective January 22, 2021, the Lender Agreement 2 was amended to extend the maturity date to March 15, 2021 under similar terms, and waive any and all events of default under the original agreement. Additionally the Company maintains an option to elect a secondary extension option, to extend maturity to June 15, 2021, if certain conditions are met, which the Company exercised effective March 15, 2021.

On June 23, 2020, the Company entered into a promissory note agreement with Origin Bank (“Security Agreement 3”) for the principal amount of $2,000,000. The Security Agreement 3 calls for interest only payments beginning August 5, 2020 through September 5, 2020, at an interest rate 5% per annum, with the entire balance maturing on October 5, 2020. The Security Agreement 3 is secured by the assets of the Company, and guaranteed by certain members of the Company. As of December 31, 2020, the principal amount due on Security Agreement 3 was $2,000,000.

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Short Term Debt, continued

On December 11, 2020, the Company entered into a note payable agreement (“Seller Note 2”) as a result of the transaction to acquire certain assets of Kalahari Brands, Inc., in the principal sum of $3,245,843, bearing interest at a fixed rate of 8% per annum, due semi-annually on June 30, 2021, and upon maturity on December 31, 2021. The Seller Note 2 has incentive options for prepayment to reduce total obligations, but as of the date of issuance of these financial statements, these options have not been utilized. Additionally, the Company is subject to mandatory prepayment if within one year the Company raises over $8,500,000 (“Threshold Amount”) in the sale of additional equity units in Stryve Foods, LLC at a rate of 0.5:1 for any amounts in excess of the Threshold Amount. The note is secured by assets purchased as a part of the transaction with a net book value of $4,984,906. As of December 31, 2020, the principal amount outstanding on the Seller Note 2 was $3,245,843.

Related Party Notes Payable

In December 2020 and 2019, the Company entered into note payable agreements (the “Member Notes Payable”) with members of the Company with principal balances of $200,000 and $1,740,000, respectively. The Member Notes Payable bear interest at 8% per annum. Outstanding principal and accrued interest are due at maturity ranging from May 2019 through January 2022. The principal amount outstanding on Member Notes Payable was $3,001,366 (VM Agreement) and $3,662,067 as of December 31, 2020 and 2019, respectively.

Effective December 31, 2020, the Company entered into an agreement with certain Class A shareholders (the “Exchange”) who were also noteholders to the business to convert outstanding principle and accrued interest associated with those notes, totaling $4,709,317 to 29,896 Series 3 Preferred units. (converted at fair value)

Convertible Notes

From August 19, 2019 through December 2, 2019, the Company entered into multiple convertible note agreements (the “2019 Convertible Notes”) totaling $5,414,390. The 2019 Convertible Notes mature 24 months after issuance, and bear interest at rate of 6% per annum and are payable upon maturity. Upon a triggering event or maturity, the 2019 Convertible Notes convert into Series 3 preferred units based upon the calculations defined in the 2019 Convertible Note agreements. The 2019 Convertible Notes are subordinate in right of payment to all current and future indebtedness of the Company.

From January 1, 2020, through July 1, 2020, the Company entered into multiple convertible note agreements (the “2020 Convertible Notes”) with various lenders totaling $2,840,000. The 2020 Convertible Notes mature 24 months after issuance, and bear interest at rate of 6% per annum and are payable upon maturity. Upon a triggering event or maturity, the 2020 Convertible Notes convert into Series 3 preferred units based upon the calculations defined in the 2020 Convertible Note agreements. The 2020 Convertible Notes are subordinate in right of payment to all current and future indebtedness of the Company.

The terms of the 2020 Convertible Notes and 2019 Convertible Notes (collectively the “Convertible Notes”) are substantively the same.

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Convertible Notes, continued

The Company accounts for the 2020 Convertible Notes and 2019 Convertible Notes in accordance with ASC 470-20-25, “Debt with Conversion and Other Options”. The Convertibles provide for three methods of conversion:

1.	Next equity financing – note is convertible at a 20% discount to the valuation utilized by the cheapest security issued in conjunction with the Next Equity Financing but in no event greater than $60,000,000. This is a contingent event that would not require initial recognition of the stated beneficial conversion feature until contingency is resolved.
2.	Transaction conversion – qualifying transaction as defined in the convertible note agreements. This is a contingent event that would not require initial recognition of the stated beneficial conversion feature until contingency is resolved.
3.	Maturity - converts at the applicable Conversion Price in the note agreements

The Convertible Notes are net of Subscriptions due from certain Members and an Officer of the Company totaling $1,650,000.

As of December 31, 2020 and 2019, the long-term and short-term principal balances on the Convertible are $8,254,390 and $5,414,390, respectively.

Payroll Protection Loan

On April 10, 2020, the Company received loan proceeds in the amount of $1,669,552 under the Paycheck Protection Program (“PPP”) which was established as part of the Coronavirus Aid, Relief and Economic Security (“CARES”) Act and is administered through the Small Business Administration (“SBA”). The PPP provides loans to qualifying businesses in amounts up to 2.5 times their average monthly payroll expenses and was designed to provide a direct financial incentive for qualifying businesses to keep their workforce employed during the Coronavirus crisis. PPP loans are uncollateralized and guaranteed by the SBA and are forgivable after a “covered period” (eight or twenty-four weeks) as long as the borrower maintains its payroll levels and uses the loan proceeds for eligible expenses, including payroll, benefits, mortgage interest, rent, and utilities. The forgiveness amount will be reduced if the borrower terminates employees or reduces salaries and wages more than 25% during the covered period. Any unforgiven portion is payable over 2 years if issued before, or 5 years if issued after, June 5, 2020 at an interest rate of 1% with payments deferred until the SBA remits the borrower’s loan forgiveness amount to the lender, or, if the borrower does not apply for forgiveness, ten months after the end of the covered period. PPP loan terms provide for customary events of default, including payment defaults, breaches of representations and warranties, and insolvency events and may be accelerated upon the occurrence of one or more of these events of default. Additionally, PPP loan terms do not include prepayment penalties.

The Company met the PPP’s loan forgiveness requirements, and therefore, applied for forgiveness during December of 2020. When legal release is received, the Company will record the amount forgiven as forgiveness income within the other income section of its statement of operations. If any portion of the Company’s PPP loan is not forgiven, the Company will be required to repay that portion, plus interest, over 19 monthly installments with the repayment term beginning at the time that the SBA remits the amount forgiven to the Company’s lender.

The SBA reserves the right to audit any PPP loan, regardless of size. These audits may occur after forgiveness has been granted. In accordance with the CARES Act, all borrowers are required to maintain their PPP loan documentation for six years after the PPP loan was forgiven or repaid in full and to provide that documentation to the SBA upon request.

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Other Notes Payable

The Company holds various financing and lease agreements with original principal balances ranging from $20,000 through $34,000 for the years ended December 31, 2020 and 2019. The vehicle financing agreements call for monthly principal and interest payments ranging from $368 through $585 and bear interest at fixed rates ranging from 3.89% through 6.81% per annum. Outstanding principal and accrued interest are due at maturity, ranging from October 12, 2022 through September 13, 2024. The principal amount due on the agreements was $212,066 and $407,893 as of December 31, 2020 and 2019, respectively. The financing agreements are secured by the net book value of the vehicles purchased, totaling $367,912 and $210,251 as of December 31, 2020 and 2019.

The Other Notes Payable, Related Party Notes Payable, and Seller Notes are subordinated to the Line of Credit and Credit Facility.

Future minimum principal payments on the notes payable are as follows for the years ending December 31:

2021	$22,649,995
2022	4,493,041
2023	2,744,905
2024	161,093
2025	11,688
$30,060,722

10	RELATED PARTY TRANSACTIONS

The Company has entered into agreements with certain members and officers of the Company, including debt agreements and conversions, outlined in Note 9, and member loan receivable agreements in the principal amount of $1,650,000, for the years ending December 31, 2020 and 2019. Interest on the loan receivable accrues at a fixed rate of 3% per annum, and is due and payable at the maturity dates, ranging from July 28, 2024 to December 31, 2024. Interest income on member loan receivable for the years ending December 31, 2020 and 2019 was $23,745 and $0, respectively. Interest expense on related party notes payable totaled $1,600,229 and $454,949 for the years ending December 31, 2020 and 2019, respectively.

Management Agreement. On June 1, 2018, Stryve entered into a Management Agreement with Meaningful Partners, LLC (“MP”). Jacob Capps, a director of Stryve, is a founding member of MP. The Management Agreement provides for MP to provide Stryve with financial related services for $10,000 per month. Stryve owes MP approximately $153,438 under the Management Agreement as of December 31, 2020, with the amount expected to be paid upon the closing of the Business Combination (at which point the Management Agreement with automatically terminate).

11	COMMITMENTS AND CONTINGENCIES

Litigation

The Company may be a party to routine claims brought against it in the ordinary course of business. After consulting with legal counsel, the Company does not believe that the outcome of any such pending or threatened litigation will have a material adverse effect on its financial condition or results of operations. However, as is inherent in legal proceedings, there is a risk that an unpredictable decision adverse to the Company could be reached. The Company records legal costs associated with loss contingencies as incurred. Settlements are accrued when, and if, they become probable and estimable. A former employee has asserted that the company owes in the excess of $1 million in unpaid commissions, unreimbursed expenses, and is disputing the value of their class B profits interest that the Company repurchased upon his resignation from the business. The Company is disputing the former employee’s claims and believes they are without merit and intends to vigorously defend itself against the foregoing complaints. It is management’s opinion that in the unlikely event of an unfavorable outcome, given the early state of the litigation or discovery, it is not possible to estimate the amount or range of possible outcomes that might result from this matter.

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Operating Leases

The Company holds various lease agreements for office and warehouse spaces for the years ended December 31, 2020 and 2019. As of December 31, 2020, the Company only held leases in Texas and Massachusetts.

Rent expense under the leases was $258,081 and $304,349 for the years ended December 31, 2020 and 2019, respectively. Rent expense includes month-to-month rental payments for facilities preceding the commencement of the lease agreement.

Future minimum payments required under the lease agreement are as follows as of December 31:

2021	$205,463
2022	172,207
2023	176,670
2024	181,134
2025	46,120
Total	$781,594

12	MEMBERS’ EQUITY

The Company is authorized to issue three types of membership interests (“Members”): Preferred Units (“Preferred”), Class A Units (“Class A”), and Class B Profits Units (“Class B”). In accordance with the LLC Agreement, profits and losses are allocated amongst the Members based on the agreed upon provisions and distributions shall be allocated in accordance with the LLC Agreement. The Company has a Board of Managers who are appointed by the Preferred Unit and Class A Unit holders.

Preferred Units

The Company has three series of preferred units (“Series 1” “Series 2” “Series 3”). Series 1 and Series 2 Preferred Units receive priority in the event of a capital transaction. Distributions, if any, are to be made to Series 1 and Series 2 Preferred Members equal to their unreturned capital contribution in accordance with the LLC agreement. The Preferred Units earn a cumulative preferred return on their unreturned capital contribution at an annual rate of 8%, compounded quarterly. The cumulative preferred return was $4,693,110 and $2,279,593 as of December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019 there were 182,500 Series 1 and Series 2 Preferred Units issued and outstanding. Series 3 Preferred units do not receive preferred dividends but have the option to forego common pro rata distributions of the Company and instead elect to receive a senior liquidation preference that is capped at the lesser of (a) a 1.75x MOI or (b) a 30% IRR. As of December 31, 2020 and 2019, there were 89,081 and 0 Series 3 Preferred Units outstanding, respectively.

Class A Units

As of December 31, 2020 and 2019, there were 221,809 Class A units issued and outstanding. The Class A shareholders are entitled to a return of invested capital as well as pro rata participation in the common distributions of the Company subject to the distribution waterfall of the Company. Additionally, the Class A shareholders are eligible to receive additional participation in the common distributions of the Company based on the achievement of certain return thresholds experienced by the Series 1 and Series 2 Preferred Members. This additional participation only dilutes the Series 1 and Series 2 Preferred Members above that return threshold.

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Class B Units

Class B units represent a profits interest in the Company such that the member will not be allocated any portion of the Company’s pre-issuance value. These Class B units vest in accordance with their respective Restricted Units Grant Agreement and can only receive distributions upon satisfaction of the stated Distribution Threshold. Management does not have any certainty these thresholds will be met and cannot estimate the likelihood of occurrence. Management has determined the fair market value of the Class B Units at the grant date to be minimal since the likelihood to reach such threshold as remote, resulting in no compensation expense. The Company has granted 11,403 and 15,250 Class B Units during the years ended December 31, 2020 and 2019, respectively. Forfeitures of unvested units totaled 5,431 in the year ended December 31, 2020. During the year ending December 31, 2019, the Company exercised its repurchase option related to Class B units owned by a former executive and acquired 8,500 Class B units which resulted in a payment of $0 to the executive.

Liquidation

Upon liquidation of the Company, excess assets will first be distributed to creditors. For any remaining amounts of undistributed proceeds, the amount will be distributed to the Members in accordance with the LLC Agreement.

13	SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company evaluated all material events or transactions that occurred after December 31, 2020, the balance sheet date, and through, the date these consolidated financial statements were available to be issued, and determined no events or transactions which would impact the consolidated financial statements for the year ended December 31, 2020 other than the below:

On January 14, 2021, the Company entered a letter of intent to sell its land and facility to a third party for $7,500,000 contingent upon the consummation of the transactions contemplated by the Business Combination Agreement. Additionally, the third-party intends to enter a 12-year master lease with the Company for approximately 53,210 square feet at an initial base rent of $13.72 / square foot plus operating expenses. As contemplated under the Business Combination Agreement such proceeds of any sale would be utilized to reduce third party debt of like amount.

Effective January 26, 2021, the Company obtained a waiver of default and an extension of the maturity date to June 30, 2021 for various notes issued by Origin bank outlined in Note 9.

Effective January 22, 2021, the Lender Agreement 2 was amended to extend the maturity date to March 15, 2021, and waive any and all events of default under the original agreement, outlined in Note 9. Effective March 15, 2021, the Lender Agreement 2 was amended to extend the maturity date to June 15, 2021.

Effective January 28, 2021, the VM Agreement was amended to extend the maturity date to June 30, 2021, and the Company subsequently paid off all outstanding principal and accrued interest on February 2, 2021.

Effective January 28, 2021, the Company entered into several convertible note agreements totaling $10,600,000, at 6% interest and maturity dates of October 31, 2021. The transactions contemplated by the Business Combination Agreement would trigger these notes, to convert into Class A common stock at a 20% discount to the per share price paid by the investors in the subscription agreements, described below. Additionally, all convertible notes outstanding, as detailed in Note 9, will also convert into the Series 3 Preferred units of the Company.

On January 28, 2021, the Company entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, subject to the terms and conditions set forth therein, (i) promptly after the execution and delivery of the Business Combination Agreement, the Company conducted a reorganization via merger pursuant to which Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), become a holding company for the Company, the former owners of the Company became the owners of the Seller, and the former holders of convertible notes of the Company became holders of convertible notes of the Seller, and pursuant to which the Company retained all of its subsidiaries, business, assets and liabilities, and become a wholly-owned subsidiary of the Seller, (ii) prior to the closing, Andina will continue out of the Cayman Islands and into the State of Delaware to re-domicile as and become a Delaware corporation, (iii) at the closing, the Seller will contribute to Holdings all of the issued and outstanding equity interests of the Company in exchange for newly issued non-voting Class B membership interests of Holdings and voting (but non-economic) Class V common stock of Andina, and (iv) Andina will contribute all of its cash and cash equivalents to Holdings, after payment of Andina shareholders that elect to have their Andina shares redeemed or converted in connection with the closing and Andina’s expenses and other liabilities due at the closing, in exchange for newly issued voting Class A membership interests of Holdings. At the closing, Andina will change its name to “Stryve Foods, Inc.”

The Company has $42,500,000 of subscription agreements for Common Stock fully committed to be funded upon the consummation of the transactions contemplated by the Business Combination Agreement, anticipated to be funded in the second quarter of 2021, pending completion of the closing conditions included in the Business Combination Agreement.

On March 5, 2021, the Company received notice from the Small Business Administration that the full balance plus any accrued and unpaid interest related to its PPP loan was fully forgiven effective as of January 27, 2021.

Effective March 25, 2021, the Company entered into the Replacement VM Agreement and borrowed $2,500,000 thereunder.

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Annex A

CERTIFICATE OF INCORPORATION

OF

ANDINA ACQUISITION CORP. III

Article I. NAME OF CORPORATION

Section 1.01 The name of the corporation is Andina Acquisition Corp. III (the “Corporation”).

Article II. PURPOSE

Section 2.01 The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (“DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation including, but not limited to, effecting a Business Combination (as defined in Article XIII).

Article III. REGISTERED AGENT

Section 3.01 The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

Section 3.02 The Corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors (the “Board”), and may also have offices at such other places, both within and without the State of Delaware, as the Board may from time to time determine or the business of the corporation may require.

Article IV. CAPITALIZATION

Section 4.01 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 101,000,000 shares, consisting of (a) 100,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (b) 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

Section 4.02 Preferred Stock. Subject to Article IX hereof, without prejudice to any special rights previously conferred on the holders of any existing Preferred Stock, the Board is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.03 Common Stock.

(a) The Board is hereby expressly authorized to provide for the issuance of shares of Common Stock from time to time. Except as may otherwise be provided in this Certificate of Incorporation (including any certificate filed with the Secretary of State of the State of Delaware establishing the terms of a series of Preferred Stock in accordance with Section 4.02), each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record by such holder on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote. Except as otherwise required by law or this Certificate of Incorporation, or in any Preferred Stock Designation, at any annual or special meeting of the stockholders of the Corporation, the holders of the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate of Incorporation, or in a Preferred Stock Designation, the holders of the Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation or any amendment to any Preferred Stock Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or any Preferred Stock Designation.

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(b) Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX and any other provisions of this Certificate of Incorporation (as amended), the holders of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(c) Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Preferred Stock and the provisions of Article IX and any other provisions of this Certificate of Incorporation (as amended), in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them.

Section 4.04 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options or convertible securities entitling the holders thereof to subscribe for, purchase or receive shares of any class or series of the Corporation’s capital stock or other securities of the Corporation, and such rights, warrants and options shall be evidenced by instrument(s) approved by the Board. The Board is hereby expressly authorized to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock subject thereto may not be less than the par value thereof.

Section 4.05 Variation of Rights.

(a) If at any time the capital stock of the Corporation is divided into different classes of shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Corporation is being wound up, be varied only with the consent in writing of the holders of not less than two thirds of the issued shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class. To any such meeting, the necessary quorum shall be at least one third of the issued shares of the class, and any holder of shares of the class present in person or by proxy may demand a poll.

(b) The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Section 4.06 Fractional Shares. The Corporation may at the discretion of the Board, but shall not otherwise be obliged to, issue fractional shares or round up or down fractional holdings of shares to its nearest whole number and a fractional share (if authorized by the Board) may have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

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Article V. BOARD OF DIRECTORS

Section 5.01 Powers of the Board. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate of Incorporation or the Bylaws (“Bylaws”) of the Corporation, the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders.

Section 5.02 Number, Election and Term.

(a) The number of directors of the Corporation shall be as set forth in the Bylaws.

(b) Subject to Section 5.05 hereof, the directors of the Corporation shall be divided into three classes designated Class A, Class B, and Class C. The number of directors in each class shall be as nearly equal as possible. The Board may assign members of the Board already in office at the time of effectiveness of this Certificate of Incorporation (the “Effective Time”) to such classes. The Class A directors shall stand elected for a term expiring at the Corporation’s first annual stockholder meeting following the Effective Time, the Class B directors shall stand elected for a term expiring at the Corporation’s second annual stockholder meeting following the Effective Time and the Class C directors shall stand elected for a term expiring at the Corporation’s third annual stockholder meeting following the Effective Time. At each annual meeting of the stockholders of the Corporation following the Effective Time, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third annual stockholder meeting following their election, subject to their earlier death, resignation or removal. Except as DGCL or any applicable law may otherwise require, in the interim between an annual stockholder meeting or general meeting called for the election of directors and/or the removal of one or more directors any vacancy on the Board, may be filled by the majority vote of the remaining directors.

(c) Subject to Section 5.05 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.03 Newly Created Directorships and Vacancies. Subject to Section 5.05 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.04 Removal. Subject to Section 5.05 hereof, any or all of the directors may be removed from office with or without cause by the affirmative vote of holders of a majority of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.05 Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate of Incorporation or any Preferred Stock Designation and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

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Article VI. BYLAWS

Section 6.01 Bylaws. In furtherance and not in limitation of the powers conferred upon it by law, the Board and the stockholders shall have the power to adopt, amend, alter or repeal the Bylaws as set out at Article XI below.

Article VII. MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.01 Meetings. The annual meeting of stockholders of the Corporation shall be held at such date and time as shall be designated from time to time by the Board of Directors. Subject to the rights of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the chairman of the Board, chief executive officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the stockholders of record, owning not less than 10% of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

Section 7.02 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.03 Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation may be effected by written consent of the stockholders holding the requisite number of shares required to approve such action.

Article VIII. LIMITED LIABILITY; INDEMNIFICATION

Section 8.01 Limitation of Director Liability. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.02 Indemnification and Advancement of Expenses.

(a)	To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.02 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.02 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.02(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b)	The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.02 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate of Incorporation, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c)	Any repeal or amendment of this Section 8.02 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Section 8.02, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d)	This Section 8.02 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnity and to advance expenses to persons other than indemnitees.

Article IX. BUSINESS COMBINATION

Section 9.01 General.

(a) The provisions of this Article IX shall apply during the period commencing upon the Effective Time and terminating upon the first to occur of the consummation of the Corporation’s initial Business Combination and the distribution of the Trust Fund pursuant to this Article IX.

(b) Unless a stockholder vote is required by law or the rules of the Nasdaq Capital Market, or, at the sole discretion of the Board, the Board determines to hold a stockholder vote for business or other reasons, the Corporation may enter into a Business Combination without submitting such Business Combination to its stockholders for approval.

(c) Although not required, in the event that a stockholder vote is held, and a majority of the votes of the shares entitled to vote thereon which were present at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Corporation shall be authorized to consummate the Business Combination.

Section 9.02 Redemption Rights.

(a) In the event that the Corporation fails to consummate a Business Combination by April 30, 2021 (or July 31, 2021 if the Corporation has entered into a definitive agreement for a Business Combination by April 30, 2021) (such date or later date, as applicable, being referred to as the “Termination Date”), the Corporation shall take all such action necessary (i) as promptly as reasonably possible but no more than ten (10) business days thereafter to redeem the Public Shares or distribute the Trust Account to the holders of Public Shares, on a pro rata basis, in cash at a per-share amount equal to the applicable Per-Share Redemption Price (the “Termination Redemption Event”); and (ii) as promptly as practicable, to cease all operations except for the purpose of making such distribution and any subsequent winding up of the Corporation’s affairs. In the event of a Termination Redemption Event, only the holders of Public Shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Public Shares.

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(b) In the event that a Business Combination is consummated by the Corporation other than in connection with a stockholder vote under Section 9.01, the Corporation will, subject to as provided below, offer to redeem the Public Shares for cash in accordance with Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934 (the “Exchange Act”) and subject to any limitations (including but not limited to cash requirements) set forth in the definitive transaction agreements related to the initial Business Combination (the “Tender Redemption Offer”), provided however that the Corporation shall not redeem those Shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation pursuant to such Tender Redemption Offer, whether or not such holders accept such Tender Redemption Offer. The Corporation will file tender offer documents with the SEC prior to consummating the Business Combination which contain substantially the same financial and other information about the Business Combination and the redemption rights as would be required in a proxy solicitation pursuant to Regulation 14A of the Exchange Act. In accordance with the Exchange Act, the Tender Redemption Offer will remain open for a minimum of 20 business days and the Corporation will not be permitted to consummate its Business Combination until the expiry of such period. If in the event a stockholder holding Public Shares accepts the Tender Redemption Offer and the Corporation has not otherwise withdrawn the tender offer, the Corporation shall, promptly after the consummation of the Business Combination, pay such redeeming stockholder, on a pro rata basis, cash equal to the applicable Per-Share Redemption Price.

(c) In the event that a stockholder vote is held to approve the Business Combination, then the Corporation will in connection with a Business Combination either:

(i) notwithstanding any proxy solicitation in connection with any stockholder vote (to the extent one is required or determined to be held), conduct any required or agreed redemptions in connection with any proposed Business Combination solely pursuant to a Tender Redemption Offer on the same basis as is set out under Section 9.02(b) and on no other basis; or

(i) if the Board at its sole discretion elects, or if the Corporation is required to do so by any applicable law or the rules of the Nasdaq Capital Market (whether or not the Corporation is also conducting or required to conduct a Tender Redemption Offer in respect of the Business Combination), in connection with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, offer to redeem the Public Shares (the “Proxy Redemption Offer”), other than those shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation, regardless of whether such shares are voted for or against the Business Combination, for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price; provided, that any such redeeming stockholder who either individually or together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as such term is defined under Section 13 of the Exchange Act) shall not be permitted to redeem more than fifteen percent (15%) of the total Public Shares sold in the IPO.

(d) In the event the Board proposes any amendment to Article IX or to any of the other rights of the Common Stock as set out in Section 4.03, but not for the purposes of approving or in conjunction with the consummation of, a Business Combination that would affect the substance or timing of the Corporation’s obligations as described in this Article IX to pay or to offer to pay the Per-Share Redemption Price to any holder of the Public Shares (an “Amendment”) and such Amendment is (i) duly approved by either (x) a resolution approved at a duly convened and constituted meeting of the stockholders of the Corporation by the affirmative vote of at least two-thirds of the shares entitled to vote thereon which were present at the meeting and were voted, or (y) a resolution consented to in writing by holders of all of the votes of all the shares entitled to vote thereon; and (ii) the amended Certificate of Incorporation reflecting such amendment are filed at the Secretary of State of Delaware, the Corporation will offer to redeem the Public Shares (other than those shares held by the Initial Stockholders or their affiliates or the directors or officers of the Corporation) to any stockholder for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price (an “Amendment Redemption Event”).

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In no event will the Corporation consummate the Tender Redemption Offer or the Proxy Redemption Offer under Section 9.02(b) or 9.02(c)(ii) or an Amendment Redemption Event under Section 9.02(d) if such redemptions would cause the Corporation to have net tangible assets to be less than US$5,000,001 upon consummation of a Business Combination.

Section 9.03 Distributions from the Trust Account.

(a) A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of a Termination Redemption Event, an Amendment Redemption Event or in the event he accepts a Tender Redemption Offer or a Proxy Redemption Offer where the Business Combination is consummated. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to the Trust Account. A holder of Public Shares shall be entitled to receive distributions from the Trust Account only as provided in Section 9.02. In no other circumstances shall a holder of Public Shares have any right or interest of any kind in or to distributions from the Trust Account.

(b) Neither the Corporation nor any officer, director or employee of the Corporation will disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination, or (ii) a Termination Redemption Event or in payment of the acquisition price for any shares which the Corporation elects to purchase, redeem or otherwise acquire in accordance with this Article IX, in each case in accordance with the trust agreement governing the Trust Account; provided that interest earned on the Trust Account (as described in the Registration Statement) may be released from time to time to the Corporation to pay the Corporation’s tax obligations and up to US$100,000 of such interest may also be released from the Trust Account to pay any liquidation expenses of the Corporation if applicable.

(c) Provided that in the event that the Corporation enters liquidation prior to or without having consummated a Business Combination then, in such circumstances, in the event that any surplus assets (the “Residual Assets”) of the Corporation remain following the Corporation’s having complied with its applicable obligations to redeem Public Shares and distribute the funds held in the Trust Account in respect of such redemptions, Residual Assets shall be distributed (on a pro rata basis) among the holders of shares of Common Stock.

Section 9.04 Issuance of Shares or Other Securities. Prior to the consummation of the Corporation’s initial Business Combination, the Corporation shall not issue any additional shares of capital stock of the Corporation or any other securities that would entitle the holders thereof to receive funds from the Trust Account or vote as a class with Public Shares on any Business Combination proposal.

Section 9.05 Transactions with Affiliates. The Business Combination must be approved by a majority of the independent members of the Board. In the event the Corporation enters into a Business Combination with a company that is affiliated with any of the directors or officers of the Corporation, the Corporation will obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions that such a Business Combination is fair to the Corporation from a financial point of view.

Section 9.06 No Transactions with Other Blank Check Companies. The Corporation shall not enter into a Business Combination with another blank check company, as such term is defined in Rule 419 of the Securities Act of 1933, or a similar company with nominal operations.

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ARTICLE X. CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, or any of their respective affiliates, in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate of Incorporation or in the future, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and (i) such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue and (ii) the director or officer is permitted to refer that opportunity to the Corporation without violating any legal obligation.

ARTICLE XI. AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that Article IX of this Certificate of Incorporation may be amended only as provided therein.

ARTICLE XII. EXCLUSIVE FORUM FOR CERTAIN LAWSUITS; CONSENT TO JURISDICTION

Section 12.1 Forum. Subject to the last sentence in this Section 12.1, and unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the provisions of this Section 12.1 will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Section 12.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 12.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 12.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 12.3 Severability. If any provision or provisions of this Article XII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XII (including, without limitation, each portion of any sentence of this Article XII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

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Section 12.4 Deemed Notice. Any person or entity purchasing or otherwise acquiring or holding any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XII.

ARTICLE XIII. DEFINITIONS AND INTERPRETATION

Business Combination means a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more Target Businesses at Fair Value.

Domestication means the re-domicile of the Corporation as a Delaware corporation in accordance with Section 388 of DGCL, and Section 206 of the Cayman Islands Companies Law and shall no longer be considered a company incorporated in the Cayman Islands which takes effectiveness upon the filing of this Certificate of Incorporation and the Certificate of Domestication with the Secretary of the State of Delaware.

Fair Value means a value that is equal to at least 80% of the balance in the Trust Account (excluding deferred underwriting commissions and any taxes payable thereon) at the time of the execution of a definitive agreement for a Business Combination.

Initial Stockholder means the directors and officers of the Corporation or their respective affiliates who hold shares prior to the IPO.

IPO means the initial public offering of securities of the Corporation, which offering closed on January 31, 2019.

Per-Share Redemption Price means:

(a) with respect to an Termination Redemption Event or an Amendment Redemption Event, the aggregate amount on deposit in the Trust Account (including interest but net of taxes payable) divided by the number of then outstanding Public Shares; and

(b) with respect to either a Tender Redemption Offer or a Proxy Redemption Offer, the aggregate amount then on deposit in the Trust Account on the date that is two business days prior to the consummation of the Business Combination (including interest but net of taxes payable and excluding up to US$100,000 of any interest earned to pay liquidation expenses), divided by the number of then outstanding Public Shares.

Public Shares means the ordinary shares of the Corporation issued in the IPO which are automatically converted into shares of Common Stock of the Corporation upon the effectiveness of Domestication.

Registration Statement means the Corporation’s registration statement on Form S-1 filed with the SEC as declared effective on January 24, 2019.

SEC means the United States Securities and Exchange Commission.

Target Business means any business or entity with whom the Corporation wishes to undertake a Business Combination.

Target Business Acquisition Period means the period commencing from the effectiveness of the registration statement filed with the SEC in connection with the IPO up to and including the first to occur of (i) a Business Combination or (ii) the Termination Date.

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Trust Account means mean the trust account established by the Corporation prior to the IPO and into which a certain amount of the IPO net proceeds and the net proceeds from a simultaneous private placement of warrants simultaneously with the closing of the IPO, are deposited.

IN WITNESS WHEREOF, Andina Acquisition Corp. III has caused this Certificate of Incorporation to be duly executed in its name and on its behalf as of the [  ] day of [  ], 2021.

ANDINA ACQUISITION CORP. III

By:
Name:
Title:	Incorporator

[Signature Page to Certificate of Incorporation]

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Annex B

CONFIDENTIAL

Execution Copy

BUSINESS COMBINATION AGREEMENT

by and among

ANDINA ACQUISITION CORP. III,

as the Purchaser,

ANDINA HOLDINGS LLC,
as Holdings,

B. LUKE WEIL,
in the capacity as the Purchaser Representative,

STRYVE FOODS, LLC,
as the Company,

STRYVE FOODS HOLDINGS, LLC,
as the Seller

and

R. ALEX HAWKINS,
in the capacity as the Seller Representative

Dated as of January 28, 2021

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B-2

4.16. Personal Property	B-29
4.17. Title to and Sufficiency of Assets	B-29
4.18. Employee Matters	B-30
4.19. Benefit Plans	B-31
4.20. Environmental Matters	B-32
4.21. Transactions with Related Persons	B-33
4.22. Insurance	B-34
4.23. Books and Records	B-34
4.24. Top Customers and Suppliers	B-34
4.25 Certain Business Practices	B-34
4.26. Product Warranty and Liability	B-35
4.27. Food Law Compliance	B-35
4.28. Investment Company Act	B-36
4.29. Finders and Brokers	B-36
4.30. Independent Investigation	B-36
4.31. Information Supplied	B-37

v. representations and warranties of THE sELLER	B-37
5.1. Organization and Standing	B-37
5.2. Authorization; Binding Agreement	B-37
5.3. Ownership	B-38
5.4. Capitalization	B-38
5.5. Governmental Approvals	B-38
5.6. Non-Contravention	B-38
5.7. No Litigation	B-38
5.8. Investment Representations	B-39
5.9. Finders and Brokers	B-40
5.10. Information Supplied	B-40
5.11. Independent Investigation	B-40

VI. COVENANTS	B-40
6.1. Access and Information	B-40
6.2. Conduct of Business of the Company	B-41
6.3. Conduct of Business of the Purchaser	B-44
6.4. Annual and Interim Financial Statements	B-46
6.5. Purchaser Public Filings	B-46
6.6. No Solicitation	B-46
6.7. No Trading	B-47
6.8. Notification of Certain Matters	B-48
6.9. Efforts	B-48
6.10. Minimum Cash	B-49
6.11. Tax Treatment	B-49
6.12. Further Assurances	B-50
6.13. The Registration Statement	B-50
6.14. Public Announcements	B-52
6.15. Confidential Information	B-52
6.16. Documents and Information	B-54
6.17. Post-Closing Board of Directors and Executive Officers	B-54
6.18. Indemnification of Officers and Directors; Tail Insurance	B-54
6.19. Trust Account Proceeds	B-55
6.20. PIPE Investment	B-55

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6.21. Company Debt Refinancing		B-55
6.22. New Employment Agreements		B-56
6.23. Reorganization		B-56

VII. Closing conditions		B-56
7.1. Conditions of Each Party’s Obligations		B-56
7.2. Conditions to Obligations of the Company and the Seller		B-57
7.3. Conditions to Obligations of the Purchaser and Holdings		B-59
7.4. Frustration of Conditions		B-60

VIII. TERMINATION AND EXPENSES		B-61
8.1. Termination		B-61
8.2. Effect of Termination		B-62
8.3. Fees and Expenses		B-62

Ix. WAIVERS and releases		B-63
9.1. Waiver of Claims Against Trust		B-63
9.2. Release and Covenant Not to Sue		B-64

x. MISCELLANEOUS		B-64
10.1. No Survival		B-64
10.2. Notices		B-64
10.3. Binding Effect; Assignment		B-66
10.4. Third Parties		B-66
10.5. Governing Law; Jurisdiction		B-66
10.6. WAIVER OF JURY TRIAL		B-67
10.7. Specific Performance		B-67
10.8. Severability		B-67
10.9. Amendment		B-67
10.10. Waiver		B-67
10.11. Entire Agreement		B-68
10.12. Interpretation		B-68
10.13. Counterparts		B-69
10.14. Purchaser Representative		B-69
10.15. Seller Representative		B-70
10.16. Legal Representation		B-72

XI DEFINITIONS		B-73
11.1. Certain Definitions		B-73
11.2. Section References		B-84

INDEX OF EXHIBITS

Exhibit	Description

Exhibit A	Lock-Up Agreement
Exhibit B	Registration Rights Agreement
Exhibit C	Form of Non-Competition Agreement
Exhibit D	Form of Insider Forfeiture Agreement

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BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of January 28, 2021 by and among (i) Andina Acquisition Corp. III, a Cayman Islands exempted company (together with its successors, including after the Conversion (as defined below), the “Purchaser”), (ii) Andina Holdings LLC, a Delaware limited liability company (“Holdings”) and a wholly-owned subsidiary of the Purchaser, (iii) B. Luke Weil, in the capacity as the representative from and after the Closing (as defined below) for the shareholders of the Purchaser (other than the Seller and its successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (iv) Stryve Foods, LLC, a Texas limited liability company (the “Company”), (v) Stryve Foods Holdings, LLC, a Texas limited liability company (the “Seller”), and (vi) R. Alex Hawkins, in the capacity as the representative from and after the Closing (as defined below) for the members of the Seller (after giving effect to the Reorganization (as defined below)) in accordance with the terms and conditions of this Agreement (the “Seller Representative”). The Purchaser, Holdings, the Purchaser Representative, the Company, the Seller and the Seller Representative are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

WHEREAS, the Seller is and at all times since its formation has been a direct or indirect wholly-owned subsidiary, as defined in the Texas Business Organizations Code (as amended, the “TBOC”), of the Company;

WHEREAS, promptly after the date hereof, the Seller and the Company will conduct a reorganization via merger pursuant to Section 10.005 of the TBOC, pursuant to which the Seller will become a holding company, as defined in the TBOC, for the Company, the former owners of the Company will become the owners of the Seller, and the former holders of convertible notes of the Company (including any Pre-Bridge Notes that are not exchange for Bridge Notes (as defined below)) other than Bridge Notes will become holders of convertible notes of the Seller, and pursuant to which the Company will retain all of its Subsidiaries, business, assets and liabilities, and become a wholly-owned subsidiary of the Seller (such transactions, in form and substance reasonably acceptable to the Purchaser, the “Reorganization”);

WHEREAS, the Company, directly and indirectly through its subsidiaries, is a producer and distributor of cured beef products known as biltong;

WHEREAS, the Purchaser owns all of the issued and outstanding membership interests of Holdings, which was formed for the sole purpose of the Contribution (as defined below);

WHEREAS, prior to the consummation of the Contribution, the Purchaser shall continue out of the Cayman Islands and into the State of Delaware as to re-domicile as and become a Delaware corporation pursuant to the applicable provisions of the Companies Law (2020 Revision) of the Cayman Islands (as amended, the “Cayman Companies Law”) and the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”) (such re-domiciliation, the “Conversion”);

WHEREAS, the Parties intend to effect a business combination transaction (the “Contribution” and, together with the other transactions contemplated by this Agreement, the “Transactions”) by which, upon the consummation of the Transactions, (a) the Seller will contribute to Holdings all of the issued and outstanding equity interests of the Company in exchange for newly issued (i) non-voting Class B membership interests of Holdings and (ii) voting (but non-economic) Class V common stock of the Purchaser, and (b) the Purchaser will contribute all of its cash and cash equivalents to Holdings, after payment of the Public Shareholders (as defined below) that elect to have their Purchaser shares redeemed or converted in the Redemption (as defined below) and the Purchaser’s Expenses and other Liabilities due at the Closing, in exchange for newly issued voting Class A membership interests of Holdings, all upon the terms and subject to the conditions set forth in this Agreement;

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WHEREAS, simultaneously with the execution and delivery of this Agreement, the Seller is entering into each of the following agreements which will become effective as of the Closing: (a) a Lock-Up Agreement with Purchaser and the Purchaser Representative, a copy of which is attached as Exhibit A hereto (the “Lock-Up Agreement”), and (b) a Registration Rights Agreement with the Purchaser, a copy of which is attached as Exhibit B hereto (the “Registration Rights Agreement”);

WHEREAS, simultaneously with the execution and delivery of this Agreement, each of the Seller and certain significant members of the Seller are entering Non-Competition and Non-Solicitation Agreements in favor of Purchaser, Holdings and the Company, the forms of which is attached as Exhibit C hereto (each, a “Non-Competition Agreement”), each of which Non-Competition Agreements will become effective as of the Closing;

WHEREAS, simultaneously with the execution and delivery of this Agreement, each of the Insiders (as defined below) is entering into a letter agreement with the Purchaser and the Seller in substantially the form attached as Exhibit D hereto (the “Insider Forfeiture Agreement”), pursuant to which (a) such Insider will agree to cancel, effective as of the Closing, in the aggregate a number of Insider Shares (as defined below) equal to (i) fifty percent (50%) of the Insider Shares held by such Insider as of the date hereof, minus (ii) the number of Insider Shares, if any, approved by the Seller in writing for transfer (such approval not to be unreasonably withheld, delayed or conditioned), and actually transferred, by such Insider to other Persons in support of the Transactions, (b) such Insider will agree to cancel, effective as of the Closing, in the aggregate a number of Purchaser Private Rights (as defined below) and Purchaser Private Warrants (as defined below) equal to (i) fifty percent (50%) of the Purchaser Private Rights and Purchaser Private Warrants held by such Insider as of the date hereof, minus (ii) the number of Purchaser Private Rights and Purchaser Private Warrants, if any, approved by the Seller in writing for transfer (such approval not to be unreasonably withheld, delayed or conditioned), and actually transferred, by such Insider to other Persons in support of the Transactions, and (c) the Insiders will agree to amend the Share Escrow Agreement, dated as of January 28, 2019, by and among the Purchaser, the Insiders and Continental Stock Transfer & Trust Company, as escrow agent thereunder, to acknowledge the replacement of their Purchaser Ordinary Shares held in escrow thereunder with Purchaser Class A Common Stock in the Conversion and, in order to match the lock-up period in the Lock-Up Agreement, to extend the lock-up period for their Insider Shares (including any that are transferred to other Persons in support of the Transactions) so that the testing for the early release with respect to 50% of their Insider Shares will only begin twenty (20) trading days prior to the six (6) month anniversary of the Closing;

WHEREAS, prior to or simultaneously with the execution and delivery of this Agreement:

(a) the Purchaser and the Company have together entered into subscription agreements with certain investors (the “Closing PIPE Investors”) for an aggregate of Forty-Two Million Five Hundred Thousand U.S. Dollars ($42,500,000) for 4,250,000 shares of Purchaser Class A Common Stock (the “Closing PIPE Shares”) at a price of $10.00 per share in a private placement in the Purchaser to be consummated simultaneously with the Closing (the “Closing PIPE Investment”); and

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(b) the Company has entered into (i) note purchase agreements with certain investors (the “Bridge Investors” and, together with the Closing PIPE Investors, the “PIPE Investors”) in a private placement for an aggregate of Ten Million Six Hundred Thousand U.S. Dollars ($10,600,000) in unsecured promissory notes of the Company (the “Bridge Notes”) to be funded by the Bridge Investors and issued on the date hereof (including certain Company obligations under Pre-Bridge Notes (as defined below) that were exchanged for Bridge Notes), and (ii) subscription agreements with the Purchaser and such Bridge Investors, where the obligations of the Company under such Bridge Notes will be used to offset and satisfy the obligations of the Bridge Investors under such subscription agreements at the Closing, whereupon the Bridge Investors (including holders of Pre-Bridge Notes that were exchanged for Bridge Notes) will be issued shares of Purchaser Class A Common Stock (the “Bridge PIPE Shares” and, together with the Closing PIPE Shares, the “PIPE Shares”) at a twenty percent (20%) discount to the Closing PIPE Shares (the “Bridge PIPE Investment” and, together with the Closing PIPE Investment, the “PIPE Investment”);

WHEREAS, the board of managers and certain members of the Seller have (a) determined that the Contribution (preceded by the Conversion) and the other Transactions are fair, advisable and in the best interests of the Seller and its members, and (b) approved this Agreement and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein;

WHEREAS, the boards of directors (or similar governing body or Person) of the Purchaser, the Company and Holdings have each (a) determined that the Contribution (preceded by the Conversion) and the other Transactions are fair, advisable and in the best interests of their respective companies and equity holders, (b) approved this Agreement and the transactions contemplated hereby upon the terms and subject to the conditions set forth herein, and (c) determined to recommend to their respective equity holders the approval and adoption of this Agreement and the transactions contemplated hereby (with the approval of the equity holders of the Company and Holdings to be provided promptly, but in any event within twenty-four (24) hours, after the execution and delivery of this Agreement);

WHEREAS, the Parties intend that the Contribution will qualify as tax-deferred exchanges described in Section 721 of the Code (as defined herein), Section 351 of the Code and/or otherwise (the “Intended Tax Treatment”); and

WHEREAS, certain capitalized terms used herein are defined in Article XI hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and for other consideration, the receipt and sufficiency of which is acknowledged and agreed to by the Parties, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
CONVERSION; CONTRIBUTION

1.1 Conversion of the Purchaser. Prior to the Closing, the Purchaser shall consummate the Conversion pursuant to which it will continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as and become a Delaware corporation pursuant to the Cayman Companies Law and the applicable provisions of the DGCL, and subject to the receipt of the approval of the shareholders of the Purchaser to the Conversion and its terms, the Purchaser shall adopt Delaware Organizational Documents in form and substance reasonably acceptable to the Purchaser and the Seller and consistent with the terms of this Agreement (the “Conversion Organizational Documents”), including providing that the name of the Purchaser shall be amended to be “Stryve Foods, Inc.” In connection with the Conversion, all of the issued and outstanding Purchaser Securities shall remain outstanding and become substantially identical securities of the Purchaser as a Delaware corporation, with the Purchaser Ordinary Shares becoming Purchaser Class A Common Stock.

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1.2 Contribution At the Closing, and subject to and upon the terms and conditions of this Agreement, the Parties will consummate the Contribution by which: (a) the Seller will transfer, convey, contribute, assign and deliver to the Holdings, and Holdings will acquire and accept from the Seller, all of the issued and outstanding membership interests and other equity interests in or of the Company, free and clear of all Liens (other than potential restrictions on resale under applicable securities Laws and those Liens set forth in the Company Organizational Documents) (the “Seller Contribution”); and (b) the Purchaser will transfer as a cash contribution to Holdings all of its cash and cash equivalents, including the proceeds of any PIPE Investment and the funds remaining in the Trust Account, after giving effect to the completion of the Redemption and the payment of the Purchaser’s unpaid Expenses and other Liabilities of the Purchaser outstanding as of the Closing (the “Purchaser Contribution”).

1.3 Consideration.

(a) Subject to and upon the terms and conditions of this Agreement, in exchange for the Seller Contribution, Holdings shall issue to the Seller at the Closing a number of newly issued Holdings Class B Units (the “Seller Consideration Units”) equal in value to (the “Seller Consideration”) (i) One Hundred and Thirty Million U.S. Dollars ($130,000,000), minus (ii) the amount, if any, by which the Target Net Working Capital Amount exceeds the Net Working Capital (but not less than zero), plus (iii) the amount, if any, by which the Net Working Capital exceeds the Target Net Working Capital Amount (but not less than zero), minus (iv) the amount of Closing Indebtedness, minus (v) the amount of any Transaction Expenses, with each Holdings Class B Unit valued for such purposes at a price of $10.00 per unit (the “Per Unit Price”). The number of Seller Consideration Units to be issued and delivered to the Seller at the Closing will be based on the Seller Consideration set forth in the final Estimated Closing Statement in accordance with Section 1.4 (after giving effect to any adjustments to the Estimated Closing Statement thereunder); provided, that the number of Seller Consideration Units otherwise deliverable to the Seller is subject to the withholding of the Escrow Units deposited in the Escrow Account in accordance with Section 1.6, and after the Closing is subject to adjustment in accordance with Section 1.5. Additionally, at the Closing the Purchaser shall issue to the Seller a number of shares of newly issued Purchaser Class V Common Stock equal to the number of Seller Consideration Units (subject to the withholding of the Escrow Shares deposited in the Escrow Account in accordance with Section 1.6 and after the Closing is subject to adjustment in accordance with Section 1.5).

(b) Subject to and upon the terms and conditions of this Agreement, in exchange for the Purchaser Contribution, Holdings shall issue to the Purchaser at the Closing a number of newly issued Holdings Class A Units so that after giving effect to such issuance the Purchaser will have a number of Holdings Class A Units equal to the number of issued and outstanding shares of Purchaser Class A Common Stock as of the Closing (after giving effect to the issuance of any shares in any PIPE Investment and the redemption or conversion of Public Shareholders in the Redemption).

(c) Notwithstanding anything to the contrary contained herein, no fraction of a Holdings Unit will be issued by Holdings by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a Holdings Unit (after aggregating all fractional Holdings Units of the same class that would otherwise be received by such Person) shall instead have the number of Holdings Units issued to such Person rounded up or down in the aggregate to the nearest whole Holdings Unit.

1.4 Closing Calculations. At least two (2) Business Days prior to the Closing Date, the Seller shall deliver to the Purchaser a statement certified by a senior executive officer of Seller (the “Estimated Closing Statement”) setting forth a good faith calculation of the Seller’s estimate of the Closing Indebtedness, Net Working Capital and Transaction Expenses, in each case, as of the Reference Time, and the resulting Seller Consideration based on such estimates, in reasonable detail including for each component thereof, along with the amount owed to each creditor (other than any creditor holding debt that is converted into equity of the Seller prior to or as of the Closing) of any of the Target Companies. Promptly upon delivering the Estimated Closing Statement to the Purchaser, if requested by the Purchaser, the Seller will meet with the Purchaser to review and discuss the Estimated Closing Statement and the Seller will consider reasonably and in good faith the Purchaser’s comments to the Estimated Closing Statement and make any appropriate adjustments agreed to by Seller, acting reasonably and in good faith, to the Estimated Closing Statement prior to the Closing, which adjusted Estimated Closing Statement shall thereafter become the Estimated Closing Statement for all purposes of this Agreement. The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

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1.5 Seller Consideration Adjustment.

(a) Within ninety (90) days after the Closing Date, Purchaser’s Chief Financial Officer (including any acting or interim Chief Financial Officer, the “CFO”) shall deliver to the Purchaser Representative and the Seller Representative a statement (the “Closing Statement”) setting forth (i) a consolidated balance sheet of the Target Companies as of the Reference Time and (ii) a good faith calculation of the Closing Indebtedness, Net Working Capital and Transaction Expenses, in each case, as of the Reference Time, and the resulting Seller Consideration and Seller Consideration Units using the formula in Section 1.3. The Closing Statement shall be prepared, and the Closing Indebtedness, Net Working Capital, and Transaction Expenses and the resulting Seller Consideration and Seller Consideration Units shall be determined in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

(b) After delivery of the Closing Statement, each of the Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, shall be permitted reasonable access to the books, records, working papers, files, facilities and senior personnel of the Purchaser, Holdings and the Target Companies relating to the preparation of the Closing Statement, such access provided in a manner reasonably calculated so as not to unreasonably disrupt the business of Purchaser, Holdings and the Target Companies. The Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, may make inquiries of the CFO and related Purchaser, Holdings and Target Company personnel and advisors regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and Purchaser, Holdings and the Company shall provide reasonable cooperation in connection therewith. If either the Seller Representative or the Purchaser Representative (each, a “Reviewing Party”) has any objections to the Closing Statement, such Reviewing Party shall deliver to the CFO and the other Reviewing Party a statement setting forth its objections thereto (in reasonable detail) (an “Objection Statement”). If an Objection Statement is not delivered by a Reviewing Party within thirty (30) days following the date of delivery of the Closing Statement, then such Reviewing Party will have waived its right to contest the Closing Statement, all determinations and calculations set forth therein, and the resulting Seller Consideration set forth therein. If an Objection Statement is delivered within such thirty (30) day period, then the Seller Representative and the Purchaser Representative shall negotiate in good faith to resolve any such objections for a period of twenty (20) days thereafter. If the Seller Representative and the Purchaser Representative do not reach a final resolution within such twenty (20) day period, then upon the written request of either Reviewing Party (the date of receipt of such notice by the other Party, the “Independent Expert Notice Date”), the Reviewing Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 1.5(c). For purposes hereof, the “Independent Expert” shall mean a mutually acceptable independent (i.e., no prior material business relationship with any party for the prior two (2) years) accounting firm appointed by the Purchaser Representative and the Seller Representative, which appointment will be made no later than ten (10) days after the Independent Expert Notice Date); provided, that if the Independent Expert does not accept its appointment or if the Purchaser Representative and the Seller Representative cannot agree on the Independent Expert, in either case within twenty (20) days after the Independent Expert Notice Date, either Reviewing Party may require, by written notice to the other Reviewing Party, that the Independent Expert be selected by the New York City Regional Office of the AAA in accordance with the AAA’s procedures. The parties agree that the Independent Expert will be deemed to be independent even though a Party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types described in this Section 1.5. The Parties acknowledge that any information provided pursuant to this Section 1.5 will be subject to the confidentiality obligations of Section 6.15.

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(c) If a dispute with respect to the Closing Statement is submitted in accordance with this Section 1.5 to the Independent Expert for final resolution, the Parties will follow the procedures set forth in this Section 1.5(c). Each of the Seller Representative and the Purchaser Representative agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert will be borne by the Purchaser. Except as provided in the preceding sentence, all other costs and expenses incurred by the Seller Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Seller, and all other costs and expenses incurred by the Purchaser Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by the Purchaser. The Independent Expert will determine only those issues still in dispute as of the Independent Expert Notice Date and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Expert will be based solely on presentations with respect to such disputed items by the Purchaser Representative and the Seller Representative to the Independent Expert and not on the Independent Expert’s independent review; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Independent Expert by a Reviewing Party in connection with such presentations and any materials delivered to the Independent Expert in response to requests by the Independent Expert. Each of the Seller Representative and the Purchaser Representative will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Reviewing Party will be entitled, as part of its presentation, to respond to the presentation of the other Reviewing Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this this Section 1.5. It is the intent of the parties hereto that the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Seller Representative and the Purchaser Representative will request that the Independent Expert’s determination be made within forty-five (45) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to the Purchaser Representative and the Seller Representative and will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error).

(d) For purposes hereof, the term “Adjustment Amount” shall mean (x) the Seller Consideration Units as finally determined in accordance with this Section 1.5, less (y) the Seller Consideration Units that were issued to the Seller at the Closing.

(i) If the Adjustment Amount is a positive number or zero, then within five (5) Business Days after such final determination of the Seller Consideration Units (A) Purchaser shall cause Holdings to issue to the Seller an additional number of Holdings Class B Units equal to the lesser of (x) Adjustment Amount and (y) the number of Escrow Units deposited in the Escrow Account at the Closing (and the Purchaser shall issue to the Seller an equal number of additional number of shares of Purchaser Class V Common Stock), and (B) the Seller Representative and the Purchaser Representative shall execute and deliver a joint written instruction directing the Escrow Agent to release the Escrow Property to Seller. Such additional Holdings Class B Units shall be considered additional Seller Consideration Units under this Agreement, and together with such additional shares of Purchaser Class V Common Stock shall be considered “Restricted Securities” under the Lock-Up Agreement and “Registrable Securities” under the Registration Rights Agreement.

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(ii) If the Adjustment Amount is a negative number, then the Seller Representative and the Purchaser Representative shall, within five (5) Business Days after such final determination of the Seller Consideration Units, execute and deliver a joint written instruction directing the Escrow Agent to release from the Escrow Account (A) to Holdings, a number of Escrow Units equal to the absolute value of the Adjustment Amount (and, after distribution of all Escrow Units, other Escrow Property other than Escrow Shares, with each Class B Unit for purposes of the Adjustment Amount valued at the Per Unit Price), and to the Purchaser an equal number of Escrow Shares, and (B) to Seller, the remainder, if any, of the Escrow Property. Holdings will promptly cancel any Escrow Units or other Holdings Class B Units, and Purchaser will promptly cancel any Escrow Shares or other shares of Purchaser Class V Common Stock, released to such Person by the Escrow Agent promptly after its receipt thereof. No further adjustment, transfer, or payment of any type shall be required in the event the Adjustment Amount exceeds the Escrow Property.

1.6 Escrow. At or prior to the Closing, the Seller Representative, the Purchaser Representative and the Escrow Agent shall enter into the Escrow Agreement. At the Closing, Holdings shall issue to the Escrow Agent a number of Seller Consideration Units equal to one percent (1%) of the Seller Consideration Units otherwise issuable to the Seller at the Closing (together with any equity securities paid as dividends or distributions with respect to such Seller Consideration Units or into which they are exchanged or converted, the “Escrow Units”), and the Purchaser shall issue to the Escrow Agent an equal number of shares of Purchaser Class V Common Stock otherwise issuable to the Seller at the Closing (together with any equity securities paid as dividends or distributions with respect to such shares or into which they are exchanged or converted, the “Escrow Shares” and, together with the Escrow Units, the “Escrow Securities”), such Escrow Securities to be held, along with any other dividends, distributions or other income on the Escrow Securities (together with the Escrow Securities, the “Escrow Property”), in the Escrow Account and disbursed therefrom in accordance with the terms of Section 1.5 hereof and the Escrow Agreement. The Escrow Property shall serve as the sole source of payment for the obligations of the Seller under Section 1.5. Unless otherwise required by Law, all distributions made from the Escrow Account shall be treated by the Parties as an adjustment to the number of Share Consideration Units received by the Seller pursuant to Article I hereof.

Article II
CLOSING

2.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole, LLP (“EGS”), counsel to the Purchaser, 1345 Avenue of the Americas, New York, NY 10105, on a date and at a time to be agreed upon by Purchaser and the Company, which date shall be no later than the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived, or at such other date, time or place (including remotely) as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

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Article III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Except as set forth in (i) the disclosure schedules delivered by the Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, the Purchaser represents and warrants to the Company and the Seller, as of the date hereof and as of the Closing, as follows:

3.1 Organization and Standing. The Purchaser is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. The Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. The Purchaser has heretofore made available to the Company and the Seller accurate and complete copies of its Organizational Documents, and Holdings’ Organizational Documents, in each case, as currently in effect. Neither the Purchaser nor Holdings is in violation of any provision of its Organizational Documents in any material respect.

3.2 Authorization; Binding Agreement. The Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Purchaser’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Purchaser, and (b) other than the Required Purchaser Shareholder Approval, no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Purchaser is a party shall be when delivered, duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

3.3 Governmental Approvals. Except as otherwise described in Schedule 3.3, no Consent of or with any Governmental Authority, on the part of the Purchaser is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by the Purchaser of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

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3.4 Non-Contravention. Except as otherwise described in Schedule 3.4, the execution and delivery by the Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and compliance by the Purchaser with any of the provisions hereof and thereof, do not and will not (a) conflict with or violate any provision of the Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.5 Capitalization.

(a) The authorized share capital of the Purchaser is US$10,100 divided into 100,000,000 Purchaser Ordinary Shares, and 1,000,000 Purchaser Preferred Shares. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 3.5(a). As of the date of this Agreement, there are no issued or outstanding Purchaser Preferred Shares. All outstanding Purchaser Ordinary Shares are duly authorized, validly issued, fully paid and non-assessable and are not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Law, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws.

(b) Prior to giving effect to the Contribution, Holdings has one hundred (100) Holdings Class A Units issued and outstanding, all of which are owned by the Purchaser, no Holdings Class B Units issued or outstanding and no other issued or outstanding membership or other equity interests. Prior to giving effect to the transactions contemplated by this Agreement, other than Holdings, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

(c) Except as set forth in Schedule 3.5(a) or Schedule 3.5(c) there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued equity of Purchaser or Holdings or (B) obligating Purchaser or Holdings to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating Purchaser or Holdings to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser or Holdings to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.5(c), there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser or Holdings is a party with respect to the voting of any shares of Purchaser or units of Holdings.

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(d) All Indebtedness of Purchaser and Holdings as of the date of this Agreement is disclosed on Schedule 3.5(d). No Indebtedness of Purchaser or Holdings contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or Holdings or (iii) the ability of Purchaser or Holdings to grant any Lien on its properties or assets.

(e) Since the date of formation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

3.6 SEC Filings and Purchaser Financials.

(a) The Purchaser, since the IPO, has timely filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will timely file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, the Purchaser has delivered to the Company and the Seller copies in the form filed with the SEC of all of the following: (i) the Purchaser’s annual reports on Form 10-K for each fiscal year of the Purchaser beginning with the first year the Purchaser was required to file such a form, (ii) the Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that the Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of the Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by the Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser Public Units, the Purchaser Ordinary Shares and the Purchaser Public Warrants are listed on Nasdaq, (B) the Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of the Purchaser, threatened against the Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

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(b) The financial statements and notes of the Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of the Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c) Except as and to the extent reflected or reserved against in the Purchaser Financials, the Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the most recent date of the Purchaser Financials in the ordinary course of business.

(d) Since its formation, Holdings has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which it is a party, Holdings is not party to or bound by any Contract.

3.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 3.7, the Purchaser has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities and (b) since December 31, 2019, not been subject to a Material Adverse Effect on the Purchaser.

3.8 Compliance with Laws. The Purchaser is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Purchaser, and the Purchaser has not received written notice alleging any violation of applicable Law in any material respect by the Purchaser.

3.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of the Purchaser, threatened material Action to which the Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on the Purchaser. There is no material Action that the Purchaser has pending against any other Person. The Purchaser is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Purchaser.

3.10 Taxes and Returns.

(a) The Purchaser has timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which such Tax Returns are accurate and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Schedule 3.10(a) sets forth each jurisdiction where the Purchaser files or is required to file a Tax Return. There are no audits, examinations, investigations or other proceedings pending against the Purchaser in respect of any Tax, and the Purchaser has not been notified in writing of any proposed Tax claims or assessments against the Purchaser (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the Purchaser’s assets, other than Permitted Liens. The Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes (other than the filing of any Tax Return pursuant to a non-discretionary extension). There are no outstanding requests by the Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

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(b) Since the date of its formation, the Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

(c) The Purchaser is not aware of any fact or circumstance that would reasonably be expected to prevent the Seller Contribution from qualifying for the Intended Tax Treatment.

3.11 Employees and Employee Benefit Plans. The Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12 Properties. The Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The Purchaser does not own or lease any material real property or material Personal Property.

3.13 Material Contracts.

(a) Except as set forth on Schedule 3.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which the Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $200,000, (ii) may not be cancelled by the Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Purchaser as its business is currently conducted, any acquisition of material property by the Purchaser, or restricts in any material respect the ability of the Purchaser to engage in business as currently conducted by it or compete with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company and the Seller other than those that are exhibits to the SEC Reports.

(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against the Purchaser and, to the Knowledge of the Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) the Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by the Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of the Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by the Purchaser under any Purchaser Material Contract.

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3.14 Transactions with Affiliates. Schedule 3.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the Purchaser or Holdings and any (a) present or former director, officer or employee or Affiliate of the Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Purchaser’s outstanding capital stock as of the date hereof.

3.15 Holdings Activities. Since its formation, Holdings has not engaged in any business activities other than as contemplated by this Agreement, does not own directly or indirectly any ownership, equity, profits or voting interest in any Person and has no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and, other than this Agreement and the Ancillary Documents to which it is a party, Holdings is not party to or bound by any Contract.

3.16 Investment Company Act. Neither the Purchaser nor Holdings is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

3.17 Finders and Brokers. Except as set forth on Schedule 3.17, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser, Holdings, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Purchaser or Holdings.

3.18 Ownership of Seller Consideration Units and Purchaser Class V Common Stock. All Seller Consideration Units to be issued and delivered to the Seller by Holdings, and the Purchaser Class V Common Stock to be issued and delivered to the Seller by the Purchaser, in each case accordance with Article I, shall be, upon issuance and delivery of such Seller Consideration Units and Purchaser Class V Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, the Lock-Up Agreement, the Organizational Documents of Holdings and the Purchaser and any Liens incurred by the Seller, and the issuance and transfer of such Seller Consideration Units and Purchaser Class V Common Stock pursuant hereto will not be subject to or give rise to any preemptive rights or rights of first refusal.

3.19 Certain Business Practices.

(a) Neither the Purchaser, nor Holdings, nor any of the Representatives of Purchaser or Holdings acting on behalf of such Person, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of the Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Purchaser or assist it in connection with any actual or proposed transaction.

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(b) The operations of the Purchaser and Holdings are and have been conducted at all times in material compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving the Purchaser or Holdings with respect to any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.

(c) None of the Purchaser or any of its directors or officers, Holdings or, to the Knowledge of the Purchaser, any other Representative acting on behalf of the Purchaser is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Purchaser has not, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

3.20 Insurance. Schedule 3.20 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Purchaser or Holdings relating to the Purchaser or Holdings or their business, properties, assets, directors, officers and employees, copies of which have been provided to the Company and the Seller. All premiums due and payable under all such insurance policies have been timely paid and the Purchaser and Holdings are otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of the Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by the Purchaser or Holdings. The Purchaser and Holdings have each reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on the Purchaser.

3.21 Information Supplied. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) or stock exchange (including Nasdaq) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Purchaser expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Purchaser makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Seller, the Target Companies or any of their respective Affiliates.

3.22 Independent Investigation. Each of the Purchaser and Holdings has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Target Companies and the Seller, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies and the Seller for such purpose. Each of the Purchaser and Holdings acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company and the Seller set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Purchaser pursuant hereto, and the information provided by or on behalf of the Company and the Seller for the Registration Statement; and (b) none of the Company, the Seller nor their respective Representatives have made any representation or warranty as to Target Companies or the Seller, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto, or with respect to the information provided by or on behalf of the Company or the Seller for the Registration Statement.

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Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to the Purchaser and Holdings, as of the date hereof and as of the Closing, as follows:

4.1 Organization and Standing. The Company is a limited liability company duly incorporated, validly existing and in good standing under the TBOC and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Subsidiary of the Company is a corporation, limited liability company or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is formed or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. Schedule 4.1 lists all jurisdictions in which any Target Company is qualified to conduct business and all names other than its legal name under which any Target Company does business. The Company has provided to the Purchaser accurate and complete copies of its Organizational Documents and the Organizational Documents of each of its Subsidiaries, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents.

4.2 Authorization; Binding Agreement. The Company has all requisite power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of managers in accordance with the Company’s Organizational Documents, the TBOC, any other applicable Law or any Contract to which the Company or any of its members is a party or by which it or its securities are bound and (b) no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company’s board of managers, by resolutions duly adopted, has (i) determined that this Agreement and the Contribution and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company and its member, (ii) approved this Agreement and the Contribution and the other transactions contemplated by this Agreement in accordance with the TBOC and the Company’s Organizational Documents, (iii) directed that this Agreement be submitted to the Company’s members for adoption and (iv) resolved to recommend that the Company’s members adopt this Agreement.

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4.3 Capitalization. Prior to giving effect to the transactions contemplated by this Agreement (but after giving effect to the Reorganization), all of the membership interest in the Company will be owned by the Seller free and clear of any Liens other than those imposed under the Company Organizational Documents, applicable securities Laws, or as set forth on Schedule 4.3, and other than such membership units, the Company does not have any other issued or outstanding membership or other equity interests. All of the outstanding Company membership interests and other equity interests have been duly authorized, are fully paid and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the TBOC, any other applicable Law, the Company Organizational Documents or any Contract to which the Company is a party or by which it or its securities are bound. Except as set forth on Schedule 4.3, there are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its members is a party or bound relating to any membership interests or other equity securities of the Company, whether or not outstanding. Except as set forth on Schedule 4.3, there are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. There are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company Organizational Documents, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the transactions contemplated by this Agreement, no membership interests or other equity interests of the Company are issuable and no rights in connection with any equity interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise). Except as disclosed in the Company Financials, since January 1, 2020, the Company has not declared or paid any distribution in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of managers of the Company has not authorized any of the foregoing.

4.4 Subsidiaries. Schedule 4.4 sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary (a) its jurisdiction of organization, (b) its authorized shares or other equity interests (if applicable), (c) the number of issued and outstanding shares or other equity interests and the record holders and beneficial owners thereof and (d) its Tax election to be treated as a corporate or a disregarded entity under the Code and any state or applicable non-U.S. Tax laws, if any. All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and owned by one or more of the Company or its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents or set forth on Schedule 4.4). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the equity interests of the Subsidiaries listed on Schedule 4.4, the Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. None of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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4.5 Governmental Approvals. Except as otherwise described in Schedule 4.5, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as are expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws or (c) such Consents the failure to obtain or make would not individually or in the aggregate reasonably be expected to be material to the Target Companies, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Ancillary Documents to which it is or is required to be a party or otherwise bound.

4.6 Non-Contravention. Except as otherwise described in Schedule 4.6, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party or otherwise bound, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except in the case of clause (b), as would not individually or in the aggregate reasonably be expected to be material to the Target Companies, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Ancillary Documents to which it is or is required to be a party or otherwise bound, or in the case of clause (c) as has not, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

4.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the (i) unaudited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Target Companies as of December 31, 2020 and December 31, 2019, and the related consolidated audited income statements and statements of cash flows for the fiscal years then ended (the “Draft Company Financials”), (ii) when delivered by the Company as required by Section 6.4, the final audited consolidated financial statements of the Target Companies (including, in each case, any related notes thereto), consisting of the consolidated balance sheets of the Target Companies as of December 31, 2020 and December 31, 2019, and the related consolidated audited income statements, changes in member equity and statements of cash flows for the fiscal years then ended, each audited by a PCAOB qualified auditor in accordance with GAAP and PCAOB standards (the “Audited Company Financials”). True and correct copies of the Company Financials have been provided to the Purchaser. The Company Financials (i) accurately reflect the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which will not be material in amount), (iii) solely with respect to the Audited Company Financials, comply with all applicable accounting requirements under the Securities Act and the rules and regulations of the SEC thereunder, and (iv) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated. No Target Company has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

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(b) Each Target Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, and (v) the reporting of such Target Company’s assets is compared with existing assets at regular intervals and verified for actual amounts. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. In the past five (5) years, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c) The Target Companies do not have any Indebtedness other than the Indebtedness set forth on Schedule 4.7(c), which schedule sets for the amounts (including principal and any accrued but unpaid interest or other obligations) with respect to such Indebtedness. Except as disclosed on Schedule 4.7(c), no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(d) Except as set forth on Schedule 4.7(d), no Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2020 contained in the Company Financials or (ii) not material and that were incurred after December 31, 2020 in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

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(e) All formal financial projections with respect to the Target Companies that were delivered by the Company’s senior management to the Purchaser or its Representatives were prepared in good faith using assumptions that the Company believed to be reasonable at the time such projections were delivered by the Company’s senior management.

(f) All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Target Companies (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to a Target Company arising from its business.

4.8 Absence of Certain Changes. Except as set forth on Schedule 4.8, and for activities conducted in connection with this Agreement and the transactions contemplated hereby, since December 31, 2020, each Target Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 6.2(b) (without giving effect to Schedule 6.2) if such action were taken on or after the date hereof without the consent of the Purchaser.

4.9 Compliance with Laws. No Target Company is or has been in material conflict or material non-compliance with, or in material default or violation of, nor has any Target Company received, since January 13, 2017, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

4.10 Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”). The Company has made available to the Purchaser true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Schedule 4.10. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit, and no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit.

4.11 Litigation. Except as described on Schedule 4.11, there is no material (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened, nor is there any reasonable basis for any Action to be made (and no such Action has been brought or, to the Company’s Knowledge, threatened in the past five (5) years); or (b) Order now pending or outstanding or that was rendered by a Governmental Authority in the past five (5) years, in either case of (a) or (b) by or against any Target Company, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of a Target Company must be related to the Target Company’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 4.11, if finally determined adversely to the Target Companies, will not have, either individually or in the aggregate, a Material Adverse Effect upon any Target Company. In the past five (5) years, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

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4.12 Material Contracts.

(a) Schedule 4.12(a) sets forth a true, correct and complete list of, and the Company has made available to the Purchaser (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 4.12(a), a “Company Material Contract”) that:

(i) contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $300,000;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $500,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $500,000 per year or $1,000,000 in the aggregate;

(viii) is with any Top Customer or Top Supplier;

(ix) obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $200,000;

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(x) is between any Target Company and any directors, officers or employees of a Target Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(xi) obligates the Target Companies to make any capital commitment or expenditure in excess of $200,000 (including pursuant to any joint venture);

(xii) relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality obligations);

(xiii) provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney;

(xiv) relates to the development, ownership, licensing or use of any Intellectual Property by, to or from any Target Company, other than Off-the-Shelf Software; or

(xv) that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant.

(b) Except as disclosed in Schedule 4.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect any Target Company in any material respect; and (vi) no Target Company has waived any material rights under any such Company Material Contract.

4.13 Intellectual Property.

(a) Schedule 4.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by a Target Company or otherwise used or held for use by a Target Company in which a Target Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or purported to be owned by a Target Company. Schedule 4.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $100,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from a Target Company, if any. Each Target Company owns, free and clear of all Liens (other than Permitted Liens or any Liens set out on Schedule 4.13(a)(iii)), has valid and enforceable rights in, and has the right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by such Target Company, and previously used or licensed by such Target Company, except for the Intellectual Property that is the subject of the Company IP Licenses. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Target Companies have obtained valid assignments of inventions from each inventor. Except as set forth on Schedule 4.13(a)(iv), all Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and such Target Company has recorded assignments of all Company Registered IP.

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(b) Each Target Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Target Companies as presently conducted. Each Target Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Target Companies of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of any Target Company. All registrations for Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to any Target Company are valid, in force and in good standing with all required fees and maintenance fees having been paid with no Actions pending, and all applications to register any Copyrights, Patents and Trademarks are pending and in good standing, all without challenge of any kind. No Target Company is party to any Contract that requires a Target Company to assign to any Person all of its rights in any Intellectual Property developed by a Target Company under such Contract.

(c) Schedule 4.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which a Target Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to a Target Company, if any. Each Target Company has performed all material obligations imposed on it in the Outbound IP Licenses, and such Target Company is not, nor, to the Knowledge of the Company, is any other party thereto, in material breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a material default thereunder.

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(d) No Action is pending or, to the Company’s Knowledge, threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Target Companies, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. No Target Company has received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company, nor to the Knowledge of the Company is there a reasonable basis therefor. There are no Orders to which any Target Company is a party or its otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by a Target Company. To the Knowledge of the Company, no Target Company is currently infringing, or has, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by a Target Company or otherwise in connection with the conduct of the respective businesses of the Target Companies. To the Company’s Knowledge, no third party is currently, or in the past three (3) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by any Target Company (“Company IP”) in any material respect.

(e) No current or former officers, employees or independent contractors of a Target Company have claimed any ownership interest in any Intellectual Property owned by a Target Company. To the Knowledge of the Company, there has been no violation of a Target Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by a Target Company. To the Company’s Knowledge, none of the employees of any Target Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Target Companies, or that would materially conflict with the business of any Target Company as presently conducted or contemplated to be conducted. Each Target Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f) To the Knowledge of the Company, no Person has obtained unauthorized access to third party information and data (including personally identifiable information) in the possession of a Target Company, nor to the Knowledge of the Company has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by a Target Company. Each Target Company has complied in all material respects with all applicable Laws and Contract requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. To the Knowledge of the Company, the operation of the business of the Target Companies has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g) The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of material Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ rights under such Contracts or Company IP Licenses to the same extent that the Target Companies would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such transactions.

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4.14 Taxes and Returns. Except in each case as set forth on Schedule 4.14:

(a) Each Target Company has or will have timely filed, or caused to be timely filed, all federal, state, local and foreign Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. Each Target Company has complied in all material respects with all applicable Laws relating to Tax.

(b) There is no Action currently pending or, to the Knowledge of the Company, threatened against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) No Target Company is being audited by any Tax authority or has been notified in writing or, to the Knowledge of the Company, orally by any Tax authority that any such audit is contemplated or pending. There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any Tax, and no Target Company has been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e) Each Target Company has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities.

(f) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes (other than pursuant to the filing of Tax Returns on non-discretionary extensions). There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g) No Target Company has made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any taxing authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(h) No Target Company has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in U.S. Treasury Regulation section 1.6011-4.

(i) No Target Company has any Liability or potential Liability for the Taxes of another Person (other than another Target Company) that are not adequately reflected in the Company Financials (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which is not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Target Company with respect to any period following the Closing Date.

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(j) No Target Company has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(k) No Target Company is aware of any fact or circumstance that would reasonably be expected to prevent the Contribution from qualifying for the Intended Tax Treatment.

4.15 Real Property. Schedule 4.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to the Purchaser a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. To the Knowledge of the Company, the Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received notice of any such condition. No Target Company owns any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

4.16 Personal Property. Each item of Personal Property which is currently owned, used or leased by a Target Company with a book value or fair market value of greater than Two Hundred Thousand Dollars ($200,000) is set forth on Schedule 4.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 4.16, all such items of Personal Property are in operating condition (reasonable wear and tear excepted), and are reasonably suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by or otherwise contracted to a Target Company. The Company has provided to the Purchaser a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. To the Knowledge of the Company, the Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of a Target Company or any other party under any of the Company Personal Property Leases, and no Target Company has received notice of any such condition.

4.17 Title to and Sufficiency of Assets. Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the balance sheet as of December 31, 2020 included in the Company Financials and (d) Liens set forth on Schedule 4.17. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted and presently proposed to be conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies substantially as currently conducted and as presently proposed to be conducted.

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4.18 Employee Matters. Except as set forth on Schedule 4.18:

(a) No Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 4.18(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer of a Target Company, as of the date of this Agreement, has provided any Target Company written notice of his or her intention to terminate his or her employment with any Target Company.

(b) Each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Schedule 4.18(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Target Companies showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Target Companies)), and (ii) any bonus, commission or other remuneration other than salary paid during the fiscal year ending December 31, 2020. No employee is a party to a written employment Contract with a Target Company and each is employed “at will”, and the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice.

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(d) Schedule 4.18(d) contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. All of such independent contractors are a party to a written Contract with a Target Company. Each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with a Target Company, a copy of which has been provided to the Purchaser by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay severance or a termination fee.

4.19 Benefit Plans. Except as set forth on Schedule 4.19:

(a) Set forth on Schedule 4.19(a) is a true and complete list of each material Benefit Plan of a Target Company (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, all contributions that are due have been made or, to the extent not yet due, are properly accrued in accordance with GAAP on the Company Financials. No Target Company is required to provide employee benefits pursuant to a collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company. To the Knowledge of the Company, no written statement has been made by any Target Company to any Person with regard to any Company Benefit Plan that was not in accordance with the Company Benefit Plan in any material respect.

(b) Each Company Benefit Plan is and has been operated, administered, maintained, and funded at all times in compliance with its terms and all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has received a favorable determination letter from the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter upon which the sponsoring Target Company is entitled to rely) or (ii) the Target Companies have requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. No event has occurred or circumstance exists which could reasonably be expected to adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c) With respect to each Company Benefit Plan the Company has provided to Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan texts and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) the most recent summary plan descriptions and material modifications thereto; (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination letter (or opinion letter) received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications with any Governmental Authority within the last three (3) years.

(d) With respect to each Company Benefit Plan: (i) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration and administrative appeals of denied claims); (ii) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; and (iii) all contributions and premiums that are due have been made in all material respects as required under ERISA or have been fully accrued in all material respects on the Company Financials in accordance with GAAP.

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(e) No Target Company nor any ERISA Affiliate currently maintains, or within the preceding six (6) years has maintained or contributed to, a Company Benefit Plan which is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and no Target Company has incurred any Liability or otherwise could have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Target Company currently maintains or has ever maintained, or is required currently or has ever been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f) The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code that would be nondeductible by the Target Companies under Section 280G of the Code. No Target Company has incurred any material Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(g) Except to the extent required by Section 4980B of the Code or similar state Law, no Target Company provides health or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

(h) All Company Benefit Plans can be terminated at any time without resulting in any material Liability to any Target Company, Holdings or Purchaser or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities, other than Liabilities with respect to participant accrued benefits through the effective date of such termination in accordance with the terms of such plan.

(i) Each Company Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 4.19(i). Except to the extent that a failure hereof could give rise to a Liability imposed under Section 409A of the Code, each Section 409A Plan has been administered in compliance, and is in documentary compliance, in all material respects with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. No payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which any Target Company is a party or by which it is bound to compensate any employee, consultant or director for penalty taxes paid pursuant to Section 409A of the Code.

4.20 Environmental Matters. Except as set forth in Schedule 4.20:

(a) Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

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(b) No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. No Target Company has assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c) No Action has been made or is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of any Target Company or any property currently or formerly owned, operated, or leased by any Target Company or any property to which a Target Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in a Target Company incurring any material Environmental Liabilities.

(e) There is no investigation of the business, operations, or currently owned, operated, or leased property of a Target Company or, to the Company’s Knowledge, previously owned, operated, or leased property of a Target Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f) To the Knowledge of the Company, there is not located at any of the properties of a Target Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

(g) The Company has provided to the Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of any Target Company.

4.21 Transactions with Related Persons. Except as set forth on Schedule 4.21, no Target Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or, to the Knowledge of the Company, any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 4.21, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any receivable or other obligation from a Related Person, and the liabilities of the Target Companies do not include any payable or other obligation or commitment to any Related Person.

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4.22 Insurance.

(a) Schedule 4.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. In the past five (5) years, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse material change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Schedule 4.22(b) identifies each individual insurance claim in excess of $100,000 made by a Target Company in the past five (5) years. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

4.23 Books and Records. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws.

4.24 Top Customers and Suppliers. Schedule 4.24(a) lists, by dollar volume received or paid, as applicable, for each of (i) the twelve (12) months ended on December 31, 2019 and (ii) the twelve (12) months ended on December 31, 2020, the ten (10) largest customers of the Target Companies (the “Top Customers”) and the ten largest suppliers of goods or services to the Target Companies (the “Top Suppliers”), along with the amounts of such dollar volumes. Except as set forth on Schedule 4.24(b), no Target Company has within the past two (2) years been engaged in any material dispute with any Top Supplier or Top Customer.

4.25 Certain Business Practices.

(a) No Target Company, nor any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. No Target Company, nor any of their respective Representatives acting on their behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

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(b) The operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving a Target Company with respect to any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and no Target Company has in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

4.26 Product Warranty and Liability.

(a) Each product manufactured, sold or delivered by any Target Company in conducting its business has been in all material respects in conformity with all product specifications all express and implied warranties and all applicable Laws. To the Company’s Knowledge, no Target Company has any material liability for replacement or repair of any such products or other damages in connection therewith or any other customer or product obligations not reserved against in the Company Financials.

(b) To the Company’s Knowledge, no Target Company has any material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product designed, manufactured, assembled, repaired, maintained, delivered, sold or installed, or services rendered, by or on behalf of a Target Company. No Target Company has committed any act or omission which would reasonably be expected to result in, and there has been no occurrence which would reasonably be expected to give rise to or form the basis of, any material product Liability or material Liability for breach of warranty (whether covered by insurance or not) on the part of a Target Company with respect to products designed, manufactured, assembled, repaired, maintained, delivered, sold or installed or services rendered by or on behalf of a Target Company.

4.27 Food Law Compliance.

(a) Each Target Company conducts, and has conducted, its business in compliance in all material respects with all applicable Laws related to the preparation, labeling, sale and distribution of food to consumers, including the applicable provisions of the Federal Food, Drug and Cosmetic Act, as amended from time to time (including any applicable regulations adopted thereunder, the “FFDCA”), the applicable statutes, regulations and requirements of the U.S. Department of Agriculture (the “USDA”) and the U.S. Food and Drug Administration (the “FDA”), all applicable statutes enforced by the U.S. Federal Trade Commission (the “FTC”) and the applicable FTC regulations and requirements and any applicable statutes, regulations and requirements established by any state, provincial, local or foreign Governmental Authority responsible for regulating the preparation, labeling, sale and distribution of food products (collectively, with the USDA, the FDA and the FTC, the “Food Authorities”, and the FFDCA and such other statutes, regulations and requirements collectively, “Food Laws”) and terms and conditions imposed in any permits granted by any Food Authority. All inventory and products sold or distributed by a Target Company, under its own brands or for third parties (collectively, the “Products”), materially complied and are in material compliance with applicable Food Laws and terms and conditions imposed in any permits granted by any Food Authority, including any applicable good manufacturing practices and sanitation requirements, labeling and advertising requirements, requirements relating to food or color additives, food standards, product composition requirements, testing requirements or protocols, recordkeeping or reporting requirements, monitoring requirements, packaging (including co-packing and re-packing) requirements, laboratory controls, storage and warehousing procedures, shipping requirements and shelf-life requirements, in each case as required under applicable Food Laws or material Permits granted by any Food Authority.

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(b) No Target Company has ever been excluded, debarred or suspended from participation under any government program pursuant to any applicable Food Laws, in each case with respect to its business or the Products.

(c) The finished goods included in the inventory of the Target Companies as of the Closing will (i) have been properly handled and stored and are properly packaged and labeled and fit for human consumption, (ii) may be shipped in interstate commerce in accordance with applicable Food Laws and (iii) are not adulterated or misbranded within the meaning of applicable Food Laws. All of the current packaging for the Products is adequate for normal shipping and storage.

(d) None of the Products requires any specific approval of the FDA, USDA or any other Food Authority for the purpose of which they are being manufactured, prepared, produced, sold or distributed, which has not been obtained.

4.28 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

4.29 Finders and Brokers . Except as set forth in Schedule 4.29, no Target Company has incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

4.30 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Purchaser and Holdings, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser and Holdings for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto; and (b) none of the Purchaser, Holdings nor any of their respective Representatives have made any representation or warranty as to the Purchaser or Holdings or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Company pursuant hereto.

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4.31 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority or stock exchange with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser, Holdings or their respective Affiliates.

Article V
REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth in the Company Disclosure Schedules, the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Seller hereby represents and warrants to the Purchaser and Holdings, as of the date hereof and as of the Closing, as follows:

5.1 Organization and Standing. The Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Texas and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

5.2 Authorization; Binding Agreement. The Seller has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Seller’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which the Seller is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Seller’s board of managers and certain of Seller’s members in accordance with Seller’s Organizational Documents and the TBOC and (b) no other proceedings on the part of the Seller are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Seller is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by the Seller and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to the Enforceability Exceptions.

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5.3 Ownership. As of the date of this Agreement and as of immediately prior to the Closing the Seller owns all of the issued and outstanding membership interests and other equity securities of the Company, free and clear of any and all Liens (other than those imposed by applicable securities Laws or the Company’s Organizational Documents, or as set forth on Schedule 5.3). Except as set forth in the Company’s Organizational Documents, there are no proxies, voting rights, shareholders’ agreements or other agreements or understandings, to which the Seller is a party or by which the Seller is bound, with respect to the voting or transfer of the Company membership interests owned by the Seller other than this Agreement. The Reorganization was performed and consummated in compliance with the TBOC.

5.4 Capitalization. The issued and outstanding equity interests of the Seller (specifying each class or series of equity interest), along with the beneficial and record owners thereof, as of the date of this Agreement are set forth on Schedule 5.4. All of the outstanding equity interests of the Seller have been duly authorized, are fully paid and not issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the TBOC, any other applicable Law, the Seller’s Organizational Documents or any Contract to which the Seller is a party or by which it or its securities are bound. Except as set forth on Schedule 5.4, there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which the Seller is a party or bound providing for the issuance or redemption of any equity interests of the Seller, or outstanding equity appreciation, phantom equity, profit participation or similar rights granted by the Seller.

5.5 Governmental Approvals. No Consent of or with any Governmental Authority on the part of the Seller is required to be obtained or made in connection with the execution, delivery or performance by the Seller of this Agreement or any Ancillary Documents or the consummation by the Seller of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws or (c) such Consents the failure to obtain or make would not individually or in the aggregate reasonably be expected to be material to the Seller or the ability of the Seller to perform its obligations under this Agreement or the Ancillary Documents to which it is or is required to be a party or otherwise bound.

5.6 Non-Contravention. The execution and delivery by the Seller of this Agreement and each Ancillary Document to which it is a party or otherwise bound and the consummation by the Seller of the transactions contemplated hereby and thereby, and compliance by the Seller with any of the provisions hereof and thereof, will not, (a) conflict with or violate any provision of the Seller’s Organizational Documents, (b) conflict with or violate any Law, Order or Consent applicable to the Seller or any of its properties or assets or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Seller under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Seller under, (viii) give rise to any obligation to obtain any third party consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which the Seller is a party or the Seller or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (a), (b) or (c) that has not had and would not reasonably be expected to have a Material Adverse Effect on the Seller.

5.7 No Litigation. There is no Action pending or, to the Knowledge of the Seller, threatened, nor any Order is outstanding, against or involving the Seller, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of the Seller to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which the Seller is or is required to be a party.

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5.8 Investment Representations. The Seller: (a) is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; (b) is acquiring the Seller Consideration Units and the Purchaser Series V Common Stock for itself for investment purposes only, and not with a view towards any resale or distribution of the Seller Consideration Units (or the Purchaser Class A Common Stock into which they are exchangeable in accordance with the Exchange Agreement (the “Exchange Shares”)) or the Purchaser Series V Common Stock (other than the distribution to the members (direct or indirect) of Seller upon the registration thereof after the Closing); (c) has been advised and understands that the Seller Consideration Units (and upon their issuance the Exchange Shares) and the Purchaser Series V Common Stock (i) are being issued in reliance upon one or more exemptions from the registration requirements of the Securities Act and any applicable state securities Laws, (ii) have not been and, subject to the Registration Rights Agreements after the Closing, shall not be registered under the Securities Act or any applicable state securities Laws and, therefore, must be held indefinitely and cannot be resold unless such securities are registered under the Securities Act and all applicable state securities Laws, unless exemptions from registration are available and (iii) are subject to additional restrictions on transfer pursuant to the Lock-Up Agreement; (d) is aware that an investment in the Purchaser and Holdings is a speculative investment and is subject to the risk of complete loss; and (e) acknowledges that Holdings is not, and except as set forth in the Registration Rights Agreement, the Purchaser is not under any obligation hereunder to register the Seller Consideration Units, the Exchange Shares or the Purchaser Series V Common Stock under the Securities Act. The Seller does not have any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third Person, with respect to the Seller Consideration Units, the Exchange Shares or the Purchaser Series V Common Stock. The Seller is capable of evaluating the risks and merits of an investment in the Purchaser and Holdings and of protecting its interests in connection with its investment in the Purchaser and Holdings. The Seller’s Representatives have carefully read and understand all materials provided by or on behalf of the Purchaser or Holdings or their respective Representatives to the Seller or its Representatives and has consulted, as the Seller has deemed advisable, with its own attorneys, accountants or investment advisors with respect to the investment in the Purchaser and Holdings and its suitability for the Seller. The Seller acknowledges that the Seller Consideration Units, Exchange Shares and or the Purchaser Series V Common Stock are subject to dilution for events not under the control of the Seller. The Seller has completed its independent inquiry and has relied fully upon the advice of its own legal counsel, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for the Seller and its particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by the Purchaser, Holdings or their respective Representatives. The Seller acknowledges and agrees that, except as set forth in Article III (including the related portions of the Purchaser Disclosure Schedules) no representations or warranties have been made by the Purchaser, Holdings or any of their respective Representatives, and that the Seller has not been guaranteed or represented to by any Person, (i) any specific amount or the event of the distribution of any cash, property or other interest in the Purchaser or Holdings or (ii) the profitability or value of the Seller Consideration Units, the Exchange Shares or the Purchaser Series V Common Stock in any manner whatsoever. The Seller: (A) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (B) has had the full right and opportunity to consult with the Seller’s attorneys and other advisors and has availed itself of this right and opportunity; (C) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to by such counsel; (D) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (E) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

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5.9 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Purchaser, Holdings, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Seller.

5.10 Information Supplied. None of the information supplied or to be supplied by the Seller expressly for inclusion or incorporation by reference: (a) in any Current Report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) or stock exchange (including Nasdaq) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Seller expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Seller does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser, Holdings or their respective Affiliates.

5.11 Independent Investigation. The Seller has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Purchaser and Holdings and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Purchaser and Holdings for such purpose. The Seller acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Purchaser set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Seller pursuant hereto; and (b) none of the Purchaser or Holdings, nor any of their respective Representatives have made any representation or warranty as to the Purchaser, Holdings or this Agreement or the transactions contemplated hereby, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to the Seller pursuant hereto.

Article VI
COVENANTS

6.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing (the “Interim Period”), subject to Section 6.15, each of the Company and the Seller shall give, and shall cause its Representatives to give, the Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all senior employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, as the Purchaser or its Representatives may reasonably request regarding the Target Companies and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Seller’s and the Company’s Representatives to reasonably cooperate with the Purchaser and its Representatives in their investigation; provided, however, that the Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies.

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(b) During the Interim Period, subject to Section 6.15, the Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all senior employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Purchaser or its Subsidiaries, as the Company or its Representatives may reasonably request regarding the Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Purchaser or any of its Subsidiaries.

6.2 Conduct of Business of the Company.

(a) Unless the Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents, or as set forth on Schedule 6.2, the Company shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business (except for any actions reasonably taken in good faith by the Target Companies to the extent reasonably necessary to address any Excluded Events described in clauses (iii), (iv) or (v) of the definition thereof), (ii) comply in all material respects with all Laws applicable to the Target Companies and their respective businesses, assets and employees, and (iii) take commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations.

(b) Without limiting the generality of Section 6.2(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents (including the Reorganization), or as set forth on Schedule 6.2, during the Interim Period, without the prior written consent of the Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

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(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities, except in compliance with any Contract (including any warrant, option, or profits interest award) outstanding as of the date hereof which has been disclosed in writing to the Purchaser;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) excluding the Bridge Notes, allow the aggregate Indebtedness of the Target Companies to exceed an amount equal to the sum of $1,000,000 plus the aggregate amount of Indebtedness of the Target Companies as of December 31, 2020, less the amount of the proceeds of any Sales-Leasebacks that are used to pay-off and reduce the outstanding Indebtedness for borrowed money owed by the Target Companies in accordance with Section 6.21;

(v) increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company Licensed IP or other Company IP (excluding non-exclusive licenses of Company IP to Target Company customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii) terminate or assign any Company Material Contract or enter into any Contract (other than a purchase order in the ordinary course of business) that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

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(xi) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, a Target Company or its Affiliates) not in excess of $500,000 (individually or in the aggregate);

(xiii) close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xiv) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice, except pursuant to any Contract in existence as of the date hereof which has been disclosed in writing to the Purchaser;

(xv) make capital expenditures in excess of $500,000 (individually for any project (or set of related projects) or $1,000,000 in the aggregate);

(xvi) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring or other reorganization;

(xvii) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $1,000,000 in the aggregate other than pursuant to the terms of a Company Material Contract or Company Benefit Plan, in any case, outside of the ordinary course of business, taking into account the anticipated growth in the Target Companies’ businesses;

(xviii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xix) enter into any written agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(xx) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxi) materially alter any, or adopt any new, policy or procedure concerning the acceleration of trade receivables or delay of payment of trade payables or other liabilities outside the ordinary course;

(xxii) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

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(xxiii) authorize or agree to do any of the foregoing actions.

(c) Without limiting Sections 6.2(a) and 6.2(b), during the Interim Period, without the prior written consent of the Purchaser (not to be unreasonably withheld, conditioned or delayed), (i) the Company shall not issue any equity securities (including any Company Convertible Securities), and (ii) the Seller shall not sell, transfer or dispose of any equity securities of the Company owned by the Seller

6.3 Conduct of Business of the Purchaser.

(a) Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or the Ancillary Documents or as set forth on Schedule 6.3, the Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business (except for any actions reasonably taken in good faith by the Purchaser or its Subsidiary to the extent reasonably necessary to address any Excluded Events described in clauses (iii), (iv) or (v) of the definition thereof), (ii) comply in all material respects with all Laws applicable to the Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (iii) take commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations. Notwithstanding anything to the contrary in this Section 6.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending, in accordance with Purchaser’s Organizational Documents and the IPO Prospectus, the deadline by which it must complete its Business Combination (an “Extension”), and no consent of any other Party shall be required in connection therewith.

(b) Without limiting the generality of Section 6.3(a) and except as contemplated by the terms of this Agreement or the Ancillary Documents (including the Conversion or as contemplated by any PIPE Investment) or as set forth on Schedule 6.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), the Purchaser shall not, and shall cause its Subsidiaries to not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $200,000 individually or $500,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 6.3(b)(iv) shall not prevent the Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Contribution and the other transactions contemplated by this Agreement (including any PIPE Investment and the costs and expenses necessary for an Extension (such expenses, “Extension Expenses”), up to aggregate additional Indebtedness during the Interim Period of $1,000,000);

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(v) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to the Purchaser;

(vii) terminate, waive or assign any material right under any Purchaser Material Contract;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage substantially similar to that which is currently in effect;

(xi) revalue any of its material assets or make any material change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting the Purchaser’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Purchaser or its Subsidiary) not in excess of $200,000 (individually or in the aggregate);

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make capital expenditures in excess of $200,000 individually for any project (or set of related projects) or $500,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Contribution);

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(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $1,000,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 6.3 during the Interim Period;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of Purchaser Securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx) authorize or agree to do any of the foregoing actions.

6.4 Annual and Interim Financial Statements.

(a) During the Interim Period, within thirty (30) calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year, the Company shall deliver to the Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for the period from December 31, 2020 through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the consolidated financial position and results of operations of the Target Companies as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to the Purchaser copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.

(b) The Company will provide to the Purchaser the Audited Company Financials as promptly as practicable after the date of this Agreement.

6.5 Purchaser Public Filings. During the Interim Period, the Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Closing to maintain the listing of the Purchaser Public Units, the Purchaser Ordinary Shares and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Purchaser Class A Common Stock and the Purchaser Public Warrants.

6.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Target Companies (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Target Companies, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination involving Purchaser or any of its Affiliates.

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(b) During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c) Each Party shall notify the others as promptly as practicable (and in any event within 48 hours) in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates in connection with any Acquisition Proposal, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each Party shall keep the others promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

6.7 No Trading. The Company acknowledges and agrees that it is aware, and that the Company’s Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of the Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company hereby agrees that, while it is in possession of such material nonpublic information, it shall not purchase or sell any securities of the Purchaser (other than to engage in the Contribution in accordance with Article I), communicate such information to any third party, take any other action with respect to the Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

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6.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates: (a) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such Party or its Affiliates; (b) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; or (c) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

6.9 Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b) In furtherance and not in limitation of Section 6.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense (except that any fees or other amounts charged by any Governmental Authorities relating to such filings or applications will be split equally between the Purchaser, on the one hand, and Seller and the Target Companies, on the other hand), with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use reasonable best efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

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(c) As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use their reasonable best efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their reasonable best efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

(d) Prior to the Closing, each Party shall use its reasonable best efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

6.10 Minimum Cash. In the event that after the deadline for Public Shareholders to submit their election for the Redemption, the Purchaser reasonably believes in good faith that it will not be able to satisfy the condition to the Closing set forth in Section 7.2(d), the Purchaser will, subject to the prior written consent of the Company (not to be unreasonably withheld, delayed or conditioned), use its reasonable efforts to satisfy such condition by (i) paying its vendors and other creditors with shares in lieu of cash, (ii) convincing Public Shareholders (including any investors willing to purchase Purchaser Ordinary Shares from Public Shareholders that have submitted a Redemption election) to reverse their Redemption elections and (iii) finding additional equity financing.

6.11 Tax Treatment. The Parties hereby agree and acknowledge that, for U.S. federal income Tax purposes, the Contribution is intended to qualify for the Intended Tax Treatment. The Parties hereby agree to file all Tax and other informational returns on a basis consistent with such characterization unless otherwise required pursuant to a determination within the meaning of Section 1313(a) of the Code. Each of the Parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and Tax advice with respect to the transactions contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Contribution does not qualify under the Intended Tax Treatment.

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6.12 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

6.13 The Registration Statement.

(a) As promptly as reasonably practicable after the date hereof, the Purchaser shall file with the SEC a registration statement (prepared with the reasonable assistance of the Company and the Seller) on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the replacement Purchaser Securities to be issued to the holders thereof in the Conversion, which Registration Statement will also contain a proxy statement (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser shareholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Public Shareholders an opportunity in accordance with the Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Ordinary Shares (and upon the Conversion, the Purchaser Class A Common Stock) redeemed (the “Redemption”) in conjunction with the shareholder vote on the Purchaser Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser shareholders to vote, at an extraordinary general meeting of Purchaser shareholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, including the Contribution and the Conversion (and, to the extent required, the issuance of any shares in connection with any PIPE Investment), by the holders of Purchaser Ordinary Shares in accordance with the Purchaser’s Organizational Documents, the Cayman Companies Law, the DCGL and the rules and regulations of the SEC and Nasdaq, (ii) the effecting of the Conversion, (iii) the change of name of the Purchaser and the adoption and approval of the Conversion Organizational Documents, (iv) adoption and approval of a new equity incentive plan in form and substance reasonably acceptable to the Purchaser and the Seller (the “Incentive Plan”), and which will provide for awards for a number of shares of Purchaser Class A Common Stock equal to twelve and one-half percent (12.5%) of the aggregate number of shares of Purchaser Class A Common Stock issued and outstanding immediately after the Closing (giving effect to the Redemption), (v) the appointment of the members of the Post-Closing Purchaser Board in accordance with Section 6.17 hereof, (vi) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Contribution and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (vi), collectively, the “Purchaser Shareholder Approval Matters”), and (vii) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Shareholder Approval, whether or not a quorum is present, Purchaser shall make at least one postponement or adjournment of the Purchaser Special Meeting, and may make one or more additional successive postponements or adjournments of the Purchaser Special Meeting. In connection with the Registration Statement, Purchaser will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in the Purchaser’s Organizational Documents, the Cayman Companies Law, the DGCL and the rules and regulations of the SEC and Nasdaq. Purchaser shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company and the Seller shall provide Purchaser with such information concerning the Seller, the Target Companies and their stockholders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

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(b) Purchaser shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Special Meeting and the Redemption. Each of the Purchaser, the Seller and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, the Seller, the Purchaser and, after the Closing, the Purchaser Representative, and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. The Purchaser shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the Purchaser’s Organizational Documents.

(c) The Purchaser, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser or its Representatives receive from the SEC or its staff with respect to the Registration Statement, the Purchaser Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, the Purchaser shall distribute the Registration Statement to Purchaser’s shareholders, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the Cayman Companies Law for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(e) Purchaser shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption.

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6.14 Public Announcements.

(a) The Parties agree that during the Interim Period no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent of the Purchaser and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) The Parties shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within four (4) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, the Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Purchaser delivering a draft of such Signing Filing to the Company no later than the second (2nd) Business Day, and with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day, after the execution of this Agreement). The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, the Purchaser shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Purchaser Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

6.15 Confidential Information.

(a) The Company and the Seller hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company, the Seller or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser to the extent legally permitted with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 6.15(a), and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 6.15(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company and the Seller shall, and shall cause their respective Representatives to, promptly deliver to the Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Company and the Seller and their respective Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Purchaser Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement.

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(b) The Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that the Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 6.15(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 6.15(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information; provided, that with respect to Company Confidential Information constituting trade secrets under applicable Law and has been identified as such to the Purchaser in writing prior to or promptly after its disclosure to the Purchaser or its Representatives, such covenants shall apply for as long as such Company Confidential Information constitutes a trade secret under applicable Law and continues to constitute Company Confidential Information under this Agreement. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at the Purchaser’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon; provided, however, that the Purchaser and its Representatives shall be entitled to keep any records required by applicable Law or bona fide record retention policies; and provided, further, that any Company Confidential Information that is not returned or destroyed shall remain subject to the confidentiality obligations set forth in this Agreement. Notwithstanding the foregoing, the Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

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6.16 Documents and Information. After the Closing Date, the Purchaser and the Company shall, and shall cause their respective Subsidiaries to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Target Companies in existence on the Closing Date and make the same available for inspection and copying by the Purchaser Representative during normal business hours of the Company and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by the Purchaser or its Subsidiaries (including any Target Company) without first advising the Purchaser Representative in writing and giving the Purchaser Representative a reasonable opportunity to obtain possession thereof.

6.17 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Purchaser to resign, so that effective as of the Closing, the Purchaser’s board of directors (the “Post-Closing Purchaser Board”) will consist of seven (7) individuals, a majority of which will be independent in accordance with Nasdaq rules. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Purchaser Board (i) the two (2) persons that are designated by the Purchaser prior to the Closing (the “Purchaser Directors”), both of whom shall qualify as an independent director under Nasdaq rules, and (ii) the five (5) persons that are designated by the Company prior to the Closing (the “Company Directors”), at least two (2) of whom shall be required to qualify as an independent director under Nasdaq rules. Pursuant to the Conversion Organizational Documents as in effect as of the Closing, the Post-Closing Purchaser Board will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors (constituting the two (2) Company Directors who qualify as independent), initially serving a one (1) year term, such initial term effective from the Closing until the first annual meeting of the Purchaser shareholders after the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors (constituting the Purchaser Directors), initially serving a two (2) year term, such initial term effective from the Closing until the second annual meeting of the Purchaser shareholders after the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third a class of directors, the Class III Directors (constituting the remaining Company Directors) serving a three (3) year term. In accordance with the Conversion Organizational Documents, no director on the Post-Closing Purchaser Board may be removed without cause. At or prior to the Closing, the Purchaser will provide each initial director with a customary director indemnification agreement, in form and substance reasonably acceptable to such director.

(b) The Parties shall take all action necessary, including causing the executive officers of Purchaser to resign, so that the individuals serving as the chief executive officer, chief financial officer and other executive officers of the Purchaser immediately after the Closing will be the individuals identified on Schedule 6.17 (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

6.18 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of the Purchaser or Holdings and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the Purchaser or Holdings (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser or Holdings, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Closing, the Purchaser shall cause the Organizational Documents of the Purchaser and Holdings to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser and Holdings to the extent permitted by applicable Law. The provisions of this Section 6.18 shall survive the consummation of the Contribution and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

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(b) For the benefit of the Purchaser’s and Holdings’ directors and officers, the Purchaser shall be permitted prior to the Closing to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Closing for events occurring prior to the Closing (the “Purchaser D&O Tail Insurance”) that is not less favorable in the aggregate than the policy that the Purchaser purchased in connection with its IPO or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, the Purchaser shall maintain the Purchaser D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and the Purchaser shall timely pay or caused to be paid all premiums with respect to the Purchaser D&O Tail Insurance. For the benefit of Seller’s and the Company’s managers and officers, the Company shall be permitted prior to the Closing to obtain a reasonable and customary “tail” insurance policy that provides coverage for up to a six-year period from and after the Closing for events occurring prior to the Closing (the “Company D&O Tail Insurance”), at the Company’s expense.

6.19 Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by Purchaser from any PIPE Investment shall first be used to pay (i) the Purchaser’s accrued Expenses, (ii) the Purchaser’s deferred Expenses (including cash amounts payable to the IPO underwriter and any legal fees) of the IPO, (iii) any loans owed by the Purchaser to the Insiders for any Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of the Purchaser or Extension Expenses, (iv) any obligations owed by or on behalf of the Company under any Bridge Note that is not offset at the Closing for Bridge PIPE Shares, and (v) any other Liabilities of the Purchaser as of the Closing. Such Expenses, as well as any Expenses that are required to be paid by delivery of the Purchaser’s securities, will be paid at the Closing. Any remaining cash will be used for the Purchaser Contribution and with Holdings and its Subsidiaries using such cash for working capital and general corporate purposes.

6.20 PIPE Investment. The Purchaser and the Company shall use their reasonable best efforts to satisfy the conditions of the PIPE Investors’ closing obligations contained in the subscription agreements and the Bridge Notes for the PIPE Investment, and consummate the transactions contemplated thereby.

6.21 Company Debt Refinancing. During the Interim Period, the Company and the Seller will use their commercially reasonable efforts to cause the Target Companies to enter into one or more sales-leaseback arrangements (each, a “Sales-Leaseback”) with respect to the Target Companies’ material properties, which Sales-Leaseback shall be on terms not less favorable to the Target Companies than those set forth on Schedule 6.21 (provided, that such Sales-Leaseback may be on any other terms with the prior written consent of the Purchaser, not to be unreasonably withheld, conditioned, or delayed). The Target Companies shall use the net cash proceeds of any such Sales-Leaseback to pay-off and reduce the outstanding Indebtedness for borrowed money owed by the Target Companies to third parties (other than members of the Seller after the Reorganization).

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6.22 New Employment Agreements. As promptly as practicable after the date hereof, and in any event prior to the effectiveness of the Registration Statement, the Company shall enter into new employment agreements with the senior executives of the Company identified on Schedule 6.22 in form and substance reasonably acceptable to Purchaser (the “Employment Agreements”), each of which will become effective not later than the Closing.

6.23 Reorganization. The Company and the Seller shall consummate the Reorganization as promptly as practicable after the date hereof, and in any event on or prior to February 5, 2021. Notwithstanding anything to the contrary contained in this Agreement, (i) the representations and warranties of the Company in Section 4.3 and the representations and warranties of the Seller in Sections 5.3 and 5.4 will deemed to be made upon the consummation of the Reorganization, and any references in this Agreement to representations or warranties made as of the date of this Agreement, with respect to such Sections, will instead mean as of the date of the consummation of the Reorganization, and (ii) any representations and warranties of the Company made with respect to its Subsidiaries (or the Target Companies) prior to the Reorganization will exclude the Seller.

Article VII
CLOSING CONDITIONS

7.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Contribution and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and the Purchaser of the following conditions:

(a) Required Purchaser Shareholder Approval. The Purchaser Shareholder Approval Matters that are submitted to the vote of the shareholders of the Purchaser at the Purchaser Special Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of the Purchaser at the Purchaser Special Meeting in accordance with the Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Purchaser Shareholder Approval”).

(b) Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(c) Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 7.1(c) shall have been obtained or made.

(d) Requisite Consents. The Consents required to be obtained from or made with any third Person (other than a Governmental Authority) in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 7.1(d) shall have each been obtained or made.

(e) No Adverse Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(f) Net Tangible Assets Test. Upon the Closing, after giving effect to the Redemption and any PIPE Investment, the Purchaser shall have net tangible assets of at least $5,000,001.

(g) Appointment to the Board. The members of the Post-Closing Purchaser Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 6.17.

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(h) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

7.2 Conditions to Obligations of the Company and the Seller. In addition to the conditions specified in Section 7.1, the obligations of the Company and the Seller to consummate the Contribution and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of the Purchaser pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Purchaser.

(b) Agreements and Covenants. The Purchaser and Holdings shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) No Purchaser Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Purchaser since the date of this Agreement which is continuing and uncured.

(d) Minimum Cash Condition. Upon the Closing, the Purchaser shall have cash and cash equivalents, including funds remaining in the Trust Account (after giving effect to the completion and payment of the Redemption) and the proceeds of any PIPE Investment, after giving effect to the payment of the Purchaser’s unpaid Expenses and Liabilities (but prior to giving effect to the Purchaser Contribution), of an amount equal to at least (i) Nineteen Million U.S. Dollars ($19,000,000), less (ii) the gross proceeds received by the Company from the Bridge Notes (including as a result of the satisfaction or offset of obligations owed by the Company under Pre-Bridge Notes that were exchanged for Bridge Notes).

(e) Purchaser Conversion. The Conversion shall have been consummated in accordance with Section 1.1.

(f) Registration Rights Agreement. The Registration Rights Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(g) Insider Forfeiture Agreements. The Insider Forfeiture Agreements shall be in full force and effect in accordance with the terms thereof as of the Closing, and the Insiders shall have made the transfers or forfeitures of their Purchaser Securities required thereunder effective as of the Closing.

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(h) Closing Deliveries.

(i) Officer Certificate. The Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of the Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c).

(ii) Secretary Certificate. The Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of the Purchaser’s Organizational Documents as in effect as of the Closing Date (after giving effect to the Conversion), (B) the resolutions of the Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Shareholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Purchaser is or is required to be a party or otherwise bound. The Purchaser shall have delivered to the Company a certificate from Holdings’ secretary or other executive officer certifying as to, and attaching, (A) copies of Holding’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of Holding’s managing member authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, and (C) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which the Purchaser is or is required to be a party or otherwise bound.

(iii) Good Standing. The Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for the Purchaser certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Purchaser’s jurisdiction of organization and from each other jurisdiction in which the Purchaser is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Amended Holdings Operating Agreement. The Purchaser shall have delivered to the Company a copy of an Amended and Restated Operating Agreement of Holdings in form and substance reasonably acceptable to the Purchaser and the Seller, which will provide for the rights and obligations of the Holdings Units as described herein, make the Purchaser the managing member of Holdings, and prohibit the transfer of any Holdings Class B Unit (x) during the lock-up period set forth in the Lock-Up Agreement applicable to such security except in accordance with the terms of the Lock-Up Agreement or (y) at any time without a simultaneous transfer of one share of Purchaser Class V Common Stock, and which otherwise will be on customary terms and conditions (the “Amended Holdings Operating Agreement”), duly executed by Holdings and the Purchaser.

(v) Exchange Agreement. The Purchaser shall have delivered to the Company a copy of an Exchange Agreement by and between the Purchaser and Holdings in form and substance reasonably acceptable to the Purchaser and the Seller, which will permit holders of Holdings Class B Units and Purchaser Class V Common Stock to exchange a set of one Holdings Class B Unit and one share of Purchaser Class V Common Stock for one share of Purchaser Class A Common Stock after the expiration of the lock-up period set forth in the Lock-Up Agreement applicable to such securities, and which will otherwise permit the Purchaser to maintain an ownership percentage in Holdings consistent with the issued and outstanding Purchaser Class V Common Stock as compared to the Purchaser Class A Common Stock and other outstanding equity securities of the Purchaser, and which otherwise will be on customary terms and conditions (the “Exchange Agreement”), duly executed by the Purchaser and Holdings.

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(vi) Tax Receivables Agreement. The Purchaser shall have delivered to the Seller a copy of a Tax Receivables Agreement by and between the Purchaser and Seller in form and substance reasonably acceptable to the Purchaser and the Seller, which will provide that the Purchaser will pay to the Seller eighty-five percent (85%) of the amount of the Tax benefit that the Purchaser realizes as a result of the increases in Tax basis related to any exchanges of Holdings Class B Units and Purchaser Class V Common Stock for Purchaser Class A Common Stock, and which otherwise will be on customary terms and conditions (the “Tax Receivables Agreement”), duly executed by the Purchaser.

(vii) Amendment to Insider Registration Rights Agreement. The Purchaser shall have delivered to the Seller a copy of an amendment to the Insider Registration Rights Agreement in form and substance reasonably acceptable to Seller, to amend the terms of the Insider Registration Rights Agreement to make it consistent with the provisions of the Registration Rights Agreement, including the addition of provisions substantially identical to those set forth in Section 3.1 of the Registration Rights Agreement, duly executed by the Purchaser and Insiders holding at least 66-2/3% of the outstanding “Registrable Securities” thereunder.

7.3 Conditions to Obligations of the Purchaser and Holdings. In addition to the conditions specified in Section 7.1, the obligations of the Purchaser and Holdings to consummate the Contribution and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Purchaser) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company or the Seller set forth in this Agreement and in any certificate delivered by or on behalf of the Company or the Seller pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Target Companies, taken as a whole, or the Seller.

(b) Agreements and Covenants. The Company and the Seller shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Target Companies, taken as a whole, or the Seller since the date of this Agreement which is continuing and uncured.

(d) Certain Ancillary Documents. The Lock-Up Agreement, the Non-Competition Agreement, the Registration Rights Agreement shall be in full force and effect in accordance with the terms thereof as of the Closing.

(e) Closing Deliveries.

(i) Officer Certificate. The Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c)

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(ii) Secretary Certificate. The Company shall have delivered to the Purchaser a certificate executed by the Company’s secretary certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Closing), (B) the requisite resolutions of the Company’s board of managers authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is or is required to be a party or bound, and the consummation of the Contribution and the other transactions contemplated hereby and thereby, and (C) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

(iii) Good Standing. The Company shall have delivered to the Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Employment Agreement. The Company shall have delivered the Employment Agreements, duly executed by the Company and each of the employees thereto, which Employment Agreements shall be in full force and effect as of the Closing.

(v) Amended Holdings Operating Agreement. The Company shall have delivered to the Purchaser a copy of the Amended Holdings Operating Agreement, duly executed by the Seller.

(vi) Tax Receivables Agreement. The Company shall have delivered to the Purchaser a copy of the Tax Receivables Agreement, duly executed by the Seller.

(vii) Reorganization Legal Opinion. Purchaser shall have received a duly executed opinion from the Company’s counsel or counsels with respect to the Reorganization’s compliance with the TBOC, subject to customary qualifications, assumptions and exclusions, in form and substance reasonably satisfactory to the Purchaser, addressed to the Purchaser and dated as of or prior to the Closing Date.

(viii) Termination of Certain Contracts. The Purchaser shall have received evidence reasonably acceptable to the Purchaser that the Contracts involving the Target Companies and/or the Seller or the Seller’s equity holders or other Related Persons set forth on Schedule 7.3(e)(viii) shall have been terminated with no further obligation or Liability of the Target Companies thereunder.

7.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

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Article VIII
TERMINATION AND EXPENSES

8.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of the Purchaser and the Company;

(b) by written notice by the Purchaser or the Company if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by July 31, 2021 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either the Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d) by written notice by the Company to Purchaser, if (i) there has been a breach by the Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Purchaser or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d) if at such time the Company is in material uncured breach of this Agreement;

(e) by written notice by the Purchaser to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company or (B) the Outside Date; provided, that the Purchaser shall not have the right to terminate this Agreement pursuant to this Section 8.1(e) if at such time the Purchaser is in material uncured breach of this Agreement;

(f) by written notice by the Purchaser to the Company, if there shall have been a Material Adverse Effect on the Target Companies taken as a whole or the Seller following the date of this Agreement which is continuing and either is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such Material Adverse Effect is provided to the Company or (B) the Outside Date;

(g) by written notice by the Company to the Purchaser, if there shall have been a Material Adverse Effect on the Purchaser following the date of this Agreement which is continuing and either is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such Material Adverse Effect is provided to the Purchaser or (B) the Outside Date;

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(h) by written notice by either the Purchaser or the Company to the other, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the Purchaser’s shareholders have duly voted, and the Required Purchaser Shareholder Approval was not obtained; or

(i) by written notice by the Purchaser to the Company, if the Company and the Seller shall not have consummated the Reorganization on or prior to February 5, 2021; provided, that upon the consummation (effective as of filing) of the Reorganization, the Purchaser shall no longer be entitled to terminate this Agreement pursuant to this Section 8.1(i).

8.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 6.14, 6.15, 8.3, 9.1, Article X and this Section 8.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 9.1). Without limiting the foregoing, and except as provided in Sections 8.3 and this Section 8.2 (but subject to Section 9.1) and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 10.7, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1.

8.3 Fees and Expenses. Subject to Sections 1.5, 9.1 and 10.14, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to the Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination and any Extension Expenses.

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Article IX

WAIVERS AND RELEASES

9.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company and the Seller each hereby represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment securities acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public shareholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Shareholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their Purchaser Ordinary Shares in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an amendment to Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Shareholders if the Purchaser fails to consummate a Business Combination within eighteen (18) months after the closing of the IPO, which has since been extended, upon the execution and delivery of this Agreement, to July 31, 2021, and subject to further extension by amendment to Purchaser’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in working capital obligations, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company and the Seller hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company or the Seller nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and the Company, the Seller or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company and the Seller on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company and the Seller each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company and the Seller further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent that the Company or the Seller or any of their respective Affiliates commences any Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, each of the Company and the Seller hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company or the Seller or any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company, the Seller and their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event Purchaser or its Representatives, as applicable, prevails in such Action. This Section 9.1 shall survive termination of this Agreement for any reason and continue indefinitely.

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9.2 Release and Covenant Not to Sue. Effective as of the Closing, to the fullest extent permitted by applicable Law, the Seller, on behalf of itself and its Affiliates that owns any share or other equity interest in or of the Seller (the “Releasing Persons”), hereby releases and discharges the Target Companies from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Target Companies arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from a Target Company, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Closing Date. From and after the Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Target Companies or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document or any of the other matters set forth on Schedule 9.2.

Article X
MISCELLANEOUS

10.1 No Survival. The representations and warranties of the Parties contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Parties pursuant to this Agreement shall not survive the Closing, and from and after the Closing, the Parties and their respective Representatives shall not have any further obligations, nor shall any claim be asserted or action be brought against the Parties or their respective Representatives with respect thereto. The covenants and agreements made by the Parties in this Agreement or in any certificate or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such covenants or agreements, shall not survive the Closing, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Closing (which such covenants shall survive the Closing and continue until fully performed in accordance with their terms).

10.2 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Purchaser or Holdings at or prior to the Closing, to:

Andina Acquisition Corp. III
250 West 57th Street, Suite 415
New York, NY 10107
Attn: B. Luke Weil
Telephone No.: (917)-270-2106
Email: luke@andacq.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:     Matthew A. Gray, Esq.
              Tamar Donikyan, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:    mgray@egsllp.com
               tdonikyan@egsllp.com

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If to the Purchaser Representative, to: B. Luke Weil 250 West 57th Street, Suite 415 New York, NY 10107 Telephone No.: (917)-270-2106 Email: luke@andacq.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:     Matthew A. Gray, Esq.
              Tamar Donikyan, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email: mgray@egsllp.com
              tdonikyan@egsllp.com

If to the Company, to: Stryve Foods, LLC 5801 Tennyson Parkway, Suite 275 Plano, TX 75024 Attn: Mr. Joe Oblas Telephone No.: (972) 987-5130 Email: joe@stryve.com with a copy (which will not constitute notice) to:

Foley & Lardner LLP
2021 McKinney Ave, Suite 1600
Dallas, TX 75201
Attn:     Chris Converse, Esq.
              Christopher J. Babcock
Telephone No.: (214) 999-4903
(214) 999-4370
Email:    cconverse@foley.com
              cbabcock@foley.com

If to the Seller to: Stryve Foods Holdings, LLC 5801 Tennyson Parkway, Suite 275 Plano, TX 75024 Attn: Mr. Joe Oblas Telephone No.: (972) 987-5130 Email: joe@stryve.com and the Seller Representative with a copy (which will not constitute notice) to:

Foley & Lardner LLP
2021 McKinney Ave, Suite 1600
Dallas, TX 75201
Attn:     Chris Converse, Esq.
              Christopher J. Babcock
Telephone No.: (214) 999-4903
(214) 999-4370
Email:    cconverse@foley.com
              cbabcock@foley.com

If to the Seller Representative, to: R. Alex Hawkins c/o Stryve Foods, LLC 5801 Tennyson Parkway, Suite 275 Plano, TX 75024 Telephone No.: (972) 528-0296 Email: alex@stryve.com with a copy (which will not constitute notice) to:

Foley & Lardner LLP
2021 McKinney Ave, Suite 1600
Dallas, TX 75201
Attn:      Chris Converse, Esq.
              Christopher J. Babcock
Telephone No.: (214) 999-4903
(214) 999-4370
Email:    cconverse@foley.com
              cbabcock@foley.com

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If to the Purchaser after the Closing, to:

Stryve Foods, Inc.
5801 Tennyson Parkway, Suite 275
Plano, TX 75024
Attn: Mr. Joe Oblas
Telephone No.: (972) 987-5130
Email: joe@stryve.com

and

the Purchaser Representative

with a copy (which will not constitute notice) to:

Foley & Lardner LLP
2021 McKinney Ave, Suite 1600
Dallas, TX 75201
Attn:     Chris Converse, Esq.
              Christopher J. Babcock
Telephone No.: (214) 999-4903
(214) 999-4370
Email:    cconverse@foley.com
              cbabcock@foley.com

and

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:     Matthew A. Gray, Esq.
              Tamar Donikyan, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:    mgray@egsllp.com
              tdonikyan@egsllp.com

10.3 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the Purchaser and the Company (and after the Closing, the Purchaser Representative and the Seller), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

10.4 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 6.18, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.5 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. Subject to Section 1.5, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 1.5, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.1. Nothing in this Section 10.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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10.6 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

10.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond in excess of $500 or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

10.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.9 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser, the Company, the Purchaser Representative and the Seller.

10.10 Waiver. The Purchaser on behalf of itself and its Affiliates, the Company on behalf of itself and its Affiliates, and the Seller on behalf of itself, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the Purchaser Representative in lieu of such Party to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the Purchaser Representative.

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10.11 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

10.12 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form, including with respect to the Purchaser its shareholders under the Cayman Companies Law or DGCL, as then applicable, or its Organizational Documents. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to the Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of the Purchaser and its Representatives and the Purchaser and its Representatives have been given access to the electronic folders containing such information.

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10.13 Counterparts. This Agreement and each Ancillary Document may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.14 Purchaser Representative.

(a) The Purchaser, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints B. Luke Weil, in the capacity as the Purchaser Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) controlling and making any determinations with respect to the post-Closing Seller Consideration adjustments under Section 1.5; (ii) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Purchaser Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Purchaser Representative Documents”); (iii) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under any Purchaser Representative Documents; (iv) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (v) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (vi) otherwise enforcing the rights and obligations of any such Persons under any Purchaser Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Purchaser Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Purchaser Securities (other than the Seller and its successors and assigns). All decisions and actions by the Purchaser Representative, including any agreement between the Purchaser Representative and the Seller Representative relating to any disputes under Section 1.5, shall be binding upon the Purchaser and its Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.14 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

(b) Any other Person, including the Seller Representative, the Seller and the Company may conclusively and absolutely rely, without inquiry, upon any actions of the Purchaser Representative as the acts of the Purchaser under any Purchaser Representative Documents. The Seller Representative, the Seller and the Company shall be entitled to rely conclusively on the instructions and decisions of the Purchaser Representative as to (i) any payment instructions provided by the Purchaser Representative or (ii) any other actions required or permitted to be taken by the Purchaser Representative under any Purchaser Representative Document, and the Purchaser shall not have any cause of action against the Seller Representative, the Seller or the Company for any action taken by any of them in reliance upon the instructions or decisions of the Purchaser Representative.

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(c) The Purchaser Representative shall not be liable for any act done or omitted under any Purchaser Representative Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Purchaser shall indemnify, defend and hold harmless the Purchaser Representative from and against any and all losses, Actions, Orders, Liabilities, damages, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorney’s fees and expenses) incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under any Purchaser Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable under or in connection with any Purchaser Representative Document for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Purchaser, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Purchaser Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 10.14 shall survive the Closing and continue indefinitely.

(d) The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to the Purchaser, the Seller and the Seller Representative, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.

10.15 Seller Representative.

(a) The Seller, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints R. Alex Hawkins, in the capacity as the Seller Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) controlling and making any determinations with respect to the post-Closing Seller Consideration adjustments under Section 1.5; (ii) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising after the Closing under this Agreement or any Ancillary Documents to which the Seller Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Seller Representative Documents”); (iii) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Seller Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Seller Representative and to rely on their advice and counsel; (iv) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (v) otherwise enforcing the rights and obligations of any such Persons after the Closing under any Seller Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Seller Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the members of Seller (after giving effect to the Reorganization). All decisions and actions by the Seller Representative, including any agreement between the Seller Representative and Purchaser Representative relating to any disputes under Section 1.5, shall be binding upon the Seller and its Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.15 are irrevocable and coupled with an interest. The Seller Representative hereby accepts its appointment and authorization as the Seller Representative under this Agreement. In the event of any distribution of the Seller Consideration Units or shares of Purchaser Class V Common Stock by the Seller to its members after the Closing, the members of Seller, as a condition to receiving such distribution, shall irrevocably appoint the Seller Representative as their agent, attorney-in-fact and representative, with the indemnities, immunities, releases and powers granted by the Seller under this Section 10.15 (with the obligations of such members being pro rata among the members based on the Seller Consideration Units received).

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(b) Any other Person, including the Purchaser Representative, the Purchaser and the Company may conclusively and absolutely rely, without inquiry, upon any actions of the Seller Representative as the acts of Seller under any Seller Representative Documents. The Purchaser Representative, the Purchaser and the Company shall be entitled to rely conclusively on the instructions and decisions of the Seller Representative as to (i) any payment instructions provided by the Seller Representative or (ii) any other actions required or permitted to be taken by the Seller Representative under any Purchaser Representative Document, and the Seller shall not have any cause of action against the Purchaser Representative, the Purchaser or the Company for any action taken by any of them in reliance upon the instructions or decisions of the Seller Representative. The Purchaser Representative, the Purchaser and the Company shall not have any Liability to the Seller or its members for any allocation or distribution among the Seller’s members by the Seller Representative of payments made or securities delivered to or at the direction of the Seller Representative. All notices or other communications required to be made or delivered to a member of Seller under any Seller Representative Document shall be made to the Seller Representative for the benefit of such Seller member, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to such Seller member with respect thereto. All notices or other communications required to be made or delivered by a Seller member shall be made by the Seller Representative (except for a notice under Section 10.15(d) of the replacement of the Seller Representative).

(c) The Seller Representative shall not be liable for any act done or omitted under any Seller Representative as the Seller Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Seller shall indemnify, defend and hold harmless the Seller Representative from and against any and all losses, Actions, Orders, Liabilities, damages, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorney’s fees and expenses) incurred without gross negligence, bad faith or willful misconduct on the part of the Seller Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Seller Representative’s duties under any Seller Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative. In no event shall the Seller Representative in such capacity be liable under or in connection with any Seller Representative Document for any indirect, punitive, special or consequential damages. The Seller Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Seller Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Seller, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Seller Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Section 10.15 shall survive the Closing and continue indefinitely.

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(d) The Person serving as the Seller Representative may resign upon ten (10) days’ prior written notice to the Purchaser, the Purchaser Representative and the Seller. If the Seller Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of the Seller, then the Seller shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Seller Representative (by vote or written consent of Seller’s members holding in the aggregate a majority of the voting equity interests of Seller (or upon the liquidation of Seller, a majority of the Seller Consideration Units)), and promptly thereafter (but in any event within two (2) Business Days after such appointment) notify the Purchaser Representative and the Purchaser in writing of the identity of such successor. Each successor Seller Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Seller Representative, and the term “Seller Representative” as used herein shall be deemed to include any such successor Seller Representatives.

10.16 Legal Representation.

(a) The Parties agree that, notwithstanding the fact that EGS may have, prior to Closing, jointly represented the Purchaser, Holdings, the Purchaser Representative and/or the Insiders in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent the Insiders, the Purchaser Representative or their respective Affiliates in connection with matters in which such Persons are adverse to the Purchaser or any of its Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Seller, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of one or more of the Insiders, the Purchaser Representative or their respective Affiliates in which the interests of such Person are adverse to the interests of the Purchaser, the Company and/or the Seller or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of the Purchaser, Holdings, any Insider, the Purchaser Representative or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Insiders and the Purchaser Representative shall be deemed the clients of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Insiders and the Purchaser Representative, shall be controlled by the Insiders and the Purchaser Representative and shall not pass to or be claimed by Purchaser or Holdings; provided, further, that nothing contained herein shall be deemed to be a waiver by the Purchaser or any of its Affiliates (including, after the Closing, the Target Companies) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

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(b) The Parties agree that, notwithstanding the fact that Foley may have, prior to Closing, jointly represented the Seller, the Company, the Target Companies and/or the Seller Representative in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, and has also represented the Seller and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Foley will be permitted in the future, after Closing, to represent the Company, Purchaser and Holdings and their respective Affiliates (including with respect to any disputes arising out of, or related to, this Agreement or the Ancillary Documents, but excluding the representation of the Purchaser Representative with respect thereto). The Purchaser and Holdings, who are or have the right to be represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Foley’s future representation of one or more of the Company, Purchaser and Holdings or their respective Affiliates in which the interests of such Person are adverse to the interests of the Seller or any of its respective Affiliates (except with respect to any disputes arising out of, or related to, this Agreement or the Ancillary Documents which are controlled by the Purchaser Representative in accordance with the terms hereof or thereof), including any matters that are substantially related to this Agreement or to any prior representation by Foley of the Seller, the Company, the Seller Representative or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Seller and the Seller Representative shall be deemed the clients of Foley with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Seller and the Seller Representative, shall be controlled by the Seller Representative and shall not pass to or be claimed by the Company, Purchaser or Holdings; provided, further, that nothing contained herein shall be deemed to be a waiver by the Company or any of its Affiliates (including, after the Closing, the Target Companies) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

Article XI
DEFINITIONS

11.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Target Companies in the preparation of the latest Company Financials.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Luke B. Weil shall be deemed to be an Affiliate or the Purchaser prior to the Closing

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

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“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank sitting in New York, New York is closed for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Closing Indebtedness” means, as of the Reference Time, the aggregate amount of all Indebtedness of the Target Companies, on a consolidated basis and as determined in accordance with the Accounting Principles, but excluding any obligations under any Bridge Note or other Indebtedness convertible into equity of the Seller and that is actually converted in connection with the Closing.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies, the Seller or any of their respective Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by the Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to the Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any other options, warrants or rights to subscribe for or purchase any membership interests or other equity interests of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any membership interests or equity securities of the Company.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

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“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each “person” (as defined in Section 3(9) of ERISA) which together with a Target Company would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Escrow Account” means the segregated escrow account established to hold the Escrow Securities and other Escrow Property under the Escrow Agreement.

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“Escrow Agent” means Continental Stock Transfer & Trust Company or, if Continental Stock Transfer & Trust Company is unable or unwilling to serve, another escrow agent reasonably acceptable to the Seller Representative and the Purchaser Representative.

“Escrow Agreement” means an escrow agreement by and among the Seller Representative, the Purchaser Representative and the Escrow Agent, effective as of the Closing and in a form reasonably acceptable to Seller Representative and Purchaser Representative, each acting in good faith.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Event” means any (i) general change in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) change, condition or effect that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) change in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) any change arising in connection with any pandemic, epidemic, plague or other public health crisis (including any crisis relating to the novel coronavirus), including any declaration of a state of emergency, martial law, shelter-in-place, quarantine or other directive, policy, guidance or other action by any Governmental Authority or quasi-governmental authority in response thereto; (v) any change arising in connection with any natural or man-made disaster (including earthquakes, hurricanes, tornadoes, or other acts of God), hostilities (including economic hostilities or trade wars), acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such disaster, hostilities (including economic hostilities or trade wars), acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (vi) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (vii) with respect to Seller and the Target Companies, any action taken by Purchaser or its Affiliates with respect to the transactions contemplated by this Agreement; (viii) with respect to Purchaser and Holdings, any action taken by Seller or any Target Company or their respective Affiliates with respect to the transactions contemplated by this Agreement; (ix) any change or effect resulting from or relating to the pendency or public announcement of this Agreement (or the transactions contemplated by this Agreement), compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, including actions of competitors or the loss of employees, vendors or customers; and (x), with respect to the Purchaser, the consummation and effects of the Redemption (or any redemption in connection with an Extension); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (v) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses.

“Foley” means Foley & Lardner LLP.

“Fraud Claim” means any claim based upon intentional fraud as defined under the common law of the State of Delaware.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

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“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Holdings Class A Units” means the Class A Membership Units of Holdings, which will have full economic and voting rights, and shall otherwise be subject to the terms and conditions set forth in the Amended Holdings Operating Agreement.

“Holdings Class B Units” means the Class B Membership Units of Holdings, which will have full economic rights, but no voting rights to the fullest extent permitted by the DCGL, not be transferrable except in conjunction with the transfer of an equal number of shares of Purchaser Class V Common Stock and shall otherwise be subject to the terms and conditions set forth in the Amended Holdings Operating Agreement.

“Holdings Units” means the Holdings Class A Units and the Holdings Class B Units, collectively.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP (other than real estate leases and any other leases that would be required to be capitalized only upon adoption of ASC 842), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Insider Shares” means an aggregate of 2,700,000 Purchaser Ordinary Shares which were originally issued to B. Luke Weil as “insider shares” (as described in the IPO Prospectus) prior to the IPO.

“Insider Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 28, 2019, by and among the Purchaser and the Insiders, as amended from time to time in accordance with the terms thereof.

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“Insiders” means B. Luke Weil and each transferee of Insider Shares prior to the date hereof.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any and all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of the Purchaser, dated as of January 28, 2019, and filed with the SEC on January 29, 2019 (File No. 333-228530).

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means, with respect to (i) the Company, the actual knowledge of Joe Oblas, Jaxie Alt or R. Alex Hawkins, after reasonable inquiry or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of any Excluded Events (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect. Notwithstanding the foregoing, with respect to the Purchaser, the amount of the Redemption (or any redemption in connection with an Extension, if any) or the failure to obtain the Required Purchaser Shareholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to the Purchaser.

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“Nasdaq” means the Nasdaq Capital Market.

“Net Working Capital” means, as of the Reference Time, (i) all current assets of the Target Companies (excluding cash and cash equivalents), on a consolidated basis, minus (ii) all current liabilities of the Target Companies (excluding, without duplication, Indebtedness and unpaid Transaction Expenses), on a consolidated basis and, in each case, as determined in accordance with the Accounting Principles. Notwithstanding anything else in this Agreement to the contrary, it is the intent of the parties that the Net Working Capital (including as included in the Estimated Closing Statement and in the Closing Statement) is to be calculated consistent with the determination of the Target Net Working Capital Amount and (x) to the extent that the Closing Statement or Estimated Closing Statement corrects an error or an inconsistency, or noncompliance with an accounting method, policy, practice, procedure, convention, categorization, definition, principle, judgment, assumption, asset recognition base, technique or estimation method (including in respect of management’s exercise of judgment) that was used in the calculation of the Target Net Working Capital Amount, then the Net Working Capital shall be reduced or increased as a result of such error, inconsistency or noncompliance, as appropriate, to reflect such error, inconsistency or noncompliance and (y) if the same item would be reflected differently on the Net Working Capital in either the Estimated Closing Statement or the Closing Statement than in the calculations used to determine the Target Net Working Capital Amount in accordance with the Accounting Principles, the parties hereto will equitably adjust the calculation of the Net Working Capital set forth in the Estimated Closing Statement or Closing Statement so as to result in consistent treatment. The parties agree that the purpose of preparing and calculating the Net Working Capital hereunder is to measure changes in Net Working Capital from the Target Net Working Capital Amount without the introduction of new or different accounting methods, policies, practices, procedures, classifications, judgments or estimation methodologies from the Accounting Principles.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

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“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (v) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Pre-Bridge Notes” means the Convertible Promissory Notes issued by the Seller pursuant to the Convertible Note Purchase Agreements entered into after January 1, 2021 (including those entered into during the Interim Period).

“Purchaser Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Purchaser following the consummation of the Conversion, which shares will have full economic and voting rights, and otherwise be subject to the terms and conditions set forth in the Conversion Organizational Documents.

“Purchaser Class V Common Stock” means the shares of Class V common stock, par value $0.0001 per share, of the Purchaser following the consummation of the Conversion, which shares will have one vote per share, but no economic rights, not be transferrable except in conjunction with the transfer of an equal number of Holdings Class B Units and otherwise be subject to the terms and conditions set forth in the Conversion Organizational Documents, including.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning the Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company, the Seller or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Purchaser or its Representatives to the Company, the Seller or any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser Ordinary Shares” means the ordinary shares, par value $.0001 per share, of Purchaser prior to the Conversion.

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“Purchaser Preferred Shares” means preferred shares, par value $.0001 per share, of Purchaser prior to the Conversion.

“Purchaser Private Rights” means the right that was included as part of each Purchaser Private Unit entitling the holder thereof to receive one-tenth (1/10) of a Purchaser Ordinary Share upon consummation of the Purchaser’s initial business combination.

“Purchaser Private Units” means the units issued by Purchaser in a private placement to the Insiders at the time of the consummation of the IPO consisting of one (1) Purchaser Ordinary Share, one (1) Purchaser Private Right and one (1) Purchaser Private Warrant.

“Purchaser Private Warrants” means one whole warrant that was included in as part of each Purchaser Private Unit, entitling the holder thereof to purchase one (1) Purchaser Ordinary Share at a purchase price of $11.50 per share.

“Purchaser Public Rights” means the right that was included as part of each Purchaser Public Unit entitling the holder thereof to receive one-tenth (1/10) of a Purchaser Ordinary Share upon consummation of the Purchaser’s initial business combination.

“Purchaser Public Units” means the units issued in the IPO (including overallotment units acquired by Purchaser’s underwriter) consisting of one Purchaser Ordinary Share, one Purchaser Public Right and one Purchaser Public Warrant.

“Purchaser Public Warrants” means one whole warrant that was included in as part of each Purchaser Public Unit, entitling the holder thereof to purchase one (1) Purchaser Ordinary Share at a purchase price of $11.50 per share.

“Purchaser Rights” means Purchaser Private Rights and Purchaser Public Rights, collectively.

“Purchaser Securities” means the Purchaser Units, the Purchaser Ordinary Shares, the Purchaser Preferred Shares, the Purchaser Rights and the Purchaser Warrants (and after the Conversion, the Purchaser Class A Common Stock and the Purchaser Class V Common Stock), collectively.

“Purchaser Share Price” means an amount equal to the VWAP of the Purchaser Class A Common Stock over the twenty (20) Trading Days ending at the close of business on the principal securities exchange or securities market on which shares of Purchaser Class A Common Stock are then traded immediately prior to the date of determination, as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date of this Agreement.

“Purchaser Units” means Purchaser Private Units and Purchaser Public Units, collectively.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness, Transaction Expenses or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

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“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” means each of the Company and its direct and indirect Subsidiaries.

“Target Net Working Capital Amount” means an amount equal to $ $553,635.45.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

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“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto imposed by a Governmental Authority, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of Purchaser Class A Common Stock are actually traded on the principal securities exchange or securities market on which shares of Purchaser Class A Common Stock are then traded.

“Transaction Expenses” means all fees and expenses of any of the Target Companies incurred or payable as of the Closing and not paid prior to the Closing (i) in connection with the consummation of the transactions contemplated hereby, including any amounts payable to professionals (including investment bankers, brokers, finders, attorneys, accountants and other consultants and advisors) retained by or on behalf of any Target Company, (ii) any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any Target Company at or after the Closing pursuant to any agreement to which any Target Company is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby and (iii) any sales, use, real property transfer, stamp, stock transfer or other similar transfer Taxes imposed on Purchaser, Holdings or any Target Company in connection with the Contribution or the other transactions contemplated by this Agreement; provided, that Transaction Expenses will exclude any premiums (or broker fees or commissions) for the Company D&O Tail Insurance.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of January 28, 2019, as it may be amended, by and between the Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

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“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as determined reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

11.2 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section	Term	Section
Accounts Receivable	4.7(f)	Company Real Property Leases	4.15
Acquisition Proposal	6.6(a)	Company Registered IP	4.13(a)
Adjustment Amount	1.5(d)	Contribution	Recitals
Agreement	Preamble	Conversion	Recitals
Alternative Transaction	6.6(a)	Conversion Organizational Documents	1.1
Amended Holdings Operating Agreement	7.2(h)(iv)	D&O Indemnified Persons	6.18(a)
Antitrust Laws	6.9(b)	DGCL	Recitals
Audited Company Financials	4.7(a)	Draft Company Financials	4.7(a)
Bridge Investors	Recitals	EGS	2.1
Bridge Notes	Recitals	Employment Agreements	6.22
Bridge PIPE Investment	Recitals	Enforceability Exceptions	3.2
Bridge PIPE Shares	Recitals	Environmental Permit	4.20(a)
Business Combination	9.1	Escrow Property	1.6
Cayman Companies Law	Recitals	Escrow Securities	1.6
CFO	1.5(a)	Escrow Shares	1.6
Closing	2.1	Escrow Units	1.6
Closing Date	2.1	Estimated Closing Statement	1.4
Closing Filing	6.14(b)	Exchange Agreement	7.2(h)(v)
Closing PIPE Investment	Recitals	Exchange Shares	5.8
Closing PIPE Investors	Recitals	Expenses	8.3
Closing PIPE Shares	Recitals	Extension	6.3(a)
Closing Press Release	6.14(b)	Extension Expenses	6.3(b)(iv)
Closing Statement	1.5(a)	Food Authorities	4.27(a)
Company	Preamble	FDA	4.27(a)
Company Benefit Plan	4.19(a)	Federal Securities Laws	6.7
Company D&O Tail Insurance	6.18(b)	FFDCA	4.27(a)
Company Directors	6.17(a)	Food Laws	4.27(a)
Company Disclosure Schedules	Article IV	FTC	4.27(a)
Company Financials	4.7(a)	Holdings	Preamble
Company IP	4.13(d)	Incentive Plan	6.13(a)
Company IP Licenses	4.13(a)	Independent Expert	1.5(b)
Company Material Contract	4.12(a)	Independent Expert Notice Date	1.5(b)
Company Permits	4.10	Insider Forfeiture Agreement	Recitals
Company Personal Property Leases	4.16	Intended Tax Treatment	Recitals

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Term	Section	Term	Section
Interim Period	6.1(a)	Purchaser Special Meeting	6.13(a)
Lock-Up Agreement	Recitals	Redemption	6.13(a)
Non-Competition Agreement	Recitals	Registration Rights Agreement	Recitals
Objection Statement	1.5(b)	Registration Statement	6.13(a)
OFAC	3.19(c)	Related Person	4.21
Off-the-Shelf Software	4.13(a)	Released Claims	9.1
Outbound IP License	4.13(c)	Releasing Persons	9.2
Outside Date	8.1(b)	Reorganization	Recitals
Party(ies)	Preamble	Required Purchaser Shareholder Approval	7.1(a)
Per Unit Price	1.3(a)	Reviewing Party	1.5(b)
PIPE Investment	Recitals	Sales-Leaseback	6.21
PIPE Investors	Recitals	SEC Reports	3.6(a)
PIPE Shares	Recitals	Section 409A Plan	4.19(i)
Post-Closing Purchaser Board	6.17(a)	Seller	Preamble
Proxy Statement	6.13(a)	Seller Consideration	1.3(a)
Public Certifications	3.6(a)	Seller Consideration Units	1.3(a)
Public Shareholders	9.1	Seller Contribution	1.2
Purchaser	Preamble	Seller Representative	Preamble
Purchaser Contribution	1.2	Seller Representative Documents	10.15(a)
Purchaser D&O Tail Insurance	6.18(b)	Signing Filing	6.14(b)
Purchaser Directors	6.17(a)	Signing Press Release	6.14(b)
Purchaser Disclosure Schedules	Article III	Specified Courts	10.5
Purchaser Financials	3.6(b)	Tax Receivables Agreement	7.2(h)(vi)
Purchaser Material Contract	3.13(a)	TBOC	Recitals
Purchaser Representative	Preamble	Top Customers	4.24
Purchaser Representative Documents	10.14(a)	Top Suppliers	4.24
Purchaser Shareholder Approval Matters Meeting	6.13(a)	Transactions	Recitals
		USDA	4.27(a)

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS}

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IN WITNESS WHEREOF, each Party hereto has caused this Business Combination Agreement to be signed and delivered as of the date first written above.

The Purchaser:

ANDINA ACQUISITION CORP. III

By:	/s/ Julio Torres
Name:	Julio Torres
Title:	CEO

The Purchaser Representative:

/s/ B. Luke Weil
B. Luke Weil, solely in the capacity as the Purchaser Representative hereunder

Holdings:

ANDINA HOLDINGS LLC

By:	/s/ Julio Torres
Name:	Julio Torres
Title:	CEO

{Signature Page to Business Combination Agreement}

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The Company:

STRYVE FOODS, LLC

By:	/s/ R. Alex Hawkins
Name:	R. Alex Hawkins
Title:	Chief Operating Officer

The Seller:

STRYVE FOODS HOLDINGS, LLC

By:	/s/ Joe Oblas
Name:	Joe Oblas
Title:	Co-Chief Executive Officer

The Seller Representative:

/s/ R. Alex Hawkins
R. Alex Hawkins, solely in the capacity as the
Seller Representative hereunder

{Signature Page to Business Combination Agreement}

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Annex C

STRYVE FOODS, INC.

FIRST AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

(Pursuant to the Delaware General Corporation Law)

The undersigned natural person, acting as an officer of Stryve Foods, Inc., a Delaware corporation, under the Delaware General Corporation Law, as amended, does hereby certify:

1. The name of this corporation is Stryve Foods, Inc. and that this corporation was originally incorporated pursuant to the Delaware General Corporation Law on [●], 2021, under the name Stryve Foods, Inc.

2. He is the duly elected and acting [●] of this corporation.

3. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

Article I.

NAME

The name of the corporation (the “Corporation”) incorporated by this Certificate of Incorporation (this “Certificate”) is Stryve Foods, Inc.

Article II.

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”). In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation, including, but not limited to, effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Corporation and one or more businesses (a “Business Combination”).

Article III.

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, State of Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

C-1

Article IV.

CAPITALIZATION

Section 4.1. Authorized Capital Stock. The total number of shares of all classes of capital stock, each with a par value of  $0.0001 per share, which the Corporation is authorized to issue is 610,000,000 shares, consisting of  (a) 600,000,000 shares of common stock (the “Common Stock”), including (i) 400,000,000 shares of Class A Common Stock (the “Class A Common Stock”) and (ii) 200,000,000 shares of Class V Common Stock (the “Class V Common Stock”) and (b) 10,000,000 shares of preferred stock (the “Preferred Stock”).

Section 4.2. Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.3. No Class Vote on Changes in Authorized Number of Shares of Preferred Stock. Subject to the special rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate, any Preferred Stock Designation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 4.4. Common Stock.

(a) Voting.

(i) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of the Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Common Stock are entitled to vote.

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(iii) Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, holders of the Class A Common Stock and holders of the Class V Common Stock, voting together as a single class, shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including any Preferred Stock Designation), holders of shares of any series of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock or other series of Common Stock if the holders of such affected series of Preferred Stock or Common Stock, as applicable, are entitled exclusively, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation) or the DGCL.

(b) Class V Common Stock.

(i) Certain Definitions. As used in this Certificate:

(1) “Class B Common Unit” means a unit representing limited liability company interests in Holdings and constituting a “Class B Common Unit” as defined in the LLC Agreement as in effect on the effective date of this Certificate;

(2) “Exchange Agreement” means that certain Exchange Agreement, dated as of [●], 2021, among the Corporation, Holdings, Stryve Foods Holdings, LLC, a Texas limited liability company, and the holders of a set of Class B Units and Class V Common Stock (as defined therein) from time to time party thereto.

(3) “Holdings” means Andina Holdings, LLC, a Delaware limited liability company, or any successor entities thereto; and

(4) “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Holdings, dated as of  [●], 2021, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(ii) Permitted Owners. Shares of Class V Common Stock (1) may be issued only in connection with the issuance by Holdings of a corresponding number of Class B Common Units and only to the person or entity to whom such Class B Common Units are issued in accordance with the terms of the LLC Agreement and (2) may be registered only in the name of  (A) a person or entity to whom shares of Class V Common Stock are issued in accordance with clause (1), (B) its successors and assigns, (C) their respective transferees permitted in accordance with Section 4.4(b)(v) or (D) any subsequent successors, assigns and permitted transferees (collectively, “Permitted Class V Owners”).

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(iii) Voting. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), for so long as any shares of Class V Common Stock shall remain outstanding, the Corporation shall not, without the prior vote or written consent of the holders of a majority of the shares of Class V Common Stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of this Certificate, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other special rights of the Class V Common Stock. Any action required or permitted to be taken at any meeting of the holders of Class V Common Stock may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding Class V Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Class V Common Stock were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt written notice of the taking of corporate action without a meeting by less than unanimous written consent of the holders of Class V Common Stock shall, to the extent required by law, be given to those holders of Class V Common Stock who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders of Class V Common Stock to take the action were delivered to the Corporation.

(iv) Dividends. Notwithstanding anything to the contrary in this Certificate, other than as set forth in Section 4.4(d), dividends shall not be declared or paid on the Class V Common Stock.

(v) Transfer of Class V Common Stock.

(1) A holder of Class V Common Stock may transfer shares of Class V Common Stock to any transferee (other than the Corporation) only if, and only to the extent permitted by the LLC Agreement, such holder also simultaneously transfers an equal number of such holder’s Class B Common Units to such transferee in compliance with the LLC Agreement. The transfer restrictions described in this Section 4.4(b)(v)(1) are referred to as the “Restrictions.”

(2) Any purported transfer of shares of Class V Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person shall, voluntarily or involuntarily, purportedly become or attempt to become the purported owner (“Purported Owner”) of shares of Class V Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class V Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation or its transfer agent (the “Transfer Agent”).

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(3) Upon a determination by the Board that a person has attempted or may attempt to transfer or to acquire Restricted Shares in violation of the Restrictions, the Board may take such action as it deems advisable to refuse to give effect to such transfer or acquisition on the books and records of the Corporation, including without limitation, to cause the Transfer Agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares and to institute proceedings to enjoin or rescind any such transfer or acquisition.

(4) The Board may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Section 4.4(b)(v) for determining whether any transfer or acquisition of shares of Class V Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Section 4.4(b)(v). Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with the Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request, shall be mailed to holders of shares of Class V Common Stock.

(5) The Board shall have all powers necessary to implement the Restrictions, including without limitation, the power to prohibit the transfer of any shares of Class V Common Stock in violation thereof.

(vi) Exchange of Class V Common Stock. Shares of Class V Common Stock (together with the same number of Common B Units) may be exchanged for shares of Class A Common Stock as provided in the LLC Agreement. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon exchange of shares of Class V Common Stock and Class B Common Units for shares of Class A Common Stock pursuant to [the Exchange Agreement], such number of shares of Class A Common Stock that shall be issuable upon any such exchange pursuant to the Exchange Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such exchange pursuant to the Exchange Agreement by delivering to the holder of the shares of Class V Common Stock and Class B Common Units being exchanged shares of Class A Common Stock held in treasury by the Corporation. All shares of Class A Common Stock that shall be issued upon any such exchange of shares of Class V Common Stock and Class B Common Units pursuant to the Exchange Agreement will, upon issuance in accordance with the Exchange Agreement, be validly issued, fully paid and nonassessable.

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(vii) Restrictive Legend. All certificates or book entries representing shares of Class V Common Stock, as the case may be, shall bear a legend substantially in the following form (or in such other form as the Board may determine):

THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [BOOK ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE CERTIFICATE OF INCORPORATION OF THE CORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).

(viii) Liquidation, Dissolution or Winding Up of the Corporation. The holders of Class V Common Stock shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(c) Dividends. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor, and shall share equally on a per share basis in such dividends and distributions.

(d) Class A Common Stock and Class V Common Stock. In no event shall the shares of either Class A Common Stock or Class V Common Stock be split, divided, or combined (including by way of stock dividend) unless the outstanding shares of the other class shall be proportionately split, divided or combined.

(e) Liquidation, Dissolution or Winding Up of the Corporation. Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of shares of Class A Common Stock (but not holders of shares of Class V Common Stock) shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them.

Section 4.5. Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

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Article V.

BOARD OF DIRECTORS

Section 5.1. Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the Bylaws of the Corporation (as they may be amended from time to time, the “Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate, and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2. Number, Election and Term.

(a) Subject to any additional vote required by this Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one vote on each matter presented to the Board.

(b) Subject to Section 5.5, the Board shall be divided into three classes, as nearly equal in number as possible, and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate; the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate; and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Certificate, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation or removal. Subject to Section 5.5, if the number of directors is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

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(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

Section 5.3. Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal. In the event of a vacancy on the Board, the remaining directors, except as otherwise provided by law, shall exercise the powers of the full Board until the vacancy is filled.

Section 5.4. Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least sixty-six and two thirds (66 2/3) percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. At least forty-five (45) days prior to any annual or special meeting of stockholders at which it is proposed that any director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the director whose removal will be considered at the meeting.

Section 5.5. Preferred Stock — Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

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Article VI.

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least sixty-six and two thirds (66 2⁄3) percent of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Article VII.

MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1. Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders may not be called by another person or persons.

Section 7.2. Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3. Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders.

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Article VIII.

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2. Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

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(b) Any indemnification of a director or officer of the Corporation or advancement of expenses (including attorneys’ fees, costs and charges) under this Section 8.2 shall be made promptly, and in any event within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), upon the written request of the director or officer. If the Corporation denies a written request for indemnification or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advancement of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.2(a) if required), the right to indemnification or advancements as granted by this Section 8.2 shall be enforceable by the director or officer in the Court of Chancery of the State of Delaware, which shall be the sole and exclusive forums for any such action. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the maximum extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advancement of expenses where the undertaking required pursuant to Section 8.2(a), if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation to the maximum extent permitted by law. Neither the failure of the Corporation (including its Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(c) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(d) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

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(e) For purposes of this Section 8.2, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Section 8.2 with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

(f) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

Article IX.

CORPORATE OPPORTUNITY

To the extent allowed by law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors, and the Corporation renounces any expectancy that any of the directors or officers of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or officers of the Corporation only with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

Article X.

AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X. In addition to any other vote of holders of capital stock that is required by this Certificate or by law, any amendment or repeal of Section 5.4 or Article VI shall require the affirmative vote of holders of at least sixty-six and two thirds (66 2⁄3) percent of the voting power of the then outstanding shares of capital stock entitled to vote on such amendment or repeal.

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Article XI.

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1. Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate or the Bylaws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of  (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Section 11.2. Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Section 11.3. Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

4. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

5. That this First Amended and Restated Certificate of Incorporation, which amends and restates the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

[Signature Page Follows]

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IN WITNESS WHEREOF, this First Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ___ day of _________, 2021.

STRYVE FOODS, INC.

By:
Name:
Title:

Signature Page to First Amended and Restated Certificate of Incorporation

Annex D

STRYVE FOODS, Inc.

2021 OMNIBuS INCENTIVE PLAN

1. Purpose and Effective Date.

(a) Purpose. The Stryve Foods, Inc. 2021 Omnibus Incentive Plan (the “Plan”) has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees, and consultants, and (ii) to increase stockholder value. The Plan will provide participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b) Effective Date. The Plan will come into existence on the Effective Date. However, no Options or Stock Appreciation Rights will be exercised; no Restricted Stock Units, Performance Shares or Performance Units valued in relation to Shares will vest or be earned; no Restricted Stock or other Stock-based awards will be granted; and no Cash Incentive Award will be paid, unless and until the Plan has been approved by the stockholders of the Company, which approval must occur no later than twelve (12) months after the Effective Date. The Plan will terminate as provided in Section 15.

2. Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

(a) “Administrator” means the Board or the Committee; provided that, to the extent the Board or the Committee has delegated authority and responsibility as an Administrator of the Plan to one or more committees or officers of the Company as permitted by Section 3(b), the term “Administrator” shall also mean such committee(s) and/or officer(s).

(b) “Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

(c) “Applicable Exchange” means the national securities exchange or automated trading system on which the Stock is principally traded at the applicable time.

(d) “Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Stock, Restricted Stock, Restricted Stock Units, a Cash Incentive Award, or any other type of award permitted under this Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Cash Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), as described in Section 10.

(g) “Cause” means, with respect to a Participant, one of the following, which are listed in order of priority:

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(i) the meaning given in a Participant’s employment, retention, change of control, severance or similar agreement with the Company or any Affiliate; or if none then

(ii) the meaning given in the Award agreement; or if none then

(iii) the meaning given in the Company’s employment policies as in effect at the time of the determination (or if the determination of Cause is being made within two years following a Change of Control, the meaning given in the Company’s employment policies as in effect immediately prior to the Change of Control); or if none then

(iv) the occurrence of any of the following: (x) the repeated failure or refusal of the Participant to follow the lawful directives of the Company or an Affiliate (except due to sickness, injury or disabilities), (y) gross inattention to duty or any other willful, reckless or grossly negligent act (or omission to act) by the Participant, which, in the good faith judgment of the Company, could result in a material injury to the Company or an Affiliate including but not limited to the repeated failure to follow the policies and procedures of the Company, or (z) the commission by the Participant of a felony, or other crime involving moral turpitude, or the commission by the Participant of an act of financial dishonesty against the Company or an Affiliate.

(h) A “Change of Control” shall have the meaning given in an Award agreement, or if none, shall be deemed to exist if:

(i) a Person acquires fifty percent (50%) or more of the combined voting power of the outstanding securities of the Company having a right to vote in elections of directors; or

(ii) Continuing Directors shall for any reason cease to constitute a majority of the Board; or

(iii) the Company disposes of all or substantially all of the business of the Company to a party or parties other than a subsidiary or other affiliate of the Company pursuant to a partial or complete liquidation of the Company, sale of assets (including stock of a subsidiary of the Company) or otherwise; or

(iv) there is consummated a merger, consolidation or share exchange of the Company with any other corporation or the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company), other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after the Effective Date pursuant to express authorization by the Board) representing fifty percent (50%) or more of either the then outstanding shares of Stock or the Company or the combined voting power of the Company’s then outstanding voting securities.

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For purposes of this Plan, (x) the term “Continuing Director” shall mean a member of the Board who either was a member of the Board on the Effective Date or who subsequently became a Director and whose election, or nomination for election, was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then in office, and (y) the term “Excluded Person” shall mean (A) the Company or its subsidiaries, (B) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or its subsidiaries, including, for the avoidance of doubt, one or more employee stock ownership plans, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company.

If an Award is considered deferred compensation subject to the provisions of Code Section 409A, then the foregoing definition shall be deemed amended to the minimum extent necessary to comply with Code Section 409A, and the Administrator may include such amended definition in the Award agreement issued with respect to such Award.

(i) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(j) “Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board as may be designated by the Board to possess and exercise the powers and duties of the Administrator hereunder. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) to the extent necessary for the Plan and Awards to comply with Rule 16b-3 promulgated under the Exchange Act.

(k) “Company” means Stryve Foods, Inc., a Delaware corporation, or any successor thereto.

(l) “Director” means a member of the Board.

(m) “Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(n) “Effective Date” means the day the Board adopts the Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

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(p) “Fair Market Value” means a price that is based on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share, on the Applicable Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within 30 days before or 30 days after the applicable date, as determined by the Board or the Committee in its discretion; provided that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation §1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Board or the Committee and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided that, if the Board or the Committee does not specify a different method, the Fair Market Value of a Share as of a given date shall be the closing sale price as of the trading day immediately preceding the date as of which Fair Market Value is to be determined or, if there shall be no such sale on such date, the next preceding day on which such a sale shall have occurred. If the Stock is not traded on an established stock exchange, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria. Notwithstanding the foregoing, in the case of an actual sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(q) “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(r) “Option” means the right to purchase Shares at a stated price for a specified period of time.

(s) “Participant” means an individual selected by the Administrator to receive an Award.

(t) “Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. Performance Goals may include, but are not limited to, the performance of the Company or any one or more of its Subsidiaries, Affiliates or other business units with respect to the following measures: net sales; cost of sales; gross income; gross revenue; revenue; operating income; earnings before taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings before interest, taxes, depreciation, amortization and exception items; income from continuing operations; net income; earnings per share; diluted earnings per share; total stockholder return; Fair Market Value; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities; ratio of debt to debt plus equity; return on stockholder equity; return on invested capital; return on average total capital employed; return on net capital employed; return on assets; return on net assets employed before interest and taxes; operating working capital; average accounts receivable (calculated by taking the average of accounts receivable at the end of each month); average inventories (calculated by taking the average of inventories at the end of each month); economic value added; succession planning; manufacturing return on assets; manufacturing margin; and customer satisfaction. Performance Goals may also relate to a Participant’s individual performance.

The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines in good faith is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes in laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

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The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its good faith discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.

(u) “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved (or other requirements are met).

(v) “Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

(w) “Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(x) “Plan” means this Stryve Foods, Inc. 2021 Omnibus Incentive Plan, as it may be amended or restated from time to time.

(y) “Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

(z) “Restricted Stock Unit” means the right to receive a Share or a cash payment the value of which is equal to the Fair Market Value of one Share.

(aa) “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(bb) “Share” means a share of Stock.

(cc) “Stock” means the Class A common stock of the Company.

(dd) “Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(ee) “Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

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3. Administration.

(a) Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to a subcommittee of the Committee or to one or more officers of the Company, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee, subcommittee or one or more officers to the extent of such delegation.

(c) No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4. Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual that the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; or any Director, including a Non-Employee Director. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5. Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

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6. Shares Reserved under this Plan.

(a) Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of [●] [(●)]1 Shares are reserved for issuance under this Plan, all of which may be issued pursuant to the exercise of incentive stock options.Notwithstanding the foregoing, no Non-Employee Director may be granted any Award denominated in Shares that exceeds such number of Shares with an aggregate value in excess of $250,000, as determined based on the Fair Market Value per Share as of the date of the applicable grant. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b) Depletion and Replenishment of Shares Under this Plan.

(i) The aggregate number of Shares reserved under Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. Notwithstanding the foregoing, an Award that may be settled solely in cash shall not cause any depletion of the Plan’s Share reserve at the time such Award is granted.

To the extent (A) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (B) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (C) Shares are forfeited under an Award, (D) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, (E) Shares are tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right or (F) Shares are tendered or withheld to satisfy federal, state or local tax withholding obligations, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (D), (E) or (F) may not be issued pursuant to incentive stock options.

7. Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant; and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. To the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (i) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (ii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (iii) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (iv) by any combination of (i), (ii) and/or (iii). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

1 Note to draft: Share reserve number expected to be 12.5% of the Company’s common shares outstanding at the Closing of the Business Combination Agreement after giving effect to the transactions contemplated thereby.

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8. Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (b) the number of Shares to which the SAR relates; (c) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (d) the terms and conditions of exercise or maturity, including vesting; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof.

9. Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares; provided that no dividends or Dividend Equivalent Units shall be paid on Performance Shares or Performance Units prior to their vesting.

10. Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment.

11. Dividend Equivalent Units. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether: (a) such Award will be granted in tandem with another Award; (b) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (c) the Award will be settled in cash or Shares; and (d) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; provided that Dividend Equivalent Units may not be granted in connection with an Option or Stock Appreciation Right; and provided further that no Dividend Equivalent Unit granted in connection with another Award shall provide for payment prior to the date such Award vests or is earned, as applicable.

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12. Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

13. Discretion to Accelerate Vesting. The Administrator may accelerate the vesting of an Award or deem an Award to be earned, in whole or in part, in the event of a Participant’s death, disability (as defined by the Administrator), retirement, or termination without Cause, or as provided in Section 17(c) or upon any other event as determined by the Administrator in its sole and absolute discretion.

14. Transferability. Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

15. Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.

(a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on, and no further Awards may be granted under this Plan, after the tenth (10th) anniversary of the Effective Date.

(b) Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporation law, or (C) any other applicable law;

(ii) stockholders must approve any amendment of this Plan (which may include an amendment to materially increase the number of Shares specified in Section 6(a), except as permitted by Section 17) to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii) stockholders must approve an amendment that would diminish the protections afforded by Section 15(e).

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If the Board or the Administrator takes any action under this Plan that is not, at the time of such action, authorized by this Plan, but that could be authorized by this Plan as amended by the Board or the Administrator, as applicable, the Board or Administrator action will be deemed to constitute an amendment to this Plan to authorize such action to the extent permissible under applicable law and the requirements of any principal securities exchange or market on which the Shares are then traded.

(c) Amendment, Modification, Cancellation and Disgorgement of Awards.

(i) Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award pursuant to the provisions of subsection (ii) or Section 17 or as follows: (A) to the extent the Administrator deems such action necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded; (B) to the extent the Administrator deems necessary to preserve favorable accounting or tax treatment of any Award for the Company; or (C) to the extent the Administrator determines that such action does not materially and adversely affect the value of an Award or that such action is in the best interest of the affected Participant (or any other person(s) as may then have an interest in the Award). Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii) Notwithstanding anything to the contrary in an Award agreement, the Administrator shall have full power and authority to terminate or cause the Participant to forfeit the Award, and require the Participant to disgorge to the Company any gains attributable to the Award, if the Participant engages in any action constituting, as determined by the Administrator in its discretion, Cause for termination, or a breach of a material Company policy, any Award agreement or any other agreement between the Participant and the Company or an Affiliate concerning noncompetition, nonsolicitation, confidentiality, trade secrets, intellectual property, nondisparagement or similar obligations.

(iii) Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or listing standards to, the Company from time to time.

(d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

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(e) Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f) Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

16. Taxes.

(a) Withholding. In the event the Company or one of its Affiliates is required to withhold any Federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy such obligation by:

(i) If cash is payable under an Award, deducting (or requiring an Affiliate to deduct) from such cash payment the amount needed to satisfy such obligation;

(ii) If Shares are issuable under an Award, then to the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, (A) withholding Shares having a Fair Market Value equal to such obligations; or (B) allowing the Participant to elect to (1) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (2) tender back Shares received in connection with such Award or (3) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld under this clause (ii) may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires; or

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(iii) Deducting (or requiring an Affiliate to deduct) the amount needed to satisfy such obligation from any wages or other payments owed to the Participant, requiring such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the amount needed to satisfy such obligation.

(b) No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17. Adjustment and Change of Control Provisions.

(a) Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of Shares subject to this Plan (including the number and type of Shares described in Section 6(a)) and which may after the event be made the subject of Awards; (B) the number and type of Shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

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Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of Awards under this Plan upon such terms and conditions as it may deem appropriate.

(c) Effect of Change of Control.

(i) Upon a Change of Control, if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any Participant (or other person with rights in an Award), some or all outstanding Awards may be assumed, or replaced with the same type of award with similar terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction, subject to the following requirements:

(A) Each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

(B) If the securities to which the Awards relate after the Change of Control are not listed and traded on a national securities exchange, then (1) the Participant shall be provided the option, upon exercise or settlement of an Award, to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value equal of the securities that would have otherwise been issued and (2) for purposes of determining such fair value, no reduction shall be taken to reflect a discount for lack of marketability, minority interest or any similar consideration.

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(C) Upon the Participant’s termination of employment (or resignation or removal or other departure from the Board in the case of a Participant who is a Non-Employee Director) within two years following the Change of Control (1) by the successor or surviving corporation without Cause, (2) by reason of death or disability, or (3) by the Participant for “good reason,” as defined in any Award agreement or any employment, retention, change of control, severance or similar agreement between the Participant and the Company or any Affiliate, if any, all of the Participant’s Awards that are in effect as of the date of such termination shall vest in full or be deemed earned in full (assuming target performance goals provided under such Award were met, if applicable) effective on the date of such termination. In the event of any other termination of employment within two years after a Change of Control that is not described herein, the terms of the Award agreement shall apply.

(ii) To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i) (including, for the avoidance of doubt, by reason of a Participant’s termination of employment in connection with the Change of Control), then immediately prior to the date of the Change of Control, unless the Administrator otherwise determines:

(A) Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, unless otherwise determined by the Board or Administrator, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control Price (as defined below) of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award; provided, however, that all Options and SARs that have a purchase or grant price that is greater than the Change of Control Price shall be automatically cancelled for no consideration;

(B) Restricted Stock and Restricted Stock Units (that are not Performance Awards) that are not then vested shall vest in full;

(C) All Performance Shares, Performance Units, and Cash Incentive Awards for which the performance period has expired shall be paid based on actual performance (and assuming all employment or other requirements had been met in full); and all Performance Shares, Performance Units and Cash Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a cash payment equal to the amount that would have been due under such Award(s), valued assuming that the target Performance Goals had been met at the time of such Change of Control, but prorated based on the number of full months in the performance period that have elapsed as of the date of the Change of Control;

(D) All Dividend Equivalent Units that are not vested shall vest (to the same extent as the Award granted in tandem with the Dividend Equivalent Unit, if applicable) and be paid; and

(E) All other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

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“Change of Control Price” shall mean the per share price paid or deemed paid in the Change of Control transaction, as determined by the Administrator. For purposes of this clause (ii), if the value of an Award is based on the Fair Market Value of a Share, Fair Market Value shall be deemed to mean the Change of Control Price.

(d) Application of Limits on Payments. Except to the extent the Participant has in effect an employment or similar agreement with the Company or any Affiliate or is subject to a policy that provides for a more favorable result to the Participant upon a Change of Control, in the event that the Company’s legal counsel determines that any payment, benefit or transfer by the Company under this Plan or any other plan, agreement, or arrangement to or for the benefit of the Participant (in the aggregate, the “Total Payments”) would be subject to the tax (“Excise Tax”) imposed by Code Section 4999 but for this subsection (d), then, notwithstanding any other provision of this Plan to the contrary, the Total Payments shall be delivered either (i) in full or (ii) in an amount such that the value of the aggregate Total Payments that the Participant is entitled to receive shall be One Dollar ($1.00) less than the maximum amount that the Participant may receive without being subject to the Excise Tax, whichever of clause (i) or (ii) results in the receipt by the Participant of the greatest benefit on an after-tax basis (taking into account applicable federal, state and local income taxes and the Excise Tax). In the event that clause (ii) results in a greater after-tax benefit to the Participants, payments or benefits included in the Total Payments shall be reduced or eliminated by applying the following principles, in order: (A) the payment or benefit with the higher ratio of the parachute payment value to present economic value (determined using reasonable actuarial assumptions) shall be reduced or eliminated before a payment or benefit with a lower ratio; (B) the payment or benefit with the later possible payment date shall be reduced or eliminated before a payment or benefit with an earlier payment date; and (C) cash payments shall be reduced prior to non-cash benefits; provided that if the foregoing order of reduction or elimination would violate Code Section 409A, then the reduction shall be made pro rata among the payments or benefits included in the Total Payments (on the basis of the relative present value of the parachute payments).

18. Miscellaneous.

(a) Other Terms and Conditions. The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan. No provision in an Award agreement shall limit the Administrator’s discretion hereunder unless such provision specifically so provides for such limitation.

(b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

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(iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required to avoid the imposition of additional taxes under Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. Unless otherwise determined by the Administrator or otherwise provided in any Award agreement, all fractional Shares that would otherwise be issuable under the Plan shall be canceled for no consideration.

(d) Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f) Code Section 409A. Any Award granted under this Plan shall be provided or made in such manner and at such time as to either make the Award exempt from, or comply with, the provisions of Code Section 409A, to avoid a plan failure described in Code Section 409(a)(1), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

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(g) Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of Texas, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(h) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(i) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(j) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any Award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, Award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award agreement and such Award will remain in full force and effect.

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Annex E

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (this “Agreement”), dated as of [●], 2021, among Andina Acquisition Corp. III, a Delaware corporation (“Andina”), Andina Holdings, LLC, a Delaware limited liability company (“Holdings”), Stryve Foods Holdings, LLC, a Texas limited liability company (“Seller”), and the holders of a set of Class B Units and Class V Common Stock (as defined herein) from time to time party hereto. Unless the context otherwise requires, terms used in this Agreement that are capitalized and not otherwise defined in context have the meanings set forth or cross-referenced in Article I.

WHEREAS, Andina, Holdings, and certain other parties thereto have entered into the Business Combination Agreement, dated as of January 28, 2021 (as amended and supplemented from time to time, the “BCA”), pursuant to which, among other things, (i) Seller will contribute to Holdings all of the issued and outstanding equity interests of Stryve Foods, LLC, a Texas limited liability company, in exchange for Class B Units and an equal number of Class V Common Stock, and (ii) Andina will contribute to Holdings its cash and cash equivalents, after payment of certain expenses as set forth in the BCA, in exchange for Class A Common Stock;

WHEREAS, in connection with, and as a condition to the consummation of the transactions contemplated by, the BCA, the parties hereto have agreed to enter into this Agreement;

WHEREAS, the parties hereto desire to provide for the exchange of a set of Class B Unit and Class V Common Stock for Class A Common Stock (as defined herein), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Article I

Section 1.1 Definitions

For purposes of this Agreement:

“Amended Holdings Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of Andina Holdings LLC, dated on or about the date hereof, as such agreement may be amended from time to time.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Class A Units” means the Class A Common Units of Holdings (as defined in the Amended Holdings Operating Agreement), whether issued as of the date hereof or may be issued by Holdings in the future, which have full economic and voting rights, and otherwise are subject to the terms and conditions set forth in the Amended Holdings Operating Agreement.

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“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of Andina, which shares have full economic and voting rights, and otherwise are subject to the terms and conditions of Andina’s organizational documents.

“Class B Units” means the Class B Common Units of Holdings (as defined in the Amended Holdings Operating Agreement), whether issued as of the date hereof or may be issued by Holdings in the future, which have full economic rights, but no voting rights, and otherwise are subject to the terms and conditions set forth in the Amended Holdings Operating Agreement.

“Class V Common Stock” means the shares of Class V common stock, par value $0.0001 per share, of Andina, which shares have one vote per share, but no economic rights, and otherwise are subject to the terms and conditions of Andina’s organizational documents.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combination” means any combination of stock or units, as the case may be, by reverse split, reclassification, recapitalization, reorganization or otherwise.

“Date of Exchange” means with respect to an Exchange pursuant to Section 2.1(a) of this Agreement, (i) the First Exchange Date, (ii) the Second Exchange Date, (iii) September 30, 2022 or such subsequent date as Andina shall determine in its sole discretion, (iv) the first Business Day after the end of each calendar quarter following the date described in clause (iii), or (v) any other Business Day as determined by Andina in its sole discretion that does not occur in a Restricted Taxable Year.

“Exchange” means the exchange of one or more sets of Class B Unit and Class V Common Stock for shares of Class A Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notice” means a written election of Exchange substantially in the form of Exhibit A, duly executed by the exchanging Equityholder or such Equityholder’s duly authorized attorney.

“Exchange Rate” means, at any time, the number of Class A Common Stock for which a set of 1 Class B Unit and 1 share of Class V Common Stock is entitled to be exchanged at such time. On the date of this Agreement, the Exchange Rate shall be a set of 1 Class B Unit and 1 share of Class V Common Stock in exchange for 1 share of Class A Common Stock, subject to adjustment pursuant to Section 2.4 hereof.

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“Equityholder” means each holder of one or more sets of 1 Class B Unit and 1 Class V Common Stock that may from time to time be a party to this Agreement.

“First Exchange Date” means the date that is six months from the Closing Date (as defined in the BCA).

“Holdings” means Andina Holdings LLC, a Delaware limited liability company, and any successor thereto.

“Liens” means any mortgage, servitude, easement, right of way, equitable interest, license, leasehold or other possessory interest, option, preference, priority, right of first refusal, deed of trust, pledge, hypothecation, encumbrance or security interest.

“Lock-Up Agreement” means that certain Lock-Up Agreement, entered into as of January 28, 2021, between Andina, Seller, and B. Luke Weil as the purchaser representative.

“Publicly Traded” means listed or admitted to trading on the NASDAQ Capital Market or another national securities, or any successor to any of the foregoing.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 28, 2021, between Andina and Seller.

“Restricted Taxable Year” shall mean (i) the taxable year of Holdings ending December 31, 2021 and (ii) any other taxable year of Holdings for which Andina determines Holdings does not satisfy the private placement safe harbor of Treasury Regulation Section 1.7704-1(h). Unless Andina otherwise notifies the Members with respect to a taxable year, each taxable year of Holdings shall be a Restricted Taxable Year.

“Second Exchange Date” means the date that is twelve months from the Closing Date (as defined in the BCA).

“Subdivision” means any subdivision of stock or units, as the case may be, by any split, dividend, distribution, reclassification, recapitalization, reorganization or otherwise.

“Units” means the aggregate Class A Units and Class B Units.

Article II

Section 2.1 Exchange of Class B Units and Class V Common Stock for Class A Common Stock.

(a) Upon the terms and subject to the conditions of this Agreement and the Amended Holdings Operating Agreement, each Equityholder shall be entitled to effect an Exchange on a Date of Exchange; provided that if the Date of Exchange occurs in a Restricted Taxable Year, the Exchange must satisfy the conditions of Section 2.1(d). In the event an Equityholder wishes to effect an Exchange, such Equityholder shall deliver to Holdings and Andina an (i) Exchange Notice and (ii) on the Date of Exchange, surrender or, in the absence of such surrender, be deemed to have surrendered, the Class B Units and Class V Common Stock, in each case free and clear of all Liens, and in each case with the applicable stock certificate (if certificated), stock power (if uncertificated) and other applicable forms reasonably requested by Andina and/or Holdings. In consideration for such surrender, the exchanging Equityholder shall be entitled to the issuance by Andina to such Equityholder of a number of shares of Class A Common Stock equal to (x) the number of sets of 1 Class B Unit and 1 Class V Common Stock exchanged by the Equityholder multiplied by (y) the Exchange Rate and concurrently with any such issuance, such exchanged Class B Units shall automatically convert to Class A Units held by Andina and shares of Class V Common Stock automatically shall be deemed cancelled, without any action on the part of any person, including Andina and Holdings.

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(b) Following the delivery of the Exchange Notice and promptly after the surrender of Class B Units and Class V Common Stock by the Equityholder, Andina shall cause to be delivered the number of shares of Class A Common Stock deliverable upon such Exchange as promptly as practicable (but not later than five Business Days) after the Date of Exchange, at the offices of the then-acting registrar and transfer agent of the shares of Class A Common Stock (or, if there is no then-acting registrar and transfer agent of Class A Common Stock, at the principal executive offices of Andina), registered in the name of the relevant exchanging Equityholder (or in such other name as is requested in writing by the Equityholder), in certificated or uncertificated form, as determined by Andina; provided, that to the extent the shares of Class A Common Stock are settled through the facilities of The Depository Trust Company, upon the written instruction of the exchanging Equityholder set forth in the Exchange Notice, Andina shall use its commercially reasonable efforts to deliver the shares of Class A Common Stock deliverable to such exchanging Equityholder in the Exchange through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such exchanging Equityholder by no later than the close of business on the third (3rd) Business Day immediately following the Date of Exchange. An Exchange pursuant to this Section 2.1 of Class B Units and shares of Class V Common Stock for shares of Class A Common Stock will be deemed to have been effected immediately prior to the close of business on the Date of Exchange whether or not the shares of Class A Common Stock have been delivered to the exchanging Equityholder at such time, and the Equityholder will be treated as a holder of record of shares of Class A Common Stock as of the close of business on such Date of Exchange. Upon prior written request of a Equityholder with respect to a specific Exchange Notice, Andina may, in its reasonable discretion, permit the Date of Exchange for the specific Exchange Notice to occur on a date that is not the first Business Day after the end of a calendar quarter.

(c) Holdings, Andina and each exchanging Equityholder shall bear its own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Holdings shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Equityholder that requested the Exchange, then such Equityholder and/or the person in whose name such shares are to be delivered shall pay to Holdings the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Holdings that such tax has been paid or is not payable. For the avoidance of doubt, each exchanging Equityholder shall bear any and all income or gains taxes imposed on gain realized by such exchanging Equityholder as a result of such Exchange.

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(d) With respect to any Date of Exchange that occurs in a Restricted Taxable Year, (x) the Date of Exchange must be a date not less than 60 days after delivery of the applicable Exchange Notice, (y) the exchanging Equityholder must Exchange the lesser of (I) 1,000 Units and (II) all of such exchanging Equityholder’s Units, and (z) upon delivery of the applicable Exchange Notice to Holdings and Andina, the exchanging Equityholder shall be precluded from rescinding such Exchange Notice. Notwithstanding anything to the contrary herein, neither Andina nor Holdings shall be obligated to effectuate an Exchange if such Exchange (in the sole discretion of Andina) could cause Holdings to be treated as a “publicly traded partnership” or to be taxed as a corporation pursuant Section 7704 of the Code (or successor provisions of the Code) or the applicable Treasury Regulations and, in that event, Andina or Holdings may impose such restrictions on Exchange as Andina or Holdings may determine to be necessary or advisable so that Holdings is not treated as a “publicly traded partnership” under Section 7704 of the Code. Notwithstanding anything to the contrary herein, no Exchange shall be permitted (and, if attempted, shall be void ab initio) if, in the good faith determination of Andina or of Holdings on advice of counsel, such an Exchange would pose a material risk that Andina would be a “publicly traded partnership” under Section 7704 of the Code. Andina will deliver notice to each Member (other than Andina) at least 75 days prior to each Date of Exchange that occurs within a Restricted Taxable Year.

(e) For the avoidance of doubt, each share of Class A Common Stock issued to or received by an Equityholder pursuant to an Exchange in accordance with this Agreement shall be subject to the transfer restrictions set forth in the Lock-Up Agreement until the expiration of the applicable Lock-Up Period (as defined in the Lock-Up Agreement).

(f) For the avoidance of doubt, and notwithstanding anything to the contrary herein, an Equityholder shall not be entitled to effect an Exchange to the extent Andina determines that such Exchange would be prohibited by law or regulation (including, without limitation, the unavailability of any requisite registration statement filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or any exemption from the registration requirements thereunder).

Section 2.2 Class A Common Stock to be Issued.

(a) Andina shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as may be deliverable upon any such Exchange; provided, that nothing contained herein shall be construed to preclude Andina from satisfying its obligations in respect of the Exchange of the set of Class B Unit and Class V Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of Andina or any of their subsidiaries or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Andina or held by any subsidiary thereof). Andina and Holdings covenant that all Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

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(b) Andina and Holdings shall at all times ensure that the execution and delivery of this Agreement by each of Andina and Holdings and the consummation by each of Andina and Holdings of the transactions contemplated hereby (including without limitation, the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate or limited liability company action, as the case may be, on the part of Andina and Holdings, including, but not limited to, all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of Andina’s board of directors’ power and authority and to the extent permitted by law, shall not be subject to any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

(c) Andina and Holdings covenant and agree that, to the extent that a registration statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Exchange. In the event that any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the Equityholder requesting such Exchange, Andina and Holdings shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. Andina and Holdings shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery. In the event that Andina and Holdings are unable to effect registration of Class A Common Stock and have exhausted efforts as set forth herein, Holdings may deliver unregistered shares of Class A Common Stock with respect to an Exchange, it being understood that to the extent an Equityholder is a party to the Registration Rights Agreement, any unregistered shares of Class A Common Stock issued to such Equityholder shall be entitled to the registration rights set forth therein.

Section 2.3 Equity Interests of Andina and Holdings.

(a) Holdings and Andina shall take all actions necessary so that, at all times for as long as this Agreement is in effect: (i) the combined number of Class A Units outstanding equals the number of shares of Class A Common Stock outstanding; and (ii) a set of 1 Class B Unit and 1 share of Class V Common Stock is exchangeable for 1 share of Class A Common Stock pursuant to this Agreement.

(b) Upon the issuance of any shares of Class A Common Stock other than pursuant to an Exchange (but including any issuance in connection with a business acquisition by Andina or its direct or indirect subsidiaries, an equity incentive program or upon the conversion, exercise (including cashless exercise) or exchange of any security or other instrument convertible into or exercisable or exchangeable for shares of Class A Common Stock), Andina shall contribute the proceeds of such issuance (net of any selling or underwriting discounts or commissions or other expenses) to Holdings in exchange for a number of newly issued Class A Units equal to the number of shares of Class A Common Stock issued.

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(c) At any time that Holdings issues a Class B Unit to anyone other than Andina, Andina shall issue a share of Class V Common Stock to the recipient of such Class B Unit. Upon the exchange or cancellation of any Class B Unit pursuant to this Agreement or the Amended Holdings Operating Agreement, a corresponding number of shares of Class V Common Stock shall automatically be cancelled without any action on the part of any person, including such Equityholder, Andina or Holdings.

(d) If Andina redeems, repurchases or otherwise acquires any shares of Class A Common Stock for cash (including a redemption, repurchase or acquisition of restricted shares of Class A Common Stock for nominal or no value), Holdings shall, concurrently with such redemption, repurchase or acquisition, redeem, repurchase or acquire an identical number of Class A Units held by Andina upon the same terms, including the same price, as the terms of the redemption, repurchase or acquisition of shares of Class A Common Stock.

(e) Andina shall not in any manner effect any Subdivision or Combination of shares of Class A Common Stock unless Holdings simultaneously effects a Subdivision or Combination, as the case may be, of Class B Units with an identical ratio as the Subdivision or Combination of shares of Class A Common Stock. Holdings shall not in any manner effect any Subdivision or Combination of Class B Units unless Andina simultaneously effects a Subdivision or Combination, as the case may be, of shares of Class A Common Stock and shares of Class V Common Stock with an identical ratio as the Subdivision or Combination of Class B Units.

Section 2.4 Adjustment. The Exchange Rate shall be equitably adjusted accordingly if there is: (a) any Subdivision or Combination of the Class B Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock or (b) any Subdivision or Combination of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Class B Units. If there is any Combination in which the Class A Common Stock are converted or changed into another security, securities or other property, then upon any subsequent Exchange, an exchanging Equityholder shall be entitled to receive the amount of such security, securities or other property that such exchanging Equityholder would have received if such Exchange had occurred immediately prior to the effective time of such Combination, taking into account any adjustment as a result of any Subdivision or Combination of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the exchange of any Class B Unit.

Section 2.5 Withholding; Certification of Non-Foreign Status.

(a) If Andina shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, Andina shall be entitled to take such action as it deems appropriate, in its reasonable discretion, in order to ensure compliance with such withholding requirements, including, withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes that Andina may be required to withhold with respect to such Exchange; provided that, in the event that Andina so determines that withholding is required with respect to an Exchange, Andina shall notify the applicable Equityholder as soon as reasonably practicable of its intent to withhold and Andina shall consider in good faith any forms, statements, documentation or other information submitted by, and otherwise cooperate on a reasonable basis with, the applicable Equityholder(s) to reduce or eliminate the proposed withholding. To the extent that amounts are (or property is) so withheld and paid over to the appropriate taxing authority in accordance with applicable law, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Equityholder and, as soon as reasonably practicable after any such withholding, Andina shall deliver to the applicable Equityholder the original or a certified copy of a receipt issued by the applicable taxing authority evidencing such payment and such other information reasonably requested by the applicable Equityholder, a copy of the return reporting such payment and, upon request of the applicable Equityholder, other evidence of such payment and Andina shall cooperate on a reasonable basis with the applicable Equityholder(s) to claim and obtain a refund for any such taxes withheld.

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(b) Notwithstanding anything to the contrary herein, Andina may, in its reasonable discretion, require that an exchanging Equityholder deliver to Andina a certification of non-foreign status in accordance with Sections 1445 and 1446(f)(2) of the Code and Treasury Regulation Section 1.1445-2(b) and Treasury Regulation Section 1.1446(f)-2(b)(2) prior to an Exchange. In the event Andina has required delivery of such certification but an exchanging Equityholder does not provide such certification, Andina shall nevertheless deliver or cause to be delivered to the exchanging Equityholder the Class A Common Stock in accordance with Section 2.1, but subject to withholding as provided in Section 2.5(a).

Article III

Section 3.1 Additional Equityholders. To the extent an Equityholder validly transfers any or all of such holder’s Class B Units and corresponding Class V Common Stock to another person in a transaction in accordance with, and not in contravention of, the Amended Holdings Operating Agreement, Andina’s organizational documents or any other agreement or agreements with Andina or any of its subsidiaries to which a transferring Equityholder may be party, then such transferee (each, a “Permitted Transferee”) shall have the right to execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon such Permitted Transferee shall become an Equityholder hereunder. To the extent Holdings issues Class B Units in the future, Holdings shall be entitled, in its sole discretion, to make any holder of such Class B Units an Equityholder hereunder through such holder’s execution and delivery of a joinder to this Agreement, substantially in the form of Exhibit B hereto.

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Section 3.2 Addresses and Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):

(a)	If to Andina, to:

Andina Acquisition Corp. III

c/o Stryve Foods, Inc.

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Phone: (972) 987-5130

Email: joe@stryve.com

(b)	If to Holdings, to:

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Phone: (972) 987-5130

Email: joe@stryve.com

(c)	If to any Equityholder, to the address and other contact information set forth in the records of Andina or Holdings from time to time.

Section 3.3 Further Action. The parties will furnish, or cause to be furnished, upon request to each other such further information, execute and deliver, or cause its affiliates to execute and deliver, such further instruments, and take (or cause its affiliates to take) such other action, as may be reasonably necessary to carry out or achieve the purposes and intents of this Agreement, including any Exchange, and the transactions contemplated herein.

Section 3.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 3.5 Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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Section 3.6 Assignment; Amendment; Successors.

(a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Andina, Holdings and Seller (or upon the liquidation of Seller, the vote or written consent of the holders of a majority of the then outstanding Class B Units (excluding Class B Units held by Andina)), and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Notwithstanding the foregoing and anything to the contrary, Seller may, without the prior written consent of Andina or Holdings, (i) distribute all or a portion of its Class B Units and Class V Common Stock received by Seller under the BCA to its members at any time, and (ii) assign all or part of Seller’s rights and obligations of Seller under this Agreement to any such member of Seller who receives Class B Units and Class V Common Stock as a distribution (and such assignment shall not reduce any rights of Seller under this Agreement). Any successor or assignee of Seller shall execute and deliver a joinder to this Agreement, substantially in the form of Exhibit B hereto, whereupon successor or assignee of Seller shall become an Equityholder hereunder.

(b) This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Andina, Holdings and Seller or upon the liquidation of Seller, the vote or written consent of the holders of a majority of the Class B Units (excluding any Class B Units held by Andina).

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. Each of Andina and Holdings shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of either Andina or Holdings, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that each of Andina and Holdings would be required to perform if no such succession had taken place.

Section 3.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 3.8 Submission to Jurisdiction; Waiver of Jury Trial.

(a) Any and all disputes which cannot be settled amicably with respect to this Agreement, including any action (at law or in equity), claim, litigation, suit, arbitration, hearing, audit, review, inquiry, proceeding, investigation or ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement or any matter arising out of or in connection with this Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or thereunder brought by a party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Chancery Court, or if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court. Each of the parties hereby irrevocably submits with regard to any such dispute for itself and in respect of its property, generally and unconditionally, to the sole and exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any dispute relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each party irrevocably consents to service of process in any dispute in any of the aforesaid courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in Section 3.2. Each party hereby irrevocably and unconditionally waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action brought by any party with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this Section 3.8; (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); or (iii) any objection which such party may now or hereafter have (A) to the laying of venue of any of the aforesaid actions arising out of or in connection with this Agreement brought in the courts referred to above; (B) that such action brought in any such court has been brought in an inconvenient forum and (C) that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

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(b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such party’s property, each such party hereby irrevocably waives such immunity in respect of such party’s obligations with respect to this Agreement.

(c) EACH PARTY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THE CHOICE OF DELAWARE LAW TO GOVERN THIS AGREEMENT AND TO THE JURISDICTION OF DELAWARE COURTS IN CONNECTION WITH PROCEEDINGS BROUGHT HEREUNDER. THE PARTIES INTEND THIS TO BE AN EFFECTIVE CHOICE OF DELAWARE LAW AND AN EFFECTIVE CONSENT TO JURISDICTION AND SERVICE OF PROCESS UNDER 6 DEL. C. § 2708.

(d) EACH PARTY, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

(i) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in this Section 3.8(c) and such parties agree not to plead or claim the same.

Section 3.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail delivery of a “.pdf” format data file) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, by e-mail delivery of a “.pdf” format data file or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.

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Section 3.10 Tax Treatment. This Agreement shall be treated as part of the Amended Holdings Operating Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated thereunder. As required by the Code and the Treasury Regulations (and applicable state and local income tax laws), the parties shall report any Exchange consummated hereunder as a taxable sale of the Class B Units and Class V Common Stock by the exchanging Equityholder to Andina, and no party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless an alternate position is permitted under the Code and Treasury Regulations and Andina consents in writing, such consent not to be unreasonably withheld, conditioned, or delayed. Further, in connection with any Exchange consummated hereunder, Holdings and/or Andina shall provide the exchanging Equityholder with all reasonably necessary information to enable the exchanging Equityholder to file its income Tax returns for the taxable year that includes the Exchange, including information with respect to Code Section 751 assets (including relevant information regarding “unrealized receivables” or “inventory items”) and Section 743(b) basis adjustments as soon as practicable and in all events within 60 days following the close of such taxable year (and use commercially reasonable efforts to provide estimates of such information shortly after the end of the taxable year of the applicable Exchange).

Section 3.11 Termination. This Agreement shall terminate and be of no further force or effect when all equity securities of Holdings are held by Andina.

Section 3.12 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 3.13 Independent Nature of Equityholders’ Rights and Obligations. The obligations of each Equityholder hereunder are several and not joint with the obligations of any other Equityholder, and no Equityholder shall be responsible in any way for the performance of the obligations of any other Equityholder hereunder. The decision of each Equityholder to enter into to this Agreement has been made by such Equityholder independently of any other Equityholder. Nothing contained herein, and no action taken by any Equityholder pursuant hereto, shall be deemed to constitute the Equityholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Equityholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Andina acknowledges that the Equityholders are not acting in concert or as a group, and Andina will not assert any such claim, with respect to such obligations or the transactions contemplated hereby.

Section 3.14 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regards to its principles of conflicts of laws.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

ANDINA ACQUISITION CORP. III:

By:
Name:	[●]
Title:	[●]

ANDINA HOLDINGS LLC:

By:
Name:	[●]
Title:	[●]

SELLER:

By:
Name:	[●]
Title:	[●]

ANDINA ACQUISITION CORP. III

By:
Name:	[●]
Title:	[●]

HAWK PARENT HOLDINGS LLC

By:
Name:	[●]
Title:	[●]

LLC UNITHOLDERS

By:
Name:	[●]
Title:	[●]

[Signature Page – Exchange Agreement]

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EXHIBIT A

FORM OF

ELECTION OF EXCHANGE

Andina Acquisition Corp. III

c/o Stryve Foods, Inc.

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Email: joe@stryve.com

Andina Holdings, LLC

5801 Tennyson Parkway, Suite 275

Plano, TX 75024

Attention: Mr. Joe Oblas

Email: joe@stryve.com

Reference is hereby made to the Exchange Agreement, dated as of [●], 2021 (the “Exchange Agreement”), among Andina Acquisition Corp. III, a Delaware corporation (“Andina”), Andina Holdings, LLC, a Delaware limited liability company (“Holdings”), Stryve Foods Holdings, LLC, a Texas limited liability company (“Seller”), and the holders of Class B Units and Class V Common Stock from time to time party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Equityholder hereby transfers to Andina the number of Class B Units and Class V Common Stock set forth below in exchange for shares of Class A Common Stock to be issued in its name as set forth in the Exchange Agreement.

Legal Name of Equityholder: __________________________________________________________________

Address: _________________________________________________________________________________

Number of Class B Units to be exchanged: ______________

Number of Class V Common Stock to be exchanged: ___________

If the Equityholder desires the shares of Class A Common Stock be settled through the facilities of The Depositary Trust Company (“DTC”), please indicate the account of the DTC participant below. In the event Andina elects to certificate the shares of Class A Common Stock issued to the Equityholder, please indicate the following:

Legal Name for Certificates:

Address for Delivery of Certificates:

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EXHIBIT A

FORM OF

ELECTION OF EXCHANGE

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Election of Exchange and to perform the undersigned’s obligations hereunder; (ii) this Election of Exchange has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms hereof, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Class B Units and Class V Common Stock subject to this Election of Exchange are subject to the restrictions on transfer and other terms and conditions of the Lock-Up Agreement (the “Lock-Up Restrictions”), which Lock-Up Restrictions will apply mutatis mutandis to the shares of Class A Common Stock to be delivered upon Exchange; (iv) other than the Lock-Up Restrictions, the Class B Units and Class V Common Stock subject to this Election of Exchange are being transferred to Andina free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (v) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned or the Class B Units or Class V Common Stock subject to this Election of Exchange is required to be obtained by the undersigned for the transfer of such Class B Units or Class V Common Stock to Andina.

The undersigned hereby irrevocably constitutes and appoints any officer of Andina or of Holdings as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to Andina the Class B Units and Class V Common Stock subject to this Election of Exchange and to deliver to the undersigned the shares of Class A Common Stock to be delivered in exchange therefor.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Election of Exchange to be executed and delivered by the undersigned or by its duly authorized attorney.

Name: _____________________________

Dated: _____________________________

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EXHIBIT B

FORM OF

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is a joinder to the Exchange Agreement, dated as of [●], 2021 (the “Exchange Agreement”), among Andina Acquisition Corp. III, a Delaware corporation (“Andina”), Andina Holdings, LLC (“Holdings”) a Delaware limited liability company, Stryve Foods Holdings, LLC, a Texas limited liability company (“Seller”) and each of the Equityholders from time to time party thereto. Capitalized terms used but not defined in this Joinder Agreement shall have their meanings given to them in the Exchange Agreement. This Joinder Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware. In the event of any conflict between this Joinder Agreement and the Exchange Agreement, the terms of this Joinder Agreement shall control.

The undersigned hereby joins and enters into the Exchange Agreement having acquired Class B Units in Holdings. By signing and returning a copy of this Joinder Agreement to each of Holdings and Andina, the undersigned accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of an Equityholder contained in the Exchange Agreement, with all attendant rights, duties and obligations of an Equityholder thereunder. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder Agreement by Andina and by Holdings, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Exchange Agreement.

Name:

Address for Notices:	With copies to:

Attention:

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Annex F

TAX RECEIVABLES AGREEMENT

This TAX RECEIVABLES AGREEMENT (this “Agreement”), dated as of [●], 2021, is hereby entered into by and among Stryve Foods Holdings, LLC, a Texas limited liability company (“Seller”), Stryve Foods, Inc., a Delaware corporation and successor in interest Andina Acquisition Corporation III (“Purchaser”) and Andina Holdings LLC, a Delaware limited liability company (“Holdings”).

RECITALS

WHEREAS, Purchaser, Holdings, B. Luke Weil as purchaser representative, Stryve Foods LLC, a Texas limited liability company (the “Company”), Seller, and R. Alex Hawkins, as seller representative, entered into that certain Business Combination Agreement, dated as of January 28, 2021 (the “Business Contribution Agreement”), pursuant to which, among other things, Seller will contribute all of its interest in the Company to Holdings (the “Contribution”);

WHEREAS, in connection with the Contribution, Seller will receive Class B Common Units of Holdings and Class V Common Stock of Purchaser (collectively, the “Units”), which Units will be exchangeable with Purchaser for Class A Common Stock of Purchaser (such exchange, an “Exchange”) as provided for under the Exchange Agreement;

WHEREAS, Exchanges shall be effected pursuant to the Exchange Agreement in transactions that may result in the recognition of gain or loss for U.S. Federal Income Tax purposes to Seller (each, a “Taxable Exchange”), as described herein;

WHEREAS, Holdings will have in effect an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), for each Taxable Year (as defined below) in which any Taxable Exchange occurs, which election may result in a Basis Adjustment (as defined herein) to the tangible and intangible assets owned by Holdings and its subsidiaries as of the date of any such Taxable Exchange;

WHEREAS, the income, gain, loss, expense and other Tax (as defined herein) items of Holdings and its subsidiaries may be affected by the Basis Adjustment (as defined herein); and

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Basis Adjustment and the Imputed Interest on the actual liability for Taxes (as defined herein) of Purchaser.

F-1

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
Definitions

Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Advisory Firm” means an accounting or law firm that is nationally recognized as being expert in Tax matters and that is agreed to by the parties to this Agreement.

“Affiliate” means with respect to a Person, a Person directly or indirectly controlling, controlled by, or under common control with, such Person.

“Agreed Rate” means the Prime Rate (as defined in the Amended and Restated LLC Agreement of Holdings, dated as of the date hereof).

“Agreement” is defined in the preamble of this Agreement.

“Amended Schedule” is defined in Section 2.04(b) of this Agreement.

“Basis Adjustment” means the adjustment to the tax basis of a Reference Asset under Sections 732, 743(b) and 754 of the Code and comparable sections of state and local tax laws (as calculated under Section 2.01 of this Agreement) as a result of an Exchange (including, without limitation, the payments made pursuant to this Agreement). Notwithstanding any other provision of this Agreement, the amount of any Basis Adjustment resulting from an Exchange of one or more Units shall be determined without regard to any Pre-Exchange Transfer of such Units and as if any such Pre-Exchange Transfer had not occurred.

“Beneficial Owner” of a security is a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank sitting in New York, New York is closed for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

“Change of Control” means the occurrence of any of the following events:

(i) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto, excluding Seller or any Person who, on the date hereof, is a member of Seller, becomes the Beneficial Owner, directly or indirectly, of securities of the Purchaser representing more than fifty percent (50%) of the combined voting power of the Purchaser’s then outstanding voting securities; or

F-2

(ii) there is consummated a merger or consolidation of the Purchaser or any direct or indirect subsidiary of the Purchaser with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the board of directors immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of the Purchaser immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or

(iii) the shareholders of the Purchaser approve a plan of complete liquidation or dissolution of the Purchaser, or there is consummated an agreement or series of related agreements for the sale or other disposition, directly, or indirectly, by the Purchaser or Holdings of all or substantially all of its assets, other than such sale or other disposition by the Purchaser of all or substantially all of the Purchaser’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Purchaser in substantially the same proportions as their ownership of the Purchaser immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii)(x) above, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the Beneficial Owners of the shares of the Purchaser immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the stock or assets of the Purchaser immediately following such transaction or series of transactions and the Beneficial Owner has substantially the same rights under this Agreement and the Exchange Agreement (or equivalent successors to such agreements).

“Code” is defined in the Recitals of this Agreement.

“Control” and its correlatives means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of state and local tax law, as applicable, or any other event (including the execution of a Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

F-3

“Early Termination Notice” is defined in Section 4.02 of this Agreement.

“Early Termination Schedule” is defined in Section 4.02 of this Agreement.

“Early Termination Payment” is defined in Section 4.03(b) of this Agreement.

“Exchange” means the acquisition of Holdings Class B Units and Purchaser Class V Stock by the Purchaser, pursuant to an Exchange Agreement from Seller or any other Person party to an Exchange Agreement.

“Exchange Agreement” means that certain Exchange Agreement, dated as of the date hereof, by and among Purchaser, Holdings and Seller and any successor Exchange Agreement entered into by any member, direct or indirect, of Seller in connection with distribution to such member of Holdings Class B Units and Purchaser Class V Stock.

“Exchange Basis Schedule” is defined in Section 2.02 of this Agreement.

“Exchange Date” means the date any Exchange occurs.

“Exchange Payment” is defined in Section 5.01 of this Agreement

“Expert” is defined in Section 7.10 of this Agreement.

“Holdings” is defined in the Preamble of this Agreement.

“Holdings Class B Unit” means a Class B Common Unit of Holdings, as defined in the Amended and Restated LLC Agreement of Holdings dated as of the date hereof.

“Imputed Interest” shall mean any interest imputed under Sections 1272, 1274 or 483 or other provision of the Code and any similar provision of state and local tax law with respect to the Purchaser’s payment obligations under this Agreement.

“IRS” means the United States Internal Revenue Service.

“Late Payment Rate” means the Agreed Rate plus 500 basis points.

“Non-Stepped Up Tax Basis” means, with respect to any asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustment had been made.

“Non-Stepped Up Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of the Purchaser using the same methods, elections, conventions and similar practices used on the relevant Purchaser Return, but using the Non-Stepped Up Tax Basis instead of the tax basis of the Reference Assets and excluding any deduction attributable to the Imputed Interest.

“Payment Date” means any date on which a payment is made pursuant to this Agreement.

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“Person” means and includes any individual, firm, corporation, partnership (including, without limitation, any limited, general or limited liability partnership), company, limited liability company, trust, joint venture, association, joint stock company, unincorporated organization or similar entity or governmental entity.

“Pre-Exchange Transfer” means any transfer of any Units (including upon death of a Seller) (i) that occurs after the date of the Contribution but prior to the date of the Exchange of such Units and (ii) to which Section 743(b) of the Code applies.

“Purchaser” is defined in the Preamble of this Agreement.

“Purchaser Class V Stock” means a share of the Class V Common Stock of Purchaser, par value $0.0001 per share.

“Purchaser Letter” shall mean a letter by the Purchaser in connection with the performance of its obligations under this Agreement stating that the relevant schedule, notice or other information to be provided by the Purchaser to Holdings and all supporting schedules and work papers were prepared in a manner consistent with the terms of this Agreement and, to the extent not expressly provided in this Agreement, on a reasonable basis in light of the facts and law in existence on the date such schedule, notice or other information is delivered to Seller.

“Purchaser Return” means the federal Tax Return and/or state and/or local Tax Return, as applicable, of the Purchaser filed with respect to Taxes of any Taxable Year.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Non-Stepped Up Tax Liability over the actual liability for Taxes of the Purchaser for such Taxable Year using the “with or without” methodology. For the avoidance of doubt, the actual liability for Taxes shall reflect the Tax benefit, if any, for the deduction of Imputed Interest. If all or a portion of the actual tax liability for Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination. For this purpose, Taxes of the Purchaser (whether actual liability or Non-Stepped Up Tax Liability) shall include any Taxes of any member of the applicable consolidated group, combine group or unitary group of any of its Affiliates (excluding Holdings, the Company or their subsidiaries).

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the actual liability for Taxes of the Purchaser over the Non-Stepped Up Tax Liability for such Taxable Year using the “with or without” methodology. If all or a portion of the actual tax liability for Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination. For this purpose, Taxes of the Purchaser (whether actual liability or Non-Stepped Up Tax Liability) shall include any Taxes of any member of the applicable consolidated group, combined group or unitary group of any of its Affiliates (excluding Holdings, the Company or their subsidiaries).

“Reconciliation Procedures” means those procedures set forth in Section 7.10 of this Agreement.

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“Reference Assets” means (a) all tangible and intangible assets owned (or deemed owned such as through an entity disregarded for tax purposes) at the time of an Exchange (i) by Holdings or (ii) by entities in which Holdings owns an interest that are treated as partnerships for U.S. federal income tax purposes and for which an election under Section 754 of the Code is in effect with respect to such Exchange, and (b) any asset to the extent its tax basis is determined by reference to the adjusted basis of an asset referred to in clause (a).

“Representative” is defined in Section 7.07(a) of this Agreement.

“Representative Documents” is defined in Section 7.08(a) of this Agreement.

“Schedule” means any of the Exchange Basis Schedule, Tax Benefit Schedule and the Early Termination Schedule.

“Seller” is defined in the preamble to this Agreement. As used in this agreement, Seller shall include any member (direct or indirect) to whom Seller (or a member of Seller) distributes Holdings Class B Units and Purchaser Class V Shares.

“Senior Obligations” is defined in Section 5.01 of this Agreement.

“Tax Benefit Payment” is defined in Section 3.01(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.03 of this Agreement.

“Tax Return” means any return, declaration, report or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year as defined in Section 441(b) of the Code or comparable section of state or local tax law, as applicable, (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made) ending on or after an Exchange Date in which there is a Basis Adjustment due to an Exchange.

“Taxes” means any and all U.S. federal, state, local and foreign taxes, assessments or similar charges measured with respect to net income or profits and any interest, additions to Tax or penalties applicable or related to such Tax.

“Taxing Authority” means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

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“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that (1) in each Taxable Year ending on or after such Early Termination Date, the deductions from the Basis Adjustment and the Imputed Interest arising out of previous Exchanges will continue to be available to the Purchaser without regard to any Change of Control or any dispositions of the Reference Assets on or after the Early Termination Date, (2) the Purchaser will have taxable income sufficient to fully utilize such deductions during such Taxable Year (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions), (3) the federal income tax rates and state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, (4) any loss carryovers generated by the Basis Adjustment or the Imputed Interest and available as of the date of the Early Termination Schedule (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions) will be utilized by the Purchaser on a pro rata basis from the date of the Early Termination Schedule through the earlier of (i) the twentieth anniversary of the first Exchange Date or (ii) the schedule expiration date of such carryforward or carryback, (5) any non-amortizable assets are deemed to be disposed of on the earlier of (i) the fifteenth anniversary of the Basis Adjustment and (ii) the Early Termination Date, and (6) if, on the Early Termination Date, any Seller has Units that have not been Exchanged, then such Units shall be deemed to be Exchanged for the fair market value of the shares of Class V Common Stock and any other cash or consideration (e.g., taking into account the proceeds of any Change in Control, if applicable) that would be received by such Seller if such Units had been Exchanged on the Early Termination Date, and such Member shall be entitled to receive the amount of cash such Member would have been entitled to receive under this Agreement had such Units actually been Exchanged on the Early Termination Date.

ARTICLE II
Determination of Realized Tax Benefit

SECTION 2.01. Basis Adjustment. The Purchaser and Holdings agree that, as a result of any Exchange, the Purchaser’s basis in the applicable Reference Assets shall be increased to the fullest extent permitted by law, determined in a manner consistent with the treatment specified in Section 3.10 of the Exchange Agreement. For the avoidance of doubt, payments made under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are attributable to Imputed Interest.

SECTION 2.02. Exchange Basis Schedule. Within 45 calendar days after the filing of the U.S. federal income tax return of the Purchaser for each Taxable Year in which any Exchange has been effected, the Purchaser shall deliver to Seller a schedule (the “Exchange Basis Schedule”) that shows, in reasonable detail, for purposes of Taxes, (i) the actual unadjusted tax basis of the Reference Assets as of each applicable Exchange Date, (ii) the Basis Adjustment with respect to the Reference Assets as a result of the Exchanges effected in such Taxable Year, calculated in the aggregate, (iii) the period or periods, if any, over which the Reference Assets are amortizable and/or depreciable and (iv) the period or periods, if any, over which each Basis Adjustment is amortizable and/or depreciable.

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SECTION 2.03. Tax Benefit Schedule. Within 60 calendar days after the filing of the U.S. federal income tax return of the Purchaser for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Purchaser shall provide to Seller a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). The Tax Benefit Schedule will become final as provided in Section 2.04(a) and may be amended as provided in Section 2.04(b) (subject to the procedures set forth in Section 2.04(b)).

SECTION 2.04. Procedures, Amendments

(a) Procedure. Every time the Purchaser delivers to Seller an applicable Schedule under this Agreement (including an Amended Schedule pursuant to Section 2.04(b) of this Agreement), the Purchaser shall also (x) deliver to Seller schedules and work papers providing reasonable detail regarding the preparation of the Schedule and an Purchaser Letter supporting such Schedule and (y) allow Seller reasonable access to the appropriate representatives at the Purchaser and the Advisory Firm in connection with a review of such Schedule. The applicable Schedule shall become final and binding on all parties unless Seller, within 30 calendar days after receiving an Exchange Basis Schedule or amendment thereto or 30 calendar days after receiving a Tax Benefit Schedule or amendment thereto, provides the Purchaser with notice of a material objection to such Schedule made in good faith. If the parties, negotiating in good faith, are unable to successfully resolve the issues raised in such notice within 30 calendar days, if with respect to an Exchange Basis Schedule, or 30 calendar days, if with respect to a Tax Benefit Schedule, after such Schedule was delivered to Seller, the Purchaser and Seller shall employ the Reconciliation Procedures as described in Section 7.10 of this Agreement.

(b) Amended Schedule. The applicable Schedule for any Taxable Year may be amended from time to time by the Purchaser (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to Seller, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (v) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vi) to adjust the Exchange Basis Schedule to take into account payments made pursuant to this Agreement (such schedule, an “Amended Schedule”); provided, however, that such a change under clause (i) attributable to an audit of a Tax Return by an applicable Taxing Authority shall not be taken into account on an Amended Schedule unless and until there has been a Determination with respect to such change.

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ARTICLE III
Tax Benefit Payments

SECTION 3.01. Payments

(a) Payments. Within five Business Days of a Tax Benefit Schedule delivered to Seller becoming final, the Purchaser shall pay to Seller for such Taxable Year the Tax Benefit Payment determined pursuant to Section 3.01(b). Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to a bank account of Seller. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal income tax payments.

(b) A “Tax Benefit Payment” means an amount, not less than zero, equal to 85% of the Purchaser’s Realized Tax Benefit, if any, for a Taxable Year, increased by, (1) interest calculated at the Agreed Rate from the due date (without extensions) for filing the Purchaser Return with respect to Taxes for such Taxable Year until the Payment Date (the “Interest Amount”), and (2) the amount of the excess Realized Tax Benefit reflected on an Amended Tax Benefit Schedule for a previous Taxable Year over the Realized Tax Benefit (or Realized Tax Detriment (expressed as a negative number)) reflected on the Tax Benefit Schedule for such previous Taxable Year; and decreased by, (3) an amount equal to the Purchaser’s Realized Tax Detriment (expressed as a negative number) (if any) for any previous Taxable Year, and (4) the amount of the excess Realized Tax Benefit reflected on a Tax Benefit Schedule for a previous Taxable Year over the Realized Tax Benefit (or Realized Tax Detriment (expressed as a negative number)) reflected on the Amended Tax Benefit Schedule for such previous Taxable Year; provided, however, that the amounts described in 3.01(b)(1), (2), (3) and (4) shall not be taken into account in determining a Tax Benefit Payment attributable to any Taxable Year to the extent such amounts were taken into account in determining any Tax Benefit Payment in a preceding Taxable Year; provided, further, for the avoidance of doubt, Seller shall not be required to return any portion of any previously made Tax Benefit Payment. Notwithstanding the foregoing, for each Taxable Year ending on or after the date of a Change of Control, all Tax Benefit Payments, whether paid with respect to Units that were exchanged (i) prior to the date of such Change of Control or (ii) deemed Exchanged on the date of such Change of Control, shall be calculated by utilizing Valuation Assumptions, substituting in each case the terms “the closing date of a Change of Control” for an “Early Termination Date”.

(c) Imputed Interest. The parties acknowledge that the principles of Section 1272, 1274, or 483 of the Code, as applicable, and the principles of any similar provision of U.S. state and local law, will apply to cause a portion of any Tax Benefit Payment to be treated as imputed interest for applicable tax purposes (“Imputed Interest”). For avoidance of doubt, any Tax Benefit Payment treated as Imputed Interest shall be excluded in determining Realized Tax Benefits and Realized Tax Detriments, and therefore, will not be taking into account in any subsequent Tax Benefit Payment.

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(d) Computation Rules. Except to the extent the payment of any such Tax Benefit Payment is properly treated as Imputed Interest, the payment of all Tax Benefit Payments will be treated as a subsequent upward purchase price adjustment that gives rise to further Basis Adjustments for the Purchaser beginning with the Taxable Year of payment, and as a result, such additional Basis Adjustments will be incorporated into such Taxable Year continuing for future Taxable Years until any incremental Basis Adjustment benefits with respect to a Tax Benefit Payment equal an immaterial amount.

SECTION 3.02. No Duplicative Payments. It is intended that the above provisions will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement provide that 85% of the Purchaser’s Realized Tax Benefit, plus the Interest Amount, is paid to Seller pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner as such intentions are realized.

SECTION 3.03. Maximum Payment. The parties hereby acknowledge and agree that, as of the date of this Agreement and as of the date of any future Exchanges, the aggregate value of the Tax Benefit Payments cannot be reasonably ascertained for U.S. federal income and other applicable tax purposes. Unless Seller notifies the Purchaser to the contrary within 30 days of an applicable Exchange, the stated maximum selling price (within the meaning of Treasury Regulation 15A.453-1(c)(2)) with respect to such Exchange shall not exceed 50% of the amount of the initial consideration received in connection with such Exchange (which, for the avoidance of doubt, shall include the amount of any cash and the fair market value of any security received, but shall exclude the fair market value of any Tax Benefit Payments attributable to such Exchange) and the aggregate Tax Benefit Payments with respect to such Exchange (other than amounts treated as interest (including Imputed Interest) under the Code) shall not exceed such stated maximum selling price.

ARTICLE IV
Termination

SECTION 4.01. Early Termination of Agreement. The Purchaser may terminate this Agreement with respect to some or all of the Holdings Class B Units and Purchaser Class V Shares held (or previously held and exchanged) by Seller at any time by paying to Seller the Early Termination Payment; provided, that the Purchaser may not terminate this Agreement prior to the fifth anniversary of the date of this Agreement except in the event of a Change of Control. In addition, upon a Change of Control of the Purchaser, this Agreement shall terminate and the Purchaser shall pay to Seller the Early Termination Payment. Upon payment of the Early Termination Payment by the Purchaser, neither Seller nor the Purchaser shall have any further payment obligations under this Agreement, other than for any (a) Tax Benefit Payment agreed to by the Purchaser and Seller as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment).

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SECTION 4.02. Early Termination Notice. If this Agreement is terminated under Section 4.01 above, the Purchaser shall deliver to Seller a notice (the “Early Termination Notice”) setting forth (i) its intention to exercise its right to terminate this Agreement under said Section 4.01 (or the circumstances constituting a Change of Control requiring said termination) and (ii) a schedule (the “Early Termination Schedule”) showing in reasonable detail the calculation of the Early Termination Payment. The applicable Early Termination Schedule shall become final and binding on all parties unless Seller, within 30 calendar days after receiving the Early Termination Schedule thereto provides the Purchaser with notice of a material objection to such Schedule made in good faith. If the parties, negotiating in good faith, are unable to successfully resolve the issues raised in such notice within 30 calendar days after such Schedule was delivered to Seller, the Purchaser and Seller shall employ the Reconciliation Procedures as described in Section 7.10 of this Agreement.

SECTION 4.03. Payment upon Early Termination.

(a)        Payment. Within three calendar days after agreement between Seller and the Purchaser on the Early Termination Schedule, the Purchaser shall pay to Seller an amount equal to the Early Termination Payment. Such payment shall be made by wire transfer of immediately available funds to a bank account designated by Seller.

(b) Calculation of Early Termination Payment. The “Early Termination Payment” as of the date of an Early Termination Schedule shall equal the present value, discounted at the Agreed Rate as of the date of the Early Termination Notice, of all Tax Benefit Payments that would be required to be paid by the Purchaser to Seller beginning from the Early Termination Date assuming the Valuation Assumptions are applied. For avoidance of doubt, the Early Termination Payment shall take into account any Realized Tax Benefit that would be attributable to the payment of such future Tax Benefit Payments using an iterative process until any incremental Basis Adjustment benefits with respect to a Tax Benefit Payment equal an immaterial amount.

ARTICLE V
Subordination and Late Payments

SECTION 5.01. Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Purchaser to Seller under this Agreement (an “Exchange Payment”) shall, upon any payment or distribution of the assets or securities of the Purchaser upon a total or partial liquidation or a total or partial dissolution of the Purchaser or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Purchaser or its property, rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Purchaser and its subsidiaries (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Purchaser that are not Senior Obligations. Nothing in this Section 5.01 shall (a) impair, as between the Purchaser and Seller, the obligation of the Purchaser to make any Exchange Payment on the date it is required to be made by the Purchaser to Seller under this Agreement or (b) prevent Seller from exercising its available remedies upon a failure of the Purchaser to make such required payments when due, except in the circumstances expressly set forth in the first sentence of this Section 5.01.

SECTION 5.02. Late Payments by the Purchaser. The amount of all or any portion of an Exchange Payment not made to Seller when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Late Payment Rate and commencing from the date on which such Exchange Payment was due and payable.

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ARTICLE VI
PURCHASER TAX MATTERS; Consistency; Cooperation

SECTION 6.01. Participation in the Purchaser’s Tax Matters. Except as otherwise provided herein, the Purchaser shall have full responsibility for, and sole discretion over, all Tax matters concerning the Purchaser, including without limitation the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Purchaser shall notify Seller of, and keep Seller reasonably informed with respect to the portion of, any audit of the Purchaser by a Taxing Authority the outcome of which is reasonably expected to affect Seller’s rights and obligations under this Agreement, and shall provide to Seller reasonable opportunity to provide information and other input to the Purchaser and its advisors concerning the conduct of any such portion of such audit. Purchaser shall not settle any audit or other tax proceeding in a manner that would be reasonably expected to materially and adversely impact the Seller with respect to the rights or obligations under this Agreement without the prior written consent of the Seller or the Seller Representative (such consent may not be unreasonably withheld, conditioned or delayed).

SECTION 6.02. Consistency. Unless there is a Determination to the contrary, the Purchaser and Seller agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including without limitation the Basis Adjustment and each Tax Benefit Payment) in a manner consistent with that specified by the Purchaser in any Schedule required to be provided by or on behalf of the Purchaser under this Agreement. In the event that an Advisory Firm is replaced with another firm acceptable to the Purchaser and Seller, such replacement Advisory Firm shall be required to perform its services under this Agreement using procedures and methodologies consistent with the previous Advisory Firm, unless otherwise required by law or the Purchaser and Seller agree to the use of other procedures and methodologies.

SECTION 6.03. Cooperation. Seller shall (a) furnish to the Purchaser in a timely manner such information, documents and other materials as the Purchaser may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Purchaser and its representatives to provide explanations of documents and materials and such other information as the Purchaser or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter. The Purchaser shall reimburse Seller for any reasonable third party costs and expenses incurred pursuant to this Section.

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ARTICLE VII

SECTION 7.01. Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Purchaser or Holdings, to:	with a copy (which will not constitute notice) to:

Stryve Holdings, Inc.	Foley & Lardner LLP
5801 Tennyson Parkway, Suite 275	2021 McKinney Ave, Suite 1600
Plano, TX 75024	Dallas, TX 75201
Attn: Mr. Joe Oblas	Attn:	Chris Converse
Telephone No.: (972) 987-5130		Christopher J. Babcock
Email: joe@stryve.com	Telephone No.:	(214) 999-4903 (214) 999-4370
	Email:	cconverse@foley.com cbabcock@foley.com

If to the Seller to:	with a copy (which will not constitute notice) to:

Stryve Holdings LLC	Foley & Lardner LLP
5801 Tennyson Parkway, Suite 275	2021 McKinney Ave, Suite 1600
Plano, TX 75024	Dallas, TX 75201
Attn: Mr. Joe Oblas	Attn:	Chris Converse
Telephone No.: (972) 987-5130		Christopher J. Babcock
Email: joe@stryve.com	Telephone No.:	(214) 999-4903 (214) 999-4370
	Email:	cconverse@foley.com cbabcock@foley.com

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

SECTION 7.02. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.03. Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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SECTION 7.04. Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of laws principles thereof. All disputes arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any dispute arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such dispute, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the dispute is brought in an inconvenient forum, that the venue of the dispute is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any dispute shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other dispute relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 7.01. Nothing in this Section 7.04 shall affect the right of any party to serve legal process in any other manner permitted by law.

SECTION 7.05. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.05.

SECTION 7.06. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

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SECTION 7.07. Assignment; Amendments; Successors.

(a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the Purchaser and Seller, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning party of its obligations hereunder. Notwithstanding the foregoing, Seller may, without the prior written consent of the Purchaser, assign (i) all or part of Seller’s rights of access, review, calculation, approval, objection and other rights pursuant to Sections 2.04, 4.02 and 7.10 to a designated representative (the “Representative”), and upon such assignment, the Representative shall have all of the rights and obligations of Seller pursuant to Sections 2.04, 4.02 and 7.10 and as designated in Section 7.08, and (ii) a portion of its rights under this Agreement to any member of Seller who receives Holdings Class B Units and Purchaser Class V Shares as a distribution (and such assignment shall not reduce any rights of Seller under this Agreement) provided, that if Seller assigns a portion of its rights under this Agreement, the payments provided hereunder to Seller shall be allocated proportionally to Seller and its assignees based on their respect ownership of Holdings Class B Units. Any Representative or successor or assignee of Seller shall sign a joinder agreement to this Agreement in form and substance reasonably satisfactory to Seller and the Purchaser.

(b) This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser and Seller or upon the liquidation of Seller, the vote or written consent of the holders of a majority of the Seller Consideration Units (as such term is defined in the Business Combination Agreement)).

(c) All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Purchaser shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Purchaser, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Purchaser would be required to perform if no such succession had taken place.

SECTION 7.08. Representative.

(a) The Representative designated by Seller pursuant to Section 7.07(a) shall act as an agent, attorney-in-fact and representative of Seller and its assignees, successors and members, with full power of substitution to act in the name, place and stead of such parties, to act on behalf of such parties in connection with: (i) controlling and making any determinations with respect to any matters set forth in Sections 2.04 and 4.02; (ii) signing on behalf of such parties any releases or other documents with respect to any dispute or remedy arising under this Agreement or any documents to which the Representative is a party or otherwise has rights in such capacity (together with this Agreement, the “Representative Documents”); (iii) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Representative and to rely on their advice and counsel; (iv) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (v) otherwise enforcing the rights and obligations of any such parties under the Representative Documents, including giving and receiving all notices and communications hereunder or thereunder on behalf of such parties; provided, that the Representative is specifically authorized and directed to act on behalf of, and for the benefit of, Seller and its members. All decisions and actions by the Representative, including any agreement between the Representative and the Purchaser relating to any disputes under this Agreement, shall be binding upon the Seller and its members, successors and assigns, and neither they nor any other party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 7.08 are irrevocable and coupled with an interest. In the event of any distribution of the Holdings Class B Units and Purchaser Class V Shares by Seller to its members, the members of Seller, as a condition to receiving such distribution, shall irrevocably appoint the Representative as their agent, attorney-in-fact and representative, with the indemnities, immunities, releases and powers granted by the Seller under this Section 7.08 (with the obligations of such members being pro rata among the members based on the distribution received).

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(b) Any other Person, including the Purchaser, may conclusively and absolutely rely, without inquiry, upon any actions of the Representative as the acts of Seller under any Representative Documents. The Purchaser shall be entitled to rely conclusively on the instructions and decisions of the Representative as to (i) any payment instructions provided by the Representative or (ii) any other actions required or permitted to be taken by the Representative under any Representative Document, and Seller shall not have any cause of action against the Representative or the Purchaser for any action taken by any of them in reliance upon the instructions or decisions of the Representative. All notices or other communications required to be made or delivered to a member of Seller under any Representative Document shall be made to the Representative for the benefit of such Seller member, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to such Seller member with respect thereto. All notices or other communications required to be made or delivered by a Seller member shall be made by the Representative.

(c) The Representative shall not be liable for any act done or omitted under any Representative Document as the Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Seller and its members shall indemnify, defend and hold harmless the Representative from and against any and all losses, actions, orders, liabilities, damages, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorney’s fees and expenses) incurred without gross negligence, bad faith or willful misconduct on the part of the Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Representative’s duties under any Representative Document, including the reasonable fees and expenses of any legal counsel retained by the Representative. In no event shall the Representative in such capacity be liable under or in connection with any Representative Document for any indirect, punitive, special or consequential damages. The Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any liability for relying on the Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the Seller and its members, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Representative may deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Representative under this Section 7.08 shall survive the execution of this Agreement and continue indefinitely.

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(d) The Person serving as the Representative may resign upon 10 days’ prior written notice to the Purchaser. If the Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of the Seller and its members, then Seller shall, within 10 days after such death, disability, dissolution, resignation or other event, appoint a successor Representative (by vote or written consent of Seller’s members holding in the aggregate a majority of the voting equity interests of Seller (or upon the liquidation of Seller, the holders of a majority of the Seller Consideration Units (as such term is defined in the Business Combination Agreement)), and promptly thereafter (but in any event within two Business Days after such appointment) notify the Purchaser in writing of the identity of such successor. Each successor Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Representative, and the term “Representative” as used herein shall be deemed to include any such successor Representatives.

SECTION 7.09. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

SECTION 7.10. Reconciliation. In the event that the Purchaser and Seller are unable to resolve a disagreement within the relevant period designated in this Agreement, the matter shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be employed by a nationally recognized accounting firm or a law firm (other than the Advisory Firm), and the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with either the Purchaser or Seller or other actual or potential conflict of interest. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto within 30 calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within 15 calendar days, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement is due or any Tax Return reflecting the subject of a disagreement is due, such payment shall be made on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Purchaser, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such expert or amending any Tax Return shall be borne by the party who did not have the prevailing position, or if a compromise is reached by the Purchaser and Seller, the costs and expenses shall be borne equally by the parties. The Expert shall determine which party prevails. The determinations of the Expert pursuant to this Section 7.10 shall be binding on the Purchaser and Seller absent manifest error.

SECTION 7.11. Withholding. The Purchaser shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Purchaser is required to deduct and withhold with respect to such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Seller. Seller (or its successors) will promptly provide the Purchaser with any applicable tax forms and certifications reasonably requested by the Purchaser in connection with determining whether any such deductions or withholdings are required under the Code or other applicable law.

[Signature page follows]

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IN WITNESS WHEREOF, the Purchaser, Holdings and Seller have duly executed this Agreement as of the date first written above.

Purchaser:

STRYVE FOODS, INC.

By:
Name:
Title:

ANDINA HOLDINGS LLC

By:
Name:
Title:

Seller

STRYVE FOODS HOLDINGS, LLC

By:
Name:
Title:

Annex G

BYLAWS

(THE “BYLAWS”)

OF

STRYVE FOODS, INC.

(THE “CORPORATION”)

Article I

OFFICES

Section 1.1 Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2 Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

Article II
STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect the directors of the Corporation and may transact any other business as may properly be brought before the meeting.

Section 2.2 Special Meetings. Except as otherwise provided by the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”), and subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

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Section 2.3 Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4 Quorum. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5 Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

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(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3(c)), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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(d) Required Vote. Subject to the rights, if any, of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, at all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6 Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

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Section 2.7 Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7 (at and on the record date for the determination of stockholders entitled to vote at such annual meeting) and (B) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

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(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

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(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8 Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, a Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of a Chief Executive Officer or if a Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

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Section 2.9 Consents in Lieu of Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken by the stockholders of the Corporation may be effected by an action by written consent in lieu of a meeting with the approval of the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consent shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

Article III
DIRECTORS

Section 3.1 Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.

Section 3.2 Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided by the terms of one or more series of Preferred Stock with respect to the rights of holders of one or more series of Preferred Stock to elect directors. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (A) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (A) the close of business on the 90th day before the meeting or (B) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

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(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the first anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

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(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3 Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

Article IV
BOARD MEETINGS

Section 4.1 Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2 Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3 Special Meetings. Special meetings of the Board (a) may be called, in writing, by the Chairman of the Board or a Chief Executive Officer (if he or she shall be a director) and (b) shall be called by the Chairman of the Board, Chief Executive Officer (if he or she shall be a director) or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

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Section 4.4 Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5 Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6 Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, a Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of a Chief Executive Officer or if a Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Article V
COMMITTEES OF DIRECTORS

Section 5.1 Establishment. The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

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Section 5.2 Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3 Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4 Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.

Article VI
OFFICERS

Section 6.1 Officers. The officers of the Corporation elected by the Board shall be a Chief Executive Officer (or up to two Co-Chief Executive Officers), a Chief Financial Officer, a Secretary and such other officers (including without limitation, a Chairman of the Board, a Chief Operating Officer, Presidents, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. A Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by a Chief Executive Officer or President, as may be prescribed by the appointing officer.

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(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, a Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, a Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person. The Corporation may have up to two Co-Chief Executive Officers, and in such case any action to be taken by the Chief Executive Officer hereunder may be taken by either Co-Chief Executive Officer.

(c) President. The President shall perform such duties and have such powers as shall be designated by the Board. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Chief Operating Officer. The Chief Operating Officer shall make recommendations to a Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of a Chief Executive Officer. The Chief Operating Officer shall also perform such duties and have such powers as shall be designated by the Board. The position of Chief Operating Officer and President may be held by the same person.

(e) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

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(f) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(g) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(h) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or bust companies as the Board, a Chief Executive Officer or the President may authorize).

(i) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2 Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by a Chief Executive Officer or President may also be removed, with or without cause, by a Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by a Chief Executive Officer or President may be filled by a Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

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Section 6.3 Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4 Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

Article VII
SHARES

Section 7.1 Certificated and Uncertificated Shares. Subject to applicable law and the Certificate of Incorporation, the shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

Section 7.2 Multiple Classes of Stock. The Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3 Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4 Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

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(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5 Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6 Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii) (A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

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(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7 Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8 Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

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Section 7.9 Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

Article VIII
INDEMNIFICATION

Section 8.1 Right to Indemnification and Advancement of Expenses. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless such persons, and advance such expenses, on such terms as set forth in the Certificate of Incorporation.

Section 8.2 Non-Exclusivity of Rights. The rights to indemnification and advancement of expenses conferred on any indemnitee by the Certificate of Incorporation shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.3 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

Article IX
MISCELLANEOUS

Section 9.1 Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, that the Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5 hereof.

Section 9.2 Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.

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(b) If no record date is fixed by the Board, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3 Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

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(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

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In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4 Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5 Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders (entitled to vote at such meeting) and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

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(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6 Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7 Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8 Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, a Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, a Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

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Section 9.9 Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board from time to time.

Section 9.10 Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal, if any, may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11 Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12 Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, a Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13 Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14 Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instalments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15 Amendments. The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders.

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Annex H

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ANDINA HOLDINGS, LLC

DATED AS OF [●], 2021

THE LIMITED LIABILITY COMPANY INTERESTS IN ANDINA HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

xxiv

xxv

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ANDINA HOLDINGS, LLC

This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) of Andina Holdings, LLC, a Delaware limited liability company (the “Company”), is made and entered into as of  [●], 2021, by and among the Company, Stryve Foods, Inc., a Delaware corporation formerly known as Andina Acquisition Corp. III (“PubCo”), in its capacity as the initial Managing Member, and each Person who is or at any time becomes a Member in accordance with the terms of this Agreement and the Act. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company was formed under the laws of the State of Delaware upon the filing with the Secretary of State of the State of Delaware of a certificate of formation (as amended from time to time, the “Certificate of Formation”) on [●];

WHEREAS, prior to the Effective Time, the operation and management of the Company is governed by the Limited Liability Company Agreement of Andina Holdings, LLC dated as of [●] (the “Existing LLC Agreement”);

WHEREAS, PubCo, the Company, B. Luke Weil as purchaser representative, Stryve Foods LLC, a Texas limited liability company (the “Operating Company”), Stryve Foods Holdings LLC, a Texas limited liability company (the “Seller”), and R. Alex Hawkins as seller representative, entered into that certain Business Combination Agreement dated as of January 28, 2021 (the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement and in connection with the Closing (as defined in the Business Combination Agreement), on the date of this Agreement:

(a) PubCo contributed to the Company, as a capital contribution in respect of the limited liability company interests in the Company held by PubCo, cash in the amount of  $[●] (the “PubCo Contribution”);

(b) Seller contributed to the Company the equity of the Operating Company (together with the PubCo Contribution, the “Contributions”);

(c) immediately following the Contributions, the Company issued to the Seller the Class B Common Units in exchange for the contribution of the Operating Company to the Company.

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WHEREAS, pursuant to the Business Combination Agreement, the Existing LLC Agreement shall be amended and restated to be in the form of this Agreement effective as of the closing of the Business Combination Agreement, and, accordingly, this Agreement amends, restates and supersedes the Existing LLC Agreement in its entirety as of effectiveness of such closing.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows, effective as of the closing of the Business Combination Agreement:

Article I
DEFINITIONS

Section 1.1. Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“A&R Registration Rights Agreement” has the meaning given to such term in the Business Combination Agreement.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account at the end of any Fiscal Year, with the following adjustments:

(a) credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of the Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such Fiscal Year in Company Minimum Gain and in the minimum gain attributable to any Member Nonrecourse Debt; and

(b) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2) (ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for purposes of this Agreement, (i) no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries and (ii) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Member.

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“Agreement” has the meaning given to such term in the preamble to this Agreement.

“Assumed Tax Liability” means, with respect to any Member as of any Tax Distribution Date, an amount equal to the federal, state and local income taxes (including any applicable estimated taxes) that the Partnership Representative reasonably estimates in good faith would be due from such Member for all taxable periods (or portions thereof) of the Company ending on such Tax Distribution Date, (i) assuming such Member were an individual who earned solely the items of income, gain, deduction, loss, and/or credit allocated to such Member pursuant to Article IV for such taxable periods (or portions thereof), (ii) after taking proper account of loss carryforwards available to individual taxpayers resulting from losses allocated to the Members by the Company, to the extent not taken into account in prior taxable periods, and (iii) assuming that such Member is subject to tax at the Assumed Tax Rate. For purposes of determining the Assumed Tax Liability of any Member, (x) adjustments by reason of Section 734(b) of the Code shall be taken into account, (y) adjustments by reason of Section 743(b) of the Code shall be taken into account and (z) any items allocated to the Members pursuant to Section 704(c) of the Code and the Treasury Regulations promulgated thereunder shall not be taken into account.

“Assumed Tax Rate” means, for any taxable period, the highest marginal effective rate of federal, state and local income tax applicable to an individual resident in New York City (or, if higher, a corporation doing business in New York City) for such taxable period, determined by applying the rates applicable to ordinary income (in cases where taxes are being determined on ordinary income allocated to a Member) and capital gains (in cases where taxes are being determined on capital gains allocated to a Member), and by assuming that state and local income taxes are not deductible in computing a Member’s liability for federal income tax.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Business Combination Agreement” has the meaning given to such term in the recitals of this Agreement.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank sitting in New York, New York is closed for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in New York, New York are generally open for use by customers on such day.

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“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 4.1.

“Capital Contributions” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contributions of a Member will include the Capital Contributions made by a predecessor holder of such Member’s Units to the extent the Capital Contribution was made in respect of Units Transferred to such Member.

“Certificate of Formation” has the meaning given to such term in the recitals of this Agreement.

“Class A Common Unit” means a Unit having the rights and obligations specified with respect to the Class A Common Units in this Agreement.

“Class A Stock” means, as applicable, (i) the Class A Common Stock, par value $0.0001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that becomes payable in consideration for the Class A Stock or into which the Class A Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Common Unit” means a Unit having the rights and obligations specified with respect to the Class B Common Units in this Agreement.

“Class V Stock” means, as applicable, (i) the Class V Common Stock, par value $0.0001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that becomes payable in consideration for the Class V Stock or into which the Class V Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Unit” means a Unit having the rights and obligations specified with respect to the Common Units in this Agreement.

“Company” has the meaning given to such term in the preamble to this Agreement.

“Company Indemnitees” has the meaning given to such term in Section 6.4.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.704-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

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“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by Contract, credit arrangement or otherwise.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that with respect to any property the Gross Asset Value of which differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Partnership Representative.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).

“Equity Plan” means any stock or equity purchase plan, restricted stock or equity plan or other similar equity compensation plan now or hereafter adopted by PubCo or any of its Subsidiaries.

“Effective Time” means the point in time immediately on the Closing Date immediately after the Closing (as such terms are defined in the Business Combination Agreement).

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

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“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Exchange Agreement” means the “Exchange Agreement” as defined in the Business Combination Agreement.

“Existing LLC Agreement” has the meaning given to such term in the recitals of this Agreement.

“Fair Market Value” means the fair market value of any property based on the amount the Company would receive in an all cash sale of such property in an arm’s-length transaction with an unaffiliated third party, with neither party having compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of Fair Market Value, as such amount is determined by the Managing Member (or if pursuant to Article X, the Winding-Up Person) in its good faith judgment using information and data it deems to be pertinent.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for federal income tax purposes, another taxable year is required. The Company shall have the same fiscal year for federal income tax purposes and for accounting purposes.

“GAAP” means generally acceptable accounting principles at the time.

“Good Faith” means a Person having acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

(b) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1); (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s); or (v) any other event to the extent determined by the Partnership Representative to be permitted and necessary to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Partnership Representative reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

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(c) the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution;

(d) the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (f) in the definition of “Profits” or “Losses” below or Section 4.3(g); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Partnership Representative determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

(e) if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses and other items allocated pursuant to Article IV.

“Imputed Underpayment Amount” has the meaning given to such term in Section 9.5(b).

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations, sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

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“Initial Capital Account Balance” means, with respect to any Member, the positive Capital Account balance of such Member as of the Effective Time, the amount or deemed value of which is set forth on Exhibit A.

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.

“Joinder” means a joinder to this Agreement substantially in the form of Exhibit B to this Agreement.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code or order of any Governmental Entity.

“Legal Action” has the meaning given to such term in Section 11.7.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Events” has the meaning given to such term in Section 10.1.

“Loss” means any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses, but excluding any allocation of corporate overhead, internal legal department costs and other internal costs and expenses).

“Majority Members” means the members (which may include PubCo) holding not less than a majority of the Units then outstanding; provided, that if as of any date of determination, a majority of the Units are held by PubCo or any Affiliate controlled by PubCo, then “Majority Members” shall mean PubCo together with the Members holding at least a majority of the Units (excluding Units held by PubCo or its controlled Affiliates) then outstanding.

“Managing Member” has the meaning given to such term in Section 6.1(a).

“Material Subsidiary” means any direct or indirect subsidiary of the Company that, as of the date of determination, represents more than (a) 50% of the consolidated tangible net assets of the Company or (b) 50% of the consolidated net income of the Company, before interest, taxes, depreciation and amortization (calculated in a manner substantially consistent with the similar definition under the Credit Agreement).

“Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person’s entire Interest.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i).

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“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of  “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.

“Nonrecourse Deductions” has the meaning given to such term in Treasury Regulations Section 1.704-2(b).

“Nonrecourse Liability” has the meaning given to such term in Treasury Regulations Section 1.704-2(b)(3).

“Officer” means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 6.2, subject to any resolution of the Managing Member appointing such Person as an officer or relating to such appointment.

“Old Units” means Units, as such term is defined in the Existing LLC Agreement.

“Partnership Representative” means the “partnership representative” as defined in Code Section 6223(a) and as appointed in Section 9.4.

“Permitted Transferee” means, with respect to any Member, (a) any Affiliate of such Member; (b) any successor entity of such Member; (c) by any Member to the holders of equity interests in such Member in connection with the dissolution of such Member; (d) a trust established by or for the benefit of a Member of which only such Member and his or her immediate family members are beneficiaries; (e) any Person established for the benefit of, and beneficially owned solely by, an entity Member or the sole individual direct or indirect owner of an entity Member; and (f) upon an individual Member’s death, an executor, administrator or beneficiary of the estate of the deceased Member.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3- 101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“President and Chief Executive Officer” has the meaning given to such term in Section 6.2(b).

“Prime Rate” means, on any date of determination, a rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

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“Proceeding” has the meaning given to such term in Section 6.4.

“Profits” or “Losses” means, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(a) any income or gain of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

(b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c) in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) or the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 4.3, be taken into account for purposes of computing Profits or Losses;

(d) gain or loss resulting from any disposition of Company assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

(f) to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(g) any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 4.3 shall not be taken into account in computing Profits or Losses for such Fiscal Year, but such items available to be specially allocated pursuant to Section 4.3 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (f) above.

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“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” has the meaning given to such term in the preamble to this Agreement.

“PubCo Change in Control” shall be deemed to have occurred if or upon:

(a) both the stockholders of PubCo and the board of directors of PubCo approve, in accordance with PubCo’s certificate of incorporation and applicable Law, the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of PubCo’s assets (determined on a consolidated basis), including the Equity Interests in the Company, to any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act), other than to any directly or indirectly wholly owned Subsidiary of PubCo, and such sale, lease or transfer is consummated;

(b) both the stockholders of PubCo and the board of directors of PubCo approve, in accordance with PubCo’s certificate of incorporation and applicable Law, a merger or consolidation of PubCo with any other Person, other than a merger or consolidation which would result in the voting Equity Securities of PubCo outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting Equity Securities of the surviving entity) in excess of 50% of the total voting power represented by the voting Equity Securities of PubCo or such surviving entity outstanding immediately after such merger or consolidation, and such merger or consolidation is consummated; or

(c) the acquisition, directly or indirectly, by any Person or group (as such term is defined in Section 13(d)(3) of the Exchange Act) (other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of PubCo, or (b) a corporation or other entity owned, directly or indirectly, by all of the stockholders of PubCo in substantially the same proportions as their ownership of stock of PubCo) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in excess of 50% of the aggregate voting power of the voting Equity Securities of PubCo; provided, that the board of directors of PubCo recommends or otherwise approves or determines that such acquisition is in the best interest of PubCo and its stockholders.

“PubCo Common Stock” means all classes and series of common stock of PubCo, including the Class A Stock and the Class V Stock.

“PubCo Contribution” has the meaning given to such term in the recitals of this Agreement.

“Reclassification Event” means any of the following: (i) any reclassification or recapitalization of PubCo Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 3.5(d)), (ii) any merger, consolidation or other combination involving PubCo, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of PubCo Common Stock shall be entitled to receive cash, securities or other property for their shares of PubCo Common Stock.

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“Regulatory Allocations” is defined in Section 4.3(h).

“Restricted Taxable Year” shall mean (i) the taxable year of the Company ending December 31, 2021 and (ii) any other taxable year of Company during which PubCo determines the Company does not satisfy the private placement safe harbor of Treasury Regulation Section 1.7704-1(h). Unless PubCo otherwise notifies the Members with respect to a taxable year, each taxable year of the Company shall be a Restricted Taxable Year.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Tax Advance” is defined in Section 5.2(b).

“Tax Advance Eligible Member” means any Member (other than PubCo) that the Partnership Representative reasonably determines is not subject to Section 402 of the Sarbanes-Oxley Act of 2002.

“Tax Distribution Date” means any date that is two Business Days prior to the date on which estimated federal income tax payments are required to be made by calendar year corporate taxpayers and the due date for federal income tax returns of corporate calendar year taxpayers (without regard to extensions).

“Tax Receivables Agreement” means the “Tax Receivables Agreement” as defined in the Business Combination Agreement.

“Transfer” means, as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of Law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of Law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

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“Treasury Regulations” means the regulations promulgated under the Code by the United States Department of the Treasury.

“Underwritten Offering” has the meaning given to such term in the A&R Registration Rights Agreement.

“Unit” means a unit representing a fractional part of the Interests of a Member and includes Class A Common Units and Class B Common Units.

“Unit Register” has the meaning given to such term in Section 3.2(d).

“Winding-Up Person” has the meaning given to such term in Section 10.3(a).

“Withholding Payment” has the meaning given to such term in Section 9.5(b).

Section 1.2. Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in Section 1.1 have the meanings assigned to them in Section 1.1 and are applicable to the singular as well as the plural forms of such terms;

(b) all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

(c) all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

(d) when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

(e) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

(f) “or” is not exclusive;

(g) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

(h) the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

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Article II
ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1. Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Act by the filing of the Certificate of Formation in accordance with the Act.

Section 2.2. Filings. The Members shall execute such further documents (including amendments to the Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and other jurisdictions where the Company may conduct its business.

Section 2.3. Amended and Restated Limited Liability Company Agreement. The Company, the Managing Member and the Members hereby execute this Agreement for the purpose of continuing the affairs of the Company and the conduct of its business in accordance with the provisions of the Act. The Company, the Managing Member and the Members hereby agree that during the term of the Company set forth in Section 2.8, the rights and obligations of the Members and the Managing Member with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and the Act. On any matter on which this Agreement is silent, the Act shall control. No provision of this Agreement shall be in violation of the Act and, to the extent any provision of this Agreement is in violation of the Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of the other provisions of this Agreement. Where the Act provides that a provision of the Act shall apply “unless otherwise provided in a limited liability company agreement” or words of similar effect, the provisions of this Agreement shall in each instance control. It is expressly agreed that this Agreement does not provide for contractual appraisal rights pursuant Section 18-210 of the Act.

Section 2.4. Name. The name of the Company is “Andina Holdings, LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.

Section 2.5. Registered Office; Registered Agent. The location of the registered office of the Company, and its registered agent, in the State of Delaware shall be as set forth in the Certificate of Formation. The Managing Member may from time to time change the Company’s registered office and registered agent in the State of Delaware.

Section 2.6. Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.

Section 2.7. Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

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Section 2.8. Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article X.

Section 2.9. Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a partnership for federal and applicable state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a partnership for purposes of Section 303 of the Federal Bankruptcy Code. None of the Company, the Managing Member or any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.9.

Article III
MEMBERS; UNITS; CAPITAL CONTRIBUTIONS

Section 3.1. Members. PubCo was admitted as a Member in accordance with the terms of the Existing LLC Agreement. At the closing of the transactions contemplated by the Business Combination Agreement, PubCo shall (a) remain a Member having its Interest represented by Class A Units (b) become and be the initial Managing Member. Exhibit A sets forth the Members and the number and class of Common Units held by each of them at the Effective Time.

Section 3.2. Authorized Units; General Provisions With Respect to Units.

(a) Interests in the Company shall be represented by Units, or such other Equity Securities of the Company, in each case as the Managing Member may establish in its discretion in accordance with the terms and subject to the restrictions hereof. As of the date hereof, Units may be either Class A Common Units or Class B Common Units. Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number and class of Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 3.5. Each authorized Unit may be issued pursuant to such agreements and in exchange for such Capital Contributions or other consideration as the Managing Member shall approve, including pursuant to options and warrants. The Company may reissue any Units that have been repurchased or acquired by the Company.

(b) Each outstanding Common Unit shall be identical except as otherwise provided in this Agreement, and the rights of the Class A Common Units and Class B Common Units shall be as set forth herein.

(c) Initially, none of the Units will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 3.2(c) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.

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(d) The Company shall maintain as part of its books and records a register (the “Unit Register”) with respect to all Units issued by the Company. The Unit Register shall set forth the name of each Member and the number of Units held by each Member. All Transfers of Units validly made in accordance with Article VIII shall be recorded in the Unit Register. The names of the Members and the number of Units held by each Member as they appear in the Unit Register shall be the official record of the Members for all purposes. Absent manifest error in the Unit Register, the Company shall be entitled to rely exclusively on record ownership of Units as shown in the Unit Register for all purposes and shall be entitled to recognize the registered holder of Units as shown in the Unit Register as the holder of record of such Units and the Member with respect to the Interest represented thereby for all purposes; provided, however, that the Company shall treat the record owner of any certificate representing Units as the holder of the Units evidenced thereby unless and until such Units have been Transferred in accordance with this Agreement. At the Effective Time, Exhibit A shall constitute the Unit Register. From and after the Effective Time, subject to the foregoing provisions of this Section 3.2(d), the Company may maintain the Unit Register in such form as the Managing Member shall determine from time to time, and any changes in the information set forth in the Unit Register shall not require any amendment or other change to Exhibit A.

Section 3.3. Voting Rights. No Member has any voting right except with respect to those matters specifically reserved for a Member vote under the Act and for matters expressly requiring the vote or approval of Members under this Agreement. Except as otherwise required by the Act, each Class A Common Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members, and the Class B Common Units will be non-voting. To the extent that any vote of all Members is required under the Act, the holders of all Units will vote together as a single class on all such matters to be approved by the Members.

Section 3.4. Capital Contributions. At of the date hereof, after giving effect to the transactions contemplated by the Business Combination Agreement, each Member as of the Effective Time shall be deemed to have made Capital Contributions equal to such Member’s Initial Capital Account Balance set forth on Exhibit A. Except for PubCo as provided in Section 3.5, no Member shall be required to make additional Capital Contributions.

Section 3.5. Issuance of Additional Units or Interests; Exchanges and Repurchases; Recapitalizations.

(a) From and after the Effective Time to the extent required by Section 3.5(b), the Managing Member may authorize and create, and cause the Company to issue, additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of securities having such rights, preferences and privileges as determined by the Managing Member) solely to the extent they are in the aggregate substantially equivalent to a class of Equity Securities of PubCo; provided that, following the Effective Time, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a Joinder and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Managing Member.

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(b) If at any time after the Effective Time PubCo issues a share of its Class A Stock or any other Equity Security of PubCo (other than shares of Class V Stock), (i) the Company shall issue to PubCo one Class A Common Unit (if PubCo issues a share of Class A Stock), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Class A Stock) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo and (ii) the net proceeds received by PubCo with respect to the corresponding share of Class A Stock or other Equity Security, if any, shall be concurrently transferred to the Company; provided, however, that if PubCo issues any shares of Class A Stock in order to purchase or fund the purchase from a Member of a number of Class B Common Units (and shares of Class V Stock) equal to the number of shares of Class A Stock so issued, then the Company shall not issue any new Common Units in connection therewith and PubCo shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such Member as consideration for such purchase). Notwithstanding the foregoing, this Section 3.5(b) shall not apply to (i) the issuance and distribution to holders of shares of PubCo Common Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (it being understood that upon exchange of Class B Common Units for Class A Stock, such Class A Stock will be issued together with a corresponding right) or (ii) the issuance under the Equity Plans of any warrants, options or other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in the foregoing cases apply to the issuances of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property. Except pursuant to the Exchange Agreement, (x) the Company may not issue any additional Units to PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary issues or sells an equal number of shares of PubCo’s Class A Stock to another Person, and (y) the Company may not issue any other Equity Securities of the Company to PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company. Notwithstanding anything contained herein to the contrary, the Company shall only be able to issue additional Units or other Equity Interests in the Company to Persons and on the terms and conditions provided for in Section 3.1, Section 3.4, or Section 3.5.

(c) Neither PubCo nor any of its Subsidiaries may redeem, repurchase or otherwise acquire (i) any shares of Class A Stock (including upon forfeiture of any unvested shares of Class A Stock) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo an equal number of Class A Common Units for the same price per security or (ii) any other Equity Securities of PubCo unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo for the same price per security. Except pursuant to the Exchange Agreement, the Company may not redeem, repurchase or otherwise acquire (A) any Class A Common Units from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Stock for the same price per security from holders thereof, or (B) any other Equity Securities of the Company from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by PubCo in connection with the redemption or repurchase of any shares of Class A Stock or other Equity Securities of PubCo or any of its Subsidiaries consists (in whole or in part) of shares of Class A Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the redemption or repurchase of the corresponding Class A Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

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(d) The Company shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. PubCo shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding PubCo Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units, with corresponding changes made with respect to any other exchangeable or convertible securities.

Section 3.6. Other Matters.

(a) No Member shall be entitled to demand or receive a return on or of its Capital Contributions or withdraw from the Company, except as expressly provided in this Agreement. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

(b) No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in or contemplated by this Agreement.

(c) The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, to any of the other Members, to the creditors of the Company, or to any other third party, for any debt or Liability of the Company, whether arising in Contract, tort or otherwise, solely by reason of being a Member of the Company.

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(d) Except as otherwise required by the Act or expressly provided in this Agreement, a Member shall not be required to restore a deficit balance in its Capital Account, to lend any funds to the Company or to make any additional contributions or payments to the Company.

(e) The Company shall not be obligated for the repayment of any Capital Contributions of any Member.

Article IV
CAPITAL ACCOUNTS; ALLOCATIONS OF PROFITS AND LOSSES

Section 4.1. Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. For this purpose, the Company may (in the discretion of the Partnership Representative), upon the occurrence of the events specified in Treasury Regulations Section 1.704- 1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property. The Capital Account balance of each of the Members as of the date hereof is its respective Initial Capital Account Balance set forth on Exhibit A. Thereafter, each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 4.2 and any other items of income or gain allocated to such Member pursuant to Section 4.3, (ii) the amount of additional cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 4.2 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 4.3, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l).

Section 4.2. Profits and Losses. After giving effect to the allocations under Section 4.3, Profits and Losses (and, to the extent determined by the Partnership Representative to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year shall be allocated among the Members during such Fiscal Year in a manner such that, after giving effect to the special allocations set forth in Section 4.3 and all distributions through the end of such Fiscal Year, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (i) the amount such Member would receive pursuant to Section 10.3(b) if all assets of the Company on hand at the end of such Fiscal Year were sold for cash equal to their Gross Asset Values, all Liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each Nonrecourse Liability to the Gross Asset Value of the assets securing such Liability), and all remaining or resulting cash was distributed, in accordance with Section 10.3(b), to the Members immediately after making such allocation, minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the Company may make such allocations as it deems reasonably necessary consistent with Code Section 704 and the applicable Treasury Regulations to give economic effect to the provisions of this Agreement, taking into account such facts and circumstances as it deems reasonably necessary for this purpose.

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Section 4.3. Special Allocations.

(a) Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Members on a pro rata basis in accordance with the number of Units owned by each Member.

(b) Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 4.3(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(c) Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior Fiscal Years to allocate among the Members under this Section 4.3(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This section is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(d) Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Agreement except Section 4.3(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year and the Company did not have sufficient amounts of income and gain during prior Fiscal Years to allocate among the Members under this Section 4.3(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This section is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

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(e) Notwithstanding any provision hereof to the contrary except Section 4.3(c) and Section 4.3(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), resulting in, or increasing, an Adjusted Capital Account Deficit for such Member, items of Company income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 4.3(e) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.3(e) were not in this Agreement. This Section 4.3(e) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(f) If any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year that is in excess of the sum of  (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704- 2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income, gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 4.3(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.3(e) and this Section 4.3(f) were not in this Agreement.

(g) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704- 1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

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(h) The allocations set forth in Section 4.3(a) through Section 4.3(g) (the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Regulatory Allocations (and anticipated future Regulatory Allocations) shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocation of other items and the Regulatory Allocations to each Member should be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred. This Section 4.3(h) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

Section 4.4. Allocations for Tax Purposes in General.

(a) Except as otherwise provided in this Section 4.4, each item of income, gain, loss and deduction of the Company for federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Section 4.2 and Section 4.3.

(b) In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted federal income tax basis shall, solely for federal income tax purposes, be allocated among the Members to account for any such difference using the “traditional” method as described in Treasury Regulation Section 1.704-3(b). Further, the Partnership Representative shall cause the Company to use the “traditional method” as described in Treasury Regulation Section 1.704-3(b) (including in connection with any “reverse 704(c) allocation”) that may be required in connection with a “book- up” of the Company’s assets in connection with the transactions contemplated by the Business Combination Agreement.

(c) Any (i) recapture of Depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of allocations under Code Section 704(c)), and (ii) recapture of grants credits shall be allocated to the Members in accordance with applicable Law.

(d) Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

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(e) If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company, a Capital Account reallocation is required under Treasury Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulations Section 1.704-1(b)(4)(x).

Section 4.5. Other Allocation Rules.

(a) The Members are aware of the income tax consequences of the allocations made by this Article IV and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article IV in reporting their share of Company income and loss for income tax purposes.

(b) All items of income, gain, loss, deduction and credit allocable to an interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the Fiscal Year during which each was recognized as the owner of such interest; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder; provided, further, however, with respect to the IRS Form 1065 (or similar state or local tax return) filed for the tax year of the Company including the Company Merger, such tax return shall be prepared utilizing the “interim closing method” as if the tax year ended on the Closing Date and “calendar day convention” (in each case, as defined in Treasury Regulation Section 1.706-4) as of the end of the day on which the Company Merger occurred.

(c) The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members in any manner determined by the Partnership Representative and permissible under the Treasury Regulations.

Article V
DISTRIBUTIONS

Section 5.1. Distributions.

(a) Distributions. To the extent permitted by applicable Law and hereunder, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate; such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with the number of Units owned by each Member (except that repurchases or exchanges made in accordance with Section 3.5(c) or payments made in accordance with Section 6.4 need not be on a pro rata basis), in accordance with the number of Units owned by each Member as of the close of business on such record date; provided, however, that the Company shall have the obligation to make distributions as set forth in Section 5.2 and Section 6.4; and provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 5.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

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(b) Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Member’s Units.

(c) Distributions In-Kind. Except as otherwise provided in this Agreement, any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 5.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 4.2 and Section 4.3.

Section 5.2. Tax Distributions.

(a) Prior to making distributions pursuant to Section 5.1, on each Tax Distribution Date, the Company shall, subject to the availability of funds and to any restrictions contained in any agreement to which the Company is bound, make distributions to the Members on a pro rata basis in accordance with the number of Units owned by each Member, subject to Section 5.2(b), in an amount sufficient to cause PubCo to receive a distribution equal to all of PubCo’s federal, state, local and non-U.S. tax liabilities during the Fiscal Year or other taxable period to which the tax-related distribution under this Section 5.2(a) relates. In the event the Company is unable to make a distribution required by this Section 5.2(a), such distribution shall be made promptly upon resolution of the circumstances prohibited such distribution.

(b) If a Tax Advance Eligible Member has an Assumed Tax Liability at a Tax Distribution Date in excess of the sum of the cumulative amount of distributions made to such Member under Section 5.1, Section 5.2(a) and advances made under this Section 5.2(b), in each case, in the relevant Fiscal Year or other taxable period, the Company shall, to the extent permitted by applicable Law, and subject to the legal availability of funds and any restrictions contained in any agreement to which the Company is bound, make advances to such Member in an amount equal to such excess (a “Tax Advance”). Any such Tax Advance shall be treated as an advance against and, thus, shall reduce (without duplication), any future distributions that would otherwise be made to such Member pursuant to Sections 5.1 and 10.3(b)(iii). If there is a Tax Advance outstanding with respect to a Member (i) who exchanges their Class B Units pursuant to the terms of the Exchange Agreement, or (ii) who Transfers Units pursuant to the provisions of Article VIII, then in each case such Member shall indemnify and hold harmless the Company against such Tax Advance, and shall be required to promptly pay to the Company (but in all events within fifteen (15) days after the exchange date or Transfer date, as the case may be) an amount of cash equal to the proportionate share of such Tax Advance relating to its Units subject to the exchange or Transfer (determined at the time of the exchange or Transfer based on the number of Units subject to the exchange or Transfer as compared to the total number of Units held by such Member), provided that, in the case of a Transfer described in clause (ii), such Member shall not be required to pay such amount of cash equal to the proportionate share of such Tax Advance relating to its Units subject to the Transfer, if the transferee is either a Permitted Transferee or such Transfer is otherwise approved by the Managing Member and the transferee agrees to assume the Member’s obligation to repay to the Company such amount equal to the proportionate share of the Member’s existing Tax Advance relating to such Units subject to the Transfer, and such Member shall be relieved from any liabilities associated with and the obligation to repay its existing Tax Advance relating to such Units subject to the Transfer. The obligations of each Member pursuant to the preceding sentence shall survive the withdrawal of any Member or the transfer of any Member’s Units and shall apply to any current or former Member. For the avoidance of doubt, (i) any payment of a Tax Advance made by the Company pursuant to this Section 5.2(b) shall not reduce the Capital Account balance of the applicable Member, (ii) any repayment of a Tax Advance pursuant to the previous sentence shall not be treated as a Capital Contribution, and (iii) the parties shall treat any such advance as an interest free loan for U.S. federal income tax purposes.

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Section 5.3. Distribution Upon Withdrawal. No withdrawing Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of withdrawal from the Company prior to the liquidation of the Company, except as specifically provided in this Agreement.

Article VI
MANAGEMENT

Section 6.1. The Managing Member; Fiduciary Duties.

(a) The Company shall managed by a single Managing Member (which shall be the sole “manager,” as such term is defined in the Act of the Company) (the “Managing Member”). Except as otherwise required by Law or for matters in which vote or approval of any Member is specifically required under this Agreement, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

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(b) The Managing Member may be any Person (other than a syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act) and may, but need not be, a Member. PubCo shall be the initial Managing Member as of the Effective Time and shall serve as the Managing Member from and after the date hereof until a successor Managing Member is duly elected pursuant to Section 6.6.

(c) In connection with the performance of its duties as the Managing Member of the Company, the Managing Member acknowledges that it will owe to the Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The parties acknowledge that PubCo, as the initial Managing Member and for so long as it continues to be the Managing Member, will take action through its board of directors, and that the members of PubCo’s board of directors will owe comparable fiduciary duties to the stockholders of PubCo.

Section 6.2. Officers.

(a) The Managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

(b) Except as otherwise set forth herein or as otherwise determined by the Managing Member from time to time, the executive officers of PubCo shall be the executive officers of the Company (bearing the same responsibilities to the Company as they do to PubCo, unless determined otherwise by the Managing Member) will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders of the Managing Member are carried into effect. Any officer of the Company will have the power to execute bonds, mortgages and other Contracts requiring a seal, under the seal of the Company, except where required or permitted by Law to be otherwise signed and executed.

(c) Except as set forth herein, the Managing Member may appoint Officers at any time, and the Officers may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Managing Member deems appropriate. Except as set forth herein, the Officers will serve at the pleasure of the Managing Member, subject to all rights, if any, of such Officer under any Contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Managing Member.

(d) Subject to this Agreement and to the rights, if any, of an Officer under a Contract of employment, any Officer may be removed, either with or without cause, by the Managing Member. Any Officer may resign at any time by giving written notice to the Managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any Contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

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Section 6.3. Warranted Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

(a) one or more employees or other agents of the Company or in subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and

(b) any attorney, public accountant, or other person as to matters which the Officer reasonably believes to be within such person’s professional or expert competence.

Section 6.4. Indemnification. Subject to the limitations and conditions provided in this Section 6.4, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact he, she or it, or a Person of which he, she or it is the legal representative, is or was a Member, the Managing Member or an Officer, in each case, shall be indemnified by the Company to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such Law permitted the Company to provide prior to such amendment) against all judgment, penalties (including excise and similar taxes and punitive damages), fines, settlement and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, if such Person acted in Good Faith. Reasonable expenses incurred by a Person of the type entitled to be indemnified under this Section 6.4 who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company. Indemnification under this Section 6.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 6.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 6.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 6.4 could involve indemnification for negligence or under theories of strict liability.

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Section 6.5. Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company or the Managing Member, or at the request of the Company is or was serving as a Managing Member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Section 6.6. Election of Managing Member. The Managing Member shall serve as the Managing Member until its resignation or removal. In the event that the Managing Member ceases to be the Managing Member, then a new Managing Member shall be elected by Members holding a majority-in-interest of the Class A Common Units.

Section 6.7. Resignation or Removal of Managing Member; Vacancy. The Managing Member may resign as the Managing Member at any time and may be removed at any time, with our without cause, by the Members holding a majority of the outstanding Class A Common Units by vote at a meeting of the Members held for such purpose or by action by written consent; provided, however, that no (i) such resignation or removal shall be effective until a successor Managing Member has been duly elected in accordance with Section 6.6, and (ii) PubCo shall not resign as the Managing Member for so long as it is a Member. If for any reason a Managing Member ceases to serve as the Managing Member prior to the election of a successor Managing Member in accordance with Section 6.6, PubCo shall automatically, and without any action of the Company or any Member, become the Managing Member and serve as the Managing Member until another Person is duly elected as the Managing Member in accordance with Section 6.6.

Section 6.8. No Inconsistent Obligations. The Managing Member represents that it does not have any Contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 6.1, it will not enter into any Contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 6.9. Compensation; Certain Costs and Expenses. The Managing Member shall not be compensated for its services as the Managing Member of the Company. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities of the Company, and (ii) in the sole discretion of the Managing Member, bear and/or reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in good faith that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, costs of securities offerings not borne directly by the Members, board of directors’ compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of the Managing Member.

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Article VII
ROLE OF MEMBERS

Section 7.1. Rights or Powers. The Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee, or be retained as an agent of, the Company, the Managing Member or any of their respective Affiliates. The existence of these relationships and acting in such capacities will not result in the Member (in its capacity as such) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. Except as specifically provided herein, a Member shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company

Section 7.2. Voting.

(a) Meetings of the Members may be called by the Managing Member and shall be called by the Managing Member upon the written request of Members holding at least 25% of the outstanding Class A Common Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days nor more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 7.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Units shall constitute the act of the Members.

(b) Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

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(c) Each meeting of Members shall be conducted by an Officer designated by the Managing Member or such other individual person as the Managing Member deems appropriate.

(d) Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.

Section 7.3. Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Partnership Representative.

Section 7.4. Withdrawal of PubCo. PubCo shall not, by any means, withdraw as a Member or otherwise cease to be a Member except in compliance with this Section 7.4. No withdrawal of PubCo as a Member or other cessation of PubCo to be a Member shall be effective unless (a) proper provision is made, in compliance with this Agreement, so that the obligations of PubCo and the rights of all Members under this Agreement and applicable Law remain in full force and effect, and (b) PubCo or its successor, as applicable, provides all other Members with contractual rights, directly enforceable by such other Members against PubCo or its successor, as applicable, to cause PubCo to comply with all PubCo’s obligations under this Agreement (other than in its capacity as Managing Member, if applicable).

Article VIII
TRANSFERS OF INTERESTS

Section 8.1. Restrictions on Transfer.

(a) With respect to a taxable year of the Company that is a Restricted Taxable Year, no Member shall Transfer (including to a Permitted Transferee) all or any portion of its Interest without the prior written consent of the Managing Member in the Managing Member’s sole discretion, unless the Transfer is described in Treasury Regulations Section 1.7704-1(e)(1). With respect to a taxable year of the Company that is not a Restricted Taxable Year, subject to the Exchange Agreement, no Member shall Transfer (except for the Transfers by a Member to a Permitted Transferee) all or any portion of its Interest without the prior written consent of the Managing Member in its sole discretion; provided, that, to the extent that the Managing Member determines in good faith that a proposed transfer would not have the effect contemplated by Sections 8.1(b)(ii) and (iii), then the Managing Member will not unreasonably withhold its consent to a transfer by any Member that holds at least 5% of the Units not held by PubCo and who intends, in connection with such proposed transfer, to transfer all or substantially all of the Units then held by such Member to any Person or group of Persons acting together that would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto. If, notwithstanding the provisions of this Section 8.1(a) or Section 8.1(b), all or any portion of a Member’s Interests are Transferred in violation of this Section 8.1(a) or Section 8.1(b), involuntarily, by operation of Law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 8.1(a) or Section 8.1(b) shall be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article VIII shall not apply to the Transfer of any capital stock of PubCo; provided that no shares of Class V Stock may be Transferred unless a corresponding number of Units are Transferred therewith in accordance with this Agreement.

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(b) In addition to any other restrictions on Transfer herein contained, including the provisions of this Article VIII, and subject to the terms of the Exchange Agreement, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) unless in the opinion of legal counsel or a qualified tax advisor to the Company, as requested in the discretion of the Managing Manager, such Transfer does not present a material risk that such Transfer would cause the Company to cease to be classified as a partnership for federal income tax purposes or to be classified as a publicly traded partnership within the meaning of Section 7704(b) of the Code for federal income tax purposes; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3 (14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulations or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable federal or state securities Laws; (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law); or (vii) if the Transfer or assignment of Interests includes Class B Common Units, unless a corresponding number of Class V Shares are simultaneously Transferred or assigned to the same Transferee. If a Member Transfers or assigns Class B Common Units to a Transferee that is not already a Member, the Transferee shall execute and delivery a joinder agreement to the Exchange Agreement with PubCo reasonably satisfactory to the Managing Member.

Section 8.2. Notice of Transfer. Other than in connection with Transfers made pursuant to the Exchange Agreement, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company and the Managing Member of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

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Section 8.3. Transferee Members. A Transferee of Interests pursuant to this Article VIII shall have the right to become a Member only if  (i) the requirements of this Article VIII are met, (ii) such Transferee executes a Joinder or another instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (iii) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (iv) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (v) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement (but only to the extent existing or relating to acts or omissions that existed on or prior to such admission date) or under any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Notwithstanding anything to the contrary in this Section 8.3, and except as otherwise provided in this Agreement, following a Transfer by one or more Members (or a transferee of the type described in this sentence) to an Permitted Transferee of all or substantially all of their Interests, such transferee shall succeed to all of the rights of such Member(s) under this Agreement.

Section 8.4. Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ANDINA HOLDINGS, LLC DATED AS OF [●], 2021, AMONG THE MEMBERS LISTED THEREIN AND THE MANAGING MEMBER, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

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Article IX
ACCOUNTING

Section 9.1. Books of Account. The Company shall, and shall cause each Material Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

Section 9.2. Tax Elections. The Company shall make the following elections on the appropriate forms or tax returns:

(a) to adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;

(b) to adopt the accrual method of accounting for federal income tax purposes;

(c) to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b);

(d) to make an election described in Section 754 of the Code for it (and cause each Material Subsidiary of the Company that is treated as a partnership for U.S. federal income tax to make an election described in Section 754 of the Code), which the Company shall ensure that it and such Subsidiaries have in effect at all times; and

(e) any other election the Partnership Representative may deem appropriate in its sole discretion.

Section 9.3. Tax Returns. The Partnership Representative shall arrange for the preparation and timely filing of all income and other tax and informational returns of the Company. The Company shall use commercially reasonable best efforts to deliver, or cause to be delivered, within 90 days after the end of each of the Company’s Fiscal Year, to each Person who was a Member at any time during such Fiscal Year, all information reasonably necessary related to the Company for the preparation of such Person’s United States federal and applicable state income tax returns with respect to such Person’s Units. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return.

Section 9.4. Partnership Representative. PubCo shall act as the “partnership representative” within the meaning of Section 6223 of the Code (the “Partnership Representative”). For each Fiscal Year (or portion thereof) in which the Partnership Representative is an entity, the Company shall appoint the “designated individual” identified by the Partnership Representative to act on its behalf in accordance with the applicable Treasury Regulations or analogous provisions of state or local law. The Partnership Representative shall be responsible for making all decisions, filing all elections and taking all other actions, in each case related to any audit, examination, litigation or other tax-related proceeding, or otherwise related to its role as “partnership representative” pursuant to Sections 6221 through 6231 of the Code, in its sole discretion and shall keep the Seller Representative reasonably informed of the status of any such matters on a prompt and regular basis. Each Member shall notify the Partnership Representative upon receipt of any notice of tax examination by federal, state or local authorities of tax matters relating to the Company. Each Member shall indemnify and reimburse the Company to the extent the Company is required to make any payment for taxes, interest, additions to tax or penalties or with respect to a Member’s share of any adjustment to income, gain, loss, deduction or credit as determined in the reasonable good faith discretion of the Partnership Representative. To the fullest extent permitted by applicable Law, a Member’s obligations under this Section 9.4 shall survive the dissolution, liquidation, termination and winding-up of the Company and shall survive, as to each Member, such Member’s withdrawal from the Company or termination of the Member’s status as a Member. Any reasonable, documented cost or expense incurred by the Partnership Representative in connection with the roles and responsibilities described in this Section 9.4 shall be borne by the Company. The Members agree to reasonably cooperate with the Company and the Partnership Representative, including doing or refraining from doing all things reasonably requested by the Partnership Representative, as necessary to carry out the intent of this Section 9.4, including promptly furnishing information requested by the Partnership Representative.

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Section 9.5. Withholding Tax Payments and Obligations.

(a) If the Company receives proceeds in respect of which a tax has been withheld, the Company shall be treated as having received cash in an amount equal to the amount of such withheld tax, and, for all purposes of this Agreement but subject to Section 9.5(d), each Member shall be treated as having received a distribution pursuant to Section 5.1 equal to the portion of the withholding tax allocable to such Member, as determined by the Partnership Representative in its discretion.

(b) The Company is authorized to (i) withhold from distributions to a Member and to pay over to any Governmental Entity any amount required to be so withheld pursuant to the Code or any other federal, foreign, state, or local Law and (ii) make payments to any Governmental Entity with respect to any foreign, federal, state or local tax liability of a Member arising as a result of such Member’s interest in the Company (a “Withholding Payment”). A Withholding Payment shall include any “imputed underpayment” within the meaning of Code Section 6225 paid (or payable) by the Company as a result of an adjustment with respect to any partnership item, including any interest or penalties with respect to any such adjustment (collectively, an “Imputed Underpayment Amount”). The Partnership Representative shall reasonably determine the portion of any Imputed Underpayment Amount that is attributable to each Member (including a former Member and such former Member’s assignee(s) or transferee(s)). An Imputed Underpayment Amount shall include any “imputed underpayment” within the meaning of Code Section 6225 paid (or payable) by any entity treated as a partnership for federal income tax purposes in which the Company holds (or has held) a direct or indirect interest, other than through entities treated as corporations for federal income tax purposes, to the extent that the Company bears the economic burden of such amounts, whether by Law or agreement.

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(c) Neither the Company nor the Partnership Representative shall be liable for any excess taxes withheld in respect of any Member and, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Governmental Entity.

(d) Any taxes or amounts withheld pursuant to this Section 9.5 shall be treated as if distributed to the relevant Member to the extent an amount equal to such withheld taxes or amounts would then be distributable to such Member, and, to the extent in excess of such distributable amounts, as a demand loan payable by the Member to the Company with interest at the Prime Rate in effect from time to time, compounded annually. The Partnership Representative may, in its sole discretion, either demand payment of the principal and accrued interest on such demand loan at any time, and enforce payment thereof by legal process, or may withhold from one or more distributions to a Member amounts sufficient to satisfy such Member’s obligations under any such demand loan.

(e) If the Company is required by Law to make any payment to a Governmental Entity that is specifically attributable to a Member or a Member’s status as such (including federal withholding taxes, state personal property taxes, state unincorporated business taxes, or the portion of an Imputed Underpayment Amount attributable to such Member), then such Member shall indemnify and contribute to the Company in full for the entire amount of taxes paid (plus interest, penalties and related expenses if the failure of the Company to make such payment is due to the fault of the Member), which payment shall not be deemed a Capital Contribution for purposes of this Agreement.

(f) Without limiting the obligations of any Member pursuant to this Section 9.5, the Partnership Representative may offset distributions to which a Member is otherwise entitled under this Agreement against such Member’s obligation to indemnify the Company under this Section 9.5(e).

(g) Each Member shall cooperate fully with, and provide all information upon request by the Company, the Partnership Representative and PubCo regarding all tax matters of the Company or relating to the Exchange Agreement. Such information shall include promptly furnishing Form W-9s (or other applicable forms) to establish an exemption from withholding on distributions from the Company and on any exchange by a Member with PubCo pursuant to the Exchange Agreement.

(h) The obligations of each Member pursuant to this Section 9.5 shall survive the withdrawal of any Member or the transfer of any Member’s Units and shall apply to any current or former Member.

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Article X
DISSOLUTION AND TERMINATION

Section 10.1. Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (“Liquidating Events”):

(a) The determination of the Managing Member to dissolve, wind up and liquidate the Company; provided, however, if such dissolution, wind up or liquidation is to be effective prior to the fifth Business Day after the first anniversary of date of this Agreement, such determination shall be approved by the Majority Members; provided, further, the Company may not liquidate unless (i) the surviving entity of any combination or transaction and each Seller remain subject to the Tax Receivables Agreement on substantially the same terms and conditions or (ii) each Seller under the Tax Receivable Agreement will receive an Early Termination Payment pursuant to such liquidation or any other series of events occurring prior to the liquidation (which may include a Change in Control)(as such terms are used in the Tax Receivables Agreement).;

(b) a dissolution of the Company under Section 18-801(4) of the Act; or

(c) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-802 of the Act or otherwise, other than based on the matters set forth in subsections (a) and (b) above. If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 10.1(a), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 10.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable Laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Section 10.2. Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.

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Section 10.3. Procedure.

(a) In the event of the dissolution of the Company for any reason, the Managing Member (or the Managing Member may appoint one or more Persons to act as liquidator, and shall appoint such a liquidator in the event the Managing Member is bankrupt) (as applicable, the “Winding-Up Person”) shall commence to wind up the affairs of the Company and to liquidate the Company’s investments. Subject to Section 10.4(a), such Winding-Up Person shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share profits, losses and distributions during the Fiscal Year of dissolution and liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Winding-Up Person to preserve the value of the Company’s assets during the Fiscal Year of dissolution and liquidation.

(b) Following the payment of all expenses of liquidation and the allocation of all Profits and Losses as provided in Article IV, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

(i) First, to the payment and discharge of all of the Company’s debts and Liabilities to creditors (whether third parties or Members), in the order of priority as provided by Law, except any obligations to the Members in respect of their Capital Accounts;

(ii) Second, to set up such cash reserves which the Managing Member reasonably deems necessary for contingent or unforeseen Liabilities or future payments described in Section 10.3(b)(i) (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (iii), below); and

(iii) Third, subject to Section 5.2(b), the balance to the Members, pro rata in proportion to their respective Units.

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(c) Except as provided in Section 10.4(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

(d) Upon the completion of the liquidation of the Company and the distribution of all Company funds, the Company shall terminate and the Winding-Up Person shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the dissolution and termination of the Company.

Section 10.4. Rights of Members.

(a) Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

(b) Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 10.5. Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for provisions of Section 10.1, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member), and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 10.6. Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 10.7. No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

Section 10.8. Distributions In Kind. Subject to the order of priorities in Section 10.3(b), the Winding-Up Person may, in its sole discretion, distribute to the Members, in lieu of cash, either (i) all or any portion of the remaining Company assets in-kind in accordance with Section 10.3(b)(iii), (ii) as tenants in common in accordance with the provisions of Section 10.3(b)(iii), undivided interest in all or a portion of such Company assets or (iii) a combination of the foregoing. Any such distributions to the Members in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the Winding-Up Person deems reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation of or holders thereof) as such time.

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Article XI
GENERAL

Section 11.1. Amendments; Waivers.

(a) The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) solely with the approval of the Managing Member; provided, that no amendment to this Agreement may:

(i) modify the limited liability of any Member, or increase the Liabilities or obligations of any Member, in each case, without the consent of each such affected Member;

(ii) materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner;

(iii) materially alter or change any rights, preferences or privileges of any holder of a class of Interests in a manner that is different or prejudicial relative to any holder of the same class of Interests without the consent of the holder of such Interests affected in such a different or prejudicial manner;

(iv) except to the extent required to give effect to any additional Units issued in accordance with this Agreement, modify in any material respect Section 3.2(a) or (b), Section 3.5(a) or (b), Article IV, Article V, Section 6.1(b), Section 8.1(a) or (b), Section 10.1, or Section 10.3(b) without the approval of the Majority Members; or

(v) modify any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter.

(b) Notwithstanding the foregoing subsection (a), (i) the Managing Member, acting alone, may amend this Agreement to reflect the admission of new Members, Transfers of Interests, the issuance of additional Units or Equity Securities, as provided by the terms of this Agreement, and, subject to Section 11.1(a), subdivisions or combinations of Units made in compliance with Section 3.5(d), and (ii) the Managing Member and PubCo or its successor, as applicable, acting without any other Member, may amend this Agreement as and to the extent required by Section 7.5.

(c) No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

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Section 11.2. Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 11.3. Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 11.4. Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 11.5. Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 11.6. Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Legal Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate court thereof) (the “Specified Courts”). Each Member hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Legal Action arising out of or relating to this Agreement brought by any Member hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Legal Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Legal Action is brought in an inconvenient forum, that the venue of the Legal Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Member agrees that a final judgment in any Legal Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Member irrevocably consents to the service of the summons and complaint and any other process in any other Legal Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Member at the applicable address set forth in Section 11.10. Nothing in this Section 11.6 shall affect the right of any Member to serve legal process in any other manner permitted by Law.

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Section 11.7. WAIVER OF JURY TRIAL. EACH MEMBER HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH MEMBER HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LEGAL ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER MEMBERS HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.7.

Section 11.8. Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 11.9. Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 11.10. Notices. Any notice, request, demand or other communication required or permitted to be given or made under this Agreement shall be in writing and shall be (a) delivered personally, (b) transmitted by first class registered or certified mail, postage prepaid, return receipt requested, (c) delivered by prepaid overnight courier service or (d) delivered by e-mail of a PDF document, in each case, at the addresses set forth as follows:

if to the Company, the Managing Member or PubCo, addressed to it at:

Stryve Foods, Inc.	with a copy (which will not constitute notice) to:
5801 Tennyson Parkway, Suite 275	Foley & Lardner LLP
Plano, X 75024	2021 McKinney Ave, Suite 1600
Attn: Mr. Joe Oblas	Dallas, TX 75201
Telephone No.: (972) 987-5130	Attn:	Chris Converse, Esq.
Email: joe@stryve.com		Christopher J. Babcock
	Telephone No.:	(214) 999-4903
(214) 999-4370
	Email:	cconverse@foley.com
cbabcock@foley.com

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; or, if to a Member other than PubCo, addressed to it at the address for such Member set forth in the Unit Register. Notices shall be effective and deemed received (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) on the date sent by e- mail if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.

Section 11.11. Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 11.12. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 11.13. Expenses. Except as otherwise provided in this Agreement or in the Business Combination Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 11.14. No Third-Party Beneficiaries. Except as expressly provided in Section 6.4 and Section 9.2, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signatures pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has executed, or caused to be executed by its duly authorized represented, this Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

COMPANY:

ANDINA HOLDINGS, LLC

By:
Name:
Title:

PUBCO (in its capacity as a Member and as the initial Managing Member):

STRYVE FOODS, INC.

By:
Name:
Title:

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

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OTHER MEMBERS:

[ ].

By:
Name:
Title:

[ ].

By:
Name:
Title:

[ ].

By:
Name:
Title:

[ ].

By:
Name:
Title:

[Signature Page to the Amended and Restated Limited Liability Company Agreement]

EXHIBIT A

MEMBERS, INITIAL CAPITAL ACCOUNT BALANCE AND INTERESTS

Exhibit B

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of  , _____ (this “Joinder”), is delivered pursuant to that certain Amended and Restated Limited Liability Company Agreement of Andina Holdings, LLC (the “Company”), dated as of  [●], 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Company Agreement”). Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Company Agreement.

1. Joinder to the Company Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Managing Member, the undersigned hereby is and hereafter will be a Member under the Company Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the Company Agreement as if it had been a signatory thereto as of the date thereof.

2. Incorporation by Reference. All terms and conditions of the Company Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3. Address. All notices under the Company Agreement to the undersigned shall be direct to:

[Name]

[Address]

[City, State, Zip Code] Attn:

Facsimile:

E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed

as of the date first set forth above:

[ ], AS MEMBER

By:
Name:
Title:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, civil fraud or the consequences of committing a crime. Following the Business Combination, the Proposed Charter and Bylaws of the Company will provide for indemnification of its officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

Andina has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Andina against its obligations to indemnify its officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Andina pursuant to the foregoing provisions, Andina has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
2.1+	Business Combination Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Andina Holdings LLC, B. Luke Weil in the capacity as the Purchaser Representative, Stryve Foods LLC, Stryve Foods Holdings, LLC and R. Alex Hawkins in the capacity as the Seller Representative.(1)
3.1	Amended and Restated Memorandum and Articles of Association.(3)
3.2	Form of Interim Charter, to become effective upon the Domestication (included as Annex A to the proxy statement/prospectus). *
3.3	Form of Proposed Charter, to become effective upon the Business Combination (included as Annex C to the proxy statement/prospectus).*
3.4	Form of Bylaws, to become effective upon the Business Combination (included as Annex G to the proxy statement/prospectus).*
4.1	Specimen Unit Certificate.(2)
4.2	Specimen Ordinary Share Certificate.(2)
4.3	Specimen Warrant Certificate.(2)
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.(3)
4.5	Specimen Rights Certificate.(2)
4.6	Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.(3)
5.1	Opinion of Ellenoff Grossman & Schole LLP.**
8.1	Tax opinion of Ellenoff Grossman & Schole LLP.**
10.1	Form of Letter Agreement from each of the Registrant’s initial shareholders, officers and directors.(2)
10.2	Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.(4)
10.3	Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Shareholders.(3)
10.4	Registration Rights Agreement. (3)
10.5	Form of subscription agreement for private units (2)

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10.6	Form of Subscription Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Stryve Foods, LLC and the investor named therein.(1)
10.7	Form of Registration Rights Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp, III and the investors named therein.(1)
10.8	Lock-Up Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, B. Luke Weil in the capacity as the Purchaser Representative and Stryve Foods Holdings, LLC.(1)
10.9	Form of Non-Competition and Non-Solicitation Agreement, dated as of January 28, 2021, by the equity holder of Stryve Foods, LLC party thereto in favor of Andina Acquisition Corp. III, Stryve Foods, LLC and their respective affiliates. (1)
10.10	Form of Insider Forfeiture Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Stryve Foods Holdings, LLC and the shareholder of Andina Acquisition Corp. III party thereto. (1)
10.11	Amendment to Share Escrow Agreement, dated as of January 28, 2021, by and among Andina Acquisition Corp. III, Continental Stock Transfer & Trust Company, a New York corporation, as escrow agent, and the shareholders of Andina Acquisition Corp. III party thereto. (1)
10.12	Registration Rights Agreement, dated as of January 28, 2021, by and between Andina Acquisition Corp. III and Stryve Foods Holdings, LLC. (1)
10.13++	Form of 2021 Omnibus Incentive Plan (included as Annex D to the proxy statement/prospectus).
10.14	Form of Exchange Agreement (included as Annex E to the proxy statement/prospectus).
10.15	Form of Tax ReceivablesAgreement (included as Annex F to the proxy statement/prospectus).
10.16	Form of Amended Holdings Operating Agreement (included as Annex H to the proxy statement/prospectus).
10.17++	Employment Agreement with Joe Oblas.*
10.18++	Employment Agreement with Jaxie Alt.*
10.19++	Employment Agreement with R. Alex Hawkins.*
10.20++	Employment Agreement with Scott McCombs.*
14	Code of Ethics.(2)
21	List of Subsidiaries of the Registrant.*
23.1	Consent of Marcum LLP.*
23.2	Consent of Marcum LLP*
23.3	Consent of Ellenoff Grossman & Schole LLP (included as part of Exhibit 5.1).**
24.1	Power of Attorney (contained on the signature page to this registration statement).*
99.1	Form of Proxy Card for Shareholders.*
99.2	Consent of Joe Oblas, to be named as a Director.*
99.3	Consent of Jaxie Alt, to be named as a Director.*
99.4	Consent of Theodore Casey, to be named as a Director.*
99.5	Consent of Kevin Vivian, to be named as a Director.*
99.6	Consent of Robert “Bo” D. Ramsey III, to be named as a Director.*

+	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). Andina agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.
++	Indicates a management or compensatory plan.
*	Filed herewith.
**	To be filed by amendment.
(1)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 28, 2021.
(2)	Incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-228530).
(3)	Incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed on January 31, 2019.
(4)	Incorporated herein by reference to Amendment No. 1 to the Registrant’s Current Report on Form 8-K/A filed on February 5, 2019.

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Item 22.	Undertakings

The undersigned registrant hereby undertakes as follows:

(a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7) That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bogota, Colombia, on the 31st day of March, 2021.

ANDINA ACQUISITION CORP. III

By:	/s/ Julio Torres
Julio Torres
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints B. Luke Weil and Mauricio Orellana his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Julio Torres	Chief Executive Officer and Director	March 31, 2021
Julio Torres	(Principal Executive Officer)

/s/ Mauricio Orellana	Chief Financial Officer	March 31, 2021
Mauricio Orellana	(Principal Financial and Accounting Officer)

/s/ B. Luke Weil	Executive Chairman	March 31, 2021
B. Luke Weil

/s/ Matthew S. N. Kibble	Director	March 31, 2021
Matthew S. N. Kibble

/s/ David Schulhof	Director	March 31, 2021
David Schulhof

/s/ Walter M. Schenker	Director	March 31, 2021
Walter M. Schenker

/s/ Roman Raju	Director	March 31, 2021
Roman Raju

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